         DATED                   24th October                    1996
         ------------------------------------------------------------


                            99 BISHOPSGATE LIMITED

                                      and

                       99 BISHOPSGATE MANAGEMENT LIMITED

                                      and

                         HAMMERSON U.K. PROPERTIES PLC

                                      and

                         DONALDSON, LUFKIN & JENRETTE
                             INTERNATIONAL LIMITED

                                      and

                       DONALDSON, LUFKIN & JENRETTE, INC.


         ------------------------------------------------------------

                                  UNDERLEASE
                                      of
                 Twenty-sixth Floor 99 Bishopsgate London EC2

         ------------------------------------------------------------



                                                 HERBERT SMITH
                                                 Exchange House
                                                 Primrose Street
                                                 London EC2A 2HS
                                                 Tel: 0171-374 8000
                                                 Fax: 0171-496 0043
                                                 Ref: 129/P17/30608932

                               TABLE OF CONTENTS

CLAUSE        HEADING                                                     PAGE

1.            Definitions

              Building
              Common Parts
              Development
              Electricity Cost
              Enactment
              Head Lease/Superior Lease
              Insurance Cost
              Insurance Rent
              Insured Risks
              Interest Rate
              Lettable Unit
              Net Internal Area
              Normal Business Hours
              Permitted Part
              Permitted Use
              Planning Law
              Plans
              Premises
              Public Authority

              Services
              Service Media

              Tenant
              Term
              VAT

2.            Interpretation

3.            Demise and Rents

4.            Tenant's Covenants

      (1)     Rent
      (2)     VAT
      (3)     Outgoings
      (4)     Compliance with Enactments
      (5)     Notices
      (6)     Repair
      (7)     Decoration and general condition and servicing
      (8)     Refuse
      (9)     To permit entry
      (10)    Compliance with notices relating to repair or condition
      (11)    Encroachments
      (12)    Alterations and reinstatement
      (13)    Use
      (14)    Signs

CLAUSE        HEADING                                                     PAGE

      (15)    Alienation
      (16)    Registration
      (17)    Payment of cost of notices consents etc.
      (18)    Machinery
      (19)    Obstruction/overloading
      (20)    Parking/goods delivery
      (21)    Planning Law and compensation
      (22)    Indemnity
      (23)    Defective Premises
      (24)    Insurance and fire fighting equipment
      (25)    Dangerous and contaminative materials
      (26)    Yield up
      (27)    Regulations and covenants
      (28)    Security and access
      (29)    Head Lease
      (30)    Service Charge

5.            Landlord's Covenants

      (1)     Quiet Enjoyment
      (2)     Insurance
      (3)     Head Lease
      (4)     Electricity Provision
      (5)     Management Company access
      (6)     VAT indemnity

6.            Provision of Services

7.            Provisos

      (1)     Forfeiture and re-entry
      (2)     Letting Scheme use and easements
      (3)     Common Parts and Service Media
      (4)     Service of notices
      (5)     Rent cesser
      (6)     Landlord's liability
      (7)     Arbitration fees
      (8)     Rent review memorandum
      (9)     No warranty as to use
      (10)    Disputes
      (11)    Compensation
      (12)    Rateable value appeals
      (13)    No warranty as to security
      (14)    Jurisdiction
      (15)    Overriding lease
      (16)

8.            Landlord's Guarantor

9.            Tenant's option to determine

                               LEASE PARTICULARS
-------------------------------------------------------------------------------
1.   DATE     24TH OCTOBER 1996

     THIS LEASE IS AND IS INTENDED TO BE DELIVERED ON THE DATE FIRST ABOVE
     WRITTEN
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2.   PARTIES

(a)  LANDLORD                 :    99 Bishopsgate Limited

(b)  TENANT                   :    Donaldson, Lufkin & Jenrette International
                                   Limited

(c)  MANAGEMENT COMPANY       :    99 Bishopsgate Management Limited

(d)  LANDLORD'S GUARANTOR     :    Hammerson U.K. Properties plc

(e)  TENANT'S GUARANTOR       :    Donaldson, Lufkin & Jenrette, Inc.
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3.   DEMISED PREMISES         :    ALL THOSE premises on the 26th floor
                                   of the Building shown for identification
                                   only edged red on Plan 1.
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4.   BUILDING                 :    99 Bishopsgate London EC2
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5.   CONTRACTUAL TERM AND     :    Commencing on the date hereof and
     TERM COMMENCEMENT             expiring on 23rd October 2011
     AND EXPIRY DATES
-------------------------------------------------------------------------------
6.   INITIAL RENT             :    pounds sterling 482,850
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7.   RENT COMMENCEMENT DATE   :    25th March 1998
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8.   TENANT'S BREAK RIGHT     :    24th October 2008
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9.   CAPITAL SUM              :    pounds sterling 241,425 inclusive of VAT

CLAUSE        HEADING                                                     PAGE

10.           Guarantee and Guarantor's Indemnity

11.           Stamp Duty Certificate

Schedule 1    Premises

Schedule 2    Easements and rights granted

Schedule 3    Exceptions and reservations

Schedule 4    The first reserved rent and the review thereof

Schedule 5    Service Charge

Schedule 6    Services

Schedule 7    Deeds and documents to which the demise is subject

THIS UNDERLEASE made the 24th day of October One thousand nine hundred and ninety six

BETWEEN:-

(1) 99 BISHOPSGATE LIMITED whose registered office is at Lo Lam House Kumul Highway Port Vila Vanuatu (Co. Regn. No. 10469) (registered under Section 21A to the Companies Act 1985 under company number FC018588 and branch number BR002962) whose principal place of business is at 100 Park Lane London W1Y 4AR (the "LANDLORD")

(2) 99 BISHOPSGATE MANAGEMENT LIMITED whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 3071752) (the "MANAGEMENT COMPANY")

(3) HAMMERSON U.K. PROPERTIES PLC whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 298351) (the "LANDLORD'S GUARANTOR")

(4) DONALDSON, LUFKIN & JENRETTE INTERNATIONAL LIMITED whose registered office is at Moorgate Hall 155 Moorgate London EC2M 6XB (Co. Regn. No. 2475089) (the "TENANT") and

(5) DONALDSON, LUFKIN & JENRETTE, INC. a corporation incorporated in the State of Delaware United States of America whose address for the purposes of this lease is 277 Park Avenue New York New York 10172 (the "GUARANTOR")

WITNESSETH as follows:-

1.  DEFINITIONS

    In this lease the following expressions have the respective specified meanings (subject to any particular interpretation required by clause 2):-

    (1) "ACTS OF TERRORISM" means any act or omission of any person acting on behalf of or in connection with any organisation (or on his own behalf) which carries out activities directed towards overthrowing or influencing by force or violence Her Majesty's Government in the United Kingdom or any other government de jure or de facto

    (2) "AGREEMENT FOR INITIAL ALTERATIONS" means the agreement of even date herewith and made between the Landlord and the Tenant governing the initial fitting out of the Premises

    (3) "BUILDING" means the land (of which the Premises form part) having a frontage to the west side of Bishopsgate and a return frontage to the south side of Wormwood Street and all buildings fixtures and other structures whatsoever from time to time thereon and the appurtenances thereof which land (together with the building now erected thereon) is known as 99 Bishopsgate London EC2 and is for the purpose of identification shown verged by a blue line on the Building Plan together with any adjoining areas designated by the Landlord or the Management Company

    (4) "COMMON PARTS" means all parts of the Building which are from time to time intended for the common use and enjoyment of the tenants and occupiers of the Building and persons claiming through or under them (whether or not other parties are also entitled to use and enjoy the same) and reasonably designated as such by the Landlord and including without prejudice to the generality of the foregoing the pedestrian ways circulation areas lobby entrance halls lifts lift shafts fire escapes landings staircases passages forecourts car park landscaped areas plant rooms management suites and any other areas which are from time to time during the Term reasonably provided by the Landlord for common use by or benefit of the tenants and occupiers of the Building But excluding (for the avoidance of doubt) any premises intended to be let to any party or for occupation by the Landlord or the Management Company other than for the provision of the Services

    (5)  "DEVELOPMENT" has the meaning ascribed to that expression by Planning
         Law

    (6) "ELECTRICITY COST" means the actual cost to the Landlord of the provision of electricity to the Premises for consumption by the Tenant in accordance with its covenant contained at clause 5(4) being a fair and reasonable proportion as determined by the Landlord of the total cost of the provision of electricity to the Building as a whole (including the provision of any security for the supply of electricity to the Building which may from time to time be required by the relevant undertaker responsible for the supply of electricity chosen by the Landlord) which proportion shall so far as practicable (save where the same are not in working order) be calculated using readings taken in such manner and at such times as the Landlord shall from time to time determine of the check meters relating to the Premises from time to time installed but otherwise shall be determined in such manner as the Landlord shall in its discretion consider to be fair and reasonable in all the circumstances

    (7) "ENACTMENT" means every Act of Parliament directive and regulation now or hereafter to be enacted or made and all subordinate legislation whatsoever deriving validity therefrom

    (8) "HEAD LEASE" means the lease under which the Landlord holds the Premises dated 29th September 1975 made between The Prudential Assurance Company Limited (1) and Bishopsgate Developments Limited (2) and "Superior Landlord" means the person for the time being entitled to the reversion immediately expectant on the term granted by the Head Lease and every other person having an interest in reversion to that term

    (9) "GROUP COMPANY" means a company which is either the holding company of the Tenant or a wholly owned subsidiary of the Tenant or the Tenant's holding company (as both expressions are defined in Section 736 Companies Act 1985)

    (10) "INSURANCE COST" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of the amount which the Landlord may reasonably expend:-

         (a) in effecting and maintaining insurance against the occurrence of the Insured Risks in relation to the Building in such sum as represents its then full current replacement cost with such allowance as the Landlord from time to time considers appropriate in respect of related liabilities and expenses (including without limitation liability to pay any fees or charges on the submission of an application for planning permission and costs which might be incurred in complying with any Enactment in carrying out any replacement work and sums in respect of architects' engineers' and quantity surveyors' and other professional fees and incidental expenses incurred in relation to any works of debris removal and of replacement and all VAT) and

         (b) in effecting and maintaining any insurance relating to the property owners' liability and the employer's liability of the Landlord in relation to the Building and anything done therein and

         (c) in professional fees relating to insurance including fees for insurance valuations carried out at reasonable intervals by an independent insurance valuer (but no more than once in any year) and all reasonable fees and expenses payable to advisers in connection with effecting and maintaining insurance policies and claims and

         (d) equivalent to the total of all reasonable excess sums (being for the avoidance of doubt the first part of any insurance claim) which the insurers are not liable to pay out on any insurance claim in respect of the Building and which the Landlord or the Management Company may have expended in replacing the damaged or destroyed parts of the Building

    (11) "INSURANCE RENT" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of:-

         (a) a fair and reasonable proportion attributable to the Premises of the Insurance Cost for the relevant period

         (b) the reasonable amount which the Landlord may expend in effecting and maintaining insurance against up to six years' loss of the rents first and secondly hereinafter reserved and Service Charge having regard to potential increases of rent in accordance with schedule 4 and with any addition to the amount insured as the Landlord may decide in respect of VAT and

         (c) (without prejudice to all other provisions of this lease relating to the use of the Premises and the vitiation of any policy of insurance) any reasonable amount which the Landlord may expend in paying all additional premiums and loadings on any policy or policies of insurance required to be paid as a result of anything done or omitted (in breach of the terms of this lease) by the Tenant and

         (d)  any tax charged on any premium for any such insurance

    (12) "INSURED RISKS" means loss damage or destruction whether total or partial caused by Acts of Terrorism fire lightning explosion riot civil commotion strikes labour and political disturbances and malicious damage aircraft and aerial devices (other than hostile aircraft and devices) and articles accidentally dropped from them storm tempest flood bursting or overflowing of water tanks and pipes impact earthquake and accidental damage to underground water oil and gas pipes or electricity wires and cables subsidence ground slip and heave and such other usual commercial risks or perils against the occurrence of which the Landlord may from time to time in its reasonable discretion deem it desirable to insure subject to such exclusions and limitations as are from time to time commonly imposed by insurers and subject also to the exclusion of such of the risks specifically hereinbefore mentioned as the Landlord may in its reasonable discretion decide where insurance cover in respect of the risk in question is not for the time being available in the London insurance market on reasonable terms

    (13) "INTEREST RATE" means a yearly rate three per cent above either the base rate of Barclays Bank plc or such other bank (being for the time being generally recognised as a clearing bank in the London market) as the Landlord may from time to time use for general banking purposes or if the base rate cannot be ascertained then above such other rate as the Landlord may reasonably specify (and so that whenever there is reference in this lease to the payment of interest at the Interest Rate such interest shall be calculated on a daily basis and compounded with quarterly rests on the usual quarter days)

    (14) "LANDLORD'S SERVICES EQUIPMENT" means all the plant machinery and equipment (with associated Service Media) within or serving the Building from time to time (whether or not within the Premises or other premises let or intended to be let by the Landlord) comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):-

         (i) the whole of the sprinkler system within the Building (including sprinkler heads)

         (ii)    the whole of the fire detection and fire alarm systems

         (iii) the whole of the permanent fire fighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building)

         (iv)    the whole of the chilled water system

         (v) the whole of the building management system (including the building security system) installed by the Landlord

         (vi) the central electrical supply system from the mains supply into the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord

         (vii) the whole of the air handling system and the electricity supply and control systems for the same

         (viii) the standby generators and associated cabling wiring and duct work but excluding in each case any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

    (15) "LETTABLE UNIT" means any unit of accommodation forming part of the Building which is intended by the Landlord at any material time to be for separate occupation

    (16) "NET INTERNAL AREA" has the meaning ascribed to that expression by the Code of Measuring Practice - Fourth Edition (RICS/ISVA 1993) (or if there shall be no such edition or no such expression for the time being the nearest equivalent thereto)

                    GMW 99 Bishopsgate EC2
                 Twenty Six Floor Tower GRAPHIC

                    99 Bishopsgate London, EC2
                         Building Plan

    (17) "NORMAL BUSINESS HOURS" means 7.30 a.m. to 7.30 p.m. on Mondays to Fridays inclusive (except bank holidays) subject to expansion of such hours at the reasonable discretion of the Landlord provided that such hours will automatically expand if any other tenant in the Building is granted the benefit of any expanded hours

    (18) "OUTSIDE NORMAL BUSINESS HOURS CHARGE" means the whole of the actual cost to the Management Company of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours other than any services which are stated to be provided 24 hours a day (including without prejudice to the generality of the foregoing costs and expenses in the nature of those set out in Part II of schedule 6) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair proportion thereof (on a fair and reasonable basis between the Tenant and any other tenant or occupier making use of such Services) as reasonably determined by the Landlord. PROVIDED THAT during the first year of the Term the cost of providing air conditioning outside Normal Business Hours shall not exceed 88 pounds sterling per hour (in respect of the Premises being the only user of air conditioning at the relevant time) or 48 pounds sterling per hour per floor on the basis that any five of floors 18, 20 and 22 to 26 of the Building are simultaneously using such air conditioning over the whole of such floors

    (19) "PERMITTED PART" means any part or parts of the Premises capable of separate occupation

    (20) "PERMITTED USE" means use as high class offices for any purpose within Class B 1(a) (but not for any other purpose within that Use Class) of the schedule to the Town and Country Planning (Use Classes) Order 1987 and for the avoidance of doubt use of the Premises for data processing investor services business trading operators and investment banking complies with this provision

    (21) "PLANNING LAW" means every Enactment for the time being in force relating to the use development and occupation of land and buildings and every planning permission statutory consent and agreement made under any Enactment relating to the Building

    (22) "PLANS" means the plans annexed hereto and "Building Plan" means that one of them so marked

    (23) "PREMISES" means the premises described in schedule 1 and all permitted additions alterations and improvements made to them

    (24) "PUBLIC AUTHORITY" means any Secretary of State and any government department public local regulatory fire or any other authority or institution having functions which extend to the Premises or their use and occupation and any court of law and the companies or authorities responsible for the supply of water gas and electricity or any of them and any of their duly authorised officers

    (25) "REINSTATEMENT SPECIFICATION" means the specification annexed hereto or in the event that materials listed in the specification are not available from time to time or appropriate for use (in the Landlord's reasonable opinion) then reference to such materials will be substituted by reference to materials of not materially less quality which perform a similar function PROVIDED THAT save to the extent that items of plant and equipment have been altered during the Term the Tenant shall not be required to replace existing items of plant and equipment for new items subject to the existing items being in good working order

    (25) "REVIEW DATE" means each of:-

         (a) the 24th October in the years Two thousand and one and every fifth anniversary of that date during the Term (and the last day of the Term)

         (b)  any date so stipulated by virtue of paragraph 5 of schedule 4

    (26) "SERVICES" means the services and other matters specified in clause 6 and Part I of schedule 6

    (27) "SERVICE MEDIA" means those parts of the Building comprising gas water drainage electricity telephone telex signal and telecommunications heating cooling ventilation air conditioning fire alarm and other pipes drains sewers mains cables wires supply lines ducts conduits flues and all other common conducting media plant appliances and apparatus for the provision supply control and monitoring of services to or from the Building and other common equipment

    (28) "TERM" means a term of years commencing on the date hereof and expiring on 23rd October 2011 and includes any period of holding over or extension whether by any Enactment or common law

    (29) "TERMINATION NOTICE" means not less than 12 months and 1 day's prior written notice unless either:

         (a) any Enactment or decision not capable of appeal on a point of law confirming that the Tenant is not entitled to a new tenancy on the expiration of such notice is in force or upheld as at 22nd October 2007 (in which case not less than 6 months prior written notice need be given); or

         (b) any other tenant enters into a lease prior to September 1998 of premises comprising at least a floor of the building within the security of tenure protections of the Landlord and Tenant Act 1954 for a term of not less than 10 years (without break rights) and is granted right to determine such lease on less than such 12 months' and 1 day's prior written notice (in which case the notice period hereunder shall be reduced to such notice period as is granted to such tenant in such circumstances)

    (30) "VAT" means Value Added Tax as referred to in the Value Added Tax Act 1994 (or any tax of a similar nature which may be substituted for or levied instead of it by statutes)

2.  INTERPRETATION

    (1) Words importing the singular include the plural and vice versa and words importing one gender include both other genders

    (2) The expressions "Landlord" "Tenant" "Management Company" and "Guarantor" wherever the context so admits include their respective successors in title and where a party comprises more than one person covenants and obligations of that party take effect as joint and several covenants and obligations

    (3) A covenant by the Tenant not to do (or omit) any act or thing also operates as a covenant to use reasonable endeavours not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be to require) it being done

    (4)  References in this lease to:-

         (a) any clause sub-clause schedule or paragraph is a reference to the relevant clause sub-clause schedule or paragraph of this lease and clause and schedule headings shall not affect the construction of this lease

         (b) any right of (or covenant to permit) the Landlord or the Management Company to enter the Premises shall also be construed (subject always to the proviso to clause 4(9)) as entitling the Landlord to remain on the Premises with or without equipment and permitting such right to be exercised by all persons authorised by the Landlord for as short a period as reasonably practicable and making good all damage caused and causing as little inconvenience as reasonably possible save where the right of entry is exercised to remedy any breach hereunder where the Landlord only undertakes to make good damage caused

         (c) any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord and given before the act requiring consent licence or approval

         (d) the Premises (except in clause 4(15)) shall be construed as extending where the context permits to any part of the Premises

         (e) a specific Enactment includes every statutory modification consolidation and re-enactment and statutory extension of it for the time being in force except in relation to the Town and Country Planning (Use Classes) Order 1987 which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not the same may at any time have been revoked or modified

         (f) the last year of the Term includes the final year of the Term if it shall determine otherwise than by effluxion of time and references to the expiry of the Term include such other determination

    (5) (a) Where the context permits rents or other sums being due from the Tenant to the Landlord or the Management Company mean that they are exclusive of any VAT

         (b) whenever the consent licence or approval of the Landlord is required under this lease the relevant provision shall be construed as also requiring (and any consent licence or approval given by the Landlord shall be deemed subject to the need for) the consent licence or approval of the Superior Landlord (for which the Landlord shall apply at the Tenant's reasonable cost) where the same is required under the Head Lease except that nothing in this lease or in any consent licence or approval by the

              Landlord shall imply that the Superior Landlord's consent licence or approval will not be unreasonably withheld or delayed

         (c) references to any right of (or covenant to permit) the Landlord to enter the Premises shall extend to the Superior Landlord and to all persons authorised by it and shall be construed in the manner required by clause 2(4)(b) but in relation to the Superior Landlord and those with its authority

         (d) the rights excepted and reserved in schedule 3 are also \ excepted and reserved for the benefit of the Superior Landlord

3.  DEMISE AND RENTS

    The Landlord at the request of the Guarantor and in consideration of the payment by the Landlord to the Tenant of the sum of Two hundred and forty one thousand four hundred and twenty five pounds (241,425 pounds sterling) paid on the date hereof (receipt of which is acknowledged by the Tenant) DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and rights specified in schedule 2 exercisable in common with the Landlord and all others with its authority or otherwise from time to time entitled thereto EXCEPT and RESERVED unto the Landlord and all other persons authorised by it from time to time during the Term or otherwise from time to time entitled thereto (including the Management Company in relation to the provision of the Services) the easements and rights specified in schedule 3

    TO HOLD the Premises unto the Tenant (together with and except and reserved as aforesaid) for the Term SUBJECT to all rights easements covenants stipulations and other matters affecting the same and SUBJECT to the provisions of the deeds and documents mentioned in schedule 7

    YIELDING AND PAYING therefor:

    FIRST yearly and proportionately for any part of a year until 24th March 1998 a peppercorn (if demanded) and thereafter until the first Review Date (and thereafter as determined pursuant to schedule 4) the yearly rent of Four hundred and eighty two thousand eight hundred and fifty Pounds (482,850 pounds sterling) exclusive of VAT (subject to clause 5(6)) payable by equal quarterly payments to be made in advance on the usual quarter days in every year the first such payment to be made on 25th
    March 1998

    SECONDLY as additional rent from time to time the Insurance Rent payable on demand

    THIRDLY as additional rent on demand (in addition and without prejudice to the Landlord's right of re-entry and any other right) interest at the Interest Rate on any sum owed by the Tenant to the Landlord whether as rent or otherwise which is not:-

    (a) received in cleared funds by the Landlord within 10 days following the due date (or in the case of money due only on demand within fourteen days after the date of demand) calculated for the period commencing on the due date for payment and ending on the date the sum and the interest is received in cleared funds by the Landlord

    (b) demanded (or if tendered is for the time being refused) by the Landlord in circumstances where it is prudent for it not to demand or accept any payment having regard to a breach of any of the Tenant's obligations under this lease of which the Tenant has received notice calculated for the period commencing on the due date for payment and ending on the date the sum (and the interest) is subsequently received by the Landlord

    FOURTHLY as additional rent all VAT for which the Landlord is or may become liable to account to H.M. Customs & Excise (or other relevant body to whom account has for the time being to be made) on the supply by the Landlord to the Tenant under or in connection with the provisions of this lease or the interest created by it and of any other supplies whether of goods or services such rent fourthly reserved to be due for payment contemporaneously with the other rents or sums to which it relates

    AND FIFTHLY a rent equal to the Electricity Cost such rent to be payable on demand (either annually or by instalments) as the Landlord shall determine

4.  TENANT'S COVENANTS

    The Tenant covenants with the Landlord (and in respect of sub-clause 4(30) also with the Management Company) throughout the Term subject to clause 4(15):

    RENT

    (1) To pay the rents reserved by this lease on the days and in the manner set out in clause 3 without deduction or set off and (unless for the time being the Landlord shall have required in writing to the contrary) to pay the rent first reserved (together with any sum in respect of the rent fourthly reserved as may be applicable thereto) by banker's standing order to such bank as the Landlord may from time to time nominate

    VAT

    (2) Subject to clause 5(6) wherever the Tenant is required to pay any amount to the Landlord hereunder by way of reimbursement or indemnity to pay on the production of a valid VAT invoice to the Landlord (as applicable) in addition an amount equivalent to any VAT incurred by the Landlord save to the extent that the Landlord obtains credit for such VAT incurred by the Landlord pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

    OUTGOINGS

    (3) To pay all rates taxes charges and other outgoings whatsoever now or hereafter assessed charged or imposed upon the Premises or upon their owner or occupier (and a proper proportion determined by the Landlord attributable to the Premises of any rates taxes charges and other outgoings now or hereafter assessed charged or imposed upon the Premises in common with other premises or upon the owners or occupiers thereof) and (to the extent the Tenant does not pay it directly to the relevant supplier) the total cost (including meter rents) of all water (including chilled water) electricity and gas separately metered and/or exclusively supplied to the Premises during the Term as reasonably determined by the Landlord excluding (without prejudice to the rent fourthly reserved and clause 4(2)) any tax payable by the Landlord as a direct result of any actual or implied dealing with the reversion of this lease or of the Landlord's receipt of income

    COMPLIANCE WITH ENACTMENTS

    (4) To comply with the requirements of all Enactments and of every Public Authority (including the due and proper execution of any works) in respect of the Premises their use occupation employment of personnel in them and any work being carried out to them (whether the requirements are imposed upon the owner lessee or occupier) and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

    NOTICES

    (5) As soon as reasonably practicable and in any event within 5 working days of receipt of the same to give to the Landlord notice of (and a certified copy of) any notice permission direction requisition order or proposal made by any Public Authority and without delay to comply in all respects at the Tenant's cost with the provisions thereof save that the Tenant shall if so required by and at the cost of the Landlord make or join in making such objections or representations in respect of any of them as the Landlord may reasonably require

    REPAIR

    (6) To put and keep the Premises (and any works or installations made pursuant to paragraphs 4 and 5 of schedule 2) in good and substantial repair and condition (damage by any of the Insured Risks excepted to the extent that the insurance money shall not have been rendered irrecoverable subject to clause 5(2)(b) or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants or agents or invitees) and to replace whenever necessary during the Term and on expiry of the Term the landlord's fixtures and fittings (including any fitted carpets) in the Premises which may have become beyond economic repair with items of the same type and quality

    DECORATION AND GENERAL CONDITION AND SERVICING

    (7) (a) To keep the Premises maintained to a high standard of decorative order and finish and properly cleansed and tidy and (without prejudice to the foregoing) as often as the same shall be necessary (and not less frequently than once in every fifth year of the Term but not more than once in any 18 month period) and also in the last year of the Term to clean paint polish or otherwise treat as the case may be all inside surfaces of wood and metal work of the Premises usually or requiring to be painted polished or otherwise treated with two coats at least of high quality paint or polish vinyl wall coverings (where applicable) or other appropriate materials in a good and workmanlike manner (and during the last year of the Term in the colour scheme specified and otherwise in accordance with the Reinstatement Specification) PROVIDED ALWAYS THAT the Tenant shall not be obliged to carry out any such decorative treatment if the need for it is caused by damage by any of the Insured Risks to the extent (subject to clause 5(2)(b)) that the insurance money shall not have been rendered irrecoverable or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants agents or invitees

         (b) To clean the inside of all external window glazing in the Premises at least once in every month using reputable contractors

         (c) To enter into and maintain contracts for the regular inspection maintenance and servicing of all fixed plant and equipment comprised in the Premises which has or is likely to have any impact on the Landlord's Services Equipment by reputable contractors approved by the Landlord (such approval not to be unreasonably withheld) and to obtain satisfactory test certificates as may be reasonably required by the insurers and whenever reasonably required to produce copies of such contracts and certificates

    REFUSE

    (8) Not to deposit any refuse on any of the Common Parts except in areas designated for such purpose from time to time by the Landlord and to comply with all requirements of any Public Authority and any reasonable regulations made by the Landlord pursuant to clause 4(27) in relation to control over and disposal of rubbish

    TO PERMIT ENTRY

    (9) To permit the Landlord (and persons authorised by the Landlord) at reasonable times in compliance with the Tenant's reasonable security requirements on reasonable prior written notice (except in an emergency) to enter the Premises in order to:-

         (a)  examine their state of repair

         (b) ascertain that the covenants and conditions of this lease have been observed

         (c)  take any measurement or valuation of the Premises

         (d) rebuild renew cleanse alter test maintain repair inspect and make connections to any part of the Building including the Service Media (PROVIDED that the Landlord will procure that such entry takes place outside Normal Business Hours where practicable)

         (e) during the last six months of the Term (or at any time in the case of a disposal of the Landlord's interest) to show the Premises to prospective purchasers or tenants and their agents

         (f)  exercise the rights described in schedule 3

    Compliance with notices relating to repair or condition

    (10) (a) To comply with any notice requiring the Tenant to remedy any breach of its covenants

         (b) If the Tenant shall not within a reasonable time comply with any such notice to permit the Landlord and any authorised person to enter the Premises to remedy the breach as the Tenant's agent and at the Tenant's proper cost the Landlord making good any damage caused

         (c) To pay to the Landlord on demand all the proper costs and expenses incurred by the Landlord under the provisions of this sub-clause

    ENCROACHMENTS

    (11) (a) To preserve all rights of light and other easements belonging to the Premises and not knowingly to give any acknowledgment that they are enjoyed by consent

         (b) Not knowingly to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord forthwith of any encroachment which might have that effect

    ALTERATIONS AND REINSTATEMENT

    (12) (a) Not to carry out any Development of or on the Premises nor (without prejudice to the exclusion of structural parts from the demise of the Premises) any works affecting any structural parts of the Building and not to commit any waste

         (b) Without prejudice to any other rights of the Landlord in respect of areas not included in the Premises not to install or erect any exterior lighting shade or awning or place any structure or other thing outside the Premises

         (c) Without prejudice to paragraphs (a) and (b) of this sub-clause and subject to the provisos to this paragraph (c) not to make any other alteration or addition to the Premises (including all electrical and other plant and equipment and the installation and removal of demountable partitioning) except:-

              (i) in accordance with plans and specifications (adequately describing the work in question and the manner in which the work will be carried out) previously submitted at the Tenant's expense in triplicate to and approved by the Landlord (such approval not to be unreasonably withheld or delayed PROVIDED THAT the Landlord shall respond to the Tenant's submission within 10 working days in the case of minor alterations (excluding any alterations which affect any of the Landlord's Services Equipment) and if the Landlord fails to respond within 10 working days as aforesaid it shall be deemed to have accepted such minor alterations AND PROVIDED FURTHER that the initial fitting out of the Premises following the date hereof shall be governed by the Agreement for Initial Alterations

              (ii) in a manner which shall not materially and adversely affect the Landlord's Services Equipment any Service Media or the provision of any of the Services

              (iii) in accordance with any relevant terms conditions recommendations and regulations of any Public Authority (and in particular in relation to any electrical installation in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the Regulations of the Electricity Supply

                     Authority) and the insurance company with whom the Premises are for the time being insured and

              (iv)   in a good and workmanlike manner

              PROVIDED ALWAYS THAT subject to clause 4(12)(c)(i):-

              (I) no such alterations or additions shall be carried out until the Landlord has issued its consent in writing to which the Tenant shall if required join as a party

              (II) once any such alterations or additions have been carried out the Tenant shall supply to the Landlord as-built plans in triplicate (together with a computer aided design disk and 35 mm slides) showing the works as carried out

         (d)  At the expiry of the Term to remove:-

              (i) all alterations and additions made to the Premises by the Tenant

              (ii) all work done in connection with the original fitting out by the Tenant in pursuance of the Agreement for Initial Alterations and to restore and make good the Premises in accordance with the Reinstatement Specification in a proper and workmanlike manner to the condition and design which existed before the alterations or additions were made with all services properly sealed off

    USE

    (13) Not to use the Premises or any chattels in them:-

         (a) for any purpose (and not to do anything in or to the Premises) which may be or become or cause a nuisance obstruction or damage to any person or property

         (b) for a sale by auction or for any public meeting or for any dangerous noxious noisy illegal or immoral trade business or activity or for residential purposes and not to use the Common Parts for the transaction of any business or

         (c) (without prejudice to the preceding paragraphs of this sub-clause) except for the Permitted Use

    SIGNS

    (14) (a) Not to erect any aerial satellite dish sign signboard pole antenna wire or other apparatus on the outside of the Building save for the right granted pursuant to paragraph 3 of schedule 2

         (b) Not to affix or exhibit so as to be visible from outside the Premises any placard sign notice fascia board or advertisement except the approved signs referred to in paragraph 3 of schedule 2

    ALIENATION

    (15) (a) If the Tenant at any time desires to assign the whole of the Premises the Tenant shall first by an irrevocable unconditional written notice ("the Tenant's Notice") served upon the Landlord offer to surrender or assign this lease upon such financial terms and conditions as the Tenant may desire

         (b) If the Landlord wishes to accept such surrender or assignment it shall within twenty-one days of receipt of the Tenant's Notice serve a counter-notice ("the Counter-Notice") upon the Tenant stating as much

         (c) If the Landlord serves a Counter-Notice on the Tenant then the Tenant shall surrender or assign (at the Landlord's option) the Premises to the Landlord (or as the Landlord may direct) within six months of receipt of the Counter-Notice either with vacant possession or subject only to a permitted underletting and the Tenant's liability hereunder shall cease in respect of any matters arising following the date of such assignment or surrender but without prejudice to any antecedent breaches of covenant

         (d) If the Landlord does not serve a Counter-Notice then the Tenant must (if it wishes to assign) complete its assignment on terms greater than 95 per cent in value of the terms and conditions stipulated in the Tenant's Notice within six months from the date of the Tenant's Notice and if the Tenant shall fail to complete within such period if it still wishes to assign the whole of the Premises it must reinstate the procedure set out in this clause 4(15)

         (e) Subject to the foregoing provisions of this sub-clause 4(15) not to assign mortgage charge or underlet or in any other manner part with possession of any part (being less than the whole) of the Premises or agree to do so except that the Tenant may underlet the whole of (but not more or less than) any Permitted Part or Permitted Parts in accordance with paragraphs (h) and (i) of this sub-clause

         (f) Subject to the foregoing provisions of this sub-clause 4(15) not to assign underlet or otherwise part with possession of or the whole of the Premises or agree to do so except that the Tenant may assign or underlet the whole of the Premises in accordance with paragraph (g) or (h) respectively of this sub-clause

    (Assignment)

         (g) (i) Not to assign the whole of the Premises without first obtaining the Landlord's consent issued within 2 months before completion of the assignment which consent shall not be unreasonably withheld or delayed but which may be granted subject to any one or more of the conditions referred to in paragraph (g)(ii) and which may be withheld if any one or more of the circumstances referred to in paragraph (g)(iii) exist

             (ii) The conditions referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1A) Landlord and Tenant Act 1927) are:

                   authorised guarantee

                   (a) that the Tenant shall enter into an authorised guarantee agreement (as defined in section 16 Landlord and Tenant (Covenants) Act 1995) with the Landlord in a form which the Landlord reasonably requires third party guarantee/rent deposit

                   (b) that if so reasonably required by the Landlord the proposed assignee shall have procured covenants with the Landlord by a guarantor or guarantors (not being the Tenant or any guarantor) reasonably acceptable to the Landlord in a form acceptable to the Landlord (acting reasonably);

                   intra group dealings

                   (c) if the proposed assignee is a Group Company the Tenant shall have procured either:

                        (A) if the Tenant's obligations under this lease are guaranteed by another Group Company that such Group Company covenants with the Landlord on the same terms (mutatis mutandis) as those contained in clause 10; or

                        (B) if there is no guarantor of the Tenant's obligations under this lease and if the assignee is not at the date of the application for consent to the proposed assignment in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant at the date of this lease that the proposed assignee procures covenants by a Group Company which is not the Tenant or the proposed assignee and which is in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant in the same terms (mutatis mutandis) as those contained in clause 10; and

             (iii) The circumstances referred to in paragraph (g)(i) (which are specified for the purposes of section 19(lA) Landlord and Tenant Act 1927) are:-

                   (a) where the Tenant's solicitors have not given an undertaking to the Landlord's solicitors to pay all reasonable legal surveyor's and management costs disbursements and VAT arising on the application for consent to such assignment whether or not consent is granted unless the Landlord unreasonably withholds consent in circumstances where it is required to be reasonable; and/or

                   (b) where any of the rents and Interim Sum due from the Tenant to the Landlord or the Management Company respectively under this lease remain unpaid at the date of the application for consent to the proposed assignment

    (UNDERLETTING)

         (h) Not to underlet the whole of the Premises or any Permitted Part (each being referred to in this paragraph as the premises) except:-

              (i) to a person who before the underletting shall have covenanted with the Landlord to observe and perform the Tenant's obligations under this lease during the sub-term to the extent they relate to the premises demised by the underletting (other than the payment of rents) and a covenant not to assign the whole of the premises without the Landlord's consent (which shall not be unreasonably withheld or delayed) and an unqualified covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

              (ii) by reserving as a yearly rent without payment of a fine or premium (in addition to the service and insurance and other rents payable under this lease except the rent first hereby reserved or (in the case of underletting of a Permitted Part) a pro rata proportion of them) an amount equal to:-

                     (a) (in the case of an underletting of the Premises) the
                         then open market rack rental value of the Premises

                     (b) (in the case of an underletting of a Permitted Part) a pro rata proportion of the then open market rack rental value of the Premises the proportion in each case being calculated by reference to the Net Internal Area of the Permitted Part in relation to the Net Internal Area of the Premises, in all cases such rent to be payable by equal quarterly instalments in advance on the usual quarter days and to be approved by the Landlord prior to the underletting (such approval not to be unreasonably withheld or delayed) but the amount of such rent and the approval of the Landlord thereto may not be used as evidence by the Tenant for the purpose of any rent review pursuant to this lease

              (iii)  by a form of underlease:-

                     (a) by which the principal rent reserved by the underlease is reviewed upwards only at not greater than five year intervals during the sub-term in accordance with the same principles (mutatis mutandis) and at the times as apply to the rent first reserved by this lease

                   (b) requiring the underlessee to observe and perform all the covenants and other provisions binding on the Tenant under this lease (other than the covenant by the Tenant to pay rents) to the extent they relate to the premises and containing:-

                        (A) a condition for re-entry by the underlessor on breach of any covenant by the underlessee

                        (B) a qualified covenant not to assign the whole of the premises and an absolute covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

              (iv) with the Landlord's consent issued within three months before completion of the underletting which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld or delayed

         (i)  In relation to an underlease of a Permitted Part:-

              (i) not to include in the sub-demise any part of the entrance to or the reception area of the Premises

              (ii) to except from the underlease all necessary circulation areas and plant and equipment which will serve the Premises in common and to reserve a separate service charge rent in respect of their maintenance repair and renewal

              (iii) not as a result of the grant to create or permit the creation of more than three separate occupations affecting the whole of the Premises (occupations in right of this lease counting as one occupation)

              (iv) not to grant or agree to grant the underlease without providing for the exclusion of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease in pursuance of an Order duly made under section 38(4) of that Act before the date of grant

         (j) To enforce the observance and performance by every such underlessee and its successors in title of the provisions of the underlease and not expressly or impliedly to waive any breach of them nor vary the terms of any underlease

         (k) Not to agree any reviewed rent payable under an underlease without the Landlord's consent and if the rent review under any underlease is to be determined by an independent person not to agree his appointment without the Landlord's consent (PROVIDED ALWAYS THAT the Landlord shall not unreasonably withhold or delay any consent required under this sub-paragraph) and to procure that any representations which the Landlord may wish to make in relation to the rent review are duly submitted to the independent person and to provide to the Landlord promptly on the same becoming available copies of any representattons made by or on behalf of the Tenant or the underlessee in relation to such rent review

    (SHARING OCCUPATION)

         (I) Not to part with or share the occupation of the Premises or any part of them except that the Tenant may share occupation with a company which is (but only for so long as it remains) either the holding company of the Tenant or a majority-owned subsidiary of the Tenant or of the Tenant's holding company (as those expressions are defined in section 736 Companies Act 1985) so long as the Tenant does not grant the person sharing occupation exclusive possession (so that such company occupies as licensee only without creating any relationship of landlord and tenant) nor otherwise transfer or create a legal estate and the Tenant shall notify the Landlord of the identity of each company in occupation

    REGISTRATION

    (16) (a) Within twenty-one days after any disposition or devolution of this lease or of any estate or interest in or derived out of it to give notice in duplicate of the relevant transaction to the Landlord for registration with a certified copy of the relevant instrument and to pay to the Landlord a fair and reasonable fee for each such registration of not less than twenty five pounds

         (b) To register with the Landlord particulars of the determination of every rent review under any underlease of the Premises within fourteen days after the date of determination

    PAYMENT OF COST OF NOTICES CONSENTS ETC.

    (17) To pay on demand all reasonable expenses (including counsels' solicitors' surveyors' and bailiffs' fees) properly incurred by the Landlord in and incidental to:

         (a) the preparation and service of a notice under section 146 Law of Property Act 1925 or in contemplation of any proceedings under section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and

         (b) every reasonable step taken during or after the expiry of the Term in connection with the enforcement of the Tenant's obligations under this lease including the service or proposed service of all notices and schedules of dilapidations and

         (c) every application for consent licence or approval under this lease but not if the application is unreasonably refused or delayed or granted subject to unreasonable conditions (where such consent is not to be unreasonably withheld or delayed)

    MACHINERY

    (18) Not to install in the Premises any plant or machinery other than usual office equipment without the Landlord's consent which shall not be unreasonably withheld PROVIDED ALWAYS THAT no plant or machinery shall be installed or operated in the Premises and nothing shall be done or omitted in them which may cause:-

         (a) the efficiency of the heating ventilation air conditioning and cooling system installed in the building to be diminished or impaired in any way

         (b) noise dust fumes smell vibration or electrical interference affecting or having any other intrusive effect on any other part of the Building or other adjoining property or persons outside the Premises

    OBSTRUCTION/OVERLOADING

    (19) Not to obstruct:-

         (a) or damage any part of the Building or exercise any of the rights granted by this lease in a way which causes nuisance or damage

         (b)  any means of escape

         (c)  or discharge any deleterious matter into

              (i) any pipe drain or other conduit serving the Premises and (to the extent they lie within the Premises) to keep them clear and functioning properly or

              (ii) any Service Media

         (d) or stop-up or darken the windows and other openings of the Premises nor to overload or cause undue strain to the Service Media or any other part of the Building and in particular not to suspend any undue weight from the ceilings or walls of the Premises and not to exceed the following floor loadings:-

              floor finishings:   :     4 kN/m2 (80lbs per sq.ft)

              live load           :     1 kN/m2 (20lbs per sq.ft)

         (e) any requisite notice erected on the Premises including any erected by the Landlord in accordance with its powers under this lease

    PARKING/GOODS DELIVERY

    (20) To ensure that all loading unloading deliveries and despatch of goods is carried out only by using the service accesses and goods lifts designated by the Landlord for the use of the Premises

    PLANNING LAW AND COMPENSATION

    (21) Without prejudice to clause 4(4) at all times during the Term to comply with the provisions and requirements of Planning Law relating to or affecting

         (a)  (i)   the Premises

              (ii) any operations works acts or things carried out executed done or omitted on the Premises

              (iii)  the use of the Premises

              (iv) the use by the Tenant of (and the exercise of any other rights hereunder in respect of) any other parts of the building

         (b) Subject to the provisions of paragraph (c) of this sub-clause as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions (and serve all notices) required under Planning Law in respect of the Premises whether for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof or otherwise

         (c) Not without the Landlord's consent (such consent not to be unreasonably withheld or delayed) to apply for any planning permission relating to the Premises (and not to apply for any such planning permission relating to any other part of the Building) but so that subject to compliance with paragraph (e) of this sub-clause the Landlord's consent shall not be unreasonably withheld or delayed to the making of a planning application in respect of the Premises relating to any operations or use or other thing (if any) which assuming it to be implemented in accordance with Planning Law would otherwise not be in breach of the provisions of this lease

         (d) If the Landlord so requires in connection with any relevant proposal by the Tenant to apply for a determination under section 191 or 192 Town and Country Planning Act 1990

         (e) If the Landlord consents in principle to any application by the Tenant (which it hereby agrees to consider and determine with all due expedition) for planning permission to submit a draft of the application to the Landlord for its approval and to give effect to its reasonable requirements in respect thereof and if and to the extent the Landlord so requires to lodge the application with the relevant authority in the joint names of the Landlord and the Tenant and in duplicate

         (f) Not to implement any planning permission before the Landlord has acknowledged that its terms are acceptable nor before the Landlord has received any cash or other security which it reasonably requires for compliance with any conditions imposed by the planning permission

         (g) If the Landlord at the Landlord's cost reasonably requires or the Tenant desires to lodge and progress diligently an appeal against any refusal of an application for planning permission lodged in respect of the Premises by the Tenant or by any person claiming under or through the Tenant (whether or not lodged in its name alone) the Landlord undertakes to cooperate fully with the Tenant in respect of any such appeal unless such appeal would be likely to have a material and adverse effect on the Landlord's interests in the Building

         (h) Unless the Landlord otherwise directs to complete before the expiry of the Term all works on the Premises required as a condition of any planning permission implemented by the Tenant or by any person claiming under or through it

         (i) If the Tenant receives or is entitled to receive any statutory compensation under any Enactment in relation to its interest in the Premises the Tenant shall on any determination of its interest prior to the expiry of this lease by effluxion of time forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

    INDEMNITY

    (22) To indemnify the Landlord against all expenses proceedings costs claims damages demands and any other liability or consequence arising out or in respect of any breach of any of the Tenant's obligations under this lease (including all costs reasonably incurred by the Landlord in an attempt to mitigate any such breach) or of any act omission or negligence of the Tenant or any person at the Premises with the Tenant's authority

    DEFECTIVE PREMISES

    (23) On becoming aware of the same (or when the Tenant ought reasonably to have become aware of the same) to give notice forthwith to the Landlord of any defect in the Premises which might give rise to:-

         (a) an obligation on the Landlord to do or refrain from doing anything in relation to the Premises or

         (b) any duty of care or the need to discharge such duty imposed by the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

    INSURANCE AND FIRE FIGHTING EQUIPMENT

    (24) (a) Not to do or omit anything by which any insurance policy (relevant extracts of which shall have been provided to the Tenant) relating to the Building or any part of it becomes void or voidable or by which the rate of premium on such policy may be increased

         (b) To comply with all proper requirements of the insurers and to provide and maintain unobstructed appropriate operational fire fighting equipment and fire notices on the Premises

         (c)  To notify the Landlord forthwith of:-

              (i) any incidence of any Insured Risk on the Premises and of any other event which ought reasonably to be brought to the attention of insurers and of which the Tenant ought reasonably to be aware

              (ii) the insurable value of any fixture installed in the Premises by the Tenant or any person claiming under or through the Tenant

         (d) That if at any time the Tenant or any person claiming under or through it shall be entitled to the benefit of any insurance of the Premises to cause all money paid under such insurance to be applied in making good the loss or damage in respect of which it was paid

         (e) Subject to clause 5(2)(b) if the whole or any part of the Building is damaged or destroyed by any of the Insured Risks at any time during the Term and the insurance money under any insurance policy effected by the Landlord is rendered wholly or partially irrecoverable because of some act or default of the Tenant or any person deriving title under or through the Tenant or their respective servants agents or invitees forthwith to pay the Landlord the whole amount of the insurance money so irrecoverable

    DANGEROUS AND CONTAMINATIVE MATERIALS

    (25) Not to keep place store or use or permit or suffer to be kept placed stored or used in or upon or about the Premises any materials substance or other thing of a dangerous inflammable combustible explosive corrosive or offensive nature or any materials substance or other thing which may in any way cause pollution injury or harm by percolation corrosion contamination migration release or otherwise on beneath or in the vicinity of the Premises

    YIELD UP

    (26) (a) At the expiry of the Term to remove all chattels and tenant's fixtures and quietly to yield up the Premises reinstated in accordance with the Reinstatement Specification and restored and made good to the extent required under clause 4(12)(d) and in the state of repair condition decorative order and layout otherwise required by this lease and any licences or consents issued in pursuance of it and to make good any damage so caused in a proper and workmanlike manner

         (b) The Tenant irrevocably authorises the Landlord to remove and dispose of any chattels which may be left in the Premises within 28 days after the Tenant has quit them (without being obliged to obtain any consideration for the disposal) and the Tenant irrevocably declares that any such chattels will stand abandoned by it

    REGULATIONS AND COVENANTS

    (27) To comply with:-

              (i) all reasonable regulations reasonably made by the Landlord from time to time and notified to the Tenant in writing for the good management of the Building PROVIDED ALWAYS THAT no such regulations shall purport to amend the terms expressed in this lease and if there is any inconsistency between the terms of this lease and the regulations the terms of this lease shall prevail

              (ii) all covenants stipulations and other matters affecting the Premises and not to interfere with any rights easements or other matters affecting the Premises

    SECURITY AND ACCESS

    (28) To use all reasonable endeavours to ensure that the Tenant's visitors to the Premises observe such security regulations which may apply to them

    HEAD LEASE

    (29) (a) To observe and perform the covenants and conditions on the part of the lessee contained in the Head Lease so far as they relate to the Premises except the covenant for the payment of rent and except also so far as the obligations relating to insurance fall to be observed and performed by the Landlord pursuant to clause 5(2)

         (b) Not to do or omit any act or thing which would or might cause the Landlord to be in breach of the Head Lease

    SERVICE CHARGE

    (30) To pay the Service Charge (and VAT thereon) to the Management Company at the times and in the manner provided for in clause 6 and schedule 5 without deduction or set off and to pay the Outside Normal Business Hours Charge within 10 days of demand (either annually or by monthly instalments) as the Management Company shall reasonably determine PROVIDED THAT for the period from the date hereof until the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations the Service Charge payable by the Tenant in any Accounting Period shall not exceed 32,190 pounds sterling inclusive of VAT and PROVIDED FURTHER that the Service
         Charge payable in respect of the twelve month period from the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations shall be 74,573.50 pounds sterling exclusive of VAT]

5.  LANDLORD'S COVENANTS

    The Landlord covenants with the Tenant:

    QUIET ENJOYMENT

    (1) That if the Tenant observes and performs its covenants contained in this lease the Tenant may peaceably hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

    INSURANCE

    (2) (a) To keep the Building (except all tenants' plant and equipment and trade fixtures) insured against the Insured Risks in the full current replacement cost

         (b) to use reasonable endeavours to procure that the interest of the Tenant is noted on the insurance policy and to use reasonable endeavours to further procure that the insurers waive any rights of subrogation against the Tenant (or any lawful subtenant occupier or invitee) and the Landlord will notify the Tenant if it is unable so to procure and will duly consider the representations of the Tenant regarding alternative insurers who may be prepared to procure that the insurers waive any subrogation rights and/or note the interest of the Tenant and will also permit the Tenant to make representations to the insurers regarding the noting of the Tenant's interest and/or waiver of rights of subrogation

         (c) On request to supply the Tenant (but not more frequently than once in any period of twelve months) with evidence of such insurance

         (d) If and whenever during the Term the Building (except as aforesaid) is damaged or destroyed by an Insured Risk and to the extent that payment of the insurance monies is not refused because of any act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant or their respective servants agents and invitees subject to clause 5(2)(b) above the Landlord will with all convenient speed take the necessary steps to obtain any requisite planning permissions and consents and if they are obtained to lay out the money received from the insurance of the Building (except sums in respect of public liability and employer's liability and loss of rent) towards replacing (but not necessarily in facsimile reinstatement) the damaged or destroyed parts (except as aforesaid) and in the case of the Premises to the Reinstatement Specification as soon as reasonably practicable (and the Landlord shall keep the Tenant informed of progress of any such insurance claims and the Landlord's proposals for compliance with this provision) PROVIDED ALWAYS THAT the Tenant shall have no claim against the Landlord under this clause 5(2)(c) in respect of the manner of replacement of the interior of any Lettable Unit other than the Premises or any alteration to the Common Parts and PROVIDED FURTHER THAT the Landlord shall not be liable to carry out the replacement if it is unable (having used all reasonable endeavours) to obtain every planning permission and consent necessary to execute the relevant work in which event the Landlord shall be entitled to retain all the insurance money received by it and if the Landlord so retains the insurance money the Tenant shall be entitled to determine this lease on not less than one month's prior written notice

         (e) In the event that the Premises have not been reinstated to the Reinstatement Specification or essential means of access thereto within the Building is not available in the circumstances contemplated in subclause 5(2)(d) by the date five years and eleven months following the date of such damage or destruction by an Insured Risk the Tenant may determine this lease on not less than one month's prior written notice such notice to be served (if at all) within one month after expiry of such five years and eleven months period

    HEAD LEASE

    (3) (a) To pay the rents reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the terms of this lease but so far only as to preserve the existence of this lease the covenants and conditions on the part of the lessee contained in the Head Lease

         (b) On the request and at the reasonable expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Head Lease

         (c) To take all reasonable steps at the Tenant's reasonable expense (to the extent possible under the Head Lease) to obtain the consent of the Superior Landlord wherever the Tenant makes application for any consent required under this lease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this lease and the Head Lease

    ELECTRICITY PROVISION

    (4) Subject to clause 7(3) to use all reasonable endeavours to provide or procure the provision of electricity to the Premises to the extent necessary to meet the requirements of the Tenant having regard to the overall electricity services design standards for the Building as a whole and to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the electricity provider chosen by the Landlord

     MANAGEMENT COMPANY ACCESS

    (5) To allow the Management Company such rights over the Building as it requires from time to time for the due and proper provision of the Services

    VAT  INDEMNITY

    (6) The provisions of schedule 8 shall apply in relation to VAT liability on the rent first reserved and:-

         (a) Whenever VAT is properly chargeable in respect of any supply made hereunder by the Landlord to the Tenant the Landlord shall no later than thirty days after the due date for payment in respect of such supply issue a valid VAT invoice or audit note (as the case may be) to the Tenant

         (b) Subject to (6)(c) below all consideration payable by the Landlord to the Tenant shall be exclusive of VAT which the Landlord shall pay in addition on production of a valid VAT invoice

         (c) The capital sum referred to in clause 3 above shall be inclusive of VAT save that if the Landlord is at any stage able to recover such VAT the Landlord shall pay to the Tenant a further amount equal to VAT on the capital sum

    NAMING RIGHTS

    (7) The Landlord shall only name the Building in accordance with its postal address from time to time

    NOTIFICATION OF NOTICES

    (8) The Landlord will inform the Tenant as soon as reasonably practicable but in any event within 5 working days of receipt of the same of any notice served by the Superior Landlord alleging a breach of the Head Lease which would threaten the existence of this lease

6.  PROVISION OF SERVICES

    The Management Company covenants with the Tenant to use all reasonable endeavours:-

    (1) Well and substantially to repair and properly clean and decorate the structure of the Building (including the structure of the roofs foundations external and internal walls and columns and structural slabs of the ceilings and floors) the external surfaces of the Building (including the whole of the glazing within the external walls of the Building) and the Common Parts and (where consistent with an obligation to repair) to replace the same

    (2) To keep the Service Media designed for common or general use and the Landlord's Services Equipment in good and substantial repair and in clean condition and at all times in good and safe working order

    (3) To keep the lifts in the Building clean and in good and substantial repair and condition and at all times in good and safe working order

    (4) Provide heat and air conditioning and chilled water to the Premises (subject to the Tenant paying Outside Normal Business Hours Charge in relation to the provision of such services outside Normal Business Hours) such heat being sufficient to maintain an air temperature in the Premises measured at the main trunk connections to the floor as follows:

           Air Conditioning and Heating

                  Design Parameters:

                  External Conditions:

                         Summer                29C DB 20C WB

                         Winter                -4C DB 100% relative humidity

           Internal Conditions Office

           Accommodation-

                         Summer                22C DB + 1C

                         Winter                20C DB minimum

           Humidity Office Accommodation -

                         Summer                50% +/- 10%

                         Winter                 5O%+/- 10%



    (5) To ensure that the Common Parts are at all times kept clean tidy and unobstructed

    (6) Subject to clause 7(3) and clause 7(6) to provide or procure the provision of electricity to the Premises and each and every part thereof designed to receive the same to the extent necessary to meet the reasonable requirements of the Tenant and other lawful occupiers of the Premises

    (7) To comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction relating to the Building or any part for which any tenant or occupier of the Building is not directly or exclusively liable

    (8) To ensure that at all times (meaning for the avoidance of doubt 24 hours a day during the Term) there are both such security officers at and patrolling the Building as is reasonably appropriate for premises of the same size and nature as the Building and that the main reception to the Building is properly and adequately manned

    (9)  To provide or procure the provision of:-

         (a)  the Services during Normal Business Hours; and

         (b) such of the Services outside Normal Business Hours as in the Management Company's reasonable discretion are appropriate to provide to a high class office building in the City of London outside Normal Business Hours; and

         (c) such of the Services outside Normal Business Hours as the Tenant shall previously request (but subject to the Tenant being responsible for the Outside Normal Business Hours Charge)

         (having regard in all cases to and in accordance with the overall design standards for the Building as a whole and subject to the limitations contained in Clause 7(6)) in an efficient and economic manner and in accordance with good estate management provided that the Management Company shall be entitled to employ such managing agents professional advisers contractors and other persons as it shall from time to time reasonably think fit for the purpose of the performance of the Services

    PROVIDED THAT the Management Company shall not be liable for:-

    (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or interruption in the provision of the Services or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or the Common Parts or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk

    (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Management Company PROVIDED ALWAYS that the Management Company shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED THAT:

    (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable

    (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlord's or Management Company's covenants hereunder

7.  PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED THAT:-

    Forfeiture and re-entry

    (1) Without prejudice to any other remedies and powers contained in this lease or otherwise available to the Landlord if

         (a) the whole or part of the rents shall be unpaid for twenty-one days after becoming payable (whether or not formally demanded) or

         (b) any of the Tenant's covenants in this lease are not performed or observed in the manner and at the times herein specified or

         (c) the guarantee granted by the Guarantor or any other guarantor of the Tenant's obligations is or becomes unenforceable (in whole or in part) for any reason whatsoever and no suitable alternative security is provided to the Landlord within a period of one month or if the Tenant (or if more than one person any one of them):-

         (d) being a company enters into liquidation whether voluntarily (except for reconstruction or amalgamation of a solvent company) or compulsorily or has a provisional liquidator or a receiver (including an administrative receiver) appointed or its directors pass a resolution to petition for an administration order or one or more of them swears an affidavit in support of such a petition or is the subject of an administration order or a petition for one or of a voluntary arrangement or a proposal for one under
              Part I Insolvency Act 1986

         (e) being a company incorporated outside the United Kingdom is the subject of any proceedings or event analogous to those referred to in clause 7(1)(d) in the country of its incorporation

         (f) being an individual is the subject of a bankruptcy petition or bankruptcy order or of any application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986 or otherwise becomes bankrupt or insolvent or dies the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises without prejudice to the Tenant's right to relief against forfeiture whereupon this lease shall absolutely determine but without prejudice to either partys right of action against the other in respect of any antecedent breach of the covenants in this lease

    LETTING SCHEME USE AND EASEMENTS

    (2) No letting or building scheme exists or shall be created in relation to the Building and (subject only to those easements expressly granted by this lease) neither the Tenant nor the Premises shall be entitled to any easement or quasi-easement whatsoever and nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any right easement covenant condition or stipulation enjoyed or entered into by any tenant of the Landlord in respect of property not demised by this lease or prevent or restrict the development or use of the remainder of the Building or any other land

    COMMON PARTS AND SERVICE MEDIA

    (3) Subject always to the rights of the local authority the relevant supply authorities and any other competent authority the Common Parts and the Service Media are at all times subject to the exclusive control and management of the Landlord who may from time to time (if it shall be necessary or reasonable to do so for the benefit of the Building or otherwise in keeping with the principles of good estate management) alter divert substitute stop up or remove any of them (leaving available for use by the Tenant reasonable and sufficient means of access to and egress from and servicing for the Premises)

    SERVICE OF NOTICES

    (4) (a) In addition to any other mode of service any notices to be served under this lease shall be validly served if served in accordance with section 196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or (in the case of any notice to be served on the Tenant) by sending it to the Tenant at the Premises PROVIDED THAT whilst the Tenant hereunder is Donaldson Lufkin & Jenrette International Limited such notice shall also be served on the offices for the time being of SJ Berwin & Co (attention: Edward Page) or such other firm of solicitors notified in writing to the Landlord and 277 Park Avenue New York New York 10172

         (b) If the Tenant or any guarantor comprises more than one person it shall be sufficient for all purposes if notice is served on one of them but a notice duly served on the Tenant will not need to be served on any guarantor

    RENT CESSER

    (5)  If and whenever during the Term:-

         (a) the Premises (other than the Tenant's plant and equipment and tenant's fixtures) or the means of access to the Premises within the Building are damaged or destroyed by any of the Insured Risks so that the Premises are incapable of beneficial occupation and use and

         (b) subject to clause 5(2)(b)the insurance of the Building or the payment of any insurance money has not been vitiated by the act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant their respective servants agents and invitees the rent first reserved by this lease and the Service Charge or a fair proportion of them according to the nature and extent of the damage sustained shall be suspended and cease to be payable from the date of destruction or damage until whichever is the earlier of the date on which the Premises are reinstated to the Reinstatement Specification and if applicable the essential means of access within the Building are available and the date of expiry of the period for which insurance of loss of rent is effected and any dispute about such suspension shall be referred to the award of a single arbitrator to be appointed in default of agreement on the application of the Landlord or the Tenant to the President for the time being of The Royal Institution of Chartered Surveyors in accordance with the Arbitration Acts 1950 and 1979

    LANDLORD'S LIABILITY

    (6) The Landlord shall not be liable for (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured
         Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Landlord PROVIDED ALWAYS that the Landlord shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED THAT:

    (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable)

    (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlords or Management Company's covenants hereunder

    ARBITRATION FEES

    (7) The fees of any arbitrator incurred in any arbitration proceedings arising out of this lease may be paid to the arbitrator by the Landlord or by the Tenant notwithstanding any direction or prior agreement as to liability for payment and any sums so paid for which the party who pays them initially is not ultimately liable shall be repayable on demand by the party who is liable for them

    RENT REVIEW MEMORANDUM

    (8) Forthwith after every agreement or determination of any increase in the amount of the rent reserved and made payable by virtue of schedule 4 a memorandum recording the increase shall be attached to this lease and to the counterpart and such memorandum shall be signed by or on behalf of the Landlord and the Tenant respectively

    NO WARRANTY AS TO USE

    (9) Nothing contained in this lease shall constitute or be deemed to constitute a warranty by the Landlord that the Premises are authorised under Planning Law to be used or are otherwise fit for any specific purpose

    DISPUTES

    (10) (a) Any dispute between the Tenant and any other tenant or occupier of any part of the Building relating to any easement or right affecting the Building or any part of it shall (unless the Landlord shall by notice to the parties concerned renounce its power to determine it) be referred to the Landlord whose decision acting reasonably (acting in the capacity of an expert) shall be binding upon the parties to the dispute but the Landlord shall give written reasons for his decision

         (b) Where any issue (other than one relating to a rent review) arising out of or under or relating to the Head Lease which also affects or relates to the provisions of this lease is to be determined as provided in the Head Lease the determination of such issue pursuant to the provisions of the Head Lease shall be binding on the Tenant as well as the Landlord for the purposes both of the Head Lease and this lease

    COMPENSATION

    (11) Except where any Enactment prohibits the right to compensation being reduced or excluded by agreement, neither the Tenant nor any occupier of the Premises shall be entitled on quitting them to claim from the Landlord any compensation under the Landlord and Tenant Act 1954

    RATEABLE VALUE APPEALS

    (12) (a) If the Landlord or the Tenant intends to make a proposal to alter the entry for the Premises in the local non-domestic rating list it shall notify the other party of its intention and shall incorporate in the proposal such proper and reasonable representations as may be made by or on behalf of that party

         (b) The Tenant shall not agree the level of rates liability attributable to the Premises following the date hereof without the Landlord's consent (such consent not to be unreasonably withheld or delayed) PROVIDED that for the avoidance of doubt the Landlord shall not be entitled to refuse its consent to any level of rates which the Tenant has negotiated with the appropriate rating authority which is lower than any level of rates negotiated by or on behalf of the Landlord in respect of the Building on a pro rata basis

    NO WARRANTY AS TO SECURITY

    (13) Nothing contained in this lease (and no exercise of any of the Landlord's powers under this lease) shall constitute or be deemed to constitute a warranty by the Landlord that the Premises shall be kept secure or that any security service to the Common Parts shall be effective

    JURISDICTION

    (14) This lease shall be governed by and construed in all respects in accordance with the law of England and for the benefit of the Landlord the English courts shall have exclusive jurisdiction in relation to disputes arising under or connected with this lease and the Tenant agrees that any process may be served on it by leaving a copy of the relevant document at the Premises provided however that the Landlord shall retain the right at its sole election to sue the Tenant elsewhere including in the courts of the Tenant's domicile

    OVERRIDING LEASE

    (15) If at any time during the Term the Landlord shall grant a tenancy of the reversion immediately expectant on the determination of this lease whether pursuant to Section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise any covenant on the part of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further covenant also to obtain the consent of the lessor under such tenancy to such dealing

8.  LANDLORD'S GUARANTOR

    (1) The Landlord's Guarantor at the request of the Landlord and in consideration of the Tenant agreeing to take this lease covenants and agrees with the Tenant that all of the Landlord's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Landlord's obligations (notwithstanding any time or indulgence granted by the Tenant to the Landlord or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Landlord's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Landlord shall be in default

    (2) The Landlord's Guarantor at the request of the Management Company and in consideration of the Tenant agreeing to pay the Service Charge covenants and agrees with the Tenant that all of the Management Company's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Management Company's obligations (notwithstanding any time or indulgence granted by the Tenant to the Management Company or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Management Company's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Management Company shall be in default

9.  TENANT'S OPTION TO DETERMINE

    (1) The Tenant may (subject to compliance with the provisions of this clause) determine this lease as at 24th October 2008

    (2) If the Tenant wishes so to determine the Tenant shall give to the Landlord the Termination Notice such notice to expire on 24th October 2008

    (3) If the Tenant duly serves the Termination Notice it shall procure that vacant possession of the Premises will be available on 24th October 2008 free of occupation by and of any estate or interest rested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if the Tenant is in material breach of any of its covenant to pay the rents and Interim Sum contained in this lease (including those contained in this sub-clause) as at 24th October 2008 except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them

10. GUARANTEE AND GUARANTOR'S INDEMNITY

    The Guarantor at the request of the Tenant and in consideration of the grant of this lease covenants and agrees with the Landlord and during the Term and any period of holding over continuation or extension thereof whether by an Enactment common law or otherwise (subject to clause 4(15)):-

    (1) The rents reserved by this lease (whether or not ascertained as to amount) will be duly paid and that all the Tenant's obligations contained in it will be performed and observed in the manner and at the times herein specified and that if there is any default in paying the rents or in performing and observing the Tenant's obligations (notwithstanding any time or indulgence granted by the Landlord to the Tenant or compromise neglect or forbearance on the part of the Landlord in enforcing the observance and performance of the Tenant's obligations in this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant) the Guarantor will observe and perform the obligations in respect of which the Tenant shall be in default and will on demand and on a full indemnity basis pay to the Landlord an amount equivalent to the rents or other amounts not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the default (and in the event of non-payment shall pay interest at the Interest Rate from the date of demand to the

         Guarantor until the date of payment) and will otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-performance or non-observance

    (2) If any liquidator or other person having power to do so disclaims this lease or if it shall be forfeited or if the Tenant ceases to exist and if the Landlord by written notice served within three months after the date of disclaimer or forfeiture or the Landlord having actual knowledge of the cesser of existence of the Tenant (each a "Trigger Event") requires the Guarantor to accept a lease of the Premises for a term computed from the date of the Trigger Event to the date on which the Term would have expired by effluxion of time and at the same rents and subject to the same covenants stipulations conditions and provisions (except that the Guarantor shall not be required to procure that any other person is made party to that lease as guarantor) as are reserved by and contained in this lease immediately before the Trigger Event and with coincidental Review Dates (the said new lease and the rights and liabilities thereunder to take effect as from the date of such Trigger Event) the Guarantor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord upon demand against the costs incurred on the grant of the new lease

    (3) The liability of the Guarantor hereunder shall not be released reduced affected or prejudiced by reason of:-

         (a) any variation or waiver of or addition to the terms of this lease or any of them agreed between the Landlord and the Tenant or

         (b) the surrender by the Tenant of part of the Premises (in which event the liability of the Guarantor shall continue in relation to the Tenant's obligations in respect of the part of the Premises not so surrendered) or

         (c) any legal limitation immunity disability incapacity occurrence of insolvency or the winding-up of the Tenant or

         (d) (without limitation to the foregoing) of any other act or thing act or thing by which (but for this provision) the Guarantor would have been discharged or released (in each case in whole or in part) from liability under this guarantee and indemnity or any combination of any two or more of such matters

    (4) If a Trigger Event occurs and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 8(2) the Guarantor shall pay to the Landlord on demand (in addition to any other loss damage costs charges expenses or other liability which the Guarantor may be required to make good hereunder and without prejudice to any other rights of the Landlord) an amount equal to the rents which would have been payable hereunder but for such Trigger Event (so far as such rents do not otherwise continue to be payable) for the period commencing on the date of such Trigger Event and ending on whichever is the earlier of the date one year after the date of such Trigger Event and the date (if any) upon which rent is first payable in respect of the whole of the Premises on a reletting thereof

    (5) Without prejudice to the rights of the Landlord against the Tenant the Guarantor shall be a principal obligor in respect of its obligations under this clause and not merely a surety and accordingly the Guarantor shall not be discharged nor shall its liability hereunder be affected by any act or thing or means whatsoever by which its said liability would not have been discharged if it had been a primary debtor

    (6) The Guarantor shall pay all reasonable charges (including legal and other costs on a full indemnity basis) incurred by the Landlord in relation to the Landlord's enforcement of this guarantee and indemnity against the Guarantor or for enforcing payment by the Guarantor of amounts indemnified by it hereunder

    (7) The Landlord may at its option enforce the terms of this guarantee and indemnity against the Guarantor without having first enforced the covenants and terms of this lease against the Tenant and also without first having recourse to any other rights or security which the Landlord may have obtained in relation to this lease

    (8) The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the obligation of the Tenant under this lease or to any right of subrogation in respect of any such security until all the obligations owed to the Landlord by the Tenant and the Guarantor hereunder have been fully and unconditionally fulfilled and discharged

    (9) The Guarantor shall not claim in any liquidation bankruptcy composition or scheme of arrangement in respect of the Tenant in competition with the Landlord and if and to the extent that it receives the same shall remit to (and until remission shall hold in trust for) the Landlord all and any monies received from any liquidator trustee receiver or out of any composition or arrangement or from any supervisor thereof until all the obligations of the Tenant and the Guarantor hereunder owed to the Landlord have been fully and unconditionally fulfilled and discharged

    (10) This guarantee and indemnity shall enure for the benefit of the Landlord's successors in title under this lease without the necessity for any assignment thereof

    (11) While Donaldson, Lufkin & Jenrette International Limited remains the Tenant this guarantee and indemnity shall only apply if and for so long as the total shareholders funds and reserves of Donaldson, Lufkin & Jenrette International Limited are or fall below the value of Fifty million pounds (pounds sterling 50,000,000) AND Donaldson, Lufkin & Jenrette International Limited and Donaldson, Lufkin & Jenrette Inc. shall notify the Landlord at the beginning of each period in which this guarantee and indemnity applies and again when it ceases to apply AND for the avoidance of doubt this guarantee (subject to compliance by the Tenant with clause 4(15)) shall automatically cease on any lawful assignment of this lease (but without prejudice to either party's rights against the other in respect of any antecedent breaches of this lease) unless in the circumstances contemplated by clause 4(l5)(g)(ii)(b) it is reasonable for Donaldson Lufkin & Jenrette Inc. to remain the guarantor hereunder of the liabilities of Donaldson, Lufkin & Jenrette International Limited PROVIDED FURTHER that Donaldson, Lufkin & Jenrette Inc shall in such circumstances automatically be released on a second assignment of this lease

11. STAMP DUTY CERTIFICATE

    It is hereby certified that there is no agreement for lease to which this lease gives effet

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

                                   SCHEDULE 1

                                 (THE PREMISES)

ALL THOSE office premises situate on the twenty-sixth floor and being part of the Building which are shown on the Plans and thereon verged red for identification purposes only ALL which premises include:-

(a) the plaster linings and other interior coverings and facing materials of all walls and of any columns within or bounding the said premises

(b) the screed the raised floor the fixed and unfixed floor coverings and all materials lying between the upper surface of the structural floor slab and the raised floor surface

(c) the ceilings including all materials forming part of them lying and the void space (if any) above such ceilings but below the lower surface of the structural ceiling slab

(d)   all non-load bearing walls lying within the said premises

(e) all plant and other apparatus and conducting media which are designed to serve the said premises exclusively including any which the Landlord may permit under clause 4(14) and whose operation does not have any impact on the central building systems

(f)   the following items supplied and fitted by the Landlord:-

      (i) venetian horizontal perforated blinds on the inside of the external windows of the Premises

      (ii)  electricity check meter

but exclude:-

(i)   all Service Media and Landlord's Services Equipment and

(ii) the load bearing structure of the Building including the load bearing structure of the roofs foundations external and internal walls and columns and the structural slabs of the ceilings and floors and

(iii) the external surfaces of the Building and the whole of the window glazing and window frames and other fenestration units constructed in the external walls and in the other boundaries of the said premises

                                   SCHEDULE 2

                         (EASEMENTS AND RIGHTS GRANTED)

1. The right in connection with the Permitted Use subject to the provisions of clause 7(3) and subject to compliance with all reasonable rules and regulations in connection with the exercise of such right as may be prescribed from time to time by the Landlord:-

      (1) for the Tenant its employees servants and duly authorised agents invitees and visitors for the purpose only of ingress and egress to and from the Premises to use the Common Parts and to use all means of escape but only when needed in an emergency and

      (2)   to use the Service Media

2. The right of support shelter and protection for the Premises from any adjoining or neighbouring parts of the Building as enjoyed by the Premises at the date of this lease

3. The right to have displayed the name or trading style of the Tenant and any authoried sub-tenants or permitted occupiers (subject to a maximum of four names at any particular time) on the signboard in the entrance lobby of the Building provided by the Landlord pursuant to paragraph 14 of
      Part I of schedule 6 and the right to install a sign displaying the name of the Tenant at the entrance to the Premises the precise location size and style of such sign to be subject to the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

4. The right to install a supplementary air conditioning system and UPS within the 14th floor plant area in the Building in a manner and in a location to be approved by the Landlord such approval not to be unreasonably withheld or delayed (in accordance with the provisions of clause 4(12)) and a right of access to such 14th floor plant area at all reasonable times on reasonable prior notice (save in the case of emergency) for repair and maintenance and PROVIDED that on determination of the Term the Tenant shall remove any such installation and reinstate the plant room area to the reasonable satisfaction of the Landlord (making good all damage caused in such removal)

5. The right to use and to have reasonable access for repair and maintenance (on reasonable prior written notice to the Landlord) those works or installations within or on the Building (but outside the Premises) for which consent has been given pursuant to the Agreement for Initial Alterations

6. The exclusive right to use the lavatories on the same floor as the Premises subject to the Tenant being responsible for all elements of Service Cost relating to such toilets should any other tenant of accommodation in the Building object to meeting any proportion of Service Cost in relation to such facilities (on the basis of such exclusive use)

                                   SCHEDULE 3

                         (EXCEPTIONS AND RESERVATIONS)

1. The right to build alter or extend (whether vertically or laterally) any building notwithstanding that the access of light and air or either of them to the Premises and the lights windows and openings thereof may be affected

2. The right at reasonable times on reasonable prior written notice (except in an emergency where no notice need be given) to enter upon the Premises as often as may be necessary for the purpose of complying with the covenants of the Head Lease for all the purposes for which the Tenant covenants in this lease to permit entry and for all purposes in connection with the carrying out of the Services and for the purposes of complying with any statutory requirements

3. The right to use and to construct inspect maintain repair divert and otherwise alter stop up and relay and to make connections to any Service Media in on or under the Premises at any time during the Term for the benefit of any other part of the Building or any adjacent or neighbouring land

4. The right to erect and maintain scaffolding on or against any part of the Building so long as reasonable and sufficient means of access to and egress from and servicing the Premises are maintained

5. All rights of light air and other easements and rights (but without prejudice to those expressly granted by this lease) enjoyed by the Premises from or over any other part or parts of the Building or any adjacent or neighbouring land

6. The right of support protection and shelter for the benefit of other parts of the Building from the Premises

7. The right for one or more members of any security staff employed by the Landlord or its agents at any time or times on reasonable prior notice (save in the case of emergency where no notice is required) to enter the Premises if it shall be considered necessary or desirable so to do in connection with the security of the Building

8. The right for the tenant or occupier of any other part of the Building authorised by the Landlord having first given reasonable written notice to the Tenant at reasonable times in the daytime and at any time and without notice in case of emergency to enter the Premises for the purpose of repairing that other part of the Building making good any damage so caused to the reasonable satisfaction of the Tenant

9. The rights reserved to the Superior Landlord (by covenant or by express reservation) in the Head Lease

PROVIDED ALWAYS THAT if the Landlord or its employees or the persons authorised by the Landlord exercises any of the rights by carrying out work on the Premises it shall cause as little inconvenience as possible and as soon as reasonably practicable make good any damage caused to them unless the right has been exercised because of some breach by the Tenant or by any person claiming through it

                                   SCHEDULE 4

                (THE FIRST RESERVED RENT AND THE REVIEW THEREOF)

1. In this schedule the following expressions have the respective specified meanings:-

      (1) "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date

      (2) "Review Rent" means the yearly market rent which might reasonably be expected to be payable following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out during which no rent or a concessionary rent is payable or following the payment of any capital sum or fitting out contribution which might be negotiated in the open market for the purposes of fitting out (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period or capital sum or fitting out contribution and has used the same fully to fit out the Premises for the Permitted Use to the lessee's particular requirements) if the Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession on the relevant Review Date without fine or premium for a term of ten years computed from the relevant Review Date taking into account the lessee's right at the expiration of the term to be granted a new tenancy under Part II Landlord and Tenant Act 1954 and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at five-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:-

            (a) the Permitted Use and the Premises comply with Planning Law and every other Enactment free from any onerous condition restriction and limitation and that the lessee may lawfully implement and carry on the Permitted Use

            (b) no work has been carried out to the Premises which has diminished their rental value

            (c) in case the Building or any part of it has been destroyed or damaged it has been fully restored

            (d) the Premises have been fitted out to no less standard than that set out in the Reinstatement Specification but disregarding any effect on rent of:-

            (i) the fact that the Tenant or any underlessee or other permitted occupier or their respective predecessors in title has been or is in occupation of the Premises

            (ii) any goodwill attached to the Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other permitted occupier

            (iii) (without prejudice to paragraphs 1(2)(b) and l(2)(c) of this schedule) any works carried out to the Premises during the Term by the Tenant or any permitted underlessee in either case at its own expense in pursuance of a licence granted by the Landlord where required and otherwise than in pursuance of any obligation to the Landlord

            (iv) the works carried out to the Premises by the Tenant or carried out by the Landlord at the expense of the Tenant pursuant to the Agreement for Initial Alterations

      (3) "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 3(1) of this schedule and if to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors the said President to be requested to nominate an independent chartered surveyor having not less than ten years practice in the City of London next before the date of his appointment and recent substantial experience in the letting and valuation of office premises of a similar character and quality to those of the Premises and who is a partner or director of a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

2. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:-

      (1) the Current Rent (ignoring for this purpose any rent cesser pursuant to clause 7(5)) and

      (2)   the Review Rent

3. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:-

      (1) the Review Surveyor shall (in the case of agreement about his appointment) be forthwith appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant

      (2) Unless the Landlord and the Tenant agree that the Review Surveyor shall act as an expert (which after the appointment has been made they may not do save with the consent also of the Review Surveyor) he shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979

      (3) If the Review Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall stipulate a proposal for the Review Rent supported (if so desired by the Landlord or the Tenant) by any or all of:-

            (i)   a statement of reasons

            (ii)  a professional rental valuation and (separately and later)

            (iii) submissions in respect of each other's statement of reasons and valuation

            but he shall not be bound thereby and shall make the determination in accordance with his own judgment (including any determination concerning any party's liability for the costs of the reference to him) save in respect of points of law

      (4) If the Review Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of another Review Surveyor

4. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:-

      (1)   continue to pay the Current Rent on account and

      (2) pay the Landlord within seven days after the agreement or assessment of the Review Rent the amount (if any) by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period plus interest at three per cent below the Interest Rate for each installment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the installment was due up to the date of payment of the shortfall)

S. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then when the restriction is released the Landlord may at any time within six months after the date of release give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date -

                                   SCHEDULE S

                              (THE SERVICE CHARGE)

1.    In this schedule:

      "ACCOUNTING PERIOD" means the period from and including 1st January to and including 31st December in any year or such other period of twelve months as the Management Company shall reasonably determine from time to time

      "EXPERT" means a chartered surveyor experienced in the administration and apportionment of service charges for buildings similar to the Building as agreed upon by the Management Company and the Tenant or on failure to agree appointed at the request of either party by the President Provided that where an Expert has previously been agreed or appointed in relation to any matter in connection with the Service Cost or the allocation of the Service Cost between the tenants of the Building (whether or not pursuant to the terms of this Underlease) the Management Company or the Tenant shall be entitled if reasonable to require that the same Expert be appointed

      "INTERIM SUM" means a fair and reasonable yearly sum assessed by the Management Company acting reasonably on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

      "RESERVE" means the total of the amounts received by the Management Company in respect of the matters referred to in paragraph 2(B) of this schedule

      "SERVICE CHARGE" means the proportion or proportions of the Service Cost attributable to the Premises determined in accordance with the provisions of this schedule payable from the date hereof

      "SERVICE CHARGE CERTIFICATE" means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 5 of this schedule and prepared by the Management Company's surveyor or auditor

      "SERVICE COST" means the total sum calculated in accordance with paragraph 2 of this schedule

2.    The Service Cost shall be the total of:-

      (A) the reasonable cost properly incurred by the Management Company in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the costs and expenses set out in Part II of schedule 6 (insofar as the same are reasonable and properly incurred) and any other reasonable costs and expenses properly incurred by the Management Company or with the Management Company's authority in connection with the Services but excluding for the avoidance of doubt

            (i) any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant (which shall be charged direct to the Tenant) or of any other tenant or tenants of the Building and

            (ii) any Value Added Tax which the Management Company may incur of and incidental to the provision of the Services and which is recoverable as input tax by the Management Company

            (iii) any cost or expense incurred in making good any damage caused by any of the Insured Risks

      (B) an amount (to be revised annually by the Management Company at its reasonable discretion) to be charged in any Accounting Period as a contribution to the establishment and maintenance of a reserve towards the estimated cost to the Management Company of the provision of the Services such amount to be ascertained on the assumption (inter alia) that the cost of replacement of items of plant machinery equipment and other capital items is calculated on such life expectancy of the said items as the Management Company may from time to time reasonably determine to the intent that a fund be accumulated sufficient to cover the cost of replacement of the said items by the end of their anticipated life

      PROVIDED THAT nothing herein contained shall oblige the Management Company to maintain the Reserve or a reserve sufficient to cover the whole of the cost of replacement of any plant machinery equipment or other capital items and provided further that any expenditure on any items in respect of which any sums shall have been included in the Reserve during an Accounting Year shall at the Management Company's reasonable discretion as to the amount thereof if any be met out of the Reserve AND PROVIDED THAT in respect of any costs or expenses not incurred exclusively in connection with the provision or carrying out of the Services a fair proportion only of such costs and expenses shall be included in the Service Cost

3.    (A)   The Service Charge payable by the Tenant for any Accounting Period shall be a fair proportion of the Service Cost attributable to the Premises from time to time as properly determined by the Management
            Company (and so in proportion for any Accounting Period not falling wholly within the Term the Service Cost in any such case being deemed to accrue on a day to day basis for the purpose of apportionment)

      (B) If at any time and from time to time during the Term the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Cost in relation to any item of the Services shall change and as a result it is reasonable that there be an alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in every such case the Management Company shall vary and amend the Service Charge and make appropriate adjustments thereto provided always that in the event of any dispute between the Management Company and the Tenant and the other tenants of the Building or any of them the same shall be referred to the Expert for determination (the Expert to act as an expert and not as an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decisions as to the responsibility for his costs)

      (C) The fair proportion to be determined by the Management Company in paragraph 3(A) above shall be determined on the basis that all accommodation within the

            Building let or occupied or designed contracted or adapted for letting or occupation (other than management accommodation) is fully let on terms which include service charge provisions consistent with the service charge provisions contained in this lease (save where otherwise specified herein) and such proportion shall not be increased or altered by reason of the fact that at any time any part of such accommodation may be vacant or that any tenant or other occupier of any other part of the Building may default in payment of its due proportion of the Service Cost

4.    (A)   The Tenant shall pay to the Management Company the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days unless the Management Company shall reasonably anticipate that amounts to be incurred during the year immediately next following are anticipated as being incurred in accordance with a programme of non equal expenditure in which event the Management
            Company shall serve notice to such effect upon the Tenant and shall thereupon be entitled to require amounts of the Interim Sum to be paid by advance quarterly instalments of unequal amounts reasonably stipulated by the Management Company

      (B) The Management Company shall be entitled to require as part of the Interim Sum payments in advance on account of the cost of the consumption of and supply charges in respect of electricity consumed within the Premises (save for any amounts which are invoiced directly by London Electricity plc to the Tenant) such sums not to exceed a fair and proper estimate of amounts reasonably anticipated by the Management Company as falling due within the next quarter

      (C) If the Tenant consistently requests the provision of any of the Services outside Normal Business Hours the Management Company shall be entitled in addition to require the Tenant to pay along with payments of the Interim Sum a fair and proper estimate of amounts likely to be payable by the Tenant in the next quarter on account of such Services in accordance with the terms of this lease

      (D) The Interim Sum for the Accounting Period ending 31st December 1996 shall be pounds sterling 74,000

      (E) Either before or as soon as practicable after the commencement of every Accounting Period the Management Company shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 6 and 7 of this schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by sub-paragraph (A) of this paragraph of this schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period

5.    (A)   As soon as practicable after the expiry of every Accounting Period
            (and in any event within 4 months after such expiry) the Management
            Company shall serve or cause to be served a Service Charge
            Certificate on the Tenant for the relevant Accounting Period

      (B) A Service Charge Certificate shall contain a summary of the Service Cost in respect of the Accounting Period to which it relates and the relevant calculations showing the Service Charge

      (C) The Tenant may request further details of the breakdown of the expenditure under any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Management Company within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Management Company shall furnish to the Tenant all such relevant details in its possession or control or which can reasonably be obtained by it as relate to the expenditure under the item or items in question at the cost of the Tenant (include all books of account receipts demands and invoices) PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time (but without prejudice to any challenge claim or dispute that the Tenant may have made or may make in the future in respect of its Service Charge liability or otherwise)

6. Within fourteen days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall (without prejudice to any challenge claim or dispute as aforesaid) pay to the Management Company or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Management Company and in the event that such excess is not received in cleared funds by the Management Company within 14 days of the due date for payment it shall attract interest at the Interest Rate calculated for the period commencing on the due dates for payment and ending on the date the sum is subsequently received by the Management Company notwithstanding that the Term may have expired or been determined before the service by or on behalf of the Management Company of the relevant Service Charge Certificate


7. If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount which the Interim Sum exceeds the Service Charge shall be accumulated by the Management Company and shall be applied in or towards the Service Charge for the next following Accounting Period or Accounting Periods or at or after the end of the Term repaid to the Tenant within 14 days after preparation of the Service Charge Certificate and the event that the excess is not received by the Tenant on the due date for payment it shall attract interest at the Interest Rate for the period commencing as the due date for payment and ending on the date that the sum due is received in cleared funds by the Tenant

8. Unless challenged by the Tenant pursuant to the provisions of paragraph 9 of this schedule every notice certificate calculation determination or assessment made by or on behalf of the Management Company referred to in this schedule shall (save where a manifest error appears) be conclusive and binding upon the parties hereto

9. The Tenant (acting reasonably) may at any time within six months after the submission of a Service Charge Certificate challenge it on any reasonable ground (including without limitation on the ground that the Service Charge therein stated exceeds the Service Charge which should have been payable had the provisions of this lease been properly adhered to) Provided that the Tenant gives notice with full particulars of its ground of alleged challenge and in any such case:

      (A) any sum due to or payable by the Management Company pursuant to paragraphs 6 and 7 above shall still be paid or allowed pending resolution of the Tenant's challenge as if the Service Charge Certificate were correct

      (B) the Management Company and the Tenant shall endeavour to resolve the relevant issue but if they cannot do so the issue in dispute shall be referred to the Expert (acting as an expert and not an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decision as to the responsibility for his costs)

      (C) such adjustments to the Service Charge Certificate as may be required to be made in consequence of the resolution of the dispute shall be paid as soon as reasonably practicable after such resolution and any sum due to or payable by the Management Company shall then be paid or allowed (as the case may be) immediately together with interest at three per cent below the Interest Rate on such sum during the period which it has been underpaid or overpaid

10. All sums obtained from the Tenant and any other tenants or occupiers of the Building towards the Service Cost and sums collected in respect of the Reserve shall each be placed in separate interest bearing designated deposit accounts to be applied only towards the cost of providing the Services and all interest accrued on such deposit account shall be credited (net of tax) to the account

11. The Management Company will account to the Landlord as soon as practicable following expiry of each Accounting Period for that part of the Service Charge which relates to costs directly incurred by the Landlord and not by the Management Company including (but not limited to) the costs referred to in paragraphs 5 7 8 9 and 12 of Part II of schedule 6

12. If in the Management Company's reasonable discretion any of the Services have to be provided to a greater extent (or the cost of provision of such Services is greater) than would normally apply in the context of the general management of the Building in accordance with this lease as a result either:-

      (a) of a specific request by the Tenant (with or without other tenants or occupiers of accommodation in the Building); or

      (b) where such provision is required in the interests of good estate management as a result of any acts or omissions of the Tenant in relation to its use and occupation of the Premises then the Management Company shall be entitled to require the Tenant to meet the cost of such provision (or a fair proportion thereof determined by the Management Company) within 10 working days following a demand by the Management Company

                                   SCHEDULE 6

                                   (SERVICES)

                                     PART I

1. Inspecting maintaining repairing amending altering and (where consistent with an obligation to repair) rebuilding and renewing and where appropriate treating washing down painting and decorating all load bearing and other structural parts of the Building and the relevant parts of it described in paragraphs (ii) and (iii) of schedule 1

2. Inspecting servicing maintaining operating and repairing and (where consistent with an obligation to repair) renewing amending overhauling and replacing the Landlord's Services Equipment and all other apparatus plant machinery and equipment within the Building (if any) from time to time excluding any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

3. Inspecting servicing maintaining operating repairing cleansing emptying amending altering and renewing overhauling and replacing all Service Media

4. Keeping the Common Parts and the car park within the Building properly cleansed decorated treated maintained and lit to such standard as the Management Company may from time to time consider adequate but the Common Parts and the car park shall be operational 24 hours a day 7 days a week

5. Providing such mechanical ventilation heating and (if deemed reasonably desirable by the Management Company) cooling for such parts of the Building and for such hours and times of the year (subject to clause 6) as the Management Company shall in its discretion reasonably determine save that such mechanical ventilation heating and cooling for the lifts lobby and entrance halls and toilets shall be provided throughout Normal Business Hours and at the request of the Tenant outside those hours subject to the Outside Normal Business Hours Charge

6. Providing and maintaining at the Management Company's discretion any furniture architectural or ornamental features or murals and any horticultural displays plants shrubs trees or garden area in the Common Parts and maintaining the same

7. Supplying whether by purchase or hire and maintaining (and where consistent with an obligation to repair) renewing replacing repairing servicing and keeping in good and serviceable order and condition all fixtures and receptacles appliances materials equipment plant and other things which the Management Company may reasonably deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building or any part of it or otherwise in connection with the provision of the Services

8. Cleaning as frequently as the Management Company shall in its reasonable discretion consider adequate the exterior and interior of all window glazing and window frames and other fenestration units in the Common Parts and the outside of the window glazing referred to in paragraph
      (iii) of schedule 1 and the maintenance cleansing repair inspection and (where necessary) renewal or replacement of all window cleaning) cradles carriageways and runways

9. Providing a security service 24 hours a day to the Common Parts (including the ground floor entrance hall at times when receptionists are not present) and the car park within the Building including where reasonably appropriate in the Management Company's judgment closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Building

10. Disposing of refuse from the Building (including collecting and compacting or otherwise treating or packaging as the Management Company reasonably thinks fit such refuse and if necessary pest control) and (and where consistent with an obligation to repair) the provision repair maintenance and renewal of any plant and equipment in connection therewith

11. Maintaining 24 hours a day 7 days a week an adequate supply of hot and cold water and supplying washing and toilet requisites in the lavatory accommodation in the Building

12. Such rodent or other pest control in the Building as the Management Company shall reasonably consider necessary or desirable

13. Providing one or more receptionists and/or security in the ground floor entrance hall of the Building 24 hours a day 7 days a week

14. Providing and maintaining a signboard in the entrance lobby of the building for the display of tenants' names

15. Controlling so far as practicable 24 hours a day 7 days a week traffic flow within the car park in the Building and traffic and parking therein and for that purpose to provide such working and mechanical systems as the Management Company considers appropriate including wheel clamping immobilising and removal of vehicles

16. Providing and maintaining a post room facility for the reception of mail to the Building

17. Complying with the obligations on the part of the tenant contained in the Head Lease save for the payment of rent

18.   Complying with the obligations set out in clause 6

19. Any other services relating to the Building or any part of it provided by the Management Company from time to time which shall be:-

      (1) reasonably capable of being enjoyed by the occupier of the Premises or

      (2) reasonably calculated to be for the benefit of the Tenant and other tenants of the Building or

      (3) appropriate for the maintenance upkeep or cleanliness of the Building or

      (4)   otherwise in keeping with the principles of good estate management

      PROVIDED ALWAYS that

      (i) Where in this schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it

      (ii) The Management Company shall subject to clause 6 when reasonable have the right to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this schedule if the Management Company shall having regard to the principles of good estate management reasonably deem it desirable or expedient so to do but before so doing the Management Company shall notify all the tenants in the Building but in the event of any failure of any of the Services shall use all reasonable endeavours to restore the said Service

      (iv) The Management Company or the managing agents may temporarily withdraw any item of Services matter or thing specified in this schedule if in their reasonable opinion such withdrawal is in the interest of good estate management or if such withdrawal is due to circumstances beyond the control of the Management Company

                                      PART II

1. All fees and disbursements of any individual or firm or company employed or retained by or on behalf of the Management Company or its agents (including without limitation managing agents fees) for or in connection with:-

      (1)   any surveying or accounting functions for the Building and

      (2) the performance of the Services or any of them and any other duties in or about the Building or any part of it relating to the general management administration security maintenance protection and cleanliness of the Building

2. The reasonable fees of the Management Company for any of the Services or for the functions and duties referred to in paragraph 1 of this Part of this schedule which shall be undertaken by the Management Company and not by a third party

3. The cost (in addition to any fees referred to in paragraph 2 and where the context permits paragraph 1 of this Part of this schedule) of employing (whether by the Management Company or any managing agents or any other individual or firm or company) such staff as the Management Company may in its reasonable discretion consider appropriate for the performance of the Services and the functions and duties referred to in paragraph 1 of this Part of this schedule and all other incidental expenditure in relation to such employment including without prejudice to the generality of the foregoing:-

      (1) salaries wages pensions and pension contributions benefits in kind and other emoluments and National Insurance and other statutory contributions or levies

      (2)   the provision of uniforms and working clothing

      (3) the provision of vehicles tools appliances cleaning and other material fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same and

      (4) a reasonable notional rent for any premises reasonably provided rent free for every such person's use occupancy or residence

4. The cost of entering into any contracts for the carrying out of all or any of the Services

5. All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:-

      (1)   the whole of the Common Parts or any part of them

      (2) any residential accommodation provided for caretakers and other staff employed in connection with the Building and any other premises provided as referred to in paragraph 3(4) of this Part of this schedule excluding any tax (other than VAT) payable by the Landlord as a direct result of any actual or implied dealing with the reversion of any Lease or of the Landlord's receipt of income

6. The cost of the supply of water electricity gas oil and other fuel for the provision of the Services and the cost of any electricity generating transforming monitoring metering and distribution plant machinery and equipment in or servicing the Building

7. The cost which the Landlord may be called upon pursuant to any Enactment to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Service Media or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

8. The cost of taking all steps deemed desirable or expedient by the Landlord and/or the Management Company for complying with or making representations against or otherwise contesting the incidence of the provisions of any Enactment relating to or alleged to relate to the Building or any part or it for which any tenant is not directly and exclusively liable

9. The cost to the Landlord and/or the Management Company of abating any nuisance in respect of the Building or any part of it insofar as the same is not the liability of any tenant

10. Any interest and fees incurred in respect of money borrowed in unforeseen or emergency circumstances to finance the provision of the Services and the costs referred to in this Part of this schedule or any of them

11. Any VAT (or any tax of a similar nature which may be substituted for or levied in addition to it) incurred by the Management Company on any other amount comprised in the Service Cost save to the extent that the Management Company obtains credit for such VAT incurred by the Management Company pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

12. A reasonable notional rent for any management accommodation provided within the Building to facilitate the provision of the Services

13. All other reasonable actual costs properly incurred in connection with the provision of the Services

                                   SCHEDULE 7

                   (MATTERS TO WHICH THE DEMISE IS SUBJECT)

1. The entries on the registers of Title Number NGL272172 as at the date hereof

2. Agreement dated 24th November 1995 between The Prudential Assurance Company Limited (1) 99 Bishopsgate Limited (2) The Scottish Amicable Life Assurance Society (3)

                                  SCHEDULE 8

                         PROVISIONS FOR VAT INDEMNITY

                                    Part I

1.   Additional Definitions:

     "TAX CREDIT" means a credit in respect of, or repayment of, input VAT, arising by virtue of and determined in accordance with sections 24, 25 and 26 Value Added Tax Act 1994 and regulation made thereunder

     "TENANT'S AUDITORS" means the auditors for the time being of the Tenant provided that they are one of the following firms of accountants - Deloitte Touche, Coopers and Lybrand, Ernst & Young, KPMG, Price Waterhouse or Arthur Andersen - or such other reputable firm or accountants as the Landlord has previously approved for the purpose of this schedule 8 (such approval not to be unreasonably withheld or delayed).

     "VAT ELECTION" means an election under paragraph 2 of Schedule 10 Value Added Tax Act 1994 made by the Landlord or any person of whom the Landlord is a "Relevant Associate" within the meaning of paragraph 3(7) of Schedule 10 or any other election or voluntary act by the Landlord or any person connected with the Landlord (as determined under the provisions of Section 839 of the Income and Corporation Taxes Act 1988) which results in VAT being payable on the rent first reserved by this lease

     "VAT YEAR" means a tax year for Value Added Tax purposes determined in accordance with Part XIV of the Value Added Tax Regulations 1995.

     "VAT YEAR CERTIFICATE" means the certificate to be provided by the Tenant following the end of the Tenant's VAT Year in the form set out in Part II of this Schedule.

2.   Payment of VAT - no VAT Election

     In the event that the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would be a taxable supply whether or not a VAT Election has effect in respect of the Premises, the Tenant shall pay such VAT in addition to the rent first reserved without any adjustment of rent first reserved under this schedule.

3.   Adjustment of rent first reserved and pavment of VAT - VAT Election made

     If and for all periods where the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would not be a taxable supply but for a VAT Election having effect in respect of the Premises, the rent first reserved shall be adjusted to such amount as when aggregated with that part of the VAT chargeable thereon in respect of which the Tenant does not obtain a Tax Credit, equals the rent first reserved which would have been paid had no VAT Election been made.

4.   Determination of adjustment of rent first reserved

4.1 At least 28 days prior to (a) 29th September 1998 and (b) every subsequent anniversary thereof the Tenant shall serve a VAT Year Certificate on the Landlord. Where the Tenant has served such VAT Year Certificate (or is deemed to have done so pursuant to paragraph 4.2 of this Part I below), the Tenant shall pay the amounts (including the VAT) stipulated (or deemed to be stipulated) in paragraph 3 of such VAT Year Certificate on the due date for payment of the next installment of the rent first reserved (and on the due date for subsequent instalments), subject however to paragraph 4.3 of this Part I below.

4.2 If the Tenant fails to serve a VAT Year Certificate at least 28 days prior to the due date for payment of the sum in respect of which paragraph 3 above will apply, the Tenant shall be deemed to have served a VAT Year Certificate specifying in paragraph 1 thereof the same estimated proportion as stated in the previous VAT Year Certificate served, or if no previous VAT Year Certificate has been served by the Tenant at any time prior to the due date for any VAT Year Certificate an estimated proportion of nil per cent. If the Tenant fails to serve a VAT Year Certificate on more than one consecutive occasion the Tenant shall be deemed, on the second failure and any subsequent failure, until service of the next VAT Year Certificate, to have served a VAT Year Certificate specifying in paragraph 1 thereof an estimated proportion of nil per cent.

4.3 The VAT Year Certificate shall be final and binding unless the Landlord notifies the Tenant within 30 days after the date on which a VAT Year Certificate has been served that it disputes the VAT Year Certificate on the grounds of manifest error. Unless such notification is given, no further adjustments (other than those covered by the VAT Year Certificate) shall be made in respect of any instalments of rent first reserved in the VAT Year covered by the aforementioned VAT Year Certificate. Whether or not the Landlord notifies the Tenant that it disputes any amount, the Tenant shall pay on the due date for payment of the next installment of rent first reserved immediately following the service of the VAT Year Certificate to which the dispute relates, the amount stipulated in paragraph 3 of the VAT Year Certificate.

4.4 If the Review Rent is not agreed or determined until after a relevant Review Date, the amount of any increase to be paid pursuant to paragraph 2 of schedule 4 of this lease shall (if paragraph 3 above applies at that time) be adjusted on the basis of the last VAT Year Certificate. The adjustment amount shall be paid at the time when the amount of any unadjusted increase would have been due to be paid and the provisions of this schedule shall apply as if the amount of the increase were an amount to which paragraph 3 of Part I of this schedule 8 applied.

4.5 The Landlord may notify the Tenant in writing at any time within five days of the service of any VAT Year Certificate (or within five days of the last date on which the Tenant should have served a VAT Year Certificate and is therefore deemed to have served one) that it requires the Tenant to obtain a certificate from the Tenant's Auditors at the Tenant's cost (if adjustments are required following such process) or at the Landlord's cost (if no such adjustments are required) in the form set out in the VAT Year Certificate. The Tenant's Auditor's certificate shall be provided at least eight days prior to the date of payment of the rent first reserved to which such certificate relates, together with the Tenant's revised VAT Year Certificate (if required in order for the Tenant's Auditors to be able to provide a certificate). The Tenant shall pay in accordance with paragraph 4.1 above the amount stipulated in accordance with paragraph 3 of such VAT Year Certificate (as revised, if required) on the date for payment of the rent first reserved.

4.6 If adjustments are required pursuant to any VAT Year Certificate as a result of the proportion of VAT for which the Tenant has obtained or will obtain a Tax Credit differing from the proportion previously taken into account in calculation any payment, any such difference shall be taken into account (after having determined the amount of rent first reserved payable in respect of the next quarter in accordance with paragraph 3 above) in calculating the next actual payment of rent first reserved (either by increase or decrease), the amount of which shall be set out in paragraph 3 of the VAT Year Certificate.

4.7 Interest shall be payable at three per cent below the Interest Rate by the Landlord and three per cent below the Interest Rate by the Tenant on the difference between the amount actually paid pursuant to the relevant VAT Year Certificate on the due date for payment of any sum to which paragraph 3 of Part I of this schedule 8 applies and the amount which should have been paid, from such due date until the date of payment of the adjusted amount pursuant to paragraph 4.3. Where the actual amount paid (the "Initial Payment") on the due date for payment of any sum was subsequently adjusted on payment of any later installment of the rent first reserved ("the Adjusted Payment") in accordance with paragraph 4.6 of Part I of this Schedule 8 and paragraph 3(b) of the VAT Year Certificate, the interest shall be calculated on the basis of the difference between the Initial Payment and the amount which should have been paid pursuant to paragraph 4.1 until the date of the Adjustment Payment, and then on the difference between the Adjustment Payment and the amount which should have been paid until payment of that amount pursuant to paragraphs 4.3.

4.8 Following any assignment of the whole of the Premises, the provisions of this schedule 8 shall apply to any new Tenant as if it were the first Tenant, and a VAT Notice served by the new Tenant shall not take into account any adjustments made, or to be made, in respect of any previous Tenant.

5.   Miscellaneous

     The Tenant shall be at liberty to carry on the ordinary course of its trade as it wishes and shall not be precluded from proposing or accepting a method of attribution designed or maximise its Tax Credit and covenants not to enter any arrangement which has the specific purpose of increasing the amount by which the rent first reserved is decreased by virtue of this schedule 8..

                                    Part II
                                    -------

                             VAT YEAR CERTIFICATE
                             --------------------




To:   The Landlord                                  From:        The Tenant

We refer to paragraph 4.3 of Part I of schedule 8 to the Lease dated [         ]
made between 99 Bishopsgate Limited (1) 99 Bishopsgate Management Limited (2) Hammerson U.K. Properties plc (3) Donaldson Lufkin & Jenrette International Limited (4) and Donaldson Lufkin & Jenrette Inc. (5) in respect of premises on
[ ] floor of the building known as 99 Bishopsgate London EC2 and pursuant to that paragraph:

1.   Our VAT Year which included the following quarter days [     ], ended on
     [     ], ended on [        ].

     (a) The part of the VAT charged on the rent first reserved paid in the VAT Year for or in respect of which we estimate/have determined (in accordance, where relevant, with the return made, or to be made, for the prescribed accounting period next following the end of the VAT
          Year) we will be unable to obtain credit or repayment is a proportion of [ ] per cent of the total VAT charged.

     (b) The following Table sets out the part of the VAT charged which was expected to be irrevocable during the VAT Year where it has been determined on the basis of paragraph 2(a) above that that differs from the amount of VAT for or in respect of which we actually obtained, or will be able to obtain, credit or repayment.

      Dates    Rent first reserved       Estimate    Adjustment   Determination
      -----    -------------------       --------    ----------   -------------
                                         *           **            ***


      * estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out initially in VAT Notice.
      ** adjusted estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out in subsequent VAT Notice.
      *** proportion of VAT for or in respect of which we have now estimated/determined we shall be unable to obtain credit or repayment, in accordance with Sections 24-26 of the Value Added Tax Act 1994 and the Value Added Tax Regulations 1995

3. We request that adjustment is made to the next installment of rent first reserved so as to ensure that the amount of rent first reserved payable in the VAT Year to which this VAT Year Certificate relates is as provided in paragraph 3 of Part I of Schedule 8 to the Lease in accordance with the information given in paragraph 2 above and we calculate that the next installment of rent first reserved as so
     adjusted shall be pounds sterling [             ] exclusive of VAT and
     the VAT thereon shall be pounds sterling [             ], and that the
     interest payable by the Tenant to the Landlord/Landlord to the Tenant, in accordance with paragraph 4.7 of Part I schedule 8 to the Lease shall
     be pounds sterling [                 ].

4.   We hereby declare that:

     (a) we have complied with the covenant imposed upon us by paragraph 6.2 of Part I of schedule 8 to the Lease;

     (b) the information contained in this VAT Notice is to the best of our knowledge, information and belief complete and accurate;

     (c) we have made all due returns to the Commissioners of Customs and Excise and such returns are complete and accurate in all material respects and have been made within the time limits provided by statute.


Signed by

an authorised signatory on behalf of the Tenant

The above declaration are, to the best of our knowledge and belief after due and careful enquiry, true, accurate and complete.

Signed by


Tenant's Auditors

    THE COMMON SEAL of 99 BISHOPSGATE    )
    LIMITED was hereunto affixed in the presence of:- )





              [SEAL HERE]                                Director /s/


                                                         Secretary /s/



    THE COMMON SEAL of 99 BISHOPSGATE             )
    MANAGEMENT LIMITED was hereunto               )
    affixed in the presence of:-                  )







              [SEAL HERE]                                Director /s/


                                                         Secretary /s/





    THE COMMON SEAL of HAMMERSON U.K.             )
    PROPERTIES plc was hereunto affixed in the    )
    presence of:-                                 )









              [SEAL HERE]                                Director /s/


                                                         Secretary /s/

DATED                       24th  OCTOBER                             1996
------------------------------------------------------------------------------


                            99 BISHOPSGATE LIMITED

                                      and


                       99 BISHOPSGATE MANAGEMENT LIMITED

                                      and


                         HAMMERSON U.K. PROPERTIES plc

                                      and

                         DONALDSON, LUFKIN & JENRETTE

                             INTERNATIONAL LIMITED

                                      and

                      DONALDSON, LUFKIN & JENRETTE, INC.



------------------------------------------------------------------------------

                                  UNDERLEASE
                                      of
                 Twenty-fifth Floor 99 Bishopsgate London EC2


------------------------------------------------------------------------------










                                        Herbert Smith
                                        Exchange House
                                        Primrose Street
                                        London EC2A 2HS
                                        Tel: 0171-374 8000
                                        Fax: 0171-496 0043
                                        Ref: 129/P17/30433514

                               TABLE OF CONTENTS


CLAUSE        HEADING                                                   PAGE

1.            Definitions

              Building
              Common Parts
              Development
              Electricity Cost
              Enactment
              Head Lease/Superior Lease
              Insurance Cost
              Insurance Rent
              Insured Risks
              Interest Rate
              Lettable Unit
              Net Internal Area
              Normal Business Hours
              Permitted Part
              Permitted Use
              Planning Law
              Plans
              Premises
              Public Authority


              Services
              Service Media


              Tenant
              Term
              VAT

2.            Interpretation
3.            Demise and Rents
4.            Tenant's Covenants

      (1)     Rent
      (2)     VAT
      (3)     Outgoings
      (4)     Compliance with Enactments
      (5)     Notices
      (6)     Repair
      (7)     Decoration and general condition and servicing
      (8)     Refuse
      (9)     To permit entry
      (10)    Compliance with notices relating to repair or condition
      (11)    Encroachments
      (12)    Alterations and reinstatement
      (13)    Use
      (14)    Signs

CLAUSE        HEADING                                                    PAGE

      (15)    Alienation
      (16)    Registration
      (17)    Payment of cost of notices consents etc.
      (18)    Machinery
      (19)    Obstruction/overloading
      (20)    Parking/goods delivery
      (21)    Planning Law and compensation
      (22)    Indemnity
      (23)    Defective Premises
      (24)    Insurance and fire fighting equipment
      (25)    Dangerous and contaminative materials
      (26)    Yield up
      (27)    Regulations and covenants
      (28)    Security and access
      (29)    Head Lease
      (30)    Service Charge

5.            Landlord's Covenants

      (1)     Quiet Enjoyment
      (2)     Insurance
      (3)     Head Lease
      (4)     Electricity Provision
      (5)     Management Company access
      (6)     VAT indemnity

6.           Provision of Services

7.           Provisos

      (1)     Forfeiture and re-entry
      (2)     Letting Scheme use and easements
      (3)     Common Parts and Service Media
      (4)     Service of notices
      (5)     Rent cesser
      (6)     Landlord's liability
      (7)     Arbitration fees
      (8)     Rent review memorandum
      (9)     No warranty as to use
      (10)    Disputes
      (11)    Compensation
      (12)    Rateable value appeals
      (13)    No warranty as to security
      (14)    Jurisdiction
      (15)    Overriding lease
      (16)
8.            Landlord's Guarantor

9.            Tenant's option to determine

CLAUSE        HEADING                                                  PAGE

10.           Guarantee and Guarantor's Indemnity

11.           Stamp Duty Certificate

Schedule 1    Premises
Schedule 2    Easements and rights granted
Schedule 3    Exceptions and reservations
Schedule 4    The first reserved rent and the review thereof
Schedule 5    Service Charge
Schedule 6    Services
Schedule 7    Deeds and documents to which the demise is subject

                               LEASE PARTICULARS
-----------------------------------------------------------------------------

1.    DATE                24th OCTOBER 1998

      THIS LEASE IS AND IS INTENDED TO BE DELIVERED ON THE DATE FIRST
      ABOVE WRITTEN
-----------------------------------------------------------------------------

2.    PARTIES

(a)   LANDLORD                 :    99 Bishopsgate Limited


(b)   TENANT                   :    Donaldson, Lufkin & Jenrette International
                                     Limited


(c)   MANAGEMENT COMPANY       :    99 Bishopsgate Management Limited

(d)   LANDLORD'S GUARANTOR     :    Hammerson U.K. Properties plc

(e)   TENANT'S GUARANTOR       :    Donaldson, Lufkin & Jenrette, Inc.

-----------------------------------------------------------------------------
3.    DEMISED PREMISES         :    ALL THOSE premises on the 25th floor
                                    of the Building shown for identification only edged red on Plan 1.

-----------------------------------------------------------------------------
4.    BUILDING                 :    99 Bishopsgate London EC2
-----------------------------------------------------------------------------

5.    CONTRACTUAL TERM AND     :    Commencing on the date hereof and
      TERM COMMENCEMENT             expiring on 23rd October 2011
      AND EXPIRY DATES
-----------------------------------------------------------------------------

6.    INITIAL RENT             :    (pounds sterling) 456,322.50
-----------------------------------------------------------------------------

7.    RENT COMMENCEMENT DATE:       25th March 1998
-----------------------------------------------------------------------------

8.    TENANT'S BREAK RIGHT     :    24th October 2008

-----------------------------------------------------------------------------
9.    CAPITAL SUM              :    (pounds sterling) 228,161.25 inclusive of
                                    VAT

THIS UNDERLEASE made the 24th day of OCTOBER   One thousand nine hundred and
ninety six

BETWEEN:-

(1) 99 BISHOPSGATE LIMITED whose registered office is at Lo Lam House Kumul Highway Port Vila Vanuatu (Co. Regn. No. 10469) (registered under Section 21 A to the Companies Act 1985 under company number FC018588 and branch number (BR002962) whose principal place of business is at 100 Park Lane London W1Y 4AR(the "LANDLORD")

(2) 99 BISHOPSGATE MANAGEMENT LIMITED whose registered office is at Park Lane London W1Y 4AR (Co. Regn. No. 3071752) (the "MANAGEMENT COMPANY")

(3) HAMMERSON U.K. PROPERTIES plc whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No.298351) (the "LANDLORD'S GUARANTOR")

(4) DONALDSON, LUFKIN & JENRETTE INTERNATIONAL LIMITED registered office is at Moorgate Hall 155 Moorgate London EC2M 6XB (Co. Regn. No. 2475089) (the "TENANT") and

(5)  DONALDSON, LUFKIN & JENRETTE, INC. a corporation incorporated in the
     State of Delaware United States of America whose address for the purposes of this lease is 277 Park Avenue New York New York 10172 (the "GUARANTOR")

WITNESSETH as follows:-

1.    DEFINITIONS

      In this lease the following expressions have the respective specified meanings (subject to any particular interpretation required by clause 2):-

      (1) "ACTS OF TERRORISM" means any act or omission of any person acting on behalf of or in connection with any organisation (or on his own behalf) which carries out activities directed towards overthrowing or influencing by force or violence Her Majesty's Government in the United Kingdom or any other government de jure or de facto

      (2) "AGREEMENT FOR INITIAL ALTERATIONS" means the agreement of even date herewith and made between the Landlord and the Tenant governing the initial fitting out of the Premises

      (3) "BUILDING" means the land (of which the Premises form part) having a frontage to the west side of Bishopsgate and a return frontage to the south side of Wormwood Street and all buildings fixtures and other structures whatsoever from time to time thereon and the appurtenances thereof which land (together with the building now erected thereon) is known as 99 Bishopsgate London EC2 and is for the purpose of identification shown verged by a blue line on the Building Plan together with any adjoining areas designated by the Landlord or the Management Company

      (4) "COMMON PARTS" means all parts of the Building which are from time to time intended for the common use and enjoyment of the tenants and occupiers of the Building and persons claiming through or under them (whether or not other parties are also entitled to use and enjoy the same) and reasonably designated as such by the Landlord and including without prejudice to the generality of the foregoing the pedestrian ways circulation areas lobby entrance halls lifts lift shafts fire escapes landings staircases passages forecourts car park landscaped areas plant rooms management suites and any other areas which are from time to time during the Term reasonably provided by the Landlord for common use by or benefit of the tenants and occupiers of the Building But excluding (for the avoidance of doubt) any premises intended to be let to any party or for occupation by the Landlord or the Management Company other than for the provision of the Services

(5)   "DEVELOPMENT" has the meaning ascribed to that expression by Planning Law

(6) "ELECTRICITY COST" means the actual cost to the Landlord of the provision of electricity to the Premises for consumption by the Tenant in accordance with its covenant contained at clause 5(4) being a fair and reasonable proportion as determined by the Landlord of the total cost of the provision of electricity to the Building as a whole (including the provision of any security for the supply of electricity to the Building which may from time to time be required by the relevant undertaker responsible for the supply of electricity chosen by the Landlord) which proportion shall so far as practicable (save where the same are not in working order) be calculated using readings taken in such manner and at such times as the Landlord shall from time to time determine of the check meters relating to the Premises from time to time installed but otherwise shall be determined in such manner as the Landlord shall in its discretion consider to be fair and reasonable in all the circumstances

(7) "ENACTMENT" means every Act of Parliament directive and regulation now or hereafter to be enacted or made and all subordinate legislation whatsoever deriving validity therefrom

(8) "HEAD LEASE" means the lease under which the Landlord holds the Premises dated 29th September 1975 made between The Prudential Assurance Company Limited (1) and Bishopsgate Developments Limited (2) and "Superior Landlord" means the person for the time being entitled to the reversion immediately expectant on the term granted by the Head Lease and every other person having an interest in reversion to that term

(9) "GROUP COMPANY" means a company which is either the holding company of the Tenant or a wholly owned subsidiary of the Tenant or the Tenant's holding company (as both expressions are defined in Section 736 Companies Act 1985)

(10) "INSURANCE COST" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of the amount which the Landlord may reasonably expend:-

      (a) in effecting and maintaining insurance against the occurrence of the Insured Risks in relation to the Building in such sum as represents its then full current replacement cost with such allowance as the Landlord from time to time considers appropriate in respect of related liabilities and expenses (including without limitation liability to pay any fees or charges on the submission of an application for planning permission and costs which might be incurred in complying with any Enactment in carrying out any replacement work and sums in respect of architects' engineers' and quantity surveyors' and other professional fees and incidental expenses incurred in relation to any works of debris removal and of replacement and all VAT) and

      (b) in effecting and maintaining any insurance relating to the property owners' liability and the employer's liability of the Landlord in relation to the Building and anything done therein and

      (c) in professional fees relating to insurance including fees for insurance valuations carried out at reasonable intervals by an independent insurance valuer (but no more than once in any year) and all reasonable fees and expenses payable to advisers in connection with effecting and maintaining insurance policies and claims and

      (d) equivalent to the total of all reasonable excess sums (being for the avoidance of doubt the first part of any insurance claim) which the insurers are not liable to pay out on any insurance claim in respect of the Building and which the Landlord or the Management Company may have expended in replacing the damaged or destroyed parts of the Building

(11) "INSURANCE RENT" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of:-

      (a) a fair and reasonable proportion attributable to the Premises of the Insurance Cost for the relevant period

      (b) the reasonable amount which the Landlord may expend in effecting and maintaining insurance against up to six years' loss of the rents first and secondly hereinafter reserved and Service Charge having regard to potential increases of rent in accordance with schedule 4 and with any addition to the amount insured as the Landlord may decide in respect of VAT and

      (c) (without prejudice to all other provisions of this lease relating to the use of the Premises and the vitiation of any policy of insurance) any reasonable amount which the Landlord may expend in paying all additional premiums and loadings on any policy or policies of insurance required to be paid as a result of anything done or omitted (in breach of the terms of this lease) by the Tenant and

      (d)    any tax charged on any premium for any such insurance

(12) "INSURED RISKS" means loss damage or destruction whether total or partial caused by Acts of Terrorism fire lightning explosion riot civil commotion strikes labour and political disturbances and malicious damage aircraft and aerial devices (other than hostile aircraft and devices) and articles accidentally dropped from them storm tempest flood bursting or overflowing of water tanks and pipes impact earthquake and accidental damage to underground water oil and gas pipes or electricity wires and cables subsidence ground slip and heave and such other usual commercial risks or perils against the occurrence of which the Landlord may from time to time in its reasonable discretion deem it desirable to insure subject to such exclusions and limitations as are from time to time commonly imposed by insurers and subject also to the exclusion of such of the risks specifically hereinbefore mentioned as the Landlord may in its reasonable discretion decide where insurance cover in respect of the risk in question is not for the time being available in the London insurance market on reasonable terms

(13) "INTEREST RATE" means a yearly rate three per cent above either the base rate of Barclays Bank plc or such other bank (being for the time being generally recognised as a clearing bank in the London market) as the Landlord may from time to time use for general banking purposes or if the base rate cannot be ascertained then above such other rate as the Landlord may reasonably specify (and so that whenever there is reference in this lease to the payment of interest at the Interest Rate such interest shall be calculated on a daily basis and compounded with quarterly rests on the usual quarter days)

(14) "LANDLORD'S SERVICES EQUIPMENT" means all the plant machinery and equipment (with associated Service Media) within or serving the Building from time to time (whether or not within the Premises or other premises let or intended to be let by the Landlord) comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):-

      (i) the whole of the sprinkler system within the Building (including sprinkler heads)

      (ii)   the whole of the fire detection and fire alarm systems

      (iii) the whole of the permanent fire fighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building)

      (iv)   the whole of the chilled water system

      (v) the whole of the building management system (including the building security system) installed by the Landlord

      (vi) the central electrical supply system from the mains supply into the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord

      (vii) the whole of the air handling system and the electricity supply and control systems for the same

      (viii) the standby generators and associated cabling wiring and duct work but excluding in each case any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

(15) "LETTABLE UNIT" means any unit of accommodation forming part of the Building which is intended by the Landlord at any material time to be for separate occupation

(16) "NET INTERNAL AREA" has the meaning ascribed to that expression by the Code of Measuring Practice - Fourth Edition (RICS/ISVA 1993) (or if there shall be no such edition or no such expression for the time being the nearest equivalent thereto)

                                  [GRAPHIC]

                                   [GRAPHIC]









                            99 Bishopsgate, London, EC2

                                                                      North

                                  BUILDING PLAN

(17) "NORMAL BUSINESS HOURS" means 7.30 a.m. to 7.30 p.m. on Mondays to Fridays inclusive (except bank holidays) subject to expansion of such hours at the reasonable discretion of the Landlord provided that such hours will automatically expand if any other tenant in the Building is granted the benefit of any expanded hours

(18) "OUTSIDE NORMAL BUSINESS HOURS CHARGE" means the whole of the actual cost to the Management Company of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours other than any services which are stated to be provided 24 hours a day (including without prejudice to the generality of the foregoing costs and expenses in the nature of those set out in Part II of schedule 6) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair proportion thereof (on a fair and reasonable basis between the Tenant and any other tenant or occupier making use of such Services) as reasonably determined by the Landlord. PROVIDED THAT during the first year of the Term the cost of providing air conditioning outside Normal Business Hours shall not exceed
      (pounds sterling) 88 per hour (in respect of the Premises being the only user of air conditioning at the relevant time) or (pounds sterling) 48 per hour per floor on the basis that any five of floors 18, 20 and 22 to 26 of the Building are simultaneously using such air conditioning over the whole of such floors

(19) "PERMITTED PART" means any part or parts of the Premises capable of separate occupation

(20) "PERMITTED USE" means use as high class offices for any purpose within Class B1(a) (but not for any other purpose within that Use Class) of the schedule to the Town and Country Planning (Use Classes) Order 1987 and for the avoidance of doubt use of the Premises for data processing investor services business trading operators and investment banking complies with this provision

(21) "PLANNING LAW" means every Enactment for the time being in force relating to the use development and occupation of land and buildings and every planning permission statutory consent and agreement made under any Enactment relating to the Building

(22) "PLANS" means the plans annexed hereto and "Building Plan" means that one of them so marked

(23) "PREMISES" means the premises described in schedule 1 and all permitted additions alterations and improvements made to them

(24) "PUBLIC AUTHORITY" means any Secretary of State and any government department public local regulatory fire or any other authority or institution having functions which extend to the Premises or their use and occupation and any court of law and the companies or authorities responsible for the supply of water gas and electricity or any of them and any of their duly authorised officers

(25) "REINSTATEMENT SPECIFICATION" means the specification annexed hereto or in the event that materials listed in the specification are not available from time to time or appropriate for use (in the Landlord's reasonable opinion) then reference to such materials will be substituted by reference to materials of not materially less quality which perform a similar function PROVIDED THAT save to the extent that items of plant and equipment have been altered during the Term the Tenant shall not be required to replace existing items of plant and equipment for new items subject to the existing items being in good working order

      (25)   "REVIEW DATE" means each of:-

            (a) the 24th October in the years Two thousand and one and every fifth anniversary of that date during the Term (and the last day of the Term)

            (b)    any date stipulated by virtue of paragraph 5 of schedule 4

      (26) "SERVICES" means the services and other matters specified in clause 6 and Part I of schedule 6

      (27) "SERVICE MEDIA" means those parts of the Building comprising gas water drainage electricity telephone telex signal and telecommunications heating cooling ventilation air conditioning fire alarm and other pipes drains sewers mains cables wires supply lines ducts conduits flues and all other common conducting media plant appliances and apparatus for the provision supply control and monitoring of services to or from the Building and other common equipment

      (28) "TERM" means a term of years commencing on the date hereof and expiring on 23rd October 2011 and includes any period of holding over or extension whether by any Enactment or common law

      (29) "TERMINATION NOTICE" means not less than 12 months and 1 day's prior written notice unless either:

             (a) any Enactment or decision not capable of appeal on a point of law confirming that the Tenant is not entitled to a new tenancy on the expiration of such notice is in force or upheld as at 22nd October (in which case not less than 6 months prior written notice need be given); or

             (b) any other tenant enters into a lease prior to September 1998 of premises comprising at least a floor of the building within the security of tenure protections of the Landlord and Tenant Act 1954 for a term of not less than 10 years (without break rights) and is granted right to determine such lease on less than such 12 months' and 1 day's prior written notice (in which case the notice period hereunder shall be reduced to such notice period as is granted to such tenant in such circumstances)

      (30) "VAT" means Value Added Tax as referred to in the Value Added Tax Act 1994 (or any tax of a similar nature which may be substituted for or levied instead of it by statutes)

2.    INTERPRETATION

      (1) Words importing the singular include the plural and vice versa and words importing one gender include both other genders

      (2) The expressions "Landlord" "Tenant" "Management Company" and "Guarantor" wherever the context so admits include their respective successors in title and where a party comprises more than one person covenants and obligations of that party take effect as joint and several covenants and obligations

(3) A covenant by the Tenant not to do (or omit) any act or thing also operates as a covenant to use reasonable endeavours not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be to require) it being done

(4)   References in this lease to:-

     (a) any clause sub-clause schedule or paragraph is a reference to the relevant clause sub-clause schedule or paragraph of this lease and clause and schedule headings shall not affect the construction of this lease

     (b) any right of (or covenant to permit) the Landlord or the Management Company to enter the Premises shall also be construed (subject always to the proviso to clause 4(9)) as entitling the Landlord to remain on the Premises with or without equipment and permitting such right to be exercised by all persons authorised by the Landlord for as short a period as reasonably practicable and making good all damage caused and causing as little inconvenience as reasonably possible save where the right of entry is exercised to remedy any breach hereunder where the Landlord only undertakes to make good damage caused

     (c) any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord and given before the act requiring consent licence or approval

     (d) the Premises (except in clause 4(15)) shall be construed as extending where the context permits to any part of the Premises

     (e) a specific Enactment includes every statutory modification consolidation and re-enactment and statutory extension of it for the time being in force except in relation to the Town and Country Planning (Use Classes) Order 1987 which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not the same may at any time have been revoked or modified

     (f) the last year of the Term includes the final year of the Term if it shall determine otherwise than by effluxion of time and references to the expiry of the Term include such other determination

(5) (a) Where the context permits rents or other sums being due from the Tenant to the Landlord or the Management Company mean that they are exclusive of any VAT

     (b) whenever the consent licence or approval of the Landlord is required under this lease the relevant provision shall be construed as also requiring (and any consent licence or approval given by the Landlord shall be deemed subject to the need for) the consent licence or approval of the Superior Landlord (for which the Landlord shall apply at the Tenant's reasonable cost) where the same is required under the Head Lease except that nothing in this lease or in any consent licence or approval by the

          Landlord shall imply that the Superior Landlord's consent licence or approval will not be unreasonably withheld or delayed

     (c) references to any right of (or covenant to permit) the Landlord to enter the Premises shall extend to the Superior Landlord and to all persons authorised by it and shall be construed in the manner required by clause 2(4)(b) but in relation to the Superior Landlord and those with its authority

     (d) the rights excepted and reserved in schedule 3 are also excepted and reserved for the benefit of the Superior Landlord

3.    DEMISE AND RENTS

      The Landlord at the request of the Guarantor and in consideration of the payment by the Landlord to the Tenant of the sum of Two hundred and twenty eight thousand one hundred and sixty one pounds and 25 pence ((pounds sterling)228,161.25) paid on the date hereof (receipt of which is acknowledged by the Tenant) DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and rights specified in schedule 2 exercisable in common with the Landlord and all others with its authority or otherwise from time to time entitled thereto EXCEPT and RESERVED unto the Landlord and all other persons authorised by it from time to time during the Term or otherwise from time to time entitled thereto (including the Management Company in relation to the provision of the Services) the easements and rights specified in schedule 3

      TO HOLD the Premises unto the Tenant (together with and except and reserved as aforesaid) for the Term SUBJECT to all rights easements covenants stipulations and other matters affecting the same and SUBJECT to the provisions of the deeds and documents mentioned in schedule 7

      YIELDING AND PAYING therefor:

      FIRST yearly and proportionately for any part of a year until 24th March 1998 a peppercorn (if demanded) and thereafter until the first Review Date (and thereafter as determined pursuant to schedule 4) the yearly rent of Four hundred and fifty six thousand three hundred and twenty two pounds and fifty pence ((pounds sterling)456,322.50) exclusive of VAT (subject to clause 5(6)) payable by equal quarterly payments to be made in advance on the usual quarter days in every year the first such payment to be made on 25th March 1998

      SECONDLY as additional rent from time to time the Insurance Rent payable on demand

      THIRDLY as additional rent on demand (in addition and without prejudice to the Landlord's right of re-entry and any other right) interest at the Interest Rate on any sum owed by the Tenant to the Landlord whether as rent or otherwise which is not:-

      (a) received in cleared funds by the Landlord within 10 days following the due date (or in the case of money due only on demand within fourteen days after the date of demand) calculated for the period commencing on the due date for payment and ending on the date the sum and the interest is received in cleared funds by the Landlord

      (b) demanded (or if tendered is for the time being refused) by the Landlord in circumstances where it is prudent for it not to demand or accept any payment having regard to a breach of any of the Tenant's obligations under this lease of which the Tenant has received notice calculated for the period commencing on the due date for payment and ending on the date the sum (and the interest) is subsequently received by the Landlord

      FOURTHLY as additional rent all VAT for which the Landlord is or may become liable to account to H.M. Customs & Excise (or other relevant body to whom account has for the time being to be made) on the supply by the Landlord to the Tenant under or in connection with the provisions of this lease or the interest created by it and of any other supplies whether of goods or services such rent fourthly reserved to be due for payment contemporaneously with the other rents or sums to which it relates

      AND FIFTHLY a rent equal to the Electricity Cost such rent to be payable on demand (either annually or by instalments) as the Landlord shall determine

4.    TENANT'S COVENANTS

      The Tenant covenants with the Landlord (and in respect of sub-clause 4(30) also with the Management Company) throughout the Term subject to clause 4(15):

      RENT

      (1) To pay the rents reserved by this lease on the days and in the manner set out in clause 3 without deduction or set off and (unless for the time being the Landlord shall have required in writing to the contrary) to pay the rent first reserved (together with any sum in respect of the rent fourthly reserved as may be applicable thereto) by banker's standing order to such bank as the Landlord may from time to time nominate

      VAT

      (2) Subject to clause 5(6) wherever the Tenant is required to pay any amount to the Landlord hereunder by way of reimbursement or indemnity to pay on the production of a valid VAT invoice to the Landlord (as applicable) in addition an amount equivalent to any VAT incurred by the Landlord save to the extent that the Landlord obtains credit for such VAT incurred by the Landlord pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

      OUTGOINGS

      (3) To pay all rates taxes charges and other outgoings whatsoever now or hereafter assessed charged or imposed upon the Premises or upon their owner or occupier (and a proper proportion determined by the Landlord attributable to the Premises of any rates taxes charges and other outgoings now or hereafter assessed charged or imposed upon the Premises in common with other premises or upon the owners or occupiers thereof) and (to the extent the Tenant does not pay it directly to the relevant supplier) the total cost (including meter rents) of all water (including chilled water) electricity and gas separately metered and/or exclusively supplied to the Premises during the Term as reasonably determined by the Landlord excluding (without prejudice to the rent fourthly reserved and clause 4(2)) any tax payable by the Landlord as a direct result of any actual or implied dealing with the reversion of this lease or of the Landlord's receipt of income

COMPLIANCE WITH ENACTMENTS

(4) To comply with the requirements of all Enactments and of every Public Authority (including the due and proper execution of any works) in respect of the Premises their use occupation employment of personnel in them and any work being carried out to them (whether the requirements are imposed upon the owner lessee or occupier) and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

NOTICES

(5) As soon as reasonably practicable and in any event within 5 working days of receipt of the same to give to the Landlord notice of (and a certified copy of) any notice permission direction requisition order or proposal made by any Public Authority and without delay to comply in all respects at the Tenant's cost with the provisions thereof save that the Tenant shall if so required by and at the cost of the Landlord make or join in making such objections or representations in respect of any of them as the Landlord may reasonably require

REPAIR

(6) To put and keep the Premises (and any works or installations made pursuant to paragraphs 4 and 5 of Schedule 2) in good and substantial repair and condition (damage by any of the Insured Risks excepted to the extent that the insurance money shall not have been rendered irrecoverable subject to clause 5(2)(b) or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants or agents or invitees) and to replace whenever necessary during the Term and on expiry of the Term the landlord's fixtures and fittings (including any fitted carpets) in the Premises which may have become beyond economic repair with items of the same type and quality

DECORATION AND GENERAL CONDITION AND SERVICING

(7) (a) To keep the Premises maintained to a high standard of decorative order and finish and properly cleansed and tidy and (without prejudice to the foregoing) as often as the same shall be necessary (and not less frequently than once in every fifth year of the Term but not more than once in any 18 month period) and also in the last year of the Term to clean paint polish or otherwise treat as the case may be all inside surfaces of wood and metal work of the Premises usually or requiring to be painted polished or otherwise treated with two coats at least of high quality paint or polish vinyl wall coverings (where applicable) or other appropriate materials in a good and workmanlike manner (and during the last year of the Term in the colour scheme specified and otherwise in accordance with the Reinstatement Specification) PROVIDED ALWAYS THAT the Tenant shall not be obliged to carry out any such decorative treatment if the need for it is caused by damage by any of the Insured Risks to the extent (subject to clause 5(2)(b)) that the insurance money shall not have been rendered irrecoverable or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants agents or invitees

     (b) To clean the inside of all external window glazing in the Premises at least once in every month using reputable contractors

     (c) To enter into and maintain contracts for the regular inspection maintenance and servicing of all fixed plant and equipment comprised in the Premises which has or is likely to have any impact on the Landlord's Services Equipment by reputable contractors approved by the Landlord (such approval not to be unreasonably withheld) and to obtain satisfactory test certificates as may be reasonably required by the insurers and whenever reasonably required to produce copies of such contracts and certificates

REFUSE

(8) Not to deposit any refuse on any of the Common Parts except in areas designated for such purpose from time to time by the Landlord and to comply with all requirements of any Public Authority and any reasonable regulations made by the Landlord pursuant to clause 4(27) in relation to control over and disposal of rubbish

TO PERMIT ENTRY

(9) To permit the Landlord (and persons authorised by the Landlord) at reasonable times in compliance with the Tenant's reasonable security requirements on reasonable prior written notice (except in an emergency) to enter the Premises in order to:-

     (a)  examine their state of repair

     (b) ascertain that the covenants and conditions of this lease have been observed

     (c)  take any measurement or valuation of the Premises

     (d) rebuild renew cleanse alter test maintain repair inspect and make connections to any part of the Building including the Service Media (PROVIDED that the Landlord will procure that such entry takes place outside Normal Business Hours where practicable)

     (e) during the last six months of the Term (or at any time in the case of a disposal of the Landlord's interest) to show the Premises to prospective purchasers or tenants and their agents

     (f)  exercise the rights described in schedule 3

COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION

(10) (a) To comply with any notice requiring the Tenant to remedy any breach of its covenants

     (b) If the Tenant shall not within a reasonable time comply with any such notice to permit the Landlord and any authorised person to enter the Premises to remedy the breach as the Tenant's agent and at the Tenant's proper cost the Landlord making good any damage caused

     (c) To pay to the Landlord on demand all the proper costs and expenses incurred by the Landlord under the provisions of this sub-clause

ENCROACHMENTS

(11) (a) To preserve all rights of light and other easements belonging to the Premises and not knowingly to give any acknowledgment that they are enjoyed by consent

     (b) Not knowingly to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord forthwith of any encroachment which might have that effect

ALTERATIONS AND REINSTATEMENT

(12) (a) Not to carry out any Development of or on the Premises nor (without prejudice to the exclusion of structural parts from the demise of the Premises) any works affecting any structural parts of the Building and not to commit any waste

     (b) Without prejudice to any other rights of the Landlord in respect of areas not included in the Premises not to install or erect any exterior lighting shade or awning or place any structure or other thing outside the Premises

     (c) Without prejudice to paragraphs (a) and (b) of this sub-clause and subject to the provisos to this paragraph (c) not to make any other alteration or addition to the Premises (including all electrical and other plant and equipment and the installation and removal of demountable partitioning) except:-

         (i) in accordance with plans and specifications (adequately describing the work in question and the manner in which the work will be carried out) previously submitted at the Tenant's expense in triplicate to and approved by the Landlord (such approval not to be unreasonably withheld or delayed PROVIDED THAT the Landlord shall respond to the Tenant's submission within 10 working days in the case of minor alterations (excluding any alterations which affect any of the Landlord's Services Equipment) and if the Landlord fails to respond within 10 working days as aforesaid it shall be deemed to have accepted such minor alterations AND PROVIDED FURTHER that the initial fitting out of the Premises following the date hereof shall be governed by the Agreement for Initial Alterations

         (ii) in a manner which shall not materially and adversely affect the Landlord's Services Equipment any Service Media or the provision of any of the Services

         (iii) in accordance with any relevant terms conditions recommendations and regulations of any Public Authority (and in particular in relation to any electrical installation in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the Regulations of the Electricity Supply

               Authority) and the insurance company with whom the Premises are for the time being insured and

          (iv) in a good and workmanlike manner

          PROVIDED ALWAYS THAT subject to clause 4(12)(c)(i):-

          (I) no such alterations or additions shall be carried out until the Landlord has issued its consent in writing to which the Tenant shall if required join as a party

          (II) once any such alterations or additions have been carried out the Tenant shall supply to the Landlord as-built plans in triplicate (together with a computer aided design disk and 35 mm slides) showing the works as carried out

     (d)  At the expiry of the Term to remove:-

          (i) all alterations and additions made to the Premises by the Tenant

          (ii) all work done in connection with the original fitting out by the Tenant in pursuance of the Agreement for Initial Alterations and to restore and make good the Premises in accordance with the Reinstatement Specification in a proper and workmanlike manner to the condition and design which existed before the alterations or additions were made with all services properly sealed off

USE

(13)  Not to use the Premises or any chattels in them:-

     (a) for any purpose (and not to do anything in or to the Premises) which may be or become or cause a nuisance obstruction or damage to any person or property

     (b) for a sale by auction or for any public meeting or for any dangerous noxious noisy illegal or immoral trade business or activity or for residential purposes and not to use the Common Parts for the transaction of any business or

     (c) (without prejudice to the preceding paragraphs of this sub-clause) except for the Permitted Use

SIGNS

(14) (a) Not to erect any aerial satellite dish sign signboard pole antenna wire or other apparatus on the outside of the Building save for the right granted pursuant to paragraph 3 of schedule 2

     (b) Not to affix or exhibit so as to be visible from outside the Premises any placard sign notice fascia board or advertisement except the approved signs referred to in paragraph 3 of schedule 2

ALIENATION

(15) (a) If the Tenant at any time desires to assign the whole of the Premises the Tenant shall first by an irrevocable unconditional written notice ("the Tenant's Notice") served upon the Landlord offer to surrender or assign this lease upon such financial terms and conditions as the Tenant may desire

     (b) If the Landlord wishes to accept such surrender or assignment it shall within twenty-one days of receipt of the Tenant's Notice serve a counter-notice ("the Counter-Notice") upon the Tenant stating as much

     (c) If the Landlord serves a Counter-Notice on the Tenant then the Tenant shall surrender or assign (at the Landlord's option) the Premises to the Landlord (or as the Landlord may direct) within six months of receipt of the Counter-Notice either with vacant possession or subject only to a permitted underletting and the Tenant's liability hereunder shall cease in respect of any matters arising following the date of such assignment or surrender but without prejudice to any antecedent breaches of covenant

     (d) If the Landlord does not serve a Counter-Notice then the Tenant must (if it wishes to assign) complete its assignment on terms greater than 95 per cent in value of the terms and conditions stipulated in the Tenant's Notice within six months from the date of the Tenant's Notice and if the Tenant shall fail to complete within such period if it still wishes to assign the whole of the Premises it must reinstate the procedure set out in this clause 4(15)

     (e) Subject to the foregoing provisions of this sub-clause 4(15) not to assign mortgage charge or underlet or in any other manner part with possession of any part (being less than the whole) of the Premises or agree to do so except that the Tenant may underlet the whole of (but not more or less than) any Permitted Part or Permitted Parts in accordance with paragraphs (h) and (i) of this sub-clause

     (f) Subject to the foregoing provisions of this sub-clause 4(15) not to assign underlet or otherwise part with possession of or the whole of the Premises or agree to do so except that the Tenant may assign or underlet the whole of the Premises in accordance with paragraph (g) or (h) respectively of this sub-clause

(ASSIGNMENT)

     (g) (i) Not to assign the whole of the Premises without first obtaining the Landlord's consent issued within 2 months before completion of the assignment which consent shall not be unreasonably withheld or delayed but which may be granted subject to any one or more of the conditions referred to in paragraph (g)(ii) and which may be withheld if any one or more of the circumstances referred to in paragraph (g)(iii) exist

          (ii) The conditions referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1A) Landlord and Tenant Act 1927) are:

AUTHORISED GUARANTEE

     (a) that the Tenant shall enter into an authorised guarantee agreement (as defined in section 16 Landlord and Tenant (Covenants) Act 1995) with the Landlord in a form which the Landlord reasonably requires

THIRD PARTY GUARANTEE/RENT DEPOSIT

     (b) that if so reasonably required by the Landlord the proposed assignee shall have procured covenants with the Landlord by a guarantor or guarantors (not being the Tenant or any guarantor) reasonably acceptable to the Landlord in a form acceptable to the Landlord (acting reasonably);

INTRA GROUP DEALINGS

     (c) if the proposed assignee is a Group Company the Tenant shall have procured either:

               (A) if the Tenant's obligations under this lease are guaranteed by another Group Company that such Group Company covenants with the Landlord on the same terms (mutatis mutandis) as those contained in clause 10; or

               (B) if there is no guarantor of the Tenant's obligations under this lease and if the assignee is not at the date of the application for consent to the proposed assignment in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant at the date of this lease that the proposed assignee procures covenants by a Group Company which is not the Tenant or the proposed assignee and which is in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant in the same terms (mutatis mutandis) as those contained in clause 10; and

          (iii) The circumstances referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1A) Landlord and Tenant Act 1927) are:-

               (a) where the Tenant's solicitors have not given an undertaking to the Landlord's solicitors to pay all reasonable legal surveyor's and management costs disbursements and VAT arising on the application for consent to such assignment whether or not consent is granted unless the Landlord unreasonably withholds consent in circumstances where it is required to be reasonable; and/or

               (b) where any of the rents and Interim Sum due from the Tenant to the Landlord or the Management Company respectively under this lease remain unpaid at the date of the application for consent to the proposed assignment

(UNDERLETTING)

     (h) Not to underlet the whole of the Premises or any Permitted Part (each being referred to in this paragraph as the premises) except:-

          (i) to a person who before the underletting shall have covenanted with the Landlord to observe and perform the Tenant's obligations under this lease during the sub-term to the extent they relate to the premises demised by the underletting (other than the payment of rents) and a covenant not to assign the whole of the premises without the Landlord's consent (which shall not be unreasonably withheld or delayed) and an unqualified covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

          (ii) by reserving as a yearly rent without payment of a fine or premium (in addition to the service and insurance and other rents payable under this lease except the rent first hereby reserved or (in the case of underletting of a Permitted Part) a pro rata proportion of them) an amount equal to:-

               (a) (in the case of an underletting of the Premises) the then open market rack rental value of the Premises

               (b) (in the case of an underletting of a Permitted Part) a pro rata proportion of the then open market rack rental value of the Premises the proportion in each case being calculated by reference to the Net Internal Area of the Permitted Part in relation to the Net Internal Area of the Premises, in all cases such rent to be payable by equal quarterly instalments in advance on the usual quarter days and to be approved by the Landlord prior to the underletting (such approval not to be unreasonably withheld or delayed) but the amount of such rent and the approval of the Landlord thereto may not be used as evidence by the Tenant for the purpose of any rent review pursuant to this lease

        (iii)  by a form of underlease:-

               (a) by which the principal rent reserved by the underlease is reviewed upwards only at not greater than five year intervals during the sub-term in accordance with the same principles (mutatis mutandis) and at the times as apply to the rent first reserved by this lease

                 (b) requiring the underlessee to observe and perform all the covenants and other provisions binding on the Tenant under this lease (other than the covenant by the Tenant to pay rents) to the extent they relate to the premises and containing:-

                      (A) a condition for re-entry by the underlessor on breach of any covenant by the underlessee

                      (B) a qualified covenant not to assign the whole of the premises and an absolute covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

              (iv) with the Landlord's consent issued within three months before completion of the underletting which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld or delayed

     (i)  In relation to an underlease of a Permitted Part:-

              (i) not to include in the sub-demise any part of the entrance to or the reception area of the Premises

              (ii) to except from the underlease all necessary circulation areas and plant and equipment which will serve the Premises in common and to reserve a separate service charge rent in respect of their maintenance repair and renewal

              (iii) not as a result of the grant to create or permit the creation of more than three separate occupations affecting the whole of the Premises (occupations in right of this lease counting as one occupation)

               (iv) not to grant or agree to grant the underlease without providing for the exclusion of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease in pursuance of an Order duly made under section 38(4) of that Act before the date of grant

     (j) To enforce the observance and performance by every such underlessee and its successors in title of the provisions of the underlease and not expressly or impliedly to waive any breach of them nor vary the terms of any underlease

     (k) Not to agree any reviewed rent payable under an underlease without the Landlord's consent and if the rent review under any underlease is to be determined by an independent person not to agree his appointment without the Landlord's consent (PROVIDED ALWAYS THAT the Landlord shall not unreasonably withhold or delay any consent required under this sub-paragraph) and to procure that any representations which the Landlord may wish to make in relation to the rent review are duly submitted to the independent person and to provide to the Landlord promptly on the same becoming available copies of any representations made by or on behalf of the Tenant or the underlessee in relation to such rent review

(SHARING OCCUPATION)

     (1) Not to part with or share the occupation of the Premises or any part of them except that the Tenant may share occupation with a company which is (but only for so long as it remains) either the holding company of the Tenant or a majority-owned subsidiary of the Tenant or of the Tenant's holding company (as those expressions are defined in section 736 Companies Act 1985) so long as the Tenant does not grant the person sharing occupation exclusive possession (so that such company occupies as licensee only without creating any relationship of landlord and tenant) nor otherwise transfer or create a legal estate and the Tenant shall notify the Landlord of the identity of each company in occupation

REGISTRATION

(16) (a) Within twenty-one days after any disposition or devolution of this lease or of any estate or interest in or derived out of it to give notice in duplicate of the relevant transaction to the Landlord for registration with a certified copy of the relevant instrument and to pay to the Landlord a fair and reasonable fee for each such registration of not less than twenty five pounds

     (b) To register with the Landlord particulars of the determination of every rent review under any underlease of the Premises within fourteen days after the date of determination

PAYMENT OF COST OF NOTICES CONSENTS ETC.

(17) To pay on demand all reasonable expenses (including counsels' solicitors' surveyors and bailiffs' fees) properly incurred by the Landlord in and incidental to:

     (a) the preparation and service of a notice under section 146 Law of Property Act 1925 or in contemplation of any proceedings under section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and

     (b) every reasonable step taken during or after the expiry of the Term in connection with the enforcement of the Tenant's obligations under this lease including the service or proposed service of all notices and schedules of dilapidations and

     (c) every application for consent licence or approval under this lease but not if the application is unreasonably refused or delayed or granted subject to unreasonable conditions (where such consent is not to be unreasonably withheld or delayed)

MACHINERY

(18) Not to install in the Premises any plant or machinery other than usual office equipment without the Landlord's consent which shall not be unreasonably withheld PROVIDED ALWAYS THAT no plant or machinery shall be installed or operated in the Premises and nothing shall be done or omitted in them which may cause:-

     (a) the efficiency of the heating ventilation air conditioning and cooling system installed in the building to be diminished or impaired in any way

     (b) noise dust fumes smell vibration or electrical interference affecting or having any other intrusive effect on any other part of the Building or other adjoining property or persons outside the Premises

OBSTRUCTION/OVERLOADING

(19) Not to obstruct:-

     (a) or damage any part of the Building or exercise any of the rights granted by this lease in a way which causes nuisance or damage

     (b)  any means of escape

     (c)  or discharge any deleterious matter into

          (i) any pipe drain or other conduit serving the Premises and (to the extent they lie within the Premises) to keep them clear and functioning properly or

          (ii) any Service Media

     (d)  or stop-up or darken the windows and other openings of the Premises nor to overload or cause undue strain to the Service Media or any other part of the Building and in particular not to suspend any undue weight from the ceilings or walls of the Premises and not to exceed the following floor loadings:-

          floor finishings:    :     4 kN/m2 (80lbs per sq.ft)
          live load            :     1kN/m2 (20lbs per sq.ft)

     (e) any requisite notice erected on the Premises including any erected by the Landlord in accordance with its powers under this lease

PARKING/GOODS DELIVERY

(20) To ensure that all loading unloading deliveries and despatch of goods is carried out only by using the service accesses and goods lifts designated by the Landlord for the use of the Premises

PLANNING LAW AND COMPENSATION

(21) Without prejudice to clause 4(4) at all times during the Term to comply with the provisions and requirements of Planning Law relating to or affecting

     (a)  (i)   the Premises

          (ii) any operations works acts or things carried out executed done or omitted on the Premises

          (iii) the use of the Premises

          (iv) the use by the Tenant of (and the exercise of any other rights hereunder in respect of) any other parts of the building

     (b) Subject to the provisions of paragraph (c) of this sub-clause as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions (and serve all notices) required under Planning Law in respect of the Premises whether for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof or otherwise

     (c) Not without the Landlord's consent (such consent not to be unreasonably withheld or delayed) to apply for any planning permission relating to the Premises (and not to apply for any such planning permission relating to any other part of the Building) but so that subject to compliance with paragraph (e) of this sub-clause the Landlord's consent shall not be unreasonably withheld or delayed to the making of a planning application in respect of the Premises relating to any operations or use or other thing (if any) which assuming it to be implemented in accordance with Planning Law would otherwise not be in breach of the provisions of this lease

     (d) If the Landlord so requires in connection with any relevant proposal by the Tenant to apply for a determination under section 191 or 192 Town and Country Planning Act 1990

     (e) If the Landlord consents in principle to any application by the Tenant (which it hereby agrees to consider and determine with all due expedition) for planning permission to submit a draft of the application to the Landlord for its approval and to give effect to its reasonable requirements in respect thereof and if and to the extent the Landlord so requires to lodge the application with the relevant authority in the joint names of the Landlord and the Tenant and in duplicate

     (f) Not to implement any planning permission before the Landlord has acknowledged that its terms are acceptable nor before the Landlord has received any cash or other security which it reasonably requires for compliance with any conditions imposed by the planning permission

     (g) If the Landlord at the Landlord's cost reasonably requires or the Tenant desires to lodge and progress diligently an appeal against any refusal of an application for planning permission lodged in respect of the Premises by the Tenant or by any person claiming under or through the Tenant (whether or not lodged in its name alone) the Landlord undertakes to cooperate fully with the Tenant in respect of any such appeal unless such appeal would be likely to have a material and adverse effect on the Landlord's interests in the Building

     (h) Unless the Landlord otherwise directs to complete before the expiry of the Term all works on the Premises required as a condition of any planning permission implemented by the Tenant or by any person claiming under or through it

     (i) If the Tenant receives or is entitled to receive any statutory compensation under any Enactment in relation to its interest in the Premises the Tenant shall on any determination of its interest prior to the expiry of this lease by effluxion of time forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

INDEMNITY

(22) To indemnify the Landlord against all expenses proceedings costs claims damages demands and any other liability or consequence arising out or in respect of any breach of any of the Tenant's obligations under this lease (including all costs reasonably incurred by the Landlord in an attempt to mitigate any such breach) or of any act omission or negligence of the Tenant or any person at the Premises with the Tenant's authority

DEFECTIVE PREMISES

(23) On becoming aware of the same (or when the Tenant ought reasonably to have become aware of the same) to give notice forthwith to the Landlord of any defect in the Premises which might give rise to:-

     (a) an obligation on the Landlord to do or refrain from doing anything in relation to the Premises or

     (b) any duty of care or the need to discharge such duty imposed by the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

INSURANCE AND FIRE FIGHTING EQUIPMENT

(24) (a) Not to do or omit anything by which any insurance policy (relevant extracts of which shall have been provided to the Tenant) relating to the Building or any part of it becomes void or voidable or by which the rate of premium on such policy may be increased

     (b) To comply with all proper requirements of the insurers and to provide and maintain unobstructed appropriate operational fire fighting equipment and fire notices on the Premises

     (c)  To notify the Landlord forthwith of:-

          (i) any incidence of any Insured Risk on the Premises and of any other event which ought reasonably to be brought to the attention of insurers and of which the Tenant ought reasonably to be aware

          (ii) the insurable value of any fixture installed in the Premises by the Tenant or any person claiming under or through the Tenant

     (d) That if at any time the Tenant or any person claiming under or through it shall be entitled to the benefit of any insurance of the Premises to cause all money paid under such insurance to be applied in making good the loss or damage in respect of which it was paid

     (e) Subject to clause 5(2)(b) if the whole or any part of the Building is damaged or destroyed by any of the Insured Risks at any time during the Term and the insurance money under any insurance policy effected by the Landlord is rendered wholly or partially irrecoverable because of some act or default of the Tenant or any person deriving title under or through the Tenant or their respective servants agents or invitees forthwith to pay the Landlord the whole amount of the insurance money so irrecoverable

DANGEROUS AND CONTAMINATIVE MATERIALS

(25) Not to keep place store or use or permit or suffer to be kept placed stored or used in or upon or about the Premises any materials substance or other thing of a dangerous inflammable combustible explosive corrosive or offensive nature or any materials substance or other thing which may in any way cause pollution injury or harm by percolation corrosion contamination migration release or otherwise on beneath or in the vicinity of the Premises

YIELD UP

(26) (a) At the expiry of the Term to remove all chattels and tenant's fixtures and quietly to yield up the Premises reinstated in accordance with the Reinstatement Specification and restored and made good to the extent required under clause 4(12)(d) and in the state of repair condition decorative order and layout otherwise required by this lease and any licences or consents issued in pursuance of it and to make good any damage so caused in a proper and workmanlike manner

     (b) The Tenant irrevocably authorises the Landlord to remove and dispose of any chattels which may be left in the Premises within 28 days after the Tenant has quit them (without being obliged to obtain any consideration for the disposal) and the Tenant irrevocably declares that any such chattels will stand abandoned by it

REGULATIONS AND COVENANTS

(27) To comply with:-

          (i) all reasonable regulations reasonably made by the Landlord from time to time and notified to the Tenant in writing for the good management of the Building PROVIDED ALWAYS THAT no such regulations shall purport to amend the terms expressed in this lease and if there is any inconsistency between the terms of this lease and the regulations the terms of this lease shall prevail

          (ii) all covenants stipulations and other matters affecting the Premises and not to interfere with any rights easements or other matters affecting the Premises

SECURITY AND ACCESS

(28) To use all reasonable endeavours to ensure that the Tenant's visitors to the Premises observe such security regulations which may apply to them

HEAD LEASE

(29) (a) To observe and perform the covenants and conditions on the part of the lessee contained in the Head Lease so far as they relate to the Premises except the covenant for the payment of rent and except also so far as the obligations relating to insurance fall to be observed and performed by the Landlord pursuant to clause 5(2)

     (b) Not to do or omit any act or thing which would or might cause the Landlord to be in breach of the Head Lease

SERVICE CHARGE

(30) To pay the Service Charge (and VAT thereon) to the Management Company at the times and in the manner provided for in clause 6 and schedule 5 without deduction or set off and to pay the Outside Normal Business Hours Charge within 10 days of demand (either annually or by monthly instalments) as the Management Company shall reasonably determine PROVIDED THAT for the period from the date hereof until the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations the Service Charge payable by the Tenant in any Accounting Period shall not exceed (pounds sterling)32,211 inclusive of VAT and PROVIDED FURTHER that the Service Charge payable in respect of the twelve month period from the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations shall be (pounds sterling)74,622.15 exclusive of VAT

5.   LANDLORD'S COVENANTS

     The Landlord covenants with the Tenant:

     QUIET ENJOYMENT

(1) That if the Tenant observes and performs its covenants contained in this lease the Tenant may peaceably hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

INSURANCE

(2) (a) To keep the Building (except all tenants' plant and equipment and trade fixtures) insured against the Insured Risks in the full current replacement cost

     (b) to use reasonable endeavours to procure that the interest of the Tenant is noted on the insurance policy and to use reasonable endeavours to further procure that the insurers waive any rights of subrogation against the Tenant (or any lawful subtenant occupier or invitee) and the Landlord will notify the Tenant if it is unable so to procure and will duly consider the representations of the Tenant regarding alternative insurers who may be prepared to procure that the insurers waive any subrogation rights and/or note the interest of the Tenant and will also permit the Tenant to make representations to the insurers regarding the noting of the Tenant's interest and/or waiver of rights of subrogation

     (c) On request to supply the Tenant (but not more frequently than once in any period of twelve months) with evidence of such insurance

     (d) If and whenever during the Term the Building (except as aforesaid) is damaged or destroyed by an Insured Risk and to the extent that payment of the insurance monies is not refused because of any act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant or their respective servants agents and invitees subject to clause 5(2)(b) above the Landlord will with all convenient speed take the necessary steps to obtain any requisite planning permissions and consents and if they are obtained to lay out the money received from the insurance of the Building (except sums in respect of public liability and employer's liability and loss of rent) towards replacing (but not necessarily in facsimile reinstatement) the damaged or destroyed parts (except as aforesaid) and in the case of the Premises to the Reinstatement Specification as soon as reasonably practicable (and the Landlord shall keep the Tenant informed of progress of any such insurance claims and the Landlord's proposals for compliance with this provision) PROVIDED ALWAYS THAT the Tenant shall have no claim against the Landlord under this clause 5(2)(c) in respect of the manner of replacement of the interior of any Lettable Unit other than the Premises or any alteration to the Common Parts and PROVIDED FURTHER THAT the Landlord shall not be liable to carry out the replacement if it is unable (having used all reasonable endeavours) to obtain every planning permission and consent necessary to execute the relevant work in which event the Landlord shall be entitled to retain all the insurance money received by it and if the Landlord so retains the insurance money the Tenant shall be entitled to determine this lease on not less than one month's prior written notice

     (e) In the event that the Premises have not been reinstated to the Reinstatement Specification or essential means of access thereto within the Building is not available in the circumstances contemplated in subclause 5(2)(d) by the date five years and eleven months following the date of such damage or destruction by an Insured Risk the Tenant may determine this lease on not less than one month's prior written notice such notice to be served (if at all) within one month after expiry of such five years and eleven months period

HEAD LEASE

(3) (a) To pay the rents reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the terms of this lease but so far only as to preserve the existence of this lease the covenants and conditions on the part of the lessee contained in the Head Lease

    (b) On the request and at the reasonable expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Head Lease

    (c) To take all reasonable steps at the Tenant's reasonable expense (to the extent possible under the Head Lease) to obtain the consent of the Superior Landlord wherever the Tenant makes application for any consent required under this lease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this lease and tlie Head Lease

ELECTRICITY PROVISION

(4) Subject to clause 7(3) to use all reasonable endeavours to provide or procure the provision of electricity to the Premises to the extent necessary to meet the requirements of the Tenant having regard to the overall electricity services design standards for the Building as a whole and to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the electricity provider chosen by the Landlord

MANAGEMENT COMPANY ACCESS

(5) To allow the Management Company such rights over the Building as it requires from time to time for the due and proper provision of the Services

VAT INDEMNITY

(6) The provisions of schedule 8 shall apply in relation to VAT liability on the rent first reserved and:-

     (a) Whenever VAT is properly chargeable in respect of any supply made hereunder by the Landlord to the Tenant the Landlord shall no later than thirty days after the due date for payment in respect of such supply issue a valid VAT invoice or audit note (as the case may be to the Tenant)

     (b) Subject to (6)(c) below all consideration payable by the Landlord to the Tenant shall be exclusive of VAT which the Landlord shall pay in addition on production of a valid VAT invoice

     (c) The capital sum referred to in clause 3 above shall be inclusive of VAT save that if the Landlord is at any stage able to recover such VAT the Landlord shall pay to the Tenant a further amount equal to VAT on the capital sum

NAMING RIGHTS

(7) The Landlord shall only name the Building in accordance with its postal address from time to time

NOTIFICATION OF NOTICES

(8) The Landlord will inform the Tenant as soon as reasonably practicable but in any event within 5 working days of receipt of the same of any notice served by the Superior Landlord alleging a breach of the Head Lease which would threaten the existence of this lease

6.   PROVISION OF SERVICES

     The Management Company covenants with the Tenant to use all reasonable endeavours:-

     (1) Well and substantially to repair and properly clean and decorate the structure of the Building (including the structure of the roofs foundations external and internal walls and columns and structural slabs of the ceilings and floors) the external surfaces of the Building (including the whole of the glazing within the external walls of the Building) and the Common Parts and (where consistent with an obligation to repair) to replace the same

     (2) To keep the Service Media designed for common or general use and the Landlord's Services Equipment in good and substantial repair and in clean condition and at all times in good and safe working order

     (3) To keep the lifts in the Building clean and in good and substantial repair and condition and at all times in good and safe working order

     (4) Provide heat and air conditioning and chilled water to the Premises (subject to the Tenant paying Outside Normal Business Hours Charge in relation to the provision of such services outside Normal Business Hours) such heat being sufficient to maintain an air temperature in the Premises measured at the main trunk connections to the floor as follows:

              Air Conditioning and Heating

                     Design Parameters:

                     External Conditions:

                          Summer         29(degrees)C DB 20(degrees)C WB
                          Winter         -4(degrees)C DB 100% relative humidity

              Internal Conditions Office
              Accommodation -

                          Summer         22(degrees)C DB + 1(degrees)C
                          Winter         20(degrees)C DB minimum

              Humidity Office Accommodation -

                    Summer                  50% +/-10%
                    Winter                  50%+/- 10%



(5) To ensure that the Common Parts are at all times kept clean tidy and unobstructed

(6) Subject to clause 7(3) and clause 7(6) to provide or procure the provision of electricity to the Premises and each and every part thereof designed to receive the same to the extent necessary to meet the reasonable requirements of the Tenant and other lawful occupiers of the Premises

(7) To comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction relating to the Building or any part for which any tenant or occupier of the Building is not directly or exclusively liable

(8) To ensure that at all times (meaning for the avoidance of doubt 24 hours a day during the Term) there are both such security officers at and patrolling the Building as is reasonably appropriate for premises of the same size and nature as the Building and that the main reception to the Building is properly and adequately manned

(9)   To provide or procure the provision of:-

     (a)  the Services during Normal Business Hours; and

     (b) such of the Services outside Normal Business Hours as in the Management Company's reasonable discretion are appropriate to provide to a high class office building in the City of London outside Normal Business Hours; and

     (c) such of the Services outside Normal Business Hours as the Tenant shall previously request (but subject to the Tenant being responsible for the Outside Normal Business Hours Charge)

      (having regard in all cases to and in accordance with the overall design standards for the Building as a whole and subject to the limitations contained in Clause 7(6)) in an efficient and economic manner and in accordance with good estate management provided that the Management Company shall be entitled to employ such managing agents professional advisers contractors and other persons as it shall from time to time reasonably think fit for the purpose of the performance of the Services

PROVIDED THAT the Management Company shall not be liable for:-

(without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or interruption in the provision of the Services or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or the Common Parts or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk

     (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Management Company PROVIDED ALWAYS that the Management Company shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED
     THAT:

     (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable

     (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlord's or Management Company's covenants hereunder

7.   PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED THAT:
     FORFEITURE AND RE-ENTRY

          (1) Without prejudice to any other remedies and powers contained in this lease or otherwise available to the Landlord if

          (a) the whole or part of the rents shall be unpaid for twenty-one days after becoming payable (whether or not formally demanded) or

          (b) any of the Tenant's covenants in this lease are not performed or observed in the manner and at the times herein specified or

          (c) the guarantee granted by the Guarantor or any other guarantor of the Tenant's obligations is or becomes unenforceable (in whole or in part) for any reason whatsoever and no suitable alternative security is provided to the Landlord within a period of one month or if the Tenant (or if more than one person any one of them):-

          (d) being a company enters into liquidation whether voluntarily (except for reconstruction or amalgamation of a solvent company) or compulsorily or has a provisional liquidator or a receiver (including an administrative receiver) appointed or its directors pass a resolution to petition for an administration order or one or more of them swears an affidavit in support of such a petition or is the subject of an administration order or a petition for one or of a voluntary arrangement or a proposal for one under Part I Insolvency Act 1986

          (e) being a company incorporated outside the United Kingdom is the subject of any proceedings or event analogous to those referred to in clause 7(1)(d) in the country of its incorporation

          (f) being an individual is the subject of a bankruptcy petition or bankruptcy order or of any application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986 or otherwise becomes bankrupt or insolvent or dies the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises without prejudice to the Tenant's right to relief against forfeiture whereupon this lease shall absolutely determine but without prejudice to either partys right of action against the other in respect of any antecedent breach of the covenants in this lease

LETTING SCHEME USE AND EASEMENTS

(2) No letting or building scheme exists or shall be created in relation to the Building and (subject only to those easements expressly granted by this lease) neither the Tenant nor the Premises shall be entitled to any easement or quasi-easement whatsoever and nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any right easement covenant condition or stipulation enjoyed or entered into by any tenant of the Landlord in respect of property not demised by this lease or prevent or restrict the development or use of the remainder of the Building or any other land

COMMON PARTS AND SERVICE MEDIA

(3) Subject always to the rights of the local authority the relevant supply authorities and any other competent authority the Common Parts and the Service Media are at all times subject to the exclusive control and management of the Landlord who may from time to time (if it shall be necessary or reasonable to do so for the benefit of the Building or otherwise in keeping with the principles of good estate management) alter divert substitute stop up or remove any of them (leaving available for use by the Tenant reasonable and sufficient means of access to and egress from and servicing for the Premises)

SERVICE OF NOTICES

(4)  (a)       In addition to any other mode of service any notices to be served under this lease shall be validly served if served in accordance with section 196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or (in the case of any notice to be served on the Tenant) by sending it to the Tenant at the Premises PROVIDED THAT whilst the Tenant hereunder is Donaldson Lufkin & Jenrette International Limited such notice shall also be served on the offices for the time being of SJ Berwin & Co (attention: Edward Page) or such other firm of solicitors notified in writing to the Landlord and 277
               Park Avenue New York New York 10172

     (b) If the Tenant or any guarantor comprises more than one person it shall be sufficient for all purposes if notice is served on one of them but a notice duly served on the Tenant will not need to be served on any guarantor

RENT CESSER

(5)   If and whenever during the Term:-

      (a) the Premises (other than the Tenant's plant and equipment and tenant's fixtures) or the means of access to the Premises within the Building are damaged or destroyed by any of the Insured Risks so that the Premises are incapable of beneficial occupation and use and

      (b) subject to clause 5(2)(b)the insurance of the Building or the payment of any insurance money has not been vitiated by the act neglect default or dmission of the Tenant or of any person deriving title under or through the Tenant their respective servants agents and invitees the rent first reserved by this lease and the Service Charge or a fair proportion of them according to the nature and extent of the damage sustained shall be suspended and cease to be payable from the date of destruction or damage until whichever is the earlier of the date on which the Premises are reinstated to the Reinstatement Specification and if applicable the essential means of access within the Building are available and the date of expiry of the period for which insurance of loss of rent is effected and any dispute about such suspension shall be referred to the award of a single arbitrator to be appointed in default of agreement on the application of the Landlord or the Tenant to the President for the time being of The Royal Institution of Chartered Surveyors in accordance with the Arbitration Acts 1950 and 1979

LANDLORD'S LIABILITY

(6) The Landlord shall not be liable for (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Landlord PROVIDED ALWAYS that the Landlord shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED THAT:

     (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable)

     (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlords or Management Company's covenants hereunder

ARBITRATION FEES

(7) The fees of any arbitrator incurred in any arbitration proceedings arising out of this lease may be paid to the arbitrator by the Landlord or by the Tenant notwithstanding any direction or prior agreement as to liability for payment and any sums so paid for which the party who pays them initially is not ultimately liable shall be repayable on demand by the party who is liable for them

RENT REVIEW MEMORANDUM

(8) Forthwith after every agreement or determination of any increase in the amount of the rent reserved and made payable by virtue of schedule 4 a memorandum recording the increase shall be attached to this lease and to the counterpart and such memorandum shall be signed by or on behalf of the Landlord and the Tenant respectively

NO WARRANTY AS TO USE

(9) Nothing contained in this lease shall constitute or be deemed to constitute a warranty by the Landlord that the Premises are authorised under Planning Law to be used or are otherwise fit for any specific purpose

DISPUTES

(10) (a) Any dispute between the Tenant and any other tenant or occupier of any part of the Building relating to any easement or right affecting the Building or any part of it shall (unless the Landlord shall by notice to the parties concerned renounce its power to determine it) be referred to the Landlord whose decision acting reasonably (acting in the capacity of an expert) shall be binding upon the parties to the dispute but the Landlord shall give written reasons for his decision

     (b) Where any issue (other than one relating to a rent review) arising out of or under or relating to the Head Lease which also affects or relates to the provisions of this lease is to be determined as provided in the Head Lease the determination of such issue pursuant to the provisions of the Head Lease shall be binding on the Tenant as well as the Landlord for the purposes both of the Head Lease and this lease

COMPENSATION

(11) Except where any Enactment prohibits the right to compensation being reduced or excluded by agreement, neither the Tenant nor any occupier of the Premises shall be entitled on quitting them to claim from the Landlord any compensation under the Landlord and Tenant Act 1954

RATEABLE VALUE APPEALS

(12) (a) If the Landlord or the Tenant intends to make a proposal to alter the entry for the Premises in the local non-domestic rating list it shall notify the other party of its intention and shall incorporate in the proposal such proper and reasonable representations as may be made by or on behalf of that party

     (b) The Tenant shall not agree the level of rates liability attributable to the Premises following the date hereof without the Landlord's consent (such consent not to be unreasonably withheld or delayed) PROVIDED that for the avoidance of doubt the Landlord shall not be entitled to refuse its consent to any level of rates which the Tenant has negotiated with the appropriate rating authority which is lower than any level of rates negotiated by or on behalf of the Landlord in respect of the Building on a pro rata basis

NO WARRANTY AS TO SECURITY

(13) Nothing contained in this lease (and no exercise of any of the Landlord's powers under this lease) shall constitute or be deemed to constitute a warranty by the Landlord that the Premises shall be kept secure or that any security service to the Common Parts shall be effective

JURISDICTION

(14) This lease shall be governed by and construed in all respects in accordance with the law of England and for the benefit of the Landlord the English courts shall have exclusive jurisdiction in relation to disputes arising under or connected with this lease and the Tenant agrees that any process may be served on it by leaving a copy of the relevant document at the Premises provided however that the Landlord shall retain the right at its sole election to sue the Tenant elsewhere including in the courts of the Tenant's domicile

OVERRIDING LEASE

(15) If at any time during the Term the Landlord shall grant a tenancy of the reversion immediately expectant on the determination of this lease whether pursuant to Section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise any covenant on the part of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further covenant also to obtain the consent of the lessor under such tenancy to such dealing

8.    LANDLORD'S GUARANTOR

(1) The Landlord's Guarantor at the request of the Landlord and in consideration of the Tenant agreeing to take this lease covenants and agrees with the Tenant that all of the Landlord's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Landlord's obligations (notwithstanding any time or indulgence granted by the Tenant to the Landlord or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Landlord's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Landlord shall be in default

(2) The Landlord's Guarantor at the request of the Management Company and in consideration of the Tenant agreeing to pay the Service Charge covenants and agrees with the Tenant that all of the Management Company's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Management Company's obligations (notwithstanding any time or indulgence granted by the Tenant to the Management Company or compromise, neglect dr forbearance on the part of the Tenant in enforcing the observance of the Management Company's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Management Company shall be in default

9.   TENANT'S OPTION TO DETERMINE

     (1) The Tenant may (subject to compliance with the provisions of this clause) determine this lease as at 24th October 2008

     (2) If the Tenant wishes so to determine the Tenant shall give to the Landlord the Termination Notice such notice to expire on 24th October 2008


     (3) If the Tenant duly serves the Termination Notice it shall procure that vacant possession of the Premises will be available on 24th October 2008 free of occupation by and of any estate or interest rested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if the Tenant is in material breach of any of its covenant to pay the rents and Interim Sum contained in this lease (including those contained in this sub-clause) as at 24th October 2008 except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them

10.  GUARANTEE AND GUARANTOR'S INDEMNITY

      The Guarantor at the request of the Tenant and in consideration of the grant of this lease covenants and agrees with the Landlord and during the Term and any period of holding over continuation or extension thereof whether by an Enactment common law or otherwise (subject to clause 4(15)):-

(1) The rents reserved by this lease (whether or not ascertained as to amount) will be duly paid and that all the Tenant's obligations contained in it will be performed and observed in the manner and at the times herein specified and that if there is any default in paying the rents or in performing and observing the Tenant's obligations (notwithstanding any time or indulgence granted by the Landlord to the Tenant or compromise neglect or forbearance on the part of the Landlord in enforcing the observance and performance of the Tenant's obligations in this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant) the Guarantor will observe and perform the obligations in respect of which the Tenant shall be in default and will on demand and on a full indemnity basis pay to the Landlord an amount equivalent to the rents or other amounts not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the default (and in the event of non-payment shall pay interest at the Interest Rate from the date of demand to the
                                      33

     Guarantor until the date of payment) and will otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-performance or non-observance

(2) If any liquidator or other person having power to do so disclaims this lease or if it shall be forfeited or if the Tenant ceases to exist and if the Landlord by written notice served within three months after the date of disclaimer or forfeiture or the Landlord having actual knowledge of the cesser of existence of the Tenant (each a "Trigger Event") requires the Guarantor to accept a lease of the Premises for a term computed from the date of the Trigger Event to the date on which the Term would have expired by effluxion of time and at the same rents and subject to the same covenants stipulations conditions and provisions (except that the Guarantor shall not be required to procure that any other person is made party to that lease as guarantor) as are reserved by and contained in this lease immediately before the Trigger Event and with coincidental Review Dates (the said new lease and the rights and liabilities thereunder to take effect as from the date of such Trigger Event) the Guarantor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord upon demand against the costs incurred on the grant of the new lease

(3) The liability of the Guarantor hereunder shall not be released reduced affected or prejudiced by reason of:-

     (a) any variation or waiver of or addition to the terms of this lease or any of them agreed between the Landlord and the Tenant or

     (b) the surrender by the Tenant of part of the Premises (in which event the liability of the Guarantor shall continue in relation to the Tenant's obligations in respect of the part of the Premises not so surrendered) or

     (c) any legal limitation immunity disability incapacity occurrence of insolvency or the winding-up of the Tenant or

     (d) (without limitation to the foregoing) of any other act or thing act or thing by which (but for this provision) the Guarantor would have been discharged or released (in each case in whole or in part) from liability under this guarantee and indemnity or any combination of any two or more of such matters

(4) If a Trigger Event occurs and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 8(2) the Guarantor shall pay to the Landlord on demand (in addition to any other loss damage costs charges expenses or other liability which the Guarantor may be required to make good hereunder and without prejudice to any other rights of the Landlord) an amount equal to the rents which would have been payable hereunder but for such Trigger Event (so far as such rents do not otherwise continue to be payable) for the period commencing on the date of such Trigger Event and ending on whichever is the earlier of the date one year after the date of such Trigger Event and the date (if any) upon which rent is first payable in respect of the whole of the Premises on a reletting thereof

(5) Without prejudice to the rights of the Landlord against the Tenant the Guarantor shall be a principal obligor in respect of its obligations under this clause and not merely a surety and accordingly the Guarantor shall not be discharged nor shall its liability hereunder be affected by any act or thing or means whatsoever by which its said liability would not have been discharged if it had been a primary debtor

(6) The Guarantor shall pay all reasonable charges (including legal and other costs on a full indemnity basis) incurred by the Landlord in relation to the Landlord's enforcement of this guarantee and indemnity against the Guarantor or for enforcing payment by the Guarantor of amounts indemnified by it hereunder

(7) The Landlord may at its option enforce the terms of this guarantee and indemnity against the Guarantor without having first enforced the covenants and terms of this lease against the Tenant and also without first having recourse to any other rights or security which the Landlord may have obtained in relation to this lease

(8) The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the obligation of the Tenant under this lease or to any right of subrogation in respect of any such security until all the obligations owed to the Landlord by the Tenant and the Guarantor hereunder have been fully and unconditionally fulfilled and discharged

(9) The Guarantor shall not claim in any liquidation bankruptcy composition or scheme of arrangement in respect of the Tenant in competition with the Landlord and if and to the extent that it receives the same shall remit to (and until remission shall hold in trust for) the Landlord all and any monies received from any liquidator trustee receiver or out of any composition or arrangement or from any supervisor thereof until all the obligations of the Tenant and the Guarantor hereunder owed to the Landlord have been fully and unconditionally fulfilled and discharged

(10) This guarantee and indemnity shall enure for the benefit of the Landlord's successors in title under this lease without the necessity for any assignment thereof

(11) While Donaldson, Lufkin & Jenrette International Limited remains the Tenant this guarantee and indemnity shall only apply if and for so long as the total shareholders funds and reserves of Donaldson, Lufkin & Jenrette International Limited are or fall below the value of Fifty million pounds ((pounds sterling)50,000,000) AND Donaldson, Lufkin & Jenrette International Limited and Donaldson, Lufkin & Jenrette Inc.
     shall notify the Landlord at the beginning of each period in which this guarantee and indemnity applies and again when it ceases to apply AND for the avoidance of doubt this guarantee (subject to compliance by the Tenant with clause 4(15)) shall automatically cease on any lawful assignment of this lease (but without prejudice to either party's rights against the other in respect of any antecedent breaches of this lease) unless in the circumstances contemplated by clause 4(15)(g)(ii)(b) it is reasonable for Donaldson, Lufkin & Jenrette Inc. to remain the guarantor hereunder of the liabilities of Donaldson, Lufkin & Jenrette International Limited PROVIDED FURTHER that Donaldson, Lufkin & Jenrette Inc shall in such circumstances automatically be released on a second assignment of this lease

11.   STAMP DUTY CERTIFICATE

      It is hereby certified that there is no agreement for lease to which this lease gives effect

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

                                  SCHEDULE 1

                                (THE PREMISES)

ALL THOSE office premises situate on the twenty-fifth floor and being part of the Building which are shown on the Plans and thereon verged red for identification purposes only ALL which premises include:-

(a) the plaster linings and other interior coverings and facing materials of all walls and of any columns within or bounding the said premises

(b) the screed the raised floor the fixed and unfixed floor coverings and all materials lying between the upper surface of the structural floor slab and the raised floor surface

(c) the ceilings including all materials forming part of them lying and the void space (if any) above such ceilings but below the lower surface of the structural ceiling slab

(d)  all non-load bearing walls lying within the said premises

(e) all plant and other apparatus and conducting media which are designed to serve the said premises exclusively including any which the Landlord may permit under clause 4(14) and whose operation does not have any impact on the central building systems

(f)  the following items supplied and fitted by the Landlord:-

     (i) venetian horizontal perforated blinds on the inside of the external windows of the Premises

     (ii) electricity check meter

but exclude:-

(i)  all Service Media and Landlord's Services Equipment and

(ii) the load bearing structure of the Building including the load bearing structure of the roofs foundations external and internal walls and columns and the structural slabs of the ceilings and floors and

(iii)the external surfaces of the Building and the whole of the window glazing and window frames and other fenestration units constructed in the external walls and in the other boundaries of the said premises

                                  SCHEDULE 2

                        (EASEMENTS AND RIGHTS GRANTED)

1. The right in connection with the Permitted Use subject to the provisions of clause 7(3) and subject to compliance with all reasonable rules and regulations in connection with the exercise of such right as may be prescribed from time to time by the Landlord:-

     (1) for the Tenant its employees servants and duly authorised agents invitees and visitors for the purpose only of ingress and egress to and from the Premises to use the Common Parts and to use all means of escape but only when needed in an emergency and

     (2)  to use the Service Media

2. The right of support shelter and protection for the Premises from any adjoining or neighbouring parts of the Building as enjoyed by the Premises at the date of this lease

3. The right to have displayed the name or trading style of the Tenant and any authorised sub-tenants or permitted occupiers (subject to a maximum of four names at any particular time) on the signboard in the entrance lobby of the Building provided by the Landlord pursuant to paragraph 14 of Part I of schedule 6 and the right to install a sign displaying the name of the Tenant at the entrance to the Premises the precise location size and style of such sign to be subject to the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

4. The right to install a supplementary air conditioning system and UPS within the 14th floor plant area in the Building in a manner and in a location to be approved by the Landlord such approval not to be unreasonably withheld or delayed (in accordance with the provisions of clause 4(12)) and a right of access to such 14th floor plant area at all reasonable times on reasonable prior notice (save in the case of emergency) for repair and maintenance and PROVIDED that on determination of the Term the Tenant shall remove any such installation and reinstate the plant room area to the reasonable satisfaction of the Landlord (making good all damage caused in such removal)

5. The right to use and to have reasonable access for repair and maintenance (on reasonable prior written notice to the Landlord) those works or installations within or on the Building (but outside the Premises) for which consent has been given pursuant to the Agreement for Initial Alterations

6. The exclusive right to use the lavatories on the same floor as the Premises subject to the Tenant being responsible for all elements of Service Cost relating to such toilets should any other tenant of accommodation in the Building object to meeting any proportion of Service Cost in relation to such facilities (on the basis of such exclusive use)

                                  SCHEDULE 3

                         (EXCEPTIONS AND RESERVATIONS)

1. The right to build alter or extend (whether vertically or laterally) any building notwithstanding that the access of light and air or either of them to the Premises and the lights windows and openings thereof may be affected

2. The right at reasonable times on reasonable prior written notice (except in an emergency where no notice need be given) to enter upon the Premises as often as may be necessary for the purpose of complying with the covenants of the Head Lease for all the purposes for which the Tenant covenants in this lease to permit entry and for all purposes in connection with the carrying out of the Services and for the purposes of complying with any statutory requirements

3. The right to use and to construct inspect maintain repair divert and otherwise alter stop up and relay and to make connections to any Service Media in on or under the Premises at any time during the Term for the benefit of any other part of the Building or any adjacent or neighbouring land

4. The right to erect and maintain scaffolding on or against any part of the Building so long as reasonable and sufficient means of access to and egress from and servicing the Premises are maintained

5. All rights of light air and other easements and rights (but without prejudice to those expressly granted by this lease) enjoyed by the Premises from or over any other part or parts of the Building or any adjacent or neighbouring land

6. The right of support protection and shelter for the benefit of other parts of the Building from the Premises

7. The right for one or more members of any security staff employed by the Landlord or its agents at any time or times on reasonable prior notice (save in the case of emergency where no notice is required) to enter the Premises if it shall be considered necessary or desirable so to do in connection with the security of the Building

8. The right for the tenant or occupier of any other part of the Building authorised by the Landlord having first given reasonable written notice to the Tenant at reasonable times in the daytime and at any time and without notice in case of emergency to enter the Premises for the purpose of repairing that other part of the Building making good any damage so caused to the reasonable satisfaction of the Tenant

9. The rights reserved to the Superior Landlord (by covenant or by express reservation) in the Head Lease

PROVIDED ALWAYS THAT if the Landlord or its employees or the persons authorised by the Landlord exercises any of the rights by carrying out work on the Premises it shall cause as little inconvenience as possible and as soon as reasonably practicable make good any damage caused to them unless the right has been exercised because of some breach by the Tenant or by any person claiming through it

                                  SCHEDULE 4

               (THE FIRST RESERVED RENT AND THE REVIEW THEREOF)

1. In this schedule the following expressions have the respective specified meanings:-

     (1) "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date

     (2) "Review Rent" means the yearly market rent which might reasonably be expected to be payable following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out during which no rent or a concessionary rent is payable or following the payment of any capital sum or fitting out contribution which might be negotiated in the open market for the purposes of fitting out (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period or capital sum or fitting out contribution and has used the same fully to fit out the Premises for the Permitted Use to the lessee's particular requirements) if the Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession on the relevant Review Date without fine or premium for a term often years computed from the relevant Review Date taking into account the lessee's right at the expiration of the term to be granted a new tenancy under Part II Landlord and Tenant Act 1954 and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at five-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:-

          (a) the Permitted Use and the Premises comply with Planning Law and every other Enactment free from any onerous condition restriction and limitation and that the lessee may lawfully implement and carry on the Permitted Use

          (b) no work has been carried out to the Premises which has diminished their rental value

          (c) in case the Building or any part of it has been destroyed or damaged it has been fully restored

          (d) the Premises have been fitted out to no less standard than that set out in the Reinstatement Specification but disregarding any effect on rent of:-

          (i) the fact that the Tenant or any underlessee or other permitted occupier or their respective predecessors in title has been or is in occupation of the Premises

          (ii) any goodwill attached to the Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other permitted occupier

          (iii) (without prejudice to paragraphs 1(2)(b) and 1(2)(c) of this schedule) any works carried out to the Premises during the Term by the Tenant or any permitted underlessee in either case at its own expense in pursuance of a licence granted by the Landlord where required and otherwise than in pursuance of any obligation to the Landlord

          (iv) the works carried out to the Premises by the Tenant or carried out by the Landlord at the expense of the Tenant pursuant to the Agreement for Initial Alterations

     (3) "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 3(1) of this schedule and if to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors the said President to be requested to nominate an independent chartered surveyor having not less than ten years practice in the City of London next before the date of his appointment and recent substantial experience in the letting and valuation of office premises of a similar character and quality to those of the Premises and who is a partner or director of a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

2. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:-

     (1) the Current Rent (ignoring for this purpose any rent cesser pursuant to clause 7(5)) and

     (2)  the Review Rent

3. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:-

     (1) the Review Surveyor shall (in the case of agreement about his appointment) be forthwith appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant

     (2) Unless the Landlord and the Tenant agree that the Review Surveyor shall act as an expert (which after the appointment has been made they may not do save with the consent also of the Review Surveyor) he shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979

     (3) If the Review Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall stipulate a proposal for the Review Rent supported (if so desired by the Landlord or the Tenant) by any or all of:-

          (i)  a statement of reasons

          (ii) a professional rental valuation and (separately and later)

          (iii) submissions in respect of each other's statement of reasons and valuation but he shall not be bound thereby and shall make the determination in accordance with his own judgment (including any determination concerning any party's liability for the costs of the reference to him) save in respect of points of law

     (4) If the Review Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of another Review Surveyor

4. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:-

     (1)  continue to pay the Current Rent on account and

     (2) pay the Landlord within seven days after the agreement or assessment of the Review Rent the amount (if any) by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period plus interest at three per cent below the Interest Rate for each installment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the installment was due up to the date of payment of the shortfall)

5. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then when the restriction is released the Landlord may at any time within six months after the date of release give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date

                                  SCHEDULE 5

                             (THE SERVICE CHARGE)

1.   In this schedule:

     "ACCOUNTING PERIOD" means the period from and including 1st January to and including 3 1st December in any year or such other period of twelve months as the Management Company shall reasonably determine from time to time

     "EXPERT" means a chartered surveyor experienced in the administration and apportionment of service charges for buildings similar to the Building as agreed upon by the Management Company and the Tenant or on failure to agree appointed at the request of either party by the President Provided that where an Expert has previously been agreed or appointed in relation to any matter in connection with the Service Cost or the allocation of the Service Cost between the tenants of the Building (whether or not pursuant to the terms of this Underlease) the Management Company or the Tenant shall be entitled if reasonable to require that the same Expert be appointed

     "INTERIM SUM" means a fair and reasonable yearly sum assessed by the Management Company acting reasonably on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

     "RESERVE" means the total of the amounts received by the Management Company in respect of the matters referred to in paragraph 2(B) of this schedule

     "SERVICE CHARGE" means the proportion or proportions of the Service Cost attributable to the Premises determined in accordance with the provisions of this schedule payable from the date hereof

     "SERVICE CHARGE CERTIFICATE" means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 5 of this schedule and prepared by the Management Company's surveyor or auditor

     "SERVICE COST" means the total sum calculated in accordance with paragraph 2 of this schedule

2.   The Service Cost shall be the total of:-

     (A) the reasonable cost properly incurred by the Management Company in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the costs and expenses set out in Part II of schedule 6 (insofar as the same are reasonable and properly incurred) and any other reasonable costs and expenses properly incurred by the Management Company or with the Management Company's authority in connection with the Services but excluding for the avoidance of doubt

          (i) any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant (which shall be charged direct to the Tenant) or of any other tenant or tenants of the Building and

          (ii) any Value Added Tax which the Management Company may incur of and incidental to the provision of the Services and which is recoverable as input tax by the Management Company

         (iii) any cost or expense incurred in making good any damage caused by any of the Insured Risks

     (B) an amount (to be revised annually by the Management Company at its reasonable discretion) to be charged in any Accounting Period as a contribution to the establishment and maintenance of a reserve towards the estimated cost to the Management Company of the provision of the Services such amount to be ascertained on the assumption (inter alia) that the cost of replacement of items of plant machinery equipment and other capital items is calculated on such life expectancy of the said items as the Management Company may from time to time reasonably determine to the intent that a fund be accumulated sufficient to cover the cost of replacement of the said items by the end of their anticipated life

     PROVIDED THAT nothing herein contained shall oblige the Management Company to maintain the Reserve or a reserve sufficient to cover the whole of the cost of replacement of any plant machinery equipment or other capital items and provided further that any expenditure on any items in respect of which any sums shall have been included in the Reserve during an Accounting Year shall at the Management Company's reasonable discretion as to the amount thereof if any be met out of the Reserve AND PROVIDED THAT in respect of any costs or expenses not incurred exclusively in connection with the provision or carrying out of the Services a fair proportion only of such costs and expenses shall be included in the Service Cost

3.   (A)  The Service Charge payable by the Tenant for any Accounting
          Period shall be a fair proportion of the Service Cost attributable to the Premises from time to time as properly determined by the Management Company (and so in proportion for any Accounting Period not falling wholly within the Term the Service Cost in any such case being deemed to accrue on a day to day basis for the purpose of apportionment)

     (B) If at any time and from time to time during the Term the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Cost in relation to any item of the Services shall change and as a result it is reasonable that there be an alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in every such case the Management Company shall vary and amend the Service Charge and make appropriate adjustments thereto provided always that in the event of any dispute between the Management Company and the Tenant and the other tenants of the Building or any of them the same shall be referred to the Expert for determination (the Expert to act as an expert and not as an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decisions as to the responsibility for his costs)

     (C) The fair proportion to be determined by the Management Company in paragraph 3(A) above shall be determined on the basis that all accommodation within the

          Building let or occupied or designed contracted or adapted for letting or occupation (other than management accommodation) is fully let on terms which include service charge provisions consistent with the service charge provisions contained in this lease (save where otherwise specified herein) and such proportion shall not be increased or altered by reason of the fact that at any time any part of such accommodation may be vacant or that any tenant or other occupier of any other part of the Building may default in payment of its due proportion of the Service Cost

4. (A) The Tenant shall pay to the Management Company the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days unless the Management Company shall reasonably anticipate that amounts to be incurred during the year immediately next following are anticipated as being incurred in accordance with a programme of non equal expenditure in which event the Management Company shall serve notice to such effect upon the Tenant and shall thereupon be entitled to require amounts of the Interim Sum to be paid by advance quarterly instalments of unequal amounts reasonably stipulated by the Management Company

     (B) The Management Company shall be entitled to require as part of the Interim Sum payments in advance on account of the cost of the consumption of and supply charges in respect of electricity consumed within the Premises (save for any amounts which are invoiced directly by London Electricity plc to the Tenant) such sums not to exceed a fair and proper estimate of amounts reasonably anticipated by the Management Company as falling due within the next quarter

     (C) If the Tenant consistently requests the provision of any of the Services outside Normal Business Hours the Management Company shall be entitled in addition to require the Tenant to pay along with payments of the Interim Sum a fair and proper estimate of amounts likely to be payable by the Tenant in the next quarter on account of such Services in accordance with the terms of this lease

     (D) The Interim Sum for the Accounting Period ending 31st December 1996 shall be pounds sterling 74,000

     (E) Either before or as soon as practicable after the commencement of every Accounting Period the Management Company shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 6 and 7 of this schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by sub-paragraph (A) of this paragraph of this schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period

5.   (A)  As soon as practicable after the expiry of every Accounting
          Period (and in any event within 4 months after such expiry) the Management Company shall serve or cause to be served a Service Charge Certificate on the Tenant for the relevant Accounting Period

     (B) A Service Charge Certificate shall contain a summary of the Service Cost in respect of the Accounting Period to which it relates and the relevant calculations showing the Service Charge

     (C) The Tenant may request further details of the breakdown of the expenditure under any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Management Company within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Management Company shall furnish to the Tenant all such relevant details in its possession or control or which can reasonably be obtained by it as relate to the expenditure under the item or items in question at the cost of the Tenant (include all books of account receipts demands and invoices) PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time (but without prejudice to any challenge claim or dispute that the Tenant may have made or may make in the future in respect of its Service Charge liability or otherwise)

6. Within fourteen days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall (without prejudice to any challenge claim or dispute as aforesaid) pay to the Management Company or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Management Company and in the event that such excess is not received in cleared funds by the Management Company within 14 days of the due date for payment it shall attract interest at the Interest Rate calculated for the period commencing on the due dates for payment and ending on the date the sum is subsequently received by the Management Company notwithstanding that the Term may have expired or been determined before the service by or on behalf of the Management Company of the relevant Service Charge Certificate

7. If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount which the Interim Sum exceeds the Service Charge shall be accumulated by the Management Company and shall be applied in or towards the Service Charge for the next following Accounting Period or Accounting Periods or at or after the end of the Term repaid to the Tenant within 14 days after preparation of the Service Charge Certificate and the event that the excess is not received by the Tenant on the due date for payment it shall attract interest at the Interest Rate for the period commencing as the due date for payment and ending on the date that the sum due is received in cleared funds by the Tenant

8. Unless challenged by the Tenant pursuant to the provisions of paragraph 9 of this schedule every notice certificate calculation determination or assessment made by or on behalf of the Management Company referred to in this schedule shall (save where a manifest error appears) be conclusive and binding upon the parties hereto

9. The Tenant (acting reasonably) may at any time within six months after the submission of a Service Charge Certificate challenge it on any reasonable ground (including without limitation on the ground that the Service Charge therein stated exceeds the Service Charge which should have been payable had the provisions of this lease been properly adhered to) Provided that the Tenant gives notice with full particulars of its ground of alleged challenge and in any such case:

     (A) any sum due to or payable by the Management Company pursuant to paragraphs 6 and 7 above shall still be paid or allowed pending resolution of the Tenant's challenge as if the Service Charge Certificate were correct

     (B) the Management Company and the Tenant shall endeavour to resolve the relevant issue but if they cannot do so the issue in dispute shall be referred to the Expert (acting as an expert and not an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decision as to the responsibility for his costs)

     (C) such adjustments to the Service Charge Certificate as may be required to be made in consequence of the resolution of the dispute shall be paid as soon as reasonably practicable after such resolution and any sum due to or payable by the Management Company shall then be paid or allowed (as the case may be) immediately together with interest at three per cent below the Interest Rate on such sum during the period which it has been underpaid or overpaid

10. All sums obtained from the Tenant and any other tenants or occupiers of the Building towards the Service Cost and sums collected in respect of the Reserve shall each be placed in separate interest bearing designated deposit accounts to be applied only towards the cost of providing the Services and all interest accrued on such deposit account shall be credited (net of tax) to the account

11. The Management Company will account to the Landlord as soon as practicable following expiry of each Accounting Period for that part of the Service Charge which relates to costs directly incurred by the Landlord and not by the Management Company including (but not limited to) the costs referred to in paragraphs 5 7 8 9 and 12 of Part II of schedule 6

12. If in the Management Company's reasonable discretion any of the Services have to be provided to a greater extent (or the cost of provision of such Services is greater) than would normally apply in the context of the general management of the Building in accordance with this lease as a result either:-

     (a) of a specific request by the Tenant (with or without other tenants or occupiers of accommodation in the Building); or

     (b) where such provision is required in the interests of good estate management as a result of any acts or omissions of the Tenant in relation to its use and occupation of the Premises then the Management Company shall be entitled to require the Tenant to meet the cost of such provision (or a fair proportion thereof determined by the Management Company) within 10 working days following a demand by the Management Company

                                   SCHEDULE 6

                                  (SERVICES)

                                     PART I

1. Inspecting maintaining repairing amending altering and (where consistent with an obligation to repair) rebuilding and renewing and where appropriate treating washing down painting and decorating all load bearing and other structural parts of the Building and the relevant parts of it described in paragraphs (ii) and (iii) of schedule 1

2. Inspecting servicing maintaining operating and repairing and (where consistent with an obligation to repair) renewing amending overhauling and replacing the Landlord's Services Equipment and all other apparatus plant machinery and equipment within the Building (if any) from time to time excluding any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

3. Inspecting servicing maintaining operating repairing cleansing emptying amending altering and renewing overhauling and replacing all Service Media

4. Keeping the Common Parts and the car park within the Building properly cleansed decorated treated maintained and lit to such standard as the Management Company may from time to time consider adequate but the Common Parts and the car park shall be operational 24 hours a day 7 days a week

5. Providing such mechanical ventilation heating and (if deemed reasonably desirable by the Management Company) cooling for such parts of the Building and for such hours and times of the year (subject to clause 6) as the Management Company shall in its discretion reasonably determine save that such mechanical ventilation heating and cooling for the lifts lobby and entrance halls and toilets shall be provided throughout Normal Business Hours and at the request of the Tenant outside those hours subject to the Outside Normal Business Hours Charge

6. Providing and maintaining at the Management Company's discretion any furniture architectural or ornamental features or murals and any horticultural displays plants shrubs trees or garden area in the Common Parts and maintaining the same

7. Supplying whether by purchase or hire and maintaining (and where consistent with an obligation to repair) renewing replacing repairing servicing and keeping in good and serviceable order and condition all fixtures and receptacles appliances materials equipment plant and other things which the Management Company may reasonably deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building or any part of it or otherwise in connection with the provision of the Services

8. Cleaning as frequently as the Management Company shall in its reasonable discretion consider adequate the exterior and interior of all window glazing and window frames and other fenestration units in the Common Parts and the outside of the window glazing referred to in paragraph
     (iii) of schedule 1 and the maintenance cleansing repair inspection and (where necessary) renewal or replacement of all window cleaning) cradles carriageways and runways

9. Providing a security service 24 hours a day to the Common Parts (including the ground floor entrance hall at times when receptionists are not present) and the car park within the Building including where reasonably appropriate in the Management Company's judgment closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Building

10. Disposing of refuse from the Building (including collecting and compacting or otherwise treating or packaging as the Management Company reasonably thinks fit such refuse and if necessary pest control) and (and where consistent with an obligation to repair) the provision repair maintenance and renewal of any plant and equipment in connection therewith

11. Maintaining 24 hours a day 7 days a week an adequate supply of hot and cold water and supplying washing and toilet requisites in the lavatory accommodation in the Building

12. Such rodent or other pest control in the Building as the Management Company shall reasonably consider necessary or desirable

13. Providing one or more receptionists and/or security in the ground floor entrance hall of the Building 24 hours a day 7 days a week

14. Providing and maintaining a signboard in the entrance lobby of the building for the display of tenants' names

15. Controlling so far as practicable 24 hours a day 7 days a week traffic flow within the car park in the Building and traffic and parking therein and for that purpose to provide such working and mechanical systems as the Management Company considers appropriate including wheel clamping immobilising and removal of vehicles

16. Providing and maintaining a post room facility for the reception of mail to the Building

17. Complying with the obligations on the part of the tenant contained in the Head Lease save for the payment of rent

18.  Complying with the obligations set out in clause 6

19. Any other services relating to the Building or any part of it provided by the Management Company from time to time which shall be:-

     (1) reasonably capable of being enjoyed by the occupier of the Premises or

     (2) reasonably calculated to be for the benefit of the Tenant and other tenants of the Building or

     (3) appropriate for the maintenance upkeep or cleanliness of the Building or

     (4)  otherwise in keeping with the principles of good estate management

      PROVIDED ALWAYS that

     (i) Where in this schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it

     (ii) The Management Company shall subject to clause 6 when reasonable have the right to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this schedule if the Management Company shall having regard to the principles of good estate management reasonably deem it desirable or expedient so to do but before so doing the Management Company shall notify all the tenants in the Building but in the event of any failure of any of the Services shall use all reasonable endeavours to restore the said Service

    (iii) The Management Company or the managing agents may temporarily withdraw any item of Services matter or thing specified in this schedule if in their reasonable opinion such withdrawal is in the interest of good estate management or if such withdrawal is due to circumstances beyond the control of the Management Company

                                    PART II

1. All fees and disbursements of any individual or firm or company employed or retained by or on behalf of the Management Company or its agents (including without limitation managing agents fees) for or in connection with:-

     (1)  any surveying or accounting functions for the Building and

     (2) the performance of the Services or any of them and any other duties in or about the Building or any part of it relating to the general management administration security maintenance protection and cleanliness of the Building

2. The reasonable fees of the Management Company for any of the Services or for the functions and duties referred to in paragraph 1 of this Part of this schedule which shall be undertaken by the Management Company and not by a third party

3. The cost (in addition to any fees referred to in paragraph 2 and where the context permits paragraph 1 of this Part of this schedule) of employing (whether by the Management Company or any managing agents or any other individual or firm or company) such staff as the Management Company may in its reasonable discretion consider appropriate for the performance of the Services and the functions and duties referred to in paragraph 1 of this Part of this schedule and all other incidental expenditure in relation to such employment including without prejudice to the generality of the foregoing:-

     (1) salaries wages pensions and pension contributions benefits in kind and other emoluments and National Insurance and other statutory contributions or levies

     (2)  the provision of uniforms and working clothing

     (3) the provision of vehicles tools appliances cleaning and other material fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same and

     (4) a reasonable notional rent for any premises reasonably provided rent free for every such person's use occupancy or residence

4. The cost of entering into any contracts for the carrying out of all or any of the Services

5. All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:-

     (1)  the whole of the Common Parts or any part of them

      (2) any residential accommodation provided for caretakers and other staff employed in connection with the Building and any other premises provided as referred to in paragraph 3(4) of this Part of this schedule excluding any tax (other than VAT) payable by the Landlord as a direct result of any actual or implied dealing with the reversion of any Lease or of the Landlord's receipt of income

6. The cost of the supply of water electricity gas oil and other fuel for the provision of the Services and the cost of any electricity generating transforming monitoring metering and distribution plant machinery and equipment in or servicing the Building

7. The cost which the Landlord may be called upon pursuant to any Enactment to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Service Media or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

8. The cost of taking all steps deemed desirable or expedient by the Landlord and/or the Management Company for complying with or making representations against or otherwise contesting the incidence of the provisions of any Enactment relating to or alleged to relate to the Building or any part or it for which any tenant is not directly and exclusively liable

9. The cost to the Landlord and/or the Management Company of abating any nuisance in respect of the Building or any part of it insofar as the same is not the liability of any tenant

10. Any interest and fees incurred in respect of money borrowed in unforeseen or emergency circumstances to finance the provision of the Services and the costs referred to in this Part of this schedule or any of them

11. Any VAT (or any tax of a similar nature which may be substituted for or levied in addition to it) incurred by the Management Company on any other amount comprised in the Service Cost save to the extent that the Management Company obtains credit for such VAT incurred by the Management Company pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

12. A reasonable notional rent for any management accommodation provided within the Building to facilitate the provision of the Services

13. All other reasonable actual costs properly incurred in connection with the provision of the Services

                                  SCHEDULE 7

                   (MATTERS TO WHICH THE DEMISE IS SUBJECT)

1. The entries on the registers of Title Number NGL272172 as at the date hereof

2. Agreement dated 24th November 1995 between The Prudential Assurance Company Limited (1) 99 Bishopsgate Limited (2) The Scottish Amicable Life Assurance Society (3)

                                   SCHEDULE 8

                         PROVISIONS FOR VAT INDEMNITY

                                    PART I

1.   Additional Definitions:

     "TAX CREDIT" means a credit in respect of, or repayment of, input VAT, arising by virtue of and determined in accordance with sections 24, 25 and 26 Value Added Tax Act 1994 and regulation made thereunder

     "TENANT'S AUDITORS" means the auditors for the time being of the Tenant provided that they are one of the following firms of accountants - Deloitte Touche, Coopers and Lybrand, Ernst & Young, KPMG, Price Waterhouse or Arthur Andersen - or such other reputable firm or accountants as the Landlord has previously approved for the purpose of this schedule 8 (such approval not to be unreasonably withheld or delayed).

     "VAT ELECTION" means an election under paragraph 2 of Schedule 10 Value Added Tax Act 1994 made by the Landlord or any person of whom the Landlord is a "Relevant Associate" within the meaning of paragraph 3(7) of Schedule 10 or any other election or voluntary act by the Landlord or any person connected with the Landlord (as determined under the provisions of Section 839 of the Income and Corporation Taxes Act 1988) which results in VAT being payable on the rent first reserved by this lease

     "VAT YEAR" means a tax year for Value Added Tax purposes determined in accordance with Part XIV of the Value Added Tax Regulations 1995.

     "VAT YEAR CERTIFICATE" means the certificate to be provided by the Tenant following the end of the Tenant's VAT Year in the form set out in Part II of this Schedule.

2.   Pavment of VAT - no VAT Election

     In the event that the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would be a taxable supply whether or not a VAT Election has effect in respect of the Premises, the Tenant shall pay such VAT in addition to the rent first reserved without any adjustment of rent first reserved under this schedule.

3.   Adjustment of rent first reserved and payment of VAT - VAT Election made

     If and for all periods where the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would not be a taxable supply but for a VAT Election having effect in respect of the Premises, the rent first reserved shall be adjusted to such amount as when aggregated with that part of the VAT chargeable thereon in respect of which the Tenant does not obtain a Tax Credit, equals the rent first reserved which would have been paid had no VAT Election been made.

4.   Determination of adjustment of rent first reserved

4.1 At least 28 days prior to (a) 29th September 1998 and (b) every subsequent anniversary thereof the Tenant shall serve a VAT Year Certificate on the Landlord. Where the Tenant has served such VAT Year Certificate (or is deemed to have done so pursuant to paragraph 4.2 of this Part I below), the Tenant shall pay the amounts (including the VAT) stipulated (or deemed to be stipulated) in paragraph 3 of such VAT Year Certificate on the due date for payment of the next installment of the rent first reserved (and on the due date for subsequent instalments), subject however to paragraph 4.3 of this Part I below.

4.2 If the Tenant fails to serve a VAT Year Certificate at least 28 days prior to the due date for payment of the sum in respect of which paragraph 3 above will apply, the Tenant shall be deemed to have served a VAT Year Certificate specifying in paragraph 1 thereof the same estimated proportion as stated in the previous VAT Year Certificate served, or if no previous VAT Year Certificate has been served by the Tenant at any time prior to the due date for any VAT Year Certificate an estimated proportion of nil per cent. If the Tenant fails to serve a VAT Year Certificate on more than one consecutive occasion the Tenant shall be deemed, on the second failure and any subsequent failure, until service of the next VAT Year Certificate, to have served a VAT Year Certificate specifying in paragraph 1 thereof an estimated proportion of nil per cent.

4.3 The VAT Year Certificate shall be final and binding unless the Landlord notifies the Tenant within 30 days after the date on which a VAT Year Certificate has been served that it disputes the VAT Year Certificate on the grounds of manifest error. Unless such notification is given, no further adjustments (other than those covered by the VAT Year Certificate) shall be made in respect of any instalments of rent first reserved in the VAT Year covered by the aforementioned VAT Year Certificate. Whether or not the Landlord notifies the Tenant that it disputes any amount, the Tenant shall pay on the due date for payment of the next installment of rent first reserved immediately following the service of the VAT Year Certificate to which the dispute relates, the amount stipulated in paragraph 3 of the VAT Year Certificate.

4.4 If the Review Rent is not agreed or determined until after a relevant Review Date, the amount of any increase to be paid pursuant to paragraph 2 of schedule 4 of this lease shall (if paragraph 3 above applies at that time) be adjusted on the basis of the last VAT Year Certificate. The adjustment amount shall be paid at the time when the amount of any unadjusted increase would have been due to be paid and the provisions of this schedule shall apply as if the amount of the increase were an amount to which paragraph 3 of Part I of this schedule 8 applied.

4.5 The Landlord may notify the Tenant in writing at any time within five days of the service of any VAT Year Certificate (or within five days of the last date on which the Tenant should have served a VAT Year Certificate and is therefore deemed to have served one) that it requires the Tenant to obtain a certificate from the Tenant's Auditors at the Tenant's cost (if adjustments are required following such process) or at the Landlord's cost (if no such adjustments are required) in the form set out in the VAT Year Certificate. The Tenant's Auditor's certificate shall be provided at least eight days prior to the date of payment of the rent first reserved to which such certificate relates, together with the Tenant's revised VAT Year Certificate (if required in order for the Tenant's Auditors to be able to provide a certificate). The Tenant shall pay in accordance with paragraph 4.1 above the amount stipulated in accordance with paragraph 3 of such VAT Year Certificate (as revised, if required) on the date for payment of the rent first reserved

4.6 If adjustments are required pursuant to any VAT Year Certificate as a result of the proportion of VAT for which the Tenant has obtained or will obtain a Tax Credit differing from the proportion previously taken into account in calculation any payment, any such difference shall be taken into account (after having determined the amount of rent first reserved payable in respect of the next quarter in accordance with paragraph 3 above) in calculating the next actual payment of rent first reserved (either by increase or decrease), the amount of which shall be set out in paragraph 3 of the VAT Year Certificate.

4.7 Interest shall be payable at three per cent below the Interest Rate by the Landlord and three per cent below the Interest Rate by the Tenant on the difference between the amount actually paid pursuant to the relevant VAT Year Certificate on the due date for payment of any sum to which paragraph 3 of Part I of this schedule 8 applies and the amount which should have been paid, from such due date until the date of payment of the adjusted amount pursuant to paragraph 4.3. Where the actual amount paid (the "Initial Payment") on the due date for payment of any sum was subsequently adjusted on payment of any later installment of the rent first reserved ("the Adjusted Payment") in accordance with paragraph 4.6 of Part I of this Schedule 8 and paragraph 3(b) of the VAT Year Certificate, the interest shall be calculated on the basis of the difference between the Initial Payment and the amount which should have been paid pursuant to paragraph 4.1 until the date of the Adjustment Payment, and then on the difference between the Adjustment Payment and the amount which should have been paid until payment of that amount pursuant to paragraphs 4.3.

4.8 Following any assignment of the whole of the Premises, the provisions of this schedule 8 shall apply to any new Tenant as if it were the first Tenant, and a VAT Notice served by the new Tenant shall not take into account any adjustments made, or to be made, in respect of any previous Tenant.

5.   Miscellaneous

     The Tenant shall be at liberty to carry on the ordinary course of its trade as it wishes and shall not be precluded from proposing or accepting a method of attribution designed or maximise its Tax Credit and covenants not to enter any arrangement which has the specific purpose of increasing the amount by which the rent first reserved is decreased by virtue of this schedule 8.

                                    PART II

                              VAT YEAR CERTIFICATE



To:   The Landlord                                 From:       The Tenant

We refer to paragraph 4.3 of Part I of schedule 8 to the Lease dated [   ] made
between 99 Bishopsgate Limited (1) 99 Bishopsgate Management Limited (2) Hammerson U.K. Properties plc (3) Donaldson Lufkin & Jenrette International Limited (4) and Donaldson Lufkin & Jenrette Inc. (5) in respect of premises on [ ] floor of the building known as 99 Bishopsgate London EC2 and pursuant to that paragraph:

1.   Our VAT Year which included the following quarter days [   ], ended on
     [             ], ended on [                 ].

     (a) The part of the VAT charged on the rent first reserved paid in the VAT Year for or in respect of which we estimate/have determined (in accordance, where relevant, with the return made, or to be made, for the prescribed accounting period next following the end of the VAT
          Year) we will be unable to obtain credit or repayment is a proportion of [ ] per cent of the total VAT charged.

     (b) The following Table sets out the part of the VAT charged which was expected to be irrevocable during the VAT Year where it has been determined on the basis of paragraph 2(a) above that that differs from the amount of VAT for or in respect of which we actually obtained, or will be able to obtain, credit or repayment.

    Dates   Rent first reserved       Estimate      Adjustment   Determination
    -----   -------------------       ---------     ----------   -------------
                                         *              **            ***


      * estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out initially in VAT Notice.
      ** adjusted estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out in subsequent VAT Notice.
      *** proportion of VAT for or in respect of which we have now estimated/determined we shall be unable to obtain credit or repayment, in accordance with Sections 24-26 of the Value Added Tax Act 1994 and the Value Added Tax Regulations 1995

3. We request that adjustment is made to the next installment of rent first reserved so as to ensure that the amount of rent first reserved payable in the VAT Year to which this VAT Year Certificate relates is as provided in paragraph 3 of Part I of Schedule 8 to the Lease in accordance with the information given in paragraph 2 above and we calculate that the next installment of rent first reserved as so
      adjusted shall be pounds sterling [   ] exclusive of VAT and the VAT
      thereon shall be pounds sterling [    ], and that the interest payable
      by the Tenant to the Landlord/Landlord to the Tenant, in accordance with paragraph 4.7 of Part I schedule 8 to the Lease shall be pounds sterling
      [            ].

4.   We hereby declare that:

     (a) we have complied with the covenant imposed upon us by paragraph 6.2 of Part I of schedule 8 to the Lease;

     (b) the information contained in this VAT Notice is to the best of our knowledge, information and belief complete and accurate;

     (c) we have made all due returns to the Commissioners of Customs and Excise and such returns are complete and accurate in all material respects and have been made within the time limits provided by statute.


Signed by

an authorised signatory on behalf of the Tenant

The above declaration are, to the best of our knowledge and belief after due and careful enquiry, true, accurate and complete.

Signed by

                                      55
Tenant's Auditors

 THE COMMON SEAL of 99 BISHOPSGATE                 )
 LIMITED was hereunto affixed in the presence of:- )


[SEAL OMITTED]

                                        Director  /s/





                                        Director /s/




 THE COMMON SEAL of 99 BISHOPSGATE            )
 MANAGEMENT LIMITED was hereunto              )
 affixed in the presence of:-                 )




[SEAL OMITTED]

                                        Director  /s/





                                        Director /s/










 THE COMMON SEAL of HAMMERSON U.K.            )
 PROPERTIES PLC was hereunto affixed in the   )
 presence of:                                 )






[SEAL OMITTED]

                                        Director  /s/





                                        Director /s/

DATED      24th OCTOBER                                      1996
------------------------------------------------------------------------------


                            99 BISHOPSGATE LIMITED

                                      and



                       99 BISHOPSGATE MANAGEMENT LIMITED

                                      and



                         HAMMERSON U.K. PROPERTIES PLC

                                      and

                         DONALDSON, LUFKIN & JENRETTE

                             INTERNATIONAL LIMITED

                                      and

                      DONALDSON, LUFKIN & JENRETTE, INC.



------------------------------------------------------------------------------


                                  UNDERLEASE
                                      of
                Twenty-fourth Floor 99 Bishopsgate London EC2





------------------------------------------------------------------------------








                                       HERBERT SMITH
                                       Exchange House
                                       Primrose Street
                                       London EC2A 2HS
                                       Tel: 0171-374 8000
                                       Fax: 0171-496 0043
                                       Ref: 129/P17/30608932

                                TABLE OF CONTENTS

CLAUSE       HEADING                                                      PAGE

1.           Definitions

             Building
             Common Parts
             Development
             Electricity Cost
             Enactment
             Head Lease/Superior Lease
             Insurance Cost
             Insurance Rent
             Insured Risks
             Interest Rate
             Lettable Unit
             Net Internal Area
             Normal Business Hours
             Permitted Part
             Permitted Use
             Planning Law
             Plans
             Premises
             Public Authority

             Services
             Service Media

             Tenant
             Term
             VAT

2.           Interpretation

3.           Demise and Rents

4.           Tenant's Covenants

      (1)    Rent
      (2)    VAT
      (3)    Outgoings
      (4)    Compliance with Enactments
      (5)    Notices
      (6)    Repair
      (7)    Decoration and general condition and servicing
      (8)    Refuse
      (9)    To permit entry
      (10)   Compliance with notices relating to repair or condition
      (11)   Encroachments
      (12)   Alterations and reinstatement
      (13)   Use
      (14)   Signs

CLAUSE        HEADING                                                       PAGE

      (15)    Alienation
      (16)    Registration
      (17)    Payment of cost of notices consents etc.
      (18)    Machinery
      (19)    Obstruction/overloading
      (20)    Parking/goods delivery
      (21)    Planning Law and compensation
      (22)    Indemnity
      (23)    Defective Premises
      (24)    Insurance and fire fighting equipment
      (25)    Dangerous and contaminative materials
      (26)    Yield up
      (27)    Regulations and covenants
      (28)    Security and access
      (29)    Head Lease
      (30)    Service Charge

5.            Landlord's Covenants

      (1)     Quiet Enjoyment
      (2)     Insurance
      (3)     Head Lease
      (4)     Electricity Provision
      (5)     Management Company access
      (6)     VAT indemnity

6.           Provision of Services

7.            Provisos

      (1)     Forfeiture and re-entry
      (2)     Letting Scheme use and easements
      (3)     Common Parts and Service Media
      (4)     Service of notices
      (5)     Rent cesser
      (6)     Landlord's liability
      (7)     Arbitration fees
      (8)     Rent review memorandum
      (9)     No warranty as to use
      (10)    Disputes
      (11)    Compensation
      (12)    Rateable value appeals
      (13)    No warranty as to security
      (14)    Jurisdiction
      (15)    Overriding lease
      (16)
8.            Landlord's Guarantor

9.            Tenant's option to determine

CLAUSE       HEADING                                                       PAGE

10.          Guarantee and Guarantor's Indemnity

11.          Stamp Duty Certificate

Schedule 1   Premises

Schedule 2   Easements and rights granted

Schedule 3   Exceptions and reservations

Schedule 4   The first reserved rent and the review thereof

Schedule 5   Service Charge

Schedule 6   Services

Schedule 7   Deeds and documents to which the demise is subject

                                LEASE PARTICULARS


------------------------------------------------------------------------------
1.    DATE        24th OCTOBER 1996


      THIS LEASE IS AND IS INTENDED TO BE DELIVERED ON THE DATE FIRST
      ABOVE WRITTEN
------------------------------------------------------------------------------

2.    PARTIES


(a)   LANDLORD                  :  99 Bishopsgate Limited


(b)   TENANT                    :  Donaldson, Lufkin & Jenrette international
                                   Limited


(c)   MANAGEMENT COMPANY        :  99 Bishopsgate Management Limited


(d)   LANDLORD'S GUARANTOR      :  Hammerson U.K. Properties plc


(e)   TENANT'S GUARANTOR        :  Donaldson, Luficin & Jenrette, Inc.
---------------------------------------------------------------------------

3.    DEMISED PREMISES          :  ALL THOSE premises on the 24th floor
                                   of the Building shown for identification
                                   only edged red on Plan 1.
---------------------------------------------------------------------------
4.    BUILDING                  :  99 Bishopsgate London EC2
---------------------------------------------------------------------------

5.    CONTRACTUAL TERM AND      :  Commencing on the date hereof and
      TERM COMMENCEMENT            expiring on 23rd October 2011
      AND EXPIRY DATES
---------------------------------------------------------------------------

6.    INITIAL RENT              :  pounds sterling 456,195
---------------------------------------------------------------------------

7.    RENT COMMENCEMENT DATE:      25th March 1998
---------------------------------------------------------------------------

8.    TENANT'S BREAK RIGHT      :  24th October 2008

---------------------------------------------------------------------------
9.    CAPITAL SUM               :  pounds sterling 228,O97.5O inclusive of
                                   VAT        HS.

THIS UNDERLEASE made the 24th day of October hundred and ninety six

BETWEEN:-

                               [SEAL OMITTED]

(1) 99 BISHOPSGATE LIMITED whose registered office is at Lo Lam House Kumul Highway Port Vila Vanuatu (Co. Regn. No. 10469) (registered under
     Section     to  the Companies Act 1985 under company number FC018588
     whose principal place of business is at 100 Park Lane London W1Y4AR (the "LANDLORD")


(2) 99 BISHOPSGATE MANAGEMENT LIMITED whose registered office is at Park Lane London WlY 4AR (Co. Regn. No. 3071752) (the "MANAGEMENT COMPANY")

(3) HAMMERSON U.K. PROPERTIES PLC whose registered office is at 100 Park Lane London WlY 4AR (Co. Regn. No. 298351) (the "LANDLORD'S GUARANTOR")

(4) DONALDSON, LUFKIN & JENRETTE INTERNATIONAL LIMITED whose registered office is at Moorgate Hall 155 Moorgate London EC2M 6XB (Co. Regn. 2475089) (the "TENANT") and

(5)  DONALDSON, LUFKIN & JENRETTE, INC. a corporation incorporated in the
     State of Delaware United States of America whose address for the purposes of this lease is 277 Park Avenue New York New York 10172 (the "GUARANTOR")

WITNESSETH as follows:-

1.    DEFINITIONS

      In this lease the following expressions have the respective specified meanings (subject to any particular interpretation required by clause
      2):-

      (1) "ACTS OF TERRORISM" means any act or omission of any person acting on behalf of or in connection with any organisation (or on his own behalf) which carries out activities directed towards overthrowing or influencing by force or violence Her Majesty's Government in the United Kingdom or any other government de jure or de facto

      (2) "AGREEMENT FOR INITIAL ALTERATIONS" means the agreement of even date herewith and made between the Landlord and the Tenant governing the initial fitting out of the Premises

      (3) "BUILDING" means the land (of which the Premises form part) having a frontage to the west side of Bishopsgate and a return frontage to the south side of Wormwood Street and all buildings fixtures and other structures whatsoever from time to time thereon and the appurtenances thereof which land (together with the building now erected thereon) is known as 99 Bishopsgate London EC2 and is for the purpose of identification shown verged by a blue line on the Building Plan together with any adjoining areas designated by the Landlord or the Management Company

      (4) "COMMON PARTS" means all parts of the Building which are from time to time intended for the common use and enjoyment of the tenants and occupiers of the Building and persons claiming through or under them (whether or not other parties are also entitled to use and enjoy the same) and reasonably designated as such by the Landlord and including without prejudice to the generality of the foregoing the pedestrian ways circulation areas lobby entrance halls lifts lift shafts fire escapes landings staircases passages forecourts car park landscaped areas plant rooms management suites and any other areas which are from time to time during the Term reasonably provided by the Landlord for common use by or benefit of the tenants and occupiers of the Building But excluding (for the avoidance of doubt) any premises intended to be let to any party or for occupation by the Landlord or the Management Company other than for the provision of the Services

(5)  "DEVELOPMENT" has the meaning ascribed to that expression by Planning Law

(6) "ELECTRICITY COST" means the actual cost to the Landlord of the provision of electricity to the Premises for consumption by the Tenant in accordance with its covenant contained at clause 5(4) being a fair and reasonable proportion as determined by the Landlord of the total cost of the provision of electricity to the Building as a whole (including the provision of any security for the supply of `electricity to the Building which may from time to time be required by the relevant undertaker responsible for the supply of electricity chosen by the Landlord) which proportion shall so far as practicable (save where the same are not in working order) be calculated using readings taken in such manner and at such times as the Landlord shall from time to time determine of the check meters relating to the Premises from time to time installed but otherwise shall be determined in such manner as the Landlord shall in its discretion consider to be fair and reasonable in all the circumstances

(7) "ENACTMENT" means every Act of Parliament directive and regulation now or hereafter to be enacted or made and all subordinate legislation whatsoever deriving validity therefrom

(8) "HEAD LEASE" means the lease under which the Landlord holds the Premises dated 29th September 1975 made between The Prudential Assurance Company Limited (1) and Bishopsgate Developments Limited (2) and "Superior Landlord" means the person for the time being entitled to the reversion immediately expectant on the term granted by the Head Lease and every other person having an interest in reversion to that term

(9) "GROUP COMPANY" means a company which is either the holding company of the Tenant or a wholly owned subsidiary of the Tenant or the Tenant's holding company (as both expressions are defined in Section 736 Companies Act 1985)

(10) "INSURANCE COST" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of the amount which the Landlord may reasonably expend:-

     (a) in effecting and maintaining insurance against the occurrence of the Insured Risks in relation to the Building in such sum as represents its then full current replacement cost with such allowance as the Landlord from time to time considers appropriate in respect of related liabilities and expenses (including without limitation liability to pay any fees or charges on the submission of an application for planning permission and costs which might be incurred in complying with any Enactment in carrying out any replacement work and sums in respect of architects' engineers' and quantity surveyors' and other professional fees and incidental expenses incurred in relation to any works of debris removal and of replacement and all VAT) and

     (b) in effecting and maintaining any insurance relating to the property owners' liability and the employer's liability of the Landlord in relation to the Building and anything done therein and

     (c) in professional fees relating to insurance including fees for insurance valuations carried out at reasonable intervals by an independent insurance valuer (but no more than once in any year) and all reasonable fees and expenses payable to advisers in connection with effecting and maintaining insurance policies and claims and

     (d) equivalent to the total of all reasonable excess sums (being for the avoidance of doubt the first part of any insurance claim) which the insurers are not liable to pay out on any insurance claim in respect of the Building and which the Landlord or the Management Company may have expended in replacing the damaged or destroyed parts of the Building

(11) "INSURANCE RENT" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of:-

     (a) a fair and reasonable proportion attributable to the Premises of the Insurance Cost for the relevant period

     (b) the reasonable amount which the Landlord may expend in effecting and maintaining insurance against up to six years' loss of the rents first and secondly hereinafter reserved and Service Charge having regard to potential increases of rent in accordance with schedule 4 and with any addition to the amount insured as the Landlord may decide in respect of VAT and

     (c) (without prejudice to all other provisions of this lease relating to the use of the Premises and the vitiation of any policy of insurance) any reasonable amount which the Landlord may expend in paying all additional premiums and loadings on any policy or policies of insurance required to be paid as a result of anything done or omitted (in breach of the terms of this lease) by the Tenant and

     (d)  any tax charged on any premium for any such insurance

(12) "INSURED RISKS" means loss damage or destruction whether total or partial caused by Acts of Terrorism fire lightning explosion riot civil commotion strikes labour and political disturbances and malicious damage aircraft and aerial devices (other than hostile aircraft and devices) and articles accidentally dropped from them storm tempest flood bursting or overflowing of water tanks and pipes impact earthquake and accidental damage to underground water oil and gas pipes or electricity wires and cables subsidence ground slip and heave and such other usual commercial risks or perils against the occurrence of which the Landlord may from time to time in its reasonable discretion deem it desirable to insure subject to such exclusions and limitations as are from time to time commonly imposed by insurers and subject also to the exclusion of such of the risks specifically hereinbefore mentioned as the Landlord may in its reasonable discretion decide where insurance cover in respect of the risk in question is not for the time being available in the London insurance market on reasonable terms

(13) "INTEREST RATE" means a yearly rate three per cent above either the base rate of Barclays Bank plc or such other bank (being for the time being generally recognised as a clearing bank in the London market) as the Landlord may from time to time use for general banking purposes or if the base rate cannot be ascertained then above such other rate as the Landlord may reasonably specify (and so that whenever there is reference in this lease to the payment of interest at the Interest Rate such interest shall be calculated on a daily basis and compounded with quarterly rests on the usual quarter days)

(14) "LANDLORD'S SERVICES EQUIPMENT" means all the plant machinery and equipment (with associated Service Media) within or serving the Building from time to time (whether or not within the Premises or other premises let or intended to be let by the Landlord) comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):-

     (i) the whole of the sprinkler system within the Building (including sprinkler heads)

     (ii)  the whole of the fire detection and fire alarm systems

     (iii) the whole of the permanent fire fighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building)

     (iv)  the whole of the chilled water system

     (v) the whole of the building management system (including the building security system) installed by the Landlord

    (vi) the central electrical supply system from the mains supply into the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord

   (vii) the whole of the air handling system and the electricity supply and control systems for the same

   (viii) the standby generators and associated cabling wiring and duct work but excluding in each case any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

(15) "LETTABLE UNIT" means any unit of accommodation forming part of the Building which is intended by the Landlord at any material time to be for separate occupation

(16) "NET INTERNAL AREA" has the meaning ascribed to that expression by the Code of Measuring Practice - Fourth Edition (RICS/ISVA 1993) (or if there shall be no such edition or no such expression for the time being the nearest equivalent thereto)

                                    GMW

               99 Bishopsgate EC2 Twenty Fourth Floor Tower








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                 99 Bishopsgate London, EC2 Building Plan






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(17) "NORMAL BUSINESS HOURS" means 7.30 a.m. to 7.30 p.m. on Mondays to Fridays inclusive (except bank holidays) subject to expansion of such hours at the reasonable discretion of the Landlord provided that such hours will automatically expand if any other tenant in the Building is granted the benefit of any expanded hours

(18) "OUTSIDE NORMAL BUSINESS HOURS CHARGE" means the whole of the actual cost to the Management Company of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours other than any services which are stated to be provided 24 hours a day (including without prejudice to the generality of the foregoing costs and expenses in the nature of those set out in Part II of schedule 6) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair proportion thereof (on a fair and reasonable basis between the Tenant and any other tenant or occupier making use of such Services) as reasonably determined by the Landlord. PROVIDED THAT during the first year of the Term the cost of providing air conditioning outside Normal Business Hours shall not exceed pounds sterling 88 per hour (in respect of the Premises being the only user of air conditioning at the relevant time) or pounds sterling 48 per hour per floor on the basis that any five of floors 18, 20 and 22 to 26 of the Building are simultaneously using such air conditioning over the whole of such floors

(19) "PERMITTED PART" means any part or parts of the Premises capable of separate occupation

(20) "PERMITTED USE" means use as high class offices for any purpose within Class B 1(a) (but not for any other purpose within that Use Class) of the schedule to the Town and Country Planning (Use Classes) Order 1987 and for the avoidance of doubt use of the Premises for data processing investor services business trading operators and investment banking complies with this provision

(21) "PLANNING LAW" means every Enactment for the time being in force relating to the use development and occupation of land and buildings and every planning permission statutory consent and agreement made under any Enactment relating to the Building

(22) "PLANS" means the plans annexed hereto and "Building Plan" means that one of them so marked

(23) "PREMISES" means the premises described in schedule 1 and all permitted additions alterations and improvements made to them

(24) "PUBLIC AUTHORITY" means any Secretary of State and any government department public local regulatory fire or any other authority or institution having functions which extend to the Premises or their use and occupation and any court of law and the companies or authorities responsible for the supply of water gas and electricity or any of them and any of their duly authorised officers

(25) "REINSTATEMENT SPECIFICATION" means the specification annexed hereto or in the event that materials listed in the specification are not available from time to time or appropriate for use (in the Landlord's reasonable opinion) then reference to such materials will be substituted by reference to materials of not materially less quality which perform a similar function PROVIDED THAT save to the extent that items of plant and equipment have been altered during the Term the Tenant shall not be required to replace existing items of plant and equipment for new items subject to the existing items being in good working order

(26) "REVIEW DATE" means each of:-

     (a) the 24th October in the years Two thousand and one and every fifth anniversary of that date during the Term (and the last day of the Term)

     (b)  any date so stipulated by virtue of paragraph 5 of schedule 4

(27) "SERVICES" means the services and other matters specified in clause 6 and
     Part I of schedule 6

(28) "SERVICE MEDIA" means those parts of the Building comprising gas water drainage electricity telephone telex signal and telecommunications heating cooling ventilation air conditioning fire alarm and other pipes drains sewers mains cables wires supply lines ducts conduits flues and all other common conducting media plant appliances and apparatus for the provision supply control and monitoring of services to or from the Building and other common equipment

(29) "TERM" means a term of years commencing on the date hereof and expiring on 23rd October 2011 and includes any period of holding over or extension whether by any Enactment or common law

(30) "TERMINATION NOTICE" means not less than 12 months and 1 day's prior written notice unless either:

     (a) any Enactment or decision not capable of appeal on a point of law confirming that the Tenant is not entitled to a new tenancy on the expiration of such notice is in force or upheld as at 22nd October 2007 (in which case not less than 6 months prior written notice need be given); or

     (b) any other tenant enters into a lease prior to September 1998 of premises comprising at least a floor of the building within the security of tenure protections of the Landlord and Tenant Act 1954 for a term of not less than 10 years (without break rights) and is granted right to determine such lease on less than such 12 months' and 1 day's prior written notice (in which case the notice period hereunder shall be reduced to such notice period as is granted to such tenant in such circumstances)

(31) "VAT" means Value Added Tax as referred to in the Value Added Tax Act
     1994

2. INTERPRETATION

(1) Words importing the singular include the plural and vice versa and words importing one gender include both other genders

(2) The expressions "Landlord" "Tenant" "Management Company" and "Guarantor" wherever the context so admits include their respective successors in title and where a party comprises more than one person covenants and obligations of that party take effect as joint and several covenants and obligations

(3) A covenant by the Tenant not to do (or omit) any act or thing also operates as a covenant to use reasonable endeavours not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be to require) it being done

(4)  References in this lease to:-

     (a) any clause sub-clause schedule or paragraph is a reference to the relevant clause sub-clause schedule or paragraph of this lease and clause and schedule headings shall not affect the construction of this lease

     (b) any right of (or covenant to permit) the Landlord or the Management Company to enter the Premises shall also be construed (subject always to the proviso to clause 4(9)) as entitling the Landlord to remain on the Premises with or without equipment and permitting such right to be exercised by all persons authorised by the Landlord for as short a period as reasonably practicable and making good all damage caused and causing as little inconvenience as reasonably possible save where the right of entry is exercised to remedy any breach hereunder where the Landlord only undertakes to make good damage caused

     (c) any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord and given before the act requiring consent licence or approval

     (d) the Premises (except in clause 4(15)) shall be construed as extending where the context permits to any part of the Premises

     (e) a specific Enactment includes every statutory modification consolidation and re-enactment and statutory extension of it for the time being in force except in relation to the Town and Country Planning (Use Classes) Order 1987 which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not the same may at any time have been revoked or modified

     (f) the last year of the Term includes the final year of the Term if it shall determine otherwise than by effluxion of time and references to the expiry of the Term include such other determination

(5) (a) Where the context permits rents or other sums being due from the Tenant to the Landlord or the Management Company mean that they are exclusive of any VAT

     (b) whenever the consent licence or approval of the Landlord is required under this lease the relevant provision shall be construed as also requiring (and any consent licence or approval given by the Landlord shall be deemed subject to the need for) the consent licence or approval of the Superior Landlord (for which the Landlord shall apply at the Tenant's reasonable cost) where the same is required under the Head Lease except that nothing in this lease or in any consent licence or approval by the

          Landlord shall imply that the Superior Landlord's consent licence or approval will not be unreasonably withheld or delayed

     (c) references to any right of (or covenant to permit) the Landlord to enter the Premises shall extend to the Superior Landlord and to all persons authorised by it and shall be construed in the manner required by clause 2(4)(b) but in relation to the Superior Landlord and those with its authority

     (d) the rights excepted and reserved in schedule 3 are also excepted and reserved for the benefit of the Superior Landlord

3.   DEMISE AND RENTS

     The Landlord at the request of the Guarantor and in consideration of the payment by the Landlord to the Tenant of the sum of Two hundred and twenty eight thousand and ninety nine pounds and 50 pence (228,099.50) paid on the date hereof (receipt of which is acknowledged by the Tenant) DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and rights specified in schedule 2 exercisable in common with the Landlord and all others with its authority or otherwise from time to time entitled thereto EXCEPT and RESERVED unto the Landlord and all other persons authorised by it from time to time during the Term or otherwise from time to time entitled thereto (including the Management Company in relation to the provision of the Services) the easements and rights specified in schedule 3

     TO HOLD the Premises unto the Tenant (together with and except and reserved as aforesaid) for the Term SUBJECT to all rights easements covenants stipulations and other matters affecting the same and SUBJECT to the provisions of the deeds and documents mentioned in schedule 7

     YIELDING AND PAYING therefor:

     FIRST yearly and proportionately for any part of a year until 24th
     March 1998 a peppercorn (if demanded) and thereafter until the first Review Date (and thereafter as determined pursuant to schedule 4) the yearly rent of Four hundred and fifty six thousand one hundred and ninety five Pounds (pounds sterling 456,195) exclusive of VAT (subject to clause 5(6)) payable by equal quarterly payments to be made in advance on the usual quarter days in every year the first such payment to be made on 25th March 1998

     SECONDLY as additional rent from time to time the Insurance Rent payable on demand

     THIRDLY as additional rent on demand (in addition and without prejudice to the Landlord's right of re-entry and any other right) interest at the Interest Rate on any sum owed by the Tenant to the Landlord whether as rent or otherwise which is not:-

     (a) received in cleared funds by the Landlord within 10 days following the due date (or in the case of money due only on demand within fourteen days after the date of demand) calculated for the period commencing on the due date for payment and ending on the date the sum and the interest is received in cleared funds by the Landlord

     (b) demanded (or if tendered is for the time being refused) by the Landlord in circumstances where it is prudent for it not to demand or accept any payment having regard to a breach of any of the Tenant's obligations under this lease of which the Tenant has received notice calculated for the period commencing on the due date for payment and ending on the date the sum (and the interest) is subsequently received by the Landlord

          FOURTHLY as additional rent all VAT for which the Landlord is or may become liable to account to H.M. Customs & Excise (or other relevant body to whom account has for the time being to be made) on the supply by the Landlord to the Tenant under or in connection with the provisions of this lease or the interest created by it and of any other supplies whether of goods or services such rent fourthly reserved to be due for payment contemporaneously with the other rents or sums to which it relates

          AND FIFTHLY a rent equal to the Electricity Cost such rent to be payable on demand (either annually or by instalments) as the Landlord shall determine

4.   TENANT'S COVENANTS

     The Tenant covenants with the Landlord (and in respect of sub-clause 4(30) also with the Management Company) throughout the Term subject to clause 4(15):

     RENT

     (1) To pay the rents reserved by this lease on the days and in the manner set out in clause 3 without deduction or set off and (unless for the time being the Landlord shall have required in writing to the contrary) to pay the rent first reserved (together with any sum in respect of the rent fourthly reserved as may be applicable thereto) by banker's standing order to such bank as the Landlord may from time to time nominate

     VAT

     (2) Subject to clause 5(6) wherever the Tenant is required to pay any amount to the Landlord hereunder by way of reimbursement or indemnity to pay on the production of a valid VAT invoice to the Landlord (as applicable) in addition an amount equivalent to any VAT incurred by the Landlord save to the extent that the Landlord obtains credit for such VAT incurred by the Landlord pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

     OUTGOINGS

     (3) To pay all rates taxes charges and other outgoings whatsoever now or hereafter assessed charged or imposed upon the Premises or upon their owner or occupier (and a proper proportion determined by the Landlord attributable to the Premises of any rates taxes charges and other outgoings now or hereafter assessed charged or imposed upon the Premises in common with other premises or upon the owners or occupiers thereof) and (to the extent the Tenant does not pay it directly to the relevant supplier) the total cost (including meter rents) of all water (including chilled water) electricity and gas separately metered and/or exclusively supplied to the Premises during the Term as reasonably determined by the Landlord excluding (without prejudice to the rent fourthly reserved and clause 4(2)) any tax payable by the Landlord as a direct result of any actual or implied dealing with the reversion of this lease or of the Landlord's receipt of income

     COMPLIANCE WITH ENACTMENTS

     (4) To comply with the requirements of all Enactments and of every Public Authority (including the due and proper execution of any works) in respect of the Premises their use occupation employment of personnel in them and any work being carried out to them (whether the requirements are imposed upon the owner lessee or occupier) and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

     NOTICES

     (5) As soon as reasonably practicable and in any event within 5 working days of receipt of the same to give to the Landlord notice of (and a certified copy of) any notice permission direction requisition order or proposal made by any Public Authority and without delay to comply in all respects at the Tenant's cost with the provisions thereof save that the Tenant shall if so required by and at the cost of the Landlord make or join in making such objections or representations in respect of any of them as the Landlord may reasonably require

     REPAIR

     (6) To put and keep the Premises (and any works or installations made pursuant to paragraphs 4 and 5 of Schedule 2) in good and substantial repair and condition (damage by any of the Insured Risks excepted to the extent that the insurance money shall not have been rendered irrecoverable subject to clause 5(2)(b) or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants or agents or invitees) and to replace whenever necessary during the Term and on expiry of the Term the landlord's fixtures and fittings (including any fitted carpets) in the Premises which may have become beyond economic repair with items of the same type and quality

      DECORATION AND GENERAL CONDITION AND SERVICING

      (7) (a) To keep the Premises maintained to a high standard of decorative order and finish and properly cleansed and tidy and (without prejudice to the foregoing) as often as the same shall be necessary (and not less frequently than once in every fifth year of the Term but not more than once in any 18 month period) and also in the last year of the Term to clean paint polish or otherwise treat as the case may be all inside surfaces of wood and metal work of the Premises usually or requiring to be painted polished or otherwise treated with two coats at least of high quality paint or polish vinyl wall coverings
               (where applicable) or other appropriate materials in a good and workmanlike manner (and during the last year of the Term in the colour scheme specified and otherwise in accordance with the Reinstatement Specification) PROVIDED ALWAYS THAT the Tenant shall not be obliged to carry out any such decorative treatment if the need for it is caused by damage by any of the Insured Risks to the extent (subject to clause 5(2)(b)) that the insurance money shall not have been rendered irrecoverable or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants agents or invitees

          (b) To clean the inside of all external window glazing in the Premises at least once in every month using reputable contractors

          (c) To enter into and maintain contracts for the regular inspection maintenance and servicing of all fixed plant and equipment comprised in the Premises which has or is likely to have any impact on the Landlord's Services Equipment by reputable contractors approved by the Landlord (such approval not to be unreasonably withheld) and to obtain satisfactory test certificates as may be reasonably required by the insurers and whenever reasonably required to produce copies of such contracts and certificates

     REFUSE

     (8) Not to deposit any refuse on any of the Common Parts except in areas designated for such purpose from time to time by the Landlord and to comply with all requirements of any Public Authority and any reasonable regulations made by the Landlord pursuant to clause 4(27) in relation to control over and disposal of rubbish

     TO PERMIT ENTRY

     (9) To permit the Landlord (and persons authorised by the Landlord) at reasonable times in compliance with the Tenant's reasonable security requirements on reasonable prior written notice (except in an emergency) to enter the Premises in order to:-

          (a)  examine their state of repair

          (b) ascertain that the covenants and conditions of this lease have been observed

          (c)  take any measurement or valuation of the Premises

          (d) rebuild renew cleanse alter test maintain repair inspect and make connections to any part of the Building including the Service Media (PROVIDED that the Landlord will procure that such entry takes place outside Normal Business Hours where practicable)

          (e) during the last six months of the Term (or at any time in the case of a disposal of the Landlord's interest) to show the Premises to prospective purchasers or tenants and their agents

          (f)  exercise the rights described in schedule 3

     COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION

     (10) (a) To comply with any notice requiring the Tenant to remedy any breach of its covenants

          (b) If the Tenant shall not within a reasonable time comply with any such notice to permit the Landlord and any authorised person to enter the Premises to remedy the breach as the Tenant's agent and at the Tenant's proper cost the Landlord making good any damage caused

          (c) To pay to the Landlord on demand all the proper costs and expenses incurred by the Landlord under the provisions of this sub-clause

     ENCROACHMENTS

     (11) (a) To preserve all rights of light and other easements belonging to the Premises and not knowingly to give any acknowledgment that they are enjoyed by consent

          (b) Not knowingly to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord forthwith of any encroachment which might have that effect

     ALTERATIONS AND REINSTATEMENT

     (12) (a) Not to carry out any Development of or on the Premises nor (without prejudice to the exclusion of structural parts from the demise of the Premises) any works affecting any structural parts of the Building and not to commit any waste

          (b) Without prejudice to any other rights of the Landlord in respect of areas not included in the Premises not to install or erect any exterior lighting shade or awning or place any structure or other thing outside the Premises

          (c) Without prejudice to paragraphs (a) and (b) of this sub-clause and subject to the provisos to this paragraph (c) not to make any other alteration or addition to the Premises (including all electrical and other plant and equipment and the installation and removal of demountable partitioning) except:-

               (i) in accordance with plans and specifications (adequately describing the work in question and the manner in which the work will be carried out) previously submitted at the Tenant's expense in triplicate to and approved by the Landlord (such approval not to be unreasonably withheld or delayed PROVIDED THAT the Landlord shall respond to the Tenant's submission within 10 working days in the case of minor alterations (excluding any alterations which affect any of the Landlord's Services Equipment) and if the Landlord fails to respond within 10 working days as aforesaid it shall be deemed to have accepted such minor alterations AND PROVIDED FURTHER that the initial fitting out of the Premises following the date hereof shall be governed by the Agreement for Initial Alterations

               (ii) in a manner which shall not materially and adversely affect the Landlord's Services Equipment any Service Media or the provision of any of the Services

               (iii) in accordance with any relevant terms conditions
                     recommendations and regulations of any Public Authority (and in particular in relation to any electrical installation in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the Regulations of the Electricity Supply

               Authority) and the insurance company with whom the Premises are for the time being insured and

          (iv) in a good and workmanlike manner

          PROVIDED ALWAYS THAT subject to clause 4(12)(c)(i):-

          (I) no such alterations or additions shall be carried out until the Landlord has issued its consent in writing to which the Tenant shall if required join as a party

          (II) once any such alterations or additions have been carried out the Tenant shall supply to the Landlord as-built plans in triplicate (together with a computer aided design disk and 35 mm slides) showing the works as carried out

     (d)  At the expiry of the Term to remove:-

          (i) all alterations and additions made to the Premises by the Tenant

          (ii) all work done in connection with the original fitting out by the Tenant in pursuance of the Agreement for Initial Alterations and to restore and make good the Premises in accordance with the Reinstatement Specification in a proper and workmanlike manner to the condition and design which existed before the alterations or additions were made with all services properly sealed off

     USE

     (13) Not to use the Premises or any chattels in them:-

          (a) for any purpose (and not to do anything in or to the Premises) which may be or become or cause a nuisance obstruction or damage to any person or property

          (b) for a sale by auction or for any public meeting or for any dangerous noxious noisy illegal or immoral trade business or activity or for residential purposes and not to use the Common Parts for the transaction of any business or

          (c) (without prejudice to the preceding paragraphs of this sub-clause) except for the Permitted Use

     SIGNS

     (14) (a) Not to erect any aerial satellite dish sign signboard pole antenna wire or other apparatus on the outside of the Building save for the right granted pursuant to paragraph 3 of schedule 2

          (b) Not to affix or exhibit so as to be visible from outside the Premises any placard sign notice fascia board or advertisement except the approved signs referred to in paragraph 3 of schedule 2
                                      13

     ALIENATION

     (15) (a) If the Tenant at any time desires to assign the whole of the Premises the Tenant shall first by an irrevocable unconditional written notice ("the Tenant's Notice") served upon the Landlord offer to surrender or assign this lease upon such financial terms and conditions as the Tenant may desire

          (b) If the Landlord wishes to accept such surrender or assignment it shall within twenty-one days of receipt of the Tenant's Notice serve a counternotice ("the Counter-Notice") upon the Tenant stating as much

          (c) If the Landlord serves a Counter-Notice on the Tenant then the Tenant shall surrender or assign (at the Landlord's option) the Premises to the Landlord (or as the Landlord may direct) within six months of receipt of the Counter-Notice either with vacant possession or subject only to a permitted underletting and the Tenant's liability hereunder shall cease in respect of any matters arising following the date of such assignment or surrender but without prejudice to any antecedent breaches of covenant

          (d) If the Landlord does not serve a Counter-Notice then the Tenant must (if it wishes to assign) complete its assignment on terms greater than 95 per cent in value of the terms and conditions stipulated in the Tenant's Notice within six months from the date of the Tenant's Notice and if the Tenant shall fail to complete within such period if it still wishes to assign the whole of the Premises it must reinstate the procedure set out in this clause 4(15)

          (e) Subject to the foregoing provisions of this sub-clause 4(15) not to assign mortgage charge or underlet or in any other manner part with possession of any part (being less than the whole) of the Premises or agree to do so except that the Tenant may underlet the whole of (but not more or less than) any Permitted Part or Permitted Parts in accordance with paragraphs
               (h) and (i) of this sub-clause

          (f) Subject to the foregoing provisions of this sub-clause 4(15) not to assign underlet or otherwise part with possession of or the whole of the Premises or agree to do so except that the Tenant may assign or underlet the whole of the Premises in accordance with paragraph (g) or (h) respectively of this sub-clause

(ASSIGNMENT)

          (g) (i) Not to assign the whole of the Premises without first obtaining the Landlord's consent issued within 2 months before completion of the assignment which consent shall not be unreasonably withheld or delayed but which may be granted subject to any one or more of the conditions referred to in paragraph (g)(ii) and which may be withheld if any one or more of the circumstances referred to in paragraph (g)(iii) exist

         (ii) The conditions referred to in paragraph (g)(i) (which are specified for the purposes of section 19(lA) Landlord and Tenant Act 1927) are:

      AUTHORISED GUARANTEE

          (a) that the Tenant shall enter into an authorised guarantee agreement (as defined in section 16 Landlord and Tenant (Covenants) Act 1995) with the Landlord in a form which the Landlord reasonably requires

      THIRD PARTY GUARANTEE/RENT DEPOSIT

          (b) that if so reasonably required by the Landlord the proposed assignee shall have procured covenants with the Landlord by a guarantor or guarantors (not being the Tenant or any guarantor) reasonably acceptable to the Landlord in a form acceptable to the Landlord (acting reasonably);

      INTRA GROUP DEALINGS

          (c) if the proposed assignee is a Group Company the Tenant shall have procured either:

               (A) if the Tenant's obligations under this lease are guaranteed by another Group Company that such Group Company covenants with the Landlord on the same terms (mutatis mutandis) as those contained in clause 10; or

               (B) if there is no guarantor of the Tenant's obligations under this lease and if the assignee is not at the date of the application for consent to the proposed assignment in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant at the date of this lease that the proposed assignee procures covenants by a Group Company which is not the Tenant or the proposed assignee and which is in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant in the same terms (mutatis mutandis) as those contained in clause 10; and

          (iii) The circumstances referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1 A) Landlord and Tenant Act 1927) are:-

          (a) where the Tenant's solicitors have not given an undertaking to the Landlord's solicitors to pay all reasonable legal surveyor's and management costs disbursements and VAT arising on the application for consent to such assignment whether or not consent is granted unless the Landlord unreasonably withholds consent in circumstances where it is required to be reasonable; and/or

          (b) where any of the rents and Interim Sum due from the Tenant to the Landlord or the Management Company respectively under this lease remain unpaid at the date of the application for consent to the proposed assignment

(UNDERLETTING)

          (h) Not to underlet the whole of the Premises or any Permitted Part (each being referred to in this paragraph as the premises) except:-

              (i) to a person who before the underletting shall have covenanted with the Landlord to observe and perform the Tenant's obligations under this lease during the sub-term to the extent they relate to the premises demised by the underletting (other than the payment of rents) and a covenant not to assign the whole of the premises without the Landlord's consent (which shall not be unreasonably withheld or delayed) and an unqualified covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

              (ii) by reserving as a yearly rent without payment of a fine or premium (in addition to the service and insurance and other rents payable under this lease except the rent first hereby reserved or (in the case of underletting of a Permitted Part) a pro rata proportion of them) an amount equal to:-

                    (a) (in the case of an underletting of the Premises) the then open market rack rental value of the Premises

                    (b) (in the case of an underletting of a Permitted Part) a pro rata proportion of the then open market rack rental value of the Premises the proportion in each case being calculated by reference to the Net Internal Area of the Permitted Part in relation to the Net Internal Area of the Premises, in all cases such rent to be payable by equal quarterly instalments in advance on the usual quarter days and to be approved by the Landlord prior to the underletting (such approval not to be unreasonably withheld or delayed) but the amount of such rent and the approval of the Landlord thereto may not be used as evidence by the Tenant for the purpose of any rent review pursuant to this lease

              (iii) by a form of underlease:-

                    (a) by which the principal rent reserved by the underlease is reviewed upwards only at not greater than five year intervals during the sub-term in accordance with the same principles (mutatis mutandis) and at the times as apply to the rent first reserved by this lease

                    (b) requiring the underlessee to observe and perform all the covenants and other provisions binding on the Tenant under this lease (other than the covenant by the Tenant to pay rents) to the extent they relate to the premises and containing:-

               (A) a condition for re-entry by the underlessor on breach of any covenant by the underlessee

               (B) a qualified covenant not to assign the whole of the premises and an absolute covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

         (iv) with the Landlord's consent issued within three months before completion of the underletting which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld or delayed

         (i)   In relation to an underlease of a Permitted Part:-

         (i) not to include in the sub-demise any part of the entrance to or the reception area of the Premises

         (ii) to except from the underlease all necessary circulation areas and plant and equipment which will serve the Premises in common and to reserve a separate service charge rent in respect of their maintenance repair and renewal

         (iii) not as a result of the grant to create or permit the creation of more than three separate occupations affecting the whole of the Premises (occupations in right of this lease counting as one occupation)

          (iv) not to grant or agree to grant the underlease without providing for the exclusion of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease in pursuance of an Order duly made under section 38(4) of that Act before the date of grant

    (j) To enforce the observance and performance by every such underlessee and its successors in title of the provisions of the underlease and not expressly or impliedly to waive any breach of them nor vary the terms of any underlease

    (k) Not to agree any reviewed rent payable under an underlease without the Landlord's consent and if the rent review under any underlease is to be determined by an independent person not to agree his appointment without the Landlord's consent (PROVIDED ALWAYS THAT the Landlord shall not unreasonably withhold or delay any consent required under this sub-paragraph) and to procure that any representations which the Landlord may wish to make in relation to the rent review are duly submitted to the independent person and to provide to the Landlord promptly on the same becoming available copies of any representations made by or on behalf of the Tenant or the underlessee in relation to such rent review

(SHARING OCCUPATION)

     (l) Not to part with or share the occupation of the Premises or any part of them except that the Tenant may share occupation with a company which is (but only for so long as it remains) either the holding company of the Tenant or a majority-owned subsidiary of the Tenant or of the Tenant's holding company (as those expressions are defined in section 736 Companies Act 1985) so long as the Tenant does not grant the person sharing occupation exclusive possession (so that such company occupies as licensee only without creating any relationship of landlord and tenant) nor otherwise transfer or create a legal estate and the Tenant shall notily the Landlord of the identity of each company in occupation

REGISTRATION

(16)(a) Within twenty-one days after any disposition or devolution of this lease or of any estate or interest in or derived out of it to give notice in duplicate of the relevant transaction to the Landlord for registration with a certified copy of the relevant instrument and to pay to the Landlord a fair and reasonable fee for each such registration of not less than twenty five pounds

     (b) To register with the Landlord particulars of the determination of every rent review under any underlease of the Premises within fourteen days after the date of determination

PAYMENT OF COST OF NOTICES CONSENTS ETC.

(17) To pay on demand all reasonable expenses (including counsels' solicitors' surveyors' and bailiffs' fees) properly incurred by the Landlord in and incidental to:

     (a) the preparation and service of a notice under section 146 Law of Property Act 1925 or in contemplation of any proceedings under section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and

     (b) every reasonable step taken during or after the expiry of the Term in connection with the enforcement of the Tenant's obligations under this lease including the service or proposed service of all notices and schedules of dilapidations and

     (c) every application for consent licence or approval under this lease but not if the application is unreasonably refused or delayed or granted subject to unreasonable conditions (where such consent is not to be unreasonably withheld or delayed)

MACHINERY

(18) Not to install in the Premises any plant or machinery other than usual office equipment without the Landlord's consent which shall not be unreasonably withheld PROVIDED ALWAYS THAT no plant or machinery shall be installed or operated in the Premises and nothing shall be done or omitted in them which may cause:-

     (a) the efficiency of the heating ventilation air conditioning and cooling system installed in the building to be diminished or impaired in any way

     (b) noise dust fumes smell vibration or electrical interference affecting or having any other intrusive effect on any other part of the Building or other adjoining property or persons outside the Premises

OBSTRUCTION/OVERLOADING

(19) Not to obstruct:-

     (a) or damage any part of the Building or exercise any of the rights granted by this lease in a way which causes nuisance or damage

     (b)  any means of escape

     (c)  or discharge any deleterious matter into

          (i) any pipe drain or other conduit serving the Premises and (to the extent they lie within the Premises) to keep them clear and functioning properly or

          (ii) any Service Media

     (d) or stop-up or darken the windows and other openings of the Premises nor to overload or cause undue strain to the Service Media or any other part of the Building and in particular not to suspend any undue weight from the ceilings or walls of the Premises and not to exceed the following floor loadings:-

             floor finishings:  :     4 kN/m2 (80lbs per sq.ft)

             live load          :     1kN/m2 (20lbs per sq.ft)

     (e) any requisite notice erected on the Premises including any erected by the Landlord in accordance with its powers under this lease

PARKING/GOODS DELIVERY

(20) To ensure that all loading unloading deliveries and despatch of goods is carried out only by using the service accesses and goods lifts designated by the Landlord for the use of the Premises

PLANNING LAW AND COMPENSATION

(21) Without prejudice to clause 4(4) at all times during the Term to comply with the provisions and requirements of Planning Law relating to or affecting

     (a)  (i) the Premises

          (ii) any operations works acts or things carried out executed done or omitted on the Premises

          (iii) the use of the Premises

          (iv) the use by the Tenant of (and the exercise of any other rights hereunder in respect of) any other parts of the building

     (b) Subject to the provisions of paragraph (c) of this sub-clause as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions (and serve all notices) required under Planning Law in respect of the Premises whether for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof or otherwise

     (c) Not without the Landlord's consent (such consent not to be unreasonably withheld or delayed) to apply for any planning permission relating to the Premises (and not to apply for any such planning permission relating to any other part of the Building) but so that subject to compliance with paragraph (e) of this sub-clause the Landlord's consent shall not be unreasonably withheld or delayed to the making of a planning application in respect of the Premises relating to any operations or use or other thing (if any) which assuming it to be implemented in accordance with Planning Law would otherwise not be in breach of the provisions of this lease

     (d) If the Landlord so requires in connection with any relevant proposal by the Tenant to apply for a determination under section 191 or 192 Town and Country Planning Act 1990

     (e) If the Landlord consents in principle to any application by the Tenant (which it hereby agrees to consider and determine with all due expedition) for planning permission to submit a draft of the application to the Landlord for its approval and to give effect to its reasonable requirements in respect thereof and if and to the extent the Landlord so requires to lodge the application with the relevant authority in the joint names of the Landlord and the Tenant and in duplicate

     (f) Not to implement any planning permission before the Landlord has acknowledged that its terms are acceptable nor before the Landlord has received any cash or other security which it reasonably requires for compliance with any conditions imposed by the planning permission

     (g) If the Landlord at the Landlord's cost reasonably requires or the Tenant desires to lodge and progress diligently an appeal against any refusal of an application for planning permission lodged in respect of the Premises by the Tenant or by any person claiming under or through the Tenant (whether or not lodged in its name alone) the Landlord undertakes to cooperate fully with the Tenant in respect of any such appeal unless such appeal would be likely to have a material and adverse effect on the Landlord's interests in the Building

     (h) Unless the Landlord otherwise directs to complete before the expiry of the Term all works on the Premises required as a condition of any planning permission implemented by the Tenant or by any person claiming under or through it

     (i) If the Tenant receives or is entitled to receive any statutory compensation under any Enactment in relation to its interest in the Premises the Tenant shall on any determination of its interest prior to the expiry of this lease by effluxion of time forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

INDEMNITY

(22) To indemnify the Landlord against all expenses proceedings costs claims damages demands and any other liability or consequence arising out or in respect of any breach of any of the Tenant's obligations under this lease (including all costs reasonably incurred by the Landlord in an attempt to mitigate any such breach) or of any act omission or negligence of the Tenant or any person at the Premises with the Tenant's authority

DEFECTIVE PREMISES

(23) On becoming aware of the same (or when the Tenant ought reasonably to have become aware of the same) to give notice forthwith to the Landlord of any defect in the Premises which might give rise to:-

     (a) an obligation on the Landlord to do or refrain from doing anything in relation to the Premises or

     (b) any duty of care or the need to discharge such duty imposed by the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

INSURANCE AND FIRE FIGHTING EQUIPMENT

(24) (a)  Not to do or omit anything by which any insurance policy
          (relevant extracts of which shall have been provided to the Tenant) relating to the Building or any part of it becomes void or voidable or by which the rate of premium on such policy may be increased

     (b) To comply with all proper requirements of the insurers and to provide and maintain unobstructed appropriate operational fire fighting equipment and fire notices on the Premises

     (c)  To notify the Landlord forthwith of:-

          (i) any incidence of any Insured Risk on the Premises and of any other event which ought reasonably to be brought to the attention of insurers and of which the Tenant ought reasonably to be aware

          (ii) the insurable value of any fixture installed in the Premises by the Tenant or any person claiming under or through the Tenant

     (d) That if at any time the Tenant or any person claiming under or through it shall be entitled to the benefit of any insurance of the Premises to cause all money paid under such insurance to be applied in making good the loss or damage in respect of which it was paid

     (e) Subject to clause 5(2)(b) if the whole or any part of the Building is damaged or destroyed by any of the Insured Risks at any time during the Term and the insurance money under any insurance policy effected by the Landlord is rendered wholly or partially irrecoverable because of some act or default of the Tenant or any person deriving title under or through the Tenant or their respective servants agents or invitees forthwith to pay the Landlord the whole amount of the insurance money so irrecoverable

DANGEROUS AND CONTAMINATIVE MATERIALS

(25) Not to keep place store or use or permit or suffer to be kept placed stored or used in or upon or about the Premises any materials substance or other thing of a dangerous inflammable combustible explosive corrosive or offensive nature or any materials substance or other thing which may in any way cause pollution injury or harm by percolation corrosion contamination migration release or otherwise on beneath or in the vicinity of the Premises

YIELD UP

(26) (a) At the expiry of the Term to remove all chattels and tenant's fixtures and quietly to yield up the Premises reinstated in accordance with the Reinstatement Specification and restored and made good to the extent required under clause 4(12)(d) and in the state of repair condition decorative order and layout otherwise required by this lease and any licences or consents issued in pursuance of it and to make good any damage so caused in a proper and workmanlike manner

     (b) The Tenant irrevocably authorises the Landlord to remove and dispose of any chattels which may be left in the Premises within 28 days after the Tenant has quit them (without being obliged to obtain any consideration for the disposal) and the Tenant irrevocably declares that any such chattels will stand abandoned by it

REGULATIONS AND COVENANTS

(27) To comply with:-

          (i) all reasonable regulations reasonably made by the Landlord from time to time and notified to the Tenant in writing for the good management of the Building PROVIDED ALWAYS THAT no such regulations shall purport to amend the terms expressed in this lease and if there is any inconsistency between the terms of this lease and the regulations the terms of this lease shall prevail

     (ii) all covenants stipulations and other matters affecting the Premises and not to interfere with any rights easements or other matters affecting the Premises

SECURITY AND ACCESS

(28) To use all reasonable endeavours to ensure that the Tenant's visitors to the Premises observe such security regulations which may apply to them

HEAD LEASE

(29) (a) To observe and perform the covenants and conditions on the part of the lessee contained in the Head Lease so far as they relate to the Premises except the covenant for the payment of rent and except also so far as the obligations relating to insurance fall to be observed and performed by the Landlord pursuant to clause 5(2)

     (b) Not to do or omit any act or thing which would or might cause the Landlord to be in breach of the Head Lease

SERVICE CHARGE

(30) To pay the Service Charge (and VAT thereon) to the Management Company at the times and in the manner provided for in clause 6 and schedule 5 without deduction or set off and to pay the Outside Normal Business Hours Charge within 10 days of demand (either annually or by monthly instalments) as the Management Company shall reasonably determine PROVIDED THAT for the period from the date hereof until the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations the Service Charge payable by the Tenant in any Accounting Period shall not exceed pounds sterling 32,202 inclusive of VAT and PROVIDED FURTHER that the Service Charge payable in respect of the twelve month period from the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations shall be pounds sterling 74,601.30 exclusive of VAT

5.    LANDLORD'S COVENANTS

      The Landlord covenants with the Tenant:

QUIET ENJOYMENT

(1) That if the Tenant observes and performs its covenants contained in this lease the Tenant may peaceably hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

INSURANCE

(2) (a) To keep the Building (except all tenants' plant and equipment and trade fixtures) insured against the Insured Risks in the full current replacement cost

     (b) to use reasonable endeavours to procure that the interest of the Tenant is noted on the insurance policy and to use reasonable endeavours to further procure that the insurers waive any rights of subrogation against the Tenant (or any lawful subtenant occupier or invitee) and the Landlord will notify the Tenant if it is unable so to procure and will duly consider the representations of the Tenant regarding alternative insurers who may be prepared to procure that the insurers waive any subrogation rights and/or note the interest of the Tenant and will also permit the Tenant to make representations to the insurers regarding the noting of the Tenant's interest and/or waiver of rights of subrogation

     (c) On request to supply the Tenant (but not more frequently than once in any period of twelve months) with evidence of such insurance

     (d) If and whenever during the Term the Building (except as aforesaid) is damaged or destroyed by an Insured Risk and to the extent that payment of the insurance monies is not refused because of any act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant or their respective servants agents and invitees subject to clause 5(2)(b) above the Landlord will with all convenient speed take the necessary steps to obtain any requisite planning permissions and consents and if they are obtained to lay out the money received from the insurance of the Building (except sums in respect of public liability and employer's liability and loss of rent) towards replacing (but not necessarily in facsimile reinstatement) the damaged or destroyed parts (except as aforesaid) and in the case of the Premises to the Reinstatement Specification as soon as reasonably practicable (and the Landlord shall keep the Tenant informed of progress of any such insurance claims and the Landlord's proposals for compliance with this provision) PROVIDED ALWAYS THAT the Tenant shall have no claim against the Landlord under this clause 5(2)(c) in respect of the manner of replacement of the interior of any Lettable Unit other than the Premises or any alteration to the Common Parts and PROVIDED FURTHER THAT the Landlord shall not be liable to carry out the replacement if it is unable (having used all reasonable endeavours) to obtain every planning permission and consent necessary to execute the relevant work in which event the Landlord shall be entilted to retain all the insurance money received by it and if the Landlord so retains the insurance money the Tenant shall be entitled to determine this lease on not less than one month's prior written notice

     (e) In the event that the Premises have not ben reinstated to the Reinstatement Specification or essential means of access thereto within the Building is not available in the circumstances contemplated in subclause 5(2)(d) by the date five years and eleven months following the date of such damage or destruction by an Insured Risk the Tenant may determine this lease on not less than one month's prior written notice such notice to be served (if at all) within one month after expiry of such five years and eleven months period

HEAD LEASE

(3) (a) To pay the rents reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the terms of this lease but so far only as to preserve the existence of this lease the covenants and conditions on the part of the lessee contained in the Head Lease

     (b) On the request and at the reasonable expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Head Lease

     (c) To take all reasonable steps at the Tenant's reasonable expense (to the extent possible under the Head Lease) to obtain the consent of the Superior Landlord wherever the Tenant makes application for any consent required under this lease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this lease and the Head Lease

ELECTRICITY PROVISION

(4) Subject to clause 7(3) to use all reasonable endeavours to provide or procure the provision of electricity to the Premises to the extent necessary to meet the requirements of the Tenant having regard to the overall electricity services design standards for the Building as a whole and to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the electricity provider chosen by the Landlord

MANAGEMENT COMPANY ACCESS

(5) To allow the Management Company such rights over the Building as it requires from time to time for the due and proper provision of the Services

VAT INDEMNITY

(6) The provisions of schedule 8 shall apply in relation to VAT liability on the rent first reserved and:-

     (a) Whenever VAT is properly chargeable in respect of any supply made hereunder by the Landlord to the Tenant the Landlord shall no later than thirty days after the due date for payment in respect of such supply issue a valid VAT invoice or audit note (as the case may be to the Tenant)

     (b) Subject to (6)(c) below all consideration payable by the Landlord to the Tenant shall be exclusive of VAT which the Landlord shall pay in addition on production of a valid VAT invoice

     (c) The capital sum referred to in clause 3 above shall be inclusive of VAT save that if the Landlord is at any stage able to recover such VAT the Landlord shall pay to the Tenant a further amount equal to VAT on the capital sum

NAMING RIGHTS

      (7) The Landlord shall only name the Building in accordance with its postal address from time to time

NOTIFICATION OF NOTICES

(8) The Landlord will inform the Tenant as soon as reasonably practicable but in any event within 5 working days of receipt of the same of any notice served by the Superior Landlord alleging a breach of the Head Lease which would threaten the existence of this lease

6.    PROVISION OF SERVICES

     The Management Company covenants with the Tenant to use all reasonable endeavours:-

      (1) Well and substantially to repair and properly clean and decorate the structure of the Building (including the structure of the roofs foundations external and internal walls and columns and structural slabs of the ceilings and floors) the external surfaces of the Building (including the whole of the glazing within the external walls of the Building) and the Common Parts and (where consistent with an obligation to repair) to replace the same

      (2) To keep the Service Media designed for common or general use and the Landlord's Services Equipment in good and substantial repair and in clean condition and at all times in good and safe working order

      (3) To keep the lifts in the Building clean and in good and substantial repair and condition and at all times in good and safe working order

      (4) Provide heat and air conditioning and chilled water to the Premises (subject to the Tenant paying Outside Normal Business Hours Charge in relation to the provision of such services outside Normal Business Hours) such heat being sufficient to maintain an air temperature in the Premises measured at the main trunk connections to the floor as follows:

              Air Conditioning and Heating

                   Design Parameters:

                   External Conditions:

                    Summer             29degreesC DB 20degreesC WB
                    Winter             -4degreesC DB 100% relative humidity

              Internal Conditions Office
              Accommodation-

                    Summer             22degreesC DB+1degreeC
                    Winter             20degreesC DB minimum

              Humidity Office Accommodation-

                    Summer             50%+/- 10%

                    Winter             50%+/- 10%



(5) To ensure that the Common Parts are at all times kept clean tidy and unobstructed

(6) Subject to clause 7(3) and clause 7(6) to provide or procure the provision of electricity to the Premises and each and every part thereof designed to receive the same to the extent necessary to meet the reasonable requirements of the Tenant and other lawful occupiers of the Premises

(7) To comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction relating to the Building or any part for which any tenant or occupier of the Building is not directly or exclusively liable

(8) To ensure that at all times (meaning for the avoidance of doubt 24 hours a day during the Term) there are both such security officers at and patrolling the Building as is reasonably appropriate for premises of the same size and nature as the Building and that the main reception to the Building is properly and adequately manned

(9)   To provide or procure the provision of:-

      (a)    the Services during Normal Business Hours; and

      (b) such of the Services outside Normal Business Hours as in the Management Company's reasonable discretion are appropriate to provide to a high class office building in the City of London outside Normal Business Hours; and

      (c) such of the Services outside Normal Business Hours as the Tenant shall previously request (but subject to the Tenant being responsible for the Outside Normal Business Hours Charge)

      (having regard in all cases to and in accordance with the overall design standards for the Building as a whole and subject to the limitations contained in Clause 7(6)) in an efficient and economic manner and in accordance with good estate management provided that the Management Company shall be entitled to employ such managing agents professional advisers contractors and other persons as it shall from time to time reasonably think fit for the purpose of the performance of the Services

PROVIDED THAT the Management Company shall not be liable for:-

(without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or interruption in the provision of the Services or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or the Common Parts or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk

      (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Management Company PROVIDED ALWAYS that the Management Company shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED THAT:

      (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable

      (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlord's or Management Company's covenants hereunder

7.    PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED THAT:-

      FORFEITURE AND RE-ENTRY

      (1) Without prejudice to any other remedies and powers contained in this lease or otherwise available to the Landlord if

             (a) the whole or part of the rents shall be unpaid for twenty-one days after becoming payable (whether or not formally demanded) or

             (b) any of the Tenant's covenants in this lease are not performed or observed in the manner and at the times herein specified or

             (c) the guarantee granted by the Guarantor or any other guarantor of the Tenant's obligations is or becomes unenforceable (in whole or in part) for any reason whatsoever and no suitable alternative security is provided to the Landlord within a period of one month or if the Tenant (or if more than one person any one of them):-

             (d) being a company enters into liquidation whether voluntarily (except for reconstruction or amalgamation of a solvent company) or compulsorily or has a provisional liquidator or a receiver (including an administrative receiver) appointed or its directors pass a resolution to petition for an administration order or one or more of them swears an affidavit in support of such a petition or is the subject of an administration order or a petition for one or of a voluntary arrangement or a proposal for one under Part I Insolvency Act 1986

             (e) being a company incorporated outside the United Kingdom is the subject of any proceedings or event analogous to those referred to in clause 7(1)(d) in the country of its incorporation

            (f) being an individual is the subject of a bankruptcy petition or bankruptcy order or of any application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986 or otherwise becomes bankrupt or insolvent or dies the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises without prejudice to the Tenant's right to relief against forfeiture whereupon this lease shall absolutely determine but without prejudice to either parts right of action against the other in respect of any antecedent breach of the covenants in this lease

      LETTING SCHEME USE AND EASEMENTS

      (2) No letting or building scheme exists or shall be created in relation to the Building and (subject only to those easements expressly granted by this lease) neither the Tenant nor the Premises shall be entitled to any easement or quasi-easement whatsoever and nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any right easement covenant condition or stipulation enjoyed or entered into by any tenant of the Landlord in respect of property not demised by this lease or prevent or restrict the development or use of the remainder of the Building or any other land

      COMMON PARTS AND SERVICE MEDIA

      (3) Subject always to the rights of the local authority the relevant supply authorities and any other competent authority the Common Parts and the Service Media are at all times subject to the exclusive control and management of the Landlord who may from time to time (if it shall be necessary or reasonable to do so for the benefit of the Building or otherwise in keeping with the principles of good estate management) alter divert substitute stop up or remove any of them (leaving available for use by the Tenant reasonable and sufficient means of access to and egress from and servicing for the Premises)

      SERVICE OF NOTICES

      (4)   (a)    In addition to any other mode of service any notices to be served under this lease shall be validly served if served in accordance with section 196 Law of Property Act
                   1925 as amended by the Recorded Delivery Service Act 1962 or
                   (in the case of any notice to be served on the Tenant) by sending it to the Tenant at the Premises PROVIDED THAT whilst the Tenant hereunder is Donaldson Lufkin & Jenrette
                   International Limited such notice shall also be served on the offices for the time being of SJ Berwin & Co (attention:
                   Edward Page) or such other firm of solicitors notified in writing to the Landlord and 277 Park Avenue, New York, New
                   York 10172

            (b) If the Tenant or any guarantor comprises more than one person it shall be sufficient for all purposes if notice is served on one of them but a notice duly served on the Tenant will not need to be served on any guarantor

      RENT CESSER

      (5)   If and whenever during the Term:-

            (a) the Premises (other than the Tenant's plant and equipment and tenant's fixtures) or the means of access to the Premises within the Building are damaged or destroyed by any of the Insured Risks so that the Premises are incapable of beneficial occupation and use and

            (b) subject to clause 5(2)(b) the insurance of the Building or the payment of any insurance money has not been vitiated by the act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant their respective servants agents and invitees the rent first reserved by this lease and the Service Charge or a fair proportion of them according to the nature and extent of the damage sustained shall be suspended and cease to be payable from the date of destruction or damage until whichever is the earlier of the date on which the Premises are reinstated to the Reinstatement Specification and if applicable the essential means of access within the Building are available and the date of expiry of the period for which insurance of loss of rent is effected and any dispute about such suspension shall be referred to the award of a single arbitrator to be appointed in default of agreement on the application of the Landlord or the Tenant to the President for the time being of The Royal Institution of Chartered Surveyors in accordance with the Arbitration Acts 1950 and 1979

      LANDLORD'S LIABILITY

      (6) The Landlord shall not be liable for (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Landlord PROVIDED ALWAYS that the Landlord shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED
            THAT:

      (a) the Tenant shall carry our such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonable practicable)

      (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlords or Management Company's covenants hereunder

      ARBITRATION FEES

      (7) The fees of any arbitrator incurred in any arbitration proceedings arising out of this lease may be paid to the arbitrator by the Landlord or by the Tenant notwithstanding any direction or prior agreement as to liability for payment and any sums so paid for which the party who pays them initially is not ultimately liable shall be repayable on demand by the party who is liable for them

      RENT REVIEW MEMORANDUM

      (8) Forthwith after every agreement or determination of any increase in the amount of the rent reserved and made payable by virtue of schedule 4 a memorandum recording the increase shall be attached to this lease and to the counterpart and such memorandum shall be signed by or on behalf of the Landlord and the Tenant respectively

      NO WARRANTY AS TO USE

      (9) Nothing contained in this lease shall constitute or be deemed to constitute a warranty by the Landlord that the Premises are authorised under Planning Law to be used or are otherwise fit for any specific purpose

      DISPUTES

      (10)  (a)    Any dispute between the Tenant and any other tenant or
                   occupier of any part of the Building relating to any easement or right affecting the Building or any part of it shall (unless the Landlord shall by notice to the parties concerned renounce its power to determine it) be referred to the Landlord whose decision acting reasonably (acting in the capacity of an expert) shall be binding upon the parties to the dispute but the Landlord shall give written reasons for his decision

            (b) Where any issue (other than one relating to a rent review) arising out of or under or relating to the Head Lease which also affects or relates to the provisions of this lease is to be determined as provided in the Head Lease the determination of such issue pursuant to the provisions of the Head Lease shall be binding on the Tenant as well as the Landlord for the purposes both of the Head Lease and this lease

      COMPENSATION

      (11) Except where any Enactment prohibits the right to compensation being reduced or excluded by agreement, neither the Tenant nor any occupier of the Premises shall be entitled on quitting them to claim from the Landlord any compensation under the Landlord and Tenant Act 1954

      RATEABLE VALUE APPEALS

      (12)  (a)    If the Landlord or the Tenant intends to make a proposal to alter the entry for the Premises in the local non-domestic rating list it shall notify the other party of its intention and shall incorporate in the proposal such proper and reasonable representations as may be made by or on behalf of that party

            (b) The Tenant shall not agree the level of rates liability attributable to the Premises following the date hereof without the Landlord's consent (such consent not to be unreasonably withheld or delayed) PROVIDED that for the avoidance of doubt the Landlord shall not be entitled to refuse its consent to any level of rates which the Tenant has negotiated with the appropriate rating authority which is lower than any level of rates negotiated by or on behalf of the Landlord in respect of the Building on a pro rata basis

      NO WARRANTY AS TO SECURITY

      (13) Nothing contained in this lease (and no exercise of any of the Landlord's powers under this lease) shall constitute or be deemed to constitute a warranty by the Landlord that the Premises shall be kept secure or that any security service to the Common Parts shall be effective

      JURISDICTION

      (14) This lease shall be governed by and construed in all respects in accordance with the law of England and for the benefit of the Landlord the English courts shall have exclusive jurisdiction in relation to disputes arising under or connected with this lease and the Tenant agrees that any process may be served on it by leaving a copy of the relevant document at the Premises provided however that the Landlord shall retain the right at its sole election to sue the Tenant elsewhere including in the courts of the Tenant's domicile

      OVERRIDING LEASE

      (15) If at any time during the Term the Landlord shall grant a tenancy of the reversion immediately expectant on the determination of this lease whether pursuant to Section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise any covenant on the part of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further covenant also to obtain the consent of the lessor under such tenancy to such dealing

8.    LANDLORD'S GUARANTOR

      (1) The Landlord's Guarantor at the request of the Landlord and in consideration of the Tenant agreeing to take this lease covenants and agrees with the Tenant that all of the Landlord's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that is there is default in performing and observing any of the Landlord's obligations (notwithstanding any time or indulgence granted by the Tenant to the Landlord or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Landlord's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Landlord shall be in default

      (2) The Landlord's Guarantor at the request of the Management Company and in consideration of the Tenant agreeing to pay the Service Charge covenants and agrees with the Tenant that all of the Management Company's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Management Company's obligations (notwithstanding any time or indulgence granted by the Tenant to the Management Company or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Management Company's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Management Company shall be in default

9.    TENANT'S OPTION TO DETERMINE

      (1) The Tenant may (subject to compliance with the provisions of this clause) determine this lease as 24th October 2008

      (2) If the Tenant wishes so to determine the Tenant shall give to the Landlord the Termination Notice such notice to expire on 24th October 2008

      (3) If the Tenant duly serves the Termination Notice it shall procure that vacant possession of the Premises will be available on 24th October 2008 free of occupation by and of any estate or interest rested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if the Tenant is in material breach of any of its covenant to pay the rents and Interim Sum contained in this lease (including those contained in this sub-clause) as at 24th October 2008 except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them

10.   GUARANTEE AND GUARANTOR'S INDEMNITY

      The Guarantor at the request of the Tenant and in consideration of the grant of this lease covenants and agrees with the Landlord and during the Term and any period of holding over continuation or extension thereof whether by an Enactment common law or otherwise (subject to clause 4(15)):-

      (1) The rents reserved by this lease (whether or not ascertained as to amount) will be duly paid and that all the Tenant's obligations contained in it will be performed and observed in the manner and at the times herein specified and that if there is any default in paying the rents or in performing and observing the Tenant's obligations (notwithstanding any time or indulgence granted by the Landlord to the Tenant or compromise neglect or forbearance on the part of the Landlord in enforcing the observance and performance of the Tenant's obligations in this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant) the Guarantor will observe and perform the obligations in respect of which the Tenant shall be in default and will on demand and on a full indemnity basis pay to the Landlord an amount equivalent to the rents or other amounts not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the default (and in the event of non-payment shall pay interest at the Interest Rate from the date of demand to the

             Guarantor until the date of payment) and will otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-performance or non-observance

       (2) If any liquidator or other person having power to do so disclaims this lease or if it shall be forfeited or if the Tenant ceases to exist and if the Landlord by written notice served within three months after the date of disclaimer or forfeiture or the Landlord having actual knowledge of the cesser of existence of the Tenant (each a "Trigger Event") requires the Guarantor to accept a lease of the Premises for a term computed from the date of the Trigger Event to the date on which the Term would have expired by effluxion of time and at the same rents and subject to the same covenants stipulations conditions and provisions (except that the Guarantor shall not be required to procure that any other person is made party to that lease as guarantor) as are reserved by and contained in this lease immediately before the Trigger Event and with coincidental Review Dates (the said new lease and the rights and liabilities thereunder to take effect as from the date of such Trigger Event) the Guarantor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord upon demand against the costs incurred on the grant of the new lease

       (3) The liability of the Guarantor hereunder shall not be released reduced affected or prejudiced by reason of:-

             (a) any variation or waiver of or addition to the terms of this lease or any of them agreed between the Landlord and the Tenant or

             (b) the surrender by the Tenant of part of the Premises (in which event the liability of the Guarantor shall continue in relation to the Tenant's obligations in respect of the part of the Premises not so surrendered) or

             (c) any legal limitation immunity disability incapacity occurrence of insolvency or the winding-up of the Tenant or

             (d) (without limitation to the foregoing) of any other act or thing act or thing by which (but for this provision) the Guarantor would have been discharged or released (in each case in whole or in part) from liability under this guarantee and indemnity or any combination of any two or more of such matters

       (4) If a Trigger Event occurs and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 8(2) the Guarantor shall pay to the Landlord on demand (in addition to any other loss damage costs charges expenses or other liability which the Guarantor may be required to make good hereunder and without prejudice to any other rights of the Landlord) an amount equal to the rents which would have been payable hereunder but for such Trigger Event (so far as such rents do not otherwise continue to be payable) for the period commencing on the date of such Trigger Event and ending on whichever is the earlier of the date one year after the date of such Trigger Event and the date (if any) upon which rent is first payable in respect of the whole of the Premises on a reletting thereof

       (5) Without prejudice to the rights of the Landlord against the Tenant the Guarantor shall be a principal obligor in respect of its obligations under this clause and not merely a surety and accordingly the Guarantor shall not be discharged nor shall its liability hereunder be affected by any act or thing or means whatsoever by which its said liability would not have been discharged if it had been a primary debtor

       (6) The Guarantor shall pay all reasonable charges (including legal and other costs on a full indemnity basis) incurred by the Landlord in relation to the Landlord's enforcement of this guarantee and indemnity against the Guarantor or for enforcing payment by the Guarantor of amounts indemnified by it hereunder

       (7) The Landlord may at its option enforce the terms of this guarantee and indemnity against the Guarantor without having first enforced the covenants and terms of this lease against the Tenant and also without first having recourse to any other rights or security which the Landlord may have obtained in relation to this lease

       (8) The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the obligation of the Tenant under this lease or to any right of subrogation in respect of any such security until all the obligations owed to the Landlord by the Tenant and the Guarantor hereunder have been fully and unconditionally fulfilled and discharged

       (9) The Guarantor shall not claim in any liquidation bankruptcy composition or scheme of arrangement in respect of the Tenant in competition with the Landlord and if and to the extent that it receives the same shall remit to (and until remission shall hold in trust for) the Landlord all and any monies received from any liquidator trustee receiver or out of any composition or arrangement or from any supervisor thereof until all the obligations of the Tenant and the Guarantor hereunder owed to the Landlord have been fully and unconditionally fulfilled and discharged

       (10) This guarantee and indemnity shall enure for the benefit of the Landlord's successors in title under this lease without the necessity for any assignment thereof

       (11) While Donaldson, Lufkin & Jenrette International Limited remains the Tenant this guarantee and indemnity shall only apply if and for so long as the total shareholders funds and reserves of Donaldson, Lufkin & Jenrette International Limited are or fall below the value of Fifty million pounds (pounds sterling 50,000,000) and Donaldson, Lufkin & Jenrette International Limited and Donaldson, Lufkin & Jenrette Inc. shall notify the Landlord at the beginning of each period in which this guarantee and indemnity applies and again when it ceases to apply AND for the avoidance of doubt this guarantee (subject to compliance by the Tenant with clause 4(15)) shall automatically cease on any lawful assignment of this lease (but without prejudice to either party's rights against the other in respect of any antecedent breaches of this lease) unless in the circumstances contemplated by clause 4(15)(g)(ii)(b) it is reasonable for Donaldson Lufkin & Jenrette Inc. to remain the guarantor hereunder of the liabilities of Donaldson, Lufkin & Jenrette International Limited PROVIDED FURTHER that Donaldson, Lufkin & Jenrette Inc shall in such circumstances automatically be released on a second assignment of this lease

11.    STAMP DUTY CERTIFICATE

       It is hereby certified that there is no agreement for lease to which this lease gives effect

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

                                    SCHEDULE 1

                                  (THE PREMISES)

ALL THOSE office premises situate on the twenty-fourth floor and being part of the Building which are shown on the Plans and thereon verged red for identification purposes only ALL which premises include:-

(a) the plaster linings and other interior coverings and facing materials of all walls and of any columns within or bounding the said premises

(b) the screed the raised floor the fixed and unfixed floor coverings and all materials lying between the upper surface of the structural floor slab and the raised floor surface

(c) the ceilings including all materials forming part of them lying and the void space (if any) above such ceilings but below the lower surface of the structural ceiling slab

(d)   all non-load bearing walls lying within the said premises

(e) all plant and other apparatus and conducting media which are designed to serve the said premises exclusively including any which the Landlord may permit under clause 4(14) and whose operation does not have any impact on the central building systems

(f)   the following items supplied and fitted by the Landlord:-

      (i) venetian horizontal perforated blinds on the inside of the external windows of the Premises

      (ii)   electricity check meter

but exclude:-

(i)   all Service Media and Landlord's Services Equipment and

(ii) the load bearing structure of the Building including the load bearing structure of the roofs foundations external and internal walls and columns and the structural slabs of the ceilings and floors and

(iii) the external surfaces of the Building and the whole of the window glazing and window frames and other fenestration units constructed in the external walls and in the other boundaries of the said premises


                                    SCHEDULE 2

                          (EASEMENTS AND RIGHTS GRANTED)

1. The right in connection with the Permitted Use subject to the provisions of clause 7(3) and subject to compliance with all reasonable rules and regulations in connection with the exercise of such right as may be prescribed from time to time by the Landlord:-

      (1) for the Tenant its employees servants and duly authorised agents invitees and visitors for the purpose only of ingress and egress to and from the Premises to use the Common Parts and to use all means of escape but only when needed in an emergency and

      (2)    to use the Service Media

2. The right of support shelter and protection for the Premises from any adjoining or neighbouring parts of the Building as enjoyed by the Premises at the date of this lease

3. The right to have displayed the name or trading style of the Tenant and any authorised sub-tenants or permitted occupiers (subject to a maximum of four names at any particular time) on the signboard in the entrance lobby of the Building provided by the Landlord pursuant to paragraph 14 of Part I of schedule 6 and the right to install a sign displaying the name of the Tenant at the entrance to the Premises the precise location size and style of such sign to be subject to the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

4. The right to install a supplementary air conditioning system and UPS within the 14th floor plant area in the Building in a manner and in a location to be approved by the Landlord such approval not to be unreasonably withheld or delayed (in accordance with the provisions of clause 4(12)) and a right of access to such 14th floor plant area at all reasonable times on reasonable prior notice (save in the case of emergency) for repair and maintenance and PROVIDED that on determination of the Term the Tenant shall remove any such installation and reinstate the plant room area to the reasonable satisfaction of the Landlord (making good all damage caused in such removal)

5. The right to use and to have reasonable access for repair and maintenance (on reasonable prior written notice to the Landlord) those works or installations within or on the Building (but outside the Premises) for which consent has been given pursuant to the Agreement for Initial Alterations

6. The exclusive right to use the lavatories on the same floor as the Premises subject to the Tenant being responsible for all elements of Service Cost relating to such toilets should any other tenant of accommodation in the Building object to meeting any proportion of Service Cost in relation to such facilities (on the basis of such exclusive use)

                                     SCHEDULE 3

                           (EXCEPTIONS AND RESERVATIONS)

1. The right to build alter or extend (whether vertically or laterally) any building notwithstanding that the access of light and air or either of them to the Premises and the lights windows and openings thereof may be affected

2. The right at reasonable times on reasonable prior written notice (except in an emergency where no notice need be given) to enter upon the Premises as often as may be necessary for the purpose of complying with the covenants of the Head Lease for all the purposes for which the Tenant covenants in this lease to permit entry and for all purposes in connection with the carrying out of the Services and for the purposes of complying with any statutory requirements

3. The right to use and to construct inspect maintain repair divert and otherwise alter stop up and relay and to make connections to any Service Media in on or under the Premises at any time during the Term for the benefit of any other part of the Building or any adjacent or neighbouring land

4. The right to erect and maintain scaffolding on or against any part of the Building so long as reasonable and sufficient means of access to and egress from and servicing the Premises are maintained

5. All rights of light air and other easements and rights (but without prejudice to those expressly granted by this lease) enjoyed by the Premises from or over any other part or parts of the Building or any adjacent or neighbouring land

6. The right of support protection and shelter for the benefit of other parts of the Building from the Premises

7. The right for one or more members of any security staff employed by the Landlord or its agents at any time or times on reasonable prior notice (save in the case of emergency where no notice is required) to enter the Premises if it shall be considered necessary or desirable so to do in connection with the security of the Building

8. The right for the tenant or occupier of any other part of the Building authorised by the Landlord having first given reasonable written notice to the Tenant at reasonable times in the daytime and at any time and without notice in case of emergency to enter the Premises for the purpose of repairing that other part of the Building making good any damage so caused to the reasonable satisfaction of the Tenant

9. The rights reserved to the Superior Landlord (by covenant or by express reservation) in the Head Lease

PROVIDED ALWAYS THAT if the Landlord or its employees or the persons authorised by the Landlord exercises any of the rights by carrying out work on the Premises it shall cause as little inconvenience as possible and as soon as reasonably practicable make good any damage caused to them unless the right has been exercised because of some breach by the Tenant or by any person claiming through it

                                  SCHEDULE 4

               (THE FIRST RESERVED RENT AND THE REVIEW THEREOF)

1. In this schedule the following expressions have the respective specified meanings:-

      (1) "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date

      (2) "Review Rent" means the yearly market rent which might reasonably be expected to be payable following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out during which no rent or a concessionary rent is payable or following the payment of any capital sum or fitting out contribution which might be negotiated in the open market for the purposes of fitting out (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period or capital sum or fitting out contribution and has used the same fully to fit out the Premises for the Permitted Use to the lessee's particular requirements) if the Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession on the relevant Review Date without fine or premium for a term often years computed from the relevant Review Date taking into account the lessee's right at the expiration of the term to be granted a new tenancy under
             Part II Landlord and Tenant Act 1954 and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at five-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:-

                  (a) the Permitted Use and the Premises comply with Planning Law and every other Enactment free from any onerous condition restriction and limitation and that the lessee may lawfully implement and carry on the Permitted Use

                  (b) no work has been carried out to the Premises which has diminished their rental value

                  (c) in case the Building or any part of it has been destroyed or damaged it has been fully restored

                  (d) the Premises have been fitted out to no less standard than that set out in the Reinstatement Specification but disregarding any effect on rent of:-

                  (i) the fact that the Tenant or any underlessee or other permitted occupier or their respective predecessors in title has been or is in occupation of the Premises

                  (ii) any goodwill attached to the Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other permitted occupier

                  (iii) (without prejudice to paragraphs 1(2)(b) and 1(2)(c)
                        of this schedule) any works carried out to the Premises during the Term by the Tenant or any permitted underlessee in either case at its own expense in pursuance of a licence granted by the Landlord where required and otherwise than in pursuance of any obligation to the Landlord

                  (iv) the works carried out to the Premises by the Tenant or carried out by the Landlord at the expense of the Tenant pursuant to the Agreement for Initial Alterations

      (3) "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 3(1) of this schedule and if to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors the said President to be requested to nominate an independent chartered surveyor having not less than ten years practice in the City of London next before the date of his appointment and recent substantial experience in the letting and valuation of office premises of a similar character and quality to those of the Premises and who is a partner or director of a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

2. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:-

(1) the Current Rent (ignoring for this purpose any rent cesser pursuant to clause 7(5)) and

(2)   the Review Rent

3. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:-

      (1) the Review Surveyor shall (in the case of agreement about his appointment) be forthwith appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant

      (2) Unless the Landlord and the Tenant agree that the Review Surveyor shall act as an expert (which after the appointment has been made they may not do save with the consent also of the Review Surveyor) he shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979

      (3) If the Review Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall stipulate a proposal for the Review Rent supported (if so desired by the Landlord or the Tenant) by any or all of:-

             (i)   a statement of reasons

             (ii)  a professional rental valuation and (separately and later)

             (iii) submissions in respect of each other's statement of reasons and valuation

             but he shall not be bound thereby and shall make the determination in accordance with his own judgment (including any determination concerning any party's liability for the costs of the reference to him) save in respect of points of law

      (4) If the Review Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of another Review Surveyor

4. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:-

      (1)    continue to pay the Current Rent on account and

      (2) pay the Landlord within seven days after the agreement or assessment of the Review Rent the amount (if any) by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period plus interest at three per cent below the Interest Rate for each installment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the installment was due up to the date of payment of the shortfall)

5. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then when the restriction is released the Landlord may at any time within six months after the date of release give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date

                                  SCHEDULE 5

                             (THE SERVICE CHARGE)

1.    In this schedule:

      "ACCOUNTING PERIOD" means the period from and including 1st January to and including 31st December in any year or such other period of twelve months as the Management Company shall reasonably determine from time to time

      "EXPERT" means a chartered surveyor experienced in the administration and apportionment of service charges for buildings similar to the Building as agreed upon by the Management Company and the Tenant or on failure to agree appointed at the request of either party by the President Provided that where an Expert has previously been agreed or appointed in relation to any matter in connection with the Service Cost or the allocation of the Service Cost between the tenants of the Building (whether or not pursuant to the terms of this Underlease) the Management Company or the Tenant shall be entitled if reasonable to require that the same Expert be appointed

      "INTERIM SUM" means a fair and reasonable yearly sum assessed by the Management Company acting reasonably on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

      "RESERVE" means the total of the amounts received by the Management Company in respect of the matters referred to in paragraph 2(B) of this schedule

      "SERVICE CHARGE" means the proportion or proportions of the Service Cost attributable to the Premises determined in accordance with the provisions of this schedule payable from the date hereof

      "SERVICE CHARGE CERTIFICATE" means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 5 of this schedule and prepared by the Management Company's surveyor or auditor

      "SERVICE COST" means the total sum calculated in accordance with paragraph 2 of this schedule

2.    The Service Cost shall be the total of:-

      (A) the reasonable cost properly incurred by the Management Company in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the costs and expenses set out in Part II of schedule 6 (insofar as the same are reasonable and properly incurred) and any other reasonable costs and expenses properly incurred by the Management Company or with the Management Company's authority in connection with the Services but excluding for the avoidance of doubt

            (i) any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant (which shall be charged direct to the Tenant) or of any other tenant or tenants of the Building and

            (ii) any Value Added Tax which the Management Company may incur of and incidental to the provision of the Services and which is recoverable as input tax by the Management Company

            (iii) any cost or expense incurred in making good any damage caused by any of the Insured Risks

      (B) an amount (to be revised annually by the Management Company at its reasonable discretion) to be charged in any Accounting Period as a contribution to the establishment and maintenance of a reserve towards the estimated cost to the Management Company of the provision of the Services such amount to be ascertained on the assumption (inter alia) that the cost of replacement of items of plant machinery equipment and other capital items is calculated on such life expectancy of the said items as the Management Company may from time to time reasonably determine to the intent that a fund be accumulated sufficient to cover the cost of replacement of the said items by the end of their anticipated life

      PROVIDED THAT nothing herein contained shall oblige the Management Company to maintain the Reserve or a reserve sufficient to cover the whole of the cost of replacement of any plant machinery equipment or other capital items and provided further that any expenditure on any items in respect of which any sums shall have been included in the Reserve during an Accounting Year shall at the Management Company's reasonable discretion as to the amount thereof if any be met out of the Reserve AND PROVIDED THAT in respect of any costs or expenses not incurred exclusively in connection with the provision or carrying out of the Services a fair proportion only of such costs and expenses shall be included in the Service Cost

3.    (A)   The Service Charge payable by the Tenant for any Accounting Period shall be a fair proportion of the Service Cost attributable to the Premises from time to time as properly determined by the Management Company (and so in proportion for any Accounting Period not falling wholly within the Term the Service Cost in any such case being deemed to accrue on a day to day basis for the purpose of apportionment)

      (B) If at any time and from time to time during the Term the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Cost in relation to any item of the Services shall change and as a result it is reasonable that there be an alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in every such case the Management Company shall vary and amend the Service Charge and make appropriate adjustments thereto provided always that in the event of any dispute between the Management Company and the Tenant and the other tenants of the Building or any of them the same shall be referred to the Expert for determination (the Expert to act as an expert and not as an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decisions as to the responsibility for his costs)

      (C) The fair proportion to be determined by the Management Company in paragraph 3(A) above shall be determined on the basis that all accommodation within the

            Building let or occupied or designed contracted or adapted for letting or occupation (other than management accommodation) is fully let on terms which include service charge provisions consistent with the service charge provisions contained in this lease (save where otherwise specified herein) and such proportion shall not be increased or altered by reason of the fact that at any time any part of such accommodation may be vacant or that any tenant or other occupier of any other part of the Building may default in payment of its due proportion of the Service Cost

4.    (A)   The Tenant shall pay to the Management Company the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days unless the Management Company shall reasonably anticipate that amounts to be incurred during the year immediately next following are anticipated as being incurred in accordance with a programme of non equal expenditure in which event the Management Company shall serve notice to such effect upon the Tenant and shall thereupon be entitled to require amounts of the Interim Sum to be paid by advance quarterly instalments of unequal amounts reasonably stipulated by the Management Company

      (B) The Management Company shall be entitled to require as part of the Interim Sum payments in advance on account of the cost of the consumption of and supply charges in respect of electricity consumed within the Premises (save for any amounts which are invoiced directly by London Electricity plc to the Tenant) such sums not to exceed a fair and proper estimate of amounts reasonably anticipated by the Management Company as falling due within the next quarter

      (C) If the Tenant consistently requests the provision of any of the Services outside Normal Business Hours the Management Company shall be entitled in addition to require the Tenant to pay along with payments of the Interim Sum a fair and proper estimate of amounts likely to be payable by the Tenant in the next quarter on account of such Services in accordance with the terms of this lease

      (D) The Interim Sum for the Accounting Period ending 31st December 1996 shall be pounds sterling 74,000

      (E) Either before or as soon as practicable after the commencement of every Accounting Period the Management Company shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 6 and 7 of this schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by sub-paragraph (A) of this paragraph of this schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period

5.    (A)   As soon as practicable after the expiry of every Accounting Period
            (and in any event within 4 months after such expiry) the Management Company shall serve or cause to be served a Service
            Charge Certificate on the Tenant for the relevant Accounting
            Period

      (B) A Service Charge Certificate shall contain a summary of the Service Cost in respect of the Accounting Period to which it relates and the relevant calculations showing the Service Charge

      (C) The Tenant may request further details of the breakdown of the expenditure under any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Management Company within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Management Company shall furnish to the Tenant all such relevant details in its possession or control or which can reasonably be obtained by it as relate to the expenditure under the item or items in question at the cost of the Tenant (include all books of account receipts demands and invoices) PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time (but without prejudice to any challenge claim or dispute that the Tenant may have made or may make in the future in respect of its Service Charge liability or otherwise)

6. Within fourteen days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall (without prejudice to any challenge claim or dispute as aforesaid) pay to the Management Company or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Management Company and in the event that such excess is not received in cleared funds by the Management Company within 14 days of the due date for payment it shall attract interest at the Interest Rate calculated for the period commencing on the due dates for payment and ending on the date the sum is subsequently received by the Management Company notwithstanding that the Term may have expired or been determined before the service by or on behalf of the Management Company of the relevant Service Charge Certificate

7. If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount which the Interim Sum exceeds the Service Charge shall be accumulated by the Management Company and shall be applied in or towards the Service Charge for the next following Accounting Period or Accounting Periods or at or after the end of the Term repaid to the Tenant within 14 days after preparation of the Service Charge Certificate and the event that the excess is not received by the Tenant on the due date for payment it shall attract interest at the Interest Rate for the period commencing as the due date for payment and ending on the date that the sum due is received in cleared funds by the Tenant

8. Unless challenged by the Tenant pursuant to the provisions of paragraph 9 of this schedule every notice certificate calculation determination or assessment made by or on behalf of the Management Company referred to in this schedule shall (save where a manifest error appears) be conclusive and binding upon the parties hereto

9. The Tenant (acting reasonably) may at any time within six months after the submission of a Service Charge Certificate challenge it on any reasonable ground (including without limitation on the ground that the Service Charge therein stated exceeds the Service Charge which should have been payable had the provisions of this lease been properly adhered to) Provided that the Tenant gives notice with full particulars of its ground of alleged challenge and in any such case:

      (A) any sum due to or payable by the Management Company pursuant to paragraphs 6 and 7 above shall still be paid or allowed pending resolution of the Tenant's challenge as if the Service Charge Certificate were correct

      (B) the Management Company and the Tenant shall endeavour to resolve the relevant issue but if they cannot do so the issue in dispute shall be referred to the Expert (acting as an expert and not an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decision as to the responsibility for his costs)

      (C) such adjustments to the Service Charge Certificate as may be required to be made in consequence of the resolution of the dispute shall be paid as soon as reasonably practicable after such resolution and any sum due to or payable by the Management Company shall then be paid or allowed (as the case may be) immediately together with interest at three per cent below the Interest Rate on such sum during the period which it has been underpaid or overpaid

10. All sums obtained from the Tenant and any other tenants or occupiers of the Building towards the Service Cost and sums collected in respect of the Reserve shall each be placed in separate interest bearing designated deposit accounts to be applied only towards the cost of providing the Services and all interest accrued on such deposit account shall be credited (net of tax) to the account

11. The Management Company will account to the Landlord as soon as practicable following expiry of each Accounting Period for that part of the Service Charge which relates to costs directly incurred by the Landlord and not by the Management Company including (but not limited to) the costs referred to in paragraphs 5 7 8 9 and 12 of Part II of schedule 6

12. If in the Management Company's reasonable discretion any of the Services have to be provided to a greater extent (or the cost of provision of such Services is greater) than would normally apply in the context of the general management of the Building in accordance with this lease as a result either:-

      (a) of a specific request by the Tenant (with or without other tenants or occupiers of accommodation in the Building); or

      (b) where such provision is required in the interests of good estate management as a result of any acts or omissions of the Tenant in relation to its use and occupation of the Premises then the Management Company shall be entitled to require the Tenant to meet the cost of such provision (or a fair proportion thereof determined by the Management Company) within 10 working days following a demand by the Management Company

                                  SCHEDULE 6

                                  (SERVICES)

                                    PART I

1. Inspecting maintaining repairing amending altering and (where consistent with an obligation to repair) rebuilding and renewing and where appropriate treating washing down painting and decorating all load bearing and other structural parts of the Building and the relevant parts of it described in paragraphs (ii) and (iii) of schedule 1

2. Inspecting servicing maintaining operating and repairing and (where consistent with an obligation to repair) renewing amending overhauling and replacing the Landlord's Services Equipment and all other apparatus plant machinery and equipment within the Building (if any) from time to time excluding any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

3. Inspecting servicing maintaining operating repairing cleansing emptying amending altering and renewing overhauling and replacing all Service Media

4. Keeping the Common Parts and the car park within the Building properly cleansed decorated treated maintained and lit to such standard as the Management Company may from time to time consider adequate but the Common Parts and the car park shall be operational 24 hours a day 7 days a week

5. Providing such mechanical ventilation heating and (if deemed reasonably desirable by the Management Company) cooling for such parts of the Building and for such hours and times of the year (subject to clause 6) as the Management Company shall in its discretion reasonably determine save that such mechanical ventilation heating and cooling for the lifts lobby and entrance halls and toilets shall be provided throughout Normal Business Hours and at the request of the Tenant outside those hours subject to the Outside Normal Business Hours Charge

6. Providing and maintaining at the Management Company's discretion any furniture architectural or ornamental features or murals and any horticultural displays plants shrubs trees or garden area in the Common Parts and maintaining the same

7. Supplying whether by purchase or hire and maintaining (and where consistent with an obligation to repair) renewing replacing repairing servicing and keeping in good and serviceable order and condition all fixtures and receptacles appliances materials equipment plant and other things which the Management Company may reasonably deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building or any part of it or otherwise in connection with the provision of the Services

8. Cleaning as frequently as the Management Company shall in its reasonable discretion consider adequate the exterior and interior of all window glazing and window frames and other fenestration units in the Common Parts and the outside of the window glazing referred to in paragraph
      (iii) of schedule 1 and the maintenance cleansing repair inspection and (where necessary) renewal or replacement of all window cleaning) cradles carriageways and runways

9. Providing a security service 24 hours a day to the Common Parts (including the ground floor entrance hall at times when receptionists are not present) and the car park within the Building including where reasonably appropriate in the Management Company's judgment closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Building

10. Disposing of refuse from the Building (including collecting and compacting or otherwise treating or packaging as the Management Company reasonably thinks fit such refuse and if necessary pest control) and (and where consistent with an obligation to repair) the provision repair maintenance and renewal of any plant and equipment in connection therewith

11. Maintaining 24 hours a day 7 days a week an adequate supply of hot and cold water and supplying washing and toilet requisites in the lavatory accommodation in the Building

12. Such rodent or other pest control in the Building as the Management Company shall reasonably consider necessary or desirable

13. Providing one or more receptionists and/or security in the ground floor entrance hall of the Building 24 hours a day 7 days a week

14. Providing and maintaining a signboard in the entrance lobby of the building for the display of tenants' names

15 Controlling so far as practicable 24 hours a day 7 days a week traffic flow within the car park in the Building and traffic and parking therein and for that purpose to provide such working and mechanical systems as the Management Company considers appropriate including wheel clamping immobilising and removal of vehicles

16. Providing and maintaining a post room facility for the reception of mail to the Building

17. Complying with the obligations on the part of the tenant contained in the Head Lease save for the payment of rent

18.   Complying with the obligations set out in clause 6

19. Any other services relating to the Building or any part of it provided by the Management Company from time to time which shall be:-

      (1) reasonably capable of being enjoyed by the occupier of the Premises or

      (2) reasonably calculated to be for the benefit of the Tenant and other tenants of the Building or

      (3) appropriate for the maintenance upkeep or cleanliness of the Building or

      (4)   otherwise in keeping with the principles of good estate management

      PROVIDED ALWAYS that

      (i) Where in this schedule there are references to matter or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it

      (ii) The Management Company shall subject to clause 6 when reasonable have the right to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this schedule if the Management Company shall having regard to the principles of good estate management reasonably deem it desirable or expedient so to do but before so doing the Management Company shall notify all the tenants in the Building but in the event of any failure of any of the Services shall use all reasonable endeavours to restore the said Service

      (iv) The Management Company or the managing agents may temporarily withdraw any item of Services matter or thing specified in this schedule if in their reasonable opinion such withdrawal is in the interest of good estate management or if such withdrawal is due to circumstances beyond the control of the Management Company

                                    PART II

1. All fees and disbursements of any individual or firm or company employed or retained by or on behalf of the Management Company or its agents (including without limitation managing agents fees) for or in connection with:-

      (1)    any surveying or accounting functions for the Building and

      (2) the performance of the Services or any of them and any other duties in or about the Building or any part of it relating to the general management administration security maintenance protection and cleanliness of the Building

2. The reasonable fees of the Management Company for any of the Services or for the functions and duties referred to in paragraph 1 of this Part of this schedule which shall be undertaken by the Management Company and not by a third party

3. The cost (in addition to any fees referred to in paragraph 2 and where the context permits paragraph 1 of this Part of this schedule) of employing (whether by the Management Company or any managing agents or any other individual or firm or company) such staff as the Management Company may in its reasonable discretion consider appropriate for the performance of the Services and the functions and duties referred to in paragraph 1 of this Part of this schedule and all other incidental expenditure in relation to such employment including without prejudice to the generality of the foregoing:-

      (1) salaries wages pensions and pension contributions benefits in kind and other emoluments and National Insurance and other statutory contributions or levies

      (2)    the provision of uniforms and working clothing

      (3) the provision of vehicles tools appliances cleaning and other material fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same and

      (4) a reasonable notional rent for any premises reasonably provided rent free for every such person's use occupancy or residence

4. The cost of entering into any contracts for the carrying out of all or any of the Services

5. All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:-

      (1)    the whole of the Common Parts or any part of them

      (2) any residential accommodation provided for caretakers and other staff employed in connection with the Building and any other premises provided as referred to in paragraph 3(4) of this Part of this schedule excluding any tax (other than VAT) payable by the Landlord as a direct result of any actual or implied dealing with the reversion of any Lease or of the Landlord's receipt of income

6. The cost of the supply of water electricity gas oil and other fuel for the provision of the Services and the cost of any electricity generating transforming monitoring metering and distribution plant machinery and equipment in or servicing the Building

7. The cost which the Landlord may be called upon pursuant to any Enactment to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Service Media or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

8. The cost of taking all steps deemed desirable or expedient by the Landlord and/or the Management Company for complying with or making representations against or otherwise contesting the incidence of the provisions of any Enactment relating to or alleged to relate to the Building or any part or it for which any tenant is not directly and exclusively liable

9. The cost to the Landlord and/or the Management Company of abating any nuisance in respect of the Building or any part of it insofar as the same is not the liability of any tenant

10. Any interest and fees incurred in respect of money borrowed in unforeseen or emergency circumstances to finance the provision of the Services and the costs referred to in this Part of this schedule or any of them

11. Any VAT (or any tax of a similar nature which may be substituted for or levied in addition to it) incurred by the Management Company on any other amount comprised in the Service Cost save to the extent that the Management Company obtains credit for such VAT incurred by the Management Company pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

12. A reasonable notional rent for any management accommodation provided within the Building to facilitate the provision of the Services

13. All other reasonable actual costs properly incurred in connection with the provision of the Services


                                  SCHEDULE 7

                   (MATTERS TO WHICH THE DEMISE IS SUBJECT)

1. The entries on the registers of Title Number NGL272172 as at the date hereof

2. Agreement dated 24th November 1995 between The Prudential Assurance Company Limited (1) 99 Bishopsgate Limited (2) The Scottish Amicable Life Assurance Society (3)

                                    SCHEDULE 8

                           PROVISIONS FOR VAT INDEMNITY

                                      PART I

1.    Additional Definitions:

      "TAX CREDIT" means a credit in respect of, or repayment of, input VAT, arising by virtue of and determined in accordance with sections 24, 25 and 26 Value Added Tax Act 1994 and regulation made thereunder

      "TENANT'S AUDITORS" means the auditors for the time being of the Tenant provided that they are one of the following firms of accountants - Deloitte Touche, Coopers and Lybrand, Ernst & Young, KPMG, Price Waterhouse or Arthur Andersen - or such other reputable firm or accountants as the Landlord has previously approved for the purpose of this schedule 8 (such approval not to be unreasonably withheld or delayed).

      "VAT ELECTION" means an election under paragraph 2 of Schedule 10 Value Added Tax Act 1994 made by the Landlord or any person of whom the Landlord is a "Relevant Associate" within the meaning of paragraph 3(7) of Schedule 10 or any other election or voluntary act by the Landlord or any person connected with the Landlord (as determined under the provisions of Section 839 of the Income and Corporation Taxes Act 1988) which results in VAT being payable on the rent first reserved by this lease

      "VAT YEAR" means a tax year for Value Added Tax purposes determined in accordance with Part XIV of the Value Added Tax Regulations 1995.

      "VAT YEAR CERTIFICATE" means the certificate to be provided by the Tenant following the end of the Tenant's VAT Year in the form set out in
      Part II of this Schedule.

2.    Payment of VAT - no VAT Election

      In the event that the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would be a taxable supply whether or not a VAT Election has effect in respect of the Premises, the Tenant shall pay such VAT in addition to the rent first reserved without any adjustment of rent first reserved under this schedule.

3.    Adjustment of rent first reserved and payment of VAT - VAT Election made

      If and for all periods where the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would not be a taxable supply but for a VAT Election having effect in respect of the Premises, the rent first reserved shall be adjusted to such amount as when aggregated with that part of the VAT chargeable thereon in respect of which the Tenant does not obtain a Tax Credit, equals the rent first reserved which would have been paid had no VAT Election been made.

4.    Determination of adjustment of rent first reserved

4.1 At least 28 days prior to (a) 29th September 1998 and (b) every subsequent anniversary thereof the Tenant shall serve a VAT Year Certificate on the Landlord. Where the Tenant has served such VAT Year Certificate (or is deemed to have done so pursuant to paragraph 4.2 of this Part I below), the Tenant shall pay the amounts (including the VAT) stipulated (or deemed to be stipulated) in paragraph 3 of such VAT Year Certificate on the due date for payment of the next installment of the rent first reserved (and on the due date for subsequent instalments), subject however to paragraph 4.3 of this Part I below.

4.2 If the Tenant fails to serve a VAT Year Certificate at least 28 days prior to the due date for payment of the sum in respect of which paragraph 3 above will apply, the Tenant shall be deemed to have served a VAT Year Certificate specifying in paragraph 1 thereof the same estimated proportion as stated in the previous VAT Year Certificate served, or if no previous VAT Year Certificate has been served by the Tenant at any time prior to the due date for any VAT Year Certificate an estimated proportion of nil per cent. If the Tenant fails to serve a VAT Year Certificate on more than one consecutive occasion the Tenant shall be deemed, on the second failure and any subsequent failure, until service of the next VAT Year Certificate, to have served a VAT Year Certificate specifying in paragraph 1 thereof an estimated proportion of nil per cent.

4.3 The VAT Year Certificate shall be final and binding unless the Landlord notifies the Tenant within 30 days after the date on which a VAT Year Certificate has been served that it disputes the VAT Year Certificate on the grounds of manifest error. Unless such notification is given, no further adjustments (other than those covered by the VAT Year Certificate) shall be made in respect of any instalments of rent first reserved in the VAT Year covered by the aforementioned VAT Year Certificate. Whether or not the Landlord notifies the Tenant that it disputes any amount, the Tenant shall pay on the due date for payment of the next installment of rent first reserved immediately following the service of the VAT Year Certificate to which the dispute relates, the amount stipulated in paragraph 3 of the VAT Year Certificate.

4.4 If the Review Rent is not agreed or determined until after a relevant Review Date, the amount of any increase to be paid pursuant to paragraph 2 of schedule 4 of this lease shall (if paragraph 3 above applies at that time) be adjusted on the basis of the last VAT Year Certificate. The adjustment amount shall be paid at the time when the amount of any unadjusted increase would have been due to be paid and the provisions of this schedule shall apply as if the amount of the increase were an amount to which paragraph 3 of Part I of this schedule 8 applied.

4.5 The Landlord may notify the Tenant in writing at any time within five days of the service of any VAT Year Certificate (or within five days of the last date on which the Tenant should have served a VAT Year Certificate and is therefore deemed to have served one) that it requires the Tenant to obtain a certificate from the Tenant's Auditors at the Tenant's cost (if adjustments are required following such process) or at the Landlord's cost (if no such adjustments are required) in the form set out in the VAT Year Certificate. The Tenant's Auditor's certificate shall be provided at least eight days prior to the date of payment of the rent first reserved to which such certificate relates, together with the Tenant's revised VAT Year Certificate (if required in order for the Tenant's Auditors to be able to provide a certificate). The Tenant shall pay in accordance with paragraph 4.1 above the amount stipulated in accordance with paragraph 3 of such VAT Year Certificate (as revised, if required) on the date for payment of the rent first reserved.

4.6 If adjustments are required pursuant to any VAT Year Certificate as a result of the proportion of VAT for which the Tenant has obtained or will obtain a Tax Credit differing from the proportion previously taken into account in calculation any payment, any such difference shall be taken into account (after having determined the amount of rent first reserved payable in respect of the next quarter in accordance with paragraph 3 above) in calculating the next actual payment of rent first reserved (either by increase or decrease), the amount of which shall be set out in paragraph 3 of the VAT Year Certificate.

4.7 Interest shall be payable at three per cent below the Interest Rate by the Landlord and three per cent below the Interest Rate by the Tenant on the difference between the amount actually paid pursuant to the relevant VAT Year Certificate on the due date for payment of any sum to which paragraph 3 of Part I of this schedule 8 applies and the amount which should have been paid, from such due date until the date of payment of the adjusted amount pursuant to paragraph 4.3. Where the actual amount paid (the "Initial Payment") on the due date for payment of any sum was subsequently adjusted on payment of any later installment of the rent first reserved ("the Adjusted Payment") in accordance with paragraph 4.6 of Part I of this Schedule 8 and paragraph 3(b) of the VAT Year Certificate, the interest shall be calculated on the basis of the difference between the Initial Payment and the amount which should have been paid pursuant to paragraph 4.1 until the date of the Adjustment Payment, and then on the difference between the Adjustment Payment and the amount which should have been paid until payment of that amount pursuant to paragraphs 4.3.

4.8 Following any assignment of the whole of the Premises, the provisions of this schedule 8 shall apply to any new Tenant as if it were the first Tenant, and a VAT Notice served by the new Tenant shall not take into account any adjustments made, or to be made, in respect of any previous Tenant.

5.    Miscellaneous

      The Tenant shall be at liberty to carry on the ordinary course of its trade as it wishes and shall not be precluded from proposing or accepting a method of attribution designed or maximise its Tax Credit and covenants not to enter any arrangement which has the specific purpose of increasing the amount by which the rent first reserved is decreased by virtue of this schedule 8.

                                    PART II

                             VAT YEAR CERTIFICATE



To:  The Landlord                                           From:  The Tenant

We refer to paragraph 4.3 of Part I of schedule 8 to the Lease dated [       ]
made between 99 Bishopsgate Limited (1) 99 Bishopsgate Management Limited (2) Hammerson U.K. Properties plc (3) Donaldson Lufkin & Jenrette International Limited (4) and Donaldson Lufkin & Jenrette Inc. (5) in respect of premises on [ ] floor of the building known as 99 Bishopsgate London EC2 and pursuant to that paragraph:

1.    Our VAT Year which included the following quarter days [         ], ended
      on [         ], ended on [           ].

      (a) The part of the VAT charged on the rent first reserved paid in the VAT Year for or in respect of which we estimate/have determined (in accordance, where relevant, with the return made, or to be made, for the prescribed accounting period next following the end of the VAT Year) we will be unable to obtain credit or repayment is a proportion of [ ] per cent of the total VAT charged.

      (b) The following Table sets out the part of the VAT charged which was expected to be irrevocable during the VAT Year where it has been determined on the basis of paragraph 2(a) above that that differs from the amount of VAT for or in respect of which we actually obtained, or will be able to obtain, credit or repayment.

      Dates      Rent first reserved    Estimate    Adjustment   Determination
      -----      -------------------    --------    ----------   -------------
                                        *           **           ***

      * estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out initially in VAT Notice.

      ** adjusted estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out in subsequent VAT Notice.

     *** proportion of VAT for or in respect of which we have now estimated/determined we shall be unable to obtain credit or repayment, in accordance with Sections 24- 26 of the Value Added Tax Act 1994 and the Value Added Tax Regulations 1995

3. We request that adjustment is made to the next installment of rent first reserved as to ensure that the amount of rent first reserved payable in the VAT Year to which this VAT Year Certificate relates is as provided in paragraph 3 of Part I of Schedule 8 to the Lease in accordance with the information given in paragraph 2 above and we calculate that the next installment of rent first reserved as so
      adjusted shall be pounds sterling [        ] exclusive of VAT and the VAT
      thereon shall be pounds sterling [        ], and that the interest payable
      by the Tenant to the Landlord/Landlord to the Tenant, in accordance with paragraph 4.7 of Part I schedule 8 to the Lease shall be pounds sterling
      [         ].

4.    We hereby declare that:

      (a)   we have complied with the covenant imposed upon us by paragraph
            6.2 of Part I of schedule 8 to the Lease;

      (b) the information contained in this VAT Notice is to the best of our knowledge, information and belief complete and accurate;

      (c) we have made all due returns to the Commissioners of Customs and Excise and such returns are complete and accurate in all material respects and have been made within the time limits provided by statute.


Signed by

an authorised signatory on behalf of the Tenant

The above declaration are, to the best of our knowledge and belief after due and careful enquiry, true, accurate and complete.

Signed by


Tenant's Auditors

    THE COMMON SEAL of 99 BISHOPSGATE    )
    LIMITED was hereunto affixed in the presence of:- )





              [SEAL HERE]                                Director /s/


                                                         Director /s/



    THE COMMON SEAL of 99 BISHOPSGATE             )
    MANAGEMENT LIMITED was hereunto               )
    affixed in the presence of:-                  )







              [SEAL HERE]                                Director /s/


                                                         Director /s/





    THE COMMON SEAL of HAMMERSON U.K.             )
    PROPERTIES plc was hereunto affixed in the    )
    presence of:-                                 )









              [SEAL HERE]                                Director /s/


                                                         Director /s/

    DATED                      24TH OCTOBER                            1996
------------------------------------------------------------------------------

                            99 BISHOPSGATE LIMITED

                                     AND

                      99 BISHOPSGATE MANAGEMENT LIMITED

                                     AND

                        HAMMERSON U.K. PROPERITES PLC

                                     AND

                         DONALDSON, LUFKIN & JENRETTE

                            INTERNATIONAL LIMITED

                                     AND

                      DONALDSON, LUFKIN & JENRETTE, INC.

                ------------------------------------------------
                                  UNDERLEASE
                                      of
                 Twenty-third Floor 99 Bishopsgate London EC2

                ------------------------------------------------




                                          HERBERT SMITH
                                          Exchange House
                                          Primrose Street
                                          London EC2A 2HS
                                          Tel: 0171-374 8000
                                          Fax: 0171-496 0043
                                          Ref: 129/P17/30433514

                              TABLE OF CONTENTS

CLAUSE                HEADING                                              PAGE
1.                    Definitions
                      Building
                      Common Parts
                      Development
                      Electricity Cost
                      Enactment
                      Head Lease/Superior Lease
                      Insurance Cost
                      Insured Rent
                      Interest Rate
                      Lettable Unit
                      Net Internal Area
                      Normal Business Hours
                      Permitted Part
                      Permitted Use
                      Planning Law
                      Plans
                      Premises
                      Public Authority
                      Services
                      Service Media
                      Tenant
                      Term
                      VAT
2.                    Interpretation
3.                    Demise and Rents
4.                    Tenant's Covenants
                (1)   Rent
                (2)   VAT
                (3)   Outgoings
                (4)   Compliance with Enactments
                (5)   Notices
                (6)   Repair
                (7)   Decoration and general condition and servicing
                (8)   Refuse
                (9)   To permit entry
                (10)  Compliance with notices relating to repair or condition
                (11)  Encroachments
                (12)  Alterations and reinstatement
                (13)  Use
                (14)  Signs

CLAUSE          HEADING                                                   PAGE
                (15)  Alienation
                (16)  Registration
                (17)  Payment of cost of notices consents etc.
                (18)  Machinery
                (19)  Obstruction/overloading
                (20)  Parking/goods delivery
                (21)  Planning Law and compensation
                (22)  Indemnity
                (23)  Defective Premises
                (24)  Insurance and fire fighting equipment
                (25)  Dangerous and contaminative materials
                (26)  Yield up
                (27)  Regulations and covenants
                (28)  Security and access
                (29)  Head Lease
                (30)  Service Charge
5.                    Landlord's Covenants
                (1)   Quiet Enjoyment
                (2)   Insurance
                (3)   Head Lease
                (4)   Electricity Provision
                (5)   Management Company access
                (6)   VAT indemnity
6.                    Provision of Services
7.                    Provisos
                (1)   Forfeiture and re-entry
                (2)   Letting Scheme use and easements
                (3)   Common Parts and Service Media
                (4)   Service of notices
                (5)   Rent cesser
                (6)   Landlord's liability
                (7)   Abritration fees
                (8)   Rent review memorandum
                (9)   No warranty as to use
                (10)  Disputes
                (11)  Compensation
                (12)  Rateable value appeals
                (13)  No warranty as to security
                (14)  Jurisdiction
                (15)  Overriding lease
                (16)
8.                    Landlord's Guarantor
9.                    Tenant's option to determine

CLAUSE                HEADING                                             PAGE
10.                   Guarantee and Guarantor's Indemnity
11.                   Stamp Duty Certificate
CLAUSE                HEADING
Schedule 1            Premises
Schedule 2            Easements and rights granted
Schedule 3            Exceptions and reservations
Schedule 4            The first reserved rent and the review thereof
Schedule 5            Service Charge
Schedule 6            Services
Schedule 7            Deeds and documents to which the demise is subject

                              LEASE PARTICULARS
------------------------------------------------------------------------------

 1.      DATE 24TH OCTOBER 1996
         THIS LEASE IS AND IS INTENDED TO BE DELIVERED ON THE DATE FIRST ABOVE WRITTEN
------------------------------------------------------------------------------
2.       PARTIES
(a)      LANDLORD                    :      99 Bishopsgate Limited
(b)      TENANT                      :      Donaldson, Lufkin & Jenrette
                                            International Limited
(c)      MANAGEMENT COMPANY          :      99 Bishopsgate Management Limited
(d)      LANDLORD'S GUARANTOR        :      Hammerson U.K. Properties plc
(e)      TENANT'S GUARANTOR          :      Donaldson, Lufkin & Jenrette, Inc.
------------------------------------------------------------------------------
3.       DEMISED PREMISES            :      ALL THOSE premises on the
                                            twenty-third floor of the Building
                                            shown for identification only
                                            edged red on Plan 1.
------------------------------------------------------------------------------
4.       BUILDING                    :      99 Bishopsgate London EC2
------------------------------------------------------------------------------
5.       CONTRACTUAL TERM AND        :      Commencing on the date hereof and
         TERM COMMENCEMENT                  expiring on 23rd October 2011
         AND EXPIRY DATES
------------------------------------------------------------------------------
6.       INITIAL RENT                :      (pounds sterling) 423,835
------------------------------------------------------------------------------
7.       RENT COMMENCEMENT           :      25th March 1998
         DATE
------------------------------------------------------------------------------
8.       TENANT'S BREAK RIGHT        :      24th October 2008
------------------------------------------------------------------------------
9.       CAPITAL SUM                 :      (pounds sterling) 211,917.50
                                            inclusive of VAT

THIS UNDERLEASE made the 24th day of October One thousand nine hundred and ninety six

BETWEEN:

(1) 99 BISHOPSGATE LIMITED whose registered office is at Lo Lam House Kumul Highway Port Vila Vanuatu (Co. Regn. No. 10469) (registered under Section 21A to the Companies Act 1985 under company number FC018588 and branch number BR002962) whose principal place of business is at 100 Part Lane London W1Y 4AR (the "LANDLORD")

(2) 99 BISHOPSGATE MANAGEMENT LIMITED whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 3071752) (the "MANAGEMENT COMPANY")

(3) HAMMERSON U.K. PROPERTIES plc whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 298351) (the "LANDLORD'S GUARANTOR")

(4) DONALDSON, LUFKIN & JENRETTE INTERNATIONAL LIMITED whose registered office is at Moorgate Hall 155 Moorgate London EC2M 6XB (Co. Regn. No. 2475089) (the "TENANT") and

(5) DONALDSON, LUFKIN & JENRETTE, INC. a corporation incorporated in the State of Delware United States of America whose addrress for the purposes of this lease is 27 Park Avenue New York New York 10172 (the "GUARANTOR")

WITNESSETH as follows:-

1. DEFINITIONS

   In this lease the following expressions have the respective specified meanings (subject to any particular interpretation required by clause 2):-

   (1) "ACTS OF TERRORISM" means any act or omission of any person acting on behalf of or in connection with any organisation or on his own behalf which carries out activities directed towards overthrowing or influencing by force or violence Her Majesty's Government in the United Kingdom or any other government de jure or de facto

   (2) "AGREEMENT FOR INITIAL ALTERATIONS" means the agreement of even date herewith and made between the Landlord and the Tenant governing the initial fitting out of the Premises

   (3) "BUILDING" means the land (of which the Premises form part) having a frontage to the west side of Bishopsgate and a return frontage to the south side of Wormwood Street and all buildings fixtures and other structures whatsoever from time to time thereon and the appurtenances thereof which land (together with the building now erected thereon) is known as 99 Bishopsgate London EC2 and is for the purpose of identification shown verged by a blue line on the Building Plan together with any adjoining areas designated by the Landlord or the Management Company

   (4) "COMMON PARTS" means all parts of the Building which are from time to time intended for the common use and enjoyment of the tenants and occupiers of the Building and persons claiming through or under them (whether or not other parties are also entitled to use and enjoy the same) and reasonably designated as such by the Landlord and including without prejudice to the generality of the foregoing the pedestrian ways circulation areas lobby entrance halls lifts lift shafts fire escapes landings staircases passages forecourts car park landscaped areas plant rooms management suites and any other areas which are from time to time during the Term reasonably provided by the Landlord for common use by or benefit of the tenants and occupiers of the Building but excluding (for the avoidance of doubt) any premises intended to let to any party or for occupation by the Landlord or the Management Company other than for the provision of the Services

   (5) "DEVELOPMENT" has the meaning ascribed to that expression by Planning
       Law

   (6) "ELECTRICITY COST" means the actual cost to the Landlord of the provision of electricity to the Premises for consumption by the Tenant in accordance with its covenant contained at clause 5(4) being a fair proportion as determined by the Landlord of the total cost of the provision of electricity to the Building as a whole (including the provision of any security for the supply of electricity to the Building which may from time to time be required by the relevant undertaker responsible for the supply of electricity chosen by the Landlord) which proportion shall so far as practicable be calculated using readings taken in such manner and at such times as the Landlord shall from time to time determine of the check meters relating to the Premises from time to time installed but otherwise shall be determined in such manner as the Landlord shall in its discretion consider to be fair and reasonable in all the circumstances

   (7) "ENACTMENT" means every Act of Parliament directive and regulation now or hereafter to be enacted or made and all subordinate legislation whatsoever deriving validity therefrom

   (8) "HEAD LEASE" means the lease under which the Landlord holds the Premises dated 29th September 1975 made between The Prudential Assurance Company Limited (1) and Bishopsgate Developments Limited (2) and "Superior Landlord" means the person for the time being entitled to the reversion immediately expectant on the term granted by the Head Lease and every other person having an interest in reversion to that term

   (9) "GROUP COMPANY" means a company which is either the holding company of the Tenant or a wholly owned subsidiary of the Tenant or the Tenant's holding company (as both expressions are defined in Section 736 Companies Act 1985)

   (10) "INSURANCE COST" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of the amount which the Landlord may reasonably and properly expend:-

       (a) in effecting and maintaining insurance against the occurrence of the Insured Risks in relation to the Building in such sum as in the Landlord's reasonable opinion represents its then full current replacement cost with such allowance as the Landlord from time to time considers appropriate in respect of related liabilities and expenses (including without limitation liability to pay any fees or charges on the submission of an application for planning permission and costs which might be incurred in complying with any Enactment in carrying out any replacement work and sums in respect of architects' engineers' and quantity surveyors' and other professional fees and incidental expenses incurred in relationto any works of debris removal and of replacement and all VAT) and

       (b) in effecting and maintaining any insurance relating to the property owners' liability and the employer's liability of the Landlord in relation to the Building and anything done therein and

       (c) in professional fees relating to insurance including fees for insurance valuations carried out at reasonable intervals by an independent insurance valuations carried out at reasonable intervals by an independent insurance valuer (but no more than once in any year) and all reasonable fees and expenses payable to advisers in connection with effecting and maintaining insurance policies and claims and

       (d) equivalent to the total of all reasonable excess sums (being for the avoidance of doubt the first part of any insurance claim) which the insurers are not liable to pay out on any insurance claim in respect of the Building and which the Landlord or the Management Company may have expended in replacing the damaged or destroyed parts of the Building

   (11) "INSURANCE RENT" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of:-

       (a) a fair and reasonable proportion attributable to the Premises of the Insurance Cost for the relevant period

       (b) the reasonable amount which the Landlord may expend in effecting and maintaining insurance against up to six years' loss of the rent secondly hereinafter reserved and Service Charge and with any addition to the amount insured as the Landlord may decide in respect of VAT and

       (c) (without prejudice to all other provisions of this lease relating to the use of the Premises and the vitiation of any policy of insurance) any reasonable amount which the Landlord may expend in paying all additional premiums and loadings on any policy or policies of insurance required to be paid as a result of anything done or omitted (in breach of the terms of this leasse) by the Tenant and

       (d) any tax charged on any premium for any such insurance

   (12) "INSURED RISKS" means loss damage or destruction whether total or partial caused by Acts of Terrorism fire lightning explosion riot civil commotion strikes labour and political disturbances and malicious damage aircraft and aerial devices (other than hostile aircraft and devices) and articles accidentally dropped from them storm tempest flood bursting or overflowing of water tanks and pipes impact earthquake and accidental damage to underground water oil and gas pipes or electricity wires and cables subsidence ground slip and heave and such other usual commercial risks or perils against the occurrence of which the Landlord may from time to time in its reasonable discretion deem it desirable to insure subject to such exclusions and limitations as are from time to time commonly imposed by the insurers and subject also to the exclusion of such of the risks specifically hereinbefore mentioned as the Landlord may in its reasonable discretion decide where insurance cover in respect of the risk in question is not for the time being available in the London insurance market on reasonable terms

   (13) "INTEREST RATE" means a yearly rate three per cent above either the base rate of Barclays Bank plc or such other bank (being for the time being generally recognised as a clearing bank in the London market) as the Landlord may from time to time nominate or if the base rate cannot be ascertained then above such other rate as the Landlord may reasonably specify (and so that whenever there is reference in this lease to the payment of interest at the Interest Rate such interest shall be calculated on a daily basis and compounded with quarterly rests on the usual quarter days)

   (14) "LANDLORD'S SERVICES EQUIPMENT" means all the plant machinery and equipment (with associated Service Media) within or serving the Building from time to time (whether or not with the Premises or other premises let or intended to be let by the Landlord) comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):-

        (i) the whole of the sprinkler system within the Building (including sprinkler heads)

        (ii)   the whole of the fire detection and fire alarm systems

        (iii) the whole of the permanent fire fighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building)

        (iv)   the whole of the chilled water system

        (v) the whole of the building management system (including the building security system) installed by the Landlord

        (vi) the central electrical supply system from the mains supply into the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord

        (vii) the whole of the air handling system and the electricity supply and control systems for the same

        (viii) the standby generators and associated cabling wiring and duct work but excluding in each case any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

   (15) "LETTABLE UNIT" means any unit of accommodation forming part of the Building which is intended by the Landlord at any material time to be for separate occupation

   (16) "NET INTERNAL AREA" has the meaning ascribed to that expression by the Code of Measuring Practice -Fourth edition (RICS/ISVA 1993) (or if there shall be no such edition or no such exprression for the time being the nearest equivalent thereto)

                                  [GRAPHIC]

GMW
Project
99 Bishopsgate EC2
Drawing Title
Twenty Third Floor Tower

                                  [GRAPHIC]

Building Plan
99 Bishopsgate London, EC2

      (17) "NORMAL BUSINESS HOURS" means 7.30 a.m. to 7.30 p.m. on Mondays to Fridays inclusive (except bank holidays) subject to expansion of such hours at the reasonable discretion of the Landlord provided that such hours will automatically expands if any other tenant in the Building is granted the benefit of any expanded hours

      (18) "OUTSIDE NORMAL BUSINESS HOURS CHARGE" means the whole of the actual cost to the Management Company of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours other than any services which are stated to be provided 24 hours a day (including without prejudice to the generality of the foregoing costs and expenses in the nature of those set out in Part II of schedule 6) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair proportion thereof (on a fair and reasonable basis between the Tenant and any other tenant or occupier making use of such Services) as reasonably determined by the Landlord. PROVIDED THAT during the first year of the Term the cost of providing air conditioning outside Normal Business Hours shall not exceed pounds sterling 88 per hour (in respect of the Premises being the only user of air conditioning at the relevant time) or pounds sterling 48 per hour per floor on the basis that any five of floors 18, 20 and 22 to 26 of the Building are simultaneously using such air conditioning over the whole of such floors

      (19) "PERMITTED PART" means any part or parts of the Premises capable of separate occupation

      (20) "PERMITTED USE" means use as high class offices for any purpose within Class B1(a) (but not for any other purpose within that Use Class) of the schedule to the Town and Country Planning (Use Classes) Order 1987 and for the avoidance of doubt use of the Premises for data processing investor services business trading operators and investment banking complies with this provision

      (21) "PLANNING LAW" means every Enactment for the time being in force relating to the use development and occupation of land and buildings and every planning permission statutory consent and agreement made under any Enactment relating to the Building

      (22) "PLANS" means the plans annexed hereto and "Building Plan" means that one of them so marked

      (23) "PREMISES" means the premises described in schedule 1 and all permitted additions alterations and improvements made to them

      (24) "PUBLIC AUTHORITY" means any Secretary of State and any government department public local regulatory fire or any other authority or institution having functions which extend to the Premises or their use and occupation and any court of law and the companies or authorities responsible for the supply of water gas and electricity or any of them and any of their duly authorised officers

      (25) "REINSTATEMENT SPECIFICATION" means the specification annexed hereto or in the event that materials listed in the specification are not available from time to time or appropriate for use (in the Landlord's reasonable opinion) then reference to such materials will be substituted by reference to materials of not materially less quality which perform a similar function PROVIDED THAT save to the extent that items of plant and equipment have been altered during the Term the Tenant shall not be required to replace existing items of plant and equipment for new items subject to the existing items being in good working order

      (25)  "REVIEW DATE" means each of:-

            (a) the 24th October in the years Two thousand and one and every fifth anniversary of that date during the Term (and the last day of the Term)

            (b)   any date so stipulated by virtue of paragraph 5 of schedule 4

      (26) "SERVICES" means the services and other matters specified in clause 6 and Part I of schedule 6

      (27) "SERVICE MEDIA" means those parts of the Building comprising gas water drainage electricity telephone telex signal and telecommunications heating cooling ventilation air conditioning fire alarm and other pipes drains sewers mains cables wires supply lines ducts conduits flues and all other common conducting media plant appliances and apparatus for the provision supply control and monitoring of services to or from the Building and other common equipment

      (28) "TERM" means a term of years commencing on the date hereof and expiring on 23rd October 2011 and includes any period of holding over or extension whether by any Enactment or common law

      (29) "TERMINATION NOTICE" means not less than 12 months and 1 day's prior written notice unless either:

            (a) any Enactment or decision not capable of appeal on a point of law confirming that the Tenant is not entitled to a new tenancy on the expiration of such notice is in force or upheld as at 22nd October 2007 (in which case not less than 6 months prior written notice need be given); or

            (b) any other tenant enters into a lease prior to September 1998 of premises comprising at least a floor of the building within the security of tenure protections of the Landlord and Tenant Act 1954 for a term of not less than 10 years (without break rights) and is granted right to determine such lease on less than such 12 months' and 1 day's prior written notice (in which case the notice period hereunder shall be reduced to such notice period as is granted to such tenant in such circumstances)

      (30) "VAT" means Value Added Tax as referred to in the Value Added Tax Act 1994 (or any tax of a similar nature which may be substituted for or levied instead of it by statutes)

2.    INTERPRETATION

      (1) Words importing the singular include the plural and vice versa and words importing one gender include both other genders

      (2) The expressions "Landlord" "Tenant" "Management Company" and "Guarantor" wherever the context so admits include their respective successors in title and where a party comprises more than one person covenants and obligations of that party take effect as joint and several covenants and obligations

      (3) A covenant by the Tenant not to do (or omit) any act or thing also operates as a covenant to use reasonable endeavours not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be to require) it being done

      (4)   References in this lease to:-

            (a) any clause sub-clause schedule or paragraph is a reference to the relevant clause sub-clause schedule or paragraph of this lease and clause and schedule headings shall not affect the construction of this lease

            (b) any right of (or covenant to permit) the Landlord or the Management Company to enter the Premises shall also be construed (subject always to the proviso to clause 4(9)) as entitling the Landlord to remain on the Premises with or without equipment and permitting such right to be exercised by all persons authorised by the Landlord for as short a period as reasonably practicable and making good all damage caused and causing as little inconvenience as reasonably possible save where the right of entry is exercised to remedy any breach hereunder where the Landlord only undertakes to make good damage caused

            (c) any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord and given before the act requiring consent licence or approval

            (d) the Premises (except in clause 4(15)) shall be construed as extending where the context permits to any part of the Premises

            (e) a specific Enactment includes every statutory modification consolidation and re-enactment and statutory extension of it for the time being in force except in relation to the Town and Country Planning (Use Classes) Order 1987 which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not the same may at any time have been revoked or modified

            (f) the last year of the Term includes the final year of the Term if it shall determine otherwise than by effluxion of time and references to the expiry of the Term include such other determination

      (5)   (a)   Where the context permits rents or other sums being due from the Tenant to the Landlord or the Management Company mean that they are exclusive of any VAT

            (b) whenever the consent licence or approval of the Landlord is required under this lease the relevant provision shall be construed as also requiring (and any consent licence or approval given by the Landlord shall be deemed subject to the need for) the consent licence or approval of the Superior Landlord (for which the Landlord shall apply at the Tenant's reasonable cost) where the same is required under the Head Lease except that nothing in this lease or in any consent licence or approval by the

                  Landlord shall imply that the Superior Landlord's consent licence or approval will not be unreasonably withheld or delayed

            (c) references to any right of (or covenant to permit) the Landlord to enter Premises shall extend to the Superior Landlord and to all persons authorised by it and shall be construed in the manner required by clause 2(4)(b) but in relation to the Superior Landlord and those with its authority

            (d) the rights excepted and reserved in schedule 3 are also excepted and reserved for the benefit of the Superior Landlord

3.    DEMISE AND RENTS

      The Landlord at the request of the Guarantor and in consideration of the payment by the Landlord to the Tenant of the sum of Two hundred and eleven thousand nine hundred and seventeen pounds and 50 pence (pounds sterling 211,917.50) paid on the date hereof (receipt of which is acknowledged by the Tenant) DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and rights specified in schedule 2 exercisable in common with the Landlord and all others with its authority or otherwise from time to time entitled thereto EXCEPT and RESERVED unto the Landlord and all other persons authorised by it from time to time during the Term or otherwise from time to time entitled thereto (including the Management Company in relation to the provision of the Services) the easements and rights specified in schedule 3

      TO HOLD the Premises unto the Tenant (together with and except and reserved as aforesaid) for the Term SUBJECT to all rights easements covenants stipulations and other matters affecting the same and SUBJECT to the provisions of the deeds and documents mentioned in schedule 7

      YIELDING AND PAYING therefor:

      FIRST yearly and proportionately for any part of a year until 24th March 1998 a peppercorn (if demanded) and thereafter until the first Review Date (and thereafter as determined pursuant to schedule 4) the yearly rent of Four hundred and twenty three thousand eight hundred and thirty five pounds (pounds sterling 423,835) exclusive of VAT (subject to clause 5(6)) payable by equal quarterly payments to be made in advance on the usual quarter days in every year the first such payment to be made on 25th March 1998

      SECONDLY as additional rent from time to time the Insurance Rent payable on demand

      THIRDLY as additional rent on demand (in addition and without prejudice to the Landlord's right of re-entry and any other right) interest at the Interest Rate on any sum owed by the Tenant to the Landlord whether as rent or otherwise which is not:-

      (a) received in cleared funds by the Landlord within 10 days following the due date (or in the case of money due only on demand within fourteen days after the date of demand) calculated for the period commencing on the due date for payment and ending on the date the sum and the interest is received in cleared funds by the Landlord

      (b) demanded (or if tendered is for the time being refused) by the Landlord in circumstances where it is prudent for it not to demand or accept any payment having regard to a breach of any of the Tenant's obligations under this lease of which the Tenant has received notice calculated for the period commencing on the due date for payment and ending on the date the sum (and the interest) is subsequently received by the Landlord

      FOURTHLY as additional rent all VAT for which the Landlord is or may become liable to account to H.M. Customs & Excise (or other relevant body to whom account has for the time being to be made) on the supply by the Landlord to the Tenant under or in connection with the provisions of this lease or the interest created by it and of any other supplies whether of goods or services such rent fourthly reserved to be due for payment contemporaneously with the other rents or sums to which it relates

      AND FIFTHLY a rent equal to the Electricity Cost such rent to be payable on demand (either annually or by instalments) as the Landlord shall determine

4.    TENANT'S COVENANTS

      The Tenant covenants with the Landlord (and in respect of sub-clause 4(30) also with the Management Company) throughout the Term subject to clause 4(15):

      RENT

      (1) To pay the rents reserved by this lease on the days and in the manner set out in clause 3 without deduction or set off and (unless for the time being the Landlord shall have required in writing to the contrary) to pay the rent first reserved (together with any sum in respect of the rent fourthly reserved as may be applicable thereto) by banker's standing order to such bank as the Landlord may from time to time nominate

      VAT

      (2) Subject to clause 5(6) wherever the Tenant is required to pay any amount to the Landlord hereunder by way of reimbursement or indemnity to pay on the production of a valid VAT invoice to the Landlord (as applicable) in addition an amount equivalent to any VAT incurred by the Landlord save to the extent that the Landlord obtains credit for such VAT incurred by the Landlord pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

      OUTGOINGS

      (3) To pay all rates taxes charges and other outgoings whatsoever now or hereafter assessed charged or imposed upon the Premises or upon their owner or occupier (and a proper proportion determined by the Landlord attributable to the Premises of any rates taxes charges and other outgoings now or hereafter assessed charged or imposed upon the Premises in common with other premises or upon the owners or occupiers thereof) and (to the extent the Tenant does not pay it directly to the relevant supplier) the total cost (including meter rents) of all water (including chilled water) electricity and gas separately metered and/or exclusively supplied to the Premises during the Term as reasonably determined by the Landlord excluding (without prejudice to the rent fourthly reserved and clause 4(2)) any tax payable by the Landlord as a direct result of any actual or implied dealing with the reversion of this lease or of the Landlord's receipt of income

      COMPLIANCE WITH ENACTMENTS

      (4) To comply with the requirements of all Enactments and of every Public Authority (including the due and proper execution of any works) in respect of the Premises their use occupation employment of personnel in them and any work being carried out to them (whether the requirements are imposed upon the owner lessee or occupier) and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

      NOTICES

      (5) As soon as reasonably practicable and in any event within 5 working days of receipt of the same to give to the Landlord notice of (and a certified copy of) any notice permission direction requisition order or proposal made by any Public Authority and without delay to comply in all respects at the Tenant's cost with the provisions thereof save that the Tenant shall if so required by and at the cost of the Landlord make or join in making such objections or representations in respect of any of them as the Landlord may reasonably require

      REPAIR

      (6) To put and keep the Premises (and any works or installations made pursuant to paragraphs 4 and 5 of Schedule 2) in good and substantial repair and condition (damage by any of the Insured Risks excepted to the extent that the insurance money shall not have been rendered irrecoverable subject to clause 5(2)(b) or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants or agents or invitees) and to replace whenever necessary during the Term and on expiry of the Term the landlord's fixtures and fittings (including any fitted carpets) in the Premises which may have become beyond economic repair with items of the same type and quality

      DECORATION AND GENERAL CONDITION AND SERVICING

     (7)    (a)   To keep the Premises maintained to a high standard of
                  decorative order and finish and properly cleansed and tidy and (without prejudice to the foregoing) as often as the same shall be necessary (and not less frequently than once in every fifth year of the Term but not more than once in any 18 month period) and also in the last year of the Term to clean paint polish or otherwise treat as the case may be all inside surfaces of wood and metal work of the Premises usually or requiring to be painted polished or otherwise treated with two coats at least of high quality paint or polish vinyl wall coverings (where applicable) or other appropriate materials in a good and workmanlike manner (and during the last year of the Term in the colour scheme specified and otherwise in accordance with the Reinstatement
                  Specification) PROVIDED ALWAYS THAT the Tenant shall not be obliged to carry out any such decorative treatment if the need for it is caused by damage by any of the Insured Risks to the extent (subject to clause 5(2)(b)) that the insurance money shall not have been rendered irrecoverable or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants agents or invitees

            (b) To clean the inside of all external window glazing in the Premises at least once in every month using reputable contractors

            (c) To enter into and maintain contracts for the regular inspection maintenance and servicing of all fixed plant and equipment comprised in the Premises which has or is likely to have any impact on the Landlord's Services Equipment by reputable contractors approved by the Landlord (such approval not to be unreasonably withheld) and to obtain satisfactory test certificates as may be reasonably required by the insurers and whenever reasonably required to produce copies of such contracts and certificates

      REFUSE

      (8) Not to deposit any refuse on any of the Common Parts except in areas designated for such purpose from time to time by the Landlord and to comply with all requirements of any Public Authority and any reasonable regulations made by the Landlord pursuant to clause 4(27) in relation to control over and disposal of rubbish

      TO PERMIT ENTRY

      (9) To permit the Landlord (and persons authorised by the Landlord) at reasonable times in compliance with the Tenant's reasonable security requirements on reasonable prior written notice (except in an emergency) to enter the Premises in order to:-

            (a)   examine their state of repair

            (b) ascertain that the covenants and conditions of this lease have been observed

            (c)   take any measurement or valuation of the Premises

            (d) rebuild renew cleanse alter test maintain repair inspect and make connections to any part of the Building including the Service Media (PROVIDED that the Landlord will procure that such entry takes place outside Normal Business Hours where practicable)

            (e) during the last six months of the Term (or at any time in the case of a disposal of the Landlord's interest) to show the Premises to prospective purchasers or tenants and their agents

            (f)   exercise the rights described in schedule 3

      COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION

      (10)  (a)   To comply with any notice requiring the Tenant to remedy any breach of its covenants

            (b) If the Tenant shall not within a reasonable time comply with any such notice to permit the Landlord and any authorised person to enter the Premises to remedy the breach as the Tenant's agent and at the Tenant's proper cost the Landlord making good any damage caused

            (c) To pay to the Landlord on demand all the proper costs and expenses incurred by the Landlord under the provisions of this sub-clause

      ENCROACHMENTS

      (11)  (a)   To preserve all rights of light and other easements
                  belonging to the Premises and not knowingly to give any acknowledgment that they are enjoyed by consent

            (b) Not knowingly to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord forthwith of any encroachment which might have that effect

      ALTERATIONS AND REINSTATEMENT

      (12)  (a)   Not to carry out any Development of or on the Premises nor
                  (without prejudice to the exclusion of structural parts from the demise of the Premises) any works affecting any structural parts of the Building and not to commit any waste

            (b) Without prejudice to any other rights of the Landlord in respect of areas not included in the Premises not to install or erect any exterior lighting shade or awning or place any structure or other thing outside the Premises

            (c) Without prejudice to paragraphs (a) and (b) of this sub-clause and subject to the provisos to this paragraph (c) not to make any other alteration or addition to the Premises (including all electrical and other plant and equipment and the installation and removal of demountable partitioning) except:-

                  (i) in accordance with plans and specifications (adequately describing the work in question and the manner in which the work will be carried out) previously submitted at the Tenant's expense in triplicate to and approved by the Landlord (such approval not to be unreasonably withheld or delayed PROVIDED THAT the Landlord shall respond to the Tenant's submission within 10 working days in the case of minor alterations (excluding any alterations which affect any of the Landlord's Services Equipment) and if the Landlord fails to respond within 10 working days as aforesaid it shall be deemed to have accepted such minor alterations AND PROVIDED FURTHER that the initial fitting out of the Premises following the date hereof shall be governed by the Agreement for Initial Alterations

                  (ii) in a manner which shall not materially and adversely affect the Landlord's Services Equipment any Service Media or the provision of any of the Services

                  (iii) in accordance with any relevant terms conditions
                        recommendations and regulations of any Public Authority (and in particular in relation to any electrical installation in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the Regulations of the Electricity Supply

                        Authority) and the insurance company with whom the Premises are for the time being insured and

                  (iv)  in a good and workmanlike manner



                  PROVIDED ALWAYS THAT subject to clause 4(12)(c)(i):-



                  (I) no such alterations or additions shall be carried out until the Landlord has issued its consent in writing to which the Tenant shall if required join as a party

                  (II) once any such alterations or additions have been carried out the Tenant shall supply to the Landlord as-built plans in triplicate (together with a computer aided design disk and 35 mm slides) showing the works as carried out

            (d)   At the expiry of the Term to remove:-

                  (i) all alterations and additions made to the Premises by the Tenant

                  (ii) all work done in connection with the original fitting out by the Tenant in pursuance of the Agreement for Initial Alterations and to restore and make good the Premises in accordance with the Reinstatement Specification in a proper and workmanlike manner to the condition and design which existed before the alterations or additions were made with all services properly sealed off

      USE

      (13)  Not to use the Premises or any chattels in them:-

            (a) for any purpose (and not to do anything in or to the Premises) which may be or become or cause a nuisance obstruction or damage to any person or property

            (b) for a sale by auction or for any public meeting or for any dangerous noxious noisy illegal or immoral trade business or activity or for residential purposes and not to use the Common Parts for the transaction of any business or

            (c) (without prejudice to the preceding paragraphs of this sub-clause) except for the Permitted Use

      SIGNS

      (14)  (a)   Not to erect any aerial satellite dish sign signboard pole antenna wire or other apparatus on the outside of the Building save for the right granted pursuant to paragraph 3 of schedule 2

            (b) Not to affix or exhibit so as to be visible from outside the Premises any placard sign notice fascia board or advertisement except the approved signs referred to in paragraph 3 of schedule 2

      ALIENATION

      (15)  (a)   If the Tenant at any time desires to assign the whole of the
                  Premises the Tenant shall first by an irrevocable unconditional written notice (the "Tenant's Notice") served upon the Landlord offer to surrender or assign this lease upon such financial terms and conditions as the Tenant may desire

            (b) If the Landlord wishes to accept such surrender or assignment it shall within twenty-one days of receipt of the Tenant's Notice serve a counter-notice (the
                  "Counter-Notice") upon the Tenant stating as much

            (c) If the Landlord serves a Counter-Notice on the Tenant then the Tenant shall surrender or assign (at the Landlord's option) the Premises to the Landlord (or as the Landlord may direct) within six months of receipt of the Counter-Notice either with vacant possession or subject only to a permitted underletting and the Tenant's liability hereunder shall cease in respect of any matters arising following the date of such assignment or surrender but without prejudice to any antecedent breaches of covenant

            (d) If the Landlord does not serve a Counter-Notice then the Tenant must (if it wishes to assign) complete its assignment on terms greater than 95 per cent in value of the terms and conditions stipulated in the Tenant's Notice within six months from the date of the Tenant's Notice and if the Tenant shall fail to complete within such period if it still wishes to assign the whole of the Premises it must reinstate the procedure set out in this clause 4(15)

            (e) Subject to the foregoing provisions of this sub-clause 4(15) not to assign mortgage charge or underlet or in any other manner part with possession of any part (being less than the whole) of the Premises or agree to do so except that the Tenant may underlet the whole of (but not more or less than) any Permitted Part or Permitted Parts in accordance with paragraphs (h) and (i) of this sub-clause

            (f) Subject to the foregoing provisions of this sub-clause 4(15) not to assign underlet or otherwise part with possession of or the whole of the Premises or agree to do so except that the Tenant may assign or underlet the whole of the Premises in accordance with paragraph (g) or (h) respectively of this sub-clause

      (ASSIGNMENT)

            (g)   (i)   Not to assign the whole of the Premises without first
                        obtaining the Landlord's consent issued within 2 months before completion of the assignment which consent shall not be unreasonably withheld or delayed but which may be granted subject to any one or more of the conditions referred to in paragraph (g)(ii) and which may be withheld if any one or more of the circumstances referred to in paragraph (g)(iii) exist

                  (ii) The conditions referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1A) Landlord and Tenant Act 1927) are:

                        AUTHORISED GUARANTEE

                        (a) that the Tenant shall enter into an authorised guarantee agreement (as defined in section 16 Landlord and Tenant (Covenants) Act 1995) with the Landlord in a form which the Landlord reasonably requires

                        THIRD PARTY GUARANTEE/RENT DEPOSIT

                        (b) that if so reasonably required by the Landlord the proposed assignee shall have procured covenants with the Landlord by a guarantor or guarantors (not being the Tenant or any guarantor) reasonably acceptable to the Landlord in a form acceptable to the Landlord (acting reasonably);

                        INTRA GROUP DEALINGS

                        (c) if the proposed assignee is a Group Company the Tenant shall have procured either:

                              (A)   if the Tenant's obligations under this
                                    lease are guaranteed by another Group
                                    Company that such Group Company covenants with the Landlord on the same terms (mutatis mutandis) as those contained in clause 10; or

                              (B) if there is no guarantor of the Tenant's obligations under this lease and if the assignee is not at the date of the application for consent to the proposed assignment in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant at the date of this lease that the proposed assignee procures covenants by a Group Company which is not the Tenant or the proposed assignee and which is in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant in the same terms (mutatis mutandis) as those contained in clause 10; and

                  (iii) The circumstances referred to in paragraph (g)(i)
                        (which are specified for the purposes of section 19(lA) Landlord and Tenant Act 1927) are:-

                        (a) where the Tenant's solicitors have not given an undertaking to the Landlord's solicitors to pay all reasonable legal surveyor's and management costs disbursements and VAT arising on the application for consent to such assignment whether or not consent is granted unless the Landlord unreasonably withholds consent in circumstances where it is required to be reasonable; and/or

                        (b) where any of the rents and Interim Sum due from the Tenant to the Landlord or the Management Company respectively under this lease remain unpaid at the date of the application for consent to the proposed assignment

      (UNDERLETTING)

            (h) Not to underlet the whole of the Premises or any Permitted Part (each being referred to in this paragraph as the premises) except:-

                  (i) to a person who before the underletting shall have covenanted with the Landlord to observe and perform the Tenant's obligations under this lease during the sub-term to the extent they relate to the premises demised by the underletting (other than the payment of rents) and a covenant not to assign the whole of the premises without the Landlord's consent (which shall not be unreasonably withheld or delayed) and an unqualified covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

                  (ii) by reserving as a yearly rent without payment of a fine or premium (in addition to the service and insurance and other rents payable under this lease except the rent first hereby reserved or (in the case of underletting of a Permitted Part) a pro rata proportion of them) an amount equal to:-

                        (a) (in the case of an underletting of the Premises) the then open market rack rental value of the Premises

                        (b)   (in the case of an underletting of a Permitted
                              Part) a pro rata proportion of the then open market rack rental value of the Premises the proportion in each case being calculated by reference to the Net Internal Area of the Permitted
                        Part in relation to the Net Internal Area of the Premises, in all cases such rent to be payable by equal quarterly instalments in advance on the usual quarter days and to be approved by the Landlord prior to the underletting (such approval not to be unreasonably withheld or delayed) but the amount of such rent and the approval of the Landlord thereto may not be used as evidence by the Tenant for the purpose of any rent review pursuant to this lease

                  (iii) by a form of underlease:-

                        (a) by which the principal rent reserved by the underlease is reviewed upwards only at not greater than five year intervals during the sub-term in accordance with the same principles (mutatis mutandis) and at the times as apply to the rent first reserved by this lease

                        (b) requiring the underlessee to observe and perform all the covenants and other provisions binding on the Tenant under this lease (other than the covenant by the Tenant to pay rents) to the extent they relate to the premises and containing:-

                             (A) a condition for re-entry by the underlessor on breach of any covenant by the underlessee

                             (B) a qualified covenant not to assign the whole of the premises and an absolute covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

                  (iv) with the Landlord's consent issued within three months before completion of the underletting which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld or delayed

            (i)   In relation to an underlease of a Permitted Part:-

                  (i) not to include in the sub-demise any part of the entrance to or the reception area of the Premises

                  (ii) to except from the underlease all necessary circulation areas and plant and equipment which will serve the Premises in common and to reserve a separate service charge rent in respect of their maintenance repair and renewal

                  (iii) not as a result of the grant to create or permit the creation of more than four separate occupations affecting the whole of the Premises (occupations in right of this lease counting as one occupation)

                  (iv) not to grant or agree to grant the underlease without providing for the exclusion of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease in pursuance of an Order duly made under section 38(4) of that Act before the date of grant

            (j) To enforce the observance and performance by every such underlessee and its successors in title of the provisions of the underlease and not expressly or impliedly to waive any breach of them nor vary the terms of any underlease

            (k) Not to agree any reviewed rent payable under an underlease without the Landlord's consent and if the rent review under any underlease is to be determined by an independent person not to agree his appointment without the Landlord's consent (PROVIDED ALWAYS THAT the Landlord shall not unreasonably withhold or delay any consent required under this sub-paragraph) and to procure that any representations which the Landlord may wish to make in relation to the rent review are duly submitted to the independent person and to provide to the Landlord promptly on the same becoming available copies of any representations made by or on behalf of the Tenant or the underlessee in relation to such rent review

      (SHARING OCCUPATION)

            (l) Not to part with or share the occupation of the Premises or any part of them except that the Tenant may share occupation with a company which is (but only for so long as it remains) either the holding company of the Tenant or a majority-owned subsidiary of the Tenant or of the Tenant's holding company (as those expressions are defined in section 736 Companies Act 1985) so long as the Tenant does not grant the person sharing occupation exclusive possession (so that such company occupies as licensee only without creating any relationship of landlord and tenant) nor otherwise transfer or create a legal estate and the Tenant shall notify the Landlord of the identity of each company in occupation

      REGISTRATION

      (16)  (a)   Within twenty-one days after any disposition or devolution of this lease or of any estate or interest in or derived out of it to give notice in duplicate of the relevant transaction to the Landlord for registration with a certified copy of the relevant instrument and to pay to the Landlord a fair and reasonable fee for each such registration of not less than twenty five pounds

            (b) To register with the Landlord particulars of the determination of every rent review under any underlease of the Premises within fourteen days after the date of determination

      PAYMENT OF COST OF NOTICES CONSENTS ETC.

      (17) To pay on demand all reasonable expenses (including counsels' solicitors' surveyors and bailiffs' fees) properly incurred by the Landlord in and incidental to:

            (a) the preparation and service of a notice under section 146 Law of Property Act 1925 or in contemplation of any proceedings under section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and

            (b) every reasonable step taken during or after the expiry of the Term in connection with the enforcement of the Tenant's obligations under this lease including the service or proposed service of all notices and schedules of dilapidations and

            (c) every application for consent licence or approval under this lease but not if the application is unreasonably refused or delayed or granted subject to unreasonable conditions (where such consent is not to be unreasonably withheld or delayed)

      MACHINERY

      (18) Not to install in the Premises any plant or machinery other than usual office equipment without the Landlord's consent which shall not be unreasonably withheld PROVIDED ALWAYS THAT no plant or machinery shall be installed or operated in the Premises and nothing shall be done or omitted in them which may cause:-

            (a) the efficiency of the heating ventilation air conditioning and cooling system installed in the building to be diminished or impaired in any way

            (b) noise dust fumes smell vibration or electrical interference affecting or having any other intrusive effect on any other part of the Building or other adjoining property or persons outside the Premises

      OBSTRUCTION/OVERLOADING

      (19)  Not to obstruct:-

            (a) or damage any part of the Building or exercise any of the rights granted by this lease in a way which causes nuisance or damage

            (b)   any means of escape

            (c)   or discharge any deleterious matter into

                  (i) any pipe drain or other conduit serving the Premises and (to the extent they lie within the Premises) to keep them clear and functioning properly or

                  (ii)  any Service Media

            (d) or stop-up or darken the windows and other openings of the Premises nor to overload or cause undue strain to the Service Media or any other part of the Building and in particular not to suspend any undue weight from the ceilings or walls of the Premises and not to exceed the following floor loadings:-

                  floor finishings:    :     4kN/m2 (80lbs per sq.ft)
                  live load            :     1kN/m2 (20lbs per sq.ft)

            (e) any requisite notice erected on the Premises including any erected by the Landlord in accordance with its powers under this lease

      PARKING/GOODS DELIVERY

      (20) To ensure that all loading unloading deliveries and despatch of goods is carried out only by using the service accesses and goods lifts designated by the Landlord for the use of the Premises

      PLANNING LAW AND COMPENSATION

      (21) Without prejudice to clause 4(4) at all times during the Term to comply with the provisions and requirements of Planning Law relating to or affecting

            (a)   (i)   the Premises

                  (ii) any operations works acts or things carried out executed done or omitted on the Premises

                  (iii) the use of the Premises

                  (iv) the use by the Tenant of (and the exercise of any other rights hereunder in respect of) any other parts of the building

            (b) Subject to the provisions of paragraph (c) of this sub-clause as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions (and serve all notices) required under Planning Law in respect of the Premises whether for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof or otherwise

            (c) Not without the Landlord's consent (such consent not to be unreasonably withheld or delayed) to apply for any planning permission relating to the Premises (and not to apply for any such planning permission relating to any other part of the Building) but so that subject to compliance with paragraph (e) of this sub-clause the Landlord's consent shall not be unreasonably withheld or delayed to the making of a planning application in respect of the Premises relating to any operations or use or other thing (if any) which assuming it to be implemented in accordance with Planning Law would otherwise not be in breach of the provisions of this lease

            (d) If the Landlord so requires in connection with any relevant proposal by the Tenant to apply for a determination under section 191 or 192 Town and Country Planning Act 1990

            (e) If the Landlord consents in principle to any application by the Tenant (which it hereby agrees to consider and determine with all due expedition) for planning permission to submit a draft of the application to the Landlord for its approval and to give effect to its reasonable requirements in respect thereof and if and to the extent the Landlord so requires to lodge the application with the relevant authority in the joint names of the Landlord and the Tenant and in duplicate

            (f) Not to implement any planning permission before the Landlord has acknowledged that its terms are acceptable nor before the Landlord has received any cash or other security which it reasonably requires for compliance with any conditions imposed by the planning permission

            (g) If the Landlord at the Landlord's cost reasonably requires or the Tenant desires to lodge and progress diligently an appeal against any refusal of an application for planning permission lodged in respect of the Premises by the Tenant or by any person claiming under or through the Tenant (whether or not lodged in its name alone) the Landlord undertakes to cooperate fully with the Tenant in respect of any such appeal unless such appeal would be likely to have a material and adverse effect on the Landlord's interests in the Building

            (h) Unless the Landlord otherwise directs to complete before the expiry of the Term all works on the Premises required as a condition of any planning permission implemented by the Tenant or by any person claiming under or through it

            (i) If the Tenant receives or is entitled to receive any statutory compensation under any Enactment in relation to its interest in the Premises the Tenant shall on any determination of its interest prior to the expiry of this lease by effluxion of time forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

      INDEMNITY

      (22) To indemnify the Landlord against all expenses proceedings costs claims damages demands and any other liability or consequence arising out or in respect of any breach of any of the Tenant's obligations under this lease (including all costs reasonably incurred by the Landlord in an attempt to mitigate any such breach) or of any act omission or negligence of the Tenant or any person at the Premises with the Tenant's authority

      DEFECTIVE PREMISES

      (23) On becoming aware of the same (or when the Tenant ought reasonably to have become aware of the same) to give notice forthwith to the Landlord of any defect in the Premises which might give rise to:-

            (a) an obligation on the Landlord to do or refrain from doing anything in relation to the Premises or

            (b) any duty of care or the need to discharge such duty imposed by the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

      INSURANCE AND FIRE FIGHTING EQUIPMENT

      (24)  (a)   Not to do or omit anything by which any insurance policy
                  (relevant extracts of which shall have been provided to the Tenant) relating to the Building or any part of it becomes void or voidable or by which the rate of premium on such policy may be increased

            (b) To comply with all proper requirements of the insurers and to provide and maintain unobstructed appropriate operational fire fighting equipment and fire notices on the Premises

            (c)   To notify the Landlord forthwith of:-

                  (i) any incidence of any Insured Risk on the Premises and of any other event which ought reasonably to be brought to the attention of insurers and of which the Tenant ought reasonably to be aware

                  (ii) the insurable value of any fixture installed in the Premises by the Tenant or any person claiming under or through the Tenant

            (d) That if at any time the Tenant or any person claiming under or through it shall be entitled to the benefit of any insurance of the Premises to cause all money paid under such insurance to be applied in making good the loss or damage in respect of which it was paid

            (e) Subject to clause 5(2)(b) if the whole or any part of the Building is damaged or destroyed by any of the Insured Risks at any time during the Term and the insurance money under any insurance policy effected by the Landlord is rendered wholly or partially irrecoverable because of some act or default of the Tenant or any person deriving title under or through the Tenant or their respective servants agents or invitees forthwith to pay the Landlord the whole amount of the insurance money so irrecoverable

      DANGEROUS AND CONTAMINATIVE MATERIALS

      (25) Not to keep place store or use or permit or suffer to be kept placed stored or used in or upon or about the Premises any materials substance or other thing of a dangerous inflammable combustible explosive corrosive or offensive nature or any materials substance or other thing which may in any way cause pollution injury or harm by percolation corrosion contamination migration release or otherwise on beneath or in the vicinity of the Premises

      YIELD UP

      (26)  (a)   At the expiry of the Term to remove all chattels and
                  tenant's fixtures and quietly to yield up the Premises reinstated in accordance with the Reinstatement
                  Specification and restored and made good to the extent required under clause 4(12)(d) and in the state of repair condition decorative order and layout otherwise required by this lease and any licences or consents issued in pursuance of it and to make good any damage so caused in a proper and workmanlike manner

            (b) The Tenant irrevocably authorises the Landlord to remove and dispose of any chattels which may be left in the Premises within 28 days after the Tenant has quit them (without being obliged to obtain any consideration for the disposal) and the Tenant irrevocably declares that any such chattels will stand abandoned by it

      REGULATIONS AND COVENANTS

      (27)  To comply with:-

                  (i) all reasonable regulations reasonably made by the Landlord from time to time and notified to the Tenant in writing for the good management of the Building PROVIDED ALWAYS THAT no such regulations shall purport to amend the terms expressed in this lease and if there is any inconsistency between the terms of this lease and the regulations the terms of this lease shall prevail

                  (ii) all covenants stipulations and other matters affecting the Premises and not to interfere with any rights easements or other matters affecting the Premises

      SECURITY AND ACCESS

      (28) To use all reasonable endeavours to ensure that the Tenant's visitors to the Premises observe such security regulations which may apply to them

      HEAD LEASE

     (29)   (a)   To observe and perform the covenants and conditions on the part of the lessee contained in the Head Lease so far as they relate to the Premises except the covenant for the payment of rent and except also so far as the obligations relating to insurance fall to be observed and performed by the Landlord pursuant to clause 5(2)

            (b) Not to do or omit any act or thing which would or might cause the Landlord to be in breach of the Head Lease

      SERVICE CHARGE

      (30) To pay the Service Charge (and VAT thereon) to the Management Company at the times and in the manner provided for in clause 6 and schedule 5 without deduction or set off and to pay the Outside Normal Business Hours Charge within 10 days of demand (either annually or by monthly instalments) as the Management Company shall reasonably determine PROVIDED THAT for the period from the date hereof until the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations the Service Charge payable by the Tenant in any Accounting Period shall not exceed pounds sterling 32,190 inclusive of VAT and PROVIDED FURTHER that the Service Charge payable in respect of the twelve month period from the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations shall be pounds sterling 74,573.50 exclusive of VAT.

5.    LANDLORD'S COVENANTS

      The Landlord covenants with the Tenant:

      QUIET ENJOYMENT

      (1) That if the Tenant observes and performs its covenants contained in this lease the Tenant may peaceably hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

      INSURANCE

      (2)   (a)   To keep the Building (except all tenants' plant and
                  equipment and trade fixtures) insured against the Insured
                  Risks in the full current replacement cost

            (b) to use reasonable endeavours to procure that the interest of the Tenant is noted on the insurance policy and to use reasonable endeavours to further procure that the insurers waive any rights of subrogation against the Tenant (or any lawful subtenant occupier or invitee) and the Landlord will notify the Tenant if it is unable so to procure and will duly consider the representations of the Tenant regarding alternative insurers who may be prepared to procure that the insurers waive any subrogation rights and/or note the interest of the Tenant and will also permit the Tenant to make representations to the insurers regarding the noting of the Tenant's interest and/or waiver of rights of subrogation

            (c) On request to supply the Tenant (but not more frequently than once in any period of twelve months) with evidence of such insurance

            (d) If and whenever during the Term the Building (except as aforesaid) is damaged or destroyed by an Insured Risk and to the extent that payment of the insurance monies is not refused because of any act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant or their respective servants agents and invitees subject to clause 5(2)(b) above the Landlord will with all convenient speed take the necessary steps to obtain any requisite planning permissions and consents and if they are obtained to lay out the money received from the insurance of the Building (except sums in respect of public liability and employer's liability and loss of rent) towards replacing (but not necessarily in facsimile reinstatement) the damaged or destroyed parts (except as aforesaid) and in the case of the Premises to the Reinstatement Specification as soon as reasonably practicable (and the Landlord shall keep the Tenant informed of progress of any such insurance claims and the Landlord's proposals for compliance with this provision) PROVIDED ALWAYS THAT the Tenant shall have no claim against the Landlord under this clause 5(2)(c) in respect of the manner of replacement of the interior of any Lettable Unit other than the Premises or any alteration to the Common Parts and PROVIDED FURTHER THAT the Landlord shall not be liable to carry out the replacement if it is unable (having used all reasonable endeavours) to obtain every planning permission and consent necessary to execute the relevant work in which event the Landlord shall be entitled to retain all the insurance money received by it and if the Landlord so retains the insurance money the Tenant shall be entitled to determine this lease on not less than one month's prior written notice

            (e) In the event that the Premises have not been reinstated to the Reinstatement Specification or essential means of access thereto within the Building is not available in the circumstances contemplated in sub-clause 5(2)(d) by the date five years and eleven months following the date of such damage or destruction by an Insured Risk the Tenant may determine this lease on not less than one month's prior written notice such notice to be served (if at all) within one month after expiry of such five years and eleven months period

      HEAD LEASE

      (3)   (a)   To pay the rents reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the terms of this lease but so far only as to preserve the existence of this lease the covenants and conditions on the part of the lessee contained in the Head Lease

            (b) On the request and at the reasonable expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Head Lease

            (c) To take all reasonable steps at the Tenant's reasonable expense (to the extent possible under the Head Lease) to obtain the consent of the Superior Landlord wherever the Tenant makes application for any consent required under this lease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this lease and the Head Lease

      ELECTRICITY PROVISION

      (4) Subject to clause 7(3) to use all reasonable endeavours to provide or procure the provision of electricity to the Premises to the extent necessary to meet the requirements of the Tenant having regard to the overall electricity services design standards for the Building as a whole and to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the electricity provider chosen by the Landlord

      MANAGEMENT COMPANY ACCESS

      (5) To allow the Management Company such rights over the Building as it requires from time to time for the due and proper provision of the Services

      VAT INDEMNITY

      (6) The provisions of schedule 8 shall apply in relation to VAT liability on the rent first reserved and:-

            (a) Whenever VAT is properly chargeable in respect of any supply made hereunder by the Landlord to the Tenant the Landlord shall no later than thirty days after the due date for payment in respect of such supply issue a valid VAT invoice or audit note (as the case may be to the Tenant)

            (b) Subject to (6)(c) below all consideration payable by the Landlord to the Tenant shall be exclusive of VAT which the Landlord shall pay in addition on production of a valid VAT invoice

            (c) The capital sum referred to in clause 3 above shall be inclusive of VAT save that if the Landlord is at any stage able to recover such VAT the Landlord shall pay to the Tenant a further amount equal to VAT on the capital sum

      NAMING RIGHTS

      (7) The Landlord shall only name the Building in accordance with its postal address from time to time

      NOTIFICATION OF NOTICES

      (8) The Landlord will inform the Tenant as soon as reasonably practicable but in any event within 5 working days of receipt of the same of any notice served by the Superior Landlord alleging a breach of the Head Lease which would threaten the existence of this lease

6.    PROVISION OF SERVICES

      The Management Company covenants with the Tenant to use all reasonable endeavours:-

      (1) Well and substantially to repair and properly clean and decorate the structure of the Building (including the structure of the roofs foundations external and internal walls and columns and structural slabs of the ceilings and floors) the external surfaces of the Building (including the whole of the glazing within the external walls of the Building) and the Common Parts and (where consistent with an obligation to repair) to replace the same

      (2) To keep the Service Media designed for common or general use and the Landlord's Services Equipment in good and substantial repair and in clean condition and at all times in good and safe working order

      (3) To keep the lifts in the Building clean and in good and substantial repair and condition and at all times in good and safe working order

      (4) Provide heat and air conditioning and chilled water to the Premises (subject to the Tenant paying Outside Normal Business Hours Charge in relation to the provision of such services outside Normal Business Hours) such heat being sufficient to maintain an air temperature in the Premises measured at the main trunk connections to the floor as follows:

             Air Conditioning and Heating

                     Design Parameters:

                     External Conditions:

                            Summer       29 degrees C DB 20 degrees C WB
                            Winter       -4 degrees C DB 100% relative humidity

             Internal Conditions Office
             Accommodation -

                            Summer       22 degrees C DB + 1 degree C

                            Winter       20 degrees C DB minimum

             Humidity Office Accommodation -

                            Summer                 50%+/- 10%
                            Winter                 50%+/- 10%



            (5) To ensure that the Common Parts are at all times kept clean tidy and unobstructed

            (6) Subject to clause 7(3) and clause 7(6) to provide or procure the provision of electricity to the Premises and each and every part thereof designed to receive the same to the extent necessary to meet the reasonable requirements of the Tenant and other lawful occupiers of the Premises

            (7) To comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction relating to the Building or any part for which any tenant or occupier of the Building is not directly or exclusively liable

            (8) To ensure that at all times (meaning for the avoidance of doubt 24 hours a day during the Term) there are both such security officers at and patrolling the Building as is reasonably appropriate for premises of the same size and nature as the Building and that the main reception to the Building is properly and adequately manned

            (9)   To provide or procure the provision of:-

                  (a)   the Services during Normal Business Hours; and

                  (b) such of the Services outside Normal Business Hours as in the Management Company's reasonable discretion are appropriate to provide to a high class office building in the City of London outside Normal Business Hours; and

                  (c) such of the Services outside Normal Business Hours as the Tenant shall previously request (but subject to the Tenant being responsible for the Outside Normal Business Hours Charge)

                  (having regard in all cases to and in accordance with the overall design standards for the Building as a whole and subject to the limitations contained in Clause 7(6)) in an efficient and economic manner and in accordance with good estate management provided that the Management Company shall be entitled to employ such managing agents professional advisers contractors and other persons as it shall from time to time reasonably think fit for the purpose of the performance of the Services

      PROVIDED THAT the Management Company shall not be liable for:-

      (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or interruption in the provision of the Services or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or the Common Parts or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk

      (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Management Company PROVIDED ALWAYS that the Management Company shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED THAT:

      (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable

      (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlord's or Management Company's covenants hereunder

7.    PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED THAT:-

      FORFEITURE AND RE-ENTRY

      (1) Without prejudice to any other remedies and powers contained in this lease or otherwise available to the Landlord if

            (a) the whole or part of the rents shall be unpaid for twenty-one days after becoming payable (whether or not formally demanded) or

            (b) any of the Tenant's covenants in this lease are not performed or observed in the manner and at the times herein specified or

            (c) the guarantee granted by the Guarantor or any other guarantor of the Tenant's obligations is or becomes unenforceable (in whole or in part) for any reason whatsoever and no suitable alternative security is provided to the Landlord within a period of one month or if the Tenant (or if more than one person any one of them):-

            (d) being a company enters into liquidation whether voluntarily (except for reconstruction or amalgamation of a solvent company) or compulsorily or has a provisional liquidator or a receiver (including an administrative receiver) appointed or its directors pass a resolution to petition for an administration order or one or more of them swears an affidavit in support of such a petition or is the subject of an administration order or a petition for one or of a voluntary arrangement or a proposal for one under Part I Insolvency Act 1986

            (e) being a company incorporated outside the United Kingdom is the subject of any proceedings or event analogous to those referred to in clause 7(1)(d) in the country of its incorporation

            (f) being an individual is the subject of a bankruptcy petition or bankruptcy order or of any application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986 or otherwise becomes bankrupt or insolvent or dies the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises without prejudice to the Tenant's right to relief against forfeiture whereupon this lease shall absolutely determine but without prejudice to either party's right of action against the other in respect of any antecedent breach of the covenants in this lease

      LETTING SCHEME USE AND EASEMENTS

      (2) No letting or building scheme exists or shall be created in relation to the Building and (subject only to those easements expressly granted by this lease) neither the Tenant nor the Premises shall be entitled to any easement or quasi-easement whatsoever and nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any right easement covenant condition or stipulation enjoyed or entered into by any tenant of the Landlord in respect of property not demised by this lease or prevent or restrict the development or use of the remainder of the Building or any other land

      COMMON PARTS AND SERVICE MEDIA

      (3) Subject always to the rights of the local authority the relevant supply authorities and any other competent authority the Common Parts and the Service Media are at all times subject to the exclusive control and management of the Landlord who may from time to time (if it shall be necessary or reasonable to do so for the benefit of the Building or otherwise in keeping with the principles of good estate management) alter divert substitute stop up or remove any of them (leaving available for use by the Tenant reasonable and sufficient means of access to and egress from and servicing for the Premises)

      SERVICE OF NOTICES

      (4)   (a)   In addition to any other mode of service any notices to be served under this lease shall be validly served if served in accordance with section 196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or (in the case of any notice to be served on the Tenant) by sending it to the Tenant at the Premises PROVIDED THAT whilst the Tenant hereunder is Donaldson Lufkin & Jenrette
                  International Limited such notice shall also be served on the offices for the time being of SJ Berwin & Co (attention:
                  Edward Page) or such other firm of solicitors notified in writing to the Landlord and 277 Park Avenue New York New
                  York 10172

            (b) If the Tenant or any guarantor comprises more than one person it shall be sufficient for all purposes if notice is served on one of them but a notice duly served on the Tenant will not need to be served on any guarantor

      RENT CESSER

      (5)   If and whenever during the Term:-

            (a) the Premises (other than the Tenant's plant and equipment and tenant's fixtures) or the means of access to the Premises within the Building are damaged or destroyed by any of the Insured Risks so that the Premises are incapable of beneficial occupation and use and

            (b) subject to clause 5(2)(b)the insurance of the Building or the payment of any insurance money has not been vitiated by the act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant their respective servants agents and invitees the rent first reserved by this lease and the Service Charge or a fair proportion of them according to the nature and extent of the damage sustained shall be suspended and cease to be payable from the date of destruction or damage until whichever is the earlier of the date on which the Premises are reinstated to the Reinstatement Specification and if applicable the essential means of access within the Building are available and the date of expiry of the period for which insurance of loss of rent is effected and any dispute about such suspension shall be referred to the award of a single arbitrator to be appointed in default of agreement on the application of the Landlord or the Tenant to the President for the time being of The Royal Institution of Chartered Surveyors in accordance with the Arbitration Acts 1950 and 1979

      LANDLORD'S LIABILITY

      (6) The Landlord shall not be liable for (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Landlord PROVIDED ALWAYS that the Landlord shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED
            THAT:

      (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable)

      (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlords or Management Company's covenants hereunder

      ARBITRATION FEES

      (7) The fees of any arbitrator incurred in any arbitration proceedings arising out of this lease may be paid to the arbitrator by the Landlord or by the Tenant notwithstanding any direction or prior agreement as to liability for payment and any sums so paid for which the party who pays them initially is not ultimately liable shall be repayable on demand by the party who is liable for them

      RENT REVIEW MEMORANDUM

      (8) Forthwith after every agreement or determination of any increase in the amount of the rent reserved and made payable by virtue of schedule 4 a memorandum recording the increase shall be attached to this lease and to the counterpart and such memorandum shall be signed by or on behalf of the Landlord and the Tenant respectively

      NO WARRANTY AS TO USE

      (9) Nothing contained in this lease shall constitute or be deemed to constitute a warranty by the Landlord that the Premises are authorised under Planning Law to be used or are otherwise fit for any specific purpose

      DISPUTES

      (10)  (a)   Any dispute between the Tenant and any other tenant or
                  occupier of any part of the Building relating to any easement or right affecting the Building or any part of it shall (unless the Landlord shall by notice to the parties concerned renounce its power to determine it) be referred to the Landlord whose decision acting reasonably (acting in the capacity of an expert) shall be binding upon the parties to the dispute but the Landlord shall give written reasons for his decision

            (b) Where any issue (other than one relating to a rent review) arising out of or under or relating to the Head Lease which also affects or relates to the provisions of this lease is to be determined as provided in the Head Lease the determination of such issue pursuant to the provisions of the Head Lease shall be binding on the Tenant as well as the Landlord for the purposes both of the Head Lease and this lease

      COMPENSATION

      (11) Except where any Enactment prohibits the right to compensation being reduced or excluded by agreement, neither the Tenant nor any occupier of the Premises shall be entitled on quitting them to claim from the Landlord any compensation under the Landlord and Tenant Act 1954

      RATEABLE VALUE APPEALS

      (12)  (a)   If the Landlord or the Tenant intends to make a proposal to alter the entry for the Premises in the local non-domestic rating list it shall notify the other party of its intention and shall incorporate in the proposal such proper and reasonable representations as may be made by or on behalf of that party

            (b) The Tenant shall not agree the level of rates liability attributable to the Premises following the date hereof without the Landlord's consent (such consent not to be unreasonably withheld or delayed) PROVIDED that for the avoidance of doubt the Landlord shall not be entitled to refuse its consent to any level of rates which the Tenant has negotiated with the appropriate rating authority which is lower than any level of rates negotiated by or on behalf of the Landlord in respect of the Building on a pro rata basis

      NO WARRANTY AS TO SECURITY

      (13) Nothing contained in this lease (and no exercise of any of the Landlord's powers under this lease) shall constitute or be deemed to constitute a warranty by the Landlord that the Premises shall be kept secure or that any security service to the Common Parts shall be effective

      JURISDICTION

      (14) This lease shall be governed by and construed in all respects in accordance with the law of England and for the benefit of the Landlord the English courts shall have exclusive jurisdiction in relation to disputes arising under or connected with this lease and the Tenant agrees that any process may be served on it by leaving a copy of the relevant document at the Premises provided however that the Landlord shall retain the right at its sole election to sue the Tenant elsewhere including in the courts of the Tenant's domicile

      OVERRIDING LEASE

      (15) If at any time during the Term the Landlord shall grant a tenancy of the reversion immediately expectant on the determination of this lease whether pursuant to Section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise any covenant on the part of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further covenant also to obtain the consent of the lessor under such tenancy to such dealing

8.    LANDLORD'S GUARANTOR

      (1) The Landlord's Guarantor at the request of the Landlord and in consideration of the Tenant agreeing to take this lease covenants and agrees with the Tenant that all of the Landlord's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Landlord's obligations (notwithstanding any time or indulgence granted by the Tenant to the Landlord or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Landlord's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Landlord shall be in default

      (2) The Landlord's Guarantor at the request of the Management Company and in consideration of the Tenant agreeing to pay the Service Charge covenants and agrees with the Tenant that all of the Management Company's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Management Company's obligations (notwithstanding any time or indulgence granted by the Tenant to the Management Company or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Management Company's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Management Company shall be in default

9.    TENANT'S OPTION TO DETERMINE

      (1) The Tenant may (subject to compliance with the provisions of this clause) determine this lease as at 24th October 2008

      (2) If the Tenant wishes so to determine the Tenant shall give to the Landlord the Termination Notice such notice to expire on 24th October 2008

      (3) If the Tenant duly serves the Termination Notice it shall procure that vacant possession of the Premises will be available on 24th October free of occupation by and of any estate or interest rested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if the Tenant is in material breach of any of its covenant to pay the rents and Interim Sum contained in this lease (including those contained in this sub-clause) as at 24th October 2008 except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them

10.   GUARANTEE AND GUARANTOR'S INDEMNITY

      The Guarantor at the request of the Tenant and in consideration of the grant of this lease covenants and agrees with the Landlord and during the Term and any period of holding over continuation or extension thereof whether by an Enactment common law or otherwise (subject to clause 4(15)):-

      (1) The rents reserved by this lease (whether or not ascertained as to amount) will be duly paid and that all the Tenant's obligations contained in it will be performed and observed in the manner and at the times herein specified and that if there is any default in paying the rents or in performing and observing the Tenant's obligations (notwithstanding any time or indulgence granted by the Landlord to the Tenant or compromise neglect or forbearance on the part of the Landlord in enforcing the observance and performance of the Tenant's obligations in this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant) the Guarantor will observe and perform the obligations in respect of which the Tenant shall be in default and will on demand and on a full indemnity basis pay to the Landlord an amount equivalent to the rents or other amounts not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the default (and in the event of non-payment shall pay interest at the Interest Rate from the date of demand to the

            Guarantor until the date of payment) and will otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-performance or non-observance

      (2) If any liquidator or other person having power to do so disclaims this lease or if it shall be forfeited or if the Tenant ceases to exist and if the Landlord by written notice served within three months after the date of disclaimer or forfeiture or the Landlord having actual knowledge of the cesser of existence of the Tenant (each a "Trigger Event") requires the Guarantor to accept a lease of the Premises for a term computed from the date of the Trigger Event to the date on which the Term would have expired by effluxion of time and at the same rents and subject to the same covenants stipulations conditions and provisions (except that the Guarantor shall not be required to procure that any other person is made party to that lease as guarantor) as are reserved by and contained in this lease immediately before the Trigger Event and with coincidental Review Dates (the said new lease and the rights and liabilities thereunder to take effect as from the date of such Trigger Event) the Guarantor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord upon demand against the costs incurred on the grant of the new lease

      (3) The liability of the Guarantor hereunder shall not be released reduced affected or prejudiced by reason of:-

            (a) any variation or waiver of or addition to the terms of this lease or any of them agreed between the Landlord and the Tenant or

            (b) the surrender by the Tenant of part of the Premises (in which event the liability of the Guarantor shall continue in relation to the Tenant's obligations in respect of the part of the Premises not so surrendered) or

            (c) any legal limitation immunity disability incapacity occurrence of insolvency or the winding-up of the Tenant or

            (d) (without limitation to the foregoing) of any other act or thing act or thing by which (but for this provision) the Guarantor would have been discharged or released (in each case in whole or in part) from liability under this guarantee and indemnity or any combination of any two or more of such matters

      (4) If a Trigger Event occurs and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 8(2) the Guarantor shall pay to the Landlord on demand (in addition to any other loss damage costs charges expenses or other liability which the Guarantor may be required to make good hereunder and without prejudice to any other rights of the Landlord) an amount equal to the rents which would have been payable hereunder but for such Trigger Event (so far as such rents do not otherwise continue to be payable) for the period commencing on the date of such Trigger Event and ending on whichever is the earlier of the date one year after the date of such Trigger Event and the date (if any) upon which rent is first payable in respect of the whole of the Premises on a reletting thereof

      (5) Without prejudice to the rights of the Landlord against the Tenant the Guarantor shall be a principal obligor in respect of its obligations under this clause and not merely a surety and accordingly the Guarantor shall not be discharged nor shall its liability hereunder be affected by any act or thing or means whatsoever by which its said liability would not have been discharged if it had been a primary debtor

      (6) The Guarantor shall pay all reasonable charges (including legal and other costs on a full indemnity basis) incurred by the Landlord in relation to the Landlord's enforcement of this guarantee and indemnity against the Guarantor or for enforcing payment by the Guarantor of amounts indemnified by it hereunder

      (7) The Landlord may at its option enforce the terms of this guarantee and indemnity against the Guarantor without having first enforced the covenants and terms of this lease against the Tenant and also without first having recourse to any other rights or security which the Landlord may have obtained in relation to this lease

      (8) The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the obligation of the Tenant under this lease or to any right of subrogation in respect of any such security until all the obligations owed to the Landlord by the Tenant and the Guarantor hereunder have been fully and unconditionally fulfilled and discharged

      (9) The Guarantor shall not claim in any liquidation bankruptcy composition or scheme of arrangement in respect of the Tenant in competition with the Landlord and if and to the extent that it receives the same shall remit to (and until remission shall hold in trust for) the Landlord all and any monies received from any liquidator trustee receiver or out of any composition or arrangement or from any supervisor thereof until all the obligations of the Tenant and the Guarantor hereunder owed to the Landlord have been fully and unconditionally fulfilled and discharged

      (10) This guarantee and indemnity shall enure for the benefit of the Landlord's successors in title under this lease without the necessity for any assignment thereof

      (11) While Donaldson, Lufkin & Jenrette International Limited remains the Tenant this guarantee and indemnity shall only apply if and for so long as the total shareholders funds and reserves of Donaldson, Lufkin & Jenrette International Limited are or fall below the value of Fifty million pounds (pounds sterling 50,000,000) AND Donaldson, Lufkin & Jenrette International Limited and Donaldson, Lufkin & Jenrette Inc. shall notify the Landlord at the beginning of each period in which this guarantee and indemnity applies and again when it ceases to apply AND for the avoidance of doubt this guarantee (subject to compliance by the Tenant with clause 4(15)) shall automatically cease on any lawful assignment of this lease (but without prejudice to either party's rights against the other in respect of any antecedent breaches of this lease) unless in the circumstances contemplated by clause 4(15)(g)(ii)(b) it is reasonable for Donaldson Lufkin & Jenrette Inc. to remain the guarantor hereunder of the liabilities of Donaldson, Lufkin & Jenrette International Limited PROVIDED FURTHER that Donaldson, Lufkin & Jenrette Inc. shall in such circumstances automatically be released on a second assignment of this lease

11.   STAMP DUTY CERTIFICATE

      It is hereby certified that there is no agreement for lease to which this lease gives effect

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

                                  SCHEDULE 1

                                (THE PREMISES)

ALL THOSE office premises situate on the twenty-third floor and being part of the Building which are shown on the Plans and thereon verged red for identification purposes only ALL which premises include:-

(a) the plaster linings and other interior coverings and facing materials of all walls and of any columns within or bounding the said premises

(b) the screed the raised floor the fixed and unfixed floor coverings and all materials lying between the upper surface of the structural floor slab and the raised floor surface

(c) the ceilings including all materials forming part of them lying and the void space (if any) above such ceilings but below the lower surface of the structural ceiling slab

(d)   all non-load bearing walls lying within the said premises

(e) all plant and other apparatus and conducting media which are designed to serve the said premises exclusively including any which the Landlord may permit under clause 4(14) and whose operation does not have any impact on the central building systems

(f)   the following items supplied and fitted by the Landlord:-

      (i) venetian horizontal perforated blinds on the inside of the external windows of the Premises

      (ii)  electricity check meter

but exclude:-

(i)   all Service Media and Landlord's Services Equipment and

(ii) the load bearing structure of the Building including the load bearing structure of the roofs foundations external and internal walls and columns and the structural slabs of the ceilings and floors and

(iii) the external surfaces of the Building and the whole of the window glazing and window frames and other fenestration units constructed in the external walls and in the other boundaries of the said premises

                                  SCHEDULE 2

                        (EASEMENTS AND RIGHTS GRANTED)

1. The right in connection with the Permitted Use subject to the provisions of clause 7(3) and subject to compliance with all reasonable rules and regulations in connection with the exercise of such right as may be prescribed from time to time by the Landlord:-

      (1) for the Tenant its employees servants and duly authorised agents invitees and visitors for the purpose only of ingress and egress to and from the Premises to use the Common Parts and to use all means of escape but only when needed in an emergency and

      (2)    to use the Service Media

2. The right of support shelter and protection for the Premises from any adjoining or neighbouring parts of the Building as enjoyed by the Premises at the date of this lease

3. The right to have displayed the name or trading style of the Tenant and any authorised sub-tenants or permitted occupiers (subject to a maximum of four names at any particular time) on the signboard in the entrance lobby of the Building provided by the Landlord pursuant to paragraph 14 of Part I of schedule 6 and the right to install a sign displaying the name of the Tenant at the entrance to the Premises the precise location size and style of such sign to be subject to the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

4. The right to install a supplementary air conditioning system and UPS within the 14th floor plant area in the Building in a manner and in a location to be approved by the Landlord such approval not to be unreasonably withheld or delayed (in accordance with the provisions of clause 4(12)) and a right of access to such 14th floor plant area at all reasonable times on reasonable prior notice (save in the case of emergency) for repair and maintenance and PROVIDED that on determination of the Term the Tenant shall remove any such installation and reinstate the plant room area to the reasonable satisfaction of the Landlord (making good all damage caused in such removal)

5. The right to use and to have reasonable access for repair and maintenance (on reasonable prior written notice to the Landlord) those works or installations within or on the Building (but outside the Premises) for which consent has been given pursuant to the Agreement for Initial Alterations

6. The exclusive right to use the lavatories on the same floor as the Premises subject to the Tenant being responsible for all elements of Service Cost relating to such toilets should any other tenant of accommodation in the Building object to meeting any proportion of Service Cost in relation to such facilities (on the basis of such exclusive use)

                                  SCHEDULE 3

                         (EXCEPTIONS AND RESERVATIONS)

1. The right to build alter or extend (whether vertically or laterally) any building notwithstanding that the access of light and air or either of them to the Premises and the lights windows and openings thereof may be affected

2. The right at reasonable times on reasonable prior written notice (except in an emergency where no notice need be given) to enter upon the Premises as often as may be necessary for the purpose of complying with the covenants of the Head Lease for all the purposes for which the Tenant covenants in this lease to permit entry and for all purposes in connection with the carrying Out of the Services and for the purposes of complying with any statutory requirements

3. The right to use and to construct inspect maintain repair divert and otherwise alter stop up and relay and to make connections to any Service Media in on or under the Premises at any time during the Term for the benefit of any other part of the Building or any adjacent or neighbouring land

4. The right to erect and maintain scaffolding on or against any part of the Building so long as reasonable and sufficient means of access to and egress from and servicing the Premises are maintained

5. All rights of light air and other easements and rights (but without prejudice to those expressly granted by this lease) enjoyed by the Premises from or over any other part or parts of the Building or any adjacent or neighbouring land

6. The right of support protection and shelter for the benefit of other parts of the Building from the Premises

7. The right for one or more members of any security staff employed by the Landlord or its agents at any time or times on reasonable prior notice (save in the case of emergency where no notice is required) to enter the Premises if it shall be considered necessary or desirable so to do in connection with the security of the Building

8. The right for the tenant or occupier of any other part of the Building authorised by the Landlord having first given reasonable written notice to the Tenant at reasonable times in the daytime and at any time and without notice in case of emergency to enter the Premises for the purpose of repairing that other part of the Building making good any damage so caused to the reasonable satisfaction of the Tenant

9. The rights reserved to the Superior Landlord (by covenant or by express reservation) in the Head Lease

PROVIDED ALWAYS THAT if the Landlord or its employees or the persons authorised by the Landlord exercises any of the rights by carrying out work on the Premises it shall cause as little inconvenience as possible and as soon as reasonably practicable make good any damage caused to them unless the right has been exercised because of some breach by the Tenant or by any person claiming through it

                                  SCHEDULE 4

               (THE FIRST RESERVED RENT AND THE REVIEW THEREOF)

1. In this schedule the following expressions have the respective specified meanings:-

      (1) "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date

      (2) "Review Rent" means the yearly market rent which might reasonably be expected to be payable following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out during which no rent or a concessionary rent is payable or following the payment of any capital sum or fitting out contribution which might be negotiated in the open market for the purposes of fitting out (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period or capital sum or fitting out contribution and has used the same fully to fit out the Premises for the Permitted Use to the lessee's particular requirements) if the Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession on the relevant Review Date without fine or premium for a term of ten years computed from the relevant Review Date taking into account the lessee's right at the expiration of the term to be granted a new tenancy under
             Part II Landlord and Tenant Act 1954 and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at five-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:-

            (a) the Permitted Use and the Premises comply with Planning Law and every other Enactment free from any onerous condition restriction and limitation and that the lessee may lawfully implement and carry on the Permitted Use

            (b) no work has been carried out to the Premises which has diminished their rental value

            (c) in case the Building or any part of it has been destroyed or damaged it has been fully restored

            (d) the Premises have been fitted out to no less standard than that set out in the Reinstatement Specification but disregarding any effect on rent of:-

            (i) the fact that the Tenant or any underlessee or other permitted occupier or their respective predecessors in title has been or is in occupation of the Premises

            (ii) any goodwill attached to the Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other permitted occupier

            (iii) (without prejudice to paragraphs 1(2)(b) and 1(2)(c) of this schedule) any works carried out to the Premises during the Term by the Tenant or any permitted underlessee in either case at its own expense in pursuance of a licence granted by the Landlord where required and otherwise than in pursuance of any obligation to the Landlord

            (iv) the works carried out to the Premises by the Tenant or carried out by the Landlord at the expense of the Tenant pursuant to the Agreement for Initial Alterations

      (3) "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 3(1) of this schedule and if to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors the said President to be requested to nominate an independent chartered surveyor having not less than ten years practice in the City of London next before the date of his appointment and recent substantial experience in the letting and valuation of office premises of a similar character and quality to those of the Premises and who is a partner or director of a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

2. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:-

      (1) the Current Rent (ignoring for this purpose any rent cesser pursuant to clause 7(5)) and

      (2)   the Review Rent

3. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:-

      (1) the Review Surveyor shall (in the case of agreement about his appointment) be forthwith appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant

      (2) Unless the Landlord and the Tenant agree that the Review Surveyor shall act as an expert (which after the appointment has been made they may not do save with the consent also of the Review Surveyor) he shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979

      (3) If the Review Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall stipulate a proposal for the Review Rent supported (if so desired by the Landlord or the Tenant) by any or all of:-

             (i)   a statement of reasons

             (ii)  a professional rental valuation and (separately and later)

             (iii) submissions in respect of each other's statement of reasons and valuation

             but he shall not be bound thereby and shall make the determination in accordance with his own judgment (including any determination concerning any party's liability for the costs of the reference to him) save in respect of points of law

      (4) If the Review Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of another Review Surveyor

4. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:-

      (1)    continue to pay the Current Rent on account and

      (2) pay the Landlord within seven days after the agreement or assessment of the Review Rent the amount (if any) by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period plus interest at three per cent below the Interest Rate for each installment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the installment was due up to the date of payment of the shortfall)

5. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then when the restriction is released the Landlord may at any time within six months after the date of release give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date

                                  SCHEDULE 5

                             (THE SERVICE CHARGE)

1.    In this schedule:

      "ACCOUNTING PERIOD" means the period from and including 1st January to and including 31st December in any year or such other period of twelve months as the Management Company shall reasonably determine from time to time

      "EXPERT" means a chartered surveyor experienced in the administration and apportionment of service charges for buildings similar to the Building as agreed upon by the Management Company and the Tenant or on failure to agree appointed at the request of either party by the President Provided that where an Expert has previously been agreed or appointed in relation to any matter in connection with the Service Cost or the allocation of the Service Cost between the tenants of the Building (whether or not pursuant to the terms of this Underlease) the Management Company or the Tenant shall be entitled if reasonable to require that the same Expert be appointed

      "INTERIM SUM" means a fair and reasonable yearly sum assessed by the Management Company acting reasonably on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

      "RESERVE" means the total of the amounts received by the Management Company in respect of the matters referred to in paragraph 2(B) of this schedule

      "SERVICE CHARGE" means the proportion or proportions of the Service Cost attributable to the Premises determined in accordance with the provisions of this schedule payable from the date hereof

      "SERVICE CHARGE CERTIFICATE" means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 5 of this schedule and prepared by the Management Company's surveyor or auditor

      "SERVICE COST" means the total sum calculated in accordance with paragraph 2 of this schedule

2.    The Service Cost shall be the total of:-

      (A) the reasonable cost properly incurred by the Management Company in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the costs and expenses set out in Part II of schedule 6 (insofar as the same are reasonable and properly incurred) and any other reasonable costs and expenses properly incurred by the Management Company or with the Management Company's authority in connection with the Services but excluding for the avoidance of doubt

            (i) any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant (which shall be charged direct to the Tenant) or of any other tenant or tenants of the Building and

            (ii) any Value Added Tax which the Management Company may incur of and incidental to the provision of the Services and which is recoverable as input tax by the Management Company

            (iii) any cost or expense incurred in making good any damage caused by any of the Insured Risks

      (B) an amount (to be revised annually by the Management Company at its reasonable discretion) to be charged in any Accounting Period as a contribution to the establishment and maintenance of a reserve towards the estimated cost to the Management Company of the provision of the Services such amount to be ascertained on the assumption (inter alia) that the cost of replacement of items of plant machinery equipment and other capital items is calculated on such life expectancy of the said items as the Management Company may from time to time reasonably determine to the intent that a fund be accumulated sufficient to cover the cost of replacement of the said items by the end of their anticipated life

      PROVIDED THAT nothing herein contained shall oblige the Management Company to maintain the Reserve or a reserve sufficient to cover the whole of the cost of replacement of any plant machinery equipment or other capital items and provided further that any expenditure on any items in respect of which any sums shall have been included in the Reserve during an Accounting Year shall at the Management Company's reasonable discretion as to the amount thereof if any be met out of the Reserve AND PROVIDED THAT in respect of any costs or expenses not incurred exclusively in connection with the provision or carrying out of the Services a fair proportion only of such costs and expenses shall be included in the Service Cost

3.   (A)   The Service Charge payable by the Tenant for any Accounting Period shall be a fair proportion of the Service Cost attributable to the Premises from time to time as properly determined by the Management Company (and so in proportion for any Accounting Period not falling wholly within the Term the Service Cost in any such case being deemed to accrue on a day to day basis for the purpose of apportionment)

      (B) If at any time and from time to time during the Term the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Cost in relation to any item of the Services shall change and as a result it is reasonable that there be an alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in every such case the Management Company shall vary and amend the Service Charge and make appropriate adjustments thereto provided always that in the event of any dispute between the Management Company and the Tenant and the other tenants of the Building or any of them the same shall be referred to the Expert for determination (the Expert to act as an expert and not as an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decisions as to the responsibility for his costs)

      (C) The fair proportion to be determined by the Management Company in paragraph 3(A) above shall be determined on the basis that all accommodation within the

            Building let or occupied or designed contracted or adapted for letting or occupation (other than management accommodation) is fully let on terms which include service charge provisions consistent with the service charge provisions contained in this lease (save where otherwise specified herein) and such proportion shall not be increased or altered by reason of the fact that at any time any part of such accommodation may be vacant or that any tenant or other occupier of any other part of the Building may default in payment of its due proportion of the Service Cost

4.    (A)   The Tenant shall pay to the Management Company the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days unless the Management Company shall reasonably anticipate that amounts to be incurred during the year immediately next following are anticipated as being incurred in accordance with a programme of non equal expenditure in which event the Management Company shall serve notice to such effect upon the Tenant and shall thereupon be entitled to require amounts of the Interim Sum to be paid by advance quarterly instalments of unequal amounts reasonably stipulated by the Management Company

      (B) The Management Company shall be entitled to require as part of the Interim Sum payments in advance on account of the cost of the consumption of and supply charges in respect of electricity consumed within the Premises (save for any amounts which are invoiced directly by London Electricity plc to the Tenant) such sums not to exceed a fair and proper estimate of amounts reasonably anticipated by the Management Company as falling due within the next quarter

      (C) If the Tenant consistently requests the provision of any of the Services outside Normal Business Hours the Management Company shall be entitled in addition to require the Tenant to pay along with payments of the Interim Sum a fair and proper estimate of amounts likely to be payable by the Tenant in the next quarter on account of such Services in accordance with the terms of this lease

      (D) The Interim Sum for the Accounting Period ending 31st December 1996 shall be pounds sterling 74,000

      (E) Either before or as soon as practicable after the commencement of every Accounting Period the Management Company shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 6 and 7 of this schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by sub-paragraph (A) of this paragraph of this schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period

5.    (A)   As soon as practicable after the expiry of every Accounting Period
            (and in any event within 4 months after such expiry) the Management Company shall serve or cause to be served a Service
            Charge Certificate on the Tenant for the relevant Accounting
            Period

      (B) A Service Charge Certificate shall contain a summary of the Service Cost in respect of the Accounting Period to which it relates and the relevant calculations showing the Service Charge

      (C) The Tenant may request further details of the breakdown of the expenditure under any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Management Company within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Management Company shall furnish to the Tenant all such relevant details in its possession or control or which can reasonably be obtained by it as relate to the expenditure under the item or items in question at the cost of the Tenant (include all books of account receipts demands and invoices) PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time (but without prejudice to any challenge claim or dispute that the Tenant may have made or may make in the future in respect of its Service Charge liability or otherwise)

6. Within fourteen days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall (without prejudice to any challenge claim or dispute as aforesaid) pay to the Management Company or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Management Company and in the event that such excess is not received in cleared funds by the Management Company within 14 days of the due date for payment it shall attract interest at the Interest Rate calculated for the period commencing on the due dates for payment and ending on the date the sum is subsequently received by the Management Company notwithstanding that the Term may have expired or been determined before the service by or on behalf of the Management Company of the relevant Service Charge Certificate

7. If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount which the Interim Sum exceeds the Service Charge shall be accumulated by the Management Company and shall be applied in or towards the Service Charge for the next following Accounting Period or Accounting Periods or at or after the end of the Term repaid to the Tenant within 14 days after preparation of the Service Charge Certificate and the event that the excess is not received by the Tenant on the due date for payment it shall attract interest at the Interest Rate for the period commencing as the due date for payment and ending on the date that the sum due is received in cleared funds by the Tenant

8. Unless challenged by the Tenant pursuant to the provisions of paragraph 9 of this schedule every notice certificate calculation determination or assessment made by or on behalf of the Management Company referred to in this schedule shall (save where a manifest error appears) be conclusive and binding upon the parties hereto

9. The Tenant (acting reasonably) may at any time within six months after the submission of a Service Charge Certificate challenge it on any reasonable ground (including without limitation on the ground that the Service Charge therein stated exceeds the Service Charge which should have been payable had the provisions of this lease been properly adhered to) Provided that the Tenant gives notice with full particulars of its ground of alleged challenge and in any such case:

      (A) any sum due to or payable by the Management Company pursuant to paragraphs 6 and 7 above shall still be paid or allowed pending resolution of the Tenant's challenge as if the Service Charge Certificate were correct

      (B) the Management Company and the Tenant shall endeavour to resolve the relevant issue but if they cannot do so the issue in dispute shall be referred to the Expert (acting as an expert and not an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decision as to the responsibility for his costs)

      (C) such adjustments to the Service Charge Certificate as may be required to be made in consequence of the resolution of the dispute shall be paid as soon as reasonably practicable after such resolution and any sum due to or payable by the Management Company shall then be paid or allowed (as the case may be) immediately together with interest at three per cent below the Interest Rate on such sum during the period which it has been underpaid or overpaid

10. All sums obtained from the Tenant and any other tenants or occupiers of the Building towards the Service Cost and sums collected in respect of the Reserve shall each be placed in separate interest bearing designated deposit accounts to be applied only towards the cost of providing the Services and all interest accrued on such deposit account shall be credited (net of tax) to the account

11. The Management Company will account to the Landlord as soon as practicable following expiry of each Accounting Period for that part of the Service Charge which relates to costs directly incurred by the Landlord and not by the Management Company including (but not limited to) the costs referred to in paragraphs 5 7 8 9 and 12 of Part II of schedule 6

12. If in the Management Company's reasonable discretion any of the Services have to be provided to a greater extent (or the cost of provision of such Services is greater) than would normally apply in the context of the general management of the Building in accordance with this lease as a result either:-

      (a) of a specific request by the Tenant (with or without other tenants or occupiers of accommodation in the Building); or

      (b) where such provision is required in the interests of good estate management as a result of any acts or omissions of the Tenant in relation to its use and occupation of the Premises then the Management Company shall be entitled to require the Tenant to meet the cost of such provision (or a fair proportion thereof determined by the Management Company) within 10 working days following a demand by the Management Company

                                  SCHEDULE 6

                                  (SERVICES)

                                    PART I

1. Inspecting maintaining repairing amending altering and (where consistent with an obligation to repair) rebuilding and renewing and where appropriate treating washing down painting and decorating all load bearing and other structural parts of the Building and the relevant parts of it described in paragraphs (ii) and (iii) of schedule 1

2. inspecting servicing maintaining operating and repairing and (where consistent with an obligation to repair) renewing amending overhauling and replacing the Landlord's Services Equipment and all other apparatus plant machinery and equipment within the Building (if any) from time to time excluding any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

3. Inspecting servicing maintaining operating repairing cleansing emptying amending altering and renewing overhauling and replacing all Service Media

4. Keeping the Common Parts and the car park within the Building properly cleansed decorated treated maintained and lit to such standard as the Management Company may from time to time consider adequate but the Common Parts and the car park shall be operational 24 hours a day 7 days a week

5. Providing such mechanical ventilation heating and (if deemed reasonably desirable by the Management Company) cooling for such parts of the Building and for such hours and times of the year (subject to clause 6) as the Management Company shall in its discretion reasonably determine save that such mechanical ventilation heating and cooling for the lifts lobby and entrance halls and toilets shall be provided throughout Normal Business Hours and at the request of the Tenant outside those hours subject to the Outside Normal Business Hours Charge

6. Providing and maintaining at the Management Company's discretion any furniture architectural or ornamental features or murals and any horticultural displays plants shrubs trees or garden area in the Common Parts and maintaining the same

7. Supplying whether by purchase or hire and maintaining (and where consistent with an obligation to repair) renewing replacing repairing servicing and keeping in good and serviceable order and condition all fixtures and receptacles appliances materials equipment plant and other things which the Management Company may reasonably deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building or any part of it or otherwise in connection with the provision of the Services

8. Cleaning as frequently as the Management Company shall in its reasonable discretion consider adequate the exterior and interior of all window glazing and window frames and other fenestration units in the Common Parts and the outside of the window glazing referred to in paragraph
      (iii) of schedule 1 and the maintenance cleansing repair inspection and (where necessary) renewal or replacement of all window cleaning) cradles carriageways and runways

9. Providing a security service 24 hours a day to the Common Parts (including the ground floor entrance hall at times when receptionists are not present) and the car park within the Building including where reasonably appropriate in the Management Company's judgment closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Building

10. Disposing of refuse from the Building (including collecting and compacting or otherwise treating or packaging as the Management Company reasonably thinks fit such refuse and if necessary pest control) and (and where consistent with an obligation to repair) the provision repair maintenance and renewal of any plant and equipment in connection therewith

11. Maintaining 24 hours a day 7 days a week an adequate supply of hot and cold water and supplying washing and toilet requisites in the lavatory accommodation in the Building

12. Such rodent or other pest control in the Building as the Management Company shall reasonably consider necessary or desirable

13. Providing one or more receptionists and/or security in the ground floor entrance hall of the Building 24 hours a day 7 days a week

14. Providing and maintaining a signboard in the entrance lobby of the building for the display of tenants' names

15. Controlling so far as practicable 24 hours a day 7 days a week traffic flow within the car park in the Building and traffic and parking therein and for that purpose to provide such working and mechanical systems as the Management Company considers appropriate including wheel clamping immobilising and removal of vehicles

16. Providing and maintaining a post room facility for the reception of mail to the Building


17. Complying with the obligations on the part of the tenant contained in the Head Lease save for the payment of rent

18.   Complying with the obligations set out in clause 6

19. Any other services relating to the Building or any part of it provided by the Management Company from time to time which shall be:-

      (1) reasonably capable of being enjoyed by the occupier of the Premises or

      (2) reasonably calculated to be for the benefit of the Tenant and other tenants of the Building or

      (3) appropriate for the maintenance upkeep or cleanliness of the Building or

      (4)   otherwise in keeping with the principles of good estate management

      PROVIDED ALWAYS that

      (i) Where in this schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it

      (ii) The Management Company shall subject to clause 6 when reasonable have the right to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this schedule if the Management Company shall having regard to the principles of good estate management reasonably deem it desirable or expedient so to do but before so doing the Management Company shall notify all the tenants in the Building but in the event of any failure of any of the Services shall use all reasonable endeavours to restore the said Service

      (iv) The Management Company or the managing agents may temporarily withdraw any item of Services matter or thing specified in this schedule if in their reasonable opinion such withdrawal is in the interest of good estate management or if such withdrawal is due to circumstances beyond the control of the Management Company

                                    PART II

1. All fees and disbursements of any individual or firm or company employed or retained by or on behalf of the Management Company or its agents (including without limitation managing agents fees) for or in connection with:-

      (1)    any surveying or accounting functions for the Building and

      (2) the performance of the Services or any of them and any other duties in or about the Building or any part of it relating to the general management administration security maintenance protection and cleanliness of the Building

2. The reasonable fees of the Management Company for any of the Services or for the functions and duties referred to in paragraph 1 of this Part of this schedule which shall be undertaken by the Management Company and not by a third party

3. The cost (in addition to any fees referred to in paragraph 2 and where the context permits paragraph 1 of this Part of this schedule) of employing (whether by the Management Company or any managing agents or any other individual or firm or company) such staff as the Management Company may in its reasonable discretion consider appropriate for the performance of the Services and the functions and duties referred to in paragraph 1 of this Part of this schedule and all other incidental expenditure in relation to such employment including without prejudice to the generality of the foregoing:-

      (1) salaries wages pensions and pension contributions benefits in kind and other emoluments and National Insurance and other statutory contributions or levies

      (2)    the provision of uniforms and working clothing

      (3) the provision of vehicles tools appliances cleaning and other material fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same and

      (4) a reasonable notional rent for any premises reasonably provided rent free for every such person's use occupancy or residence

4. The cost of entering into any contracts for the carrying out of all or any of the Services

5. All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:-

      (1)    the whole of the Common Parts or any part of them

      (2) any residential accommodation provided for caretakers and other staff employed in connection with the Building and any other premises provided as referred to in paragraph 3(4) of this Part of this schedule excluding any tax (other than VAT) payable by the Landlord as a direct result of any actual or implied dealing with the reversion of any Lease or of the Landlord's receipt of income

6. The cost of the supply of water electricity gas oil and other fuel for the provision of the Services and the cost of any electricity generating transforming monitoring metering and distribution plant machinery and equipment in or servicing the Building

7. The cost which the Landlord may be called upon pursuant to any Enactment to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Service Media or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

8. The cost of taking all steps deemed desirable or expedient by the Landlord and/or the Management Company for complying with or making representations against or otherwise contesting the incidence of the provisions of any Enactment relating to or alleged to relate to the Building or any part or it for which any tenant is not directly and exclusively liable

9. The cost to the Landlord and/or the Management Company of abating any nuisance in respect of the Building or any part of it insofar as the same is not the liability of any tenant

10. Any interest and fees incurred in respect of money borrowed in unforeseen or emergency circumstances to finance the provision of the Services and the costs referred to in this Part of this schedule or any of them

11. Any VAT (or any tax of a similar nature which may be substituted for or levied in addition to it) incurred by the Management Company on any other amount comprised in the Service Cost save to the extent that the Management Company obtains credit for such VAT incurred by the Management Company pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

12. A reasonable notional rent for any management accommodation provided within the Building to facilitate the provision of the Services

13. All other reasonable actual costs properly incurred in connection with the provision of the Services

                                  SCHEDULE 7

                   (MATTERS TO WHICH THE DEMISE IS SUBJECT)

1. The entries on the registers of Title Number NGL272172 as at the date hereof

2. Agreement dated 24th November 1995 between The Prudential Assurance Company Limited (1) 99 Bishopsgate Limited (2) The Scottish Amicable Life Assurance Society (3)

                                  SCHEDULE 8

                         PROVISIONS FOR VAT INDEMNITY

                                    PART I

1.    Additional Definitions:

      "TAX CREDIT" means a credit in respect of, or repayment of, input VAT, arising by virtue of and determined in accordance with sections 24, 25 and 26 Value Added Tax Act 1994 and regulation made thereunder

      "TENANT'S AUDITORS" means the auditors for the time being of the Tenant provided that they are one of the following firms of accountants - Deloitte Touche, Coopers and Lybrand, Ernst & Young, KPMG, Price Waterhouse or Arthur Andersen - or such other reputable firm or accountants as the Landlord has previously approved for the purpose of this schedule 8 (such approval not to be unreasonably withheld or delayed).

      "VAT ELECTION" means an election under paragraph 2 of Schedule 10 Value Added Tax Act 1994 made by the Landlord or any person of whom the Landlord is a "Relevant Associate" within the meaning of paragraph 3(7) of Schedule 10 or any other election or voluntary act by the Landlord or any person connected with the Landlord (as determined under the provisions of Section 839 of the Income and Corporation Taxes Act 1988) which results in VAT being payable on the rent first reserved by this lease

      "VAT YEAR" means a tax year for Value Added Tax purposes determined in accordance with Part XIV of the Value Added Tax Regulations 1995.

      "VAT YEAR CERTIFICATE" means the certificate to be provided by the Tenant following the end of the Tenant's VAT Year in the form set out in
      Part II of this Schedule.

2.    Payment of VAT - no VAT Election

      In the event that the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would be a taxable supply whether or not a VAT Election has effect in respect of the Premises, the Tenant shall pay such VAT in addition to the rent first reserved without any adjustment of rent first reserved under this schedule.

3.    Adjustment of rent first reserved and payment of VAT - VAT Election made

      If and for all periods where the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would not be a taxable supply but for a VAT Election having effect in respect of the Premises, the rent first reserved shall be adjusted to such amount as when aggregated with that part of the VAT chargeable thereon in respect of which the Tenant does not obtain a Tax Credit, equals the rent first reserved which would have been paid had no VAT Election been made.

4.    Determination of adjustment of rent first reserved

4.1 At least 28 days prior to (a) 29th September 1998 and (b) every subsequent anniversary thereof the Tenant shall serve a VAT Year Certificate on the Landlord. Where the Tenant has served such VAT Year Certificate (or is deemed to have done so pursuant to paragraph 4.2 of this Part I below), the Tenant shall pay the amounts (including the VAT) stipulated (or deemed to be stipulated) in paragraph 3 of such VAT Year Certificate on the due date for payment of the next installment of the rent first reserved (and on the due date for subsequent instalments), subject however to paragraph 4.3 of this Part I below.

4.2 If the Tenant fails to serve a VAT Year Certificate at least 28 days prior to the due date for payment of the sum in respect of which paragraph 3 above will apply, the Tenant shall be deemed to have served a VAT Year Certificate specifying in paragraph 1 thereof the same estimated proportion as stated in the previous VAT Year Certificate served, or if no previous VAT Year Certificate has been served by the Tenant at any time prior to the due date for any VAT Year Certificate an estimated proportion of nil per cent. If the Tenant fails to serve a VAT Year Certificate on more than one consecutive occasion the Tenant shall be deemed, on the second failure and any subsequent failure, until service of the next VAT Year Certificate, to have served a VAT Year Certificate specifying in paragraph 1 thereof an estimated proportion of nil per cent.

4.3 The VAT Year Certificate shall be final and binding unless the Landlord notifies the Tenant within 30 days after the date on which a VAT Year Certificate has been served that it disputes the VAT Year Certificate on the grounds of manifest error. Unless such notification is given, no further adjustments (other than those covered by the VAT Year Certificate) shall be made in respect of any instalments of rent first reserved in the VAT Year covered by the aforementioned VAT Year Certificate. Whether or not the Landlord notifies the Tenant that it disputes any amount, the Tenant shall pay on the due date for payment of the next installment of rent first reserved immediately following the service of the VAT Year Certificate to which the dispute relates, the amount stipulated in paragraph 3 of the VAT Year Certificate.

4.4 If the Review Rent is not agreed or determined until after a relevant Review Date, the amount of any increase to be paid pursuant to paragraph 2 of schedule 4 of this lease shall (if paragraph 3 above applies at that time) be adjusted on the basis of the last VAT Year Certificate. The adjustment amount shall be paid at the time when the amount of any unadjusted increase would have been due to be paid and the provisions of this schedule shall apply as if the amount of the increase were an amount to which paragraph 3 of Part I of this schedule 8 applied.

4.5 The Landlord may notify the Tenant in writing at any time within five days of the service of any VAT Year Certificate (or within five days of the last date on which the Tenant should have served a VAT Year Certificate and is therefore deemed to have served one) that it requires the Tenant to obtain a certificate from the Tenant's Auditors at the Tenant's cost (if adjustments are required following such process) or at the Landlord's cost (if no such adjustments are required) in the form set out in the VAT Year Certificate. The Tenant's Auditor's certificate shall be provided at least eight days prior to the date of payment of the rent first reserved to which such certificate relates, together with the Tenant's revised VAT Year Certificate (if required in order for the Tenant's Auditors to be able to provide a certificate). The Tenant shall pay in accordance with paragraph 4.1 above the amount stipulated in accordance with paragraph 3 of such VAT Year Certificate (as revised, if required) on the date for payment of the rent first reserved.

4.6 If adjustments are required pursuant to any VAT Year Certificate as a result of the proportion of VAT for which the Tenant has obtained or will obtain a Tax Credit differing from the proportion previously taken into account in calculation any payment, any such difference shall be taken into account (after having determined the amount of rent first reserved payable in respect of the next quarter in accordance with paragraph 3 above) in calculating the next actual payment of rent first reserved (either by increase or decrease), the amount of which shall be set out in paragraph 3 of the VAT Year Certificate.

4.7 Interest shall be payable at three per cent below the Interest Rate by the Landlord and three per cent below the Interest Rate by the Tenant on the difference between the amount actually paid pursuant to the relevant VAT Year Certificate on the due date for payment of any sum to which paragraph 3 of Part I of this schedule 8 applies and the amount which should have been paid, from such due date until the date of payment of the adjusted amount pursuant to paragraph 4.3. Where the actual amount paid (the "Initial Payment") on the due date for payment of any sum was subsequently adjusted on payment of any later installment of the rent first reserved (the "Adjusted Payment") in accordance with paragraph 4.6 of Part I of this Schedule 8 and paragraph 3(b) of the VAT Year Certificate, the interest shall be calculated on the basis of the difference between the Initial Payment and the amount which should have been paid pursuant to paragraph 4.1 until the date of the Adjustment Payment, and then on the difference between the Adjustment Payment and the amount which should have been paid until payment of that amount pursuant to paragraphs 4.3.

4.8 Following any assignment of the whole of the Premises, the provisions of this schedule 8 shall apply to any new Tenant as if it were the first Tenant, and a VAT Notice served by the new Tenant shall not take into account any adjustments made, or to be made, in respect of any previous Tenant.

5.    Miscellaneous

      The Tenant shall be at liberty to carry on the ordinary course of its trade as it wishes and shall not be precluded from proposing or accepting a method of attribution designed or maximise its Tax Credit and covenants not to enter any arrangement which has the specific purpose of increasing the amount by which the rent first reserved is decreased by virtue of this schedule 8.

                                    PART II

                             VAT YEAR CERTIFICATE



To:  The Landlord                                       From:  The Tenant

We refer to paragraph 4.3 of Part I of schedule 8 to the Lease dated [       ]
made between 99 Bishopsgate Limited (1) 99 Bishopsgate Management Limited (2) Hammerson U.K. Properties plc (3) Donaldson Lufkin & Jenrette International Limited (4) and Donaldson Lufkin & Jenrette Inc. (5) in respect of premises on [ ] floor of the building known as 99 Bishopsgate London EC2 and pursuant to that paragraph:

1.    Our VAT Year which included the following quarter days [    ], ended on
      [      ], ended on [

      (a) The part of the VAT charged on the rent first reserved paid in the VAT Year for or in respect of which we estimate/have determined (in accordance, where relevant, with the return made, or to be made, for the prescribed accounting period next following the end of the VAT Year) we will be unable to obtain credit or repayment is a proportion of [ ] per cent of the total VAT charged.

      (b) The following Table sets out the part of the VAT charged which was expected to be irrevocable during the VAT Year where it has been determined on the basis of paragraph 2(a) above that that differs from the amount of VAT for or in respect of which we actually obtained, or will be able to obtain, credit or repayment.

      Dates    Rent first reserved    Estimate   Adjustment   Determination
      -----    -------------------    --------   ----------   -------------
                                       *          **           ***

      * estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out initially in VAT Notice.

      ** adjusted estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out in subsequent VAT Notice.

      *** proportion of VAT for or in respect of which we have now estimated/determined we shall be unable to obtain credit or repayment, in accordance with Sections 24-26 of the Value Added Tax Act 1994 and the Value Added Tax Regulations 1995

3. We request that adjustment is made to the next installment of rent first reserved so as to ensure that the amount of rent first reserved payable in the VAT Year to which this VAT Year Certificate relates is as provided in paragraph 3 of Part I of Schedule 8 to the Lease in accordance with the information given in paragraph 2 above and we calculate that the next installment of rent first reserved as so adjusted shall be pounds sterling [ ] exclusive of VAT and the VAT thereon shall be pounds sterling [ ], and that the interest payable by the Tenant to the Landlord/Landlord to the Tenant, in accordance with paragraph 4.7 of Part I schedule 8 to the Lease shall be pounds sterling
      [        ].

4.    We hereby declare that:

      (a) we have complied with the covenant imposed upon us by paragraph 6.2 of Part I of schedule 8 to the Lease;

      (b) the information contained in this VAT Notice is to the best of our knowledge, information and belief complete and accurate;

      (c) we have made all due returns to the Commissioners of Customs and Excise and such returns are complete and accurate in all material respects and have been made within the time limits provided by statute.


Signed by

an authorised signatory on behalf of the Tenant

The above declarations are, to the best of our knowledge and belief after due and careful enquiry, true, accurate and complete.

Signed by


Tenant's Auditors

                                  (THE COMMON SEAL of 99 BISHOPSGATE
                                  (LIMITED was hereunto affixed in the presence (of:-


[SEAL OMITTED]

                                   Director  /s/





                                   Director /s/




                                   (THE COMMON SEAL of 99 BISHOPSGATE
                                   (MANAGEMENT LIMITED was hereunto
                                   (affixed in the presence of:-




[SEAL OMITTED]

                                        Director  /s/





                                        Director /s/










                                   (THE COMMON SEAL of HAMMERSON U.K.
                                   (PROPERTIES plc was hereunto affixed in the (presence of:





[SEAL OMITTED]

                                        Director  /s/





                                        Director /s/

                  23RD FLOOR, 99 BISHOPSGATE, LONDON, E.C.2.



                          99 BISHOPSGATE LIMITED (1)
                     99 BISHOPSGATE MANAGEMENT LIMITED (2)
                       HAMMERSON U.K. PROPERTIES PLC (3)
                         DONALDSON, LUFKIN & JENRETTE
                           INTERNATIONAL LIMITED (4)
                     DONALDSON, LUFKIN & JENRETTE INC. (5)

                     ------------------------------------

                          REINSTATEMENT SPECIFICATION
                      WHICH FORMS PART OF THE UNDERLEASE
                            DATED 24TH OCTOBER 1996

                     ------------------------------------

                          99 BISHOPSGATE - 23RD FLOOR

                          REINSTATEMENT SPECIFICATION

CEILING TILES

CAPL system 335 Tartan Grid System tiles generally 1200 x 450 mm plus 1200 x 300 nominal, face perforated to CAPL pattern D1522 including 10mm plain borders. Panels finishes polyester powder paint incorporating acoustic insulation 45 kg/m3, block tissue faced, Rockwool backed with an inverted steel tray, "stitched" to ceiling panel.

The ceiling support system is a fixed element from which the tartan grid, ceiling tiles, lighting fittings, air handling grilles, sprinklers, smoke detectors, pa system and plenums are hung.

WIRING HARNESS

A pre-formed flexible wiring system comprising:-

Multi conductor home-run cable
Master distribution box
Extender cable
Whip end extender cable by MODULAR WIRING SYSTEMS EUROPE LTD

LIGHT FITTINGS

TYPE A

Moorlite ref SP300/13532/W2/SSLIHFGi2436/AH. 2 X 36 watt TB triphosphate fluorescent colour temp 3500o K with Cat 2 semi-specular louvre, high frequency control gear and air handling facilities to 41 l/s. Finished to RAL 9010 20% gloss.

TYPE AE

As type A but incorporates 3 hour emergency battery invertor packs.

TYPE A2

Moorlite ref SP300/135655/W2/SSL/HFG/2218/AH. 2 x 18 watt TB triphosphate colour temp 3500o K with semi-specular louvre to LG3 cat 2, high frequency control gear and air handling facilities to 41 l/s. Finished to RAL 9010 20% gloss.

TYPE B

Moorlite ref SP300/13657/W2/SSLIHFG/2224/AH. 2 x 24 watt TCL fluorescent colour temp 3500o K with semi-specular louvre to LG3 cat 2 gear and air handling facilities to 41 l/s. Finished to RAL 9010 20% gloss.

        COMPUTER ADDRESSABLE LIGHTING MANAGEMENT SYSTEM

Lighting Management System which provides independent control and monitoring of every luminaire, by DELMATIC type ZMC, comprising ZMC floor controllers and ZMC 8 way output control module.

ACCESSORIES

Wandsworth type gridswitch series 3 with black inserts.

FIRE ALARM AND DETECTION SYSTEM

An intelligent analogue programmable addressable system by ADT type IRC-3 incorporating voice and public address comprising:-

Smoke detectors - Signature Series 4D.
Break glass call point - SIGA - KRi/SR/6S
Speakers - QFIT/SPECIAL/TF

SECURITY SYSTEM

A distributed intelligence structured wide area access control system by ADT type Janus comprising: -

Magnalocks - DRYAD DS7001
Proximity readers - IDE/004/REA
Passcards - IDE/001/PC
Passive Infraced Detectors 360o - P55048
CCTV camera - CD/6252
Door controller - IDC

RAISED FLOOR

Fully accessible raised access floor installed with an average overall depth of 125mm.

Panel Type:       GCS Cornerlock

Panel Grade:      Medium

Finish:           Tate GCS Standard Finish

FAN COIL UNITS

The office floor is served by a four pipe fan coil unit air-conditioning system located within the suspended ceiling void. The units are as manufactured by Senior Moducel of the Airtech range EVU 235 series. The units are constructed from heavy gauge prime quality plastisol sheet steel incorporating a multi-spigoted acoustically lined discharge plenum. The forged brass 4 part control valve, as manufactured by Johnson Controls series VB55, is proportionally controlled in sequence with the motor speed to achieve maximum efficiency. The fan motor speed controller is manufactured by SIEBE Ltd, model number 1262/1. The valve actuator is manufactured by Johnson Controls model number VA7310.

PLENUMS

Conditioned air from the FCU's are distributed via sheet metal ductwork to acoustically insulated plenum boxes as manufactured by Carrier of the Moduboot 35BD series. The plenum boxes are complete with fresh air collar where required.

SUPPLY DIFFUSERS

The plenum box terminates with a linear diffuser to provide uniform air distribution. The diffusers are manufactured by Carrier of the 35BD series types AG and AH one-way and two-way directional blow. One number diffuser per FCU is supplied complete with air sensor as manufactured by Sontay series TT55, the sensor is completed with 3 metres of LSF cable. These diffusers are constructed with an aspirator box to accommodate the sensor.

EXTRACT AIR DIFFUSERS

Air is extracted from the space via air handling luminaires (as specified under the Electrical Services) and linear extract air diffusers. The extract air diffusers are similar to the supply being manufactured by Carrier series 35BD type AG, 1 way directional blow. However these diffusers do not require a fitted plenum box.

VOLUME CONTROL DAMPERS

Motorised isolation dampers are installed in the supply and extract ductwork main branches to achieve quadrant control, via the BMS, to the floor. Volume control dampers are installed to all the sub-branches to regulate the air volume. The dampers are manufactured by Volume Control Devises, are stainless steel, aerofoil multi-blade dampers.

The isolation damper actuators are as manufactured by SIEBE Ltd model no.
MF/6233.

FIRE DAMPERS

Where fire dampers are installed they are of the fusible link type as manufactured by Volume Control Devises series FB. The dampers comprise of interlocking stainless steel aerofoil blades, stainless steel bearings and peripheral gasketing, totally enclosed drive mechanism and double skin galvanised 18 gauge spigot casing.

SPRINKLERS

A sprinkler system is installed throughout to comply with the requirements of BS 5306, Part 2 1990 and the recommendations of the Loss Prevention Council. The sprinkler heads as installed are flush mounted as manufactured by Reliable Ltd.


VALVES

Commissioning Valves and Isolating Valves are installed to the return and flow, respectively, of the Landlords and Tenants secondary CHW installation to the floor. They are also installed to the LTHW constant temperature system to the floor. The valves are as manufactured by Tour and Anderson Limited.

Commissioning Valves are typically as follows:-

Up to 50mm diameter TA Fig MD41. Ametal bronze commissioning set comprising of MD20 double regulating valve and MDFO on fix plate. Isolation valves are typically as follows: -

Up to 50mm diameter TA Fig 64. Ametal gate valve. 65mm and above TA Fig 35 lever operated butterfly valve.

PERIMETER HEATING

Perimeter heating is provided to offset heat losses to the glazing. The finned heating element is manufactured by HCP Ltd, installed in an Architectural perimeter rail provided by Permasteelisa, the cladding manufacturers.

VENETIAN BLINDS

Silver fine line aluminium blinds integral with the curtain walling system. Supplied by Abba srl, Italy.

WALLS, CORE, COLUMN

Finished in emulsion paint

SKIRTING

Hardwood - American Cherry

CARPET

Grade 3 Fusion Bonded with PVC based backing with printed overlay and inlays and borders as required. From Milliken standard range.

FLOOR BOXES

3 compartment box with interchangeable plates. Minimum layout 1 box to 10 m(2).

DOORS

Veneer finish with hardwood lippings - American Cherry

PLANS



23rd Floor General Arrangement Plan                     L23/AL (G) 3030C

Reflected Ceiling Plan - Level 23                       L23/AL (C) 3127



Raised Floor Plan - Level 23                            L23/AL (F) 3232


Floor Coordinated HL Services Layout, SE Zone           86822/CO/RD/2102
23rd Floor


Floor Coordinated HL Services Layout, NE Zone           86822/CO/RD/2101
23rd Floor


Floor Coordinated HL Services Layout, SW Zone           86822/CO/RD/2103
23rd Floor


Floor Coordinated HL Services Layout, NW Zone           86822/CO/ED/2104
23rd Floor


Electrical Services Lighting and Small Power Layout     86824/EL/RD/211
23rd Floor

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Project no.               Drawing no.                         Revision
2275                      L23/AL(G)3030                         C
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Notes:     Do not remove this panel from the drawing
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DETAILS AND SETTING OUT OF EXISTING
ELEMENTS ON THIS DRAWING ARE DERIVED
FROM RECORD DRAWINGS BUT NOT
VERIFIED BY SURVEY.
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REV          DESCRIPTION                               DATE       SIG    CHK
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C          Hose reels revised, grillage revised.
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           Levels revised.                             09/11/95   JKM
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           RECORD DRAWING                              18/12/95
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Project no.               Drawing no.                         Revision
2275                      L23/AL(C)3127
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Notes:     Do not remove this panel from the drawing
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           Report all errors and omissions to the Architect
           Dimensions to be checked on site before fabrication
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DETAILS AND SETTING OUT OF EXISTING
ELEMENTS ON THIS DRAWING ARE DERIVED
FROM RECORD DRAWINGS BUT NOT
VERIFIED BY SURVEY.
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Project no.               Drawing no.                         Revision
2275                      L23/AL(F)3232
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Notes:     Do not remove this panel from the drawing
           No dimension to be scaled from this drawing
           Report all errors and omissions to the Architect
           Dimensions to be checked on site before fabrication
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DETAILS AND SETTING OUT OF EXISTING
ELEMENTS ON THIS DRAWING ARE DERIVED
FROM RECORD DRAWINGS BUT NOT
VERIFIED BY SURVEY.
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REV          DESCRIPTION                               DATE       SIG    CHK
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                                 RECORD DRAWING

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Rev     Description                              By     M  E  P  F     Issue
                                                 Date    Checked       Date
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Engineer          Drawn          Date          Checked          Date
                                 25/09/95
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Contract Name
                         99,BISHOPSGATE
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Drawing Title

                         23rd FLOOR
               CO-ORDINATED H.L. SERVICES
               LAYOUT.-N.W. ZONE
-------------------------------------------------------------------------------
[Matthew Hall Logo]      MATTHEW HALL
                         Matthew Hall Limited
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Drawing Number                                             Rev.     COPYRIGHT
                                                                    RESERVED
                                                           --------------------
86822/CO/RD/2104                                           Scale:
                                                                   1.25
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NOTE: THIS DRAWING PRINTED IN PINK INDICATES THE ISSUE TO BE PRELIMINARY

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Rev     Description                              By     M  E  P  F     Issue
                                                 Date    Checked       Date
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Engineer          Drawn          Date          Checked          Date
                                 19/09/95
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Contract Name
                         99,BISHOPSGATE
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Drawing Title

                         23rd FLOOR
               CO-ORDINATED H.L. SERVICES
               LAYOUT.-S.W. ZONE
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[Matthew Hall Logo]      MATTHEW HALL
                         Matthew Hall Limited
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Drawing Number                                             Rev.     COPYRIGHT
                                                                    RESERVED
                                                           --------------------
86822/CO/RD/2103                                           Scale:
                                                                   1.25
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NOTE: THIS DRAWING PRINTED IN PINK INDICATES THE ISSUE TO BE PRELIMINARY

                                 RECORD DRAWING

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Rev     Description                              By     M  E  P  F     Issue
                                                 Date    Checked       Date
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Engineer          Drawn          Date          Checked          Date
                                 30/08/95
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Contract Name
                         99,BISHOPSGATE
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Drawing Title

                         23rd FLOOR
               COORDINATED HL SERVICES
               LAYOUT, SE ZONE
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[Matthew Hall Logo]      MATTHEW HALL
                         Matthew Hall Limited
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Drawing Number                                             Rev.     COPYRIGHT
                                                                    RESERVED
                                                           --------------------
86822/CO/RD/2102                                           Scale:
                                                                   1.25
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NOTE: THIS DRAWING PRINTED IN PINK INDICATES THE ISSUE TO BE PRELIMINARY

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Rev     Description                              By     M  E  P  F     Issue
                                                 Date    Checked       Date
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Engineer          Drawn          Date          Checked          Date
                                 30/08/95
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Contract Name
                         99,BISHOPSGATE
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Drawing Title

                         23rd FLOOR
               CO-ORDINATED H.L. SERVICES
               LAYOUT, NE ZONE
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[Matthew Hall Logo]      MATTHEW HALL
                         Matthew Hall Limited
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Drawing Number                                             Rev.     COPYRIGHT
                                                                    RESERVED
                                                           --------------------
86822/CO/RD/2101                                           Scale:
                                                                   1.25
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NOTE: THIS DRAWING PRINTED IN PINK INDICATES THE ISSUE TO BE PRELIMINARY

PRODUCT SPECIFICATION NOTES

1/ MASTER DISTRIBUTION BOXES
   COMPRISING OF A STEEL ENCLOSURE WITH 12 NO. INDIVIDUAL PORTS EACH PROVIDING A 20A 240V 50HZ SINGLE PHASE CIRCUIT PORTS ARE PROVISIONALLY APPOSITIONED FOR 4 NO. HVAC/SMALL POWER AND 8 NO. FOR LIGHTING ALLOWANCE FOR FUTURE SPARE CAPACITY HAS BEEN MADE

2/ HR CABLE
   2 NO MULTI-POOL ARMOURED BUSWAYS OF UP TO 18 CONDUCTORS

3/ EXTENDER CABLE
   3, 4 AND 5 CONDUCTOR ARMOURED CABLES PRE-TERMINATED IN
   A MALE AND FEMALE PLUG ARRANGEMENT ONTO MDB AND "TEE"
   COMPONENTS

4/ LIGHTING AND POWER TEES
   FOR CONNECTING THE SYSTEM ONTO FIXED EQUIPMENT

5/ DATA/BUS CABLING
   ARMOURED BELDEN TWISTED PAIR CABLE PRE-TERMINATED AND CUT
   INTO PRE-SET LENGTHS. (REFER TO ABOVE NOTES) SHALL BE
   ZIP TIED ONTO METALLIC FLEXIBLE BUSBAR.

6/ GENERAL
   SYSTEM IS TESTED TO BS5486 PART 2 1988 AND MANUFACTURED
   IN AN ISO 9000 ENVIRONMENT

                                 RECORD DRAWING

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Rev     Description                              By     M  E  P  F     Issue
                                                 Date    Checked       Date
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Engineer          Drawn          Date          Checked          Date
                                 26/9/95
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Contract Name
                         99,BISHOPSGATE
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Drawing Title

               ELECTRICAL SERVICES
               LIGHTING & SMALL POWER
               LAYOUT 23rd FLOOR
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[Matthew Hall Logo]      MATTHEW HALL
                         Matthew Hall Limited
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Drawing Number                                             Rev.     COPYRIGHT
                                                                    RESERVED
                                                           --------------------
86824/el/RD/211                                            Scale:
                                                                   1.25
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NOTE: THIS DRAWING PRINTED IN PINK INDICATES THE ISSUE TO BE PRELIMINARY

                      DATED     24TH OCTOBER       1996
                      ---------------------------------


                           99 BISHOPSGATE LIMITED


                                     and


                      99 BISHOPSGATE MANAGEMENT LIMITED


                                     and


                        HAMMERSON U.K. PROPERTIES PLC


                                     and


                         DONALDSON, LUFKIN & JENRETTE
                            INTERNATIONAL LIMITED
                                  UNDERLEASE

                                      of

                Twenty-second Floor 99 Bishopsgate London EC2






                                                     HERBERT SMITH
                                                     Exchange House
                                                     Primrose Street
                                                     London EC2A 2HS
                                                     Tel: 0171-374 8000
                                                     Fax: 0171-496 0043
                                                     Ref: 129/P1 7/30608932

                              TABLE OF CONTENTS



 CLAUSE        HEADING                                                    PAGE
-------------  -------------------------------------------------------  ------
1.             Definitions
               Building
               Common Parts
               Development
               Electricty Cost
               Enactment
               Head Lease/Superior Lease
               Insurance Cost
               Insurance Rent
               Insured Risks
               Interest Rate
               Lettable Unit
               Net Internal Area
               Normal Business Hours
               Permitted Part
               Permitted Use
               Planning Law
               Plans
               Premises
               Public Authority
               Services
               Service Media
               Tenant
               Term
               VAT
2.             Interpretation
3.             Demise and Rents
4.             Tenant's Covenants
          (1)  Rent
          (2)  VAT
          (3)  Outgoings
          (4)  Compliance with Enactments
          (5)  Notices
          (6)  Repair
          (7)  Decoration and general condition and servicing
          (8)  Refuse
          (9)  To permit entry
         (10)  Compliance with notices relating to repair or condition
         (11)  Encroachments
         (12)  Alterations and reinstatement
         (13)  Use
         (14)  Signs

CLAUSE         HEADING                                                    PAGE
-------------  -------------------------------------------------------  ------
         (15)  Alienation
         (16)  Registration
         (17)  Payment of cost of notices consents etc.
         (18)  Machinery
         (19)  Obstruction/overloading
         (20)  Parking/goods delivery
         (21)  Planning Law and compensation
         (22)  Indemnity
         (23)  Defective Premises
         (24)  Insurance and fire fighting equipment
         (25)  Dangeours and contaminative materials
         (26)  Yield up
         (27)  Regulations and covenants
         (28)  Security and access
         (29)  Head Lease
         (30)  Service Charge
5.             Landlord's Covenants
          (1)  Quiet Enjoyment
          (2)  Insurance
          (3)  Head Lease
          (4)  Electricity Provision
          (5)  Management Company access
          (6)  VAT indemnity
6.             Provision of Services
7.             Provisos
          (1)  Forfeiture and re-entry
          (2)  Letting Scheme use and easements
          (3)  Common Parts and Service Media
          (4)  Service of notices
          (5)  Rent cesser
          (6)  Landlord's liability
          (7)  Arbitration fees
          (8)  Rent review memorandum
          (9)  No warranty as to use
         (10)  Disputes
         (11)  Compensation
         (12)  Rateable value appeals
         (13)  No warranty as to security
         (14)  Jurisdiction
         (15)  Overriding lease
         (16)
8.             Landlord's Guarantor
9.             Tenant's option to determine



CLAUSE         HEADING                                                    PAGE
-------------  -------------------------------------------------------  ------
10.            Guarantee and Guarantor's Indemnity
11.            Stamp Duty Certificate
Schedule 1     Premises
Schedule 2     Easements and rights granted
Schedule 3     Exceptions and reservations
Schedule 4     The first reserved rent and the review thereof
Schedule 5     Service Charge
Schedule 6     Services
Schedule 7     Deeds and documents to which the demise is subject

                              LEASE PARTICULARS


----------------------------------------------------------------------------------------
1.       DATE  24TH OCTOBER 1996
         THIS LEASE IS AND IS INTENDED TO BE DELIVERED ON THE DATE FIRST ABOVE WRITTEN
----------------------------------------------------------------------------------------
2.       PARTIES
(a)      LANDLORD                       :   99 Bishopsgate Limited
(b)      TENANT                         :   Donaldson, Lufkin & Jenrette International
                                            Limited
(c)      MANAGEMENT COMPANY             :   99 Bishopsgate Management Limited
(d)      LANDLORD'S GUARANTOR           :   Hammerson U.K. Properties plc
(e)      TENANT'S GUARANTOR             :   Donaldson, Lufkin & Jenrette, Inc.
-------  --------------------------  -----  --------------------------------------------
3.       DEMISED PREMISES               :   ALL THOSE premises on the 22nd floor of the
                                            Building shown for identification only edged
                                            red on Plan 1.
-------  --------------------------  -----  --------------------------------------------
4.       BUILDING                       :   99 Bishopsgate London EC 2
-------  --------------------------  -----  --------------------------------------------
5.       CONTRACTUAL TERM AND           :   Commencing on the date hereof and expiring
         TERM COMMENCEMENT                  on 23rd October 2011
         AND EXPIRY DATES
-------  --------------------------  -----  --------------------------------------------
6.       INITIAL RENT                   :   pounds sterling423,914
-------  --------------------------  -----  --------------------------------------------
7.       RENT COMMENCEMENT DATE         :   25th March 1998
-------  --------------------------  -----  --------------------------------------------
8.       TENANT'S BREAK RIGHT           :   28th October 2008
-------  --------------------------  -----  --------------------------------------------
9.       CAPITAL SUM                    :   pounds sterling211,957 inclusive of VAT
-------  --------------------------  -----  --------------------------------------------

THIS UNDERLEASE made the 24th day of October One thousand nine hundred and ninety six

BETWEEN:-
                                                                       [SEALS]

(1) 99 BISHOPSGATE LIMITED whose registered office is at Lo Lam House Kumul Highway Port Vila Vanuatu (Co. Regn. No. 10469) registered under Section 2IACo the Companies Act 1985 under company number FCO18588 and branch number BR002962) whose principal place of business is at 100 Park Lane London W1Y 4AR (the "LANDLORD")

(2) 99 BISHOPSGATE MANAGEMENT LIMITED whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 3071752) (the "MANAGEMENT COMPANY")

(3) HAMMERSON U.K. PROPERTIES PLC whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 298351) (the "LANDLORD'S GUARANTOR")

(4) DONALDSON, LUFKIN & JENRETTE INTERNATIONAL LIMITED whose registered office is at Moorgate Hall 155 Moorgate London EC2M 6XB (Co. Regn. No. 2475089) (the "TENANT") and

(5) DONALDSON, LUFKIN & JENRETTE, INC. a corporation incorporated in the State of Delaware United States of America whose address for the purposes of this lease is 277 Park Avenue New York New York 10172 (the "GUARANTOR")

WITNESSETH as follows:-

1.       DEFINITIONS

      In this lease the following expressions have the respective specified meanings (subject to any particular intervention required by clause 2):-

      (1) "ACTS OF TERRORISM" means any act or omission of any person acting on behalf of or in connection with any organisation (or on his own behalf) which carries out activities directed towards overthrowing or influencing by force or violence Her Majesty's Government in the United Kingdom or any other government de jure or de facto

      (2) "AGREEMENT FOR INITIAL ALTERATIONS" means the agreement of even date herewith and made between the Landlord and the Tenant governing the initial fitting out of the Premises

      (3) "BUILDING" means the land (of which the Premises form part) having a frontage to the west side of Bishopsgate and a return frontage to the south side of Wormwood Street and all buildings fixtures and other structures whatsoever from time to time thereon and the appurtenances thereof which land (together with the building now erected thereon) is known as 99 Bishopsgate London EC2 and is for the purpose of identification shown verged by a blue line on the Building Plan together with any adjoining areas designated by the Landlord or the Management Company

      (4) "COMMON PARTS" means all parts of the Building which are from time to time intended for the common use and enjoyment of the tenants and occupiers of the Building and persons claiming through or under them (whether or not other parties are also entitled to use and enjoy the same) and reasonably designated as such by the Landlord and including without prejudice to the generality of the foregoing the pedestrian ways circulation areas lobby entrance halls lifts lift shafts fire escapes landings staircases passages forecourts car park landscaped areas plant rooms management suites and any other areas which are from time to time during the Term reasonably provided by the Landlord for common use by or benefit of the tenants and occupiers of the Building But excluding (for the avoidance of doubt) any premises intended to be let to any party or for occupation by the Landlord or the Management Company other than for the provision of the Services

       (5) "DEVELOPMENT" has the meaning ascribed to that expression by Planning Law

       (6) "ELECTRICITY COST" means the actual cost to the Landlord of the provision of electricity to the Premises for consumption by the Tenant in accordance with its covenant contained at clause 5(4) being a fair and reasonable proportion as determined by the Landlord of the total cost of the provision of electricity to the Building as a whole (including the provision of any security for the supply of electricity to the Building which may from time to time be required by the relevant undertaker responsible for the supply of electricity chosen by the Landlord) which proportion shall so far as practicable (save where the same are not in working order) be calculated using readings taken in such manner and at such times as the Landlord shall from time to time determine of the check meters relating to the Premises from time to time installed but otherwise shall be determined in such manner as the Landlord shall in its discretion consider to be fair and reasonable in all the circumstances

       (7) "ENACTMENT" means every Act of Parliament directive and regulation now or hereafter to be enacted or made and all subordinate legislation whatsoever deriving validity therefrom

       (8) "HEAD LEASE" means the lease under which the Landlord holds the Premises dated 29th September 1975 made between The Prudential Assurance Company Limited (1) and Bishopsgate Developments Limited
           (2) and "Superior Landlord" means the person for the time being entitled to the reversion immediately expectant on the term granted by the Head Lease and every other person having an interest in reversion to that term

       (9) "GROUP COMPANY" means a company which is either the holding company of the Tenant or a wholly owned subsidiary of the Tenant or the Tenant's holding company (as both expressions are defined in Section 736 Companies Act 1985)

      (10) "INSURANCE COST" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of the amount which the Landlord may reasonably expend:-

           (a) in effecting and maintaining insurance against the occurrence of the Insured Risks in relation to the Building in such sum as represents its then full current replacement cost with such allowance as the Landlord from time to time considers appropriate in respect of related liabilities and expenses (including without limitation liability to pay and fees or charges on the submission of an application for planning permission and costs which might be incurred in complying with any Enactment in carrying out any replacement work and sums in respect of architects' engineers' and quantity surveyors' and other professional fees and incidental expenses incurred in relation to any works of debris removal and of replacement and all VAT) and

           (b) in effecting and maintaining any insurance relating to the property owners' liability and the employer's liability of the Landlord in relation to the Building and anything done therein and

           (c) in professional fees relating to insurance including fees for insurance valuations carried out at reasonable intervals by an independent insurance valuer (but no more than once in any year) and all reasonable fees and expenses payable to advisers in connection with effecting and maintaining insurance policies and claims and

           (d) equivalent to the total of all reasonable excess sums (being for the avoidance of doubt the first part of any insurance claim) which the insurers are not liable to pay out on any insurance claim in respect of the Building and which the Landlord or the Management Company may have expended in replacing the damaged or destroyed parts of the Building

      (11) "INSURANCE RENT" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of:-

           (a) a fair and reasonable proportion attributable to the Premises of the Insurance Cost for the relevant period

           (b) the reasonable amount which the Landlord may expend in effecting and maintaining insurance against up to six years' loss of the rents first and secondly hereinafter reserved and Service Charge having regard to potential increases of rent in accordance with schedule 4 and with any addition to the amount insured as the Landlord may decide in respect of VAT and

           (c) (without prejudice to all other provisions of this lease relating to the use of the Premises and the vitiation of any policy of insurance) any reasonable amount which the Landlord may expend in paying all additional premiums and loadings on any policy or policies of insurance required to be paid as a result of anything done or omitted (in breach of the terms of this lease) by the Tenant and

           (d) any tax charged on any premium for any such insurance

      (12) "INSURED RISKS" means loss damage or destruction whether total or partial caused by Acts of Terrorism fire lightning explosion riot civil commotion strikes labour and political disturbances and malicious damage aircraft and aerial devices (other than hostile aircraft and devices) and articles accidentally dropped from them storm tempest flood bursting or overflowing of water tanks and pipes impact earthquake and accidental damage to underground water oil and gas pipes or electricity wires and cables subsidence group slip and heave and such other usual commercial risks or perils against the occurrence of which the Landlord may from time to time in its reasonable discretion deem it desirable to insure subject to such exclusions and limitations as are from time to time commonly imposed by insurers and subject also to the exclusion of such of the risks specifically hereinbefore mentioned as the Landlord may in its reasonable discretion decide where insurance cover in respect of the risk in question is not for the time being available in the London insurance market on reasonable terms

      (13) "INTEREST RATE" means a yearly rate three per cent above either the base rate of Barclays Bank plc or such other bank (being for the time being generally recognised as a clearing bank in the London market) as the Landlord may from time to time use for general banking purposes or if the base rate cannot be ascertained then above such other rate as the Landlord may reasonably specify (and so that whenever there is reference in this lease to the payment of interest at the Interest Rate such interest shall be calculated on a daily basis and compounded with quarterly rests on the usual quarter days)

      (14) "LANDLORD'S SERVICES EQUIPMENT" means all the plant machinery and equipment (with associated Service Media) within or serving the Building from time to time (whether or not within the Premises or other premises let or intended to be let by the Landlord) comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):-

           (i) the whole of the sprinkler system within the Building (including sprinkler heads)

           (ii)    the whole of the fire alarm systems

           (iii) the whole of the permanent fire fighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building)

           (iv)    the whole of the chilled water system

           (v) the whole of the building management system (including the building security system) installed by the Landlord

           (vi) the central electrical supply system from the mains supply into the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord.

           (vii) the whole of the air handling system and the electricity supply and control systems for the same

           (viii) the standby generators and associated cabling wiring and duct work but excluding in each case any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

      (15) "LETTABLE UNIT" means any unit of accommodation forming part of the Building which is intended by the Landlord at any material time to be for separate occupation

      (16) "NET INTERNAL AREA" has the meaning ascribed to that expression by the Code of Measuring Practice -- Fourth Edition (RICS/ISVA 1993) (or if there shall be no such edition or no such expression for the time being the nearest equivalent thereto)

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                              99 BISHOPSGATE EC2
                          TWENTY SECOND FLOOR TOWER

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                          99 BISHOPSGATE LONDON, EC2
                                BUILDING PLAN

(17) "NORMAL BUSINESS HOURS" means 7.30 a.m. to 7.30 p.m. on Mondays to Fridays inclusive (except bank holidays) subject to expansion of such hours at the reasonable discretion of the Landlord provided that such hours will automatically expand if any other tenant in the Building is granted the benefit of any expanded hours



(18) "OUTSIDE NORMAL BUSINESS HOURS CHARGE" means the whole of the actual cost to the Management Company of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours other than any services which are stated to be provided 24 hours a day (including without prejudice to the generality of the foregoing costs and expenses in the nature of those set out in Part II of schedule 6) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair proportion thereof (on a fair and reasonable basis between the Tenant and any other tenant or occupier making use of such Services) as reasonably determined by the Landlord. PROVIDED THAT during the first year of the Term the cost of providing air conditioning outside Normal Business Hours shall not exceed pounds sterling 88 per hour (in respect of the Premises being the only user of air conditioning at the relevant time) or pounds sterling 48 per hour per floor on the basis that any five of floors 18, 20 and 22 to 26 of the Building are simultaneously using such air conditioning over the whole of such floors

(19) "PERMITTED PART" means any part or parts of the Premises capable of separate occupation

(20) "PERMITTED USE" means use as high class offices for any purpose within Class B1(a) (but not for any other purpose within that Use Class) of the schedule to the Town and Country Planning (Use Classes) Order 1987 and for the avoidance of doubt use of the Premises for data processing investor services business trading operators and investment banking complies with this provision

(21) "PLANNING LAW" means every Enactment for the time being in force relating to the use development and occupation of land and buildings and every planning permission statutory consent and agreement made under any Enactment relating to the Building

(22) "PLANS" means the plans annexed hereto and "Building Plan" means that one of them so marked

(23) "PREMISES" means the premises described in schedule 1 and all permitted additions alterations and improvements made to them

(24) "PUBLIC AUTHORITY" means any Secretary of State and any government department public local regulatory fire or any other authority or institution having functions which extend to the Premises or their use and occupation and any court of law and the companies or authorities responsible for the supply of water gas and electricity or any of them and any of their duly authorised officers

(25) "REINSTATEMENT SPECIFICATION" means the specification annexed hereto or in the event that materials listed in the specification are not available from time to time or appropriate for use (in the Landlord's reasonable opinion) then reference to such materials will be substituted by reference to materials of not materially less quality which perform a similar function PROVIDED THAT save to the extent that items of plant and equipment have been altered during the Term the Tenant shall not be required to replace existing items of plant and equipment for new items subject to the existing items being in good working order

      (25)   "REVIEW DATE" means each of:-

             (a) the 24th October in the years Two thousand and one and every fifth anniversary of that date during the Term (and the last day of the Term)

             (b)   any date so stipulated by virtue of paragraph 5 of schedule
                   4

      (26) "Services" means the services and other matters specified in clause 6 and Part I of schedule 6

      (27) "Service Media" means those parts of the Building comprising gas water drainage electricity telephone telex signal and telecommunications heating cooling ventilation air conditioning fire alarm and other pipes drains sewers mains cables wires supply lines ducts conduits flues and all other common conducting media plant appliances and apparatus for the provision supply control and monitoring of services to or from the Building and other common equipment

      (28) "Term" means a term of years commencing on the date hereof and expiring on 23rd October 2011 includes any period of holding over or extension whether by any Enactment or common law

      (29) "Termination Notice" means not less than 12 months and 1 day's prior written notice unless either:

             (a) any Enactment or decision not capable of appeal on a point of law confirming that the Tenant is not entitled to a new tenancy on the expiration of such notice is in force or upheld as at 22nd October 2007 (in which case not less than 6 months prior written notice need be given); or

             (b) any other tenant enters into a lease prior to September 1998 of premises comprising at least a floor of the building within the security of tenure protections of the Landlord and Tenant Act 1954 for a term of not less than 10 years (without break rights) and is granted right to determine such lease on less than such 12 months' and 1 day's prior written notice (in which case the notice period hereunder shall be reduced to such notice period as is granted to such tenant in such circumstances)

      (30) "VAT" means Value Added Tax as referred to in the Value Added Tax Act 1994 (or any tax of a similar nature which may be substituted for or levied instead of it by statutes)

2.    INTERPRETATION

      (1) Words importing the singular include the plural and vice versa and words importing one gender include both other genders

      (2) The expressions "Landlord" "Tenant" "Management Company" and "Guarantor", wherever the context so admits include their respective successors in title and where a party comprises more than one person covenants and obligations of that party take effect as joint and several covenants and obligations

(3) A covenant by the Tenant not to do (or omit) any act or thing also operates as a covenant to use reasonable endeavours not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be to require) it being done

(4)   References in this lease to:-

      (a) any clause sub-clause schedule or paragraph is a reference to the relevant clause sub-clause schedule or paragraph of this lease and clause and schedule headings shall not affect the construction of this lease

      (b) any right of (or covenant to permit) the Landlord or the Management Company to enter the Premises shall also be construed (subject always to the proviso to clause 4(9)) as entitling the Landlord to remain on the Premises with or without equipment and permitting such right to be exercised by all persons authorised by the Landlord for as short a period as reasonably practicable and making good all damage caused and causing as little inconvenience as reasonably possible save where the right of entry is exercised to remedy any breach hereunder where the Landlord only undertakes to make good damage caused

      (c) any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord and given before the act requiring consent licence or approval

      (d) the Premises (except in clause 4(15)) shall be construed as extending where the context permits to any part of the Premises

      (e) a specific Enactment includes every statutory modification consolidation and re-enactment and statutory extension of it for the time being in force except in relation to the Town and Country Planning (Use Classes) Order 1987 which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not the same may at any time have been revoked or modified

      (f) the last year of the Term includes the final year of the Term if it shall determine otherwise than by effluxion of time and references to the expiry of the Term include such other determination

(5) (a) Where the context permits rents or other sums being due from the Tenant to the Landlord or the Management Company mean that they are exclusive of any VAT

      (b) whenever the consent licence or approval of the Landlord is required under this lease the relevant provision shall be construed as also requiring (and any consent licence or approval given by the Landlord shall be deemed subject to the need for) the consent licence or approval of the Superior Landlord (for which the Landlord shall apply at the Tenant's reasonable cost) where the same is required under the Head Lease except that nothing in this lease or in any consent licence or approval by the

                   Landlord shall imply that the Superior Landlord's consent licence or approval will not be unreasonably withheld or delayed

             (c) references to any right of (or covenant to permit) the Landlord to enter the Premises shall extend to the Superior Landlord and to all persons authorised by it and shall be construed in the manner required by clause 2(4)(b) but in relation to the Superior Landlord and those with its authority

             (d) the rights excepted and reserved in schedule 3 are also excepted and reserved for the benefit of the Superior Landlord

3.    DEMISE AND RENTS

      The Landlord at the request of the Guarantor and in consideration of the payment by the Landlord to the Tenant of the sum of Two hundred and eleven thousand nine hundred and fifty seven pounds (pounds sterling 211,957) paid on the date hereof (receipt of which is acknowledged by the Tenant) DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and rights specified in schedule 2 exercisable in common with the Landlord and all others with its authority or otherwise from time to time entitled thereto EXCEPT and RESERVED unto the Landlord and all other persons authorised by it from time to time during the Term or otherwise from time to time entitled thereto (including the Management Company in relation to the provision of the Services) the easements and rights specified in schedule 3

      TO HOLD the Premises unto the Tenant (together with and except and reserved as aforesaid) for the Term SUBJECT to all rights easements covenants stipulations and other matters affecting the same and SUBJECT to the provisions of the deeds and documents mentioned in schedule 7

      YIELDING AND PAYING therefor:

      FIRST yearly and proportionately for any part of a year until 24th March 1998 a peppercorn (if demanded) and thereafter until the first Review Date (and thereafter as determined pursuant to schedule 4) the yearly rent of Four hundred and twenty three thousand nine hundred and fourteen Pounds (pounds sterling 423,914) exclusive of VAT (subject to clause 5(6)) payable by equal quarterly payments to be made in advance on the usual quarter days in every year the first such payment to be made on 25th March 1998

      SECONDLY as additional rent from time to time the Insurance Rent payable on demand

      THIRDLY as additional rent on demand (in addition and without prejudice to the Landlord's right of re-entry and any other right) interest at the Interest Rate on any sum owed by the Tenant to the Landlord whether as rent or otherwise which is not:-

      (a) received in cleared funds by the Landlord within 10 days following the due date (or in the case of money due only on demand within fourteen days after the date of demand) calculated for the period commencing on the due date for payment and ending on the date the sum and the interest is received in cleared funds by the Landlord

      (b) demanded (or if tendered is for the time being refused) by the Landlord in circumstances where it is prudent for it not to demand or accept any payment having regard to a breach of any of the Tenant's obligations under this lease of which the Tenant has received notice calculated for the period commencing on the due date for payment and ending on the date the sum (and the interest) is subsequently received by the Landlord

      FOURTHLY as additional rent all VAT for which the Landlord is or may become liable to account to H.M. Customs & Excise (or other relevant body to whom account has for the time being to be made) on the supply by the Landlord to the Tenant under or in connection with the provisions of this lease or the interest created by it and of any other supplies whether of goods or services such rent fourthly reserved to be due for payment contemporaneously with the other rents or sums to which it relates

      AND FIFTHLY a rent equal to the Electricity Cost such rent to be payable on demand (either annually or by instalments) as the Landlord shall determine

4.    TENANT'S COVENANTS

      The Tenant covenants with the Landlord (and in respect of sub-clause 4(30) also with the Management Company) throughout the Term subject to clause 4(15):

      RENT

      (1) To pay the rents reserved by this lease on the days and in the manner set out in clause 3 without deduction or set off and (unless for the time being the Landlord shall have required in writing to the contrary) to pay the rent first reserved (together with any sum in respect of the rent fourthly reserved as may be applicable thereto) by banker's standing order to such bank as the Landlord may from time to time nominate

      VAT

      (2) Subject to clause 5(6) wherever the Tenant is required to pay any amount to the Landlord hereunder by way of reimbursement or indemnity to pay on the production of a valid VAT invoice to the Landlord (as applicable) in addition an amount equivalent to any VAT incurred by the Landlord save to the extent that the Landlord obtains credit for such VAT incurred by the Landlord pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

      OUTGOINGS

      (3) To pay all rates taxes charges and other outgoings whatsoever now or hereafter assessed charged or imposed upon the Premises or upon their owner or occupier (and a proper proportion determined by the Landlord attributable to the Premises of any rates taxes charges and other outgoings now or hereafter assessed charged or imposed upon the Premises in common with other premises or upon the owners or occupiers thereof) and (to the extent the Tenant does not pay it directly to the relevant supplier) the total cost (including meter rents) of all water (including chilled water) electricity and gas separately metered and/or exclusively supplied to the Premises during the Term as reasonably determined by the Landlord excluding (without prejudice to the rent fourthly reserved and clause 4(2)) any tax payable by the Landlord as a direct result of any actual or implied dealing with the reversion of this lease or of the Landlord's receipt of income

COMPLIANCE WITH ENACTMENTS

(4) To comply with the requirements of all Enactments and of every Public Authority (including the due and proper execution of any works) in respect of the Premises their use occupation employment of personnel in them and any work being carried out to them (whether the requirements are imposed upon the owner lessee or occupier) and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

NOTICES

(5) As soon as reasonably practicable and in any event within 5 working days of receipt of the same to give to the Landlord notice of (and a certified copy of) any notice permission direction requisition order or proposal made by any Public Authority and without delay to comply in all respects at the Tenant's cost with the provisions thereof save that the Tenant shall if so required by and at the cost of the Landlord make or join in making such objections or representations in respect of any of them as the Landlord may reasonably require

REPAIR

(6) To put and keep the Premises (and any works or installations made pursuant to paragraphs 4 and 5 of Schedule 2) in good and substantial repair and condition (damage by any of the Insured Risks excepted to the extent that the insurance money shall not have been rendered irrecoverable subject to clause 5(2)(b) or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants or agents or invitees) and to replace whenever necessary during the Term and on expiry of the Term the landlord's fixtures and fittings (including any fitted carpets) in the Premises which may have become beyond economic repair with items of the same type and quality

DECORATION AND GENERAL CONDITION AND SERVICING

(7)  (a)     To keep the Premises maintained to a high standard of decorative order and finish and properly cleansed and tidy and (without prejudice to the foregoing) as often as the same shall be necessary (and not less frequently than once in every fifth year of the Term but not more than once in any 18 month period) and also in the last year of the Term to clean paint polish or otherwise treat as the case may be all inside surfaces of wood and metal work of the Premises usually or requiring to be painted polished or otherwise treated with two coats at least of high quality paint or polish vinyl wall coverings (where applicable) or other appropriate materials in a good and workmanlike manner
             (and during the last year of the Term in the colour scheme specified and otherwise in accordance with the Reinstatement
             Specification) PROVIDED ALWAYS THAT the Tenant shall not be obliged to carry out any such decorative treatment if the need for it is caused by damage by any of the Insured Risks to the extent (subject to clause 5(2)(b)) that the insurance money shall not have been rendered irrecoverable or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants agents or invitees

     (b) To clean the inside of all external window glazing in the Premises at least once in every month using reputable contractors

     (c) To enter into and maintain contracts for the regular inspection maintenance and servicing of all fixed plant and equipment comprised in the Premises which has or is likely to have any impact on the Landlord's Services Equipment by reputable contractors approved by the Landlord (such approval not to be unreasonably withheld) and to obtain satisfactory test certificates as may be reasonably required by the insurers and whenever reasonably required to produce copies of such contracts and certificates

REFUSE

(8) Not to deposit any refuse on any of the Common Parts except in areas designated for such purpose from time to time by the Landlord and to comply with all requirements of any Public Authority and any reasonable regulations made by the Landlord pursuant to clause 4(27) in relation to control over and disposal of rubbish

TO PERMIT ENTRY

(9) To permit the Landlord (and persons authorised by the Landlord) at reasonable times in compliance with the Tenant's reasonable security requirements on reasonable prior written notice (except in an emergency) to enter the Premises in order to:-

     (a)     examine their state of repair

     (b) ascertain that the covenants and conditions of this lease have been observed

     (c)     take any measurement or valuation of the Premises

     (d) rebuild renew cleanse alter test maintain repair inspect and make connections to any part of the Building including the Service Media (PROVIDED that the Landlord will procure that such entry takes place outside Normal Business Hours where practicable)

     (e) during the last six months of the Term (or at any time in the case of a disposal of the Landlord's interest) to show the Premises to prospective purchasers or tenants and their agents

     (f)     exercise the rights described in schedule 3

COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION

(10) (a) To comply with any notice requiring the Tenant to remedy any breach of its covenants

     (b) If the Tenant shall not within a reasonable time comply with any such notice to permit the Landlord and any authorised person to enter the Premises to remedy the breach as the Tenant's agent and at the Tenant's proper cost the Landlord making good any damage caused

      (c) To pay to the Landlord on demand all the proper costs and expenses incurred by the Landlord under the provisions of this sub-clause

ENCROACHMENTS

(11) (a) To preserve all rights of light and other easements belonging to the Premises and not knowingly to give any acknowledgment that they are enjoyed by consent

     (b) Not knowingly to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord forthwith of any encroachment which might have that effect

ALTERATIONS AND REINSTATEMENT

(12) (a) Not to carry out any Development of or on the Premises nor (without prejudice to the exclusion of structural parts from the demise of the Premises) any works affecting any structural parts of the Building and not to commit any waste

     (b) Without prejudice to any other rights of the Landlord in respect of areas not included in the Premises not to install or erect any exterior lighting shade or awning or place any structure or other thing outside the Premises

     (c) Without prejudice to paragraphs (a) and (b) of this sub-clause and subject to the provisos to this paragraph (c) not to make any other alteration or addition to the Premises (including all electrical and other plant and equipment and the installation and removal of demountable partitioning) except:-

             (i) in accordance with plans and specifications (adequately describing the work in question and the manner in which the work will be carried out) previously submitted at the Tenant's expense in triplicate to and approved by the Landlord (such approval not to be unreasonably withheld or delayed PROVIDED THAT the Landlord shall respond to the Tenant's submission within 10 working days in the case of minor alterations (excluding any alterations which affect any of the Landlord's Services Equipment) and if the Landlord fails to respond within 10 working days as aforesaid it shall be deemed to have accepted such minor alterations AND PROVIDED FURTHER that the initial fitting out of the Premises following the date hereof shall be governed by the Agreement for Initial Alterations

             (ii) in a manner which shall not materially and adversely affect the Landlord's Services Equipment any Service Media or the provision of any of the Services

             (iii) in accordance with any relevant terms conditions
                   recommendations and regulations of any Public Authority (and in particular in relation to any electrical installation in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the Regulations of the Electricity Supply

                   Authority) and the insurance company with whom the Premises are for the time being insured and

             (iv)   in a good and workmanlike manner

             PROVIDED ALWAYS THAT subject to clause 4(12)(c)(i):-

             (I) no such alterations or additions shall be carried out until the Landlord has issued its consent in writing to which the Tenant shall if required join as a party

             (II) once any such alterations or additions have been carried out the Tenant shall supply to the Landlord as-built plans in triplicate (together with a computer aided design disk and 35 mm slides) showing the works as carried out

     (d)     At the expiry of the Term to remove:-

             (i) all alterations and additions made to the Premises by the Tenant

             (ii) all work done in connection with the original fitting out by the Tenant in pursuance of the Agreement for Initial Alterations and to restore and make good the Premises in accordance with the Reinstatement Specification in a proper and workmanlike manner to the condition and design which existed before the alterations or additions were made with all services properly sealed off

USE

(13)  Not to use the Premises or any chattels in them:-

     (a) for any purpose (and not to do anything in or to the Premises) which may be or become or cause a nuisance obstruction or damage to any person or property

     (b) for a sale by auction or for any public meeting or for any dangerous noxious noisy illegal or immoral trade business or activity or for residential purposes and not to use the Common Parts for the transaction of any business or

     (c) (without prejudice to the preceding paragraphs of this sub-clause) except for the Permitted Use

SIGNS

(14) (a) Not to erect any aerial satellite dish sign signboard pole antenna wire or other apparatus on the outside of the Building save for the right granted pursuant to paragraph 3 of schedule 2

     (b) Not to affix or exhibit so as to be visible from outside the Premises any placard sign notice fascia board or advertisement except the approved signs referred to in paragraph 3 of schedule 2

ALIENATION

(15) (a) If the Tenant at any time desires to assign the whole of the Premises the Tenant shall first by an irrevocable unconditional written notice ("the Tenant's Notice") served upon the Landlord offer to surrender or assign this lease upon such financial terms and conditions as the Tenant may desire

     (b) If the Landlord wishes to accept such surrender or assignment it shall within twenty-one days of receipt of the Tenant's Notice serve a counter-notice ("the Counter-Notice") upon the Tenant stating as much

     (c) If the Landlord serves a Counter-Notice on the Tenant then the Tenant shall surrender or assign (at the Landlord's option) the Premises to the Landlord (or as the Landlord may direct) within six months of receipt of the Counter-Notice either with vacant possession or subject only to a permitted underletting and the Tenant's liability hereunder shall cease in respect of any matters arising following the date of such assignment or surrender but without prejudice to any antecedent breaches of covenant

     (d) If the Landlord does not serve a Counter-Notice then the Tenant must (if it wishes to assign) complete its assignment on terms greater than 95 per cent in value of the terms and conditions stipulated in the Tenant's Notice within six months from the date of the Tenant's Notice and if the Tenant shall fail to complete within such period if it still wishes to assign the whole of the Premises it must reinstate the procedure set out in this clause 4(15)

     (e) Subject to the foregoing provisions of this sub-clause 4(15) not to assign mortgage charge or underlet or in any other manner part with possession of any part (being less than the whole) of the Premises or agree to do so except that the Tenant may underlet the whole of (but not more or less than) any Permitted Part or Permitted Parts in accordance with paragraphs (h) and (i) of this sub-clause

     (f) Subject to the foregoing provisions of this sub-clause 4(15) not to assign underlet or otherwise part with possession of or the whole of the Premises or agree to do so except that the Tenant may assign or underlet the whole of the Premises in accordance with paragraph (g) or (h) respectively of this sub-clause

(ASSIGNMENT)

     (g)     (i)   Not to assign the whole of the Premises without first
                   obtaining the Landlord's consent issued within 2 months before completion of the assignment which consent shall not be unreasonably withheld or delayed but which may be granted subject to any one or more of the conditions referred to in paragraph (g)(ii) and which may be withheld if any one or more of the circumstances referred to in paragraph (g)(iii) exist

(ii) The conditions referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1A) Landlord and Tenant Act 1927) are:

      AUTHORISED GUARANTEE

      (a) that the Tenant shall enter into an authorised guarantee agreement (as defined in section 16 Landlord and Tenant (Covenants) Act 1995) with the Landlord in a form which the Landlord reasonably requires

      THIRD PARTY GUARANTEE/RENT DEPOSIT

      (b) that if so reasonably required by the Landlord the proposed assignee shall have procured covenants with the Landlord by a guarantor or guarantors (not being the Tenant or any guarantor) reasonably acceptable to the Landlord in a form acceptable to the Landlord (acting reasonably);

      INTRA GROUP DEALINGS

      (c) if the proposed assignee is a Group Company the Tenant shall have procured either:

             (A) if the Tenant's obligations under this lease are guaranteed by another Group Company that such Group Company covenants with the Landlord on the same terms (mutatis mutandis) as those contained in clause 10; or

             (B) if there is no guarantor of the Tenant's obligations under this lease and if the assignee is not at the date of the application for consent to the proposed assignment in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant at the date of this lease that the proposed assignee procures covenants by a Group Company which is not the Tenant or the proposed assignee and which is in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant in the same terms (mutatis mutandis) as those contained in clause 10; and

(iii) The circumstances referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1A) Landlord and Tenant Act 1927) are:-

      (a) where the Tenant's solicitors have not given an undertaking to the Landlord's solicitors to pay all reasonable legal surveyor's and management costs disbursements and VAT arising on the application for consent to such assignment whether or not consent is granted unless the Landlord unreasonably withholds consent in circumstances where it is required to be reasonable; and/or

                   (b) where any of the rents and Interim Sum due from the Tenant to the Landlord or the Management Company respectively under this lease remain unpaid at the date of the application for consent to the proposed assignment

(UNDERLETTING)

      (h) Not to underlet the whole of the Premises or any Permitted Part (each being referred to in this paragraph as the premises) except:-

            (i) to a person who before the underletting shall have covenanted with the Landlord to observe and perform the Tenant's obligations under this lease during the sub-term to the extent they relate to the premises demised by the underletting (other than the payment of rents) and a covenant not to assign the whole of the premises without the Landlord's consent (which shall not be unreasonably withheld or delayed) and an unqualified covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

            (ii) by reserving as a yearly rent without payment of a fine or premium (in addition to the service and insurance and other rents payable under this lease except the rent first hereby reserved or (in the case of underletting of a Permitted
                  Part) a pro rata proportion of them) an amount equal to:-

                  (a) (in the case of an underletting of the Premises) the then open market rack rental value of the Premises

                  (b) (in the case of an underletting of a Permitted Part) a pro rata proportion of the then open market rack rental value of the Premises the proportion in each case being calculated by reference to the Net Internal Area of the Permitted Part in relation to the Net Internal Area of the Premises, in all cases such rent to be payable by equal quarterly instalments in advance on the usual quarter days and to be approved by the Landlord prior to the underletting (such approval not to be unreasonably withheld or delayed) but the amount of such rent and the approval of the Landlord thereto may not be used as evidence by the Tenant for the purpose of any rent review pursuant to this lease

            (iii)   by a form of underlease:-

                  (a) by which the principal rent reserved by the underlease is reviewed upwards only at not greater than five year intervals during the sub-term in accordance with the same principles (mutatis mutandis) and at the times as apply to the rent first reserved by this lease

             (b) requiring the underlessee to observe and perform all- the covenants and other provisions binding on the Tenant under this lease (other than the covenant by the Tenant to pay rents) to the extent they relate to the premises and containing:-

                   (A) a condition for re-entry by the underlessor on breach of any covenant by the underlessee

                   (B) a qualified covenant not to assign the whole of the premises and an absolute covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

      (iv) with the Landlord's consent issued within three months before completion of the underletting which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld or delayed

(i)   In relation to an underlease of a Permitted Part:-

      (i) not to include in the sub-demise any part of the entrance to or the reception area of the Premises

      (ii) to except from the underlease all necessary circulation areas and plant and equipment which will serve the Premises in common and to reserve a separate service charge rent in respect of their maintenance repair and renewal

      (iii) not as a result of the grant to create or permit the creation of more than four separate occupations affecting the whole of the Premises (occupations in right of this lease counting as one occupation)

      (iv) not to grant or agree to grant the underlease without providing for the exclusion of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease in pursuance of an Order duly made under section 38(4) of that Act before the date of grant

(j) To enforce the observance and performance by every such underlessee and its successors in title of the provisions of the underlease and not expressly or impliedly to waive any breach of them nor vary the terms of any underlease

(k) Not to agree any reviewed rent payable under an underlease without the Landlord's consent and if the rent review under any underlease is to be determined by an independent person not to agree his appointment without the Landlord's consent (PROVIDED ALWAYS THAT the Landlord shall not unreasonably withhold or delay any consent required under this sub-paragraph) and to procure that any representations which the Landlord may wish to make in relation to the rent review are duly submitted to the independent person and to provide to the Landlord promptly on the same becoming available copies of any representations made by or on behalf of the Tenant or the underlessee in relation to such rent review

(SHARING OCCUPATION)

     (1) Not to part with or share the occupation of the Premises or any part of them except that the Tenant may share occupation with a company which is (but only for so long as it remains) either the holding company of the Tenant or a majority-owned subsidiary of the Tenant or of the Tenant's holding company (as those expressions are defined in section 736 Companies Act 1985) so long as the Tenant does not grant the person sharing occupation exclusive possession (so that such company occupies as licensee only without creating any relationship of landlord and tenant) nor otherwise transfer or create a legal estate and the Tenant shall notify the Landlord of the identity of each company in occupation

REGISTRATION

(16) (a) Within twenty-one days after any disposition or devolution of this lease or of any estate or interest in or derived out of it to give notice in duplicate of the relevant transaction to the Landlord for registration with a certified copy of the relevant instrument and to pay to the Landlord a fair and reasonable fee for each such registration of not less than twenty five pounds

     (b) To register with the Landlord particulars of the determination of every rent review under any underlease of the Premises within fourteen days after the date of determination

PAYMENT OF COST OF NOTICES CONSENTS ETC.

(17) To pay on demand all reasonable expenses (including counsels' solicitors' surveyors' and bailiffs' fees) properly incurred by the Landlord in and incidental to:

     (a) the preparation and service of a notice under section 146 Law of Property Act 1925 or in contemplation of any proceedings under section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and

     (b) every reasonable step taken during or after the expiry of the Term in connection with the enforcement of the Tenant's obligations under this lease including the service or proposed service of all notices and schedules of dilapidations and

     (c) every application for consent licence or approval under this lease but not if the application is unreasonably refused or delayed or granted subject to unreasonable conditions (where such consent is not to be unreasonably withheld or delayed)

MACHINERY

(18) Not to install in the Premises any plant or machinery other than usual office equipment without the Landlord's consent which shall not be unreasonably withheld PROVIDED ALWAYS THAT no plant or machinery shall be installed or operated in the Premises and nothing shall be done or omitted in them which may cause:-

      (a) the efficiency of the heating ventilation air conditioning and cooling system installed in the building to be diminished or impaired in any way

       (b) noise dust fumes smell vibration or electrical interference affecting or having any other intrusive effect on any other part of the Building or other adjoining property or persons outside the Premises

OBSTRUCTION/OVERLOADING

(19)  Not to obstruct:-

      (a) or damage any part of the Building or exercise any of the rights granted by this lease in a way which causes nuisance or damage

      (b)    any means of escape

      (c)    or discharge any deleterious matter into

             (i) any pipe drain or other conduit serving the Premises and (to the extent they lie within the Premises) to keep them clear and functioning properly or

             (ii)  any Service Media

      (d) or stop-up or darken the windows and other openings of the Premises nor to overload or cause undue strain to the Service Media or any other part of the Building and in particular not to suspend any undue weight from the ceilings or walls of the Premises and not to exceed the following floor loadings:-

             floor finishings:   :     4 kN/m2 (801bs per sq.ft)

             live load           :     1 kN/m2 (201bs per sq.ft)

      (e) any requisite notice erected on the Premises including any erected by the Landlord in accordance with its powers under this lease

PARKING/GOODS DELIVERY

(20) To ensure that all loading unloading deliveries and despatch of goods is carried out only by using the service accesses and goods lifts designated by the Landlord for the use of the Premises

PLANNING LAW AND COMPENSATION

(21) Without prejudice to clause 4(4) at all times during the Term to comply with the provisions and requirements of Planning Law relating to or affecting

(a)  (i)     the Premises

    (ii) any operations works acts or things carried out executed done or omitted on the Premises

    (iii)    the use of the Premises

    (iv) the use by the Tenant of (and the exercise of any other rights hereunder in respect of) any other parts of the building

(b) Subject to the provisions of paragraph (c) of this sub-clause as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions (and serve all notices) required under Planning Law in respect of the Premises whether for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof or otherwise

(c) Not without the Landlord's consent (such consent not to be unreasonably withheld or delayed) to apply for any planning permission relating to the Premises (and not to apply for any such planning permission relating to any other part of the Building) but so that subject to compliance with paragraph (e) of this sub-clause the Landlord's consent shall not be unreasonably withheld or delayed to the making of a planning application in respect of the Premises relating to any operations or use or other thing (if any) which assuming it to be implemented in accordance with Planning Law would otherwise not be in breach of the provisions of this lease

(d) If the Landlord so requires in connection with any relevant proposal by the Tenant to apply for a determination under section 191 or 192 Town and Country Planning Act 1990

(e) If the Landlord consents in principle to any application by the Tenant (which it hereby agrees to consider and determine with all due expedition) for planning permission to submit a draft of the application to the Landlord for its approval and to give effect to its reasonable requirements in respect thereof and if and to the extent the Landlord so requires to lodge the application with the relevant authority in the joint names of the Landlord and the Tenant and in duplicate

(f) Not to implement any planning permission before the Landlord has acknowledged that its terms are acceptable nor before the Landlord has received any cash or other security which it reasonably requires for compliance with any conditions imposed by the planning permission

(g) If the Landlord at the Landlord's cost reasonably requires or the Tenant desires to lodge and progress diligently an appeal against any refusal of an application for planning permission lodged in respect of the Premises by the Tenant or by any person claiming under or through the Tenant (whether or not lodged in its name alone) the Landlord undertakes to cooperate fully with the Tenant in respect of any such appeal unless such appeal would be likely to have a material and adverse effect on the Landlord's interests in the Building

     (h) Unless the Landlord otherwise directs to complete before the expiry of the Term all works on the Premises required as a condition of any planning permission implemented by the Tenant or by any person claiming under or through it

     (i) If the Tenant receives or is entitled to receive any statutory compensation under any Enactment in relation to its interest in the Premises the Tenant shall on any determination of its interest prior to the expiry of this lease by effluxion of time forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

INDEMNITY

(22) To indemnify the Landlord against all expenses proceedings costs claims damages demands and any other liability or consequence arising out or in respect of any breach of any of the Tenant's obligations under this lease (including all costs reasonably incurred by the Landlord in an attempt to mitigate any such breach) or of any act omission or negligence of the Tenant or any person at the Premises with the Tenant's authority

DEFECTIVE PREMISES

(23) On becoming aware of the same (or when the Tenant ought reasonably to have become aware of the same) to give notice forthwith to the Landlord of any defect in the Premises which might give rise to:-

     (a) an obligation on the Landlord to do or refrain from doing anything in relation to the Premises or

     (b) any duty of care or the need to discharge such duty imposed by the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

INSURANCE AND FIRE FIGHTING EQUIPMENT

(24) (a) Not to do or omit anything by which any insurance policy (relevant extracts of which shall have been provided to the Tenant) relating to the Building or any part of it becomes void or voidable or by which the rate of premium on such policy may be increased

     (b) To comply with all proper requirements of the insurers and to provide and maintain unobstructed appropriate operational fire fighting equipment and fire notices on the Premises

     (c)     To notify the Landlord forthwith of:-

             (i) any incidence of any Insured Risk on the Premises and of any other event which ought reasonably to be brought to the attention of insurers and of which the Tenant ought reasonably to be aware

             (ii) the insurable value of any fixture installed in the Premises by the Tenant or any person claiming under or through the Tenant

     (d) That if at any time the Tenant or any person claiming under or through it shall be entitled to the benefit of any insurance of the Premises to cause all money paid under such insurance to be applied in making good the loss or damage in respect of which it was paid

     (e) Subject to clause 5(2)(b) if the whole or any part of the Building is damaged or destroyed by any of the Insured Risks at any time during the Term and the insurance money under any insurance policy effected by the Landlord is rendered wholly or partially irrecoverable because of some act or default of the Tenant or any person deriving title under or through the Tenant or their respective servants agents or invitees forthwith to pay the Landlord the whole amount of the insurance money so irrecoverable

DANGEROUS AND CONTAMINATIVE MATERIALS

(25) Not to keep place store or use or permit or suffer to be kept placed stored or used in or upon or about the Premises any materials substance or other thing of a dangerous inflammable combustible explosive corrosive or offensive nature or any materials substance or other thing which may in any way cause pollution injury or harm by percolation corrosion contamination migration release or otherwise on beneath or in the vicinity of the Premises

YIELD UP

(26) (a) At the expiry of the Term to remove all chattels and tenant's fixtures and quietly to yield up the Premises reinstated in accordance with the Reinstatement Specification and restored and made good to the extent required under clause 4(12)(d) and in the state of repair condition decorative order and layout otherwise required by this lease and any licences or consents issued in pursuance of it and to make good any damage so caused in a proper and workmanlike manner

     (b) The Tenant irrevocably authorises the Landlord to remove and dispose of any chattels which may be left in the Premises within 28 days after the Tenant has quit them (without being obliged to obtain any consideration for the disposal) and the Tenant irrevocably declares that any such chattels will stand abandoned by it

REGULATIONS AND COVENANTS

(27)  To comply with:-

             (i) all reasonable regulations reasonably made by the Landlord from time to time and notified to the Tenant in writing for the good management of the Building PROVIDED ALWAYS THAT no such regulations shall purport to amend the terms expressed in this lease and if there is any inconsistency between the terms of this lease and the regulations the terms of this lease shall prevail

                   (ii) all covenants stipulations and other matters affecting the Premises and not to interfere with any rights easements or other matters affecting the Premises

SECURITY AND ACCESS

    (28) To use all reasonable endeavours to ensure that the Tenant's visitors to the Premises observe such security regulations which may apply to them

HEAD LEASE

      (29) (a) To observe and perform the covenants and conditions on the part of the lessee contained in the Head Lease so far as they relate to the Premises except the covenant for the payment of rent and except also so far as the obligations relating to insurance fall to be observed and performed by the Landlord pursuant to clause 5(2)

           (b) Not to do or omit any act or thing which would or might cause the Landlord to be in breach of the Head Lease

SERVICE CHARGE

      (30) To pay the Service Charge (and VAT thereon) to the Management Company at the times and in the manner provided for in clause 6 and schedule 5 without deduction or set off and to pay the Outside Normal Business Hours Charge within 10 days of demand (either annually or by monthly instalments) as the Management Company shall reasonably determine PROVIDED THAT for the period from the date hereof until the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations the Service Charge payable by the Tenant in any Accounting Period shall not exceed pounds sterling 32,196 inclusive of VAT and PROVIDED FURTHER that the Service Charge payable in respect of the twelve month period from the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations shall be pounds sterling 74,587.40 exclusive of VAT

5.    LANDLORD'S COVENANTS

      The Landlord covenants with the Tenant:

      QUIET ENJOYMENT

      (1) That if the Tenant observes and performs its covenants contained in this lease the Tenant may peaceably hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

INSURANCE

(2)  (a)     To keep the Building (except all tenants' plant and equipment and trade fixtures) insured against the Insured Risks in the full current replacement cost

     (b) to use reasonable endeavours to procure that the interest of the Tenant is noted on the insurance policy and to use reasonable endeavours to further procure that the insurers waive any rights of subrogation against the Tenant (or any lawful subtenant occupier or invitee) and the Landlord will notify the Tenant if it is unable so to procure and will duly consider the representations of the Tenant regarding alternative insurers who may be prepared to procure that the insurers waive any subrogation rights and/or note the interest of the Tenant and will also permit the Tenant to make representations to the insurers regarding the noting of the Tenant's interest and/or waiver of rights of subrogation

     (c) On request to supply the Tenant (but not more frequently than once in any period of twelve months) with evidence of such insurance

     (d) If and whenever during the Term the Building (except as aforesaid) is damaged or destroyed by an Insured Risk and to the extent that payment of the insurance monies is not refused because of any act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant or their respective servants agents and invitees subject to clause 5(2)(b) above the Landlord will with all convenient speed take the necessary steps to obtain any requisite planning permissions and consents and if they are obtained to lay out the money received from the insurance of the Building (except sums in respect of public liability and employer's liability and loss of rent) towards replacing (but not necessarily in facsimile reinstatement) the damaged or destroyed parts (except as aforesaid) and in the case of the Premises to the Reinstatement Specification as soon as reasonably practicable (and the Landlord shall keep the Tenant informed of progress of any such insurance claims and the Landlord's proposals for compliance with this provision) PROVIDED ALWAYS THAT the Tenant shall have no claim against the Landlord under this clause 5(2)(c) in respect of the manner of replacement of the interior of any Lettable Unit other than the Premises or any alteration to the Common Parts and PROVIDED FURTHER THAT the Landlord shall not be liable to carry out the replacement if it is unable (having used all reasonable endeavours) to obtain every planning permission and consent necessary to execute the relevant work in which event the Landlord shall be entitled to retain all the insurance money received by it and if the Landlord so retains the insurance money the Tenant shall be entitled to determine this lease on not less than one month's prior written notice

      (e) In the event that the Premises have not been reinstated to the Reinstatement Specification or essential means of access thereto within the Building is not available in the circumstances contemplated in subclause 5(2)(d) by the date five years and eleven months following the date of such damage or destruction by an Insured Risk the Tenant may determine this lease on not less than one month's prior written notice such notice to be served (if at all) within one month after expiry of such five years and eleven months period

HEAD LEASE

(3)   (a)    To pay the rents reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the terms of this lease but so far only as to preserve the existence of this lease the covenants and conditions on the part of the lessee contained in the Head Lease

      (b) On the request and at the reasonable expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Head Lease

      (c) To take all reasonable steps at the Tenant's reasonable expense (to the extent possible under the Head Lease) to obtain the consent of the Superior Landlord wherever the Tenant makes application for any consent required under this lease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this lease and the Head Lease

ELECTRICITY PROVISION

(4) Subject to clause 7(3) to use all reasonable endeavours to provide or procure the provision of electricity to the Premises to the extent necessary to meet the requirements of the Tenant having regard to the overall electricity services design standards for the Building as a whole and to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the electricity provider chosen by the Landlord

MANAGEMENT COMPANY ACCESS

(5) To allow the Management Company such rights over the Building as it requires from time to time for the due and proper provision of the Services

VAT INDEMNITY

(6) The provisions of schedule 8 shall apply in relation to VAT liability on the rent first reserved and:-

      (a) Whenever VAT is properly chargeable in respect of any supply made hereunder by the Landlord to the Tenant the Landlord shall no later than thirty days after the due date for payment in respect of such supply issue a valid VAT invoice or audit note (as the case may be to the Tenant)

      (b) Subject to (6)(c) below all consideration payable by the Landlord to the Tenant shall be exclusive of VAT which the Landlord shall pay in addition on production of a valid VAT invoice

      (c) The capital sum referred to in clause 3 above shall be inclusive of VAT save that if the Landlord is at any stage able to-recover such VAT the Landlord shall pay to the Tenant a further amount equal to VAT on the capital sum

      NAMING RIGHTS

      (7) The Landlord shall only name the Building in accordance with its postal address from time to time

      NOTIFICATION OF NOTICES

      (8) The Landlord will inform the Tenant as soon as reasonably practicable but in any event within 5 working days of receipt of the same of any notice served by the Superior Landlord alleging a breach of the Head Lease which would threaten the existence of this lease

6.    PROVISION OF SERVICES

      The Management Company covenants with the Tenant to use all reasonable endeavours:-

      (1) Well and substantially to repair and properly clean and decorate the structure of the Building (including the structure of the roofs foundations external and internal walls and columns and structural slabs of the ceilings and floors) the external surfaces of the Building (including the whole of the glazing within the external walls of the Building) and the Common Parts and (where consistent with an obligation to repair) to replace the same

      (2) To keep the Service Media designed for common or general use and the Landlord's Services Equipment in good and substantial repair and in clean condition and at all times in good and safe working order

      (3) To keep the lifts in the Building clean and in good and substantial repair and condition and at all times in good and safe working order

      (4) Provide heat and air conditioning and chilled water to the Premises (subject to the Tenant paying Outside Normal Business Hours Charge in relation to the provision of such services outside Normal Business Hours) such heat being sufficient to maintain an air temperature in the Premises measured at the main trunk connections to the floor as follows:

             Air Conditioning and Heating

                  Design Parameters:

                  External Conditions:

                         Summer    29 Degrees Celsius DB 20 Degrees Celsius WB

                         Winter    -4 Degrees Celsius DB 100% relative humidity

             Internal Conditions Office

             Accommodation -

                         Summer    22 Degrees Celsius DB + 1 Degree Celsius

                         Winter    20 Degrees Celsius DB minimum

             Humidity Office Accommodation -

                    Summer                50% +/- 10%

                    Winter                 50%+/- 10%



(5) To ensure that the Common Parts are at all times kept clean tidy and unobstructed

(6) Subject to clause 7(3) and clause 7(6) to provide or procure the provision of electricity to the Premises and each and every part thereof designed to receive the same to the extent necessary to meet the reasonable requirements of the Tenant and other lawful occupiers of the Premises

(7) To comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction relating to the Building or any part for which any tenant or occupier of the Building is not directly or exclusively liable

(8) To ensure that at all times (meaning for the avoidance of doubt 24 hours a day during the Term) there are both such security officers at and patrolling the Building as is reasonably appropriate for premises of the same size and nature as the Building and that the main reception to the Building is properly and adequately manned

(9)   To provide or procure the provision of:-

      (a)    the Services during Normal Business Hours; and

      (b) such of the Services outside Normal Business Hours as in the Management Company's reasonable discretion are appropriate to provide to a high class office building in the City of London outside Normal Business Hours; and

      (c) such of the Services outside Normal Business Hours as the Tenant shall previously request (but subject to the Tenant being responsible for the Outside Normal Business Hours Charge)

      (having regard in all cases to and in accordance with the overall design standards for the Building as a whole and subject to the limitations contained in Clause 7(6)) in an efficient and economic manner and in accordance with good estate management provided that the Management Company shall be entitled to employ such managing agents professional advisers contractors and other persons as it shall from time to time reasonably think fit for the purpose of the performance of the Services

PROVIDED THAT the Management Company shall not be liable for:-

(without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or interruption in the provision of the Services or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or the Common Parts or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk

      (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Management Company PROVIDED ALWAYS that the Management Company shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED THAT:

      (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable

      (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlord's or Management Company's covenants hereunder

7.    PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED THAT:-

      FORFEITURE AND RE-ENTRY

      (1) Without prejudice to any other remedies and powers contained in this lease or otherwise available to the Landlord if

             (a) the whole or part of the rents shall be unpaid for twenty-one days after becoming payable (whether or not formally demanded) or

             (b) any of the Tenant's covenants in this lease are not performed or observed in the manner and at the times herein specified or

             (c) the guarantee granted by the Guarantor or any other guarantor of the Tenant's obligations is or becomes unenforceable (in whole or in part) for any reason whatsoever and no suitable alternative security is provided to the Landlord within a period of one month or if the Tenant (or if more than one person any one of them):-

             (d) being a company enters into liquidation whether voluntarily (except for reconstruction or amalgamation of a solvent company) or compulsorily or has a provisional liquidator or a receiver (including an administrative receiver) appointed or its directors pass a resolution to petition for an administration order or one or more of them swears an affidavit in support of such a petition or is the subject of an administration order or a petition for one or of a voluntary arrangement or a proposal for one under Part I Insolvency Act 1986

             (e) being a company incorporated outside the United Kingdom is the subject of any proceedings or event analogous to those referred to in clause 7(1)(d) in the country of its incorporation

     (f) being an individual is the subject of a bankruptcy petition or bankruptcy order or of any application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986 or otherwise becomes bankrupt or insolvent or dies the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises without prejudice to the Tenant's right to relief against forfeiture whereupon this lease shall absolutely determine but without prejudice to either partys right of action against the other in respect of any antecedent breach of the covenants in this lease

LETTING SCHEME USE AND EASEMENTS

(2) No letting or building scheme exists or shall be created in relation to the Building and (subject only to those easements expressly granted by this lease) neither the Tenant nor the Premises shall be entitled to any easement or quasi-easement whatsoever and nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any right easement covenant condition or stipulation enjoyed or entered into by any tenant of the Landlord in respect of property not demised by this lease or prevent or restrict the development or use of the remainder of the Building or any other land

COMMON PARTS AND SERVICE MEDIA

(3) Subject always to the rights of the local authority the relevant supply authorities and any other competent authority the Common Parts and the Service Media are at all times subject to the exclusive control and management of the Landlord who may from time to time (if it shall be necessary or reasonable to do so for the benefit of the Building or otherwise in keeping with the principles of good estate management) alter divert substitute stop up or remove any of them (leaving available for use by the Tenant reasonable and sufficient means of access to and egress from and servicing for the Premises)

SERVICE OF NOTICES

(4)  (a)     In addition to any other mode of service any notices to be served under this lease shall be validly served if served in accordance with section 196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or (in the case of any notice to be served on the Tenant) by sending it to the Tenant at the Premises PROVIDED THAT whilst the Tenant hereunder is Donaldson
             Lufkin & Jenrette International Limited such notice shall also be served on the offices for the time being of SJ Berwin & Co
             (attention: Edward Page) or such other firm of solicitors notified in writing to the Landlord and 277 Park Avenue New York
             New York 10172

     (b) If the Tenant or any guarantor comprises more than one person it shall be sufficient for all purposes if notice is served on one of them but a notice duly served on the Tenant will not need to be served on any guarantor

RENT CESSER

(5)   If and whenever during the Term:-

      (a) the Premises (other than the Tenant's plant and equipment and tenant's fixtures) or the means of access to the Premises within the Building are damaged or destroyed by any of the Insured Risks so that the Premises are incapable of beneficial occupation and use and

      (b) subject to clause 5(2)(b)the insurance of the Building or the payment of any insurance money has not been vitiated by the act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant their respective servants agents and invitees the rent first reserved by this lease and the Service Charge or a fair proportion of them according to the nature and extent of the damage sustained shall be suspended and cease to be payable from the date of destruction or damage until whichever is the earlier of the date on which the Premises are reinstated to the Reinstatement Specification and if applicable the essential means of access within the Building are available and the date of expiry of the period for which insurance of loss of rent is effected and any dispute about such suspension shall be referred to the award of a single arbitrator to be appointed in default of agreement on the application of the Landlord or the Tenant to the President for the time being of The Royal Institution of Chartered Surveyors in accordance with the Arbitration Acts 1950 and 1979

LANDLORD'S LIABILITY

(6) The Landlord shall not be liable for (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Landlord PROVIDED ALWAYS that the Landlord shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED THAT:

(a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable)

(b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlords or Management Company's covenants hereunder

ARBITRATION FEES

(7) The fees of any arbitrator incurred in any arbitration proceedings arising out of this lease may be paid to the arbitrator by the Landlord or by the Tenant notwithstanding any direction or prior agreement as to liability for payment and any sums so paid for which the party who pays them initially is not ultimately liable shall be repayable on demand by the party who is liable for them

RENT REVIEW MEMORANDUM

(8) Forthwith after every agreement or determination of any increase in the amount of the rent reserved and made payable by virtue of schedule 4 a memorandum recording the increase shall be attached to this lease and to the counterpart and such memorandum shall be signed by or on behalf of the Landlord and the Tenant respectively

NO WARRANTY AS TO USE

(9) Nothing contained in this lease shall constitute or be deemed to constitute a warranty by the Landlord that the Premises are authorised under Planning Law to be used or are otherwise fit for any specific purpose

DISPUTES

(10) (a) Any dispute between the Tenant and any other tenant or occupier of any part of the Building relating to any easement or right affecting the Building or any part of it shall (unless the Landlord shall by notice to the parties concerned renounce its power to determine it) be referred to the Landlord whose decision acting reasonably (acting in the capacity of an expert) shall be binding upon the parties to the dispute but the Landlord shall give written reasons for his decision

     (b) Where any issue (other than one relating to a rent review) arising out of or under or relating to the Head Lease which also affects or relates to the provisions of this lease is to be determined as provided in the Head Lease the determination of such issue pursuant to the provisions of the Head Lease shall be binding on the Tenant as well as the Landlord for the purposes both of the Head Lease and this lease

COMPENSATION

(11) Except where any Enactment prohibits the right to compensation being reduced or excluded by agreement, neither the Tenant nor any occupier of the Premises shall be entitled on quitting them to claim from the Landlord any compensation under the Landlord and Tenant Act 1954

      RATEABLE VALUE APPEALS

    (12)   (a)     If the Landlord or the Tenant intends to make a
                   proposal to alter the entry for the Premises in the local non-domestic rating list it shall notify the other party of its intention and shall incorporate in the proposal such proper and reasonable representations as may be made by or on behalf of that party

           (b) The Tenant shall not agree the level of rates liability attributable to the Premises following the date hereof without the Landlord's consent (such consent not to be unreasonably withheld or delayed) PROVIDED that for the avoidance of doubt the Landlord shall not be entitled to refuse its consent to any level of rates which the Tenant has negotiated with the appropriate rating authority which is lower than any level of rates negotiated by or on behalf of the Landlord in respect of the Building on a pro rata basis

      NO WARRANTY AS TO SECURITY

      (13) Nothing contained in this lease (and no exercise of any of the Landlord's powers under this lease) shall constitute or be deemed to constitute a warranty by the Landlord that the Premises shall be kept secure or that any security service to the Common Parts shall be effective

      JURISDICTION

      (14) This lease shall be governed by and construed in all respects in accordance with the law of England and for the benefit of the Landlord the English courts shall have exclusive jurisdiction in relation to disputes arising under or connected with this lease and the Tenant agrees that any process may be served on it by leaving a copy of the relevant document at the Premises provided however that the Landlord shall retain the right at its sole election to sue the Tenant elsewhere including in the courts of the Tenant's domicile

      OVERRIDING LEASE

      (15) If at any time during the Term the Landlord shall grant a tenancy of the reversion immediately expectant on the determination of this lease whether pursuant to Section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise any covenant on the part of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further covenant also to obtain the consent of the lessor under such tenancy to such dealing

8.    LANDLORD'S GUARANTOR

      (1) The Landlord's Guarantor at the request of the Landlord and in consideration of the Tenant agreeing to take this lease covenants and agrees with the Tenant that all of the Landlord's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Landlord's obligations (notwithstanding any time or indulgence granted by the Tenant to the Landlord or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Landlord's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Landlord shall be in default

      (2) The Landlord's Guarantor at the request of the Management Company and in consideration of the Tenant agreeing to pay the Service Charge covenants and agrees with the Tenant that all of the Management Company's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Management Company's obligations (notwithstanding any time or indulgence granted by the Tenant to the Management Company or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Management Company's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Management Company shall be in default

9.    TENANT'S OPTION TO DETERMINE

      (1) The Tenant may (subject to compliance with the provisions of this clause) determine this lease as at 24th October 2008

      (2) If the Tenant wishes so to determine the Tenant shall give to the Landlord the Termination Notice such notice to expire on 24th October 2008

      (3) If the Tenant duly serves the Termination Notice it shall procure that vacant possession of the Premises will be available on 24th October 2008 free of occupation by and of any estate or interest rested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if the Tenant is in material breach of any of its covenant to pay the rents and Interim Sum contained in this lease (including those contained in this sub-clause) as at 24th October 2008 except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them

10.   GUARANTEE AND GUARANTOR'S INDEMNITY

      The Guarantor at the request of the Tenant and in consideration of the grant of this lease covenants and agrees with the Landlord and during the Term and any period of holding over continuation or extension thereof whether by an Enactment common law or otherwise (subject to clause 4(15)):-

      (1) The rents reserved by this lease (whether or not ascertained as to amount) will be duly paid and that all the Tenant's obligations contained in it will be performed and observed in the manner and at the times herein specified and that if there is any default in paying the rents or in performing and observing the Tenant's obligations (notwithstanding any time or indulgence granted by the Landlord to the Tenant or compromise neglect or forbearance on the part of the Landlord in enforcing the observance and performance of the Tenant's obligations in this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant) the Guarantor will observe and perform the obligations in respect of which the Tenant shall be in default and will on demand and on a full indemnity basis pay to the Landlord an amount equivalent to the rents or other amounts not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the default (and in the event of non-payment shall pay interest at the Interest Rate from the date of demand to the

      Guarantor until the date of payment) and will otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-performance or non-observance

(2) If any liquidator or other person having power to do so disclaims this lease or if it shall be forfeited or if the Tenant ceases to exist and if the Landlord by written notice served within three months after the date of disclaimer or forfeiture or the Landlord having actual knowledge of the cesser of existence of the Tenant (each a "Trigger Event") requires the Guarantor to accept a lease of the Premises for a term computed from the date of the Trigger Event to the date on which the Term would have expired by effluxion of time and at the same rents and subject to the same covenants stipulations conditions and provisions (except that the Guarantor shall not be required to procure that any other person is made party to that lease as guarantor) as are reserved by and contained in this lease immediately before the Trigger Event and with coincidental Review Dates (the said new lease and the rights and liabilities thereunder to take effect as from the date of such Trigger Event) the Guarantor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord upon demand against the costs incurred on the grant of the new lease

(3) The liability of the Guarantor hereunder shall not be released reduced affected or prejudiced by reason of:-

      (a) any variation or waiver of or addition to the terms of this lease or any of them agreed between the Landlord and the Tenant or

      (b) the surrender by the Tenant of part of the Premises (in which event the liability of the Guarantor shall continue in relation to the Tenant's obligations in respect of the part of the Premises not so surrendered) or

      (c) any legal limitation immunity disability incapacity occurrence of insolvency or the winding-up of the Tenant or

      (d) (without limitation to the foregoing) of any other act or thing act or thing by which (but for this provision) the Guarantor would have been discharged or released (in each case in whole or in part) from liability under this guarantee and indemnity or any combination of any two or more of such matters

(4) If a Trigger Event occurs and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 8(2) the Guarantor shall pay to the Landlord on demand (in addition to any other loss damage costs charges expenses or other liability which the Guarantor may be required to make good hereunder and without prejudice to any other rights of the Landlord) an amount equal to the rents which would have been payable hereunder but for such Trigger Event (so far as such rents do not otherwise continue to be payable) for the period commencing on the date of such Trigger Event and ending on whichever is the earlier of the date one year after the date of such Trigger Event and the date (if any) upon which rent is first payable in respect of the whole of the Premises on a reletting thereof

(5) Without prejudice to the rights of the Landlord against the Tenant the Guarantor shall be a principal obligor in respect of its obligations under this clause and not merely a surety and accordingly the Guarantor shall not be discharged nor shall its liability hereunder be affected by any act or thing or means whatsoever by which its said liability would not have been discharged if it had been a primary debtor

(6) The Guarantor shall pay all reasonable charges (including legal and other costs on a full indemnity basis) incurred by the Landlord in relation to the Landlord's enforcement of this guarantee and indemnity against the Guarantor or for enforcing payment by the Guarantor of amounts indemnified by it hereunder

(7) The Landlord may at its option enforce the terms of this guarantee and indemnity against the Guarantor without having first enforced the covenants and terms of this lease against the Tenant and also without first having recourse to any other rights or security which the Landlord may have obtained in relation to this lease

(8) The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the obligation of the Tenant under this lease or to any right of subrogation in respect of any such security until all the obligations owed to the Landlord by the Tenant and the Guarantor hereunder have been fully and unconditionally fulfilled and discharged

(9) The Guarantor shall not claim in any liquidation bankruptcy composition or scheme of arrangement in respect of the Tenant in competition with the Landlord and if and to the extent that it receives the same shall remit to (and until remission shall hold in trust for) the Landlord all and any monies received from any liquidator trustee receiver or out of any composition or arrangement or from any supervisor thereof until all the obligations of the Tenant and the Guarantor hereunder owed to the Landlord have been fully and unconditionally fulfilled and discharged

(10) This guarantee and indemnity shall enure for the benefit of the Landlord's successors in title under this lease without the necessity for any assignment thereof

(11) While Donaldson, Lufkin & Jenrette International Limited remains the Tenant this guarantee and indemnity shall only apply if and for so long as the total shareholders funds and reserves of Donaldson, Lufkin & Jenrette International Limited are or fall below the value of Fifty million pounds (pounds sterling 50,000,000) AND Donaldson, Lufkin & Jenrette International Limited and Donaldson, Lufkin & Jenrette Inc. shall notify the Landlord at the beginning of each period in which this guarantee and indemnity applies and again when it ceases to apply AND for the avoidance of doubt this guarantee (subject to compliance by the Tenant with clause 4(15)) shall automatically cease on any lawful assignment of this lease (but without prejudice to either party's rights against the other in respect of any antecedent breaches of this lease) unless in the circumstances contemplated by clause 4(15)(g)(ii)(b) it is reasonable for Donaldson Lufkin & Jenrette Inc. to remain the guarantor hereunder of the liabilities of Donaldson, Lufkin & Jenrette International Limited PROVIDED FURTHER that Donaldson, Lufkin & Jenrette Inc shall in such circumstances automatically be released on a second assignment of this lease

11.   STAMP DUTY CERTIFICATE

      It is hereby certified that there is no agreement for lease to which this lease gives effect

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

                                   SCHEDULE 1

                                 (THE PREMISES)

ALL THOSE office premises situate on the twenty-second floor and being part of the Building which are shown on the Plans and thereon verged red for identification purposes only ALL which premises include:-

(a) the plaster linings and other interior coverings and facing materials of all walls and of any columns within or bounding the said premises

(b) the screed the raised floor the fixed and unfixed floor coverings and all materials lying between the upper surface of the structural floor slab and the raised floor surface

(c) the ceilings including all materials forming part of them lying and the void space (if any) above such ceilings but below the lower surface of the structural ceiling slab

(d)   all non-load bearing walls lying within the said premises

(e) all plant and other apparatus and conducting media which are designed to serve the said premises exclusively including any which the Landlord may permit under clause 4(14) and whose operation does not have any impact on the central building systems

(f)   the following items supplied and fitted by the Landlord:-

      (i) venetian horizontal perforated blinds on the inside of the external windows of the Premises

      (ii)   electricity check meter

but exclude:-

(i)   all Service Media and Landlord's Services Equipment and

(ii) the load bearing structure of the Building including the load bearing structure of the roofs foundations external and internal walls and columns and the structural slabs of the ceilings and floors and

(iii) the external surfaces of the Building and the whole of the window glazing and window frames and other fenestration units constructed in the external walls and in the other boundaries of the said premises

                                   SCHEDULE 2

                         (EASEMENTS AND RIGHTS GRANTED)

1. The right in connection with the Permitted Use subject to the provisions of clause 7(3) and subject to compliance with all reasonable rules and regulations in connection with the exercise of such right as may be prescribed from time to time by the Landlord:-

      (1) for the Tenant its employees servants and duly authorised agents invitees and visitors for the purpose only of ingress and egress to and from the Premises to use the Common Parts and to use all means of escape but only when needed in an emergency and

      (2)    to use the Service Media

2 The right of support shelter and protection for the Premises from any adjoining or neighbouring parts of the Building as enjoyed by the Premises at the date of this lease

3. The right to have displayed the name or trading style of the Tenant and any authotised sub-tenants or permitted occupiers (subject to a maximum of four names at any particular time) on the signboard in the entrance lobby of the Building provided by the Landlord pursuant to paragraph 14 of Part I of schedule 6 and the right to install a sign displaying the name of the Tenant at the entrance to the Premises the precise location size and style of such sign to be subject to the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

4 The right to install a supplementary air conditioning system and UPS within the 14th floor plant area in the Building in a manner and in a location to be approved by the Landlord such approval not to be unreasonably withheld or delayed (in accordance with the provisions of clause 4(12)) and a right of access to such 14th floor plant area at all reasonable times on reasonable prior notice (save in the case of emergency) for repair and maintenance and PROVIDED that on determination of the Term the Tenant shall remove any such installation and reinstate the plant room area to the reasonable satisfaction of the Landlord (making good all damage caused in such removal)

5. The right to use and to have reasonable access for repair and maintenance (on reasonable prior written notice to the Landlord) those works or installations within or on the Building (but outside the Premises) for which consent has been given pursuant to the Agreement for Initial Alterations

6. The exclusive right to use the lavatories on the same floor as the Premises subject to free access for the tenant of the 21st floor unless the tenant of the 21st floor has agreed to forego the right of access subject to the Tenant being responsible for all elements of Service Cost relating to such toilets should any other tenant of accommodation in the Building object to meeting any proportion of Service Cost in relation to such facilities (on the basis of such exclusive use)

                                   SCHEDULE 3

                          (EXCEPTIONS AND RESERVATIONS)

1. The right to build alter or extend (whether vertically or laterally) any building notwithstanding that the access of light and air or either of them to the Premises and the lights windows and openings thereof may be affected

2. The right at reasonable times on reasonable prior written notice (except in an emergency where no notice need be given) to enter upon the Premises as often as may be necessary for the purpose of complying with the covenants of the Head Lease for all the purposes for which the Tenant covenants in this lease to permit entry and for all purposes in connection with the carrying out of the Services and for the purposes of complying with any statutory requirements

3 The right to use and to construct inspect maintain repair divert and otherwise alter stop up and relay and to make connections to any Service Media in on or under the Premises at any time during the Term for the benefit of any other part of the Building or any adjacent or neighbouring land

4. The right to erect and maintain scaffolding on or against any part of the Building so long as reasonable and sufficient means of access to and egress from and servicing the Premises are maintained

5. All rights of light air and other easements and rights (but without prejudice to those expressly granted by this lease) enjoyed by the Premises from or over any other part or parts of the Building or any adjacent or neighbouring land

6. The right of support protection and shelter for the benefit of other parts of the Building from the Premises

7. The right for one or more members of any security staff employed by the Landlord or its agents at any time or times on reasonable prior notice (save in the case of emergency where no notice is required) to enter the Premises if it shall be considered necessary or desirable so to do in connection with the security of the Building

8. The right for the tenant or occupier of any other part of the Building authorised by the Landlord having first given reasonable written notice to the Tenant at reasonable times in the daytime and at any time and without notice in case of emergency to enter the Premises for the purpose of repairing that other part of the Building making good any damage so caused to the reasonable satisfaction of the Tenant

9. The rights reserved to the Superior Landlord (by covenant or by express reservation) in the Head Lease

PROVIDED ALWAYS THAT if the Landlord or its employees or the persons authorised by the Landlord exercises any of the rights by carrying out work on the Premises it shall cause as little inconvenience as possible and as soon as reasonably practicable make good any damage caused to them unless the right has been exercised because of some breach by the Tenant or by any person claiming through it

                                   SCHEDULE 4

                    (THE FIRST RESERVED RENT AND THE REVIEW THEREOF)

1. In this schedule the following expressions have the respective specified meanings:-

      (1) "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date

      (2) "Review Rent" means the yearly market rent which might reasonably be expected to be payable following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out during which no rent or a concessionary rent is payable or following the payment of any capital sum or fitting out contribution which might be negotiated in the open market for the purposes of fitting out (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period or capital sum or fitting out contribution and has used the same fully to fit out the Premises for the Permitted Use to the lessee's particular requirements) if the Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession on the relevant Review Date without fine or premium for a term often years computed from the relevant Review Date taking Into account the lessee's right at the expiration of the term to be granted a new tenancy under
             Part II Landlord and Tenant Act 1954 and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at five-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:-

             (a) the Permitted Use and the Premises comply with Planning Law and every other Enactment free from any onerous condition restriction and limitation and that the lessee may lawfully implement and carry on the Permitted Use

             (b) no work has been carried out to the Premises which has diminished their rental value

             (c) in case the Building or any part of it has been destroyed or damaged it has been fully restored

             (d) the Premises have been fitted out to no less standard than that set out in the Reinstatement Specification but disregarding any effect on rent of:-

             (i) the fact that the Tenant or any underlessee or other permitted occupier or their respective predecessors in title has been or is in occupation of the Premises

             (ii) any goodwill attached to the Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other permitted occupier

             (iii) (without prejudice to paragraphs 1(2)(b) and 1(2)(c) of this schedule) any works carried out to the Premises during the Term by the Tenant or any permitted underlessee in either case at its own expense in pursuance of a licence granted by the Landlord where required and otherwise than in pursuance of any obligation to the Landlord

             (iv) the works carried out to the Premises by the Tenant or carried out by the Landlord at the expense of the Tenant pursuant to the Agreement for Initial Alterations

      (3) "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 3(1) of this schedule and if to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors the said President to be requested to nominate an independent chartered surveyor having not less than ten years practice in the City of London next before the date of his appointment and recent substantial experience in the letting and valuation of office premises of a similar character and quality to those of the Premises and who is a partner or director of a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

2. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:-

      (1) the Current Rent (ignoring for this purpose any rent cesser pursuant to clause 7(5)) and

      (2)    the Review Rent

3. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:-

      (1) the Review Surveyor shall (in the case of agreement about his appointment) be forthwith appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant

      (2) Unless the Landlord and the Tenant agree that the Review Surveyor shall act as an expert (which after the appointment has been made they may not do save with the consent also of the Review Surveyor) he shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979

      (3) If the Review Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall stipulate a proposal for the Review Rent supported (if so desired by the Landlord or the Tenant) by any or all of:-

             (i)   a statement of reasons

             (ii)  a professional rental valuation and (separately and later)

             (iii) submissions in respect of each other's statement of reasons and valuation

             but he shall not be bound thereby and shall make the determination in accordance with his own judgment (including any determination concerning any party's liability for the costs of the reference to him) save in respect of points of law

      (4) If the Review Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of another Review Surveyor

4. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:-

      (1)    continue to pay the Current Rent on account and

      (2) pay the Landlord within seven days after the agreement or assessment of the Review Rent the amount (if any) by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period plus interest at three per cent below the Interest Rate for each installment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the installment was due up to the date of payment of the shortfall)

5. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then when the restriction is released the Landlord may at any time within six months after the date of release give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date

                                   SCHEDULE S

                              (THE SERVICE CHARGE)

1.    In this schedule:

      "ACCOUNTING PERIOD" means the period from and including 1st January to and including 31st December in any year or such other period of twelve months as the Management Company shall reasonably determine from time to time

      "EXPERT" means a chartered surveyor experienced in the administration and apportionment of service charges for buildings similar to the Building as agreed upon by the Management Company and the Tenant or on failure to agree appointed at the request of either party by the President Provided that where an Expert has previously been agreed or appointed in relation to any matter in connection with the Service Cost or the allocation of the Service Cost between the tenants of the Building (whether or not pursuant to the terms of this Underlease) the Management Company or the Tenant shall be entitled if reasonable to require that the same Expert be appointed

      "INTERIM SUM" means a fair and reasonable yearly sum assessed by the Management Company acting reasonably on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

      "RESERVE" means the total of the amounts received by the Management Company in respect of the matters referred to in paragraph 2(B) of this schedule

      "SERVICE CHARGE" means the proportion or proportions of the Service Cost attributable to the Premises determined in accordance with the provisions of this schedule payable from the date hereof

      "SERVICE CHARGE CERTIFICATE" means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 5 of this schedule and prepared by the Management Company's surveyor or auditor

      "SERVICE COST" means the total sum calculated in accordance with paragraph 2 of this schedule

2.    The Service Cost shall be the total of:-

      (A) the reasonable cost properly incurred by the Management Company in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the costs and expenses set out in Part II of schedule 6 (insofar as the same are reasonable and properly incurred) and any other reasonable costs and expenses properly incurred by the Management Company or with the Management Company's authority in connection with the Services but excluding for the avoidance of doubt

             (i) any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant (which shall be charged direct to the Tenant) or of any other tenant or tenants of the Building and

             (ii) any Value Added Tax which the Management Company may incur of and incidental to the provision of the Services and which is recoverable as input tax by the Management Company

             (iii) any cost or expense incurred in making good any damage caused by any of the Insured Risks

     (B) an amount (to be revised annually by the Management Company at its reasonable discretion) to be charged in any Accounting Period as a contribution to the establishment and maintenance of a reserve towards the estimated cost to the Management Company of the provision of the Services such amount to be ascertained on the assumption (inter alia) that the cost of replacement of items of plant machinery equipment and other capital items is calculated on such life expectancy of the said items as the Management Company may from time to time reasonably determine to the intent that a fund be accumulated sufficient to cover the cost of replacement of the said items by the end of their anticipated life

      PROVIDED THAT nothing herein contained shall oblige the Management Company to maintain the Reserve or a reserve sufficient to cover the whole of the cost of replacement of any plant machinery equipment or other capital items and provided further that any expenditure on any items in respect of which any sums shall have been included in the Reserve during an Accounting Year shall at the Management Company's reasonable discretion as to the amount thereof if any be met out of the Reserve AND PROVIDED THAT in respect of any costs or expenses not incurred exclusively in connection with the provision or carrying out of the Services a fair proportion only of such costs and expenses shall be included in the Service Cost

3.    (A)    The Service Charge payable by the Tenant for any Accounting
             Period shall be a fair proportion of the Service Cost attributable to the Premises from time to time as properly determined by the Management Company (and so in proportion for any Accounting Period not falling wholly within the Term the Service Cost in any such case being deemed to accrue on a day to day basis for the purpose of apportionment)

      (B) If at any time and from time to time during the Term the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Cost in relation to any item of the Services shall change and as a result it is reasonable that there be an alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in every such case the Management Company shall vary and amend the Service Charge and make appropriate adjustments thereto provided always that in the event of any dispute between the Management Company and the Tenant and the other tenants of the Building or any of them the same shall be referred to the

             Expert for determination (the Expert to act as an expert and not as an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decisions as to the responsibility for his costs)

      (C) The fair proportion to be determined by the Management Company in paragraph 3(A) above shall be determined on the basis that all accommodation within the Building let or occupied or designed contracted or adapted for letting or occupation (other than management accommodation) is fully let on terms which include service charge provisions consistent with the service charge provisions contained in this lease (save where otherwise specified herein) and such proportion shall not be increased or altered by reason of the fact that at any time any part of such accommodation may be vacant or that any tenant or other occupier of any other part of the Building may default in payment of its due proportion of the Service Cost

4.    (A)   The Tenant shall pay to the Management Company the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days unless the Management Company shall reasonably anticipate that amounts to be incurred during the year immediately next following are anticipated as being incurred in accordance with a programme of non equal expenditure in which event the Management Company shall serve notice to such effect upon the Tenant and shall thereupon be entitled to require amounts of the Interim Sum to be paid by advance quarterly instalments of unequal amounts reasonably stipulated by the Management Company

      (B) The Management Company shall be entitled to require as part of the Interim Sum payments in advance on account of the cost of the consumption of and supply charges in respect of electricity consumed within the Premises (save for any amounts which are invoiced directly by London Electricity plc to the Tenant) such sums not to exceed a fair and proper estimate of amounts reasonably anticipated by the Management Company as falling due within the next quarter

      (C) If the Tenant consistently requests the provision of any of the Services outside Normal Business Hours the Management Company shall be entitled in addition to require the Tenant to pay along with payments of the Interim Sum a fair and proper estimate of amounts likely to be payable by the Tenant in the next quarter on account of such Services in accordance with the terms of this lease

      (D) The Interim Sum for the Accounting Period ending 31st December 1996 shall be pound sterling 74,000

      (E) Either before or as soon as practicable after the commencement of every Accounting Period the Management Company shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 6 and 7 of this schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by sub-paragraph (A) of this paragraph of this schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period

5.    (A)   As soon as practicable after the expiry of every Accounting Period
            (and in any event within 4 months after such expiry) the Management Company shall serve or cause to be served a Service
            Charge Certificate on the Tenant for the relevant Accounting
            Period

      (B) A Service Charge Certificate shall contain a summary of the Service Cost in respect of the Accounting Period to which it relates and the relevant calculations showing the Service Charge

      (C) The Tenant may request further details of the breakdown of the expenditure under any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Management Company within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Management Company shall furnish to the Tenant all such relevant details in its possession or control or which can reasonably be obtained by it as relate to the expenditure under the item or items in question at the cost of the Tenant (include all books of account receipts demands and invoices) PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time (but without prejudice to any challenge claim or dispute that the Tenant may have made or may make in the future in respect of its Service Charge liability or otherwise)

6. Within fourteen days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall (without prejudice to any challenge claim or dispute as aforesaid) pay to the Management Company or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Management Company and in the event that such excess is not received in cleared funds by the Management Company within 14 days of the due date for payment it shall attract interest at the Interest Rate calculated for the period commencing on the due dates for payment and ending on the date the sum is subsequently received by the Management Company notwithstanding that the Term may have expired or been determined before the service by or on behalf of the Management Company of the relevant Service Charge Certificate

7. If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount which the Interim Sum exceeds the Service Charge shall be accumulated by the Management Company and shall be applied in or towards the Service Charge for the next following Accounting Period or Accounting Periods or at or after the end of the Term repaid to the Tenant within 14 days after preparation of the Service Charge Certificate and the event that the excess is not received by the Tenant on the due date for payment it shall attract interest at the Interest Rate for the period commencing as the due date for payment and ending on the date that the sum due is received in cleared funds by the Tenant

8. Unless challenged by the Tenant pursuant to the provisions of paragraph 9 of this schedule every notice certificate calculation determination or assessment made by or on behalf of the Management Company referred to in this schedule shall (save where a manifest error appears) be conclusive and binding upon the parties hereto

9. The Tenant (acting reasonably) may at any time within six months after the submission of a Service Charge Certificate challenge it on any reasonable ground (including without limitation on the ground that the Service Charge therein stated exceeds the Service Charge which should have been payable had the provisions of this lease been properly adhered
      to) Provided that the Tenant gives notice with full particulars of its ground of alleged challenge and in any such case:

      (A) any sum due to or payable by the Management Company pursuant to paragraphs 6 and 7 above shall still be paid or allowed pending resolution of the Tenant's challenge as if the Service Charge Certificate were correct

      (B) the Management Company and the Tenant shall endeavour to resolve the relevant issue but if they cannot do so the issue in dispute shall be referred to the Expert (acting as an expert and not an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decision as to the responsibility for his costs)

      (C) such adjustments to the Service Charge Certificate as may be required to be made in consequence of the resolution of the dispute shall be paid as soon as reasonably practicable after such resolution and any sum due to or payable by the Management Company shall then be paid or allowed (as the case may be) immediately together with interest at three per cent below the Interest Rate on such sum during the period which it has been underpaid or overpaid

10. All sums obtained from the Tenant and any other tenants or occupiers of the Building towards the Service Cost and sums collected in respect of the Reserve shall each be placed in separate interest bearing designated deposit accounts to be applied only towards the cost of providing the Services and all interest accrued on such deposit account shall be credited (net of tax) to the account

11. The Management Company will account to the Landlord as soon as practicable following expiry of each Accounting Period for that part of the Service Charge which relates to costs directly incurred by the Landlord and not by the Management Company including (but not limited to) the costs referred to in paragraphs 5 7 8 9 and 12 of Part II of schedule 6

12. If in the Management Company's reasonable discretion any of the Services have to be provided to a greater extent (or the cost of provision of such Services is greater) than would normally apply in the context of the general management of the Building in accordance with this lease as a result either:-

      (a) of a specific request by the Tenant (with or without other tenants or occupiers of accommodation in the Building); or

      (b) where such provision is required in the interests of good estate management as a result of any acts or omissions of the Tenant in relation to its use and occupation of the Premises then the Management Company shall be entitled to require the Tenant to meet the cost of such provision (or a fair proportion thereof determined by the Management Company) within 10 working days following a demand by the Management Company

                                  SCHEDULE 6

                                  (SERVICES)

                                    PART I

1. Inspecting maintaining repairing amending altering and (where consistent with an obligation to repair) rebuilding and renewing and where appropriate treating washing down painting and decorating all load bearing and other structural parts of the Building and the relevant parts of it described in paragraphs (ii) and (iii) of schedule 1

2. Inspecting servicing maintaining operating and repairing and (where consistent with an obligation to repair) renewing amending overhauling and replacing the Landlord's Services Equipment and all other apparatus plant machinery and equipment within the Building (if any) from time to time excluding any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

3. Inspecting servicing maintaining operating repairing cleansing emptying amending altering and renewing overhauling and replacing all Service Media

4. Keeping the Common Parts and the car park within the Building properly cleansed decorated treated maintained and lit to such standard as the Management Company may from time to time consider adequate but the Common Parts and the car park shall be operational 24 hours a day 7 days a week

5. Providing such mechanical ventilation heating and (if deemed reasonably desirable by the Management Company) cooling for such parts of the Building and for such hours and times of the year (subject to clause 6) as the Management Company shall in its discretion reasonably determine save that such mechanical ventilation heating and cooling for the lifts lobby and entrance halls and toilets shall be provided throughout Normal Business Hours and at the request of the Tenant outside those hours subject to the Outside Normal Business Hours Charge

6. Providing and maintaining at the Management Company's discretion any furniture architectural or ornamental features or murals and any horticultural displays plants shrubs trees or garden area in the Common Parts and maintaining the same

7. Supplying whether by purchase or hire and maintaining (and where consistent with an obligation to repair) renewing replacing repairing servicing and keeping in good and serviceable order and condition all fixtures and receptacles appliances materials equipment plant and other things which the Management Company may reasonably deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building or any part of it or otherwise in connection with the provision of the Services

8. Cleaning as frequently as the Management Company shall in its reasonable discretion consider adequate the exterior and interior of all window glazing and window frames and other fenestration units in the Common Parts and the outside of the window glazing referred to in paragraph
      (iii) of schedule I and the maintenance cleansing repair inspection and (where necessary) renewal or replacement of all window cleaning) cradles carriageways and runways

9. Providing a security service 24 hours a day to the Common Parts (including the ground floor entrance hall at times when receptionists are not present) and the car park within the Building including where reasonably appropriate in the Management Company's judgment closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Building

10. Disposing of refuse from the Building (including collecting and compacting or otherwise treating or packaging as the Management Company reasonably thinks fit such refuse and if necessary pest control) and (and where consistent with an obligation to repair) the provision repair maintenance and renewal of any plant and equipment in connection therewith

11. Maintaining 24 hours a day 7 days a week an adequate supply of hot and cold water and supplying washing and toilet requisites in the lavatory accommodation in the Building

12. Such rodent or other pest control in the Building as the Management Company shall reasonably consider necessary or desirable

13. Providing one or more receptionists and/or security in the ground floor entrance hall of the Building 24 hours a day 7 days a week

14 Providing and maintaining a signboard in the entrance lobby of the building for the display of tenants' names

15. Controlling so far as practicable 24 hours a day 7 days a week traffic flow within the car park in the Building and traffic and parking therein and for that purpose to provide such working and mechanical systems as the Management Company considers appropriate including wheel clamping immobilising and removal of vehicles

16. Providing and maintaining a post room facility for the reception of mail to the Building

17. Complying with the obligations on the part of the tenant contained in the Head Lease save for the payment of rent

18.   Complying with the obligations set out in clause 6

19. Any other services relating to the Building or any part of it provided by the Management Company from time to time which shall be:-

      (1) reasonably capable of being enjoyed by the occupier of the Premises or

      (2) reasonably calculated to be for the benefit of the Tenant and other tenants of the Building or

      (3) appropriate for the maintenance upkeep or cleanliness of the Building or

      (4)   otherwise in keeping with the principles of good estate management

      PROVIDED ALWAYS that

      (i) Where in this schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it

      (ii) The Management Company shall subject to clause 6 when reasonable have the right to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this schedule if the Management Company shall having regard to the principles of good estate management reasonably deem it desirable or expedient so to do but before so doing the Management Company shall notify all the tenants in the Building but in the event of any failure of any of the Services shall use all reasonable endeavours to restore the said Service

      (iv) The Management Company or the managing agents may temporarily withdraw any item of Services matter or thing specified in this schedule if in their reasonable opinion such withdrawal is in the interest of good estate management or if such withdrawal is due to circumstances beyond the control of the Management Company

                                     PART II

1. All fees and disbursements of any individual or firm or company employed or retained by or on behalf of the Management Company or its agents (including without limitation managing agents fees) for or in connection with:-

      (1)   any surveying or accounting functions for the Building and

      (2) the performance of the Services or any of them and any other duties in or about the Building or any part of it relating to the general management administration security maintenance protection and cleanliness of the Building

2. The reasonable fees of the Management Company for any of the Services or for the functions and duties referred to in paragraph 1 of this Part of this schedule which shall be undertaken by the Management Company and not by a third party

3. The cost (in addition to any fees referred to in paragraph 2 and where the context permits paragraph 1 of this Part of this schedule) of employing (whether by the Management Company or any managing agents or any other individual or firm or company) such staff as the Management Company may in its reasonable discretion consider appropriate for the performance of the Services and the functions and duties referred to in paragraph 1 of this Part of this schedule and all other incidental expenditure in relation to such employment including without prejudice to the generality of the foregoing:-

      (1) salaries wages pensions and pension contributions benefits in kind and other emoluments and National Insurance and other statutory contributions or levies

      (2)   the provision of uniforms and working clothing

      (3) the provision of vehicles tools appliances cleaning and other material fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same and

      (4) a reasonable notional rent for any premises reasonably provided rent free for every such person's use occupancy or residence

4. The cost of entering into any contracts for the carrying out of all or any of the Services

5. All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:-

      (1)    the whole of the Common Parts or any part of them

      (2) any residential accommodation provided for caretakers and other staff employed in connection with the Building and any other premises provided as referred to in paragraph 3(4) of this Part of this schedule excluding any tax (other than VAT) payable by the Landlord as a direct result of any actual or implied dealing with the reversion of any Lease or of the Landlord's receipt of income

6. The cost of the supply of water electricity gas oil and other fuel for the provision of the Services and the cost of any electricity generating transforming monitoring metering and distribution plant machinery and equipment in or servicing the Building

7. The cost which the Landlord may be called upon pursuant to any Enactment to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Service Media or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

8. The cost of taking all steps deemed desirable or expedient by the Landlord and/or the Management Company for complying with or making representations against or otherwise contesting the incidence of the provisions of any Enactment relating to or alleged to relate to the Building or any part or it for which any tenant is not directly and exclusively liable

9. The cost to the Landlord and/or the Management Company of abating any nuisance in respect of the Building or any part of it insofar as the same is not the liability of any tenant

10. Any interest and fees incurred in respect of money borrowed in unforeseen or emergency circumstances to finance the provision of the Services and the costs referred to in this Part of this schedule or any of them

11. Any VAT (or any tax of a similar nature which may be substituted for or levied in addition to it) incurred by the Management Company on any other amount comprised in the Service Cost save to the extent that the Management Company obtains credit for such VAT incurred by the Management Company pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

12. A reasonable notional rent for any management accommodation provided within the Building to facilitate the provision of the Services

13. All other reasonable actual costs properly incurred in connection with the provision of the Services

                                   SCHEDULE 7

                    (MATTERS TO WHICH THE DEMISE IS SUBJECT)

1. The entries on the registers of Title Number NGL272172 as at the date hereof

2. Agreement dated 24th November 1995 between The Prudential Assurance Company Limited (1) 99 Bishopsgate Limited (2) The Scottish Amicable Life Assurance Society (3)

                                   SCHEDULE 8

                          PROVISIONS FOR VAT INDEMNITY

                                     PART I

1.    Additional Definitions:

      "TAX CREDIT" means a credit in respect of, or repayment of, input VAT, arising by virtue of and determined in accordance with sections 24, 25 and 26 Value Added Tax Act 1994 and regulation made thereunder

      "TENANT'S AUDITORS" means the auditors for the time being of the Tenant provided that they are one of the following firms of accountants - Deloitte Touche, Coopers and Lybrand, Ernst & Young, KPMG, Price Waterhouse or Arthur Andersen - or such other reputable firm or accountants as the Landlord has previously approved for the purpose of this schedule 8 (such approval not to be unreasonably withheld or delayed).

      "VAT ELECTION" means an election under paragraph 2 of Schedule 10 Value Added Tax Act 1994 made by the Landlord or any person of whom the Landlord is a "Relevant Associate" within the meaning of paragraph 3(7) of Schedule 10 or any other election or voluntary act by the Landlord or any person connected with the Landlord (as determined under the provisions of Section 839 of the Income and Corporation Taxes Act 1988) which results in VAT being payable on the rent first reserved by this lease

      "VAT YEAR" means a tax year for Value Added Tax purposes determined in accordance with Part XIV of the Value Added Tax Regulations 1995.

      "VAT YEAR CERTIFICATE" means the certificate to be provided by the Tenant following the end of the Tenant's VAT Year in the form set out in
      Part II of this Schedule.

2.    Payment of VAT - no VAT Election

      In the event that the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would be a taxable supply whether or not a VAT Election has effect in respect of the Premises, the Tenant shall pay such VAT in addition to the rent first reserved without any adjustment of rent first reserved under this schedule.

3.    Adjustment of rent first reserved and payment of VAT - VAT Election made

      If and for all periods where the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would not be a taxable supply but for a VAT Election having effect in respect of the Premises, the rent first reserved shall be adjusted to such amount as when aggregated with that part of the VAT chargeable thereon in respect of which the Tenant does not obtain a Tax Credit, equals the rent first reserved which would have been paid had no VAT Election been made.

4.    Determination of adjustment of rent first reserved

4.1 At least 28 days prior to (a) 29th September 1998 and (b) every subsequent anniversary thereof the Tenant shall serve a VAT Year Certificate on the Landlord. Where the Tenant has served such VAT Year Certificate (or is deemed to have done so pursuant to paragraph 4.2 of this Part I below), the Tenant shall pay the amounts (including the VAT) stipulated (or deemed to be stipulated) in paragraph 3 of such VAT Year Certificate on the due date for payment of the next installment of the rent first reserved (and on the due date for subsequent instalments), subject however to paragraph 4.3 of this Part I below.

4.2 If the Tenant fails to serve a VAT Year Certificate at least 28 days prior to the due date for payment of the sum in respect of which paragraph 3 above will apply, the Tenant shall be deemed to have served a VAT Year Certificate specifying in paragraph 1 thereof the same estimated proportion as stated in the previous VAT Year Certificate served, or if no previous VAT Year Certificate has been served by the Tenant at any time prior to the due date for any VAT Year Certificate an estimated proportion of nil per cent. If the Tenant fails to serve a VAT Year Certificate on more than one consecutive occasion the Tenant shall be deemed, on the second failure and any subsequent failure, until service of the next VAT Year Certificate, to have served a VAT Year Certificate specifying in paragraph 1 thereof an estimated proportion of nil per cent.

4.3 The VAT Year Certificate shall be final and binding unless the Landlord notifies the Tenant within 30 days after the date on which a VAT Year Certificate has been served that it disputes the VAT Year Certificate on the grounds of manifest error. Unless such notification is given, no further adjustments (other than those covered by the VAT Year Certificate) shall be made in respect of any instalments of rent first reserved in the VAT Year covered by the aforementioned VAT Year Certificate. Whether or not the Landlord notifies the Tenant that it disputes any amount, the Tenant shall pay on the due date for payment of the next installment of rent first reserved immediately following the service of the VAT Year Certificate to which the dispute relates, the amount stipulated in paragraph 3 of the VAT Year Certificate.

4.4 If the Review Rent is not agreed or determined until after a relevant Review Date, the amount of any increase to be paid pursuant to paragraph 2 of schedule 4 of this lease shall (if paragraph 3 above applies at that time) be adjusted on the basis of the last VAT Year Certificate. The adjustment amount shall be paid at the time when the amount of any unadjusted increase would have been due to be paid and the provisions of this schedule shall apply as if the amount of the increase were an amount to which paragraph 3 of Part I of this schedule 8 applied.

4.5 The Landlord may notify the Tenant in writing at any time within five days of the service of any VAT Year Certificate (or within five days of the last date on which the Tenant should have served a VAT Year Certificate and is therefore deemed to have served one) that it requires the Tenant to obtain a certificate from the Tenant's Auditors at the Tenant's cost (if adjustments are required following such process) or at the Landlord's cost (if no such adjustments are required) in the form set out in the VAT Year Certificate. The Tenant's Auditor's certificate shall be provided at least eight days prior to the date of payment of the rent first reserved to which such certificate relates, together with the Tenant's revised VAT Year Certificate (if required in order for the Tenant's Auditors to be able to provide a certificate). The Tenant shall pay in accordance with paragraph 4.1 above the amount stipulated in accordance with paragraph 3 of such VAT Year Certificate (as revised, if required) on the date for payment of the rent first reserved.

4.6 If adjustments are required pursuant to any VAT Year Certificate as a result of the proportion of VAT for which the Tenant has obtained or will obtain a Tax Credit differing from the proportion previously taken into account in calculation any payment, any such difference shall be taken into account (after having determined the amount of rent first reserved payable in respect of the next quarter in accordance with paragraph 3 above) in calculating the next actual payment of rent first reserved (either by increase or decrease), the amount of which shall be set out in paragraph 3 of the VAT Year Certificate.

4.7 Interest shall be payable at three per cent below the Interest Rate by the Landlord and three per cent below the Interest Rate by the Tenant on the difference between the amount actually paid pursuant to the relevant VAT Year Certificate on the due date for payment of any sum to which paragraph 3 of Part I of this schedule 8 applies and the amount which should have been paid, from such due date until the date of payment of the adjusted amount pursuant to paragraph 4.3. Where the actual amount paid (the "Initial Payment") on the due date for payment of any sum was subsequently adjusted on payment of any later installment of the rent first reserved ("the Adjusted Payment") in accordance with paragraph 4.6 of Part I of this Schedule 8 and paragraph 3(b) of the VAT Year Certificate, the interest shall be calculated on the basis of the difference between the Initial Payment and the amount which should have been paid pursuant to paragraph 4.1 until the date of the Adjustment Payment, and then on the difference between the Adjustment Payment and the amount which should have been paid until payment of that amount pursuant to paragraphs 4.3.

4.8 Following any assignment of the whole of the Premises, the provisions of this schedule 8 shall apply to any new Tenant as if it were the first Tenant, and a VAT Notice served by the new Tenant shall not take into account any adjustments made, or to be made, in respect of any previous Tenant.

5.    Miscellaneous

      The Tenant shall be at liberty to carry on the ordinary course of its trade as it wishes and shall not be precluded from proposing or accepting a method of attribution designed or maximise its Tax Credit and covenants not to enter any arrangement which has the specific purpose of increasing the amount by which the rent first reserved is decreased by virtue of this schedule 8..

                                     PART II

                              VAT YEAR CERTIFICATE



To:   The Landlord                                  From:        The Tenant

We refer to paragraph 4.3 of Part I of schedule 8 to the Lease dated [        ]
made between 99 Bishopsgate Limited (1) 99 Bishopsgate Management Limited (2) Hammerson U.K. Properties plc (3) Donaldson Lufkin & Jenrette International Limited (4) and Donaldson Lufkin & Jenrette Inc. (5) in respect of premises on [ ] floor of the building known as 99 Bishopsgate London EC2 and pursuant to that paragraph:

1.    Our VAT Year which included the following quarter days [        ], ended
      on [        ],ended on[        ].

      (a) The part of the VAT charged on the rent first reserved paid in the VAT Year for or in respect of which we estimate/have determined (in accordance, where relevant, with the return made, or to be made, for the prescribed accounting period next following the end of the VAT Year) we will be unable to obtain credit or repayment is a proportion of [ ] per cent of the total VAT charged.

      (b) The following Table sets out the part of the VAT charged which was expected to be irrevocable during the VAT Year where it has been determined on the basis of paragraph 2(a) above that that differs from the amount of VAT for or in respect of which we actually obtained, or will be able to obtain, credit or repayment.

      Dates    Rent first reserved   Estimate   Adjustment   Determination
                                     *          **           ***

      * estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out initially in VAT Notice.

      ** adjusted estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out in subsequent VAT Notice.

      *** proportion of VAT for or in respect of which we have now estimated/determined we shall be unable to obtain credit or repayment, in accordance with Sections 24- 26 of the Value Added Tax Act 1994 and the Value Added Tax Regulations 1995

3. We request that adjustment is made to the next installment of rent first reserved so as to ensure that the amount of rent first reserved payable in the VAT Year to which this VAT Year Certificate relates is as provided in paragraph 3 of Part I of Schedule 8 to the Lease in accordance with the information given in paragraph 2 above and we calculate that the next installment of rent first reserved as so
      adjusted shall be pounds sterling [     ] exclusive of VAT and the VAT
      thereon shall be pounds sterling [     ], and that the interest payable by
      the Tenant to the Landlord/Landlord to the Tenant, in accordance with paragraph 4.7 of Part I schedule 8 to the Lease shall be pounds sterling
      [     ].

4.    We hereby declare that:

      (a)   we have complied with the covenant imposed upon us by paragraph
            6.2 of Part I of schedule 8 to the Lease;

      (b) the information contained in this VAT Notice is to the best of our knowledge, information and belief complete and accurate;

      (c) we have made all due returns to the Commissioners of Customs and Excise and such returns are complete and accurate in all material respects and have been made within the time limits provided by statute.


Signed by

an authorised signatory on behalf of the Tenant

The above declaration are, to the best of our knowledge and belief after due and careful enquiry, true, accurate and complete.

Signed by


Tenant's Auditors

[SEAL OMITTED]                   (THE COMMON SEAL of 99 BISHOPSGATE LIMITED
                                 (LIMITED was hereunto affixed in the presence
                                 (of:-

                                 Director

                                 Director

                                 (THE COMMON SEAL of 99 BISHOPSGATE
                                 (MANAGEMENT LIMITED was hereunto
                                 (affixed in the presence of:-







[SEAL OMITTED]                    Director


                                  Director


                                  (THE COMMON SEAL of HAMMERSON
                                  (U.K. PROPERTIES PLC was hereunto affixed in (the presence of:-


[SEAL OMITTED]                     Director


                                   Director

                          DATED 24th of OCTOBER 1996

                            99 BISHOPSGATE LIMITED
                                     and

                      99 BISHOPSGATE MANAGEMENT LIMITED

                                     and

                        HAMMERSON U.K. PROPERTIES PLC

                                     and

                         DONALDSON, LUFKIN & JENRETTE

                             INTERNATIONAL LIMITED

                                      and

                      DONALDSON, LUFKIN & JENRETTE, INC.





                                  UNDERLEASE
                                      of
                   Twentieth Floor 99 Bishopsgate London EC2














                           HERBERT SMITH
                           Exchange House
                           Primrose Street
                           London EC2A 2HS
                           Tel: 0171-374 8000
                           Fax:0171-496 0043
                           Ref: 129/P17/30433514

                               TABLE OF CONTENTS

CLAUSE       HEADING                                                     PAGE

1.           Definitions

             Building
             Common Parts
             Development
             Electricity Cost
             Enactment
             Head Lease/Superior Lease
             Insurance Cost
             Insurance Rent
             Insured Risks
             Interest Rate
             Lettable Unit
             Net Internal Area
             Normal Business Hours
             Permitted Part
             Permitted Use
             Planning Law
             Plans
             Premises
             Public Authority

             Services
             Service Media

             Tenant
             Term
             VAT

2.           Interpretation

3.           Demise and Rents

4.           Tenant's Covenants

      (1)    Rent
      (2)    VAT
      (3)    Outgoings
      (4)    Compliance with Enactments
      (5)    Notices
      (6)    Repair
      (7)    Decoration and general condition and servicing
      (8)    Refuse
      (9)    To permit entry
      (10)   Compliance with notices relating to repair or condition
      (11)   Encroachments
      (12)   Alterations and reinstatement

CLAUSE       HEADING                                                     PAGE

      (13)   Use
      (14)   Signs
      (15)   Alienation
      (16)   Registration
      (17)   Payment of cost of notices consents etc.
      (18)   Machinery
      (19)   Obstruction/overloading
      (20)   Parking/goods delivery
      (21)   Planning Law and compensation
      (22)   Indemnity
      (23)   Defective Premises
      (24)   Insurance and fire fighting equipment
      (25)   Dangerous and contaminative materials
      (26)   Yield up
      (27)   Regulations and covenants
      (28)   Security and access
      (29)   Head Lease
      (30)   Service Charge

5.           Landlord's Covenants

      (1)    Quiet Enjoyment
      (2)    Insurance
      (3)    Head Lease
      (4)    Electricity Provision
      (5)    Management Company access
      (6)    VAT indemnity

6.           Provision of Services

7.           Provisos

      (1)    Forfeiture and re-entry
      (2)    Letting Scheme use and easements
      (3)    Common Parts and Service Media
      (4)    Service of notices
      (5)    Rent cesser
      (6)    Landlord's liability
      (7)    Arbitration fees
      (8)    Rent review memorandum
      (9)    No warranty as to use
      (10)   Disputes
      (11)   Compensation
      (12)   Rateable value appeals
      (13)   No warranty as to security
      (14)   Jurisdiction
      (15)   Overriding lease
      (16)

CLAUSE       HEADING                                                     PAGE

8.           Landlord's Guarantor

9.           Tenant's option to determine

10.          Guarantee and Guarantor's Indemnity

11.          Stamp Duty Certificate

Schedule 1   Premises

Schedule 2   Easements and rights granted

Schedule 3   Exceptions and reservations

Schedule 4   The first reserved rent and the review thereof

Schedule 5   Service Charge

Schedule 6   Services

Schedule 7   Deeds and documents to which the demise is subject

                               LEASE PARTICULARS

-------------------------------------------------------------------------------
1.    DATE  24th October 1996

      THIS LEASE IS AND IS INTENDED TO BE DELIVERED ON THE DATE
      FIRST ABOVE WRITTEN
-------------------------------------------------------------------------------
2.    PARTIES

(a)   LANDLORD                       :     99 Bishopsgate Limited

(b)   TENANT                         :     Donaldson, Lufkin & Jenrette
                                           International Limited

(c)   MANAGEMENT COMPANY             :     99 Bishopsgate Management Limited

(d)   LANDLORD'S GUARANTOR           :     Hammerson U.K. Properties plc

(e)   TENANT'S GUARANTOR             :     Donaldson, Lufkin & Jenrette, Inc.
-------------------------------------------------------------------------------
3.    DEMISED PREMISES               :     ALL THOSE premises on the 20th floor
                                           of the Building shown for
                                           identification only edged red on
                                           Plan 1.
-------------------------------------------------------------------------------
4.    BUILDING                       :     99 Bishopsgate London EC2
-------------------------------------------------------------------------------
5.    CONTRACTUAL TERM AND           :     Commencing on the date hereof and
      TERM COMMENCEMENT                    expiring on 23rd October 2011

      AND EXPIRY DATES
-------------------------------------------------------------------------------
6.    INITIAL RENT                   :     (pounds sterling) 456,195
-------------------------------------------------------------------------------
7.    RENT COMMENCEMENT DATE         :     29th September 1998
-------------------------------------------------------------------------------
8.    TENANT'S BREAK RIGHT           :     24th October 2008

THIS UNDERLEASE made the 24th day of October One thousand nine hundred and ninety six

BETWEEN: -

(1) 99 BISHOPSGATE LIMITED whose registered office is at Lo Lam House Kumul Highway Port Vila Vanuatu (Co. Regn. No. 10469) (registered under
      Section 21A to the Companies Act 1985 under company number FC018588 and branch number BR002962) whose principal place of business is at 100 Park Lane London W1Y 4AR (the "LANDLORD")

(2) 99 BISHOPSGATE MANAGEMENT LIMITED whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 3071752) (the "MANAGEMENT COMPANY")

(3) HAMMERSON U.K. PROPERTIES plc whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 298351) (the "LANDLORD'S GUARANTOR")

(4) DONALDSON, LUFKIN & JENRETTE INTERNATIONAL LIMITED whose registered office is at Moorgate Hall 155 Moorgate London EC2M 6XB (Co. Regn. No. 2475089) (the "TENANT") and

(5) DONALDSON, LUFKIN & JENRETTE, INC. a corporation incorporated in the State of Delaware United States of America whose address for the purposes of this lease is 277 Park Avenue New York New York 10172 (the "GUARANTOR")

WITNESSETH as follows:-

1.    DEFINITIONS

      In this lease the following expressions have the respective specified meanings (subject to any particular interpretation required by clause
      2):-

      (1) "ACTS OF TERRORISM" means any act or omission of any person acting on behalf of or in connection with any organisation (or on his own behalf) which carries out activities directed towards overthrowing or influencing by force or violence Her Majesty's Government in the United Kingdom or any other government de jure or de facto

      (2) "AGREEMENT FOR INITIAL ALTERATIONS" means the agreement of even date herewith and made between the Landlord and the Tenant governing the initial fitting out of the Premises

      (3) "BUILDING" means the land (of which the Premises form part) having a frontage to the west side of Bishopsgate and a return frontage to the south side of Wormwood Street and all buildings fixtures and other structures whatsoever from time to time thereon and the appurtenances thereof which land (together with the building now erected thereon) is known as 99 Bishopsgate London EC2 and is for the purpose of identification shown verged by a blue line on the Building Plan together with any adjoining areas designated by the Landlord or the Management Company

      (4) "COMMON PARTS" means all parts of the Building which are from time to time intended for the common use and enjoyment of the tenants and occupiers of the Building and persons claiming through or under them (whether or not other parties are also entitled to use and enjoy the same) and reasonably designated as such by the Landlord and including without prejudice to the generality of the foregoing the pedestrian ways circulation areas lobby entrance halls lifts lift shafts fire escapes landings staircases passages forecourts car park landscaped areas plant rooms management suites and any other areas which are from time to time during the Term reasonably provided by the Landlord for common use by or benefit of the tenants and occupiers of the Building But excluding (for the avoidance of doubt) any premises intended to be let to any party or for occupation by the Landlord or the Management Company other than for the provision of the Services

      (5) "DEVELOPMENT" has the meaning ascribed to that expression by Planning Law

      (6) "ELECTRICITY COST" means the actual cost to the Landlord of the provision of electricity to the Premises for consumption by the Tenant in accordance with its covenant contained at clause 5(4) being a fair and reasonable proportion as determined by the Landlord of the total cost of the provision of electricity to the Building as a whole (including the provision of any security for the supply of electricity to the Building which may from time to time be required by the relevant undertaker responsible for the supply of electricity chosen by the Landlord) which proportion shall so far as practicable (save where the same are not in working order) be calculated using readings taken in such manner and at such times as the Landlord shall from time to time determine of the check meters relating to the Premises from time to time installed but otherwise shall be determined in such manner as the Landlord shall in its discretion consider to be fair and reasonable in all the circumstances

      (7) "ENACTMENT" means every Act of Parliament directive and regulation now or hereafter to be enacted or made and all subordinate legislation whatsoever deriving validity therefrom

      (8) "HEAD LEASE" means the lease under which the Landlord holds the Premises dated 29th September 1975 made between The Prudential Assurance Company Limited (1) and Bishopsgate Developments Limited
            (2) and "Superior Landlord" means the person for the time being entitled to the reversion immediately expectant on the term granted by the Head Lease and every other person having an interest in reversion to that term

      (9) "GROUP COMPANY" means a company which is either the holding company of the Tenant or a wholly owned subsidiary of the Tenant or the Tenant's holding company (as both expressions are defined in Section 736 Companies Act 1985)

      (10) "INSURANCE COST" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of the amount which the Landlord may reasonably expend:-

            (a) in effecting and maintaining insurance against the occurrence of the Insured Risks in relation to the Building in such sum as represents its then full current replacement cost with such allowance as the Landlord from time to time considers appropriate in respect of related liabilities and expenses (including without limitation liability to pay any fees or charges on the submission of an application for planning permission and costs which might be incurred in complying with any Enactment in carrying out any replacement work and sums in respect of architects' engineers' and quantity surveyors' and other professional fees and incidental expenses incurred in relation to any works of debris removal and of replacement and all VAT) and

            (b) in effecting and maintaining any insurance relating to the property owners' liability and the employer's liability of the Landlord in relation to the Building and anything done therein and

            (c) in professional fees relating to insurance including fees for insurance valuations carried out at reasonable intervals by an independent insurance valuer (but no more than once in any year) and all reasonable fees and expenses payable to advisers in connection with effecting and maintaining insurance policies and claims and

            (d) equivalent to the total of all reasonable excess sums (being for the avoidance of doubt the first part of any insurance claim) which the insurers are not liable to pay out on any insurance claim in respect of the Building and which the Landlord or the Management Company may have expended in replacing the damaged or destroyed parts of the Building

      (11) "INSURANCE RENT" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of:-

            (a) a fair and reasonable proportion attributable to the Premises of the Insurance Cost for the relevant period

            (b) the reasonable amount which the Landlord may expend in effecting and maintaining insurance against up to six years' loss of the rents first and secondly hereinafter reserved and Service Charge having regard to potential increases of rent in accordance with schedule 4 and with any addition to the amount insured as the Landlord may decide in respect of VAT and

            (c) (without prejudice to all other provisions of this lease relating to the use of the Premises and the vitiation of any policy of insurance) any reasonable amount which the Landlord may expend in paying all additional premiums and loadings on any policy or policies of insurance required to be paid as a result of anything done or omitted (in breach of the terms of this lease) by the Tenant and

            (d)   any tax charged on any premium for any such insurance

      (12) "INSURED RISKS" means loss damage or destruction whether total or partial caused by Acts of Terrorism fire lightning explosion riot civil commotion strikes labour and political disturbances and malicious damage aircraft and aerial devices (other than hostile aircraft and devices) and articles accidentally dropped from them storm tempest flood bursting or overflowing of water tanks and pipes impact earthquake and accidental damage to underground water oil and gas pipes or electricity wires and cables subsidence ground slip and heave and such other usual commercial risks or perils against the occurrence of which the Landlord may from time to time in its reasonable discretion deem it desirable to insure subject to such exclusions and limitations as are from time to time commonly imposed by insurers and subject also to the exclusion of such of the risks specifically hereinbefore mentioned as the Landlord may in its reasonable discretion decide where insurance cover in respect of the risk in question is not for the time being available in the London insurance market on reasonable terms

      (13) "INTEREST RATE" means a yearly rate three per cent above either the base rate of Barclays Bank plc or such other bank (being for the time being generally recognised as a clearing bank in the London market) as the Landlord may from time to time use for general banking purposes or if the base rate cannot be ascertained then above such other rate as the Landlord may reasonably specify (and so that whenever there is reference in this lease to the payment of interest at the Interest Rate such interest shall be calculated on a daily basis and compounded with quarterly rests on the usual quarter days)

      (14) "LANDLORD'S SERVICES EQUIPMENT" means all the plant machinery and equipment (with associated Service Media) within or serving the Building from time to time (whether or not within the Premises or other premises let or intended to be let by the Landlord) comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition): -

            (i) the whole of the sprinkler system within the Building (including sprinkler heads)

            (ii)   the whole of the fire detection and fire alarm systems

            (iii) the whole of the permanent fire fighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building)

            (iv)   the whole of the chilled water system

            (v) the whole of the building management system (including the building security system) installed by the Landlord

            (vi) the central electrical supply system from the mains supply into the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord

            (vii) the whole of the air handling system and the electricity supply and control systems for the same

            (viii) the standby generators and associated cabling wiring and duct work

            but excluding in each case any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

      (15) "LETTABLE UNIT" means any unit of accommodation forming part of the Building which is intended by the Landlord at any material time to be for separate occupation

      (16) "NET INTERNAL AREA" has the meaning ascribed to that expression by the Code of Measuring Practice - Fourth Edition (RICS/ISVA 1993) (or if there shall be no such edition or no such expression for the time being the nearest equivalent thereto)

      (17) "NORMAL BUSINESS HOURS" means 7.30 a.m. to 7.30 p.m. on Mondays to Fridays inclusive (except bank holidays) subject to expansion of such hours at the reasonable discretion of the Landlord provided that such hours will automatically expand if any other tenant in the Building is granted the benefit of any expanded hours

      (18) "OUTSIDE NORMAL BUSINESS HOURS CHARGE" means the whole of the actual cost to the Management Company of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours other than any services which are stated to be provided 24 hours a day (including without prejudice to the generality of the foregoing costs and expenses in the nature of those set out in Part II of schedule 6) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair proportion thereof (on a fair and reasonable basis between the Tenant and any other tenant or occupier making use of such Services) as reasonably determined by the Landlord. PROVIDED THAT during the first year of the Term the cost of providing air conditioning outside Normal Business Hours shall not exceed 88 per hour (in respect of the Premises being the only user of air conditioning at the relevant time) or 48 per hour per floor on the basis that any five of floors 18, 20 and 22 to 26 of the Building are simultaneously using such air conditioning over the whole of such floors

      (19) "PERMITTED PART" means any part or parts of the Premises capable of separate occupation

      (20) "PERMITTED USE" means use as high class offices for any purpose within Class B 1(a) (but not for any other purpose within that Use Class) of the schedule to the Town and Country Planning (Use Classes) Order 1987 and for the avoidance of doubt use of the Premises for data processing investor services business trading operators and investment banking complies with this provision

      (21) "PLANNING LAW" means every Enactment for the time being in force relating to the use development and occupation of land and buildings and every planning permission statutory consent and agreement made under any Enactment relating to the Building

      (22) "PLANS" means the plans annexed hereto and "Building Plan" means that one of them so marked

      (23) "PREMISES" means the premises described in schedule 1 and all permitted additions alterations and improvements made to them

      (24) "PUBLIC AUTHORITY" means any Secretary of State and any government department public local regulatory fire or any other authority or institution having functions which extend to the Premises or their use and occupation and any court of law and the companies or authorities responsible for the supply of water gas and electricity or any of them and any of their duly authorised officers

      (25) "REINSTATEMENT SPECIFICATION" means the specification annexed hereto or in the event that materials listed in the specification are not available from time to time or appropriate for use (in the Landlord's reasonable opinion) then reference to such materials will be substituted by reference to materials of not materially less quality which perform a similar function PROVIDED THAT save to the extent that items of plant and equipment have been altered during the Term the Tenant shall not be required to replace existing items of plant and equipment for new items subject to the existing items being in good working order

      (26)  "REVIEW DATE" means each of:-

            (a) the 24th October in the years Two thousand and one and every fifth anniversary of that date during the Term (and the last day of the Term)

            (b)   any date so stipulated by virtue of paragraph 5 of schedule
                  4

      (27) "SERVICES" means the services and other matters specified in clause 6 and Part I of schedule 6

      (28) "SERVICE MEDIA" means those parts of the Building comprising gas water drainage electricity telephone telex signal and telecommunications heating cooling ventilation air conditioning fire alarm and other pipes drains sewers mains cables wires supply lines ducts conduits flues and all other common conducting media plant appliances and apparatus for the provision supply control and monitoring of services to or from the Building and other common equipment

      (29) "TERM" means a term of years commencing on the date hereof and expiring 23rd October 2011 and includes any period of holding over or extension whether by any Enactment or common law

      (30) "TERMINATION NOTICE" means not less than 12 months and 1 day's prior written notice unless either:

            (a) any Enactment or decision not capable of appeal on a point of law confirming that the Tenant is not entitled to a new tenancy on the expiration of such notice is in force or upheld as at 22nd October

                                [GRAPHIC OMITTED]


                               99 Bishopsgate EC2

                              Twentieth Floor Tower

                                [GRAPHIC OMITTED]


                               99 Bishopsgate EC2

                                  Building Plan

                   2007 (in which case not less than 6 months prior written notice need be given); or

            (b) any other tenant enters into a lease prior to September 1998 of premises comprising at least a floor of the building within the security of tenure protections of the Landlord and Tenant Act 1954 for a term of not less than 10 years (without break rights) and is granted right to determine such lease on less than such 12 months' and 1 day's prior written notice (in which case the notice period hereunder shall be reduced to such notice period as is granted to such tenant in such circumstances)

      (30) "VAT" means Value Added Tax as referred to in the Value Added Tax Act 1994 (or any tax of a similar nature which may be substituted for or levied instead of it by statutes)

2.    INTERPRETATION

      (1) Words importing the singular include the plural and vice versa and words importing one gender include both other genders

      (2) The expressions "Landlord" "Tenant" "Management Company" and "Guarantor" wherever the context so admits include their respective successors in title and where a party comprises more than one person covenants and obligations of that party take effect as joint and several covenants and obligations

      (3) A covenant by the Tenant not to do (or omit) any act or thing also operates as a covenant to use reasonable endeavours not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be to require) it being done

      (4)   References in this lease to:-

            (a) any clause sub-clause schedule or paragraph is a reference to the relevant clause sub-clause schedule or paragraph of this lease and clause and schedule headings shall not affect the construction of this lease

            (b) any right of (or covenant to permit) the Landlord or the Management Company to enter the Premises shall also be construed (subject always to the proviso to clause 4(9)) as entitling the Landlord to remain on the Premises with or without equipment and permitting such right to be exercised by all persons authorised by the Landlord for as short a period as reasonably practicable and making good all damage caused and causing as little inconvenience as reasonably possible save where the right of entry is exercised to remedy any breach hereunder where the Landlord only undertakes to make good damage caused

            (c) any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord and given before the act requiring consent licence or approval

            (d) the Premises (except in clause 4(15)) shall be construed as extending where the context permits to any part of the Premises

            (e) a specific Enactment includes every statutory modification consolidation and re-enactment and statutory extension of it for the time being in force except in relation to the Town and Country Planning (Use Classes) Order 1987 which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not the same may at any time have been revoked or modified

            (f) the last year of the Term includes the final year of the Term if it shall determine otherwise than by effluxion of time and references to the expiry of the Term include such other determination

      (5)   (a)    Where the context permits rents or other sums being due
                   from the Tenant to the Landlord or the Management Company mean that they are exclusive of any VAT

            (b) whenever the consent licence or approval of the Landlord is required under this lease the relevant provision shall be construed as also requiring (and any consent licence or approval given by the Landlord shall be deemed subject to the need for) the consent licence or approval of the Superior Landlord (for which the Landlord shall apply at the Tenant's reasonable cost) where the same is required under the Head Lease except that nothing in this lease or in any consent licence or approval by the Landlord shall imply that the Superior Landlord's consent licence or approval will not be unreasonably withheld or delayed

            (c) references to any right of (or covenant to permit) the Landlord to enter the Premises shall extend to the Superior Landlord and to all persons authorised by it and shall be construed in the manner required by clause 2(4)(b) but in relation to the Superior Landlord and those with its authority

            (d) the rights excepted and reserved in schedule 3 are also excepted and reserved for the benefit of the Superior Landlord

3.    DEMISE AND RENTS

      The Landlord at the request of the Guarantor DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and rights specified in schedule 2 exercisable in common with the Landlord and all others with its authority or otherwise from time to time entitled thereto EXCEPT and RESERVED unto the Landlord and all other persons authorised by it from time to time during the Term or otherwise from time to time entitled thereto (including the Management Company in relation to the provision of the Services) the easements and rights specified in schedule 3

      TO HOLD the Premises unto the Tenant (together with and except and reserved as aforesaid) for the Term SUBJECT to all rights easements covenants stipulations and other matters affecting the same and SUBJECT to the provisions of the deeds and documents mentioned in schedule 7

      YIELDING AND PAYING therefor:

      FIRST yearly and proportionately for any part of a year until 29th September 1998 a peppercorn (if demanded) and thereafter until the first Review Date (and thereafter as determined pursuant to schedule 4) the yearly rent of Four hundred and fifty six thousand one hundred and ninety five pounds (pounds sterling 456,195) exclusive of VAT (subject to clause 5(6)) payable by equal quarterly payments to be made in advance on the usual quarter days in every year the first such payment to be made on 29th September 1998

      SECONDLY as additional rent from time to time the Insurance Rent payable on demand

      THIRDLY as additional rent on demand (in addition and without prejudice to the Landlord's right of re-entry and any other right) interest at the Interest Rate on any sum owed by the Tenant to the Landlord whether as rent or otherwise which is not:-

      (a) received in cleared funds by the Landlord within 10 days following the due date (or in the case of money due only on demand within fourteen days after the date of demand) calculated for the period commencing on the due date for payment and ending on the date the sum and the interest is received in cleared funds by the Landlord

      (b) demanded (or if tendered is for the time being refused) by the Landlord in circumstances where it is prudent for it not to demand or accept any payment having regard to a breach of any of the Tenant's obligations under this lease of which the Tenant has received notice calculated for the period commencing on the due date for payment and ending on the date the sum (and the interest) is subsequently received by the Landlord

      FOURTHLY as additional rent all VAT for which the Landlord is or may become liable to account to H.M. Customs & Excise (or other relevant body to whom account has for the time being to be made) on the supply by the Landlord to the Tenant under or in connection with the provisions of this lease or the interest created by it and of any other supplies whether of goods or services such rent fourthly reserved to be due for payment contemporaneously with the other rents or sums to which it relates

      AND FIFTHLY a rent equal to the Electricity Cost such rent to be payable on demand (either annually or by instalments) as the Landlord shall determine

4.    TENANT'S COVENANTS

      The Tenant covenants with the Landlord (and in respect of sub-clause 4(30) also with the Management Company) throughout the Term subject to clause 4(15):

Rent

(1) To pay the rents reserved by this lease on the days and in the manner set out in clause 3 without deduction or set off and (unless for the time being the Landlord shall have required in writing to the contrary) to pay the rent first reserved (together with any sum in respect of the rent fourthly reserved as may be applicable thereto) by banker's standing order to such bank as the Landlord may from time to time nominate

VAT

(2) Subject to clause 5(6) wherever the Tenant is required to pay any amount to the Landlord hereunder by way of reimbursement or indemnity to pay on the production of a valid VAT invoice to the Landlord (as applicable) in addition an amount equivalent to any VAT incurred by the Landlord save to the extent that the Landlord obtains credit for such VAT incurred by the Landlord pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

OUTGOINGS

(3) To pay all rates taxes charges and other outgoings whatsoever now or hereafter assessed charged or imposed upon the Premises or upon their owner or occupier (and a proper proportion determined by the Landlord attributable to the Premises of any rates taxes charges and other outgoings now or hereafter assessed charged or imposed upon the Premises in common with other premises or upon the owners or occupiers thereof) and (to the extent the Tenant does not pay it directly to the relevant supplier) the total cost (including meter rents) of all water (including chilled water) electricity and gas separately metered and/or exclusively supplied to the Premises during the Term as reasonably determined by the Landlord excluding (without prejudice to the rent fourthly reserved and clause 4(2)) any tax payable by the Landlord as a direct result of any actual or implied dealing with the reversion of this lease or of the Landlord's receipt of income

COMPLIANCE WITH ENACTMENTS

(4) To comply with the requirements of all Enactments and of every Public Authority (including the due and proper execution of any works) in respect of the Premises their use occupation employment of personnel in them and any work being carried out to them (whether the requirements are imposed upon the owner lessee or occupier) and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

NOTICES

(5) As soon as reasonably practicable and in any event within 5 working days of receipt of the same to give to the Landlord notice of (and a certified copy of) any notice permission direction requisition order or proposal made by any Public Authority and without delay to comply in all respects at the Tenant's cost with the provisions thereof save that the Tenant shall if so required by and at the cost of the Landlord make or join in making such objections or representations in respect of any of them as the Landlord may reasonably require

REPAIR

(6) To put and keep the Premises (and any works or installations made pursuant to paragraphs 4 and 5 of Schedule 2) in good and substantial repair and condition (damage by any of the Insured Risks excepted to the extent that the insurance money shall not have been rendered irrecoverable subject to clause 5(2)(b) or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants or agents or invitees) and to replace whenever necessary during the Term and on expiry of the Term the landlord's fixtures and fittings (including any fitted carpets) in the Premises which may have become beyond economic repair with items of the same type and quality

DECORATION AND GENERAL CONDITION AND SERVICING

(7) (a) To keep the Premises maintained to a high standard of decorative order and finish and properly cleansed and tidy and (without prejudice to the foregoing) as often as the same shall be necessary (and not less frequently than once in every fifth year of the Term but not more than once in any 18 month period) and also in the last year of the Term to clean paint polish or otherwise treat as the case may be all inside surfaces of wood and metal work of the Premises usually or requiring to be painted polished or otherwise treated with two coats at least of high quality paint or polish vinyl wall coverings (where applicable) or other appropriate materials in a good and workmanlike manner (and during the last year of the Term in the colour scheme specified and otherwise in accordance with the Reinstatement Specification) PROVIDED ALWAYS THAT the Tenant shall not be obliged to carry out any such decorative treatment if the need for it is caused by damage by any of the Insured Risks to the extent (subject to clause 5(2)(b)) that the insurance money shall not have been rendered irrecoverable or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants agents or invitees

      (b) To clean the inside of all external window glazing in the Premises at least once in every month using reputable contractors

      (c) To enter into and maintain contracts for the regular inspection maintenance and servicing of all fixed plant and equipment comprised in the Premises which has or is likely to have any impact on the Landlord's Services Equipment by reputable contractors approved by the Landlord (such approval not to be unreasonably withheld) and to obtain satisfactory test certificates as may be reasonably required by the insurers and whenever reasonably required to produce copies of such contracts and certificates

REFUSE

(8) Not to deposit any refuse on any of the Common Parts except in areas designated for such purpose from time to time by the Landlord and to comply with all requirements of any Public Authority and any reasonable regulations made by the Landlord pursuant to clause 4(27) in relation to control over and disposal of rubbish

TO PERMIT ENTRY

(9) To permit the Landlord (and persons authorised by the Landlord) at reasonable times in compliance with the Tenant's reasonable security requirements on reasonable prior written notice (except in an emergency) to enter the Premises in order to:-

      (a) examine their state of repair

      (b) ascertain that the covenants and conditions of this lease have been observed

      (c) take any measurement or valuation of the Premises

      (d) rebuild renew cleanse alter test maintain repair inspect and make connections to any part of the Building including the Service Media (PROVIDED that the Landlord will procure that such entry takes place outside Normal Business Hours where practicable)

      (e) during the last six months of the Term (or at any time in the case of a disposal of the Landlord's interest) to show the Premises to prospective purchasers or tenants and their agents

      (f) exercise the rights described in schedule 3

COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION

(10) (a) To comply with any notice requiring the Tenant to remedy any breach of its covenants

      (b) If the Tenant shall not within a reasonable time comply with any such notice to permit the Landlord and any authorised person to enter the Premises to remedy the breach as the Tenant's agent and at the Tenant's proper cost the Landlord making good any damage caused

      (c) To pay to the Landlord on demand all the proper costs and expenses incurred by the Landlord under the provisions of this sub-clause

ENCROACHMENTS

(11) (a) To preserve all rights of light and other easements belonging to the Premises and not knowingly to give any acknowledgment that they are enjoyed by consent

      (b) Not knowingly to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord forthwith of any encroachment which might have that effect

ALTERATIONS AND REINSTATEMENT

(12) (a) Not to carry out any Development of or on the Premises nor (without prejudice to the exclusion of structural parts from the demise of the Premises) any works affecting any structural parts of the Building and not to commit any waste

      (b) Without prejudice to any other rights of the Landlord in respect of areas not included in the Premises not to install or erect any exterior lighting shade or awning or place any structure or other thing outside the Premises

      (c) Without prejudice to paragraphs (a) and (b) of this sub-clause and subject to the provisos to this paragraph (c) not to make any other alteration or addition to the Premises (including all electrical and other plant and equipment and the installation and removal of demountable partitioning) except:-

          (i) in accordance with plans and specifications (adequately describing the work in question and the manner in which the work will be carried out) previously submitted at the Tenant's expense in triplicate to and approved by the Landlord (such approval not to be unreasonably withheld or delayed PROVIDED THAT the Landlord shall respond to the Tenant's submission within 10 working days in the case of minor alterations (excluding any alterations which affect any of the Landlord's Services Equipment) and if the Landlord fails to respond within 10 working days as aforesaid it shall be deemed to have accepted such minor alterations AND PROVIDED FURTHER that the initial fitting out of the Premises following the date hereof shall be governed by the Agreement for Initial Alterations

          (ii) in a manner which shall not materially and adversely affect the Landlord's Services Equipment any Service Media or the provision of any of the Services

          (iii) in accordance with any relevant terms conditions recommendations and regulations of any Public Authority
                 (and in particular in relation to any electrical installation in accordance with the terms and conditions laid down by the

                 Institution of Electrical Engineers and the Regulations of the Electricity Supply Authority) and the insurance company with whom the Premises are for the time being insured and

          (iv)   in a good and workmanlike manner

          PROVIDED ALWAYS THAT subject to clause 4(12)(c)(i):-

          (I) no such alterations or additions shall be carried out until the Landlord has issued its consent in writing to which the Tenant shall if required join as a party

          (11) once any such alterations or additions have been carried out the Tenant shall supply to the Landlord as-built plans in triplicate (together with a computer aided design disk and 35 mm slides) showing the works as carried out

      (d) At the expiry of the Term to remove:-

          (i) all alterations and additions made to the Premises by the Tenant

          (ii) all work done in connection with the original fitting out by the Tenant in pursuance of the Agreement for Initial Alterations and to restore and make good the Premises in accordance with the Reinstatement Specification in a proper and workmanlike manner to the condition and design which existed before the alterations or additions were made with all services properly sealed off

USE

(13)  Not to use the Premises or any chattels in them:-

      (a) for any purpose (and not to do anything in or to the Premises) which may be or become or cause a nuisance obstruction or damage to any person or property

      (b) for a sale by auction or for any public meeting or for any dangerous noxious noisy illegal or immoral trade business or activity or for residential purposes and not to use the Common Parts for the transaction of any business or

      (c) (without prejudice to the preceding paragraphs of this sub-clause) except for the Permitted Use

SIGNS

(14) (a) Not to erect any aerial satellite dish sign signboard pole antenna wire or other apparatus on the outside of the Building save for the right granted pursuant to paragraph 3 of schedule 2

     (b) Not to affix or exhibit so as to be visible from outside the Premises any placard sign notice fascia board or advertisement except the approved signs referred to in paragraph 3 of schedule 2

ALIENATION

(15) (a) If the Tenant at any time desires to assign the whole of the Premises the Tenant shall first by an irrevocable unconditional written notice ("the Tenant's Notice") served upon the Landlord offer to surrender or assign this lease upon such financial terms and conditions as the Tenant may desire

     (b) If the Landlord wishes to accept such surrender or assignment it shall within twenty-one days of receipt of the Tenant's Notice serve a counter-notice ("the
                  Counter-Notice") upon the Tenant stating as much

     (c) If the Landlord serves a Counter-Notice on the Tenant then the Tenant shall surrender or assign (at the Landlord's option) the Premises to the Landlord (or as the Landlord may direct) within six months of receipt of the Counter-Notice either with vacant possession or subject only to a permitted underletting and the Tenant's liability hereunder shall cease in respect of any matters arising following the date of such assignment or surrender but without prejudice to any antecedent breaches of covenant

     (d) If the Landlord does not serve a Counter-Notice then the Tenant must (if it wishes to assign) complete its assignment on terms greater than 95 per cent in value of the terms and conditions stipulated in the Tenant's Notice within six months from the date of the Tenant's Notice and if the Tenant shall fail to complete within such period if it still wishes to assign the whole of the Premises it must reinstate the procedure set out in this clause 4(15)

     (e) Subject to the foregoing provisions of this sub-clause 4(15) not to assign mortgage charge or underlet or in any other manner part with possession of any part (being less than the whole) of the Premises or agree to do so except that the Tenant may underlet the whole of (but not more or less than) any Permitted Part or Permitted Parts in accordance with paragraphs (h) and (i) of this sub-clause

     (f) Subject to the foregoing provisions of this sub-clause 4(15) not to assign underlet or otherwise part with possession of or the whole of the Premises or agree to do so except that the Tenant may assign or underlet the whole of the Premises in accordance with paragraph (g) or (h) respectively of this sub-clause

(ASSIGNMENT)

      (g) (i) Not to assign the whole of the Premises without first obtaining the Landlord's consent issued within 2 months before completion of the assignment which consent shall not be unreasonably withheld or delayed but which may be granted subject to any one or more of the conditions referred to in paragraph
      (g)(ii) and which may be withheld if any one or more of the circumstances referred to in paragraph (g)(iii) exist

(ii) The conditions referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1A) Landlord and Tenant Act 1927) are:

      AUTHORISED GUARANTEE

      (a) that the Tenant shall enter into an authorised guarantee agreement (as defined in section 16 Landlord and Tenant (Covenants) Act
            1995) with the Landlord in a form which the Landlord reasonably requires

      THIRD PARTY GUARANTEE/RENT DEPOSIT

      (b) that if so reasonably required by the Landlord the proposed assignee shall have procured covenants with the Landlord by a guarantor or guarantors (not being the Tenant or any guarantor) reasonably acceptable to the Landlord in a form acceptable to the Landlord (acting reasonably);

      INTRA GROUP DEALINGS

      (c) if the proposed assignee is a Group Company the Tenant shall have procured either:

            (A) if the Tenant's obligations under this lease are guaranteed by another Group Company that such Group Company covenants with the Landlord on the same terms (mutatis mutandis) as those contained in clause 10; or

            (B) if there is no guarantor of the Tenant's obligations under this lease and if the assignee is not at the date of the application for consent to the proposed assignment in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant at the date of this lease that the proposed assignee procures covenants by a Group Company which is not the Tenant or the proposed assignee and which is in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant in the same terms
                   (mutatis mutandis) as those contained in clause
                   10; and

            (iii) The circumstances referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1A) Landlord and Tenant Act 1927) are:-

                   (a) where the Tenant's solicitors have not given an undertaking to the Landlord's solicitors to pay all reasonable legal surveyor's and management costs disbursements and VAT arising on the application for consent to such assignment whether or not consent is granted unless the Landlord unreasonably withholds consent in circumstances where it is required to be reasonable; and/or

                   (b) where any of the rents and Interim Sum due from the Tenant to the Landlord or the Management Company respectively under this lease remain unpaid at the date of the application for consent to the proposed assignment

(UNDERLETTING)

     (h) Not to underlet the whole of the Premises or any Permitted Part (each being referred to in this paragraph as the premises) except:-

           (i) to a person who before the underletting shall have covenanted with the Landlord to observe and perform the Tenant's obligations under this lease during the sub-term to the extent they relate to the premises demised by the underletting (other than the payment of rents) and a covenant not to assign the whole of the premises without the Landlord's consent (which shall not be unreasonably withheld or delayed) and an unqualified covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

           (ii) by reserving as a yearly rent without payment of a fine or premium (in addition to the service and insurance and other rents payable under this lease except the rent first hereby reserved or (in the case of underletting of a Permitted
                  Part) a pro rata proportion of them) an amount equal to:-

                  (a) (in the case of an underletting of the Premises) the then open market rack rental value of the Premises

                  (b) (in the case of an underletting of a Permitted Part) a pro rata proportion of the then open market rack rental value of the Premises the proportion in each case being calculated by reference to the Net Internal Area of the Permitted Part in relation to the Net Internal Area of the Premises, in all cases such rent to be payable by equal quarterly instalments in advance on the usual quarter days and to be approved by the Landlord prior to the underletting (such approval not to be unreasonably withheld or delayed) but the amount of such rent and the approval of the Landlord thereto may not be used as evidence by the Tenant for the purpose of any rent review pursuant to this lease

      (iii) by a form of underlease:-

            (a) by which the principal rent reserved by the underlease is reviewed upwards only at not greater than five year intervals during the sub-term in accordance with the same principles (mutatis mutandis) and at the times as apply to the rent first reserved by this lease

            (b) requiring the underlessee to observe and perform all the covenants and other provisions binding on the Tenant under this lease (other than the covenant by the Tenant to pay rents) to the extent they relate to the premises and containing:-

                   (A) a condition for re-entry by the underlessor on breach of any covenant by the underlessee

                   (B) a qualified covenant not to assign the whole of the premises and an absolute covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

      (iv) with the Landlord's consent issued within three months before completion of the underletting which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld or delayed

(i)   In relation to an underlease of a Permitted Part:-

      (i) not to include in the sub-demise any part of the entrance to or the reception area of the Premises

      (ii) to except from the underlease all necessary circulation areas and plant and equipment which will serve the Premises in common and to reserve a separate service charge rent in respect of their maintenance repair and renewal

      (iii) not as a result of the grant to create or permit the creation of more than four separate occupations affecting the whole of the Premises (occupations in right of this lease counting as one occupation)

      (iv) not to grant or agree to grant the underlease without providing for the exclusion of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease in pursuance of an Order duly made under section 38(4) of that Act before the date of grant

(j) To enforce the observance and performance by every such underlessee and its successors in title of the provisions of the underlease and not expressly or impliedly to waive any breach of them nor vary the terms of any underlease

(k) Not to agree any reviewed rent payable under an underlease without the Landlord's consent and if the rent review under any underlease is to be determined by an independent person not to agree his appointment without the Landlord's consent (PROVIDED ALWAYS THAT the Landlord shall not unreasonably withhold or delay any consent required under this sub-paragraph) and to procure that any representations which the Landlord may wish to make in relation to the rent review are duly submitted to the independent person and to provide to the Landlord promptly on the same becoming available copies of any representations made by or on behalf of the Tenant or the underlessee in relation to such rent review

(SHARING OCCUPATION)

(1) Not to part with or share the occupation of the Premises or any part of them except that the Tenant may share occupation with a company which is (but only for so long as it remains) either the holding company of the Tenant or a majority-owned subsidiary of the Tenant or of the Tenant's holding company (as those expressions are defined in section 736 Companies Act 1985) 50 long as the Tenant does not grant the person sharing occupation exclusive possession (so that such company occupies as licensee only without creating any relationship of landlord and tenant) nor otherwise transfer or create a legal estate and the Tenant shall notify the Landlord of the identity of each company in occupation

REGISTRATION

(16) (a) Within twenty-one days after any disposition or devolution of this lease or of any estate or interest in or derived out of it to give notice in duplicate of the relevant transaction to the Landlord for registration with a certified copy of the relevant instrument and to pay to the Landlord a fair and reasonable fee for each such registration of not less than twenty five pounds

     (b) To register with the Landlord particulars of the determination of every rent review under any underlease of the Premises within fourteen days after the date of determination

PAYMENT OF COST OF NOTICES CONSENTS ETC.

(17) To pay on demand all reasonable expenses (including counsels' solicitors' surveyors' and bailiffs' fees) properly incurred by the Landlord in and incidental to:

      (a) the preparation and service of a notice under section 146 Law of Property Act 1925 or in contemplation of any proceedings under section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and

      (b) every reasonable step taken during or after the expiry of the Term in connection with the enforcement of the Tenant's obligations under this lease including the service or proposed service of all notices and schedules of dilapidations and

      (c) every application for consent licence or approval under this lease but not if the application is unreasonably refused or delayed or granted subject to unreasonable conditions (where such consent is not to be unreasonably withheld or delayed)

MACHINERY

(18) Not to install in the Premises any plant or machinery other than usual office equipment without the Landlord's consent which shall not be unreasonably withheld PROVIDED ALWAYS THAT no plant or machinery shall be installed or operated in the Premises and nothing shall be done or omitted in them which may cause:-

      (a) the efficiency of the heating ventilation air conditioning and cooling system installed in the building to be diminished or impaired in any way

      (b) noise dust fumes smell vibration or electrical interference affecting or having any other intrusive effect on any other part of the Building or other adjoining property or persons outside the Premises

OBSTRUCTION/OVERLOADING

(19)  Not to obstruct:-

      (a) or damage any part of the Building or exercise any of the rights granted by this lease in a way which causes nuisance or damage

      (b)   any means of escape

      (c)   or discharge any deleterious matter into

            (i) any pipe drain or other conduit serving the Premises and (to the extent they lie within the Premises) to keep them clear and functioning properly or

            (ii)   any Service Media

      (d)   or stop-up or darken the windows and other openings of the Premises nor to overload or cause undue strain to the Service Media or any other part of the Building and in particular not to suspend any undue weight from the ceilings or walls of the Premises and not to exceed the following floor loadings:-

            floor finishings:   :     4 kN/m2 (80lbs per sq.ft)

            live load           :     1kN/m2 (20lbs per sq.ft)

      (e) any requisite notice erected on the Premises including any erected by the Landlord in accordance with its powers under this lease

PARKING/GOODS DELIVERY

(20) To ensure that all loading unloading deliveries and despatch of goods is carried out only by using the service accesses and goods lifts designated by the Landlord for the use of the Premises

PLANNING LAW AND COMPENSATION

(21) Without prejudice to clause 4(4) at all times during the Term to comply with the provisions and requirements of Planning Law relating to or affecting

     (a)   (i)     the Premises

           (ii) any operations works acts or things carried out executed done or omitted on the Premises

           (iii)   the use of the Premises

           (iv) the use by the Tenant of (and the exercise of any other rights hereunder in respect of) any other parts of the building

      (b) Subject to the provisions of paragraph (c) of this sub-clause as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions (and serve all notices) required under Planning Law in respect of the Premises whether for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof or otherwise

      (c) Not without the Landlord's consent (such consent not to be unreasonably withheld or delayed) to apply for any planning permission relating to the Premises (and not to apply for any such planning permission relating to any other part of the Building) but so that subject to compliance with paragraph (e) of this sub-clause the Landlord's consent shall not be unreasonably withheld or delayed to the making of a planning application in respect of the Premises relating to any operations or use or other thing (if any) which assuming it to be implemented in accordance with Planning Law would otherwise not be in breach of the provisions of this lease

      (d) If the Landlord so requires in connection with any relevant proposal by the Tenant to apply for a determination under section 191 or 192 Town and Country Planning Act 1990

      (e) If the Landlord consents in principle to any application by the Tenant (which it hereby agrees to consider and determine with all due expedition) for planning permission to submit a draft of the application to the Landlord for its approval and to give effect to its reasonable requirements in respect thereof and if and to the extent the Landlord so requires to lodge the application with the relevant authority in the joint names of the Landlord and the Tenant and in duplicate

      (f) Not to implement any planning permission before the Landlord has acknowledged that its terms are acceptable nor before the Landlord has received any cash or other security which it reasonably requires for compliance with any conditions imposed by the planning permission

      (g) If the Landlord at the Landlord's cost reasonably requires or the Tenant desires to lodge and progress diligently an appeal against any refusal of an application for planning permission lodged in respect of the Premises by the Tenant or by any person claiming under or through the Tenant (whether or not lodged in its name alone) the Landlord undertakes to co-operate fully with the Tenant in respect of any such appeal unless such appeal would be likely to have a material and adverse effect on the Landlord's interests in the Building

      (h) Unless the Landlord otherwise directs to complete before the expiry of the Term all works on the Premises required as a condition of any planning permission implemented by the Tenant or by any person claiming under or through it

      (i) If the Tenant receives or is entitled to receive any statutory compensation under any Enactment in relation to its interest in the Premises the Tenant shall on any determination of its interest prior to the expiry of this lease by effluxion of time forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

INDEMNITY

(22) To indemnify the Landlord against all expenses proceedings costs claims damages demands and any other liability or consequence arising out or in respect of any breach of any of the Tenant's obligations under this lease (including all costs reasonably incurred by the Landlord in an attempt to mitigate any such breach) or of any act omission or negligence of the Tenant or any person at the Premises with the Tenant's authority

DEFECTIVE PREMISES

(23) On becoming aware of the same (or when the Tenant ought reasonably to have become aware of the same) to give notice forthwith to the Landlord of any defect in the Premises which might give rise to:-

     (a) an obligation on the Landlord to do or refrain from doing anything in relation to the Premises or

     (b) any duty of care or the need to discharge such duty imposed by the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

INSURANCE AND FIRE FIGHTING EQUIPMENT

(24) (a) Not to do or omit anything by which any insurance policy (relevant extracts of which shall have been provided to the Tenant) relating to the Building or any part of it becomes void or voidable or by which the rate of premium on such policy may be increased

     (b) To comply with all proper requirements of the insurers and to provide and maintain unobstructed appropriate operational fire fighting equipment and fire notices on the Premises

     (c)           To notify the Landlord forthwith of:-

                   (i) any incidence of any Insured Risk on the Premises and of any other event which ought reasonably to be brought to the attention of insurers and of which the Tenant ought reasonably to be aware

                   (ii) the insurable value of any fixture installed in the
                        Premises by the Tenant or any person claiming under or through the Tenant

     (d) That if at any time the Tenant or any person claiming under or through it shall be entitled to the benefit of any insurance of the Premises to cause all money paid under such insurance to be applied in making good the loss or damage in respect of which it was paid

     (e) Subject to clause 5(2)(b) if the whole or any part of the Building is damaged or destroyed by any of the Insured Risks at any time during the Term and the insurance money under any insurance policy effected by the Landlord is rendered wholly or partially irrecoverable because of some act or default of the Tenant or any person deriving title under or through the Tenant or their respective servants agents or invitees forthwith to pay the Landlord the whole amount of the insurance money so irrecoverable

DANGEROUS AND CONTAMINATIVE MATERIALS

(25) Not to keep place store or use or permit or suffer to be kept placed stored or used in or upon or about the Premises any materials substance or other thing of a dangerous inflammable combustible explosive corrosive or offensive nature or any materials substance or other thing which may in any way cause pollution injury or harm by percolation corrosion contamination migration release or otherwise on beneath or in the vicinity of the Premises

YIELD UP

(26) (a) At the expiry of the Term to remove all chattels and tenant's fixtures and quietly to yield up the Premises reinstated in accordance with the Reinstatement Specification and restored and made good to the extent required under clause 4(12)(d) and in the state of repair condition decorative order and layout otherwise required by this lease and any licences or consents issued in pursuance of it and to make good any damage so caused in a proper and workmanlike manner

     (b) The Tenant irrevocably authorises the Landlord to remove and dispose of any chattels which may be left in the Premises within 28 days after the Tenant has quit them (without being obliged to obtain any consideration for the disposal) and the Tenant irrevocably declares that any such chattels will stand abandoned by it

REGULATIONS AND COVENANTS

(27)  To comply with:-

            (i) all reasonable regulations reasonably made by the Landlord from time to time and notified to the Tenant in writing for the good management of the Building PROVIDED ALWAYS THAT no such regulations shall purport to amend the terms expressed in this lease and if there is any inconsistency between the terms of this lease and the regulations the terms of this lease shall prevail

            (ii) all covenants stipulations and other matters affecting the Premises and not to interfere with any rights easements or other matters affecting the Premises

SECURITY AND ACCESS

(28) To use all reasonable endeavours to ensure that the Tenant's visitors to the Premises observe such security regulations which may apply to them

HEAD LEASE

(29) (a) To observe and perform the covenants and conditions on the part of the lessee contained in the Head Lease so far as they relate to the Premises except the covenant for the payment of rent and except also so far as the obligations relating to insurance fall to be observed and performed by the Landlord pursuant to clause 5(2)

            (b) Not to do or omit any act or thing which would or might cause the Landlord to be in breach of the Head Lease

      SERVICE CHARGE

      (30) To pay the Service Charge (and VAT thereon) to the Management Company at the times and in the manner provided for in clause 6 and schedule 5 without deduction or set off and to pay the Outside Normal Business Hours Charge within 10 days of demand (either annually or by monthly instalments) as the Management Company shall reasonably determine PROVIDED THAT for the period from the date hereof until the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations the Service Charge payable by the Tenant in any Accounting Period shall not exceed pounds sterling 32,202 inclusive of VAT and PROVIDED FURTHER that the Service Charge payable in respect of the twelve month period from the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations shall be pounds sterling 74,601.30 exclusive of VAT

5.    LANDLORD'S COVENANTS

      The Landlord covenants with the Tenant:

      QUIET ENJOYMENT

      (1) That if the Tenant observes and performs its covenants contained in this lease the Tenant may peaceably hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

      INSURANCE

      (2)   (a)   To keep the Building (except all tenants' plant and
                  equipment and trade fixtures) insured against the Insured
                  Risks in the full current replacement cost

            (b) to use reasonable endeavours to procure that the interest of the Tenant is noted on the insurance policy and to use reasonable endeavours to further procure that the insurers waive any rights of subrogation against the Tenant (or any lawful subtenant occupier or invitee) and the Landlord will notify the Tenant if it is unable so to procure and will duly consider the representations of the Tenant regarding alternative insurers who may be prepared to procure that the insurers waive any subrogation rights and/or note the interest of the Tenant and will also permit the Tenant to make representations to the insurers regarding the noting of the Tenant's interest and/or waiver of rights of subrogation

            (c) On request to supply the Tenant (but not more frequently than once in any period of twelve months) with evidence of such insurance

            (d) If and whenever during the Term the Building (except as aforesaid) is damaged or destroyed by an Insured Risk and to the extent that payment of the insurance monies is not refused because of any act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant or their respective servants agents and invitees subject to clause 5(2)(b) above the Landlord will with all convenient speed take the necessary steps to obtain any requisite planning permissions and consents and if they are obtained to lay out the money received from the insurance of the Building (except sums in respect of public liability and employer's liability and loss of rent) towards replacing (but not necessarily in facsimile reinstatement) the damaged or destroyed parts (except as aforesaid) and in the case of the Premises to the Reinstatement Specification as soon as reasonably practicable (and the Landlord shall keep the Tenant informed of progress of any such insurance claims and the Landlord's proposals for compliance with this provision) PROVIDED ALWAYS THAT the Tenant shall have no claim against the Landlord under this clause 5(2)(c) in respect of the manner of replacement of the interior of any Lettable Unit other than the Premises or any alteration to the Common Parts and PROVIDED FURTHER THAT the Landlord shall not be liable to carry out the replacement if it is unable (having used all reasonable endeavours) to obtain every planning permission and consent necessary to execute the relevant work in which event the Landlord shall be entitled to retain all the insurance money received by it and if the Landlord so retains the insurance money the Tenant shall be entitled to determine this lease on not less than one month's prior written notice

            (e) In the event that the Premises have not been reinstated to the Reinstatement Specification or essential means of access thereto within the Building is not available in the circumstances contemplated in subclause 5(2)(d) by the date five years and eleven months following the date of such damage or destruction by an Insured Risk the Tenant may determine this lease on not less than one month's prior written notice such notice to be served (if at all) within one month after expiry of such five years and eleven months period

      HEAD LEASE

      (3)   (a)   To pay the rents reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the terms of this lease but so far only as to preserve the existence of this lease the covenants and conditions on the part of the lessee contained in the Head Lease

            (b) On the request and at the reasonable expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Head Lease

            (c) To take all reasonable steps at the Tenant's reasonable expense (to the extent possible under the Head Lease) to obtain the consent of the Superior Landlord wherever the Tenant makes application for any consent required under this lease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this lease and the Head Lease

      ELECTRICITY PROVISION

      (4) Subject to clause 7(3) to use all reasonable endeavours to provide or procure the provision of electricity to the Premises to the extent necessary to meet the requirements of the Tenant having regard to the overall electricity services design standards for the Building as a whole and to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the electricity provider chosen by the Landlord

      MANAGEMENT COMPANY ACCESS

      (5) To allow the Management Company such rights over the Building as it requires from time to time for the due and proper provision of the Services

      VAT INDEMNITY

      (6) The provisions of schedule 8 shall apply in relation to VAT liability on the rent first reserved and:-

            (a) Whenever VAT is properly chargeable in respect of any supply made hereunder by the Landlord to the Tenant the Landlord shall no later than thirty days after the due date for payment in respect of such supply issue a valid VAT invoice or audit note (as the case may be to the Tenant)

            (b) Subject to (6)(c) below all consideration payable by the Landlord to the Tenant shall be exclusive of VAT which the Landlord shall pay in addition on production of a valid VAT invoice

            (c) The capital sum referred to in clause 3 above shall be inclusive of VAT save that if the Landlord is at any stage able to recover such VAT the Landlord shall pay to the Tenant a further amount equal to VAT on the capital sum

      NAMING RIGHTS

      (7) The Landlord shall only name the Building in accordance with its postal address from time to time

      NOTIFICATION OF NOTICES

      (8) The Landlord will inform the Tenant as soon as reasonably practicable but in any event within 5 working days of receipt of the same of any notice served by the Superior Landlord alleging a breach of the Head Lease which would threaten the existence of this lease

6.    PROVISION OF SERVICES

      The Management Company covenants with the Tenant to use all reasonable endeavours:-

      (1) Well and substantially to repair and properly clean and decorate the structure of the Building (including the structure of the roofs foundations external and internal walls and columns and structural slabs of the ceilings and floors) the external surfaces of the Building (including the whole of the glazing within the external walls of the Building) and the Common Parts and (where consistent with an obligation to repair) to replace the same

      (2) To keep the Service Media designed for common or general use and the Landlord's Services Equipment in good and substantial repair and in clean condition and at all times in good and safe working order

      (3) To keep the lifts in the Building clean and in good and substantial repair and condition and at all times in good and safe working order

      (4) Provide heat and air conditioning and chilled water to the Premises (subject to the Tenant paying Outside Normal Business Hours Charge in relation to the provision of such services outside Normal Business Hours) such heat being sufficient to maintain an air temperature in the Premises measured at the main trunk connections to the floor as follows:

            Air Conditioning and Heating

                   Design Parameters:

                   External Conditions:

                          Summer                29 degrees C DB 20 degrees C WB

                          Winter                -4 degrees C DB 100% relative
                                                humidity

            Internal Conditions Office
            Accommodation -

                          Summer                22 degrees C DB + 1 degree C

                          Winter                20 degrees C DB minimum

            Humidity Office Accommodation -

                          Summer                50% +/-10%

                          Winter                50% +/-10%

      (5) To ensure that the Common Parts are at all times kept clean tidy and unobstructed

      (6) Subject to clause 7(3) and clause 7(6) to provide or procure the provision of electricity to the Premises and each and every part thereof designed to receive the same to the extent necessary to meet the reasonable requirements of the Tenant and other lawful occupiers of the Premises

      (7) To comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction relating to the Building or any part for which any tenant or occupier of the Building is not directly or exclusively liable

      (8) To ensure that at all times (meaning for the avoidance of doubt 24 hours a day during the Term) there are both such security officers at and patrolling the Building as is reasonably appropriate for premises of the same size and nature as the Building and that the main reception to the Building is properly and adequately manned

      (9)   To provide or procure the provision of:-

            (a)   the Services during Normal Business Hours; and

            (b) such of the Services outside Normal Business Hours as in the Management Company's reasonable discretion are appropriate to provide to a high class office building in the City of London outside Normal Business Hours; and

            (c) such of the Services outside Normal Business Hours as the Tenant shall previously request (but subject to the Tenant being responsible for the Outside Normal Business Hours Charge)

            (having regard in all cases to and in accordance with the overall design standards for the Building as a whole and subject to the limitations contained in Clause 7(6)) in an efficient and economic manner and in accordance with good estate management provided that the Management Company shall be entitled to employ such managing agents professional advisers contractors and other persons as it shall from time to time reasonably think fit for the purpose of the performance of the Services

      PROVIDED THAT the Management Company shall not be liable for:-

      (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or interruption in the provision of the Services or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or the Common Parts or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured
      Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Management Company PROVIDED ALWAYS that the Management Company shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED THAT:

      (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable

      (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlord's or Management Company's covenants hereunder

7.    PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED
      THAT:-

      FORFEITURE AND RE-ENTRY

      (1) Without prejudice to any other remedies and powers contained in this lease or otherwise available to the Landlord if

            (a) the whole or part of the rents shall be unpaid for twenty-one days after becoming payable (whether or not formally demanded) or

            (b) any of the Tenant's covenants in this lease are not performed or observed in the manner and at the times herein specified or

            (c) the guarantee granted by the Guarantor or any other guarantor of the Tenant's obligations is or becomes unenforceable (in whole or in part) for any reason whatsoever and no suitable alternative security is provided to the Landlord within a period of one month or if the Tenant (or if more than one person any one of them):-

            (d) being a company enters into liquidation whether voluntarily (except for reconstruction or amalgamation of a solvent company) or compulsorily or has a provisional liquidator or a receiver (including an administrative receiver) appointed or its directors pass a resolution to petition for an administration order or one or more of them swears an affidavit in support of such a petition or is the subject of an administration order or a petition for one or of a voluntary arrangement or a proposal for one under Part I Insolvency Act 1986

            (e) being a company incorporated outside the United Kingdom is the subject of any proceedings or event analogous to those referred to in clause 7(l)(d) in the country of its incorporation

            (f) being an individual is the subject of a bankruptcy petition or bankruptcy order or of any application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986 or otherwise becomes bankrupt or insolvent or dies the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises without prejudice to the Tenant's right to relief against forfeiture whereupon this lease shall absolutely determine but without prejudice to either party's right of action against the other in respect of any antecedent breach of the covenants in this lease

      LETTING SCHEME USE AND EASEMENTS

      (2) No letting or building scheme exists or shall be created in relation to the Building and (subject only to those easements expressly granted by this lease) neither the Tenant nor the Premises shall be entitled to any easement or quasi- easement whatsoever and nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any right easement covenant condition or stipulation enjoyed or entered into by any tenant of the Landlord in respect of property not demised by this lease or prevent or restrict the development or use of the remainder of the Building or any other land

      COMMON PARTS AND SERVICE MEDIA

      (3) Subject always to the rights of the local authority the relevant supply authorities and any other competent authority the Common Parts and the Service Media are at all times subject to the exclusive control and management of the Landlord who may from time to time (if it shall be necessary or reasonable to do so for the benefit of the Building or otherwise in keeping with the principles of good estate management) alter divert substitute stop up or remove any of them (leaving available for use by the Tenant reasonable and sufficient means of access to and egress from and servicing for the Premises)

      SERVICE OF NOTICES

      (4)   (a)   In addition to any other mode of service any notices to be served under this lease shall be validly served if served in accordance with section 196 Law of Property Act 1925 as
                  amended by the Recorded Delivery Service Act 1962 or (in the case of any notice to be served on the Tenant) by sending it to the Tenant at the Premises PROVIDED THAT whilst the
                  Tenant hereunder is Donaldson Lufkin & Jenrette
                  International Limited such notice shall also be served on
                  the offices for the time being of SJ Berwin & Co (attention:
                  Edward Page) or such other firm of solicitors notified in
                  writing to the Landlord and 277 Park Avenue New York New York
                  10172

            (b) If the Tenant or any guarantor comprises more than one person it shall be sufficient for all purposes if notice is served on one of them but a notice duly served on the Tenant will not need to be served on any guarantor

      RENT CESSER

      (5)   If and whenever during the Term:-

            (a) the Premises (other than the Tenant's plant and equipment and tenant's fixtures) or the means of access to the Premises within the Building are damaged or destroyed by any of the Insured Risks so that the Premises are incapable of beneficial occupation and use and

            (b) subject to clause 5(2)(b)the insurance of the Building or the payment of any insurance money has not been vitiated by the act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant their respective servants agents and invitees the rent first reserved by this lease and the Service Charge or a fair proportion of them according to the nature and extent of the damage sustained shall be suspended and cease to be payable from the date of destruction or damage until whichever is the earlier of the date on which the Premises are reinstated to the Reinstatement Specification and if applicable the essential means of access within the Building are available and the date of expiry of the period for which insurance of loss of rent is effected and any dispute about such suspension shall be referred to the award of a single arbitrator to be appointed in default of agreement on the application of the Landlord or the Tenant to the President for the time being of The Royal Institution of Chartered Surveyors in accordance with the Arbitration Acts 1950 and 1979

      LANDLORD'S LIABILITY

      (6) The Landlord shall not be liable for (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Landlord PROVIDED ALWAYS that the Landlord shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED THAT:

      (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable)

      (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlords or Management Company's covenants hereunder

      ARBITRATION FEES

      (7) The fees of any arbitrator incurred in any arbitration proceedings arising out of this lease may be paid to the arbitrator by the Landlord or by the Tenant notwithstanding any direction or prior agreement as to liability for payment and any sums so paid for which the party who pays them initially is not ultimately liable shall be repayable on demand by the party who is liable for them

      RENT REVIEW MEMORANDUM

      (8) Forthwith after every agreement or determination of any increase in the amount of the rent reserved and made payable by virtue of schedule 4 a memorandum recording the increase shall be attached to this lease and to the counterpart and such memorandum shall be signed by or on behalf of the Landlord and the Tenant respectively

      NO WARRANTY AS TO USE

      (9) Nothing contained in this lease shall constitute or be deemed to constitute a warranty by the Landlord that the Premises are authorised under Planning Law to be used or are otherwise fit for any specific purpose

      DISPUTES

      (10)  (a)   Any dispute between the Tenant and any other tenant or
                  occupier of any part of the Building relating to any easement or right affecting the Building or any part of it shall (unless the Landlord shall by notice to the parties concerned renounce its power to determine it) be referred to the Landlord whose decision acting reasonably (acting in the capacity of an expert) shall be binding upon the parties to the dispute but the Landlord shall give written reasons for his decision

            (b) Where any issue (other than one relating to a rent review) arising out of or under or relating to the Head Lease which also affects or relates to the provisions of this lease is to be determined as provided in the Head Lease the determination of such issue pursuant to the provisions of the Head Lease shall be binding on the Tenant as well as the Landlord for the purposes both of the Head Lease and this lease

      COMPENSATION

      (11) Except where any Enactment prohibits the right to compensation being reduced or excluded by agreement, neither the Tenant nor any occupier of the Premises shall be entitled on quitting them to claim from the Landlord any compensation under the Landlord and Tenant Act 1954

      RATEABLE VALUE APPEALS

      (12)  (a)   If the Landlord or the Tenant intends to make a proposal to alter the entry for the Premises in the local non-domestic rating list it shall notify the other party of its intention and shall incorporate in the proposal such proper and reasonable representations as may be made by or on behalf of that party

            (b) The Tenant shall not agree the level of rates liability attributable to the Premises following the date hereof without the Landlord's consent (such consent not to be unreasonably withheld or delayed) PROVIDED that for the avoidance of doubt the Landlord shall not be entitled to refuse its consent to any level of rates which the Tenant has negotiated with the appropriate rating authority which is lower than any level of rates negotiated by or on behalf of the Landlord in respect of the Building on a pro rata basis

      NO WARRANTY AS TO SECURITY

      (13) Nothing contained in this lease (and no exercise of any of the Landlord's powers under this lease) shall constitute or be deemed to constitute a warranty by the Landlord that the Premises shall be kept secure or that any security service to the Common Parts shall be effective

      JURISDICTION

      (14) This lease shall be governed by and construed in all respects in accordance with the law of England and for the benefit of the Landlord the English courts shall have exclusive jurisdiction in relation to disputes arising under or connected with this lease and the Tenant agrees that any process may be served on it by leaving a copy of the relevant document at the Premises provided however that the Landlord shall retain the right at its sole election to sue the Tenant elsewhere including in the courts of the Tenant's domicile

      OVERRIDING LEASE

      (15) If at any time during the Term the Landlord shall grant a tenancy of the reversion immediately expectant on the determination of this lease whether pursuant to Section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise any covenant on the part of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further covenant also to obtain the consent of the lessor under such tenancy to such dealing

8.    LANDLORD'S GUARANTOR

      (1) The Landlord's Guarantor at the request of the Landlord and in consideration of the Tenant agreeing to take this lease covenants and agrees with the Tenant that all of the Landlord's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Landlord's obligations (notwithstanding any time or indulgence granted by the Tenant to the Landlord or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Landlord's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Landlord shall be in default

      (2) The Landlord's Guarantor at the request of the Management Company and in consideration of the Tenant agreeing to pay the Service Charge covenants and agrees with the Tenant that all of the Management Company's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Management Company's obligations (notwithstanding any time or indulgence granted by the Tenant to the Management Company or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Management Company's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Management Company shall be in default

9.    TENANT'S OPTION TO DETERMINE

      (1) The Tenant may (subject to compliance with the provisions of this clause) determine this lease as at 24th October 2008

      (2) If the Tenant wishes so to determine the Tenant shall give to the Landlord the Termination Notice such notice to expire on 24th October 2008

      (3) If the Tenant duly serves the Termination Notice it shall procure that vacant possession of the Premises will be available on 24th October 2008 free of occupation by and of any estate or interest rested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if the Tenant is in material breach of any of its covenant to pay the rents and Interim Sum contained in this lease (including those contained in this subclause) as at 24th October 2008 except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them

10.   GUARANTEE AND GUARANTOR'S INDEMNITY

      The Guarantor at the request of the Tenant and in consideration of the grant of this lease covenants and agrees with the Landlord and during the Term and any period of holding over continuation or extension thereof whether by an Enactment common law or otherwise (subject to clause 4(15)):-

(1) The rents reserved by this lease (whether or not ascertained as to amount) will be duly paid and that all the Tenant's obligations contained in it will be performed and observed in the manner and at the times herein specified and that if there is any default in paying the rents or in performing and observing the Tenant's obligations (notwithstanding any time or indulgence granted by the Landlord to the Tenant or compromise neglect or forbearance on the part of the Landlord in enforcing the observance and performance of the Tenant's obligations in this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant) the Guarantor will observe and perform the obligations in respect of which the Tenant shall be in default and will on demand and on a full indemnity basis pay to the Landlord an amount equivalent to the rents or other amounts not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the default (and in the event of non-payment shall pay interest at the Interest Rate from the date of demand to the Guarantor until the date of payment) and will otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-performance or non-observance

(2) If any liquidator or other person having power to do so disclaims this lease or if it shall be forfeited or if the Tenant ceases to exist and if the Landlord by written notice served within three months after the date of disclaimer or forfeiture or the Landlord having actual knowledge of the cesser of existence of the Tenant (each a "Trigger Event") requires the Guarantor to accept a lease of the Premises for a term computed from the date of the Trigger Event to the date on which the Term would have expired by effluxion of time and at the same rents and subject to the same covenants stipulations conditions and provisions (except that the Guarantor shall not be required to procure that any other person is made party to that lease as guarantor) as are reserved by and contained in this lease immediately before the Trigger Event and with coincidental Review Dates (the said new lease and the rights and liabilities thereunder to take effect as from the date of such Trigger Event) the Guarantor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord upon demand against the costs incurred on the grant of the new lease

(3) The liability of the Guarantor hereunder shall not be released reduced affected or prejudiced by reason of:-

      (a) any variation or waiver of or addition to the terms of this lease or any of them agreed between the Landlord and the Tenant or

      (b) the surrender by the Tenant of part of the Premises (in which event the liability of the Guarantor shall continue in relation to the Tenant's obligations in respect of the part of the Premises not so surrendered) or

      (c) any legal limitation immunity disability incapacity occurrence of insolvency or the winding-up of the Tenant or

      (d) (without limitation to the foregoing) of any other act or thing act or thing by which (but for this provision) the Guarantor would have been discharged or released (in each case in whole or in part) from liability under this guarantee and indemnity or any combination of any two or more of such matters

(4) If a Trigger Event occurs and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 8(2) the Guarantor shall pay to the Landlord on demand (in addition to any other loss damage costs charges expenses or other liability which the Guarantor may be required to make good hereunder and without prejudice to any other rights of the Landlord) an amount equal to the rents which would have been payable hereunder but for such Trigger Event (so far as such rents do not otherwise continue to be payable) for the period commencing on the date of such Trigger Event and ending on whichever is the earlier of the date one year after the date of such Trigger Event and the date (if any) upon which rent is first payable in respect of the whole of the Premises on a reletting thereof

(5) Without prejudice to the rights of the Landlord against the Tenant the Guarantor shall be a principal obligor in respect of its obligations under this clause and not merely a surety and accordingly the Guarantor shall not be discharged nor shall its liability hereunder be affected by any act or thing or means whatsoever by which its said liability would not have been discharged if it had been a primary debtor

(6) The Guarantor shall pay all reasonable charges (including legal and other costs on a full indemnity basis) incurred by the Landlord in relation to the Landlord's enforcement of this guarantee and indemnity against the Guarantor or for enforcing payment by the Guarantor of amounts indemnified by it hereunder

(7) The Landlord may at its option enforce the terms of this guarantee and indemnity against the Guarantor without having first enforced the covenants and terms of this lease against the Tenant and also without first having recourse to any other rights or security which the Landlord may have obtained in relation to this lease

(8) The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the obligation of the Tenant under this lease or to any right of subrogation in respect of any such security until all the obligations owed to the Landlord by the Tenant and the Guarantor hereunder have been fully and unconditionally fulfilled and discharged

(9) The Guarantor shall not claim in any liquidation bankruptcy composition or scheme of arrangement in respect of the Tenant in competition with the Landlord and if and to the extent that it receives the same shall remit to (and until remission shall hold in trust for) the Landlord all and any monies received from any liquidator trustee receiver or out of any composition or arrangement or from any supervisor thereof until all the obligations of the Tenant and the Guarantor hereunder owed to the Landlord have been fully and unconditionally fulfilled and discharged

      (10) This guarantee and indemnity shall enure for the benefit of the Landlord's successors in title under this lease without the necessity for any assignment thereof

      (11) While Donaldson, Lufkin & Jenrette International Limited remains the Tenant this guarantee and indemnity shall only apply if and for so long as the total shareholders funds and reserves of Donaldson, Lufkin & Jenrette International Limited are or fall below the value of Fifty million pounds (pound sterling 50,000,000) AND Donaldson, Lufkin & Jenrette International Limited and Donaldson, Lufkin & Jenrette Inc. shall notify the Landlord at the beginning of each period in which this guarantee and indemnity applies and again when it ceases to apply AND for the avoidance of doubt this guarantee (subject to compliance by the Tenant with clause 4(15)) shall automatically cease on any lawful assignment of this lease (but without prejudice to either party's rights against the other in respect of any antecedent breaches of this lease) unless in the circumstances contemplated by clause 4(15)(g)(ii)(b) it is reasonable for Donaldson Lufkin & Jenrette Inc. to remain the guarantor hereunder of the liabilities of Donaldson, Lufkin & Jenrette International Limited PROVIDED FURTHER that Donaldson, Lufkin & Jenrette Inc shall in such circumstances automatically be released on a second assignment of this lease

11.   STAMP DUTY CERTIFICATE

      It is hereby certified that there is no agreement for lease to which this lease gives effect

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

                                  SCHEDULE 1

                                (THE PREMISES)

ALL THOSE office premises situate on the twentieth floor and being part of the Building which are shown on the Plans and thereon verged red for identification purposes only ALL which premises include:-

(a) the plaster linings and other interior coverings and facing materials of all walls and of any columns within or bounding the said premises

(b) the screed the raised floor the fixed and unfixed floor coverings and all materials lying between the upper surface of the structural floor slab and the raised floor surface

(c) the ceilings including all materials forming part of them lying and the void space (if any) above such ceilings but below the lower surface of the structural ceiling slab

(d)   all non-load bearing walls lying within the said premises

(e) all plant and other apparatus and conducting media which are designed to serve the said premises exclusively including any which the Landlord may permit under clause 4(14) and whose operation does not have any impact on the central building systems

(f)   the following items supplied and fitted by the Landlord:-

      (i) venetian horizontal perforated blinds on the inside of the external windows of the Premises

      (ii)  electricity check meter

but exclude:-

(i)   all Service Media and Landlord's Services Equipment and

(ii) the load bearing structure of the Building including the load bearing structure of the roofs foundations external and internal walls and columns and the structural slabs of the ceilings and floors and

(iii) the external surfaces of the Building and the whole of the window glazing and window frames and other fenestration units constructed in the external walls and in the other boundaries of the said premises

                                  SCHEDULE 2

                         (EASEMENTS AND RIGHTS GRANTED)

1. The right in connection with the Permitted Use subject to the provisions of clause 7(3) and subject to compliance with all reasonable rules and regulations in connection with the exercise of such right as may be prescribed from time to time by the Landlord:-

      (1) for the Tenant its employees servants and duly authorised agents invitees and visitors for the purpose only of ingress and egress to and from the Premises to use the Common Parts and to use all means of escape but only when needed in an emergency and

      (2)   to use the Service Media

2. The right of support shelter and protection for the Premises from any adjoining or neighbouring parts of the Building as enjoyed by the Premises at the date of this lease

3. The right to have displayed the name or trading style of the Tenant and any authorised sub-tenants or permitted occupiers (subject to a maximum of four names at any particular time) on the signboard in the entrance lobby of the Building provided by the Landlord pursuant to paragraph 14 of Part I of schedule 6 and the right to install a sign displaying the name of the Tenant at the entrance to the Premises the precise location size and style of such sign to be subject to the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

4. The right to install a supplementary air conditioning system and UPS within the 14th floor plant area in the Building in a manner and in a location to be approved by the Landlord such approval not to be unreasonably withheld or delayed (in accordance with the provisions of clause 4(12)) and a right of access to such 14th floor plant area at all reasonable times on reasonable prior notice (save in the case of emergency) for repair and maintenance and PROVIDED that on determination of the Term the Tenant shall remove any such installation and reinstate the plant room area to the reasonable satisfaction of the Landlord (making good all damage caused in such removal)

5. The right to use and to have reasonable access for repair and maintenance (on reasonable prior written notice to the Landlord) those works or installations within or on the Building (but outside the Premises) for which consent has been given pursuant to the Agreement for Initial Alterations

6. The exclusive right to use the lavatories on the same floor as the Premises subject to free access for the tenants of the nineteenth and twenty-first floors unless such tenants have agreed to forego the right of access subject to the Tenant being responsible for all elements of Service Cost relating to such toilets should any other tenant of accommodation in the Building object to meeting any proportion of Service Cost in relation to such facilities (on the basis of such exclusive use)

                                   SCHEDULE 3

                          (Exceptions and reservations)

1. The right to build alter or extend (whether vertically or laterally) any building notwithstanding that the access of light and air or either of them to the Premises and the lights windows and openings thereof may be affected

2. The right at reasonable times on reasonable prior written notice (except in an emergency where no notice need be given) to enter upon the Premises as often as may be necessary for the purpose of complying with the covenants of the Head Lease for all the purposes for which the Tenant covenants in this lease to permit entry and for all purposes in connection with the carrying out of the Services and for the purposes of complying with any statutory requirements

3. The right to use and to construct inspect maintain repair divert and otherwise alter stop up and relay and to make connections to any Service Media in on or under the

      Premises at any time during the Term for the benefit of any other part of the Building or any adjacent or neighbouring land

4. The right to erect and maintain scaffolding on or against any part of the Building so long as reasonable and sufficient means of access to and egress from and servicing the Premises are maintained

5. All rights of light air and other easements and rights (but without prejudice to those expressly granted by this lease) enjoyed by the Premises from or over any other part or parts of the Building or any adjacent or neighbouring land

6. The right of support protection and shelter for the benefit of other parts of the Building from the Premises

7. The right for one or more members of any security staff employed by the Landlord or its agents at any time or times on reasonable prior notice (save in the case of emergency where no notice is required) to enter the Premises if it shall be considered necessary or desirable so to do in connection with the security of the Building

8. The right for the tenant or occupier of any other part of the Building authorised by the Landlord having first given reasonable written notice to the Tenant at reasonable times in the daytime and at any time and without notice in case of emergency to enter the Premises for the purpose of repairing that other part of the Building making good any damage so caused to the reasonable satisfaction of the Tenant

9. The rights reserved to the Superior Landlord (by covenant or by express reservation) in the Head Lease

PROVIDED ALWAYS THAT if the Landlord or its employees or the persons authorised by the Landlord exercises any of the rights by carrying out work on the Premises it shall cause as little inconvenience as possible and as soon as reasonably practicable make good any damage caused to them unless the right has been exercised because of some breach by the Tenant or by any person claiming through it

                                  SCHEDULE 4

                   (THE FIRST RESERVED RENT AND THE REVIEW THEREOF)

1. In this schedule the following expressions have the respective specified meanings:-

      (1) "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date

      (2) "Review Rent" means the yearly market rent which might reasonably be expected to be payable following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out during which no rent or a concessionary rent is payable or following the payment of any capital sum or fitting out contribution which might be negotiated in the open market for the purposes of fitting out (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period or capital sum or fitting out contribution and has used the same fully to fit out the Premises for the Permitted Use to the lessee's particular requirements) if the Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession on the relevant Review Date without fine or premium for a term of ten years computed from the relevant Review Date taking into account the lessee's right at the expiration of the term to be granted a new tenancy under
      Part II Landlord and Tenant Act 1954 and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at five-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:-

      (a) the Permitted Use and the Premises comply with Planning Law and every other Enactment free from any onerous condition restriction and limitation and that the lessee may lawfully implement and carry on the Permitted Use

      (b) no work has been carried out to the Premises which has diminished their rental value

      (c) in case the Building or any part of it has been destroyed or damaged it has been fully restored

      (d) the Premises have been fitted out to no less standard than that set out in the Reinstatement Specification but disregarding any effect on rent of:-

      (i) the fact that the Tenant or any underlessee or other permitted occupier or their respective predecessors in title has been or is in occupation of the Premises

      (ii) any goodwill attached to the Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other permitted occupier

      (iii) (without prejudice to paragraphs 1(2)(b) and 1(2)(c) of this schedule) any works carried out to the Premises during the Term by the Tenant or any permitted underlessee in either case at its own expense in pursuance of a licence granted by the Landlord where required and otherwise than in pursuance of any obligation to the Landlord

      (iv) the works carried out to the Premises by the Tenant or carried out by the Landlord at the expense of the Tenant pursuant to the Agreement for Initial Alterations

(3) "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 3(1) of this schedule and if to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors the said President to be requested to nominate an independent chartered surveyor having not less than ten years practice in the City of London next before the date of his appointment and recent substantial experience in the letting and valuation of office premises of a similar character and quality to those of the Premises and who is a partner or director of a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

2. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:-

      (1) the Current Rent (ignoring for this purpose any rent cesser pursuant to clause 7(5)) and

      (2)   the Review Rent

3. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:-

      (1) the Review Surveyor shall (in the case of agreement about his appointment) be forthwith appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant

      (2) Unless the Landlord and the Tenant agree that the Review Surveyor shall act as an expert (which after the appointment has been made they may not do save with the consent also of the Review Surveyor) he shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979

      (3) If the Review Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall stipulate a proposal for the Review Rent supported (if so desired by the Landlord or the Tenant) by any or all of:-

            (i)    a statement of reasons

            (ii)   a professional rental valuation and (separately and later)

            (iii) submissions in respect of each other's statement of reasons and valuation but he shall not be bound thereby and shall make the determination in accordance with his own judgment (including any determination concerning any party's liability for the costs of the reference to him) save in respect of points of law

      (4) If the Review Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of another Review Surveyor

4. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:-

      (1)   continue to pay the Current Rent on account and

      (2) pay the Landlord within seven days after the agreement or assessment of the Review Rent the amount (if any) by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period plus interest at three per cent below the Interest Rate for each installment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the installment was due up to the date of payment of the shortfall)

5. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then when the restriction is released the Landlord may at any time within six months after the date of release give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date

                                  SCHEDULE S

                             (THE SERVICE CHARGE)

1.    In this schedule:

      "ACCOUNTING PERIOD" means the period from and including 1st January to and including 31st December in any year or such other period of twelve months as the Management Company shall reasonably determine from time to time

      "EXPERT" means a chartered surveyor experienced in the administration and apportionment of service charges for buildings similar to the Building as agreed upon by the Management Company and the Tenant or on failure to agree appointed at the request of either party by the President Provided that where an Expert has previously been agreed or appointed in relation to any matter in connection with the Service Cost or the allocation of the Service Cost between the tenants of the Building (whether or not pursuant to the terms of this Underlease) the Management Company or the Tenant shall be entitled if reasonable to require that the same Expert be appointed

      "INTERIM SUM" means a fair and reasonable yearly sum assessed by the Management Company acting reasonably on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

      "RESERVE" means the total of the amounts received by the Management Company in respect of the matters referred to in paragraph 2(B) of this schedule

      "SERVICE CHARGE" means the proportion or proportions of the Service Cost attributable to the Premises determined in accordance with the provisions of this schedule payable from the date hereof

      "SERVICE CHARGE CERTIFICATE" means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 5 of this schedule and prepared by the Management Company's surveyor or auditor

      "SERVICE COST" means the total sum calculated in accordance with paragraph 2 of this schedule

2.    The Service Cost shall be the total of:-

      (A) the reasonable cost properly incurred by the Management Company in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the costs and expenses set out in Part II of schedule 6 (insofar as the same are reasonable and properly incurred) and any other reasonable costs and expenses properly incurred by the Management Company or with the Management Company's authority in connection with the Services but excluding for the avoidance of doubt

            (i) any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant (which shall be charged direct to the Tenant) or of any other tenant or tenants of the Building and

            (ii) any Value Added Tax which the Management Company may incur of and incidental to the provision of the Services and which is recoverable as input tax by the Management Company

            (iii) any cost or expense incurred in making good any damage caused by any of the Insured Risks

      (B) an amount (to be revised annually by the Management Company at its reasonable discretion) to be charged in any Accounting Period as a contribution to the establishment and maintenance of a reserve towards the estimated cost to the Management Company of the provision of the Services such amount to be ascertained on the assumption (inter alia) that the cost of replacement of items of plant machinery equipment and other capital items is calculated on such life expectancy of the said items as the Management Company may from time to time reasonably determine to the intent that a fund be accumulated sufficient to cover the cost of replacement of the said items by the end of their anticipated life

      PROVIDED THAT nothing herein contained shall oblige the Management Company to maintain the Reserve or a reserve sufficient to cover the whole of the cost of replacement of any plant machinery equipment or other capital items and provided further that any expenditure on any items in respect of which any sums shall have been included in the Reserve during an Accounting Year shall at the Management Company's reasonable discretion as to the amount thereof if any be met out of the Reserve AND PROVIDED THAT in respect of any costs or expenses not incurred exclusively in connection with the provision or carrying out of the Services a fair proportion only of such costs and expenses shall be included in the Service Cost

3.    (A)   The Service Charge payable by the Tenant for any Accounting Period shall be a fair proportion of the Service Cost attributable to the Premises from time to time as properly determined by the Management
            Company (and so in proportion for any Accounting Period not falling wholly within the Term the

            Service Cost in any such case being deemed to accrue on a day to day basis for the purpose of apportionment)

      (B) If at any time and from time to time during the Term the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Cost in relation to any item of the Services shall change and as a result it is reasonable that there be an alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in every such case the Management Company shall vary and amend the Service Charge and make appropriate adjustments thereto provided always that in the event of any dispute between the Management Company and the Tenant and the other tenants of the Building or any of them the same shall be referred to the Expert for determination (the Expert to act as an expert and not as an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decisions as to the responsibility for his costs)

      (C) The fair proportion to be determined by the Management Company in paragraph 3(A) above shall be determined on the basis that all accommodation within the Building let or occupied or designed contracted or adapted for letting or occupation (other than management accommodation) is fully let on terms which include service charge provisions consistent with the service charge provisions contained in this lease (save where otherwise specified herein) and such proportion shall not be increased or altered by reason of the fact that at any time any part of such accommodation may be vacant or that any tenant or other occupier of any other part of the Building may default in payment of its due proportion of the Service Cost

4.    (A)   The Tenant shall pay to the Management Company the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days unless the Management Company shall reasonably anticipate that amounts to be incurred during the year immediately next following are anticipated as being incurred in accordance with a programme of non equal expenditure in which event the Management
            Company shall serve notice to such effect upon the Tenant and shall thereupon be entitled to require amounts of the Interim Sum to be paid by advance quarterly instalments of unequal amounts reasonably stipulated by the Management Company

      (B) The Management Company shall be entitled to require as part of the Interim Sum payments in advance on account of the cost of the consumption of and supply charges in respect of electricity consumed within the Premises (save for any amounts which are invoiced directly by London Electricity plc to the Tenant) such sums not to exceed a fair and proper estimate of amounts reasonably anticipated by the Management Company as falling due within the next quarter

      (C) If the Tenant consistently requests the provision of any of the Services outside Normal Business Hours the Management Company shall be entitled in addition to require the Tenant to pay along with payments of the Interim Sum a fair and proper estimate of amounts likely to be payable by the Tenant in the next quarter on account of such Services in accordance with the terms of this lease

      (D) The Interim Sum for the Accounting Period ending 31st December 1996 shall be pounds sterling 74,000

      (E) Either before or as soon as practicable after the commencement of every Accounting Period the Management Company shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 6 and 7 of this schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by sub-paragraph (A) of this paragraph of this schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period

5.    (A)   As soon as practicable after the expiry of every Accounting Period
            (and in any event within 4 months after such expiry) the Management
            Company shall serve or cause to be served a Service Charge
            Certificate on the Tenant for the relevant Accounting Period

     (B) A Service Charge Certificate shall contain a summary of the Service Cost in respect of the Accounting Period to which it relates and the relevant calculations showing the Service Charge

     (C) The Tenant may request further details of the breakdown of the expenditure under any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Management Company within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Management Company shall furnish to the Tenant all such relevant details in its possession or control or which can reasonably be obtained by it as relate to the expenditure under the item or items in question at the cost of the Tenant (include all books of account receipts demands and invoices) PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time (but without prejudice to any challenge claim or dispute that the Tenant may have made or may make in the future in respect of its Service Charge liability or otherwise)

6. Within fourteen days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall (without prejudice to any challenge claim or dispute as aforesaid) pay to the Management Company or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Management Company and in the event that such excess is not received in cleared funds by the Management Company within 14 days of the due date for payment it shall attract interest at the Interest Rate calculated for the period commencing on the due dates for payment and ending on the date the sum is subsequently received by the Management Company notwithstanding that the Term may have expired or been determined before the service by or on behalf of the Management Company of the relevant Service Charge Certificate

7. If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount which the Interim Sum exceeds the Service Charge shall be accumulated by the Management Company and shall be applied in or towards the Service Charge for the next following Accounting Period or Accounting Periods or at or after the end of the Term repaid to the Tenant within 14 days after preparation of the Service Charge Certificate and the event that the excess is not received by the Tenant on the due date for payment it shall attract interest at the Interest Rate for the period commencing as the due date for payment and ending on the date that the sum due is received in cleared funds by the Tenant

8. Unless challenged by the Tenant pursuant to the provisions of paragraph 9 of this schedule every notice certificate calculation determination or assessment made by or on behalf of the Management Company referred to in this schedule shall (save where a manifest error appears) be conclusive and binding upon the parties hereto

9. The Tenant (acting reasonably) may at any time within six months after the submission of a Service Charge Certificate challenge it on any reasonable ground (including without limitation on the ground that the Service Charge therein stated exceeds the Service Charge which should have been payable had the provisions of this lease been properly adhered
     to) Provided that the Tenant gives notice with full particulars of its ground of alleged challenge and in any such case:

     (A) any sum due to or payable by the Management Company pursuant to paragraphs 6 and 7 above shall still be paid or allowed pending resolution of the Tenant's challenge as if the Service Charge Certificate were correct

     (B) the Management Company and the Tenant shall endeavour to resolve the relevant issue but if they cannot do so the issue in dispute shall be referred to the Expert (acting as an expert and not an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decision as to the responsibility for his costs)

     (C) such adjustments to the Service Charge Certificate as may be required to be made in consequence of the resolution of the dispute shall be paid as soon as reasonably practicable after such resolution and any sum due to or payable by the Management Company shall then be paid or allowed (as the case may be) immediately together with interest at three per cent below the Interest Rate on such sum during the period which it has been underpaid or overpaid

10. All sums obtained from the Tenant and any other tenants or occupiers of the Building towards the Service Cost and sums collected in respect of the Reserve shall each be placed in separate interest bearing designated deposit accounts to be applied only towards the cost of providing the Services and all interest accrued on such deposit account shall be credited (net of tax) to the account

11. The Management Company will account to the Landlord as soon as practicable following expiry of each Accounting Period for that part of the Service Charge which relates to costs directly incurred by the Landlord and not by the Management Company including (but not limited to) the costs referred to in paragraphs 5 7 8 9 and 12 of Part II of schedule 6

12. If in the Management Company's reasonable discretion any of the Services have to be provided to a greater extent (or the cost of provision of such Services is greater) than would normally apply in the context of the general management of the Building in accordance with this lease as a result either:-

     (a) of a specific request by the Tenant (with or without other tenants or occupiers of accommodation in the Building); or

     (b) where such provision is required in the interests of good estate management as a result of any acts or omissions of the Tenant in relation to its use and occupation of the Premises then the Management Company shall be entitled to require the Tenant to meet the cost of such provision (or a fair proportion thereof determined by the Management Company) within 10 working days following a demand by the Management Company

                                  SCHEDULE 6

                                  (SERVICES)

                                    PART I

1. Inspecting maintaining repairing amending altering and (where consistent with an obligation to repair) rebuilding and renewing and where appropriate treating washing down painting and decorating all load bearing and other structural parts of the Building and the relevant parts of it described in paragraphs (ii) and (iii) of schedule 1

2. Inspecting servicing maintaining operating and repairing and (where consistent with an obligation to repair) renewing amending overhauling and replacing the Landlord's Services Equipment and all other apparatus plant machinery and equipment within the Building (if any) from time to time excluding any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

3. Inspecting servicing maintaining operating repairing cleansing emptying amending altering and renewing overhauling and replacing all Service Media

4. Keeping the Common Parts and the car park within the Building properly cleansed decorated treated maintained and lit to such standard as the Management Company may from time to time consider adequate but the Common Parts and the car park shall be operational 24 hours a day 7 days a week

5. Providing such mechanical ventilation heating and (if deemed reasonably desirable by the Management Company) cooling for such parts of the Building and for such hours and times of the year (subject to clause 6) as the Management Company shall in its discretion reasonably determine save that such mechanical ventilation heating and cooling for the lifts lobby and entrance halls and toilets shall be provided throughout

      Normal Business Hours and at the request of the Tenant outside those hours subject to the Outside Normal Business Hours Charge

6. Providing and maintaining at the Management Company's discretion any furniture architectural or ornamental features or murals and any horticultural displays plants shrubs trees or garden area in the Common Parts and maintaining the same

7. Supplying whether by purchase or hire and maintaining (and where consistent with an obligation to repair) renewing replacing repairing servicing and keeping in good and serviceable order and condition all fixtures and receptacles appliances materials equipment plant and other things which the Management Company may reasonably deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building or any part of it or otherwise in connection with the provision of the Services

8. Cleaning as frequently as the Management Company shall in its reasonable discretion consider adequate the exterior and interior of all window glazing and window frames and other fenestration units in the Common Parts and the outside of the window glazing referred to in paragraph
      (iii) of schedule 1 and the maintenance cleansing repair inspection and (where necessary) renewal or replacement of all window cleaning) cradles carriageways and runways

9. Providing a security service 24 hours a day to the Common Parts (including the ground floor entrance hall at times when receptionists are not present) and the car park within the Building including where reasonably appropriate in the Management Company's judgment closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Building

10. Disposing of refuse from the Building (including collecting and compacting or otherwise treating or packaging as the Management Company reasonably thinks fit such refuse and if necessary pest control) and (and where consistent with an obligation to repair) the provision repair maintenance and renewal of any plant and equipment in connection therewith

11. Maintaining 24 hours a day 7 days a week an adequate supply of hot and cold water and supplying washing and toilet requisites in the lavatory accommodation in the Building

12. Such rodent or other pest control in the Building as the Management Company shall reasonably consider necessary or desirable

13. Providing one or more receptionists and/or security in the ground floor entrance hall of the Building 24 hours a day 7 days a week

14. Providing and maintaining a signboard in the entrance lobby of the building for the display of tenants' names

15. Controlling so far as practicable 24 hours a day 7 days a week traffic flow within the car park in the Building and traffic and parking therein and for that purpose to provide such working and mechanical systems as the Management Company considers appropriate including wheel clamping immobilising and removal of vehicles

16. Providing and maintaining a post room facility for the reception of mail to the Building

17. Complying with the obligations on the part of the tenant contained in the Head Lease save for the payment of rent

18.  Complying with the obligations set out in clause 6

19. Any other services relating to the Building or any part of it provided by the Management Company from time to time which shall be:-

     (1) reasonably capable of being enjoyed by the occupier of the Premises or

     (2) reasonably calculated to be for the benefit of the Tenant and other tenants of the Building or

     (3) appropriate for the maintenance upkeep or cleanliness of the Building or

     (4)  otherwise in keeping with the principles of good estate management

     PROVIDED ALWAYS that

     (i) Where in this schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it

     (ii) The Management Company shall subject to clause 6 when reasonable have the right to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this schedule if the Management Company shall having regard to the principles of good estate management reasonably deem it desirable or expedient so to do but before so doing the Management Company shall notify all the tenants in the Building but in the event of any failure of any of the Services shall use all reasonable endeavours to restore the said Service

     (iv) The Management Company or the managing agents may temporarily withdraw any item of Services matter or thing specified in this schedule if in their reasonable opinion such withdrawal is in the interest of good estate management or if such withdrawal is due to circumstances beyond the control of the Management Company

                                    PART II

1. All fees and disbursements of any individual or firm or company employed or retained by or on behalf of the Management Company or its agents (including without limitation managing agents fees) for or in connection with:-

     (1)  any surveying or accounting functions for the Building and

     (2) the performance of the Services or any of them and any other duties in or about the Building or any part of it relating to the general management administration security maintenance protection and cleanliness of the Building

2 The reasonable fees of the Management Company for any of the Services or for the functions and duties referred to in paragraph 1 of this Part of this schedule which shall be undertaken by the Management Company and not by a third party

3. The cost (in addition to any fees referred to in paragraph 2 and where the context permits paragraph 1 of this Part of this schedule) of employing (whether by the Management Company or any managing agents or any other individual or firm or company) such staff as the Management Company may in its reasonable discretion consider appropriate for the performance of the Services and the functions and duties referred to in paragraph 1 of this Part of this schedule and all other incidental expenditure in relation to such employment including without prejudice to the generality of the foregoing:-

     (1) salaries wages pensions and pension contributions benefits in kind and other emoluments and National Insurance and other statutory contributions or levies

     (2)  the provision of uniforms and working clothing

     (3) the provision of vehicles tools appliances cleaning and other material fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same and

     (4) a reasonable notional rent for any premises reasonably provided rent free for every such person's use occupancy or residence

4. The cost of entering into any contracts for the carrying out of all or any of the Services

5. All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:-

     (1)  the whole of the Common Parts or any part of them

     (2) any residential accommodation provided for caretakers and other staff employed in connection with the Building and any other premises provided as referred to in paragraph 3(4) of this Part of this schedule excluding any tax (other than VAT) payable by the Landlord as a direct result of any actual or implied dealing with the reversion of any Lease or of the Landlord's receipt of income

6. The cost of the supply of water electricity gas oil and other fuel for the provision of the Services and the cost of any electricity generating transforming monitoring metering and distribution plant machinery and equipment in or servicing the Building

7. The cost which the Landlord may be called upon pursuant to any Enactment to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Service Media or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

8. The cost of taking all steps deemed desirable or expedient by the Landlord and/or the Management Company for complying with or making representations against or otherwise contesting the incidence of the provisions of any Enactment relating to or alleged to relate to the Building or any part or it for which any tenant is not directly and exclusively liable

9. The cost to the Landlord and/or the Management Company of abating any nuisance in respect of the Building or any part of it insofar as the same is not the liability of any tenant

10. Any interest and fees incurred in respect of money borrowed in unforeseen or emergency circumstances to finance the provision of the Services and the costs referred to in this Part of this schedule or any of them

11. Any VAT (or any tax of a similar nature which may be substituted for or levied in addition to it) incurred by the Management Company on any other amount comprised in the Service Cost save to the extent that the Management Company obtains credit for such VAT incurred by the Management Company pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

12. A reasonable notional rent for any management accommodation provided within the Building to facilitate the provision of the Services

13. All other reasonable actual costs properly incurred in connection with the provision of the Services

                                  SCHEDULE 7

                   (MATTERS TO WHICH THE DEMISE IS SUBJECT)

1. The entries on the registers of Title Number NGL272172 as at the date hereof

2. Agreement dated 24th November 1995 between The Prudential Assurance Company Limited (1) 99 Bishopsgate Limited (2) The Scottish Amicable Life Assurance Society (3)

                                  SCHEDULE 8

                          PROVISIONS FOR VAT INDEMNITY

                                    PART I

1.   Additional Definitions:

     "TAX CREDIT" means a credit in respect of, or repayment of, input VAT, arising by virtue of and determined in accordance with sections 24, 25 and 26 Value Added Tax Act 1994 and regulation made thereunder

     "TENANT'S AUDITORS" means the auditors for the time being of the Tenant provided that they are one of the following firms of accountants - Deloitte Touche, Coopers and Lybrand, Ernst & Young, KPMG, Price Waterhouse or Arthur Andersen - or such other reputable firm or accountants as the Landlord has previously approved for the purpose of this schedule 8 (such approval not to be unreasonably withheld or delayed).

     "VAT ELECTION" means an election under paragraph 2 of Schedule 10 Value Added Tax Act 1994 made by the Landlord or any person of whom the Landlord is a "Relevant Associate" within the meaning of paragraph 3(7) of Schedule 10 or any other election or voluntary act by the Landlord or any person connected with the Landlord (as determined under the provisions of Section 839 of the Income and Corporation Taxes Act 1988) which results in VAT being payable on the rent first reserved by this lease

     "VAT YEAR" means a tax year for Value Added Tax purposes determined in accordance with Part MV of the Value Added Tax Regulations 1995.

     "VAT Year Certificate" means the certificate to be provided by the Tenant following the end of the Tenant's VAT Year in the form set out in
     Part II of this Schedule.

2.   Payment of VAT - no VAT Election

     In the event that the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would be a taxable supply whether or not a VAT Election has effect in respect of the Premises, the Tenant shall pay such VAT in addition to the rent first reserved without any adjustment of rent first reserved under this schedule.

3.   Adjustment of rent first reserved and payment of VAT - VAT Election made

     If and for all periods where the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would not be a taxable supply but for a VAT Election having effect in respect of the Premises, the rent first reserved shall be adjusted to such amount as when aggregated with that part of the VAT chargeable thereon in respect of which the Tenant does not obtain a Tax Credit, equals the rent first reserved which would have been paid had no VAT Election been made.

4.   Determination of adjustment of rent first reserved

4.1 At least 28 days prior to (a) 29th September 1998 and (b) every subsequent anniversary thereof the Tenant shall serve a VAT Year Certificate on the Landlord. Where the Tenant has served such VAT Year Certificate (or is deemed to have done so pursuant to paragraph 4.2 of this Part I below), the Tenant shall pay the amounts (including the VAT) stipulated (or deemed to be stipulated) in paragraph 3 of such VAT Year Certificate on the due date for payment of the next installment of the rent first reserved (and on the due date for subsequent instalments), subject however to paragraph 4.3 of this Part I below.

4.2 If the Tenant fails to serve a VAT Year Certificate at least 28 days prior to the due date for payment of the sum in respect of which paragraph 3 above will apply, the Tenant shall be deemed to have served a VAT Year Certificate specifying in paragraph 1 thereof the same estimated proportion as stated in the previous VAT Year Certificate served, or if no previous VAT Year Certificate has been served by the Tenant at any time prior to the due date for any VAT Year Certificate an estimated proportion of nil per cent. If the Tenant fails to serve a VAT Year Certificate on more than one consecutive occasion the Tenant shall be deemed, on the second failure and any subsequent failure, until service of the next VAT Year Certificate, to have served a VAT Year Certificate specifying in paragraph 1 thereof an estimated proportion of nil per cent.

4.3 The VAT Year Certificate shall be final and binding unless the Landlord notifies the Tenant within 30 days after the date on which a VAT Year Certificate has been served that it disputes the VAT Year Certificate on the grounds of manifest error. Unless such notification is given, no further adjustments (other than those covered by the VAT Year Certificate) shall be made in respect of any instalments of rent first reserved in the VAT Year covered by the aforementioned VAT Year Certificate. Whether or not the Landlord notifies the Tenant that it disputes any amount, the Tenant shall pay on the due date for payment of the next installment of rent first reserved immediately following the service of the VAT Year Certificate to which the dispute relates, the amount stipulated in paragraph 3 of the VAT Year Certificate.

4.4 If the Review Rent is not agreed or determined until after a relevant Review Date, the amount of any increase to be paid pursuant to paragraph 2 of schedule 4 of this lease shall (if paragraph 3 above applies at that time) be adjusted on the basis of the last VAT Year Certificate. The adjustment amount shall be paid at the time when the amount of any unadjusted increase would have been due to be paid and the provisions of this schedule shall apply as if the amount of the increase were an amount to which paragraph 3 of Part I of this schedule 8 applied.

4.5 The Landlord may notify the Tenant in writing at any time within five days of the service of any VAT Year Certificate (or within five days of the last date on which the Tenant should have served a VAT Year Certificate and is therefore deemed to have served one) that it requires the Tenant to obtain a certificate from the Tenant's Auditors at the Tenant's cost (if adjustments are required following such process) or at the Landlord's cost (if no such adjustments are required) in the form set out in the VAT Year Certificate. The Tenant's Auditor's certificate shall be provided at least eight days prior to the date of payment of the rent first reserved to which such certificate relates, together with the Tenant's revised VAT Year Certificate (if required in order for the Tenant's Auditors to be able to provide a certificate). The Tenant shall pay in accordance with paragraph 4.1 above the amount stipulated in accordance with paragraph 3 of such VAT Year Certificate (as revised, if required) on the date for payment of the rent first reserved.

4.6 If adjustments are required pursuant to any VAT Year Certificate as a result of the proportion of VAT for which the Tenant has obtained or will obtain a Tax Credit differing from the proportion previously taken into account in calculation any payment, any such difference shall be taken into account (after having determined the amount of rent first reserved payable in respect of the next quarter in accordance with paragraph 3 above) in calculating the next actual payment of rent first reserved (either by increase or decrease), the amount of which shall be set out in paragraph 3 of the VAT Year Certificate.

4.7 Interest shall be payable at three per cent below the Interest Rate by the Landlord and three per cent below the Interest Rate by the Tenant on the difference between the amount actually paid pursuant to the relevant VAT Year Certificate on the due date for payment of any sum to which paragraph 3 of Part I of this schedule 8 applies and the amount which should have been paid, from such due date until the date of payment of the adjusted amount pursuant to paragraph 4.3. Where the actual amount paid (the "Initial Payment") on the due date for payment of any sum was subsequently adjusted on payment of any later installment of the rent first reserved ("the Adjusted Payment") in accordance with paragraph 4.6 of Part I of this Schedule 8 and paragraph 3(b) of the VAT Year Certificate, the interest shall be calculated on the basis of the difference between the Initial Payment and the amount which should have been paid pursuant to paragraph 4.1 until the date of the Adjustment Payment, and then on the difference between the Adjustment Payment and the amount which should have been paid until payment of that amount pursuant to paragraphs 4.3.

4.8 Following any assignment of the whole of the Premises, the provisions of this schedule 8 shall apply to any new Tenant as if it were the first Tenant, and a VAT Notice served by the new Tenant shall not take into account any adjustments made, or to be made, in respect of any previous Tenant.

5.   Miscellaneous

     The Tenant shall be at liberty to carry on the ordinary course of its trade as it wishes and shall not be precluded from proposing or accepting a method of attribution designed or maximise its Tax Credit and covenants not to enter any arrangement which has the specific purpose of increasing the amount by which the rent first reserved is decreased by virtue of this schedule 8.

                                     PART II

                              VAT YEAR CERTIFICATE



To:   The Landlord                               From:               The Tenant

We refer to paragraph 4.3 of Part I of schedule 8 to the Lease dated [       ]
made between 99 Bishopsgate Limited (1) 99 Bishopsgate Management Limited (2) Hammerson U.K. Properties plc (3) Donaldson Lufkin & Jenrette International Limited (4) and Donaldson Lufkin & Jenrette Inc. (5) in respect of premises on [ ] floor of the building known as 99 Bishopsgate London EC2 and pursuant to that paragraph:

1.   Our VAT Year which included the following quarter days [              ],
     ended on [  ], ended on [           ].

     (a) The part of the VAT charged on the rent first reserved paid in the VAT Year for or in respect of which we estimate/have determined (in accordance, where relevant, with the return made, or to be made, for the prescribed accounting period next following the end of the VAT
          Year) we will be unable to obtain credit or repayment is a proportion of [ ] per cent of the total VAT charged.

     (b) The following Table sets out the part of the VAT charged which was expected to be irrevocable during the VAT Year where it has been determined on the basis of paragraph 2(a) above that that differs from the amount of VAT for or in respect of which we actually obtained, or will be able to obtain, credit or repayment.

     Dates    Rent first reserved    Estimate    Adjustment   Determination
                                     *           **           ***

     * estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out initially in VAT Notice.

     ** adjusted estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out in subsequent VAT Notice.

     *** proportion of VAT for or in respect of which we have now estimated/determined we shall be unable to obtain credit or repayment, in accordance with Sections 24-26 of the Value Added Tax Act 1994 and the Value Added Tax Regulations 1995

3. We request that adjustment is made to the next installment of rent first reserved so as to ensure that the amount of rent first reserved payable in the VAT Year to which this VAT Year Certificate relates is as provided in paragraph 3 of Part I of Schedule 8 to the Lease in accordance with the information given in paragraph 2 above and we calculate that the next installment of rent first reserved as so
     adjusted shall be pounds sterling [    ] exclusive of VAT and the VAT
     thereon shall be pounds sterling [     ], and that the interest
     payable by the Tenant to the Landlord/Landlord to the Tenant, in accordance with paragraph 4.7 of Part I schedule 8 to the Lease shall be
     pounds sterling [             ].

4.   We hereby declare that:

     (a) we have complied with the covenant imposed upon us by paragraph 6.2 of Part I of schedule 8 to the Lease;

     (b) the information contained in this VAT Notice is to the best of our knowledge, information and belief complete and accurate;

     (c) we have made all due returns to the Commissioners of Customs and Excise and such returns are complete and accurate in all material respects and have been made within the time limits provided by statute.


Signed by

an authorised signatory on behalf of the Tenant

The above declaration are, to the best of our knowledge and belief after due and careful enquiry, true, accurate and complete.

Signed by


Tenant's Auditors

    THE COMMON SEAL of 99 BISHOPSGATE                 )
    LIMITED was hereunto affixed in the presence of:- )





                               Director /s/

                                                                [SEAL HERE]

                               Director /s/





    THE COMMON SEAL of 99 BISHOPSGATE             )
    MANAGEMENT LIMITED was hereunto               )
    affixed in the presence of:-                  )





                               Director /s/

                                                                [SEAL HERE]

                               Director /s/






    THE COMMON SEAL of HAMMERSON U.K.             )
    PROPERTIES plc was hereunto affixed in the    )
    presence of:-                                 )







                               Director /s/

                                                                [SEAL HERE]

                               Director /s/

         DATED                   24th October                    1996
         ------------------------------------------------------------


                           99 BISHOPSGATE LIMITED

                                     and


                      99 BISHOPSGATE MANAGEMENT LIMITED

                                     and


                        HAMMERSON U.K. PROPERTIES plc

                                     and

                        DONALDSON, LUFKIN & JENRETTE

                            INTERNATIONAL LIMITED

                                     and

                     DONALDSON, LUFKIN & JENRETTE, INC.




         ------------------------------------------------------------

                                 UNDERLEASE
                                     of
                 Eighteenth Floor 99 Bishopsgate London EC2

         ------------------------------------------------------------











                                           HERBERT SMITH
                                           Exchange House
                                           Primrose Street
                                           London EC2A 2HS
                                           Tel: 0171-374 8000
                                           Fax: 0171-496 0043
                                           Ref: 129/P17/30433514

                               TABLE OF CONTENTS

CLAUSE        HEADING                                                     PAGE

1.            Definitions

              Building
              Common Parts
              Development
              Electricity Cost
              Enactment
              Head Lease/Superior Lease
              Insurance Cost
              Insurance Rent
              Insured Risks
              Interest Rate
              Lettable Unit
              Net Internal Area
              Normal Business Hours
              Permitted Part
              Permitted Use
              Planning Law
              Plans
              Premises
              Public Authority

              Services
              Service Media


              Tenant
              Term
              VAT

2.            Interpretation

3.            Demise and Rents

4.            Tenant's Covenants

      (1)    Rent
      (2)    VAT
      (3)    Outgoings
      (4)    Compliance with Enactments
      (5)    Notices
      (6)    Repair
      (7)    Decoration and general condition and servicing
      (8)    Refuse
      (9)    To permit entry
      (10)   Compliance with notices relating to repair or condition
      (11)   Encroachments
      (12)   Alterations and reinstatement
      (13)   Use
      (14)   Signs

CLAUSE        HEADING                                                     PAGE


     (15)     Alienation
     (16)     Registration
     (17)     Payment of cost of notices consents etc.
     (18)     Machinery
     (19)     Obstruction/overloading
     (20)     Parking/goods delivery
     (21)     Planning Law and compensation
     (22)     Indemnity
     (23)     Defective Premises
     (24)     Insurance and fire fighting equipment
     (25)     Dangerous and contaminative materials
     (26)     Yield up
     (27)     Regulations and covenants
     (28)     Security and access
     (29)     Head Lease
     (30)     Service Charge

5.           Landlord's Covenants

      (1)     Quiet Enjoyment
      (2)     Insurance
      (3)     Head Lease
      (4)     Electricity Provision
      (5)     Management Company access
      (6)     VAT indemnity

6.            Provision of Services

7.            Provisos

      (1)    Forfeiture and re-entry
      (2)    Letting Scheme use and easements
      (3)    Common Parts and Service Media
      (4)    Service of notices
      (5)    Rent cesser
      (6)    Landlord's liability
      (7)    Arbitration fees
      (8)    Rent review memorandum
      (9)    No warranty as to use
      (10)   Disputes
      (11)   Compensation
      (12)   Rateable value appeals
      (13)   No warranty as to security
      (14)   Jurisdiction
      (15)   Overriding lease
       (16)
8.           Landlord's Guarantor

9.           Tenant's option to determine

CLAUSE        HEADING                                                     PAGE


10.           Guarantee and Guarantor's Indemnity

11.           Stamp Duty Certificate

Schedule 1    Premises

Schedule 2    Easements and rights granted

Schedule 3    Exceptions and reservations

Schedule 4    The first reserved rent and the review thereof

Schedule 5    Service Charge

Schedule 6    Services

Schedule 7    Deeds and documents to which the demise is subject

                                LEASE PARTICULARS

------------------------------------------------------------------------------

1.    DATE      24TH OCTOBER 1996

      THIS LEASE IS AND IS INTENDED TO BE DELIVERED ON THE DATE FIRST ABOVE WRITTEN

------------------------------------------------------------------------------

2.    PARTIES

(a)   LANDLORD                         :     99 Bishopsgate Limited


(b)   TENANT                           :     Donaldson, Lufkin & Jenrette
                                             International Limited


(c)   MANAGEMENT COMPANY               :     99 Bishopsgate Management Limited

(d)   LANDLORD'S GUARANTOR             :     Hammerson U.K. Properties plc

(e)   TENANT'S GUARANTOR               :     Donaldson, Lufkin & Jenrette, Inc.

------------------------------------------------------------------------------

3.    DEMISED PREMISES                 :     ALL THOSE premises on the
                                             EIGHTEENTH floor of the Building
                                             shown for identification only
                                             edged red on Plan 1
------------------------------------------------------------------------------

4.    BUILDING                         :     99 Bishopsgate London EC2

------------------------------------------------------------------------------

5.    CONTRACTUAL TERM AND             :     Commencing on the date hereof and
      TERM COMMENCEMENT                      expiring on 23rd October 2011
      AND EXPIRY DATES

------------------------------------------------------------------------------

6.    INITIAL RENT                     :     (pounds sterling) 483,165

------------------------------------------------------------------------------

7.    RENT COMMENCEMENT DATE           :     25th March1998

------------------------------------------------------------------------------

8.    TENANT'S BREAK RIGHT             :     24th October 2008

THIS UNDERLEASE made the 24th day of October nine hundred and ninety six

BETWEEN: -


(1) 99 BISHOPSGATE LIMITED whose registered office is at Lo Lam House Kumul Highway Port Vila Vanuatu (Co. Regn. No. 10469) (registered under Section 21A to the Companies Act 1985 under company number FC018588 and branch number BR002962) whose principal place of business is at 100 Park Lane London W1Y 4AR (the "LANDLORD")

(2) 99 BISHOPSGATE MANAGEMENT LIMITED whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 3071752) (the "MANAGEMENT COMPANY")

(3) HAMMERSON U.K. PROPERTIES PLC whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 298351) (the "LANDLORD'S GUARANTOR")

(4) DONALDSON, LUFKIN & JENRETTE INTERNATIONAL LIMITED whose registered office is at Moorgate Hall 155 Moorgate London EC2M 6XB (Co. Regn. No. 2475089) (the "TENANT") and

(5) DONALDSON, LUFKIN & JENRETTE, INC. a corporation incorporated in the State of Delaware United States of America whose address for the purposes of this lease is 277 Park Avenue New York New York 10172 (the "GUARANTOR")


WITNESSETH as follows:-

1.        DEFINITIONS

      In this lease the following expressions have the respective specified meanings (subject to any particular interpretation required by clause
      2):-

      (1) "ACTS OF TERRORISM" means any act or omission of any person acting on behalf of or in connection with any organisation (or on his own behalf) which carries out activities directed towards overthrowing or influencing by force or violence Her Majesty's Government in the United Kingdom or any other government de jure or de facto

      (2) "AGREEMENT FOR INITIAL ALTERATIONS" means the agreement of even date herewith and made between the Landlord and the Tenant governing the initial fitting out of the Premises

      (3) "BUILDING" means the land (of which the Premises form part) having a frontage to the west side of Bishopsgate and a return frontage to the south side of Wormwood Street and all buildings fixtures and other structures whatsoever from time to time thereon and the appurtenances thereof which land (together with the building now erected thereon) is known as 99 Bishopsgate London EC2 and is for the purpose of identification shown verged by a blue line on the Building Plan together with any adjoining areas designated by the Landlord or the Management Company

      (4) "COMMON PARTS" means all parts of the Building which are from time to time intended for the common use and enjoyment of the tenants and occupiers of the Building and persons claiming through or under them (whether or not other parties are also entitled to use and enjoy the same) and reasonably designated as such by the Landlord and including without prejudice to the generality of the foregoing the pedestrian ways circulation areas lobby entrance halls lifts lift shafts fire escapes landings staircases passages forecourts car park landscaped areas plant rooms management suites and any other areas which are from time to time during the Term reasonably provided by the Landlord for common use by or benefit of the tenants and occupiers of the Building But excluding (for the avoidance of doubt) any premises intended to be let to any party or for occupation by the Landlord or the Management Company other than for the provision of the Services

(5)   "DEVELOPMENT" has the meaning ascribed to that expression by Planning Law

(6) "ELECTRICITY COST" means the actual cost to the Landlord of the provision of electricity to the Premises for consumption by the Tenant in accordance with its covenant contained at clause 5(4) being a fair and reasonable proportion as determined by the Landlord of the total cost of the provision of electricity to the Building as a whole (including the provision of any security for the supply of electricity to the Building which may from time to time be required by the relevant undertaker responsible for the supply of electricity chosen by the Landlord) which proportion shall so far as practicable (save where the same are not in working order) be calculated using readings taken in such manner and at such times as the Landlord shall from time to time determine of the check meters relating to the Premises from time to time installed but otherwise shall be determined in such manner as the Landlord shall in its discretion consider to be fair and reasonable in all the circumstances

(7) "ENACTMENT" means every Act of Parliament directive and regulation now or hereafter to be enacted or made and all subordinate legislation whatsoever deriving validity therefrom

(8) "HEAD LEASE" means the lease under which the Landlord holds the Premises dated 29th September 1975 made between The Prudential Assurance Company Limited (1) and Bishopsgate Developments Limited (2) and "Superior Landlord" means the person for the time being entitled to the reversion immediately expectant on the term granted by the Head Lease and every other person having an interest in reversion to that term

(9) "GROUP COMPANY" means a company which is either the holding company of the Tenant or a wholly owned subsidiary of the Tenant or the Tenant's holding company (as both expressions are defined in Section 736 Companies Act 1985)

(10) "INSURANCE COST" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of the amount which the Landlord may reasonably expend:-

      (a) in effecting and maintaining insurance against the occurrence of the Insured Risks in relation to the Building in such sum as represents its then full current replacement cost with such allowance as the Landlord from time to time considers appropriate in respect of related liabilities and expenses (including without limitation liability to pay any fees or charges on the submission of an application for planning permission and costs which might be incurred in complying with any Enactment in carrying out any replacement work and sums in respect of architects' engineers' and quantity surveyors' and other professional fees and incidental expenses incurred in relation to any works of debris removal and of replacement and all VAT) and

      (b) in effecting and maintaining any insurance relating to the property owners' liability and the employer's liability of the Landlord in relation to the Building and anything done therein and

      (c) in professional fees relating to insurance including fees for insurance valuations carried out at reasonable intervals by an independent insurance valuer (but no more than once in any year) and all reasonable fees and expenses payable to advisers in connection with effecting and maintaining insurance policies and claims and

      (d) equivalent to the total of all reasonable excess sums (being for the avoidance of doubt the first part of any insurance claim) which the insurers are not liable to pay out on any insurance claim in respect of the Building and which the Landlord or the Management Company may have expended in replacing the damaged or destroyed parts of the Building

(11) "INSURANCE RENT" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of:-

      (a) a fair and reasonable proportion attributable to the Premises of the Insurance Cost for the relevant period

      (b) the reasonable amount which the Landlord may expend in effecting and maintaining insurance against up to six years' loss of the rents first and secondly hereinafter reserved and Service Charge having regard to potential increases of rent in accordance with schedule 4 and with any addition to the amount insured as the Landlord may decide in respect of VAT and

      (c) (without prejudice to all other provisions of this lease relating to the use of the Premises and the vitiation of any policy of insurance) any reasonable amount which the Landlord may expend in paying all additional premiums and loadings on any policy or policies of insurance required to be paid as a result of anything done or omitted (in breach of the terms of this lease) by the Tenant and

      (d)    any tax charged on any premium for any such insurance

(12) "INSURED RISKS" means loss damage or destruction whether total or partial caused by Acts of Terrorism fire lightning explosion riot civil commotion strikes labour and political disturbances and malicious damage aircraft and aerial devices (other than hostile aircraft and devices) and articles accidentally dropped from them storm tempest flood bursting or overflowing of water tanks and pipes impact earthquake and accidental damage to underground water oil and gas pipes or electricity wires and cables subsidence ground slip and heave and such other usual commercial risks or perils against the occurrence of which the Landlord may from time to time in its reasonable discretion deem it desirable to insure subject to such exclusions and limitations as are from time to time commonly imposed by insurers and subject also to the exclusion of such of the risks specifically hereinbefore mentioned as the Landlord may in its reasonable discretion decide where insurance cover in respect of the risk in question is not for the time being available in the London insurance market on reasonable terms

(13) "INTEREST RATE" means a yearly rate three per cent above either the base rate of Barclays Bank plc or such other bank (being for the time being generally recognised as a clearing bank in the London market) as the Landlord may from time to time use for general banking purposes or if the base rate cannot be ascertained then above such other rate as the Landlord may reasonably specify (and so that whenever there is reference in this lease to the payment of interest at the Interest Rate such interest shall be calculated on a daily basis and compounded with quarterly rests on the usual quarter days)

(14) "LANDLORD'S SERVICES EQUIPMENT" means all the plant machinery and equipment (with associated Service Media) within or serving the Building from time to time (whether or not within the Premises or other premises let or intended to be let by the Landlord) comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):-

      (i) the whole of the sprinkler system within the Building (including sprinkler heads)

      (ii)   the whole of the fire detection and fire alarm systems

      (iii) the whole of the permanent fire fighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building)

      (iv)   the whole of the chilled water system

      (v) the whole of the building management system (including the building security system) installed by the Landlord

      (vi) the central electrical supply system from the mains supply into the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord

      (vii) the whole of the air handling system and the electricity supply and control systems for the same

      (viii) the standby generators and associated cabling wiring and duct work but excluding in each case any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

(15) "LETTABLE UNIT" means any unit of accommodation forming part of the Building which is intended by the Landlord at any material time to be for separate occupation

(16) "NET INTERNAL AREA" has the meaning ascribed to that expression by the Code of Measuring Practice - Fourth Edition (RICS/ISVA 1993) (or if there shall be no such edition or no such expression for the time being the nearest equivalent thereto)

                               [GRAPHICS OMITTED]

                               99 BISHOPSGATE EC2

                             EIGHTEENTH FLOOR TOWER

                               [GRAPHICS OMITTED]

                            99 BISHOPSGATE LONDON, EC2

                                  BUILDING PLAN

      (17) "NORMAL BUSINESS HOURS" means 7.30 am. to 7.30 p.m. on Mondays to Fridays inclusive (except bank holidays) subject to expansion of such hours at the reasonable discretion of the Landlord provided that such hours will automatically expand if any other tenant in the Building is granted the benefit of any expanded hours

      (18) "OUTSIDE NORMAL BUSINESS HOURS CHARGE" means the whole of the actual cost to the Management Company of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours other than any services which are stated to be provided 24 hours a day (including without prejudice to the generality of the foregoing costs and expenses in the nature of those set out in Part II of schedule 6) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair proportion thereof (on a fair and reasonable basis between the Tenant and any other tenant or occupier making use of such Services) as reasonably determined by the Landlord. PROVIDED THAT during the first year of the Term the cost of providing air conditioning outside Normal Business Hours shall not exceed pound sterling 88 per hour (in respect of the Premises being the only user of air conditioning at the relevant time) or pounds sterling 48 per hour per floor on the basis that any five of floors 18, 20 and 22 to 26 of the Building are simultaneously using such air conditioning over the whole of such floors

      (19) "PERMITTED PART" means any part or parts of the Premises capable of separate occupation

      (20) "PERMITTED USE" means use as high class offices for any purpose within Class B1(a) (but not for any other purpose within that Use Class) of the schedule to the Town and Country Planning (Use Classes) Order 1987 and for the avoidance of doubt use of the Premises for data processing investor services business trading operators and investment banking complies with this provision

      (21) "PLANNING LAW" means every Enactment for the time being in force relating to the use development and occupation of land and buildings and every planning permission statutory consent and agreement made under any Enactment relating to the Building

      (22) "PLANS" means the plans annexed hereto and "Building Plan" means that one of them so marked

      (23) "PREMISES" means the premises described in schedule 1 and all permitted additions alterations and improvements made to them

      (24) "PUBLIC AUTHORITY" means any Secretary of State and any government department public local regulatory fire or any other authority or institution having functions which extend to the Premises or their use and occupation and any court of law and the companies or authorities responsible for the supply of water gas and electricity or any of them and any of their duly authorised officers

      (25) "REINSTATEMENT SPECIFICATION" means the specification annexed hereto or in the event that materials listed in the specification are not available from time to time or appropriate for use (in the Landlord's reasonable opinion) then reference to such materials will be substituted by reference to materials of not materially less quality which perform a similar function PROVIDED THAT save to the extent that items of plant and equipment have been altered during the Term the Tenant shall not be required to replace existing items of plant and equipment for new items subject to the existing items being in good working order

      (25)    "REVIEW DATE" means each of:-

            (a) the 24th October in the years Two thousand and one and every fifth anniversary of that date during the Term (and the last day of the Term)

            (b)   any date so stipulated by virtue of paragraph 5 of
                  schedule  4

      (26) "SERVICES" means the services and other matters specified in clause 6 and Part I of schedule 6

      (27) "SERVICE MEDIA" means those parts of the Building comprising gas water drainage electricity telephone telex signal and telecommunications heating cooling ventilation air conditioning fire alarm and other pipes drains sewers mains cables wires supply lines ducts conduits flues and all other common conducting media plant appliances and apparatus for the provision supply control and monitoring of services to or from the Building and other common equipment

      (28) "TERM" means a term of years commencing on the date hereof and expiring on 23rd October, 2011 and includes any period of holding over or extension whether by any Enactment or common law

      (29) "TERMINATION NOTICE" means not less than 12 months and 1 day's prior written notice unless either:

            (a) any Enactment or decision not capable of appeal on a point of law confirming that the Tenant is not entitled to a new tenancy on the expiration of such notice is in force or upheld as at 22nd October 2007 (in which case not less than 6 months prior written notice need be given); or

            (b) any other tenant enters into a lease prior to September 1998 of premises comprising at least a floor of the building within the security of tenure protections of the Landlord and Tenant Act 1954 for a term of not less than 10 years (without break rights) and is granted right to determine such lease on less than such 12 months' and 1 day's prior written notice (in which case the notice period hereunder shall be reduced to such notice period as is granted to such tenant in such circumstances)

      (30) "VAT" means Value Added Tax as referred to in the Value Added Tax Act 1994 (or any tax of a similar nature which may be substituted for or levied instead of it by statutes)

2.    INTERPRETATION

      (1) Words importing the singular include the plural and vice versa and words importing one gender include both other genders

      (2) The expressions "Landlord" "Tenant" "Management Company" and "Guarantor" wherever the context so admits include their respective successors in title and where a party comprises more than one person covenants and obligations of that party take effect as joint and several covenants and obligations

      (3) A covenant by the Tenant not to do (or omit) any act or thing also operates as a covenant to use reasonable endeavours not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be to require) it being done

      (4)   References in this lease to:-

            (a) any clause sub-clause schedule or paragraph is a reference to the relevant clause sub-clause schedule or paragraph of this lease and clause and schedule headings shall not affect the construction of this lease

            (b) any right of (or covenant to permit) the Landlord or the Management Company to enter the Premises shall also be construed (subject always to the proviso to clause 4(9)) as entitling the Landlord to remain on the Premises with or without equipment and permitting such right to be exercised by all persons authorised by the Landlord for as short a period as reasonably practicable and making good all damage caused and causing as little inconvenience as reasonably possible save where the right of entry is exercised to remedy any breach hereunder where the Landlord only undertakes to make good damage caused

            (c) any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord and given before the act requiring consent licence or approval

            (d) the Premises (except in clause 4(15)) shall be construed as extending where the context permits to any part of the Premises

            (e) a specific Enactment includes every statutory modification consolidation and re-enactment and statutory extension of it for the time being in force except in relation to the Town and Country Planning (Use Classes) Order 1987 which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not the same may at any time have been revoked or modified

            (f) the last year of the Term includes the final year of the Term if it shall determine otherwise than by effluxion of time and references to the expiry of the Term include such other determination

      (5)   (a)   Where the context permits rents or other sums being due from the Tenant to the Landlord or the Management Company mean that they are exclusive of any VAT

            (b) whenever the consent licence or approval of the Landlord is required under this lease the relevant provision shall be construed as also requiring (and any consent licence or approval given by the Landlord shall be deemed subject to the need for) the consent licence or approval of the Superior Landlord (for which the Landlord shall apply at the Tenant's reasonable cost) where the same is required under the Head Lease except that nothing in this lease or in any consent licence or approval by the

                  Landlord shall imply that the Superior Landlord's consent licence or approval will not be unreasonably withheld or delayed

            (c) references to any right of (or covenant to permit) the Landlord to enter the Premises shall extend to the Superior Landlord and to all persons authorised by it and shall be construed in the manner required by clause 2(4)(b) but in relation to the Superior Landlord and those with its authority

            (d) the rights excepted and reserved in schedule 3 are also excepted and reserved for the benefit of the Superior Landlord

3.    DEMISE AND RENTS

      The Landlord at the request of the Guarantor DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and rights specified in schedule 2 exercisable in common with the Landlord and all others with its authority or otherwise from time to time entitled thereto EXCEPT and RESERVED unto the Landlord and all other persons authorised by it from time to time during the Term or otherwise from time to time entitled thereto (including the Management Company in relation to the provision of the Services) the easements and rights specified in schedule 3

      TO HOLD the Premises unto the Tenant (together with and except and reserved as aforesaid) for the Term SUBJECT to all rights easements covenants stipulations and other matters affecting the same and SUBJECT to the provisions of the deeds and documents mentioned in schedule 7

      YIELDING AND PAYING therefor:

      FIRST yearly and proportionately for any part of a year until 24th March 1998 a peppercorn (if demanded) and thereafter until the first Review Date (and thereafter as determined pursuant to schedule 4) the yearly rent of Four hundred and eighty three thousand one hundred and sixty five Pounds (pound sterling 483,165) exclusive of VAT (subject to clause 5(6)) payable by equal quarterly payments to be made in advance on the usual quarter days in every year the first such payment to be made on 25th March 1998

      SECONDLY as additional rent from time to time the Insurance Rent payable on demand

      THIRDLY as additional rent on demand (in addition and without prejudice to the Landlord's right of re-entry and any other right) interest at the Interest Rate on any sum owed by the Tenant to the Landlord whether as rent or otherwise which is not:-

      (a) received in cleared funds by the Landlord within 10 days following the due date (or in the case of money due only on demand within fourteen days after the date of demand) calculated for the period commencing on the due date for payment and ending on the date the sum and the interest is received in cleared funds by the Landlord

      (b) demanded (or if tendered is for the time being refused) by the Landlord in circumstances where it is prudent for it not to demand or accept any payment having regard to a breach of any of the Tenant's obligations under this lease of which the Tenant has received notice calculated for the period commencing on the due date for payment and ending on the date the sum (and the interest) is subsequently received by the Landlord

      FOURTHLY as additional rent all VAT for which the Landlord is or may become liable to account to H.M. Customs & Excise (or other relevant body to whom account has for the time being to be made) on the supply by the Landlord to the Tenant under or in connection with the provisions of this lease or the interest created by it and of any other supplies whether of goods or services such rent fourthly reserved to be due for payment contemporaneously with the other rents or sums to which it relates

      AND FIFTHLY a rent equal to the Electricity Cost such rent to be payable on demand (either annually or by instalments) as the Landlord shall determine

4.    TENANT'S COVENANTS

      The Tenant covenants with the Landlord (and in respect of sub-clause 4(30) also with the Management Company) throughout the Term subject to clause 4(15):

      RENT

      (1) To pay the rents reserved by this lease on the days and in the manner set out in clause 3 without deduction or set off and (unless for the time being the Landlord shall have required in writing to the contrary) to pay the rent first reserved (together with any sum in respect of the rent fourthly reserved as may be applicable thereto) by banker's standing order to such bank as the Landlord may from time to time nominate

      VAT

      (2) Subject to clause 5(6) wherever the Tenant is required to pay any amount to the Landlord hereunder by way of reimbursement or indemnity to pay on the production of a valid VAT invoice to the Landlord (as applicable) in addition an amount equivalent to any VAT incurred by the Landlord save to the extent that the Landlord obtains credit for such VAT incurred by the Landlord pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

      OUTGOINGS

      (3) To pay all rates taxes charges and other outgoings whatsoever now or hereafter assessed charged or imposed upon the Premises or upon their owner or occupier (and a proper proportion determined by the Landlord attributable to the Premises of any rates taxes charges and other outgoings now or hereafter assessed charged or imposed upon the Premises in common with other premises or upon the owners or occupiers thereof) and (to the extent the Tenant does not pay it directly to the relevant supplier) the total cost (including meter rents) of all water (including chilled water) electricity and gas separately metered and/or exclusively supplied to the Premises during the Term as reasonably determined by the Landlord excluding (without prejudice to the rent fourthly reserved and clause 4(2)) any tax payable by the Landlord as a direct result of any actual or implied dealing with the reversion of this lease or of the Landlord's receipt of income

      COMPLIANCE WITH ENACTMENTS

      (4) To comply with the requirements of all Enactments and of every Public Authority (including the due and proper execution of any works) in respect of the Premises their use occupation employment of personnel in them and any work being carried out to them (whether the requirements are imposed upon the owner lessee or occupier) and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

      NOTICES

      (5) As soon as reasonably practicable and in any event within 5 working days of receipt of the same to give to the Landlord notice of (and a certified copy of) any notice permission direction requisition order or proposal made by any Public Authority and without delay to comply in all respects at the Tenant's cost with the provisions thereof save that the Tenant shall if so required by and at the cost of the Landlord make or join in making such objections or representations in respect of any of them as the Landlord may reasonably require

      REPAIR

      (6) To put and keep the Premises (and any works or installations made pursuant to paragraphs 4 and 5 of Schedule 2) in good and substantial repair and condition (damage by any of the Insured Risks excepted to the extent that the insurance money shall not have been rendered irrecoverable subject to clause 5(2)(b) or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants or agents or invitees) and to replace whenever necessary during the Term and on expiry of the Term the landlord's fixtures and fittings (including any fitted carpets) in the Premises which may have become beyond economic repair with items of the same type and quality

      DECORATION AND GENERAL CONDITION AND SERVICING

      (7)   (a)     To keep the Premises maintained to a high standard of
                    decorative order and finish and properly cleansed and tidy and (without prejudice to the foregoing) as often as the same shall be necessary (and not less frequently than once in every fifth year of the Term but not more than once in any 18 month period) and also in the last year of the Term to clean paint polish or otherwise treat as the case may be all inside surfaces of wood and metal work of the Premises usually or requiring to be painted polished or otherwise treated with two coats at least of high quality paint or polish vinyl wall coverings (where applicable) or other appropriate materials in a good and workmanlike manner (and during the last year of the Term in the colour scheme specified and otherwise in accordance with the Reinstatement Specification) PROVIDED ALWAYS THAT the
                    Tenant shall not be obliged to carry out any such decorative treatment if the need for it is caused by damage by any of the Insured Risks to the extent (subject to clause 5(2)(b)) that the insurance money shall not have been rendered irrecoverable or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants agents or invitees

            (b) To clean the inside of all external window glazing in the Premises at least once in every month using reputable contractors

          (c) To enter into and maintain contracts for the regular inspection maintenance and servicing of all fixed plant and equipment comprised in the Premises which has or is likely to have any impact on the Landlord's Services Equipment by reputable contractors approved by the Landlord (such approval not to be unreasonably withheld) and to obtain satisfactory test certificates as may be reasonably required by the insurers and whenever reasonably required to produce copies of such contracts and certificates

      REFUSE

      (8) Not to deposit any refuse on any of the Common Parts except in areas designated for such purpose from time to time by the Landlord and to comply with all requirements of any Public Authority and any reasonable regulations made by the Landlord pursuant to clause 4(27) in relation to control over and disposal of rubbish

      TO PERMIT ENTRY

      (9) To permit the Landlord (and persons authorised by the Landlord) at reasonable times in compliance with the Tenant's reasonable security requirements on reasonable prior written notice (except in an emergency) to enter the Premises in order to:-

            (a)   examine their state of repair

            (b) ascertain that the covenants and conditions of this lease have been observed

            (c)   take any measurement or valuation of the Premises

            (d) rebuild renew cleanse alter test maintain repair inspect and make connections to any part of the Building including the Service Media (PROVIDED that the Landlord will procure that such entry takes place outside Normal Business Hours where practicable)

            (e) during the last six months of the Term (or at any time in the case of a disposal of the Landlord's interest) to show the Premises to prospective purchasers or tenants and their agents

            (f)   exercise the rights described in schedule 3

      COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION

      (10)  (a)   To comply with any notice requiring the Tenant to remedy any breach of its covenants

            (b) If the Tenant shall not within a reasonable time comply with any such notice to permit the Landlord and any authorised person to enter the Premises to remedy the breach as the Tenant's agent and at the Tenant's proper cost the Landlord making good any damage caused

            (c) To pay to the Landlord on demand all the proper costs and expenses incurred by the Landlord under the provisions of this sub-clause

      ENCROACHMENTS

      (11)  (a)   To preserve all rights of light and other easements belonging to the Premises and not knowingly to give any acknowledgment that they are enjoyed by consent

            (b) Not knowingly to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord forthwith of any encroachment which might have that effect

      ALTERATIONS AND REINSTATEMENT

      (12)  (a)   Not to carry out any Development of or on the Premises nor
                  (without prejudice to the exclusion of structural parts from the demise of the Premises) any works affecting any structural parts of the Building and not to commit any waste

            (b) Without prejudice to any other rights of the Landlord in respect of areas not included in the Premises not to install or erect any exterior lighting shade or awning or place any structure or other thing outside the Premises

            (c) Without prejudice to paragraphs (a) and (b) of this sub-clause and subject to the provisos to this paragraph (c) not to make any other alteration or addition to the Premises (including all electrical and other plant and equipment and the installation and removal of demountable partitioning) except:-

                  (i) in accordance with plans and specifications (adequately describing the work in question and the manner in which the work will be carried out) previously submitted at the Tenant's expense in triplicate to and approved by the Landlord (such approval not to be unreasonably withheld or delayed PROVIDED THAT the Landlord shall respond to the Tenant's submission within 10 working days in the case of minor alterations (excluding any alterations which affect any of the Landlord's Services Equipment) and if the Landlord fails to respond within 10 working days as aforesaid it shall be deemed to have accepted such minor alterations AND PROVIDED FURTHER that the initial fitting out of the Premises following the date hereof shall be governed by the Agreement for Initial Alterations

                  (ii) in a manner which shall not materially and adversely affect the Landlord's Services Equipment any Service Media or the provision of any of the Services

                  (iii) in accordance with any relevant terms conditions
                        recommendations and regulations of any Public Authority (and in particular in relation to any electrical installation in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the Regulations of the Electricity Supply Authority) and the insurance company with whom the Premises are for the time being insured and

                  (iv)  in a good and workmanlike manner

                  PROVIDED ALWAYS THAT subject to clause 4(12)(c)(i):-

                  (I) no such alterations or additions shall be carried out until the Landlord has issued its consent in writing to which the Tenant shall if required join as a party

                  (II) once any such alterations or additions have been carried out the Tenant shall supply to the Landlord as-built plans in triplicate (together with a computer aided design disk and 35 mm slides) showing the works as carried out

            (d)   At the expiry of the Term to remove:-

                  (i) all alterations and additions made to the Premises by the Tenant

                  (ii) all work done in connection with the original fitting out by the Tenant in pursuance of the Agreement for Initial Alterations and to restore and make good the Premises in accordance with the Reinstatement Specification in a proper and workmanlike manner to the condition and design which existed before the alterations or additions were made with all services properly sealed off

      USE

      (13)  Not to use the Premises or any chattels in them:-

            (a) for any purpose (and not to do anything in or to the Premises) which may be or become or cause a nuisance obstruction or damage to any person or property

            (b) for a sale by auction or for any public meeting or for any dangerous noxious noisy illegal or immoral trade business or activity or for residential purposes and not to use the Common Parts for the transaction of any business or

            (c) (without prejudice to the preceding paragraphs of this sub-clause) except for the Permitted Use

      SIGNS

      (14)  (a)   Not to erect any aerial satellite dish sign signboard pole antenna wire or other apparatus on the outside of the Building save for the right granted pursuant to paragraph
                  3 of schedule 2

            (b) Not to affix or exhibit so as to be visible from outside the Premises any placard sign notice fascia board or advertisement except the approved signs referred to in paragraph 3 of schedule 2

      ALIENATION

      (15)  (a)   If the Tenant at any time desires to assign the whole of the
                  Premises the Tenant shall first by an irrevocable unconditional written notice ("the Tenant's Notice") served upon the Landlord offer to surrender or assign this lease upon such financial terms and conditions as the Tenant may desire

            (b) If the Landlord wishes to accept such surrender or assignment it shall within twenty-one days of receipt of the Tenant's Notice serve a counter-notice ("the
                  Counter-Notice") upon the Tenant stating as much

            (c) If the Landlord serves a Counter-Notice on the Tenant then the Tenant shall surrender or assign (at the Landlord's option) the Premises to the Landlord (or as the Landlord may direct) within six months of receipt of the Counter-Notice either with vacant possession or subject only to a permitted underletting and the Tenant's liability hereunder shall cease in respect of any matters arising following the date of such assignment or surrender but without prejudice to any antecedent breaches of covenant

            (d) If the Landlord does not serve a Counter-Notice then the Tenant must (if it wishes to assign) complete its assignment on terms greater than 95 per cent in value of the terms and conditions stipulated in the Tenant's Notice within six months from the date of the Tenant's Notice and if the Tenant shall fail to complete within such period if it still wishes to assign the whole of the Premises it must reinstate the procedure set out in this clause 4(15)

            (e) Subject to the foregoing provisions of this sub-clause 4(15) not to assign mortgage charge or underlet or in any other manner part with possession of any part (being less than the whole) of the Premises or agree to do so except that the Tenant may underlet the whole of (but not more or less than) any Permitted Part or Permitted Parts in accordance with paragraphs (h) and (i) of this sub-clause

            (f) Subject to the foregoing provisions of this sub-clause 4(15) not to assign underlet or otherwise part with possession of or the whole of the Premises or agree to do so except that the Tenant may assign or underlet the whole of the Premises in accordance with paragraph (g) or (h) respectively of this sub-clause

            (ASSIGNMENT)

            (g)   (i) Not to assign the whole of the Premises without first
                      obtaining the Landlord's consent issued within 2 months before completion of the assignment which consent shall not be unreasonably withheld or delayed but which may be granted subject to any one or more of the conditions referred to in paragraph (g)(ii) and which may be withheld if any one or more of the circumstances referred to in paragraph (g) (iii) exist

                 (ii) The conditions referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1 A) Landlord and Tenant Act 1927) are:

            AUTHORISED GUARANTEE

            (a) that the Tenant shall enter into an authorised guarantee agreement (as defined in section 16 Landlord and Tenant

             (Covenants) Act 1995) with the Landlord in a form which the Landlord reasonably requires

            THIRD PARTY GUARANTEE/RENT DEPOSIT

            (b) that if so reasonably required by the Landlord the proposed assignee shall have procured covenants with the Landlord by a guarantor or guarantors (not being the Tenant or any guarantor) reasonably acceptable to the Landlord in a form acceptable to the Landlord (acting reasonably);

            INTRA GROUP DEALINGS

            (c) if the proposed assignee is a Group Company the Tenant shall have procured either:

                  (A) if the Tenant's obligations under this lease are guaranteed by another Group Company that such Group Company covenants with the Landlord on the same terms (mutatis mutandis) as those contained in clause 10; or

                  (B) if there is no guarantor of the Tenant's obligations under this lease and if the assignee is not at the date of the application for consent to the proposed assignment in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant at the date of this lease that the proposed assignee procures covenants by a Group Company which is not the Tenant or the proposed assignee and which is in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant in the same terms (mutatis mutandis) as those contained in clause 10; and

      (iii) The circumstances referred to in paragraph (g)(i) (which are specified for the purposes of section 19(1 A) Landlord and Tenant Act 1927) are:-

            (a) where the Tenant's solicitors have not given an undertaking to the Landlord's solicitors to pay all reasonable legal surveyor's and management costs disbursements and VAT arising on the application for consent to such assignment whether or not consent is granted unless the Landlord unreasonably withholds consent in circumstances where it is required to be reasonable; and/or

            (b) where any of the rents and Interim Sum due from the Tenant to the Landlord or the Management Company respectively under this lease remain unpaid at the date of the application for consent to the proposed assignment

      (UNDERLETTING)

            (h) Not to underlet the whole of the Premises or any Permitted Part (each being referred to in this paragraph as the premises) except:-

                  (i) to a person who before the underletting shall have covenanted with the Landlord to observe and perform the Tenant's obligations under this lease during the sub-term to the extent they relate to the premises demised by the underletting (other than the payment of rents) and a covenant not to assign the whole of the premises without the Landlord's consent (which shall not be unreasonably withheld or delayed) and an unqualified covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

                  (ii) by reserving as a yearly rent without payment of a fine or premium (in addition to the service and insurance and other rents payable under this lease except the rent first hereby reserved or (in the case of underletting of a Permitted Part) a pro rata proportion of them) an amount equal to:-

                        (a) (in the case of an underletting of the Premises) the then open market rack rental value of the Premises

                        (b)   (in the case of an underletting of a Permitted
                              Part) a pro rata proportion of the then open market rack rental value of the Premises the proportion in each case being calculated by reference to the Net Internal Area of the Permitted
                        Part in relation to the Net Internal Area of the Premises, in all cases such rent to be payable by equal quarterly instalments in advance on the usual quarter days and to be approved by the Landlord prior to the underletting (such approval not to be unreasonably withheld or delayed) but the amount of such rent and the approval of the Landlord thereto may not be used as evidence by the Tenant for the purpose of any rent review pursuant to this lease

                  (iii) by a form of underlease:-

                        (a) by which the principal rent reserved by the underlease is reviewed upwards only at not greater than five year intervals during the sub-term in accordance with the same principles (mutatis mutandis) and at the times as apply to the rent first reserved by this lease

                        (b) requiring the underlessee to observe and perform all the covenants and other provisions binding on the Tenant under this lease (other than the covenant by the Tenant to pay rents) to the extent they relate to the premises and containing:-

                        (A) a condition for re-entry by the underlessor on breach of any covenant by the underlessee

                        (B) a qualified covenant not to assign the whole of the premises and an absolute covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

                  (iv) with the Landlord's consent issued within three months before completion of the underletting which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld or delayed

      (i)   In relation to an underlease of a Permitted Part:-

            (i) not to include in the sub-demise any part of the entrance to or the reception area of the Premises

            (ii) to except from the underlease all necessary circulation areas and plant and equipment which will serve the Premises in common and to reserve a separate service charge rent in respect of their maintenance repair and renewal

            (iii) not as a result of the grant to create or permit the creation of more than four separate occupations affecting the whole of the Premises (occupations in right of this lease counting as one occupation)

            (iv) not to grant or agree to grant the underlease without providing for the exclusion of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the underlease in pursuance of an Order duly made under section 38(4) of that Act before the date of grant

      (j) To enforce the observance and performance by every such underlessee and its successors in title of the provisions of the underlease and not expressly or impliedly to waive any breach of them nor vary the terms of any underlease

      (k) Not to agree any reviewed rent payable under an underlease without the Landlord's consent and if the rent review under any underlease is to be determined by an independent person not to agree his appointment without the Landlord's consent (PROVIDED ALWAYS THAT the Landlord shall not unreasonably withhold or delay any consent required under this sub-paragraph) and to procure that any representations which the Landlord may wish to make in relation to the rent review are duly submitted to the independent person and to provide to the Landlord promptly on the same becoming available copies of any representations made by or on behalf of the Tenant or the underlessee in relation to such rent review

      (SHARING OCCUPATION)

      (l) Not to part with or share the occupation of the Premises or any part of them except that the Tenant may share occupation with a company which is (but only for so long as it remains) either the holding company of the Tenant or a majority-owned subsidiary of the Tenant or of the Tenant's holding company (as those expressions are defined in section 736 Companies Act 1985) so long as the Tenant does not grant the person sharing occupation exclusive possession (so that such company occupies as licensee only without creating any relationship of landlord and tenant) nor otherwise transfer or create a legal estate and the Tenant shall notify the Landlord of the identity of each company in occupation

      REGISTRATION

      (16)  (a)   Within twenty-one days after any disposition or devolution of this lease or of any estate or interest in or derived out of it to give notice in duplicate of the relevant transaction to the Landlord for registration with a certified copy of the relevant instrument and to pay to the Landlord a fair and reasonable fee for each such registration of not less than twenty five pounds

            (b) To register with the Landlord particulars of the determination of every rent review under any underlease of the Premises within fourteen days after the date of determination

      PAYMENT OF COST OF NOTICES CONSENTS ETC.

      (17) To pay on demand all reasonable expenses (including counsels' solicitors' surveyors, and bailiffs' fees) properly incurred by the Landlord in and incidental to:

            (a) the preparation and service of a notice under section 146 Law of Property Act 1925 or in contemplation of any proceedings under section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and

            (b) every reasonable step taken during or after the expiry of the Term in connection with the enforcement of the Tenant's obligations under this lease including the service or proposed service of all notices and schedules of dilapidations and

            (c) every application for consent licence or approval under this lease but not if the application is unreasonably refused or delayed or granted subject to unreasonable conditions (where such consent is not to be unreasonably withheld or delayed)

      MACHINERY

      (18) Not to install in the Premises any plant or machinery other than usual office equipment without the Landlord's consent which shall not be unreasonably withheld PROVIDED ALWAYS THAT no plant or machinery shall be installed or operated in the Premises and nothing shall be done or omitted in them which may cause:-

            (a) the efficiency of the heating ventilation air conditioning and cooling system installed in the building to be diminished or impaired in any way

            (b) noise dust fumes smell vibration or electrical interference affecting or having any other intrusive effect on any other part of the Building or other adjoining property or persons outside the Premises

      OBSTRUCTION/OVERLOADING

      (19)  Not to obstruct:-

            (a) or damage any part of the Building or exercise any of the rights granted by this lease in a way which causes nuisance or damage

            (b)   any means of escape

            (c)   or discharge any deleterious matter into

                  (i) any pipe drain or other conduit serving the Premises and (to the extent they lie within the Premises) to keep them clear and functioning properly or

                  (ii)  any Service Media

            (d) or stop-up or darken the windows and other openings of the Premises nor to overload or cause undue strain to the Service Media or any other part of the Building and in particular not to suspend any undue weight from the ceilings or walls of the Premises and not to exceed the following floor loadings:-

             floor finishings:    :      4 kN/m2 (80 lbs per sq. ft)

             live load            :      IkN/m2 (20 lbs per sq. ft)

            (e) any requisite notice erected on the Premises including any erected by the Landlord in accordance with its powers under this lease

      PARKING/GOODS DELIVERY

      (20) To ensure that all loading unloading deliveries and despatch of goods is carried out only by using the service accesses and goods lifts designated by the Landlord for the use of the Premises

      PLANNING LAW AND COMPENSATION

      (21) Without prejudice to clause 4(4) at all times during the Term to comply with the provisions and requirements of Planning Law relating to or affecting

            (a)   (i) the Premises

                  (ii) any operations works acts or things carried out executed done or omitted on the Premises

                  (iii) the use of the Premises

                  (iv) the use by the Tenant of (and the exercise of any other rights hereunder in respect of) any other parts of the building

            (b) Subject to the provisions of paragraph (c) of this sub-clause as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions (and serve all notices) required under Planning Law in respect of the Premises whether for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof or otherwise

            (c) Not without the Landlord's consent (such consent not to be unreasonably withheld or delayed) to apply for any planning permission relating to the Premises (and not to apply for any such planning permission relating to any other part of the Building) but so that subject to compliance with paragraph (e) of this sub-clause the Landlord's consent shall not be unreasonably withheld or delayed to the making of a planning application in respect of the Premises relating to any operations or use or other thing (if any) which assuming it to be implemented in accordance with Planning Law would otherwise not be in breach of the provisions of this lease

            (d) If the Landlord so requires in connection with any relevant proposal by the Tenant to apply for a determination under section 191 or 192 Town and Country Planning Act 1990

            (e) If the Landlord consents in principle to any application by the Tenant (which it hereby agrees to consider and determine with all due expedition) for planning permission to submit a draft of the application to the Landlord for its approval and to give effect to its reasonable requirements in respect thereof and if and to the extent the Landlord so requires to lodge the application with the relevant authority in the joint names of the Landlord and the Tenant and in duplicate

            (f) Not to implement any planning permission before the Landlord has acknowledged that its terms are acceptable nor before the Landlord has received any cash or other security which it reasonably requires for compliance with any conditions imposed by the planning permission

            (g) If the Landlord at the Landlord's cost reasonably requires or the Tenant desires to lodge and progress diligently an appeal against any refusal of an application for planning permission lodged in respect of the Premises by the Tenant or by any person claiming under or through the Tenant (whether or not lodged in its name alone) the Landlord undertakes to co-operate fully with the Tenant in respect of any such appeal unless such appeal would be likely to have a material and adverse effect on the Landlord's interests in the Building

            (h) Unless the Landlord otherwise directs to complete before the expiry of the Term all works on the Premises required as a condition of any planning permission implemented by the Tenant or by any person claiming under or through it

            (i) If the Tenant receives or is entitled to receive any statutory compensation under any Enactment in relation to its interest in the Premises the Tenant shall on any determination of its interest prior to the expiry of this lease by effluxion of time forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

      INDEMNITY

      (22) To indemnify the Landlord against all expenses proceedings costs claims damages demands and any other liability or consequence arising out or in respect of any breach of any of the Tenant's obligations under this lease (including all costs reasonably incurred by the Landlord in an attempt to mitigate any such breach) or of any act omission or negligence of the Tenant or any person at the Premises with the Tenant's authority

      DEFECTIVE PREMISES

      (23) On becoming aware of the same (or when the Tenant ought reasonably to have become aware of the same) to give notice forthwith to the Landlord of any defect in the Premises which might give rise to:-

            (a) an obligation on the Landlord to do or refrain from doing anything in relation to the Premises or

            (b) any duty of care or the need to discharge such duty imposed by the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

      INSURANCE AND FIRE FIGHTING EQUIPMENT

      (24)  (a)   Not to do or omit anything by which any insurance policy
                  (relevant extracts of which shall have been provided to the Tenant) relating to the Building or any part of it becomes void or voidable or by which the rate of premium on such policy may be increased

            (b) To comply with all proper requirements of the insurers and to provide and maintain unobstructed appropriate operational fire fighting equipment and fire notices on the Premises

            (c)   To notify the Landlord forthwith of:-

                  (i) any incidence of any Insured Risk on the Premises and of any other event which ought reasonably to be brought to the attention of insurers and of which the Tenant ought reasonably to be aware

                  (ii) the insurable value of any fixture installed in the Premises by the Tenant or any person claiming under or through the Tenant

            (d) That if at any time the Tenant or any person claiming under or through it shall be entitled to the benefit of any insurance of the Premises to cause all money paid under such insurance to be applied in making good the loss or damage in respect of which it was paid

            (e) Subject to clause 5(2)(b) if the whole or any part of the Building is damaged or destroyed by any of the Insured Risks at any time during the Term and the insurance money under any insurance policy effected by the Landlord is rendered wholly or partially irrecoverable because of some act or default of the Tenant or any person deriving title under or through the Tenant or their respective servants agents or invitees forthwith to pay the Landlord the whole amount of the insurance money so irrecoverable

      DANGEROUS AND CONTAMINATIVE MATERIALS

      (25) Not to keep place store or use or permit or suffer to be kept placed stored or used in or upon or about the Premises any materials substance or other thing of a dangerous inflammable combustible explosive corrosive or offensive nature or any materials substance or other thing which may in any way cause pollution injury or harm by percolation corrosion contamination migration release or otherwise on beneath or in the vicinity of the Premises

      YIELD UP

      (26)  (a)   At the expiry of the Term to remove all chattels and tenant's fixtures and quietly to yield up the Premises reinstated in accordance with the Reinstatement Specification and restored and made good to the extent required under clause 4(12)(d) and in the state of repair condition decorative order and layout otherwise required by this lease and any licences or consents issued in pursuance of it and to make good any damage so caused in a proper and workmanlike manner

            (b) The Tenant irrevocably authorises the Landlord to remove and dispose of any chattels which may be left in the Premises within 28 days after the Tenant has quit them (without being obliged to obtain any consideration for the disposal) and the Tenant irrevocably declares that any such chattels will stand abandoned by it

      REGULATIONS AND COVENANTS

      (27)  To comply with:-

                  (i) all reasonable regulations reasonably made by the Landlord from time to time and notified to the Tenant in writing for the good management of the Building PROVIDED ALWAYS THAT no such regulations shall purport to amend the terms expressed in this lease and if there is any inconsistency between the terms of this lease and the regulations the terms of this lease shall prevail

                  (ii) all covenants stipulations and other matters affecting the Premises and not to interfere with any rights easements or other matters affecting the Premises

      SECURITY AND ACCESS

      (28) To use all reasonable endeavours to ensure that the Tenant's visitors to the Premises observe such security regulations which may apply to them

      HEAD LEASE

      (29)  (a)   To observe and perform the covenants and conditions on the part of the lessee contained in the Head Lease so far as they relate to the Premises except the covenant for the payment of rent and except also so far as the obligations relating to insurance fall to be observed and performed by the Landlord pursuant to clause 5(2)

            (b) Not to do or omit any act or thing which would or might cause the Landlord to be in breach of the Head Lease

      SERVICE CHARGE

      (30) To pay the Service Charge (and VAT thereon) to the Management Company at the times and in the manner provided for in clause 6 and schedule 5 without deduction or set off and to pay the Outside Normal Business Hours Charge within 10 days of demand (either annually or by monthly instalments) as the Management Company shall reasonably determine PROVIDED THAT for the period from the date hereof until the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations the Service Charge payable by the Tenant in any Accounting Period shall not exceed pounds sterling 32,211 inclusive of VAT and PROVIDED FURTHER that the Service Charge payable in respect of the twelve month period from the earlier of 25th June 1997 and the date on which the Tenant commences full beneficial occupation of the Premises following the works contemplated by the Agreement for Initial Alterations shall be pounds sterling 74,622.15 exclusive of VAT

5. LANDLORD'S COVENANTS

      The Landlord covenants with the Tenant:

      QUIET ENJOYMENT

      (1) That if the Tenant observes and performs its covenants contained in this lease the Tenant may peaceably hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

      INSURANCE

      (2)   (a)   To keep the Building (except all tenants' plant and equipment and trade fixtures) insured against the Insured Risks in the full current replacement cost

            (b) to use reasonable endeavours to procure that the interest of the Tenant is noted on the insurance policy and to use reasonable endeavours to further procure that the insurers waive any rights of subrogation against the Tenant (or any lawful subtenant occupier or invitee) and the Landlord will notify the Tenant if it is unable so to procure and will duly consider the representations of the Tenant regarding alternative insurers who may be prepared to procure that the insurers waive any subrogation rights and/or note the interest of the Tenant and will also permit the Tenant to make representations to the insurers regarding the noting of the Tenant's interest and/or waiver of rights of subrogation

            (c) On request to supply the Tenant (but not more frequently than once in any period of twelve months) with evidence of such insurance

            (d) If and whenever during the Term the Building (except as aforesaid) is damaged or destroyed by an Insured Risk and to the extent that payment of the insurance monies is not refused because of any act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant or their respective servants agents and invitees subject to clause 5(2)(b) above the Landlord will with all convenient speed take the necessary steps to obtain any requisite planning permissions and consents and if they are obtained to lay out the money received from the insurance of the Building (except sums in respect of public liability and employer's liability and loss of rent) towards replacing (but not necessarily in facsimile reinstatement) the damaged or destroyed parts (except as aforesaid) and in the case of the Premises to the Reinstatement Specification as soon as reasonably practicable (and the Landlord shall keep the Tenant informed of progress of any such insurance claims and the Landlord's proposals for compliance with this provision) PROVIDED ALWAYS THAT the Tenant shall have no claim against the Landlord under this clause 5(2)(c) in respect of the manner of replacement of the interior of any Lettable Unit other than the Premises or any alteration to the Common Parts and PROVIDED FURTHER THAT the Landlord shall not be liable to carry out the replacement if it is unable (having used all reasonable endeavours) to obtain every planning permission and consent necessary to execute the relevant work in which event the Landlord shall be entitled to retain all the insurance money received by it and if the Landlord so retains the insurance money the Tenant shall be entitled to determine this lease on not less than one month's prior written notice

            (e) In the event that the Premises have not been reinstated to the Reinstatement Specification or essential means of access thereto within the Building is not available in the circumstances contemplated in sub clause 5(2)(d) by the date five years and eleven months following the date of such damage or destruction by an Insured Risk the Tenant may determine this lease on not less than one month's prior written notice such notice to be served (if at all) within one month after expiry of such five years and eleven months period

      HEAD LEASE

      (3)   (a)   To pay the rents reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the terms of this lease but so far only as to preserve the existence of this lease the covenants and conditions on the part of the lessee contained in the Head Lease

            (b) On the request and at the reasonable expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Head Lease

            (c) To take all reasonable steps at the Tenant's reasonable expense (to the extent possible under the Head Lease) to obtain the consent of the Superior Landlord wherever the Tenant makes application for any consent required under this lease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this lease and the Head Lease

      ELECTRICITY PROVISION

      (4) Subject to clause 7(3) to use all reasonable endeavours to provide or procure the provision of electricity to the Premises to the extent necessary to meet the requirements of the Tenant having regard to the overall electricity services design standards for the Building as a whole and to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the electricity provider chosen by the Landlord

      MANAGEMENT COMPANY ACCESS


      (5) To allow the Management Company such rights over the Building as it requires from time to time for the due and proper provision of the Services

      VAT INDEMNITY

      (6) The provisions of schedule 8 shall apply in relation to VAT liability on the rent first reserved and:-

            (a) Whenever VAT is properly chargeable in respect of any supply made hereunder by the Landlord to the Tenant the Landlord shall no later than thirty days after the due date for payment in respect of such supply issue a valid VAT invoice or audit note (as the case may be to the Tenant)

            (b) Subject to (6)(c) below all consideration payable by the Landlord to the Tenant shall be exclusive of VAT which the Landlord shall pay in addition on production of a valid VAT invoice

            (c) The capital sum referred to in clause 3 above shall be inclusive of VAT save that if the Landlord is at any stage able to recover such VAT the Landlord shall pay to the Tenant a further amount equal to VAT on the capital sum

      NAMING RIGHTS

      (7) The Landlord shall only name the Building in accordance with its postal address from time to time

      NOTIFICATION OF NOTICES

      (8) The Landlord will inform the Tenant as soon as reasonably practicable but in any event within 5 working days of receipt of the same of any notice served by the Superior Landlord alleging a breach of the Head Lease which would threaten the existence of this lease

6. PROVISION OF SERVICES

      The Management Company covenants with the Tenant to use all reasonable endeavours:-

      (1) Well and substantially to repair and properly clean and decorate the structure of the Building (including the structure of the roofs foundations external and internal walls and columns and structural slabs of the ceilings and floors) the external surfaces of the Building (including the whole of the glazing within the external walls of the Building) and the Common Parts and (where consistent with an obligation to repair) to replace the same

      (2) To keep the Service Media designed for common or general use and the Landlord's Services Equipment in good and substantial repair and in clean condition and at all times in good and safe working order

      (3) To keep the lifts in the Building clean and in good and substantial repair and condition and at all times in good and safe working order

      (4) Provide heat and air conditioning and chilled water to the Premises (subject to the Tenant paying Outside Normal Business Hours Charge in relation to the provision of such services outside Normal Business Hours) such heat being sufficient to maintain an air temperature in the Premises measured at the main trunk connections to the floor as follows:

            Air Conditioning and Heating

                  Design Parameters:

                  External Conditions:

                        Summer             29 degrees C DB 20 degrees C WB

                        Winter            -40 degrees DB 100% relative humidity

                  Internal Conditions Office Accommodation -

                        Summer             22 degrees C DB + 1 degree C

                        Winter             20 degrees C DB minimum

                  Humidity Office Accommodation -

                        Summer             50% +/- 10%

                        Winter             50% +/- 10%


      (5) To ensure that the Common Parts are at all times kept clean tidy and unobstructed

      (6) Subject to clause 7(3) and clause 7(6) to provide or procure the provision of electricity to the Premises and each and every part thereof designed to receive the same to the extent necessary to meet the reasonable requirements of the Tenant and other lawful occupiers of the Premises

      (7) To comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction relating to the Building or any part for which any tenant or occupier of the Building is not directly or exclusively liable

      (8) To ensure that at all times (meaning for the avoidance of doubt 24 hours a day during the Term) there are both such security officers at and patrolling the Building as is reasonably appropriate for premises of the same size and nature as the Building and that the main reception to the Building is properly and adequately manned

      (9)   To provide or procure the provision of:-

            (a)   the Services during Normal Business Hours; and

            (b) such of the Services outside Normal Business Hours as in the Management Company's reasonable discretion are appropriate to provide to a high class office building in the City of London outside Normal Business Hours; and

            (c) such of the Services outside Normal Business Hours as the Tenant shall previously request (but subject to the Tenant being responsible for the Outside Normal Business Hours Charge)

            having regard in all cases to and in accordance with the overall design standards for the Building as a whole and subject to the limitations contained in Clause 7(6)) in an efficient and economic manner and in accordance with good estate management provided that the Management Company shall be entitled to employ such managing agents professional advisers contractors and other persons as it shall from time to time reasonably think fit for the purpose of the performance of the Services

      PROVIDED THAT the Management Company shall not be liable for:-

      (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or interruption in the provision of the Services or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or the Common Parts or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured
      Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Management Company PROVIDED ALWAYS that the Management Company shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED THAT:

      (a) the Tenant shall carry Out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable

      (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlord's or Management Company's covenants hereunder

7. PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED THAT:-

      FORFEITURE AND RE-ENTRY

      (1) Without prejudice to any other remedies and powers contained in this lease or otherwise available to the Landlord if

            (a) the whole or part of the rents shall be unpaid for twenty-one days after becoming payable (whether or not formally demanded) or

            (b) any of the Tenant's covenants in this lease are not performed or observed in the manner and at the times herein specified or

            (c) the guarantee granted by the Guarantor or any other guarantor of the Tenant's obligations is or becomes unenforceable (in whole or in part) for any reason whatsoever and no suitable alternative security is provided to the Landlord within a period of one month or if the Tenant (or if more than one person any one of them):-

            (d) being a company enters into liquidation whether voluntarily (except for reconstruction or amalgamation of a solvent company) or compulsorily or has a provisional liquidator or a receiver (including an administrative receiver) appointed or its directors pass a resolution to petition for an administration order or one or more of them swears an affidavit in support of such a petition or is the subject of an administration order or a petition for one or of a voluntary arrangement or a proposal for one under Part I Insolvency Act 1986

            (e) being a company incorporated outside the United Kingdom is the subject of any proceedings or event analogous to those referred to in clause 7(1)(d) in the country of its incorporation

            (f) being an individual is the subject of a bankruptcy petition or bankruptcy order or of any application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986 or otherwise becomes bankrupt or insolvent or dies the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises without prejudice to the Tenant's right to relief against forfeiture whereupon this lease shall absolutely determine but without prejudice to either partys right of action against the other in respect of any antecedent breach of the covenants in this lease

      LETTING SCHEME USE AND EASEMENTS

      (2) No letting or building scheme exists or shall be created in relation to the Building and (subject only to those easements expressly granted by this lease) neither the Tenant nor the Premises shall be entitled to any easement or quasi-easement whatsoever and nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any right easement covenant condition or stipulation enjoyed or entered into by any tenant of the Landlord in respect of property not demised by this lease or prevent or restrict the development or use of the remainder of the Building or any other land

      COMMON PARTS AND SERVICE MEDIA

      (3) Subject always to the rights of the local authority the relevant supply authorities and any other competent authority the Common Parts and the Service Media are at all times subject to the exclusive control and management of the Landlord who may from time to time (if it shall be necessary or reasonable to do so for the benefit of the Building or otherwise in keeping with the principles of good estate management) alter divert substitute stop up or remove any of them (leaving available for use by the Tenant reasonable and sufficient means of access to and egress from and servicing for the Premises)

      SERVICE OF NOTICES

      (4)   (a)   In addition to any other mode of service any notices to be served under this lease shall be validly served if served in accordance with section 196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or (in the case of any notice to be served on the Tenant) by sending it to the Tenant at the Premises PROVIDED THAT whilst the Tenant hereunder is Donaldson Lufkin & Jenrette International
                  Limited such notice shall also be served on the offices for the time being of SJ Berwin & Co (attention: Edward Page) or such other firm of solicitors notified in writing to the Landlord and 277 Park Avenue New York New York 10172

            (b) If the Tenant or any guarantor comprises more than one person it shall be sufficient for all purposes if notice is served on one of them but a notice duly served on the Tenant will not need to be served on any guarantor

      RENT CESSER

      (5)   If and whenever during the Term:-

            (a) the Premises (other than the Tenant's plant and equipment and tenant's fixtures) or the means of access to the Premises within the Building are damaged or destroyed by any of the Insured Risks so that the Premises are incapable of beneficial occupation and use and

            (b) subject to clause 5(2)(b) the insurance of the Building or the payment of any insurance money has not been vitiated by the act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant their respective servants agents and invitees the rent first reserved by this lease and the Service Charge or a fair proportion of them according to the nature and extent of the damage sustained shall be suspended and cease to be payable from the date of destruction or damage until whichever is the earlier of the date on which the Premises are reinstated to the Reinstatement Specification and if applicable the essential means of access within the Building are available and the date of expiry of the period for which insurance of loss of rent is effected and any dispute about such suspension shall be referred to the award of a single arbitrator to be appointed in default of agreement on the application of the Landlord or the Tenant to the President for the time being of The Royal Institution of Chartered Surveyors in accordance with the Arbitration Acts 1950 and 1979

      LANDLORD'S LIABILITY

      (6) The Landlord shall not be liable for (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Landlord PROVIDED ALWAYS that the Landlord shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable PROVIDED FURTHER that in the event of the Landlord or the Management Company being unable to provide air conditioning or electricity to the Premises in such circumstances the Tenant shall be entitled to carry out (the Landlord and Management Company affording the Tenant reasonable access to do so) all necessary remedial works to such electricity or air conditioning PROVIDED
            THAT:

      (a) the Tenant shall carry out such works in a good and workmanlike manner and make good all damage caused causing as little inconvenience to the Landlord Management Company and other tenants as reasonably practicable)

      (b) the Landlord or the Management Company shall be responsible for the costs of the Tenant in carrying out such remedial works when such works are being carried out as a consequence of any breach of the Landlords or Management Company's covenants hereunder

      ARBITRATION FEES

      (7) The fees of any arbitrator incurred in any arbitration proceedings arising out of this lease may be paid to the arbitrator by the Landlord or by the Tenant notwithstanding any direction or prior agreement as to liability for payment and any sums so paid for which the party who pays them initially is not ultimately liable shall be repayable on demand by the party who is liable for them

      RENT REVIEW MEMORANDUM

      (8) Forthwith after every agreement or determination of any increase in the amount of the rent reserved and made payable by virtue of schedule 4 a memorandum recording the increase shall be attached to this lease and to the counterpart and such memorandum shall be signed by or on behalf of the Landlord and the Tenant respectively

      NO WARRANTY AS TO USE

      (9) Nothing contained in this lease shall constitute or be deemed to constitute a warranty by the Landlord that the Premises are authorised under Planning Law to be used or are otherwise fit for any specific purpose

      DISPUTES

      (10)  (a)   Any dispute between the Tenant and any other tenant or
                  occupier of any part of the Building relating to any easement or right affecting the Building or any part of it shall (unless the Landlord shall by notice to the parties concerned renounce its power to determine it) be referred to the Landlord whose decision acting reasonably (acting in the capacity of an expert) shall be binding upon the parties to the dispute but the Landlord shall give written reasons for his decision

            (b) Where any issue (other than one relating to a rent review) arising out of or under or relating to the Head Lease which also affects or relates to the provisions of this lease is to be determined as provided in the Head Lease the determination of such issue pursuant to the provisions of the Head Lease shall be binding on the Tenant as well as the Landlord for the purposes both of the Head Lease and this lease

      COMPENSATION

      (11) Except where any Enactment prohibits the right to compensation being reduced or excluded by agreement, neither the Tenant nor any occupier of the Premises shall be entitled on quitting them to claim from the Landlord any compensation under the Landlord and Tenant Act 1954

      RATEABLE VALUE APPEALS

      (12)  (a)   If the Landlord or the Tenant intends to make a proposal to alter the entry for the Premises in the local non-domestic rating list it shall notify the other party of its intention and shall incorporate in the proposal such proper and reasonable representations as may be made by or on behalf of that party

            (b) The Tenant shall not agree the level of rates liability attributable to the Premises following the date hereof without the Landlord's consent (such consent not to be unreasonably withheld or delayed) PROVIDED that for the avoidance of doubt the Landlord shall not be entitled to refuse its consent to any level of rates which the Tenant has negotiated with the appropriate rating authority which is lower than any level of rates negotiated by or on behalf of the Landlord in respect of the Building on a pro rata basis

      NO WARRANTY AS TO SECURITY

      (13) Nothing contained in this lease (and no exercise of any of the Landlord's powers under this lease) shall constitute or be deemed to constitute a warranty by the

            Landlord that the Premises shall be kept secure or that any security service to the Common Parts shall be effective

      JURISDICTION

      (14) This lease shall be governed by and construed in all respects in accordance with the law of England and for the benefit of the Landlord the English courts shall have exclusive jurisdiction in relation to disputes arising under or connected with this lease and the Tenant agrees that any process may be served on it by leaving a copy of the relevant document at the Premises provided however that the Landlord shall retain the right at its sole election to sue the Tenant elsewhere including in the courts of the Tenant's domicile

      OVERRIDING LEASE

      (15) If at any time during the Term the Landlord shall grant a tenancy of the reversion immediately expectant on the determination of this lease whether pursuant to Section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise any covenant on the part of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further covenant also to obtain the consent of the lessor under such tenancy to such dealing

8. LANDLORD'S GUARANTOR

      (1) The Landlord's Guarantor at the request of the Landlord and in consideration of the Tenant agreeing to take this lease covenants and agrees with the Tenant that all of the Landlord's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Landlord's obligations (notwithstanding any time or indulgence granted by the Tenant to the Landlord or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Landlord's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Landlord shall be in default

      (2) The Landlord's Guarantor at the request of the Management Company and in consideration of the Tenant agreeing to pay the Service Charge covenants and agrees with the Tenant that all of the Management Company's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Management Company's obligations (notwithstanding any time or indulgence granted by the Tenant to the Management Company or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Management Company's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Management Company shall be in default

9. TENANT'S OPTION TO DETERMINE

      (1) The Tenant may (subject to compliance with the provisions of this clause) determine this lease as at 24th October 2008

      (2) If the Tenant wishes so to determine the Tenant shall give to the Landlord the Termination Notice such notice to expire on 24th October 2008

      (3) If the Tenant duly serves the Termination Notice it shall procure that vacant possession of the Premises will be available on 24th October 2008 free of occupation by and of any estate or interest rested in the Tenant or any third party and this lease shall not determine as a result of any notice served by the Tenant if the Tenant is in material breach of any of its covenant to pay the rents and Interim Sum contained in this lease (including those contained in this sub-clause) as at 24th October 2008 except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them

10. GUARANTEE AND GUARANTOR'S INDEMNITY

      The Guarantor at the request of the Tenant and in consideration of the grant of this lease covenants and agrees with the Landlord and during the Term and any period of holding over continuation or extension thereof whether by an Enactment common law or otherwise (subject to clause 4(15)):-

      (1) The rents reserved by this lease (whether or not ascertained as to amount) will be duly paid and that all the Tenant's obligations contained in it will be performed and observed in the manner and at the times herein specified and that if there is any default in paying the rents or in performing and observing the Tenant's obligations (notwithstanding any time or indulgence granted by the Landlord to the Tenant or compromise neglect or forbearance on the part of the Landlord in enforcing the observance and performance of the Tenant's obligations in this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant) the Guarantor will observe and perform the obligations in respect of which the Tenant shall be in default and will on demand and on a full indemnity basis pay to the Landlord an amount equivalent to the rents or other amounts not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the default (and in the event of non-payment shall pay interest at the Interest Rate from the date of demand to the Guarantor until the date of payment) and will otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-performance or non-observance

      (2) If any liquidator or other person having power to do so disclaims this lease or if it shall be forfeited or if the Tenant ceases to exist and if the Landlord by written notice served within three months after the date of disclaimer or forfeiture or the Landlord having actual knowledge of the cesser of existence of the Tenant (each a "Trigger Event") requires the Guarantor to accept a lease of the Premises for a term computed from the date of the Trigger Event to the date on which the Term would have expired by effluxion of time and at the same rents and subject to the same covenants stipulations conditions and provisions (except that the Guarantor shall not be required to procure that any other person is made party to that lease as guarantor) as are reserved by and contained in this lease immediately before the Trigger Event and with coincidental Review Dates (the said new lease and the rights and liabilities thereunder to take effect as from the date of such Trigger Event) the Guarantor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord upon demand against the costs incurred on the grant of the new lease

      (3) The liability of the Guarantor hereunder shall not be released reduced affected or prejudiced by reason of:-

            (a) any variation or waiver of or addition to the terms of this lease or any of them agreed between the Landlord and the Tenant or

            (b) the surrender by the Tenant of part of the Premises (in which event the liability of the Guarantor shall continue in relation to the Tenant's obligations in respect of the part of the Premises not so surrendered) or

            (c) any legal limitation immunity disability incapacity occurrence of insolvency or the winding-up of the Tenant or

            (d) (without limitation to the foregoing) of any other act or thing act or thing by which (but for this provision) the Guarantor would have been discharged or released (in each case in whole or in part) from liability under this guarantee and indemnity or any combination of any two or more of such matters

      (4) If a Trigger Event occurs and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 8(2) the Guarantor shall pay to the Landlord on demand (in addition to any other loss damage costs charges expenses or other liability which the Guarantor may be required to make good hereunder and without prejudice to any other rights of the Landlord) an amount equal to the rents which would have been payable hereunder but for such Trigger Event (so far as such rents do not otherwise continue to be payable) for the period commencing on the date of such Trigger Event and ending on whichever is the earlier of the date one year after the date of such Trigger Event and the date (if any) upon which rent is first payable in respect of the whole of the Premises on a reletting thereof

      (5) Without prejudice to the rights of the Landlord against the Tenant the Guarantor shall be a principal obligor in respect of its obligations under this clause and not merely a surety and accordingly the Guarantor shall not be discharged nor shall its liability hereunder be affected by any act or thing or means whatsoever by which its said liability would not have been discharged if it had been a primary debtor

      (6) The Guarantor shall pay all reasonable charges (including legal and other costs on a full indemnity basis) incurred by the Landlord in relation to the Landlord's enforcement of this guarantee and indemnity against the Guarantor or for enforcing payment by the Guarantor of amounts indemnified by it hereunder

      (7) The Landlord may at its option enforce the terms of this guarantee and indemnity against the Guarantor without having first enforced the covenants and terms of this lease against the Tenant and also without first having recourse to any other rights or security which the Landlord may have obtained in relation to this lease

      (8) The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the obligation of the Tenant under this lease or to any right of subrogation in respect of any such security until all the obligations owed to the Landlord by the Tenant and the Guarantor hereunder have been fully and unconditionally fulfilled and discharged

      (9) The Guarantor shall not claim in any liquidation bankruptcy composition or scheme of arrangement in respect of the Tenant in competition with the Landlord and if and to the extent that it receives the same shall remit to (and until remission shall hold in trust for) the Landlord all and any monies received from any liquidator trustee receiver or out of any composition or arrangement or from any supervisor thereof until all the obligations of the Tenant and the Guarantor hereunder owed to the Landlord have been fully and unconditionally fulfilled and discharged

      (10) This guarantee and indemnity shall enure for the benefit of the Landlord's successors in title under this lease without the necessity for any assignment thereof

      (11) While Donaldson, Lufkin & Jenrette International Limited remains the Tenant this guarantee and indemnity shall only apply if and for so long as the total shareholders funds and reserves of Donaldson, Lufkin & Jenrette International Limited are or fall below the value of Fifty million pounds (pounds sterling 50,000,000) AND Donaldson, Lufkin & Jenrette International Limited and Donaldson, Lufkin & Jenrette Inc. shall notify the Landlord at the beginning of each period in which this guarantee and indemnity applies and again when it ceases to apply AND for the avoidance of doubt this guarantee (subject to compliance by the Tenant with clause 4(15)) shall automatically cease on any lawful assignment of this lease (but without prejudice to either party's rights against the other in respect of any antecedent breaches of this lease) unless in the circumstances contemplated by clause 4(15)(g)(ii)(b) it is reasonable for Donaldson Lufkin & Jenrette Inc. to remain the guarantor hereunder of the liabilities of Donaldson, Lufkin & Jenrette International Limited PROVIDED FURTHER that Donaldson, Lufkin & Jenrette Inc shall in such circumstances automatically be released on a second assignment of this lease

11. STAMP DUTY CERTIFICATE

      It is hereby certified that there is no agreement for lease to which this lease gives effect

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

                                  SCHEDULE 1

                                (THE PREMISES)

ALL THOSE office premises situate on the eighteenth floor and being part of the Building which are shown on the Plans and thereon verged red for identification purposes only ALL which premises include:-

(a) the plaster linings and other interior coverings and facing materials of all walls and of any columns within or bounding the said premises

(b) the screed the raised floor the fixed and unfixed floor coverings and all materials lying between the upper surface of the structural floor slab and the raised floor surface

(c) the ceilings including all materials forming part of them lying and the void space (if any) above such ceilings but below the lower surface of the structural ceiling slab

(d)   all non-load bearing walls lying within the said premises

(e) all plant and other apparatus and conducting media which are designed to serve the said premises exclusively including any which the Landlord may permit under clause 4(14) and whose operation does not have any impact on the central building systems

(f)   the following items supplied and fitted by the Landlord:-

      (i) venetian horizontal perforated blinds on the inside of the external windows of the Premises

      (ii)  electricity check meter

but exclude:-

(i)   all Service Media and Landlord's Services Equipment and

(ii) the load bearing structure of the Building including the load bearing structure of the roofs foundations external and internal walls and columns and the structural slabs of the ceilings and floors and

(iii) the external surfaces of the Building and the whole of the window glazing and window frames and other fenestration units constructed in the external walls and in the other boundaries of the said premises

                                  SCHEDULE 2

                        (EASEMENTS AND RIGHTS GRANTED)

1. The right in connection with the Permitted Use subject to the provisions of clause 7(3) and subject to compliance with all reasonable rules and regulations in connection with the exercise of such right as may be prescribed from time to time by the Landlord:-

      (1) for the Tenant its employees servants and duly authorised agents invitees and visitors for the purpose only of ingress and egress to and from the Premises to use the Common Parts and to use all means of escape but only when needed in an emergency and

      (2)   to use the Service Media

2. The right of support shelter and protection for the Premises from any adjoining or neighbouring parts of the Building as enjoyed by the Premises at the date of this lease

3. The right to have displayed the name or trading style of the Tenant and any authorised sub-tenants or permitted occupiers (subject to a maximum of four names at any particular time) on the signboard in the entrance lobby of the Building provided by the Landlord pursuant to paragraph 14 of Part I of schedule 6 and the right to install a sign displaying the name of the Tenant at the entrance to the Premises the precise location size and style of such sign to be subject to the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

4. The right to install a supplementary air conditioning system and UPS within the 14th floor plant area in the Building in a manner and in a location to be approved by the Landlord such approval not to be unreasonably withheld or delayed (in accordance with the provisions of clause 4(12)) and a right of access to such 14th floor plant area at all reasonable times on reasonable prior notice (save in the case of emergency) for repair and maintenance and PROVIDED that on determination of the Term the Tenant shall remove any such installation and reinstate the plant room area to the reasonable satisfaction of the Landlord (making good all damage caused in such removal)

5. The right to use and to have reasonable access for repair and maintenance (on reasonable prior written notice to the Landlord) those works or installations within or on the Building (but outside the Premises) for which consent has been given pursuant to the Agreement for Initial Alterations

6. The exclusive right to use the lavatories on the same floor as the Premises subject to free access for the tenants of the seventeenth and nineteenth floors unless such tenants have agreed to forego the right of access subject to the Tenant being responsible for all elements of Service Cost relating to such toilets should any other tenant of accommodation in the Building object to meeting any proportion of Service Cost in relation to such facilities (on the basis of such exclusive use)

                                  SCHEDULE 3

                         (EXCEPTIONS AND RESERVATIONS)

1. The right to build alter or extend (whether vertically or laterally) any building notwithstanding that the access of light and air or either of them to the Premises and the lights windows and openings thereof may be affected

2. The right at reasonable times on reasonable prior written notice (except in an emergency where no notice need be given) to enter upon the Premises as often as may be necessary for the purpose of complying with the covenants of the Head Lease for all the purposes for which the Tenant covenants in this lease to permit entry and for all purposes in connection with the carrying out of the Services and for the purposes of complying with any statutory requirements

3. The right to use and to construct inspect maintain repair divert and otherwise alter stop up and relay and to make connections to any Service Media in on or under the Premises at any time during the Term for the benefit of any other part of the Building or any adjacent or neighbouring land

4. The right to erect and maintain scaffolding on or against any part of the Building so long as reasonable and sufficient means of access to and egress from and servicing the Premises are maintained

5. All rights of light air and other easements and rights (but without prejudice to those expressly granted by this lease) enjoyed by the Premises from or over any other part or parts of the Building or any adjacent or neighbouring land

6. The right of support protection and shelter for the benefit of other parts of the Building from the Premises

7. The right for one or more members of any security staff employed by the Landlord or its agents at any time or times on reasonable prior notice (save in the case of emergency where no notice is required) to enter the Premises if it shall be considered necessary or desirable so to do in connection with the security of the Building

8. The right for the tenant or occupier of any other part of the Building authorised by the Landlord having first given reasonable written notice to the Tenant at reasonable times in the daytime and at any time and without notice in case of emergency to enter the Premises for the purpose of repairing that other part of the Building making good any damage so caused to the reasonable satisfaction of the Tenant

9. The rights reserved to the Superior Landlord (by covenant or by express reservation) in the Head Lease

PROVIDED ALWAYS THAT if the Landlord or its employees or the persons authorised by the Landlord exercises any of the rights by carrying out work on the Premises it shall cause as little inconvenience as possible and as soon as reasonably practicable make good any damage caused to them unless the right has been exercised because of some breach by the Tenant or by any person claiming through it

                                  SCHEDULE 4

               (THE FIRST RESERVED RENT AND THE REVIEW THEREOF)

1. In this schedule the following expressions have the respective specified meanings:-

      (1) "Current Rent" means the amount of the yearly rent first reserved by this lease payable immediately before the relevant Review Date

      (2) "Review Rent" means the yearly market rent which might reasonably be expected to be payable following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out during which no rent or a concessionary rent is payable or following the payment of any capital sum or fitting out contribution which might be negotiated in the open market for the purposes of fitting out (and on the assumption that the lessee has had the benefit of such rent free or concessionary rent period or capital sum or fitting out contribution and has used the same fully to fit out the Premises for the Permitted Use to the lessee's particular requirements) if the Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession on the relevant Review Date without fine or premium for a term often years computed from the relevant Review Date taking into account the lessee's right at the expiration of the term to be granted a new tenancy under Part II Landlord and Tenant Act 1954 and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review at five-yearly intervals) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:-

            (a) the Permitted Use and the Premises comply with Planning Law and every other Enactment free from any onerous condition restriction and limitation and that the lessee may lawfully implement and carry on the Permitted Use

            (b) no work has been carried out to the Premises which has diminished their rental value

            (c) in case the Building or any part of it has been destroyed or damaged it has been fully restored

            (d) the Premises have been fitted out to no less standard than that set out in the Reinstatement Specification but disregarding any effect on rent of:-

            (i) the fact that the Tenant or any underlessee or other permitted occupier or their respective predecessors in title has been or is in occupation of the Premises

            (ii) any goodwill attached to the Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other permitted occupier

            (iii) (without prejudice to paragraphs 1(2)(b) and 1(2)(c) of this schedule) any works carried out to the Premises during the Term by the Tenant or any permitted underlessee in either case at its own expense in pursuance of a licence granted by the Landlord where required and otherwise than in pursuance of any obligation to the Landlord

            (iv) the works carried out to the Premises by the Tenant or carried out by the Landlord at the expense of the Tenant pursuant to the Agreement for Initial Alterations

      (3) "Review Surveyor" means an independent chartered surveyor appointed pursuant to paragraph 3(1) of this schedule and if to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors the said President to be requested to nominate an independent chartered surveyor having not less than ten years practice in the City of London next before the date of his appointment and recent substantial experience in the letting and valuation of office premises of a similar character and quality to those of the Premises and who is a partner or director of a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

2. The yearly rent first reserved and payable from each Review Date until the next following Review Date or (in the case of the period commencing on the last Review Date during the Term) until the expiry of the Term shall be the higher of:-

      (1) the Current Rent (ignoring for this purpose any rent cesser pursuant to clause 7(5)) and

      (2)   the Review Rent

3. If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:-

      (1) the Review Surveyor shall (in the case of agreement about his appointment) be forthwith appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant

      (2) Unless the Landlord and the Tenant agree that the Review Surveyor shall act as an expert (which after the appointment has been made they may not do save with the consent also of the Review Surveyor) he shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979

      (3) If the Review Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall stipulate a proposal for the Review Rent supported (if so desired by the Landlord or the Tenant) by any or all of:-

            (i)   a statement of reasons

            (ii)  a professional rental valuation and (separately and later)

            (iii) submissions in respect of each other's statement of reasons and valuation

            but he shall not be bound thereby and shall make the determination in accordance with his own judgment (including any determination concerning any party's liability for the costs of the reference to him) save in respect of points of law

      (4) If the Review Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of another Review Surveyor

4 If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:-

      (1)   continue to pay the Current Rent on account and

      (2) pay the Landlord within seven days after the agreement or assessment of the Review Rent the amount (if any) by which the Review Rent for the period commencing on the relevant Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period plus interest at three per cent below the Interest Rate for each installment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the installment was due up to the date of payment of the shortfall)

5. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then when the restriction is released the Landlord may at any time within six months after the date of release give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date

                                  SCHEDULE 5

                             (THE SERVICE CHARGE)

I. In this schedule:

      "ACCOUNTING PERIOD" means the period from and including 1st January to and including 31 St December in any year or such other period of twelve months as the Management Company shall reasonably determine from time to time

      "EXPERT" means a chartered surveyor experienced in the administration and apportionment of service charges for buildings similar to the Building as agreed upon by the Management Company and the Tenant or on failure to agree appointed at the request of either party by the President Provided that where an Expert has previously been agreed or appointed in relation to any matter in connection with the Service Cost or the allocation of the Service Cost between the tenants of the Building (whether or not pursuant to the terms of this Underlease) the Management Company or the Tenant shall be entitled if reasonable to require that the same Expert be appointed

      "INTERIM SUM" means a fair and reasonable yearly sum assessed by the Management Company acting reasonably on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

      "RESERVE" means the total of the amounts received by the Management Company in respect of the matters referred to in paragraph 2(B) of this schedule

      "SERVICE CHARGE" means the proportion or proportions of the Service Cost attributable to the Premises determined in accordance with the provisions of this schedule payable from the date hereof

      "SERVICE CHARGE CERTIFICATE" means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph S of this schedule and prepared by the Management Company's surveyor or auditor

      "SERVICE COST" means the total sum calculated in accordance with paragraph 2 of this schedule

2. The Service Cost shall be the total of:-

      (A) the reasonable cost properly incurred by the Management Company in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the costs and expenses set out in Part 11 of schedule 6 (insofar as the same are reasonable and properly incurred) and any other reasonable costs and expenses properly incurred by the Management Company or with the Management Company's authority in connection with the Services but excluding for the avoidance of doubt

            (i) any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant (which shall be charged direct to the Tenant) or of any other tenant or tenants of the Building and

            (ii) any Value Added Tax which the Management Company may incur of and incidental to the provision of the Services and which is recoverable as input tax by the Management Company

            (iii) any cost or expense incurred in making good any damage caused by any of the insured Risks

      (B) an amount (to be revised annually by the Management Company at its reasonable discretion) to be charged in any Accounting Period as a contribution to the establishment and maintenance of a reserve towards the estimated cost to the Management Company of the provision of the Services such amount to be ascertained on the assumption (inter alia) that the cost of replacement of items of plant machinery equipment and other capital items is calculated on such life expectancy of the said items as the Management Company may from time to time reasonably determine to the intent that a fund be accumulated sufficient to cover the cost of replacement of the said items by the end of their anticipated life

      PROVIDED THAT nothing herein contained shall oblige the Management Company to maintain the Reserve or a reserve sufficient to cover the whole of the cost of replacement of any plant machinery equipment or other capital items and provided further that any expenditure on any items in respect of which any sums shall have been included in the Reserve during an Accounting Year shall at the Management Company's reasonable discretion as to the amount thereof if any be met out of the Reserve AND PROVIDED THAT in respect of any costs or expenses not incurred exclusively in connection with the provision or carrying out of the Services a fair proportion only of such costs and expenses shall be included in the Service Cost

3.    (A)   The Service Charge payable by the Tenant for any Accounting Period shall be a fair proportion of the Service Cost attributable to the Premises from time to time as properly determined by the Management Company (and so in proportion for any Accounting Period not falling wholly within the Term the Service Cost in any such case being deemed to accrue on a day to day basis for the purpose of apportionment)

      (B) If at any time and from time to time during the Term the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Cost in relation to any item of the Services shall change and as a result it is reasonable that there be an alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in every such case the Management Company shall vary and amend the Service Charge and make appropriate adjustments thereto provided always that in the event of any dispute between the Management Company and the Tenant and the other tenants of the Building or any of them the same shall be referred to the

            Expert for determination (the Expert to act as an expert and not as an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decisions as to the responsibility for his costs)

      (C) The fair proportion to be determined by the Management Company in paragraph 3(A) above shall be determined on the basis that all accommodation within the Building let or occupied or designed contracted or adapted for letting or occupation (other than management accommodation) is fully let on terms which include service charge provisions consistent with the service charge provisions contained in this lease (save where otherwise specified herein) and such proportion shall not be increased or altered by reason of the fact that at any time any part of such accommodation may be vacant or that any tenant or other occupier of any other part of the Building may default in payment of its due proportion of the Service Cost

4.    (A)   The Tenant shall pay to the Management Company the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days unless the Management Company shall reasonably anticipate that amounts to be incurred during the year immediately next following are anticipated as being incurred in accordance with a programme of non equal expenditure in which event the Management
            Company shall serve notice to such effect upon the Tenant and shall thereupon be entitled to require amounts of the Interim Sum to be paid by advance quarterly instalments of unequal amounts reasonably stipulated by the Management Company

      (B) The Management Company shall be entitled to require as part of the Interim Sum payments in advance on account of the cost of the consumption of and supply charges in respect of electricity consumed within the Premises (save for any amounts which are invoiced directly by London Electricity plc to the Tenant) such sums not to exceed a fair and proper estimate of amounts reasonably anticipated by the Management Company as falling due within the next quarter

      (C) If the Tenant consistently requests the provision of any of the Services outside Normal Business Hours the Management Company shall be entitled in addition to require the Tenant to pay along with payments of the Interim Sum a fair and proper estimate of amounts likely to be payable by the Tenant in the next quarter on account of such Services in accordance with the terms of this lease

      (D) The Interim Sum for the Accounting Period ending 31st December 1996 shall be pounds sterling 74,000

      (E) Either before or as soon as practicable after the commencement of every Accounting Period the Management Company shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 6 and 7 of this schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by sub-paragraph (A) of this paragraph of this schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period

5.    (A)   As soon as practicable after the expiry of every Accounting Period
            (and in any event within 4 months after such expiry) the Management
            Company shall serve or cause to be served a Service Charge
            Certificate on the Tenant for the relevant Accounting Period

      (B) A Service Charge Certificate shall contain a summary of the Service Cost in respect of the Accounting Period to which it relates and the relevant calculations showing the Service Charge

      (C) The Tenant may request further details of the breakdown of the expenditure under any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Management Company within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Management Company shall furnish to the Tenant all such relevant details in its possession or control or which can reasonably be obtained by it as relate to the expenditure under the item or items in question at the cost of the Tenant (include all books of account receipts demands and invoices) PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time (but without prejudice to any challenge claim or dispute that the Tenant may have made or may make in the future in respect of its Service Charge liability or otherwise)

6. Within fourteen days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall (without prejudice to any challenge claim or dispute as aforesaid) pay to the Management Company or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Management Company and in the event that such excess is not received in cleared funds by the Management Company within 14 days of the due date for payment it shall attract interest at the Interest Rate calculated for the period commencing on the due dates for payment and ending on the date the sum is subsequently received by the Management Company notwithstanding that the Term may have expired or been determined before the service by or on behalf of the Management Company of the relevant Service Charge Certificate

7. If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount which the Interim Sum exceeds the Service Charge shall be accumulated by the Management Company and shall be applied in or towards the Service Charge for the next following Accounting Period or Accounting Periods or at or after the end of the Term repaid to the Tenant within 14 days after preparation of the Service Charge Certificate and the event that the excess is not received by the Tenant on the due date for payment it shall attract interest at the Interest Rate for the period commencing as the due date for payment and ending on the date that the sum due is received in cleared funds by the Tenant

8. Unless challenged by the Tenant pursuant to the provisions of paragraph 9 of this schedule every notice certificate calculation determination or assessment made by or on behalf of the Management Company referred to in this schedule shall (save where a manifest error appears) be conclusive and binding upon the parties hereto

9. The Tenant (acting reasonably) may at any time within six months after the submission of a Service Charge Certificate challenge it on any reasonable ground (including without limitation on the ground that the Service Charge therein stated exceeds the Service Charge which should have been payable had the provisions of this lease been properly adhered
      to) Provided that the Tenant gives notice with full particulars of its ground of alleged challenge and in any such case:

      (A) any sum due to or payable by the Management Company pursuant to paragraphs 6 and 7 above shall still be paid or allowed pending resolution of the Tenant's challenge as if the Service Charge Certificate were correct

      (B) the Management Company and the Tenant shall endeavour to resolve the relevant issue but if they cannot do so the issue in dispute shall be referred to the Expert (acting as an expert and not an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decision as to the responsibility for his costs)

      (C) such adjustments to the Service Charge Certificate as may be required to be made in consequence of the resolution of the dispute shall be paid as soon as reasonably practicable after such resolution and any sum due to or payable by the Management Company shall then be paid or allowed (as the case may be) immediately together with interest at three per cent below the Interest Rate on such sum during the period which it has been underpaid or overpaid

10. All sums obtained from the Tenant and any other tenants or occupiers of the Building towards the Service Cost and sums collected in respect of the Reserve shall each be placed in separate interest bearing designated deposit accounts to be applied only towards the cost of providing the Services and all interest accrued on such deposit account shall be credited (net of tax) to the account

11. The Management Company will account to the Landlord as soon as practicable following expiry of each Accounting Period for that part of the Service Charge which relates to costs directly incurred by the Landlord and not by the Management Company including (but not limited to) the costs referred to in paragraphs 5 7 8 9 and 12 of Part II of schedule 6

12. If in the Management Company's reasonable discretion any of the Services have to be provided to a greater extent (or the cost of provision of such Services is greater) than would normally apply in the context of the general management of the Building in accordance with this lease as a result either:-

      (a) of a specific request by the Tenant (with or without other tenants or occupiers of accommodation in the Building); or

      (b) where such provision is required in the interests of good estate management as a result of any acts or omissions of the Tenant in relation to its use and occupation of the Premises then the Management Company shall be entitled to require the Tenant to meet the cost of such provision (or a fair proportion thereof determined by the Management Company) within 10 working days following a demand by the Management Company

                                  SCHEDULE 6

                                  (SERVICES)

                                    PART I

1. Inspecting maintaining repairing amending altering and (where consistent with an obligation to repair) rebuilding and renewing and where appropriate treating washing down painting and decorating all load bearing and other structural parts of the Building and the relevant parts of it described in paragraphs (ii) and (iii) of schedule 1

2 Inspecting servicing maintaining operating and repairing and (where consistent with an obligation to repair) renewing amending overhauling and replacing the Landlord's Services Equipment and all other apparatus plant machinery and equipment within the Building (if any) from time to time excluding any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

3. Inspecting servicing maintaining operating repairing cleansing emptying amending altering and renewing overhauling and replacing all Service Media

4. Keeping the Common Parts and the car park within the Building properly cleansed decorated treated maintained and lit to such standard as the Management Company may from time to time consider adequate but the Common Parts and the car park shall be operational 24 hours a day 7 days a week

5. Providing such mechanical ventilation heating and (if deemed reasonably desirable by the Management Company) cooling for such parts of the Building and for such hours and times of the year (subject to clause 6) as the Management Company shall in its discretion reasonably determine save that such mechanical ventilation heating and cooling for the lifts lobby and entrance halls and toilets shall be provided throughout Normal Business Hours and at the request of the Tenant outside those hours subject to the Outside Normal Business Hours Charge

6. Providing and maintaining at the Management Company's discretion any furniture architectural or ornamental features or murals and any horticultural displays plants shrubs trees or garden area in the Common Parts and maintaining the same

7. Supplying whether by purchase or hire and maintaining (and where consistent with an obligation to repair) renewing replacing repairing servicing and keeping in good and serviceable order and condition all fixtures and receptacles appliances materials equipment plant and other things which the Management Company may reasonably deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building or any part of it or otherwise in connection with the provision of the Services

8. Cleaning as frequently as the Management Company shall in its reasonable discretion consider adequate the exterior and interior of all window glazing and window frames and other fenestration units in the Common Parts and the outside of the window glazing referred to in paragraph
      (iii) of schedule 1 and the maintenance cleansing repair inspection and (where necessary) renewal or replacement of all window cleaning) cradles carriageways and runways

9. Providing a security service 24 hours a day to the Common Parts (including the ground floor entrance hall at times when receptionists are not present) and the car park within the Building including where reasonably appropriate in the Management Company's judgment closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Building

10. Disposing of refuse from the Building (including collecting and compacting or otherwise treating or packaging as the Management Company reasonably thinks fit such refuse and if necessary pest control) and (and where consistent with an obligation to repair) the provision repair maintenance and renewal of any plant and equipment in connection therewith

11. Maintaining 24 hours a day 7 days a week an adequate supply of hot and cold water and supplying washing and toilet requisites in the lavatory accommodation in the Building

12. Such rodent or other pest control in the Building as the Management Company shall reasonably consider necessary or desirable

13. Providing one or more receptionists and/or security in the ground floor entrance hall of the Building 24 hours a day 7 days a week

14. Providing and maintaining a signboard in the entrance lobby of the building for the display of tenants' names

15. Controlling so far as practicable 24 hours a day 7 days a week traffic flow within the car park in the Building and traffic and parking therein and for that purpose to provide such working and mechanical systems as the Management Company considers appropriate including wheel clamping immobilising and removal of vehicles

16. Providing and maintaining a post room facility for the reception of mail to the Building

17. Complying with the obligations on the part of the tenant contained in the Head Lease save for the payment of rent

18.   Complying with the obligations set out in clause 6

19. Any other services relating to the Building or any part of it provided by the Management Company from time to time which shall be:-

      (1) reasonably capable of being enjoyed by the occupier of the Premises or

      (2) reasonably calculated to be for the benefit of the Tenant and other tenants of the Building or

      (3) appropriate for the maintenance upkeep or cleanliness of the Building or

      (4)    otherwise in keeping with the principles of good estate management

      PROVIDED ALWAYS that

      (i) Where in this schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it

      (ii) The Management Company shall subject to clause 6 when reasonable have the right to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this schedule if the Management Company shall having regard to the principles of good estate management reasonably deem it desirable or expedient so to do but before so doing the Management Company shall notify all the tenants in the Building but in the event of any failure of any of the Services shall use all reasonable endeavours to restore the said Service

      (iv) The Management Company or the managing agents may temporarily withdraw any item of Services matter or thing specified in this schedule if in their reasonable opinion such withdrawal is in the interest of good estate management or if such withdrawal is due to circumstances beyond the control of the Management Company

                                       PART II

1. All fees and disbursements of any individual or firm or company employed or retained by or on behalf of the Management Company or its agents (including without limitation managing agents fees) for or in connection with:-

      (1)    any surveying or accounting functions for the Building and

      (2) the performance of the Services or any of them and any other duties in or about the Building or any part of it relating to the general management administration security maintenance protection and cleanliness of the Building

2. The reasonable fees of the Management Company for any of the Services or for the functions and duties referred to in paragraph 1 of this Part of this schedule which shall be undertaken by the Management Company and not by a third party

3. The cost (in addition to any fees referred to in paragraph 2 and where the context permits paragraph 1 of this Part of this schedule) of employing (whether by the Management Company or any managing agents or any other individual or firm or company) such staff as the Management Company may in its reasonable discretion consider appropriate for the performance of the Services and the functions and duties referred to in paragraph 1 of this Part of this schedule and all other incidental expenditure in relation to such employment including without prejudice to the generality of the foregoing:-

      (1) salaries wages pensions and pension contributions benefits in kind and other emoluments and National Insurance and other statutory contributions or levies

      (2)    the provision of uniforms and working clothing

      (3) the provision of vehicles tools appliances cleaning and other material fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same and

      (4) a reasonable notional rent for any premises reasonably provided rent free for every such person's use occupancy or residence

4. The cost of entering into any contracts for the carrying out of all or any of the Services

5. All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:-

      (1)    the whole of the Common Parts or any part of them

      (2) any residential accommodation provided for caretakers and other staff employed in connection with the Building and any other premises provided as referred to in paragraph 3(4) of this Part of this schedule excluding any tax (other than VAT) payable by the Landlord as a direct result of any actual or implied dealing with the reversion of any Lease or of the Landlord's receipt of income

6. The cost of the supply of water electricity gas oil and other fuel for the provision of the Services and the cost of any electricity generating transforming monitoring metering and distribution plant machinery and equipment in or servicing the Building

7. The cost which the Landlord may be called upon pursuant to any Enactment to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Service Media or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

8. The cost; of taking all steps deemed desirable or expedient by the Landlord and/or the Management Company for complying with or making representations against or otherwise contesting the incidence of the provisions of any Enactment relating to or alleged to relate to the Building or any part or it for which any tenant is not directly and exclusively liable

9. The cost to the Landlord and/or the Management Company of abating any nuisance in respect of the Building or any part of it insofar as the same is not the liability of any tenant

10. Any interest and fees incurred in respect of money borrowed in unforeseen or emergency circumstances to finance the provision of the Services and the costs referred to in this Part of this schedule or any of them

11. Any VAT (or any tax of a similar nature which may be substituted for or levied in addition to it) incurred by the Management Company on any other amount comprised in the Service Cost save to the extent that the Management Company obtains credit for such VAT incurred by the Management Company pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

12. A reasonable notional rent for any management accommodation provided within the Building to facilitate the provision of the Services

13. All other reasonable actual costs properly incurred in connection with the provision of the Services

                                     SCHEDULE 7

                        (MATTERS TO WHICH THE DEMISE IS SUBJECT)

1. The entries on the registers of Title Number NGL272172 as at the date hereof

2. Agreement dated 24th November 1995 between The Prudential Assurance Company Limited (1) 99 Bishopsgate Limited (2) The Scottish Amicable Life Assurance Society (3)

                                     SCHEDULE 8

                            PROVISIONS FOR VAT INDEMNITY

                                       PART I

1.    Additional Definitions:

      "TAX CREDIT" means a credit in respect of, or repayment of; input VAT, arising by virtue of and determined in accordance with sections 24, 25 and 26 Value Added Tax Act 1994 and regulation made thereunder

      "TENANT'S AUDITORS" means the auditors for the time being of. the Tenant provided that they are one of the following firms of accountants - Deloitte Touche, Coopers and Lybrand, Ernst & Young, KPMG, Price Waterhouse or Arthur Andersen - or such other reputable firm or accountants as the Landlord has previously approved for the purpose of this schedule 8 (such approval not to be unreasonably withheld or delayed).

      "VAT ELECTION" means an election under paragraph 2 of Schedule 10 Value Added Tax Act 1294 made by the Landlord or any person of whom the Landlord is a "Relevant Associate" within the meaning of paragraph 3(7) of Schedule 10 or any other election or voluntary act by the Landlord or any person connected with the Landlord (as determined under the provisions of Section 839 of the Income and Corporation Taxes Act 1988) which results in VAT being payable on the rent first reserved by this lease

      "VAT YEAR" means a tax year for Value Added Tax purposes determined in accordance with Part XIV of the Value Added Tax Regulations 1995.

      "VAT YEAR CERTIFICATE" means the certificate to be provided by the Tenant following the end of the Tenant's VAT Year in the form set out in
      Part II of this Schedule.

2.    Pavment of VAT - no VAT Election

      In the event that the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would be a taxable supply whether or not a VAT Election has effect in respect of the Premises, the Tenant shall pay such VAT in addition to the rent first reserved without any adjustment of rent first reserved under this schedule.

3.    Adjustment of rent first reserved and payment of VAT - VAT Election made

      If and for all periods where the rent first reserved (or any part thereof) constitutes consideration for a taxable supply for VAT purposes which would not be a taxable supply but for a VAT Election having effect in respect of the Premises, the rent first reserved shall be adjusted to such amount as when aggregated with that part of the VAT chargeable thereon in respect of which the Tenant does not obtain a Tax Credit, equals the rent first reserved which would have been paid had no VAT Election been made.

4.    Determination of adjustment of rent first reserved

4.1 At least 28 days prior to (a) 29th September 1998 and (b) every subsequent anniversary thereof the Tenant shall serve a VAT Year Certificate on the Landlord. Where the Tenant has served such VAT Year Certificate (or is deemed to have done so pursuant to paragraph 4.2 of this Part I below), the Tenant shall pay the amounts (including the VAT) stipulated (or deemed to be stipulated) in paragraph 3 of such VAT Year Certificate on the due date for payment of the next installment of the rent first reserved (and on the due date for subsequent instalments), subject however to paragraph 4.3 of this Part I below.

4.2 If the Tenant fails to serve a VAT Year Certificate at least 28 days prior to the due date for payment of the sum in respect of which paragraph 3 above will apply, the Tenant shall be deemed to have served a VAT Year Certificate specifying in paragraph 1 thereof the same estimated proportion as stated in the previous VAT Year Certificate served, or if no previous VAT Year Certificate has been served by the Tenant at any time prior to the due date for any VAT Year Certificate an estimated proportion of nil per cent. If the Tenant fails to serve a VAT Year Certificate on more than one consecutive occasion the Tenant shall be deemed, on the second failure and any subsequent failure, until service of the next VAT Year Certificate, to have served a VAT Year Certificate specifying in paragraph 1 thereof an estimated proportion of nil per cent.

4.3 The VAT Year Certificate shall be final and binding unless the Landlord notifies the Tenant within 30 days after the date on which a VAT Year Certificate has been served that it disputes the VAT Year Certificate on the grounds of manifest error. Unless such notification is given, no further adjustments (other than those covered by the VAT Year Certificate) shall be made in respect of any instalments of rent first reserved in the VAT Year covered by the aforementioned VAT Year Certificate. Whether or not the Landlord notifies the Tenant that it disputes any amount, the Tenant shall pay on the due date for payment of the next installment of rent first reserved immediately following the service of the VAT Year Certificate to which the dispute relates, the amount stipulated in paragraph 3 of the VAT Year Certificate.

4.4 If the Review Rent is not agreed or determined until after a relevant Review Date, the amount of any increase to be paid pursuant to paragraph 2 of schedule 4 of this lease shall (if paragraph 3 above applies at that time) be adjusted on the basis of the last VAT Year Certificate. The adjustment amount shall be paid at the time when the amount of any unadjusted increase would have been due to be paid and the provisions of this schedule shall apply as if the amount of the increase were an amount to which paragraph 3 of Part I of this schedule 8 applied.

4.5 The Landlord may notify the Tenant in writing at any time within five days of the service of any VAT Year Certificate (or within five days of the last date on which the Tenant should have served a VAT Year Certificate and is therefore deemed to have served one) that it requires the Tenant to obtain a certificate from the Tenant's Auditors at the Tenant's cost (if adjustments are required following such process) or at the Landlord's cost (if no such adjustments are required) in the form set out in the VAT Year Certificate. The Tenant's Auditor's certificate shall be provided at least eight days prior to the date of payment of the rent first reserved to which such certificate relates, together with the Tenant's revised VAT Year Certificate (if required in order for the Tenant's Auditors to be able to provide a certificate). The Tenant shall pay in accordance with paragraph 4.1 above the amount stipulated in accordance with paragraph 3 of such VAT Year Certificate (as revised, if required) on the date for payment of the rent first reserved.

4.6 If adjustments are required pursuant to any VAT Year Certificate as a result of the proportion of VAT for which the Tenant has obtained or will obtain a Tax Credit differing from the proportion previously taken into account in calculation any payment, any such difference shall be taken into account (after having determined the amount of rent first reserved payable in respect of the next quarter in accordance with paragraph 3 above) in calculating the next actual payment of rent first reserved (either by increase or decrease), the amount of which shall be set out in paragraph 3 of the VAT Year Certificate

4.7 Interest shall be payable at three per cent below the Interest Rate by the Landlord and three per cent below the Interest Rate by the Tenant on the difference between the amount actually paid pursuant to the relevant VAT Year Certificate on the due date for payment of any sum to which paragraph 3 of Part I of this schedule 8 applies and the amount which should have been paid, from such due date until the date of payment of the adjusted amount pursuant to paragraph 4.3. Where the actual amount paid (the "Initial Payment") on the due date for payment of any sum was subsequently adjusted on payment of any later installment of the rent first reserved ("the Adjusted Payment") in accordance with paragraph 4.6 of Part I of this Schedule 8 and paragraph 3(b) of the VAT Year Certificate, the interest shall be calculated on the basis of the difference between the Initial Payment and the amount which should have been paid pursuant to paragraph 4.1 until the date of the Adjustment Payment, and then on the difference between the Adjustment Payment and the amount which should have been paid until payment of that amount pursuant to paragraphs 4.3.

4.8 Following any assignment of the whole of the Premises, the provisions of this schedule 8 shall apply to any new Tenant as if it were the first Tenant, and a VAT Notice served by the new Tenant shall not take into account any adjustments made, or to be made, in respect of any previous Tenant.

5.    Miscellaneous

      The Tenant shall be at liberty to carry on the ordinary course of its trade as it wishes and shall not be precluded from proposing or accepting a method of attribution designed or maximise its Tax Credit and covenants not to enter any arrangement which has the specific purpose of increasing the amount by which the rent first reserved is decreased by virtue of this schedule 8.

                              PART II

                         VAT YEAR CERTIFICATE


To:   The Landlord                              From:  The Tenant

We refer to paragraph 4.3 of Part I of schedule 8 to the Lease dated [        ]
made between 99 Bishopsgate Limited (1) 99 Bishopsgate Management Limited (2) Hammerson U.K. Properties plc (3) Donaldson Lufkin & Jenrette International Limited (4) and Donaldson Lufkin & Jenrette Inc. (5) in respect of premises on [ ] floor of the building known as 99 Bishopsgate London EC2 and pursuant to that paragraph:

1.    Our VAT Year which included the following quarter days [       ], ended
      on [        ], ended on [             ].

     (a) The part of the VAT charged on the rent first reserved paid in the VAT Year for or in respect of which we estimate/have determined (in accordance, where relevant, with the return made, or to be made, for the prescribed accounting period next following the end of the VAT
         Year) we will be unable to obtain credit or repayment is a proportion
         of [   ] per cent of the total VAT charged.

     (b) The following Table sets out the part of the VAT charged which was expected to be irrevocable during the VAT Year where it has been determined on the basis of paragraph 2(a) above that that differs from the amount of VAT for or in respect of which we actually obtained, or will be able to obtain, credit or repayment.

     Dates     Rent first reserved     Estimate     Adjustment     Determination
     -----     -------------------     --------     ----------     -------------
                                          *             **              ***

     * estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out initially in VAT Notice.
     ** adjusted estimate of proportion of VAT for or in respect of which we estimated we would be unable to obtain credit or repayment as set out in subsequent VAT Notice.
     *** proportion of VAT for or in respect of which we have now estimated/ determined we shall be unable to obtain credit or repayment, in accordance with Sections 24-26 of the Value Added Tax Act 1994 and the Value Added Tax Regulations 1995

3. We request that adjustment is made to the next installment of rent first reserved so as to ensure that the amount of rent first reserved payable in the VAT Year to which this VAT Year Certificate relates is as provided in paragraph 3 of Part I of Schedule 8 to the Lease in accordance with the information given in paragraph 2 above and we calculate that the next installment of rent first reserved as so
     adjusted shall be pounds sterling [      ] exclusive of VAT and the VAT
     thereon shall be pounds sterling [ ], and that the interest payable by the Tenant to the Landlord/Landlord to the Tenant, in accordance with paragraph 4.7 of Part I schedule 8 to the Lease shall be pounds sterling
     [      ].

4.   We hereby declare that:

     (a) we have complied with the covenant imposed upon us by paragraph 6.2 of Part I of schedule 8 to the Lease;

     (b) the information contained in this VAT Notice is to the best of our knowledge, information and belief complete and accurate;

     (c) we have made all due returns to the Commissioners of Customs and Excise and such returns are complete and accurate in all material respects and have been made within the time limits provided by statute.

Signed by

an authorised signatory on behalf of the Tenant

The above declaration are, to the best of our knowledge and belief after due and careful enquiry, true, accurate and complete.

Signed by


Tenant's Auditors

THE COMMON SEAL of 99 BISHOPSGATE                      )
LIMITED was hereunto affixed in the presence of:-      )


/s/                                             Director                [SEAL]

/s/                                             Director

THE COMMON SEAL of 99 BISHOPSGATE                      )
MANAGEMENT LIMITED was hereunto                        )
affixed in the presence of:-                           )


/s/                                             Director                [SEAL]

/s/                                             Director

THE COMMON SEAL of HAMMERSON U.K.                      )
PROPERTIES plc was hereunto affixed in the             )
presence of:-                                          )


/s/                                             Director                [SEAL]

/s/                                             Director

                         99 BISHOPSGATE LIMITED

                                AND

                DONALDSON LUFKIN & JENRETTE INTERNATIONAL LIMITED





                --------------------------------------------------

                        PART 12TH FLOOR, 99 BISHOPSGATE
                          REINSTATEMENT SPECIFICATION
                            WHICH FORMS PART OF THE
                       UNDERLEASE DATED 11TH OCTOBER 1996

                --------------------------------------------------

                       99 BISHOPSGATE--PART 12TH FLOOR
                         REINSTATEMENT SPECIFICATION

CEILING TILES

CAPL system 335 Tartan Grid System tiles generally 1200 x 450 mm plus 1200 x 300 nominal, face perforated to CAPL pattern D1522 including 10mm plain borders. Panels finishes polyester powder paint incorporating acoustic insulation 45 kg/m(3), block tissue faced, Rockwool backed with an inverted steel tray, 'stitched' to ceiling panel.

The ceiling support system is a fixed element from which the tartan grid, ceiling tiles, lighting fittings, air handling grilles, sprinklers, smoke detectors, pa system and plenums are hung.

WIRING HARNESS

A pre-formed flexible wiring system comprising:--

Multi conductor home-run cable
Master distribution box
Extender table
Whip end extender cable by MODULAR WIRING SYSTEMS EUROPE LTD

LIGHT FITTINGS

TYPE A

Moorlite ref SP300/13532/W2/SSL/HFG/2436/AH. 2 X 36 watt TB triphosphate flourescent colour temp 3500 (degrees) K with Cat 2 semi-specular louvre, high frequency control gear and air handling facilities to 41 l/s. Finished to RAL 9010 20% gloss.

TYPE AE

As type A but incorporates 3 hour emergency battery invertor packs.

TYPE A2

Moorlite ref SP300/135655/W2/SSL/HFG/2218/AH. 2 x 18 watt TB triphosphate colour temp 3500 (degrees) K with semi-specular louvre to LG3 cat 2, high frequency control gear and air handling facilities to 41 l/s. Finished to RAL 9010 20% gloss.

TYPE B

Moorlite ref SP300/13657/W2/SSL/HFG/2224/AH. 2 x 24 watt TCL flourescent colour temp 3500 (degrees) K with semi-specular louvre to LG3 cat 2 gear and air handling facilities to 41 l/s. Finished to RAL 9010 20% gloss.

COMPUTER ADDRESSABLE LIGHTING MANAGEMENT SYSTEM

Lighting Management System which provides independent control and monitoring of every luminaire, by DELMATIC type ZMC, comprising ZMC floor controllers and ZMC 8 way output control module.

ACCESSORIES

Wandsworth type gridswitch series 3 with black inserts.

FIRE ALARM AND DETECTION SYSTEM

An intelligent analogue programmable addressable system by ADT type IRC-3 incorporating voice and public address comprising.--

Smoke detectors--Signature Series 4D.
Break glass call point--SIGA--KR1/SR/6S
Speakers--QFIT/SPECIAL/TF

SECURITY SYSTEM

A distributed intelligence structured wide area access control system by ADT type Janus comprising:--

Magnalocks--DRYAD DS7001
Proximity readers--IDE/004/REA
Passcards--IDE/001/PC
Passive Infraced Detectors 360 (degrees)--P55048
CCTV camera--CD/6252
Door controller--IDC

RAISED FLOOR

Fully accessible raised access floor installed with an average overall depth of 125mm.

Panel Type:             GCS Cornerlock
Panel Grade:                 Medium
Finish:             Tate GCS Standard Finish

FAN COIL UNITS

The office floor is served by a four pipe fan coil unit air-conditioning system located within the suspended ceiling void. The units are as manufactured by Senior Moducel of the Airtech range EVU 235 series. The units are constructed from heavy gauge prime quality plastisol sheet steel incorporating a multi-spigoted, acoustically lined discharge plenum. The forged brass 4 part control valve, as manufactured by Johnson Controls series VB55, is proportionally controlled in sequence with the motor speed to achieve maximum efficiency. The fan motor speed controller is manufactured by SIEBE Ltd. model number 1262/1. The valve actuator is manufactured by Johnson Controls model number VA7310.

PLENUMS

Conditioned air from the FCU's are distributed via sheet metal ductwork to acoustically insulated plenum boxes as manufactured by Carrier of the Moduboot 35BD series. The plenum boxes are complete with fresh air collar where required.

SUPPLY DIFFUSERS

The plenum box terminates with a linear diffuser to provide uniform air distribution. The diffusers are manufactured by Carrier of the 35BD series types AG and AH one-way and two-way directional blow. One number diffuser per FCU is supplied complete with air sensor as manufactured by Sontay series TT55, the sensor is completed with 3 metres of LSF cable. These diffusers are constructed with an aspirator box to accommodate the sensor.

EXTRACT AIR DIFFUSERS

Air is extracted from the space via air handling luminaires (as specified under the Electrical Services) and linear extract air diffusers. The extract air diffusers are similar to the supply being manufactured by Carrier series 35BD type AG, 1 way directional blow. However these diffusers do not require a fitted plenum box.

VOLUME CONTROL DAMPERS

Motorised isolation dampers are installed in the supply and extract ductwork main branches to achieve quadrant control, via the BMS, to the floor. Volume control dampers are installed to all the sub-branches to regulate the air volume. The dampers are manufactured by Volume Control Devises, are stainless steel, aerofoil multi-blade dampers.


The isolation damper actuators are as manufactured by SIEBE Ltd model no.
MF/6233.

FIRE DAMPERS

Where fire dampers are installed they are of the fusible link type as manufactured by Volume Control Devises series FB. The dampers comprise of interlocking stainless aerofoil blades, stainless steel bearings and peripheral gasketing, totally enclosed drive mechanism and double skin galvanised 18 gauge spigot casing.

SPRINKLERS

A sprinkler system is installed throughout to comply with the requirements of BS 5306, Part 2 1990 and the recommendations of the Loss Prevention Council. The sprinkler heads as installed are flush mounted as manufactured by Reliable Ltd.

VALVES

Commissioning Valves and Isolating Valves are installed to the return and flow, respectively, of the Landlords and Tenants secondary CHW installation to the floor. They are also installed to the LTHW constant temperature system to the floor. The valves are as manufactured by Tour and Anderson Limited.

Commissioning Valves are typically as follows:--

Up to 50mm diameter TA Fig MD41. Ametal bronze commissioning set comprising of MD20 double regulating valve and MDFO on fix plate. Isolation valves are typically as follows:--

Up to 50mm diameter TA Fig 64. Ametal gate valve. 65mm and above TA Fig 35 lever operated butterfly valve.

PERIMETER HEATING

Perimeter heating is provided to offset heat losses to the glazing. The finned heating element is manufactured by HCP Ltd, installed in an Architectural perimeter rail provided by Permasteelisa, the cladding manufacturers.

VENETIAN BLINDS

Silver fine line aluminium blinds integral with the curtain walling system. Supplied by Abba srl, Italy.

WALLS, CORE, COLUMN

Finished in emulsion paint.

SKIRTING

Hardwood--American Cherry

CARPET

Grade 3 Fusion Bonded with PVC based backing with printed overlay and inlays and borders as required. From Milliken standard range.

FLOOR BOXES

3 compartment box with interchangeable plates. Minimum layout 1 box to 10 m(2).

DOORS

Veneer finish with hardwood lippings--American Cherry.

PLANS

12th Floor General Arrangement Plan

Reflected Ceiling Plan--12th Floor

Raised Floor Plan--12th Floor

Floor Coordinated HL Services Layout, SE Zone 12th Floor

Floor Coordinated HL Services Layout, NE Zone 12th Floor

Floor Coordinated HL Services Layout, SW Zone 12th Floor

Floor Coordinated HL Services Layout, NW Zone 12th Floor

Electrical Services Lighting and Small Power Layout 17th Floor

08/10/96

                           DATED 11TH OCTOBER 1996
                            99 BISHOPSGATE LIMITED
                                     and
                      99 BISHOPSGATE MANAGEMENT LIMITED
                                     and
                        HAMMERSON U.K. PROPERTIES plc
                                     and
                         DONALDSON, LUFKIN & JENRETTE
                            INTERNATIONAL LIMITED
                                  UNDERLEASE
                                      of
                  Part 12th Floor 99 Bishopsgate London EC2

                                                   HERBERT SMITH
                                                   Exchange House
                                                   Primrose Street
                                                   London EC2A 2HS
                                                   Tel: 0171-374 8000
                                                   Fax: 0171-496 0043
                                                   Ref: 129/P17/30433514

                              TABLE OF CONTENTS

 CLAUSE         HEADING                               PAGE
1.              Definitions                             1
                Acts of Terrorism                       1
                Building                                1
                Common Parts                            1
                Development                             2
                Electricity Cost                        2
                Enactment                               2
                Head Lease                              2
                Insurance Cost                          2
                Insurance Rent                          3
                Insured Risks                           3
                Interest Rate                           3
                Landlord's Services Equipment           4
                Lettable Unit                           4
                Normal Business Hours                   4
                Outside Normal Business Hours Charge    4
                Permitted Use                           5
                Planning Law                            5
                Plans                                   5
                Premises                                5
                Public Authority                        5
                Reinstatement Specification             5
                Services                                5
                Service Media                           5
                Term                                    5
                VAT                                     5
2.              Interpretation                          6
3.              Demise and Rents                        7
4.              Tenant's Covenants                      8
    (1)         Rent                                    8
    (2)         VAT                                     8
    (3)         Outgoings                               8
    (4)         Compliance with Enactments              9
    (5)         Notices                                 9
    (6)         Repair                                  9
    (7)         Decoration and general condition
                 and servicing                          9
    (8)         Refuse                                  9
    (9)         To permit entry                         9
    (10)        Compliance with notices relating
                 to repair or condition                10
    (11)        Encroachments                          10
    (12)        Alterations and reinstatement          10
    (13)        Use                                    12

CLAUSE          HEADING                                     PAGE
    (14)        Signs                                        12
    (15)        Alienation                                   12
    (16)        Payment of cost of notices consents etc.     12
    (17)        Obstruction/overloading                      13
    (18)        Parking/goods delivery                       13
    (19)        Planning Law and compensation                13
    (20)        Indemnity                                    14
    (21)        Defective Premises                           14
    (22)        Insurance and fire fighting equipment        14
    (23)        Dangerous and contaminative materials        15
    (24)        Yield up                                     15
    (25)        Regulations and covenants                    15
    (26)        Security and access                          16
    (27)        Service Charge                               16
5.              Landlord's Covenants                         16
    (1)         Quiet Enjoyment                              16
    (2)         Insurance                                    16
    (3)         Head Lease                                   16
    (4)         Electricity Provision                        17
    (5)         Management Company access                    17
6.              Provision of Services                        17
7.              Provisos                                     19
    (1)         Forefeiture and re-entry                     19
    (2)         Letting scheme use and easements             19
    (3)         Common Parts and Service Media               19
    (4)         Service of notices                           19
    (5)         Landlord's liability                         20
    (6)         No warranty as to use                        20
    (7)         Rateable value appeals                       20
    (8)         No warranty as to security                   20
    (9)         Jurisdiction                                 21
    (10)        Exclusion of Landlord and Tenant Act 1954    21
8.              Option to determine                          21
9.              Landlord's Guarantor                         21
10.             Stamp Duty Certificate                       22
Schedule 1      The Premises                                 23
Schedule 2      Easements and rights granted                 23
Schedule 3      Exceptions and reservations                  24

CLAUSE          HEADING                                     PAGE
Schedule 4      The Service Charge                           25
Schedule 5      Services                                     30
Schedule 6      Matters to which the demise is subject       33

                              LEASE PARTICULARS

----------------------------------------------------------------------------
1.       DATE                                11TH OCTOBER 1996

         THIS LEASE IS AND IS INTENDED TO BE DELIVERED ON THE DATE
         FIRST ABOVE WRITTEN
----------------------------------------------------------------------------
2.       PARTIES

(a)      LANDLORD                     : 99 Bishopsgate Limited

(b)      TENANT                       : Donaldson, Lufkin Jenrette
                                        International Limited

(c)      MANAGEMENT COMPANY           : 99 Bishopsgate Management Limited


(d)      LANDLORD'S GUARANTOR         : Hammerson U.K. Properties plc
----------------------------------------------------------------------------
3.       DEMISED PREMISES             : ALL THOSE premises on the part 12th
                                        floor of the Building shown for
                                        identification only edged red on
                                        Plan 1.
----------------------------------------------------------------------------
4.       BUILDING                     : 99 Bishopsgate London EC2
----------------------------------------------------------------------------
5.       CONTRACTUAL TERM AND         : Commencing on the date hereof and
         TERM COMMENCEMENT              expiring on 29th September 1997
         AND EXPIRY DATES               (subject to earlier determination)
----------------------------------------------------------------------------
6.       INITIAL RENT                 : Nil (subject to clause 8)
----------------------------------------------------------------------------

THIS UNDERLEASE made the    day of     One thousand nine hundred and ninety
six

BETWEEN:-

(1) 99 BISHOPSGATE LIMITED whose registered office is at Lo Lam House Kumul Highway Port Vila Vanuatu (Co. Regn. No. 10469) (registered under Section 21A to the Companies Act 1985 under company number FC018588 and branch number BR002962) whose principal place of business is at 100 Park Lane London W1Y 4AR (the "LANDLORD")

(2) 99 BISHOPSGATE MANAGEMENT LIMITED whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 3071752) (the "MANAGEMENT COMPANY")

(3) DONALDSON, LUFKIN & JENRETTE INTERNATIONAL LIMITED whose registered office is at Moorgate Hall, 155 Moorgate, London EC2M 6XB (Co. Regn. No. 2475089) (the "TENANT")

(4) HAMMERSON U.K. PROPERTIES PLC whose registered office is at 100 Park Lane London W1Y 4AR (Co. Regn. No. 298351) (the "LANDLORD'S GUARANTOR")

WITNESSETH as follows:-

1. DEFINITIONS

   In this lease the following expressions have the respective specified meanings (subject to any particular interpretation required by clause 2):-

   (1) "ACTS OF TERRORISM" means any act or omission of any person acting on behalf of or in connection with any organisation or on his own behalf which carries out activities directed towards overthrowing or influencing by force or violence Her Majesty's Government in the United Kingdom or any other government de jure or de facto

   (2) "BUILDING" means the land (of which the Premises form part) having a frontage to the west side of Bishopsgate and a return frontage to the south side of Wormwood Street and all buildings fixtures and other structures whatsoever from time to time thereon and the appurtenances thereof which land (together with the building now erected thereon) is known as 99 Bishopsgate London EC2 and is for the purpose of identification shown verged by a blue line on the Building Plan together with any adjoining areas designated by the Landlord or the Management Company

   (3) "COMMON PARTS" means all parts of the Building which are from time to time intended for the common use and enjoyment of the tenants and occupiers of the Building and persons claiming through or under them (whether or not other parties are also entitled to use and enjoy the same) and reasonably designated as such by the Landlord and including without prejudice to the generality of the foregoing the pedestrian ways circulation areas lobby entrance halls lifts lift shafts fire escapes landings staircases passages forecourts car park landscaped areas plant rooms management suites and any other areas which are from time to time during the Term reasonably provided by the Landlord for common use by or benefit of the tenants and occupiers of the Building but excluding (for the avoidance of doubt) any premises intended to let to any party or for occupation by the Landlord or the Management Company other than for the provision of the Services

   (4) "DEVELOPMENT" has the meaning ascribed to that expression by Planning
       Law

   (5) "ELECTRICITY COST" means the actual cost to the Landlord of the provision of electricity to the Premises for consumption by the Tenant in accordance with its covenant contained at clause 5(4) being a fair proportion as determined by the Landlord of the total cost of the provision of electricity to the Building as a whole (including the provision of any security for the supply of electricity to the Building which may from time to time be required by the relevant undertaker responsible for the supply of electricity chosen by the Landlord) which proportion shall so far as practicable be calculated using readings taken in such manner and at such times as the Landlord shall from time to time determine of the check meters relating to the Premises from time to time installed but otherwise shall be determined in such manner as the Landlord shall in its discretion consider to be fair and reasonable in all the circumstances

   (6) "ENACTMENT" means every Act of Parliament directive and regulation now or hereafter to be enacted or made and all subordinate legislation whatsoever deriving validity therefrom

   (7) "HEAD LEASE" means the lease under which the Landlord holds the Premises dated 29th September 1975 made between The Prudential Assurance Company Limited (1) and Bishopsgate Developments Limited (2) and "Superior Landlord" means the person for the time being entitled to the reversion immediately expectant on the term granted by the Head Lease and every other person having an interest in reversion to that term

   (8) "INSURANCE COST" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of the amount which the Landlord may reasonably and properly expend:-

       (a) in effecting and maintaining insurance against the occurrence of the Insured Risks in relation to the Building in such sum as in the Landlord's reasonable opinion represents its then full current replacement cost with such allowance as the Landlord from time to time considers appropriate in respect of related liabilities and expenses (including without limitation liability to pay any fees or charges on the submission of an application for planning permission and costs which might be incurred in complying with any Enactment in carrying out any replacement work and sums in respect of architects' engineers' and quantity surveyors' and other professional fees and incidental expenses incurred in relation to any works of debris removal and of replacement and all VAT) and

       (b) in effecting and maintaining any insurance relating to the property owners' liability and the employer's liability of the Landlord in relation to the Building and anything done therein and

       (c) equivalent to the total of all reasonable excess sums (being for the avoidance of doubt the first part of any insurance claim) which the insurers are not liable to pay out on any insurance claim in respect of the Building and which the Landlord or the Management Company may have expended in replacing the damaged or destroyed parts of the Building

   (9) "INSURANCE RENT" means in respect of any period for which the same is required by the Landlord to be calculated the aggregate of:-

       (a) a fair and reasonable proportion attributable to the Premises as conclusively determined by the Landlord of the Insurance Cost for the relevant period

       (b) the reasonable amount which the Landlord may expend in effecting and maintaining insurance against up to six years' loss of the rent secondly hereinafter reserved and Service Charge and with any addition to the amount insured as the Landlord may decide in respect of VAT and

       (c) (without prejudice to all other provisions of this lease relating to the use of the Premises and the vitiation of any policy of insurance) any reasonable amount which the Landlord may expend in paying all additional premiums and loadings on any policy or policies of insurance required to be paid as a result of anything done or omitted by the Tenant and

       (d) any tax charged on any premium for any such insurance

   (10) "INSURED RISKS" means loss damage or destruction whether total or partial caused by Acts of Terrorism fire lightning explosion riot civil commotion strikes labour and political disturbances and malicious damage aircraft and aerial devices (other than hostile aircraft and devices) and articles accidentally dropped from them storm tempest flood bursting or overflowing of water tanks and pipes impact earthquake and accidental damage to underground water oil and gas pipes or electricity wires and cables subsidence ground slip and heave and such other usual commercial risks or perils against the occurrence of which the Landlord may from time to time in its reasonable discretion deem it desirable to insure subject to such exclusions and limitations as are from time to time commonly imposed by the insurers and subject also to the exclusion of such of the risks specifically hereinbefore mentioned as the Landlord may in its reasonable discretion decide where insurance cover in respect of the risk in question is not for the time being available in the London insurance market on reasonable terms

   (11) "INTEREST RATE" means a yearly rate three per cent above either the base rate of Barclays Bank plc or such other bank (being for the time being generally recognised as a clearing bank in the London market) as the Landlord may from time to time nominate or if the base rate cannot be ascertained then above such other rate as the Landlord may reasonably specify (and so that whenever there is reference in this lease to the payment of interest at the Interest Rate such interest shall be calculated on a daily basis and compounded with quarterly rests on the usual quarter days)

   (12) "LANDLORD'S SERVICES EQUIPMENT" means all the plant machinery and equipment (with associated Service Media) within or serving the Building from time to time (whether or not with the Premises or other premises let or intended to be let by the Landlord) comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):-

        (i) the whole of the sprinkler system within the Building (including sprinkler heads)

        (ii)   the whole of the fire detection and fire alarm systems

        (iii) the whole of the permanent fire fighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building)

        (iv)   the whole of the chilled water system

        (v) the whole of the building management system (including the building security system) installed by the Landlord

        (vi) the central electrical supply system from the mains supply into the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord

        (vii) the whole of the air handling system and the electricity supply and control systems for the same

        (viii) the standby generators and associated cabling wiring and duct work but excluding in each case any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

   (13) "LETTABLE UNIT" means any unit of accommodation forming part of the Building which is intended by the Landlord at any material time to be for separate occupation

   (14) "NORMAL BUSINESS HOURS" means 7.30 a.m. to 7.30 p.m. on Mondays to Fridays inclusive (except bank holidays) subject to adjustment at the discretion of the Landlord from time to time.

   (15) "OUTSIDE NORMAL BUSINESS HOURS CHARGE" means the whole of the actual cost to the Management Company of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours (including without prejudice to the generality of the foregoing costs and expenses in the nature of those set out in Part II of
        Schedule 5) or in the event
        of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair proportion thereof as reasonably determined by the Landlord.

   (16) "PERMITTED USE" means use as high class offices for any purpose within Class B1(a) (but not for any other purpose within that Use Class) of the schedule to the Town and Country Planning (Use Classes) Order 1987

   (17) "PLANNING LAW" means every Enactment for the time being in force relating to the use development and occupation of land and buildings and every planning permission statutory consent and agreement made under any Enactment relating to the Building

   (18) "PLANS" means the plans annexed hereto and "Building Plan" means that one of them so marked

   (19) "PREMISES" means the premises described in schedule 1 and all permitted additions alterations and improvements made to them

   (20) "PUBLIC AUTHORITY" means any Secretary of State and any government department public local regulatory fire or any other authority or institution having functions which extend to the Premises or their use and occupation and any court of law and the companies or authorities responsible for the supply of water gas and electricity or any of them and any of their duly authorised officers

   (21) "REINSTATEMENT SPECIFICATION" means the specification annexed hereto or in the event that materials listed in the specification are not available from time to time or appropriate for use (in the Landlord's reasonable opinion) then reference to such materials will be substituted by reference to materials of not materially less quality which perform a similar function

   (22) "SERVICES" means the services and other matters specified in clause 6 and Part I of schedule 5

   (23) "SERVICE MEDIA" means those parts of the Building comprising gas water drainage electricity telephone telex signal and telecommunications heating cooling ventilation air conditioning fire alarm and other pipes drains sewers mains cables wires supply lines ducts conduits flues and all other common conducting media plant appliances and apparatus for the provision supply control and monitoring of services to or from the Building and other common equipment

   (24) "TERM" means a term of years commencing on the date hereof and expiring on 29th September 1997 (subject to earlier determination in accordance with clause 8)

   (25) "VAT" means Value Added Tax as referred to in the Value Added Tax Act 1994 (or any tax of a similar nature which may be substituted for or instead of it)

2. INTERPRETATION

     (1) Words importing the singular include the plural and vice versa and words importing one gender include both other genders

     (2) The expressions "Landlord" "Tenant" and "Management Company" wherever the context so admits include their respective successors in title and where a party comprises more than one person covenants and obligations of that party take effect as joint and several covenants and obligations

     (3) A covenant by the Tenant not to do (or omit) any act or thing also operates as a covenant to use reasonable endeavours not to permit or suffer it to be done (or omitted) and to prevent (or as the case may be to require) it being done

     (4) References in this lease to:-

         (a) any clause sub-clause schedule or paragraph is a reference to the relevant clause sub-clause schedule or paragraph of this lease and clause and schedule headings shall not affect the construction of this lease

         (b) any right of (or covenant to permit) the Landlord to enter the Premises shall also be construed (subject always to the proviso to clause 4(9)) as entitling the Landlord to remain on the Premises with or without equipment and permitting such right to be exercised by all persons authorised by the Landlord for as short a period as reasonably practicable and making good all damage caused and causing as little inconvenience as reasonably possible save where the right of entry is exercised to remedy any breach hereunder (where the Landlord only undertakes to make good damage caused)

         (c) any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord and given before the act requiring consent licence or approval

         (d) the Premises (except in clause 4(15)) shall be construed as extending where the context permits to any part of the Premises

         (e) a specific Enactment includes every statutory modification consolidation and re-enactment and statutory extension of it for the time being in force except in relation to the Town and Country Planning (Use Classes) Order 1987 which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not the same may at any time have been revoked or modified

         (f) the last year of the Term includes the final year of the Term if it shall determine otherwise than by effluxion of time and references to the expiry of the Term include such other determination

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                                  [FLOOR PLAN]

                                      GMW

                               99 BISHOPSGATE EC2




                              TWELFTH FLOOR TOWER

                            [BISHOPSGATE LONDON MAP]

                           99 BISHOPSGATE LONDON, EC2

                                                                          NORTH

     (5) (a) Where the context permits rents or other sums being due from the Tenant to the Landlord or the Management Company mean that they are exclusive of any VAT

         (b) whenever the consent licence or approval of the Landlord is required under this lease the relevant provision shall be construed as also requiring (and any consent licence or approval given by the Landlord shall be deemed subject to the need for) the consent licence or approval of the Superior Landlord (for which the Landlord shall apply at the Tenant's cost) where the same is required under the Head Lease except that nothing in this lease or in any consent licence or approval by the Landlord shall imply that the Superior Landlord's consent licence or approval will not be unreasonably withheld or delayed

         (c) references to any right of (or covenant to permit) the Landlord to enter the Premises shall extend to the Superior Landlord and to all persons authorised by it and shall be construed in the manner required by clause 2(4)(b) but in relation to the Superior Landlord and those with its authority

         (d) the rights excepted and reserved in schedule 3 are also excepted and reserved for the benefit of the Superior Landlord

3. DEMISE AND RENTS

     The Landlord DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and rights specified in schedule 2 exercisable in common with the Landlord and all others with its authority or otherwise from time to time entitled thereto EXCEPT and RESERVED unto the Landlord and all other persons authorised by it from time to time during the term or otherwise from time to time entitled thereto (including the Management Company in relation to the provision of the Services) the easements and rights specified in schedule 3

     TO HOLD the Premises unto the Tenant (together with and except and reserved as aforesaid) for the term SUBJECT to all rights easements covenants stipulations and other matters affecting the same and SUBJECT to the provisions of the deeds and documents mentioned in schedule 6

     YIELDING AND PAYING therefor:

     FIRST yearly and proportionately for any part of a year a peppercorn (if demanded)

     SECONDLY as additional rent from time to time the Insurance Rent payable on demand

     THIRDLY as additional rent on demand (in addition and without prejudice to the Landlord's right of re-entry and any other right) interest at the Interest Rate on any sum owed by the Tenant to the Landlord whether as rent or otherwise which is not:

     (a) received in cleared funds by the Landlord within 10 days following the due date (or in the case of money due only on demand within 14 days after the date of demand) calculated for the period commencing on the due date for payment and ending on the date the sum and the interest is received in cleared funds by the Landlord

     (b) demanded (or if tendered is for the time being refused) by the Landlord in circumstances where it is prudent for it not to demand or accept any payment having regard to a breach of any of the tenant's obligations under this lease calculated for the period commencing on the due date for payment and ending on the date the sum (and the interest) is subsequently received by the Landlord

     FOURTHLY as additional rent all VAT for which the Landlord is or may become liable to account to H.M. Customs & Excise (or other relevant body to whom account has for the time being to be made) on the supply by the Landlord to the tenant under or in connection with the provisions of this lease or the interest created by it and of any other supplies whether of goods or services such rent fourthly reserved to be due for payment contemporaneously with the other rents or sums to which it relates

     AND FIFTHLY a rent equal to the Electricity Cost such rent to be payable on demand (either annually or by instalments) as the Landlord shall determine

4.   TENANT'S COVENANTS

     The Tenant covenants with the Landlord (and in respect of sub-clause 4(30) also with the Management Company) throughout the Term and any period of holding over or extension whether by any Enactment or common law subject to clause 4(15):

     RENT

     (1) To pay the rents reserved by this lease on the days and in the manner set out in clause 3 without deduction or set off

     VAT

     (2) Wherever the Tenant is required to pay any amount to the Landlord hereunder by way of reimbursement or indemnity to pay to the Landlord (as applicable) in addition an amount equivalent to any VAT incurred by the Landlord save to the extent that the Landlord obtains credit for such VAT incurred by the Landlord pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

     OUTGOINGS

     (3) To pay all rates taxes charges and other outgoings whatsoever now or hereafter assessed charged or imposed upon the Premises or upon their owner or occupier (and a proper proportion determined by the Landlord attributable to the Premises of any rates taxes charges and other outgoings now or hereafter assessed charged or imposed upon the Premises in common with other premises or upon the owners or occupiers thereof) and (to the extent the Tenant does not pay it directly to the relevant supplier) the total cost (including meter rents) of all water (including chilled water) electricity and gas separately metered and/or exclusively supplied to the Premises during the Term as reasonably determined by the Landlord save in the case of manifest error excluding (without prejudice to the rent fourthly reserved and clause 4(2)) any tax payable by the Landlord as a direct result of any actual or implied dealing with the reversion of this lease or of the Landlord's receipt of income

     COMPLIANCE WITH ENACTMENTS

     (4) To comply with the requirements of all Enactments and of every Public Authority (including the due and proper execution of any works) in respect of the Premises their use occupation employment of personnel in them and any work being carried out to them (whether the requirements are imposed upon the owner lessee or occupier) and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

     NOTICES

     (5) As soon as reasonably practicable and in any event within 5 working days of receipt of the same to give to the Landlord notice of (and a certified copy of) any notice permission direction requisition order or proposal made by any Public Authority and without delay to comply in all respects at the Tenant's cost with the provisions thereof save that the Tenant shall if so required by and at the cost of the Landlord make or join in making such objections or representations in respect of any of them as the Landlord may reasonably require

     REPAIR

     (6) To keep the Premises in the same state of repair and condition (damage by any of the Insured Risks excepted to the extent that the insurance money shall not have been rendered irrecoverable or insufficient because of some act or default of the tenant or of any person deriving title under or through it or their respective servants or agents or invitees) as exists at the date hereof

     DECORATION AND GENERAL CONDITION AND SERVICING

     (7) To keep the Premises maintained to the same standard of decorative order and finish and properly cleansed and tidy as exists at the date hereof

     REFUSE

     (8) Not to deposit any refuse on any of the Common Parts except in areas designated for such purpose from time to time by the Landlord and to comply with all requirements of any Public Authority and any reasonable regulations made by the Landlord pursuant to clause 4(26) in relation to control over and disposal of rubbish

     TO PERMIT ENTRY

     (9) To permit the Landlord (and persons authorised by the Landlord) at reasonable times on reasonable prior written notice (except in an emergency) to enter the Premises in order to:-

     (a) examine their state of repair

     (b) ascertain that the covenants and conditions of this lease have been observed

     (c)       take any measurement or valuation of the Premises

     (d) rebuild renew cleanse alter test maintain repair inspect and make connections to any part of the Building including the Service Media

     (e) during the last ten months of the Term (or at any time in the case of a disposal of the Landlord's interest) to show the Premises to prospective purchasers or tenants and their agents

     (f)       exercise the rights described in schedule 3

     PROVIDED ALWAYS THAT the Landlord shall cause as little inconvenience as reasonably possible for the purposes described in clause 4(9)(d) (save where in order to comply with any obligation to the Tenant and without prejudice to any rights of entry for any other purpose) and shall make good any damage caused

COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION

(10) (a) To comply with any notice requiring the Tenant to remedy any breach of its covenants

     (b) If the Tenant shall not within a reasonable time comply with any such notice to permit the Landlord and any authorised person to enter the Premises to remedy the breach as the Tenant's agent and at the Tenant's reasonable cost

     (c) To pay to the Landlord on demand all the reasonable costs and expenses properly incurred by the Landlord under the provisions of this sub-clause

ENCROACHMENTS

(11) (a) To preserve all rights of light and other easements belonging to the Premises and not to give any acknowledgement that they are enjoyed by consent

   (b) Not to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord forthwith of any encroachment which might have that effect

ALTERATIONS AND REINSTATEMENT

(12) (a) Not to carry out any Development of or on the Premises nor (without prejudice to the exclusion of structural parts from the demise of the Premises) any works affecting any structural parts of the Building and not to commit any waste

     (b) Without prejudice to any other rights of the Landlord in respect of areas not included in the Premises not to install or erect any exterior lighting shade or awning or place any structure or other thing outside the Premises

     (c) Without prejudice to paragraphs (a) and (b) of this sub-clause and subject to the provisos to this paragraph (c) not to make any other alteration or addition to the Premises (including all electrical and other plant and equipment and the installation and removal of demountable partitioning) except:-

         (i) in accordance with plans and specifications (adequately describing the work in question and the manner in which the work will be carried out) previously submitted at the Tenant's expense in triplicate to and approved by the Landlord (such approval not to be unreasonably withheld)

         (ii) in a manner which shall not adversely affect the Landlord's Services Equipment any Service Media or the provision of any of the Services

         (iii) in accordance with any relevant terms conditions recommendations and regulations of any Public Authority (and in particular in relation to any electrical installation in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the Regulations of the Electricity Supply Authority) and the insurance company with whom the Premises are for the time being insured and

         (iv)        in a good and workmanlike manner

         PROVIDED ALWAYS THAT:-

         (I) no such alterations or additions shall be carried out until the Landlord has issued its consent in writing to which the Tenant shall if required join as a party in the form annexed to this lease with such amendments or additions as the Landlord may reasonably require (such consent subject to compliance with the other conditions of this sub-clause not to be unreasonably withheld or delayed)

         (II) any approved alteration or addition affecting the Service Media or the provision of any of the Services shall if the Landlord so requires be carried out by the Landlord as agent for the Tenant and all costs incurred in so doing shall be repayable by the Tenant on demand

         (III) once any such alterations or additions have been carried out the Tenant shall supply to the Landlord as-built plans in triplicate (together with a computer aided design disk and 35 mm slides) showing the works as carried out

USE

(13) Not to use the Premises or any chattels in them:-

     (a) for any purpose (and not to do anything in or to the Premises) which may be or become or cause a nuisance disturbance annoyance obstruction or damage to any person or property

     (b) for a sale by auction or for any public meeting or for any dangerous noxious noisy illegal offensive or immoral trade business or activity or for residential purposes and not to use the Common Parts for the transaction of any business or

     (c) (without prejudice to the preceding paragraphs of this sub-clause) except for the Permitted Use

SIGNS

(14) (a) Not to erect any aerial satellite dish sign signboard pole antenna wire or other apparatus on the outside of the Building

     (b) Not to affix or exhibit so as to be visible from outside the Premises any placard sign notice fascia board or advertisement except the approved signs referred to in paragraph 3 of schedule 2

ALIENATION

(15) (a) Not to assign mortgage charge or underlet or in any other manner part with possession of the whole or any part of the Premises save that the Tenant may share the Premises or part thereof in accordance with sub-clause 4(15)(b) below

     (b) Not to part with or share the occupation of the Premises or any part of them except that the Tenant may share occupation with a company which is (but only for so long as it remains) either the holding company of the Tenant or a majority-owned subsidiary of the Tenant or of the Tenant's holding company (as those expressions are defined in section 736 Companies Act
               1985) so long as the Tenant does not grant the person sharing occupation exclusive possession (so that such company occupies as licensee only without creating any relationship of landlord and tenant) nor otherwise transfer or create a legal estate and the Tenant shall notify the Landlord of the identity of each company in occupation

PAYMENT OF COST OF NOTICES CONSENTS ETC.

(16) To pay on demand all reasonable expenses (including counsels' solicitors' and bailiffs' surveyors' fees) properly incurred by the Landlord in and incidental to:

     (a) the preparation and service of a notice under section 146 Law of Property Act 1925 or in contemplation of any proceedings under section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and

     (b) every step taken during or after the expiry of the Term in connection with the enforcement of the Tenant's obligations under this lease including the service or proposed service of all notices and schedules of dilapidations and

     (c) every application for consent license or approval under this lease even if the application is withdrawn or properly refused

OBSTRUCTION/OVERLOADING

(17) Not to obstruct:-

     (a) or damage any part of the Building or exercise any of the rights granted by this lease in a way which causes nuisance damage or annoyance

     (b)       any means of escape

     (c)       or discharge any deleterious matter into

         (i) any pipe drain or other conduit serving the Premises and (to the extent they lie within the Premises) to keep them clear and functioning properly or

         (ii)        any Service Media

     (d) or stop-up or darken the windows and other openings of the Premises nor to overload or cause undue strain to the Service Media or any other part of the Building and in particular not to suspend any undue weight from the ceilings or walls of the Premises and not to exceed the following floor loadings:-

        floor finishings  :  4 kN/m2 (80lbs per sq.ft)

        live load         :  1kN/m2 (20lbs per sq.ft)

     (e) any requisite notice erected on the Premises including any erected by the Landlord in accordance with its powers under this lease

PARKING/GOODS DELIVERY

(18) To ensure that all loading unloading deliveries and despatch of goods is carried out only by using the service accesses and goods lifts designated by the Landlord for the use of the Premises

PLANNING LAW AND COMPENSATION

(19) Without prejudice to clause 4(4) at all times during the Term to comply with the provisions and requirements of Planning Law relating to or affecting

     (a) (i)         the Premises

         (ii) any operations works acts or things carried out executed done or omitted on the Premises

              (iii) the use of the Premises

              (iv) the use by the Tenant of (and the exercise of any other rights hereunder in respect of) any other parts of the building

         (b)  Not to apply for any planning permission relating to the Premises

    INDEMNITY

    (20) To indemnify the Landlord against all expenses proceedings costs claims damages demands and any other liability or consequence arising out or in respect of any breach of any of the Tenant's obligations under this lease (including all costs reasonably incurred by the Landlord in an attempt to mitigate any such breach) or of any act omission or negligence of the Tenant or any person at the Premises expressly or impliedly with the Tenant's authority

    DEFECTIVE PREMISES

    (21) Upon becoming aware of the same or when the Tenant ought reasonably to have become aware of the same to give notice forthwith to the Landlord of any defect in the Premises which might give rise to:-

         (a) an obligation on the Landlord to do or refrain from doing anything in relation to the Premises or

         (b) any duty of care or the need to discharge such duty imposed by the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

    INSURANCE AND FIRE FIGHTING EQUIPMENT

    (22) (a) Not to do or omit anything by which any insurance policy (relevant extracts of which shall have been provided to the Tenant) relating to the Building or any part of it becomes void or voidable or by which the rate of premium on such policy may be increased

         (b) To comply with all requirements and recommendations of the insurers and to provide and maintain unobstructed appropriate operational fire fighting equipment and fire notices on the Premises

         (c)  to notify the Landlord forthwith of:-

              (i) any incidence of any Insured Risk on the Premises and of any other event which ought reasonably to be brought to the attention of insurers

              (ii) the insurable value of any fixture installed in the Premises by the Tenant or any person claiming under or through the Tenant

         (d) That it has prior to the execution of this lease disclosed to the Landlord in writing any matter known to the Tenant which might affect the decision of any insurance underwriter to underwrite any of the Insured Risks and that it will disclose particulars of any such matter to the Landlord in writing forthwith on becoming aware of it

         (e) That if at any time the Tenant or any person claiming under or through it shall be entitled to the benefit of any insurance of the Premises to cause all money paid under such insurance to be applied in making good the loss or damage in respect of which it was paid

         (f) If the whole or any part of the Building is damaged or destroyed by any of the Insured Risks at any time during the Term and the insurance money under any insurance policy effected by the Landlord is rendered wholly or partially irrecoverable because of some act or default of the Tenant or any person deriving title under or through the Tenant or their respective servants agents or invitees forthwith to pay the Landlord the whole amount of the insurance money so irrecoverable

    DANGEROUS AND CONTAMINATIVE MATERIALS

    (23) Not to keep place store or use or permit or suffer to be kept placed stored or used in or upon or about the Premises any materials substance or other thing of a dangerous inflammable combustible explosive corrosive or offensive nature or any materials substance or other thing which may in any way cause pollution injury or harm by percolation corrosion contamination migration release or otherwise on beneath or in the vicinity of the Premises

    YIELD UP

    (24) (a) (Subject to Clause 8) at the expiry of the Term to remove all chattels and (to the extent the Landlord may require) tenant's fixtures and quietly to yield up the Premises reinstated and in the state of repair condition decorative order and layout otherwise required by this lease and any licenses or consents issued in pursuance of it and to make good any damage so caused in a proper and workmanlike manner to the Landlord's reasonable satisfaction

         (b) The Tenant irrevocably authorises the Landlord to remove and dispose of any chattels which may be left in the Premises within 28 days after the Tenant has quit them (without being obliged to obtain any consideration for the disposal) and the Tenant irrevocably declares that any such chattels will stand abandoned by it

    REGULATIONS AND COVENANTS

    (25) To comply with:-

         (i) all regulations reasonably made by the Landlord from time to time and notified to the Tenant in writing for the good management of the Building PROVIDED ALWAYS THAT no such regulations shall purport to amend the terms expressed in this lease and if there is any inconsistency between the terms of this lease and the regulations the terms of this lease shall prevail

         (ii) all covenants stipulations and other matters affecting the Premises and not to interfere with any rights easements or other matters affecting the Premises

    SECURITY AND ACCESS

    (26) To use all reasonable endeavours to ensure that the Tenant's visitors to the Premises observe such security regulations which may apply to them

    SERVICE CHARGE

    (27) To pay the Service Charge (and VAT thereon) to the Management Company at the times and in the manner provided for in clause 6 and schedule 4 and to pay the Outside Normal Business Hours Charge within 10 days of demand (either annually or monthly by installments) as the Management Company shall reasonably determine

5.  LANDLORD'S COVENANTS

    The  Landlord covenants with the Tenant:

    QUIET ENJOYMENT

    (1) That if the Tenant observes and performs its covenants contained in this lease the Tenant may peaceably hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

    INSURANCE

    (2) (a) To keep the Building (except all tenants' plant and equipment and trade fixtures) insured against the Insured Risks in such sum as in the Landlord's opinion represents its then full current replacement cost (but not necessarily the facsimile reinstatement cost)

         (b) On request to supply the Tenant (but not more frequently than once in any period of twelve months) with evidence of such insurance

         (c) If and whenever during the Term the Premises (except as aforesaid) is damaged or destroyed by an Insured Risk either party may determine this lease on not less than ten working days prior written notice and on expiry of such notice this lease shall determine but without prejudice to any antecedent breach of covenant

    HEAD LEASE

    (3) (a) To pay the rents reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the terms of this lease but so far only as to preserve the existence of this lease the covenants and conditions on the part of the lessee contained in the Head Lease

         (b) On the request and at the expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Head Lease

         (c) To take all reasonable steps at the Tenant's expense to obtain the consent of the Superior Landlord wherever the Tenant makes application for any consent required under this lease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this lease and the Head Lease

    ELECTRICITY PROVISION

    (4) Subject to clause 7(3) to use all reasonable endeavours to provide or procure the provision of electricity to the Premises to the extent necessary to meet the requirements of the Tenant having regard to the overall electricity services design standards for the Building as a whole and to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the electricity provider chosen by the Landlord

    MANAGEMENT COMPANY ACCESS

    (5) To allow the Management Company such rights over the Building as it requires from time to time for the due and proper provision of the Services

6.  PROVISION OF SERVICES

    The Management Company covenants with the Tenant to use all reasonable endeavours:-

    (1) Well and substantially to repair and properly clean and decorate the structure of the Building (including the structure of the roofs foundations external and internal walls and columns and structural slabs of the ceilings and floors) the external surfaces of the Building (including the whole of the glazing within the external walls of the Building) and the Common Parts and (where consistent with an obligation to repair or otherwise where reasonably necessary) to replace the same

    (2) To keep the Service Media designed for common or general use and the Landlord's Services Equipment in good and substantial repair and in clean condition and at all times in good and safe working order

    (3) To keep the lifts in the Building clean and in good and substantial repair and condition and at all times in good and safe working order

    (4) To provide heating or cooling (as appropriate) to the Premises for such hours as the Tenant shall require (subject to the Tenant paying the Outside Normal Business Hours Charge in relation to provision outside Normal Business Hours)

    (5) To ensure that the Common Parts are at all times kept clean tidy and unobstructed

   (6) Subject to clause 7(3) and clause 7(6) to provide or procure the provision of electricity to the Premises and each and every part thereof designed to receive the same to the extent necessary to meet the reasonable requirements of the Tenant and other lawful occupiers of the Premises

   (7) To comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction relating to the Building or any part for which any tenant or occupier of the Building is not directly or exclusively liable

   (8) To ensure that at all times there are such security officers at and patrolling the Building as is reasonably appropriate for premises of the same size and nature as the Building

   (9)  To provide or procure the provision of: --

        (a)  the Services during Normal Business Hours; and

        (b) such of the Services outside Normal Business Hours as in the Management Company's reasonable discretion are appropriate to provide a high class office building in the City of London outside Normal Business Hours; and

        (c) such of the Services outside Normal Business Hours as the Tenant shall previously request (but subject to the Tenant being responsible for the Outside Normal Business Hours Charge)

        (having regard in all cases to and in accordance with the overall design standards for the Building as a whole and subject to the limitations contained in Clause 7(6)) in an efficient and economic manner and in accordance with good estate management provided that the Management Company shall be entitled to employ such managing agents professional advisers contractors and other persons as it shall from time to time reasonably think fit for the purpose of the performance of the Services

   PROVIDED THAT the Management Company shall not be liable for:--

   (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or interruption in the provision of the Services or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or the Common Parts or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof or any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk) or by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Management Company PROVIDED ALWAYS that the Management Company shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable

7. PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED THAT:--

   FORFEITURE AND RE-ENTRY

   (1) Without prejudice to any other remedies and powers contained in this lease or otherwise available to the Landlord if

        (a) the whole part of the rents shall be unpaid for twenty-one days after becoming payable (whether or not formally demanded) or

        (b) any of the Tenant's covenants in this lease are not performed or observed in the manner and at the times herein specified the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises without prejudice to the Tenant's right to relief against forfeiture whereupon this lease shall absolutely determine but without prejudice to either party's right of action against the other in respect of any antecedent breach of the covenants in this lease

   LETTING SCHEME USE AND EASEMENTS

   (2) No letting or building scheme exists or shall be created in relation to the Building and (subject only to those easements expressly granted by this lease) neither the Tenant nor the Premises shall be entitled to any easement or quasi-easement whatsoever and nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any right easement covenant condition or stipulation enjoyed or entered into by any tenant of the Landlord in respect of property not demised by this lease or prevent or restrict the development or use of the remainder of the Building or any other land

   COMMON PARTS AND SERVICE MEDIA

   (3) Subject always to the rights of the local authority the relevant supply authorities and any other competent authority the Common Parts and the Service Media are at all times subject to the exclusive control and management of the Landlord who may from time to time (if it shall be necessary or reasonable to do so for the benefit of the Building or otherwise in keeping with the principles of good estate management) alter divert substitute stop up or remove any of them (leaving available for use by the Tenant reasonable and sufficient means of access to and egress from and servicing for the Premises)

   SERVICE OF NOTICES

   (4) (a) In addition to any other mode of service any notices to be served under this lease shall be validly served if served in accordance with section 196 Law of Property Act 1925 as amended by the Recorded Delivery

           Service Act 1962 or (in the case of any notice to be served on the Tenant) by sending it to the Tenant at the Premises

        (b) If the Tenant or any guarantor comprises more than one person it shall be sufficient for all purposes if notice is served on one of them but a notice duly served on the Tenant will not need to be served on any guarantor

   LANDLORD'S LIABILITY

   (5) The Landlord shall not be liable for (without prejudice to the provisions of clause 7(3)) any closure of any of the Common Parts or stoppage or severance affecting any of the Service Media or any interruption to the supply of electricity to the Premises or temporary closure or diversion of any of the Common Parts or Service Media by reason of necessary inspection repair maintenance or replacement thereof of any part thereof or any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured
        Risk) or by reason of electrical mechannical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply due to any circumstances beyond the control of the Landlord PROVIDED ALWAYS that the Landlord shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and to remedy any such interruption closure or diversion as soon as reasonably practicable

   NO WARRANTY AS TO USE

   (6) Nothing contained in this lease shall constitute or be deemed to constitute a warranty by the Landlord that the Premises are authorised under Planning Law to be used or are otherwise fit for any specific purpose

   RATEABLE VALUE APPEALS

   (7) (a) If the Landlord or the Tenant intends to make a proposal to alter the entry for the Premises in the local non-domestic rating list it shall notify the other party of its intention and shall incorporate in the proposal such proper and reasonable representations as may be made by or on behalf of that party

        (b) Not to agree any assessment of the rates liability attributable to the Premises without the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

   NO WARRANTY AS TO SECURITY

   (8) Nothing contained in this lease (and no exercise of any of the Landlord's powers under this lease) shall constitute or be deemed to constitute a warranty by the Landlord that the Premises shall be kept secure or that any security service to the Common Parts shall be effective

   JURISDICTION

   (9) This lease shall be governed by and construed in all respects in accordance with the law of England and for the benefit of the Landlord the English courts shall have exclusive jurisdiction in relation to any disputes arising under or connected with this lease and the Tenant agrees that any process may be served on it by leaving a copy of the relevant document at the Premises provided however that the Landlord shall retain the right at its sole election to sue the Tenant elsewhere including in the courts of the Tenant's domicile

   EXCLUSION OF LANDLORD AND TENANT ACT 1954

   (10) Having been authorised to do so by an Order of the Shoreditch County Court dated 10th October 1996 the parties agree that the security of tenure provisions in sections 24 to 28 of the Landlord and Tenant Act 1954 (as amended) shall be excluded in relation to this lease

8. OPTIONS TO DETERMINE

   (1) The Landlord may determine this lease on not less than 3 months' written notice if the Tenant has not entered into a binding commitment to take leases of the 22nd to 26th floors of the Building by 25th October 1996;

   (2) In the event of the Landlord exercising its option pursuant to clause 8(1) above the following provisions shall apply:

        (a) the Tenant shall at its own cost reinstate the Premises by expiry of the Landlord's notice to the Reinstatement Specification;

        (b) for the period from 25th October 1996 until expiry of the Landlord's notice the Tenant shall pay rent to the Landlord at the rate of pounds sterling 30 (exclusive of VAT) per square foot of Net Internal Area of the Premises

   (3) The Tenant may determine this lease at any time after 24th June 1997 on not less than one month's prior written notice to the Landlord such notice expiring at any time after 24th June 1997

   (4) If the Landlord or the Tenant duly serves a notice under this clause the Tenant shall procure that vacant possession of the Premises will be available on expiry of the relevant notice free of occupation by and of any estate or interest vested in the Tenant or any third party

9. LANDLORD'S GUARANTOR

   (1) The Landlord's Guarantor at the request of the Landlord and in consideration of the Tenant agreeing to take this lease covenants and agrees with the Tenant that all of the Landlord's obligations contained in this lease will be performed and observed in the manner and at the times herein specified and that if there is default in performing and observing any of the Landlord's obligations (notwithstanding any time or indulgence by the Tenant to the Landlord or compromise, neglect or forebearance on the part of the Tenant in enforcing the observance of the Landlord's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Landlord shall be in default

   (2) The Landlord's Guarantor at the request of the Management Company and in consideration of the Tenant agreeing to pay the Service Charge covenants and agrees with the Tenant that all of the Management Company's obligations contained in this lease will be performed and observed in the manner and at all times herein specified and that if there is default in performing and observing any of the Management Company's obligations (notwithstanding any time or indulgence granted by the Tenant to the Management Company or compromise, neglect or forbearance on the part of the Tenant in enforcing the observance of the Management Company's obligations in this lease) the Landlord's Guarantor will observe and perform (or procure the performance and observance of) the obligations in respect of which the Management Company shall be in default

10. STAMP DUTY CERTIFICATE

    It is hereby certified that there is no agreement for lease to which this lease gives effect

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

                                   SCHEDULE 1

                                 (THE PREMISES)

ALL THOSE office premises situate on the part 12th floor and being part of the Building which are shown on the Plan and thereon verged red for identification purposes only ALL which premises include:-

(a) the plaster linings and other interior coverings and facing materials of all walls and of any columns within or bounding the said premises

(b) the screed the raised floor the fixed and unfixed floor coverings and all materials lying between the upper surface of the structural floor slab and the raised floor surface

(c) the ceilings including all materials forming part of them lying and the void space (if any) above such ceilings but below the lower surface of the structural ceiling slab

(d) all non-load bearing walls lying within the said premises

(e) all plant and other apparatus and conducting media which are designed to serve the said premises exclusively including any which the Landlord may permit under clause 4(14) and whose operation does not have any impact on the central building systems

(f) the following items supplied and fitted by the Landlord:-

    (i) venetian horizontal perforated blinds on the inside of the external windows of the Premises

    (ii)  electricity check meter

    (iii) high quality carpet tiles from Milliken

but exclude:-

(i)   all Service Media and Landlord's Services Equipment and

(ii) the load bearing structure of the Building including the load bearing structure of the roofs foundations external and internal walls and columns and the structural slabs of the ceilings and floors and

(iii) the external surfaces of the Building and the whole of the window glazing and window frames and other fenestration units constructed in the external walls and in the other boundaries of the said premises

                                   SCHEDULE 2

                         (EASEMENTS AND RIGHTS GRANTED)

1. The right in connection with the Permitted Use subject to the provisions of clause 7(3) and subject to compliance with all reasonable rules and regulations in connection with the exercise of such right as may be prescribed from time to time by the Landlord:-

   (1) for the Tenant its servants and duly authorised agents invitees and visitors for the purpose only of ingress and egress to and from the Premises to use the

       Common Parts and to use all means of escape but only when needed in an emergency and

   (2) to use the Service Media

   (3) to use such lavatories in the Building as the Landlord shall from time to time designate

2. The right of support shelter and protection for the Premises from any adjoining or neighbouring parts of the Building as enjoyed by the Premises at the date of this lease

3. The right to have displayed the name of the Tenant on the signboard in the entrance lobby of the Building provided by the Landlord pursuant to paragraph 14 of Part I of schedule 6 and the right to install a sign displaying the name of the Tenant at the entrance to the Premises the precise location size and style of such sign to be subject to the approval of the Landlord (such approval not to be unreasonably withheld)

                                   SCHEDULE 3

                         (EXCEPTIONS AND RESERVATIONS)

1. The right to build alter or extend (whether vertically or laterally) any building notwithstanding that the access of light and air or either of them to the Premises and the lights windows and openings thereof may be affected

2. The right at reasonable times on reasonable prior notice (except in an emergency where no notice need be given) to enter upon the Premises as often as may be necessary for the purpose of complying with the covenants of the Head Lease for all the purposes for which the Tenant covenants in this lease to permit entry and for all purposes in connection with the carrying out of the Services and for the purposes of complying with any statutory requirements

3. The right to use and to construct inspect maintain repair divert and otherwise alter stop up and relay and to make connections to any Service Media in on or under the Premises at any time during the Term for the benefit of any other part of the Building or any adjacent or neighbouring land

4. The right to erect and maintain scaffolding on or against any part of the Building so long as reasonable and sufficient means of access to and egress from and servicing the Premises are maintained

5. All rights of light air and other easements and rights (but without prejudice to those expressly granted by this lease) enjoyed by the Premises from or over any other part or parts of the Building or any adjacent or neighbouring land

6. The right of support protection and shelter for the benefit of other parts of the Building from the Premises

7. The right for one or more members of any security staff employed by the Landlord or its agents at any time or times on reasonable prior notice (save in the case of emergency where no notice is required) to enter the Premises if it shall be considered necessary or desirable so to do in connecting with the security of the Building

8. The right for the tenant or occupier of any other part of the Building authorised by the Landlord having first given reasonable written notice to the Tenant at reasonable times in the daytime and at any time and without notice in case of emergency to enter the Premises for the purpose of repairing that other part of the Building making good any damage so caused to the reasonable satisfaction of the Tenant

9. The rights reserved to the Superior Landlord (by covenant or by express reservation) in the Head Lease

PROVIDED ALWAYS THAT if the Landlord exercises any of the rights by carrying out work on the Premises it shall cause as little inconvenience as possible as soon as reasonably practicable make good any damaged caused to them unless the right has been exercised because of some breach by the Tenant or by any person claiming through it

                                   SCHEDULE 4

                              (THE SERVICE CHARGE)

1. In this Schedule:

   "ACCOUNTING PERIOD" the period from and including 1st January to and including 31st December in any year or such other period of twelve months as the Management Company shall reasonably determine from time to time

   "EXPERT" means a chartered surveyor experienced in the administration and apportionment of service charges for buildings similar to the Building as agreed upon by the Management Company and the Tenant or on failure to agree appointed at the request of either party by the President Provided that where an Expert has previously been agreed or appointed in relation to any matter in connection with the Service Cost or the allocation of the Service Cost between the tenants of the Building (whether or not pursuant to the terms of this Underlease) the Management Company or the Tenant shall be entitled if reasonable to require that the same Expert be appointed

   "INTERIM SUM" means a yearly sum assessed by the Management Company acting reasonably on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

   "RESERVE" means the total of the amounts received by the Management company in respect of the matters referred to in paragraph 2(B) of this schedule

   "SERVICE CHARGE" means the proportion of the Service Cost attributable to the Premises determined in accordance with the provisions of this schedule payable from this date hereof

   "SERVICE CHARGE CERTIFICATE" means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 5 of this schedule and prepared by the Management Company's surveyor or auditor

   "SERVICE COSTS" means the total sum calculated in accordance with paragraph 2 of this schedule

2. The Service Cost shall be the reasonable cost properly incurred by the Management Company in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the costs and expenses set out in Part II of schedule 5 (insofar as the same are reasonable and properly incurred) and any other reasonable costs and expenses properly incurred by the Management Company or with the Management Company's authority in connection with the Services but excluding for the avoidance of doubt

      (i) any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant (which shall be charged direct to the Tenant) or of any other tenant or tenants of the Building and

      (ii) any Value Added Tax which the Management Company may incur of and incidental to the provision of the Services and which is recoverable as input tax by the Management Company

      (iii) any cost or expense incurred in making good any damage caused by any of the Insured Risks

3.(A) The Service Charge payable by the Tenant for any Accounting Period shall be a fair proportion of the Service Cost attributable to the Premises from time to time as properly determined by the Management Company (and so in proportion for any Accounting Period not falling wholly within the Term the Service Cost in any such case being deemed to accrue on a day to day basis for the purpose of apportionment)

  (B) If at any time and from time to time during the Term the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Cost in relation to any item of the Services shall change and as a result it is reasonable that there be an alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in every such case the Management Company shall vary and amend the Service Charge and make appropriate adjustments thereto provided always that in the event of any dispute between the Management Company and the Tenant and the other tenants of the Building or any of them the same shall be referred to the Expert for determination (the Expert to act as an expert and not as an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decisions as to the responsibility for his costs)

  (C) The fair proportion to be determined by the Management Company in paragraph 3(A) above shall be determined on the basis that all accommodation within the Building let or occupied or designed contracted or adapted for letting or occupation (other than management accomodation) is fully let on terms which include service charge provisions consistent with the service charge provisions contained in this lease (save where otherwise specified herein) and such proportion shall not be increase or altered by reason of the fact that at any time any part of such accommodation may be vacant or that any tenant or other occupier of any other part of the Building may default in payment of its due proportion of the Service Cost

4.(A) The Tenant shall pay to the Management Company the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days unless the Management Company shall reasonably anticipate that amounts to be incurred during the year immediately next following are anticipated as being incurred in accordance with a programme of non equal expenditure in which event the Management Company shall serve notice to such effect upon the Tenant and shall thereupon be entitled to require amounts of the Interim Sum to be paid by advance quarterly instalments of unequal amounts reasonably stipulated by the Management Company

  (B) The Management Company shall be entitled to require as part of the Interim Sum payments in advance on account of the cost of the consumption of and supply charges in respect of electricity consumed within the Premises (save for any amounts which are invoiced directly by London Electricity plc to the Tenant) such sums not to exceed a fair and proper estimate of amounts reasonably anticipated by the Management Company as falling due within the next quarter

  (C) If the Tenant consistently requests the provision of any of the Services outside Normal Business Hours the Management Company shall be entitled in addition to require the Tenant to pay along with payments of the Interim Sum a fair and proper estimate of amounts likely to be payable by the Tenant in the next quarter on account of such Services in accordance with the terms of this lease

  (D) The Interim Sum for the Accounting Period ending 31st December 1996 shall be pounds sterling 28,963

  (E) Either before or as soon as practicable after the commencement of every Accounting Period the Management Company shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 6 and 7 of this schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by sub-paragraph
      (A) of this paragraph of this schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period

5.(A) As soon as practicable after the expiry of every Accounting Period (and in any event within 4 months after such expiry) the Management Company shall serve or cause to be served a Service Charge Certificate on the Tenant for the relevant Accounting Period

  (B) A Service Charge Certificate shall contain a summary of the Service Cost in respect of the Accounting Period to which it relates and the relevant calculations showing the Service Charge

  (C) The Tenant may request further details of the breakdown of the expenditure under any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Management Company within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Management Company shall furnish to the Tenant all such relevant details in its possession or control or which can reasonably be obtained by it as relate to the expenditure under the item or items in question at the cost of the Tenant PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time (but without prejudice to any challenge claim or dispute that the Tenant may have made or may make in the future in respect of its Service Charge liability or otherwise)

6. Within fourteen days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall (without prejudice to any challenge claim or dispute as aforesaid) pay to the Management Company or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Management Company and in the event that such excess is not received in cleared funds by the Management Company within 14 days of the due date for payment it shall attract interest at the Interest Rate calculated for the period commencing on the due dates for payment and ending on the date the sum is subsequently received by the Management Company notwithstanding that the Term may have expired or been determined before the service by or on behalf of the Management Company of the relevant Service Charge Certificate

7. If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount which the Interim Sum exceeds the Service Charge shall be accumulated by the Management Company and shall be applied in or towards the Service Charge for the next following Accounting Period or Accounting Periods or at or after the end of the Term repaid to the Tenant within 14 days after preparation of the Service Charge Certificate and in the event that the excess is not received by the Tenant on the due date for payment it shall attract interest at the Interest Rate for the period commencing on this due date for payment and ending on the date that the sum is due is received in cleared funds by the Tenant.

8. Unless challenged by the Tenant pursuant to the provisions of paragraph 9 of this schedule every notice certificate calculation determination or assessment made by or on behalf of the Management Company referred to in this schedule shall (save where a manifest error appears) be conclusive and binding upon the parties hereto

9. The Tenant (acting reasonably) may at any time within six months after the submission of a Service Charge Certificate challenge it on any reasonable ground (including without limitation on the ground that the Service Charge therein stated exceeds the Service Charge which should have been payable had the provisions of this lease been properly adhered to) Provided that the Tenant gives notice with full particulars of its ground of alleged challenge and in any such case:

  (A) any sum due to or payable by the Management Company pursuant to paragraphs 6 and 7 above shall still be paid or allowed pending resolution of the Tenant's challenge as if the Service Charge Certificate were correct

  (B) the Management Company and the Tenant shall endeavor to resolve the relevant issue but if they cannot do so the issue in dispute shall be referred to the Expert (acting as an expert and not an arbitrator) whose decision shall save in the case of manifest error be binding on the parties (including his decision as to the responsibility for his costs)

  (C) such adjustments to the Service Charge Certificate as may be required to be made in consequence of the resolution of the dispute shall be paid as soon as practicable after such resolution and any sum due to or payable by the Management Company shall then be paid or allowed (as the case may be) immediately together with interest at the Interest Rate on such sum during the period which it has been underpaid or overpaid

10. All sums obtained from the Tenant and any other tenants or occupiers of the Building towards the Service Cost and sums collected in respect of the Reserve shall each be placed in separate interest bearing designated deposit accounts to be applied only towards the cost of providing the Services and all interest accrued on such deposit account shall be credited (net of tax) to the account

11. The Management Company will account to the Landlord as soon as practicable following expiry of each Accounting Period for that part of the Service Charge which relates to costs directly incurred by the Landlord and not by the Management Company including (but not limited to) the costs referred to in paragraphs 5 7 8 9 and 12 of Part II of schedule 5

12. If in the Management Company's reasonable discretion any of the Services have to be provided to a greater extent (or the cost of provision of such Services is greater) than would normally apply in the context of the general management of the Building in accordance with this lease as a result either: -

    (a) of a specific request by the Tenant (with or without other tenants or occupiers of accommodation in the Building); or

    (b) where such provision is required in the interests of good estate management as a result of any acts or omissions of the Tenant in relation to its use and occupation of the Premises then the Management Company shall be entitled to require the Tenant to meet the cost of such provision (or a fair proportion thereof determined by the Management Company) within 10 working days following a demand by the Management Company

                                  SCHEDULE 5
                                  (SERVICES)
                                    PART I

1. Inspecting maintaining repairing amending altering and (where consistent with an obligation to repair) rebuilding and renewing and where appropriate treating washing down painting and decorating all load bearing and other structural parts of the Building and the relevant parts of it described in paragraphs (ii) and (iii) of schedule 1

2. Inspecting servicing maintaining operating and repairing and (where consistent with an obligation to repair) renewing amending overhauling and replacing the Landlord's Services Equipment and all other apparatus plant machinery and equipment within the Building (if any) from time to time excluding any "stand alone" systems installed by the Tenant or any other tenant or occupier of the Building

3. Inspecting servicing maintaining operating repairing cleansing emptying amending altering and renewing overhauling and replacing all Service Media

4. Keeping the Common Parts and the car park within the Building properly cleansed decorated treated maintained and lit to such standard as the Management Company may from time to time consider adequate

5. Providing such mechanical ventilation heating and (if deemed desirable by the Management Company) cooling for such parts of the Building and for such hours and times of the year (subject to clause 6) as the Management Company shall in its discretion determine

6. Providing and maintaining at the Management Company's discretion any furniture architectural or ornamental features or murals and any horticultural displays plants shrubs trees or garden area in the Common Parts and maintaining the same

7. Supplying whether by purchase or hire and maintaining (and where consistent with an obligation to repair) renewing replacing repairing servicing and keeping in good and serviceable order and condition all fixtures and receptacles appliances materials equipment plant and other things which the Management Company may deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building or any part of it or otherwise in connection with the provision of the Services

8. Cleaning as frequently as the Management Company shall in its reasonable discretion consider adequate the exterior and interior of all window glazing and window frames and other fenestration units in the Common Parts and the outside of the window glazing referred to in paragraph (iii) of schedule 1 and the maintenance cleansing repair inspection and (where reasonably necessary) renewal or replacement of all window cleaning) cradles carriageways and runways

9. Providing a security service to the Common Parts and the car park within the Building including where reasonably appropriate in the Management Company's judgment closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Building

10. Disposing of refuse from the Building (including collecting and compacting or otherwise treating or packaging as the Management Company reasonably thinks fit such refuse and if necessary pest control) and (where consistent with an obligation to repair) the provision repair maintenance and renewal of any plant and equipment in connection therewith

11. Maintaining during Normal Business Hours an adequate supply of hot and 24 hours a day cold water and supplying washing and toilet requisites in the lavatory accommodation in the Building

12. Such rodent or other pest control in the Building as the Management Company shall reasonably consider necessary or desirable

13. Providing one or more receptionists in the ground floor entrance hall of the Building

14. Providing and maintaining a signboard in the entrance lobby of the building for the display of tenants' names

15. Controlling so far as practicable traffic flow within the car park in the Building and traffic and parking therein and for that purpose to provide such working and mechanical systems as the Management Company considers appropriate including wheel clamping immobilising and removal of vehicles

16. Providing and maintaining a post room facility for the reception of mail to the Building

17. Complying with the obligations on the part of the tenant contained in the Head Lease save for the payment of rent

18.    Complying with the obligations set out in clause 6

19. Any other services relating to the Building or any part of it provided by the Management Company from time to time which shall be:-

       (1) reasonably capable of being enjoyed by the occupier of the Premises or

       (2) reasonably calculated to be for the benefit of the Tenant and other tenants of the Building or

       (3) appropriate for the maintenance upkeep or cleanliness of the Building or

       (4) otherwise in keeping with the principles of good estate management

       PROVIDED ALWAYS that

        (i) Where in this schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it

       (ii) The Management Company shall when reasonable have the right to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this schedule if the Management Company shall having regard to the principles of good estate management reasonably deem it desirable or expedient so to do but before so doing the Management Company shall notify all the tenants in the Building

       (iv) The Management Company or the managing agents may temporarily withdraw any item of Services matter or thing specified in this schedule if in their reasonable opinion such withdrawal is in the interest of good estate management or if such withdrawal is due to circumstances beyond the control of the Management Company

                                   PART II

1. All fees and disbursements of any individual or firm or company employed or retained by or on behalf of the Management Company or its agents (including without limitation managing agents fees) for or in connection with:-

       (1) any surveying or accounting functions for the Building and

       (2) the performance of the Services or any of them and any other duties in or about the Building or any part of it relating to the general management administration security maintenance protection and cleanliness of the Building

2. The reasonable fees of the Management Company for any of the Services or for the functions and duties referred to in paragraph 1 of this Part of this schedule which shall be undertaken by the Management Company and not by a third party

3. The cost (in addition to any fees referred to in paragraph 2 and where the context permits paragraph 1 of this Part of this schedule) of employing (whether by the Management Company or any managing agents or any other individual or firm or company) such staff as the Management Company may in its reasonable discretion consider appropriate for the performance of the Services and the functions and duties referred to in paragraph 1 of this Part of this schedule and all other incidental expenditure in relation to such employment including without prejudice to the generality of the foregoing:-

       (1) salaries wages pensions and pension contributions benefits in kind and other emoluments and National Insurance and other statutory contributions or levies

       (2) the provision of uniforms and working clothing

       (3) the provision of vehicles tools appliances cleaning and other material fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same and

4. The cost of entering into any contracts for the carrying out of all or any of the Services

5. All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:-

       (1) the whole of the Common Parts or any part of them

       (2) any residential accommodation provided for caretakers and other staff employed in connection with the Building and any other premises provided as referred to in paragraph 3(4) of this Part of this schedule excluding any tax (other than VAT) payable by the Landlord as a direct result of any actual or implied dealing with the reversion of any Lease or of the Landlord's receipt of income

6. The cost of the supply of water electricity gas oil and other fuel for the provision of the Services and the cost of any electricity generating transforming monitoring metering and distribution plant machinery and equipment in or servicing the Building

7. The cost which the Landlord may be called upon pursuant to an Enactment to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Service Media or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

8. The cost of taking all steps deemed desirable or expedient by the Landlord and/or the Management Company for complying with or making representations against or otherwise contesting the incidence of the provisions of any Enactment relating to or alleged to relate to the Building or any part or it for which any tenant is not directly and exclusively liable

9. The cost to the Landlord and/or the Management Company of abating any nuisance in respect of the Building or any part of it insofar as the same is not the liability of any tenant

10. Any VAT (or any tax of a similar nature which may be substituted for or levied in addition to it) incurred by the Management Company on any other amount comprised in the Service Cost save to the extent that the Management Company obtains credit for such VAT incurred by the Management Company pursuant to sections 24 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder

11. A reasonable notional rent for any management accommodation provided within the Building to facilitate the reasonable provision of the Services

12. All other costs properly incurred in connection with the provision of the Services

                                  SCHEDULE 6
                   (MATTERS TO WHICH THE DEMISE IS SUBJECT)

1. The entries on the registers of Title Number NGL272172 as at the date hereof

2. Agreement dated 24th November 1995 between The Prudential Assurance Company Limited (1) 99 Bishopsgate Limited (2) The Scottish Amicable Life Assurance Society (3)

[SEAL]
                                            (THE COMMON SEAL of
                                            (99 BISHOPSGATE LIMITED was
                                            hereunto (affixed in the
                                            presence of:-)

                                            Director /s/

                                            Secretary /s/
[SEAL]
                                            (THE COMMON SEAL of
                                            (99 BISHOPSGATE MANAGEMENT
                                            (LIMITED was hereunto affixed in
                                            the (presence of:-

                                            Director /s/

                                            Secretary /s/
[SEAL]
                                            (THE COMMON SEAL of HAMMERSON
                                            (U.K. PROPERTIES PLC was hereunto
                                            affixed (in the presence of:-

                                            Director /s/

                                            Secretary /s/

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    Acoustic sealant added
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B   Detail 2 renamed to Detail 3; Office        3/9/96     MB      FSS
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    partition Detail 2 added
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GMW Partnership, Chartered Architects & Interior Designers
P.O. Box 1613, 239 Kensington High Street, London W8 6SL
Telephone 0171 937 8020 Fax: 0171 937 5815

                                                 GWM
                                                 Gollins  Melvin  Ward
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Project

99 Bishopsgate EC2
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Drawing Title

Tenancy floor - Level 12
Partition details
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North       Scale                              Drawn by
                 1:2                           MB
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            Date           Plot Date           Checked by
            22/08/96       03/09/96            PSS
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Project no.  Drawing no.                       Revision
2512A        L12/AA(P)009                      B

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GMW Partnership, Chartered Architects & Interior Designers
P.O. Box 1613, 239 Kensington High Street, London W8 6SL
Telephone 0171 937 8020 Fax: 0171 937 5815

                                                 GWM
                                                 Gollins  Melvin  Ward
also at
Chase Mall Winchester Rd Bishops Waltham Hampshire
Telephone 0469 8955223
----------------------------------------------------------------------------
Project

99 Bishopsgate EC2
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Drawing Title

Tenancy floor - Level 12
Door elevations and details

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North       Scale                              Drawn by
            1:20, 1/2 Full size                MB
            ----------------------------------------------------------------
            Date           Plot Date           Checked by
            21/08/96       17/09/96            PSS
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Project no.  Drawing no.                       Revision
2512A        L12/AA(D)008                      B

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----------------------------------------------------------------------------

GMW Partnership, Chartered Architects & Interior Designers
P.O. Box 1613, 239 Kensington High Street, London W8 6SL
Telephone 0171 937 8020 Fax: 0171 937 5815

                                                 GWM
                                                 Gollins  Melvin  Ward
also at
Chase Mall Winchester Rd Bishops Waltham Hampshire
Telephone 0469 8955223
----------------------------------------------------------------------------
Project

99 Bishopsgate EC2
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Drawing Title

Tenancy floor
Reflected ceiling plan
Level 12
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North       Scale                              Drawn by
            1:100                              MB
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            Date           Plot Date           Checked by
            15/08/96       03/09/96            PSS
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Project no.  Drawing no.                       Revision
2512A        L12/AL(C)005                      B

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GMW Partnership, Chartered Architects & Interior Designers
P.O. Box 1613, 239 Kensington High Street, London W8 6SL
Telephone 0171 937 8020 Fax: 0171 937 5815

                                                 GWM
                                                 Gollins  Melvin  Ward
also at
Chase Mall Winchester Rd Bishops Waltham Hampshire
Telephone 0469 8955223
----------------------------------------------------------------------------
Project

99 Bishopsgate EC2
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Drawing Title

Tenancy floor
Setting-Out partition plan
Level 12
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North       Scale                              Drawn by
            1:100                              MB
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            Date           Plot Date           Checked by
            16/08/96       10/09/96            PSS
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Project no.  Drawing no.                       Revision
2512A        L12/AL(P)007                      B
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